EXHIBIT 99

The companies listed below have sent you this document and the accompanying materials because you may be a creditor entitled to vote on approval of the companies’ proposed plan of reorganization. If the required creditors vote to approve the plan of reorganization and if other prefiling conditions (including corporate approvals) are met, the companies intend to file voluntary reorganization cases under chapter 11 of the Bankruptcy Code to implement their plan of reorganization. Because no bankruptcy cases have yet been filed, no bankruptcy court has yet had the opportunity to hold a hearing to approve the adequacy of the information contained in these materials. If the companies file the proposed bankruptcy cases, they will seek an order from the bankruptcy court assigned to their cases (a) approving the adequacy of the information in these materials, (b) approving the solicitation of votes as having been in compliance with laws governing such solicitation, and (c) confirming (i.e., approving) their plan of reorganization. The bankruptcy court may order additional disclosures. These materials have not been reviewed or approved by the United States Securities and Exchange Commission or any securities regulatory body. Please see Exhibit A for a glossary of defined terms.

Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization

for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc.,

KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation,

Kellogg Brown & Root International, Inc. (a Delaware corporation),

Kellogg Brown & Root International, Inc. (a Panamanian corporation), and

BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code

DATED SEPTEMBER 18, 2003

IMPORTANT NOTICE FOR PERSONS WITH ASBESTOS-RELATED OR

SILICA-RELATED PERSONAL-INJURY CLAIMS AGAINST ONE OR MORE OF THE DEBTORS,

HALLIBURTON ENTITIES AND/OR HARBISON-WALKER ENTITIES

PLEASE READ THE BOX BELOW CAREFULLY

Your deadline to vote to accept or reject the proposed plan of reorganization is 4:00 p.m., Eastern Time, on November 5, 2003, unless extended; provided, however, that the Debtors reserve the right to file the Reorganization Cases earlier if they determine, at any time, that sufficient votes have been received. See page 8 of this Disclosure Statement for information on where and how to return your ballot.

If you are an Asbestos PI Trust Claimant or Silica PI Trust Claimant and need a ballot, please contact The Trumbull Group at 877-495-1982 (toll-free within the United States) or +1-860-687-3975 (if calling from outside the United States) or visit the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com.

Please read this Disclosure Statement and attached documents carefully before voting. If the plan of reorganization is approved and goes into effect, your right to pursue an Asbestos Unsecured PI Trust Claim or a Silica Unsecured PI Trust Claim against any Debtor-Affiliated Protected Party (including any Halliburton Entity or any Harbison-Walker Entity) will be permanently altered. Whether or not the Debtors receive sufficient acceptances, they may elect not to proceed with the filing and instead pursue other alternatives.

You have been sent this Disclosure Statement because you may be, or represent, the holder of:

•	an Asbestos PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity;

•	a Silica PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity; or

•	an Indirect Asbestos PI Trust Claim or Indirect Silica PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity (i.e., a claim arising from a right of contribution or indemnification associated with asbestos-related or silica-related personal-injury liabilities).

Holders of these Claims are being asked to review these materials and to vote on the proposed Plan not later than Wednesday, November 5, 2003 at 4:00 p.m. (Eastern Time). The Plan does not impair the rights of holders of claims other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, and, therefore, those creditors (including holders of Asbestos Property Damage Claims) are not being asked to vote on the Plan.

If you are the holder of an Asbestos PI Trust Claim and/or a Silica PI Trust Claim against a Halliburton Entity and/or a Harbison-Walker Entity, you are encouraged to read and to consider carefully the matters described in this Disclosure Statement under “Risks of the Plan” prior to voting.

In making a decision on how to vote, you should rely on your own examination of the Debtors and the terms of the Plan, including the merits and risks involved. You may wish to consult your attorney, accountant, tax advisor, and/or financial advisor about the effect the Plan could have on you.

This Disclosure Statement may not be relied upon for any purpose other than to determine whether to vote in favor of or against the Plan, and nothing contained in the Disclosure Statement shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the Debtors or any other party, or be deemed evidence of the tax or other legal consequences or effects of the reorganization of the Debtors. No statement or information concerning the Debtors (particularly as to future business, results of operations, or financial condition, or with respect to distributions to be made under the Plan) or their assets, properties, or businesses that is given for the purpose of soliciting acceptances of the Plan may be used for any other purpose.

The statements and information about the Debtors, including financial information, financial projections, and information regarding claims or interests contained in this Disclosure Statement, have been prepared from information provided by the Debtors, the Asbestos Committee, the Legal Representative, and their respective professionals. Certain information contained in the Disclosure Statement, by its nature, is a forecast of future events and therefore includes estimates, assumptions, and projections that may prove to be wrong or that may materially differ from actual future results.

The statements contained in this Disclosure Statement are made as of the date of the Disclosure Statement unless otherwise specified. The terms of the Plan govern in the event of any inconsistency with the summaries in this Disclosure Statement.

If you are an attorney representing a person asserting asbestos-related or silica-related personal-injury claims against a Halliburton Entity or a Harbison-Walker Entity and need to obtain extra solicitation packages to send to your clients, please contact The Trumbull Group by calling the numbers listed on the front page of this Disclosure Statement or fax your request to +1-860-687-3979. You also may request that solicitation packages be sent directly to your clients.

Article 10.3 of the Plan provides for the issuance of injunctions under sections 524(g) and/or 105(a) of the Bankruptcy Code that will result in the channeling of all current and future asbestos-related and silica-related personal-injury liabilities of the Halliburton Entities and the Harbison-Walker Entities into tax-qualified settlement trusts and that will permanently limit rights of Asbestos PI Trust Claimants and Silica PI Trust Claimants against the Debtor-Affiliated Protected Parties (including the Debtors, the Halliburton Entities, and the Harbison-Walker Entities). See section 3.6(c) of this Disclosure Statement for a description of these injunctions.

DISCLOSURE STATEMENT EXHIBITS

Exhibit Designation	Exhibit Title

DS Exhibit A	Uniform Glossary of Defined Terms for Plan Documents

DS Exhibit B

Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code

DS Exhibit C	Debtors’ Projected Pro Forma Financial Information

DS Exhibit D	Debtors’ Projected Pro Forma Balance Sheets

DS Exhibit E	Debtors’ Liquidation Analysis

DS Exhibit F	Estimated Administrative Expenses of the Asbestos PI Trust

DS Exhibit G	Former Names Used by Debtors and Names of Entities Now Dissolved or Merged Into Debtors

DS Exhibit H	Directors and Executive Officers of KBR Subsidiaries and BPM

DS Exhibit I	Biographical Data on Proposed Directors and Executive Officers of the Reorganized Debtors

DS Exhibit J	Biographical Data on Proposed Initial Trustees of the Asbestos PI Trust

DS Exhibit K	Biographical Data on Proposed Initial Trustee of the Silica PI Trust

DS Exhibit L	Curriculum Vitae of Professor Eric Green, the Legal Representative

DS Exhibit M	Halliburton Guarantee (Qualifying Settled Asbestos PI Trust Claims)

DS Exhibit N	Halliburton Guarantee (Qualifying Settled Silica PI Trust Claims)

DS Exhibit O	Harbison-Walker Settlement Agreement

DS Exhibit P	Sample Ballots and Overview of Voting Instructions

v

INTRODUCTION

You have been sent this Disclosure Statement because Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC are asking you to vote on approval of the Joint Prepackaged Plan of Reorganization attached as Exhibit B to this Disclosure Statement.

If creditors in the two voting Classes affected by the Plan (Classes 4 and 6) vote in sufficient numbers and amounts to allow approval of the Plan under applicable law, the Debtors intend to seek board and managing member approval to file bankruptcy cases to implement the Plan. The Disclosure Statement is intended to provide you with information about the Plan that you will need in deciding how to vote. Please consult the Uniform Glossary of Defined Terms for Plan Documents, attached as Exhibit A to this Disclosure Statement, for the meaning of defined terms.

This solicitation of votes takes place after more than a year of negotiations, involving at various times (a) the Asbestos Committee, an informal committee of counsel for a majority of present holders of Asbestos Unsecured PI Trust Claims, (b) the Legal Representative for unknown and future holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, and (c) certain counsel representing individual holders of Silica Unsecured PI Trust Claims. The Debtors, the Asbestos Committee, and the Legal Representative all support the Plan and strongly urge you to vote to accept the Plan. Please read and follow the instructions accompanying your ballot closely to make sure that your vote counts.

Filing of the Reorganization Cases is contingent on satisfaction of a number of prefiling conditions, including:

•	acceptance of the Plan in the amounts and numbers required under section 1126 of the Bankruptcy Code and by 75% in number of Asbestos PI Trust Claimants voting in Class 4;

•	completion of satisfactory due diligence by the Debtors regarding Settled Asbestos PI Trust Claims and Settled Silica PI Trust Claims as provided for in applicable Asbestos/Silica PI Trust Claimant Settlement Agreements;

•	the Debtors’ ability to obtain financing sufficient to meet their obligations during the Reorganization Cases and under the Plan; and

•	approval by the boards of directors or the managing member, as the case may be, of Halliburton and the Debtors to file the Reorganization Cases.

If the Debtors do not receive sufficient votes or if required prefiling conditions (including corporate approvals) are not met, the Debtors may elect not to proceed with the filing and instead may pursue other alternatives outside of bankruptcy.

Only the eight companies listed above will be Debtors in the Reorganization Cases. Halliburton, HESI, and the Halliburton Current Affiliates will not be debtors in the Reorganization Cases or similar proceedings, and the Debtors do not intend to institute bankruptcy, receivership, winding-up, administration, or similar proceedings for any of their other U.S. or non-U.S. subsidiaries. The Debtors’ nondebtor affiliates expect to continue to operate normally and meet all of their obligations as they become due in the ordinary course, including obligations under construction and services contracts with domestic and non-U.S. customers. See section 2.5 of this Disclosure Statement for a discussion of the Debtors’ intended treatment of their construction and services contracts.

OVERVIEW OF THE PROPOSED PLAN

The following is a brief summary of the Plan on which you are being asked to vote. By necessity, this summary is incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the Plan, and the attached exhibits. Please read this entire Disclosure Statement carefully before deciding how to vote because your rights may be affected by implementation of the Plan.

A.	WHAT DOES THE PLAN DO?

If approved, the Plan will implement a prepackaged reorganization that will address the asbestos-related and silica-related personal-injury liabilities of the Halliburton Entities and the Harbison-Walker Entities in a comprehensive and complete manner.

The Plan is the product of intensive and extended negotiations among the Debtors, their ultimate corporate parent, Halliburton, the Legal Representative, the Asbestos Committee, and various other counsel for individual asbestos and silica claimants. The Debtors believe that the Plan offers the best available alternative for providing equitable and expeditious distributions to Asbestos PI Trust Claimants and Silica PI Trust Claimants.

B.	WHAT IS A “PREPACKAGED” PLAN OF REORGANIZATION?

A prepackaged plan of reorganization is one in which a debtor seeks approval of a plan of reorganization from affected creditors before filing for bankruptcy. Because solicitation of acceptances takes place before the bankruptcy filing, the amount of time required for the bankruptcy case often is less than in more conventional bankruptcy cases. Greater certainty of results and reduced cost are other benefits generally associated with prepackaged bankruptcy cases.

Because the Debtors have not yet filed the Reorganization Cases, the Debtors have the right to choose not to commence the cases if certain approval thresholds and other agreed preconditions (including corporate approvals) are not met. The Debtors also may seek to dismiss the Reorganization Cases after filing if certain events described in this Disclosure Statement occur.

C.	WHY DO THE DEBTORS NEED TO FILE FOR BANKRUPTCY PROTECTION TO IMPLEMENT THE PLAN?

The Plan is being implemented through chapter 11 bankruptcy filings in order to permit the Debtors to utilize statutory protections available only in bankruptcy and to ensure that the resulting resolution can be global rather than piecemeal.

D.	WHAT PEOPLE AND CLAIMS WILL BE AFFECTED BY THE PLAN?

If the Plan is approved, confirmed, and becomes effective, the Plan will affect the rights of:

•	persons who have asbestos-related or silica-related personal-injury claims against one or more of the Halliburton Entities or Harbison-Walker Entities (whether asserted or unasserted);

•	persons who may have a claim, demand, or cause of action in the future for asbestos-related or silica-related personal-injury liabilities against one or more of the Halliburton Entities and Harbison-Walker Entities Parties arising out of the same or similar conduct or events that gave rise to present claims;

•	persons or entities entitled to indemnification or contribution from a Halliburton Entity or a Harbison-Walker Entity by virtue of contract and/or operation of law for asbestos-related or silica-related personal-injury liabilities;

•	holders of Asbestos PI Trust Claims and Silica PI Trust Claims against a Halliburton Entity or a Harbison-Walker Entity to pursue such Claims against certain third parties; and

•	holders of Asbestos PI Trust Claims or Silica PI Trust Claims to assert Derivative Claims.

For purposes of the Plan, the term Halliburton Entity means:

•	a Debtor;

•	Halliburton;

•	a Halliburton Current Affiliate listed on Exhibit 16 to the Plan; or

•	a present and former director, officer, agent, attorney, accountant, consultant, financial advisor, investment banker, professional, expert, and/or employee of any of the foregoing in such person’s capacity as such.

The term Harbison-Walker Entity means:

•	Harbison-Walker;

•	Harbison-Walker Refractories Europe, Ltd.;

•	Indresco International, Ltd.;

•	Indresco Jeffrey Industria e Commercio Ltda.; or

•	a present or former director, officer, agent, attorney, accountant, consultant, financial advisor, investment banker, professional, expert, and/or employee of any of the foregoing in such person’s capacity as such.

All other obligations of the Debtors (including Asbestos Property Damage Claims) are unimpaired under the Plan and will be satisfied in accordance with their terms and applicable nonbankruptcy law. The Debtors will request authority from the Bankruptcy Court to pay prefiling trade and contractual debts as they become due in the ordinary course. The Debtors also intend to request authority to assume all of their pre-bankruptcy construction and services contracts with customers, both domestically and outside the United States, and to seek appropriate relief from the automatic stay to allow customers to exercise all the rights and remedies under those contracts, other than rights and remedies triggered solely by the filing of the Reorganization Cases.

The Plan does not address any liabilities of the Harbison-Walker Entities other than obligations to holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims. Other liabilities of the Harbison-Walker Entities will be addressed in the Harbison-Walker Cases.

Only the eight named Debtors will be debtors in the Reorganization Cases. Neither Halliburton nor any other subsidiaries of Halliburton will be filing bankruptcy cases.

E.	HOW WILL THE PLAN BE ACCOMPLISHED?

The key components of the Plan are:

•	formation of two trusts, each enjoying the status of a qualified settlement fund under applicable federal income tax laws, one of which will assume all liability of the Halliburton Entities and the Harbison-Walker Entities for Asbestos Unsecured PI Trust Claims and Demands and the other of which will assume all liability of the Halliburton Entities and the Harbison-Walker Entities for Silica Unsecured PI Trust Claims and Demands;

•	funding of the Asbestos PI Trust, directly or indirectly, by the Debtors, Halliburton, and HESI, on their own behalf and on behalf of the Debtor-Affiliated Protected Parties, with:

–	cash contributions in an amount sufficient to pay Qualifying Settled Asbestos PI Trust Claims in full;

–	contribution of 59.5 million shares of Halliburton common stock, subject to certain antidilution and transfer restrictions;

–	a one-year, noninterest-bearing note in favor of the Asbestos PI Trust from DII Industries in the principal amount of $30,742,628.00, payable quarterly;

–	a guarantee of the note by Halliburton;

–	the pledge by HESI of 51% of its Interests in DII Industries to secure payment of the note; and

–	the right to receive payments from the Reorganized Debtors equal to the amount of insurance recoveries, if any, received by the Debtors, Reorganized Debtors, Halliburton, or the Halliburton Current Affiliates after the Petition Date on account of asbestos-related personal-injury liabilities after the aggregate amount collected under the insurance policies for asbestos-related and silica-related liabilities reaches a total of $2.3 billion, up to the maximum aggregate amount of $700 million;

•	funding of the Silica PI Trust, directly or indirectly, by the Debtors, Halliburton, and HESI, on their own behalf and on behalf of the Debtor-Affiliated Protected Parties, with:

—	an initial cash contribution of $15 million;

—	cash contributions in an amount sufficient to pay Qualifying Settled Silica PI Trust Claims in full;

—	a non-interest-bearing note in favor of the Silica PI Trust from DII Industries and KBR providing for annual payments tied to the Silica PI Trust Claims experience (subject to a cap and early termination under certain circumstances);

—	a guarantee of the note by Halliburton; and

—	the pledge by KBR of 51% of its Interests in Mid-Valley to secure payments due on the first two anniversaries of the note;

•	assumption by the Asbestos PI Trust and Silica PI Trust, respectively, of all liability for Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims asserted or assertable against the Halliburton Entities and/or the Harbison-Walker Entities (including claims arising by contract or operation of law giving the holder of such claims the right to seek indemnification from one of the Halliburton Entities or Harbison-Walker Entities for asbestos-related or silica-related personal-injury liabilities);

•	liquidation of Unliquidated Asbestos PI Trust Claims and Unliquidated Silica PI Trust Claims under the applicable trust distribution procedures that will be implemented by the Asbestos PI Trust and the Silica PI Trust, respectively;

•	payment of Liquidated Asbestos PI Trust Claims and Liquidated Silica PI Trust Claims by the Asbestos PI Trust and Silica PI Trust, respectively, in a manner designed to ensure fair and equitable treatment of present and future holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims;

•	discharge of the Debtors from all present and future asbestos-related and silica-related personal-injury liabilities to the extent permitted by law; and

•	issuance of injunctions barring assertion of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims (including Claims for indemnification of asbestos-related and silica-related liabilities) against any of the Debtor-Affiliated Protected Parties.

F.	HOW WILL THE PLAN AFFECT THE RIGHTS OF ASBESTOS PI TRUST CLAIMANTS AND SILICA PI TRUST CLAIMANTS AGAINST PARTIES OTHER THAN THE DEBTORS?

The Debtors and the Halliburton Entities have agreed to fund the Asbestos PI Trust and the Silica PI Trust. In exchange for this funding, the Plan provides for the issuance of permanent injunctions in favor of various nondebtor third parties making contributions necessary to fund the Plan and ensure its success. These injunctions include the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction.

Approval of the injunctions is a condition precedent to, and a required element for, confirmation of the Plan. If the Plan is confirmed, these injunctions will enjoin suits against covered parties relating to Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims (including claims based on a contractual or common-law right of contribution or indemnification). If the Bankruptcy Court does not enter the Injunctions, the Debtors will have the right to elect not to proceed with the Plan and may pursue other alternatives.

The Debtors believe that the Bankruptcy Court has the legal and equitable jurisdiction and power under sections 105, 524, and 1141 of the Bankruptcy Code, including section 524(g) of the Bankruptcy Code, to enter the injunctions. Once entered, an injunction granted under section 524(g) may be modified only through a timely appeal, except as specifically provided in a plan of reorganization.

G.	HOW WILL THE PLAN AFFECT MY RIGHTS AGAINST THE HARBISON-WALKER ENTITIES AND RELATED COMPANIES?

If the Plan is confirmed and becomes effective, all Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims against the Harbison-Walker Entities will be channeled for treatment to the Asbestos PI Trust and Silica PI Trust created pursuant to the Plan. From the Effective Date of the Plan forward, holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will be permanently enjoined from pursuing those claims against any of the Harbison-Walker Protected Parties, including their officers, directors, employees, and agents, and the GIT Debtors and their Affiliates (other than RHI Refractories and certain other affiliated companies). The treatment accorded those claims pursuant to the terms of the Asbestos TDP and Silica TDP will be in full and complete satisfaction of any claim the holder might have against a Halliburton Entity or Harbison-Walker Entity.

The Plan does not address claims against the Harbison-Walker Entities other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims. Obligations of the Harbison-Walker Entities to persons other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will be addressed in the Harbison-Walker Cases.

H.	WHEN WILL THE REORGANIZATION CASES BE FILED?

Filing of the Reorganization Cases is contingent on satisfaction of a number of prefiling conditions, including:

•	acceptance of the Plan in the amounts and numbers required under section 1126 of the Bankruptcy Code and by 75% in number of Asbestos PI Trust Claimants voting in Class 4;

•	completion of satisfactory due diligence by the Debtors and receipt of information regarding Settled Asbestos PI Trust Claims and Settled Silica PI Trust Claims as provided for in the applicable Asbestos/Silica PI Trust Claimant Settlement Agreements;

•	the Debtors’ ability to obtain financing sufficient to meet their obligations under the Plan during the Reorganization Cases; and

•	approval by the boards of directors or the managing member, as the case may be, of Halliburton and the Debtors to file the Reorganization Cases.

At present, it is expected that these and other required conditions can be met and the Reorganization Cases will be filed in the fourth quarter of 2003.

I.	WHAT WILL HAPPEN ONCE THE REORGANIZATION CASES ARE FILED?

If the Reorganization Cases are filed, the Debtors will operate under bankruptcy protection for a period of time, pending a hearing on confirmation of the Plan and approval of this Disclosure Statement and solicitation procedures used by the Debtors. In a chapter 11 case, a debtor’s management typically remains in control of, and continues to operate, the company during this period, and the Debtors expect that this will occur in their Reorganization Cases.

In connection with the Confirmation Hearing, the Bankruptcy Court will set deadlines for objections to the adequacy of information contained in this Disclosure Statement, the solicitation procedures used by the Debtors, and confirmation of the Plan. Notice of these deadlines will be posted on the Debtors’ restructing-information website: www.dresser-kbr-prepack.com and served on interested parties in accordance with directives of the Bankruptcy Court. The Bankruptcy Court or District Court then will determine whether the Plan can be confirmed. If it is determined that the Plan should be confirmed, the court will enter a Confirmation Order. If the Bankruptcy Court rather than the District Court enters the Confirmation Order, the District Court will be asked to affirm the decision. Then, once conditions to effectiveness of the Plan are met, the Debtors will emerge from bankruptcy.

J.	WHEN WILL I BE PAID ON MY CLAIM?

If the Plan is confirmed by the Bankruptcy Court and becomes effective, Asbestos PI Trust Claimants and Silica PI Trust Claimants will receive payment on their Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims from the Asbestos PI Trust and Silica PI Trust, respectively, once their Claims are liquidated. Because the Plan confirmation process is subject to many contingencies (including financing), it is difficult to predict exactly when initial distributions to Asbestos PI Trust Claimants and Silica PI Trust Claimants will begin. The Debtors are hopeful, however, that the process of trust administration can begin not later than three to six months after the Confirmation Date if no appeal has been filed. See section 6 of this Disclosure Statement for various factors that may delay the Reorganization Cases.

The timing of distributions to individual Asbestos PI Trust Claimants and Silica PI Trust Claimants is dependent on completion of the claim-liquidation process. Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims will be paid following satisfaction of all preconditions to payment in applicable settlement agreements. All other Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims (including Claims of persons who are unable to satisfy preconditions to payment in applicable settlement agreements) will be liquidated and paid under the Asbestos TDP or Silica TDP, respectively.

Creditors other than Asbestos PI Trust Claimants and Silica PI Trust Claimants will be paid in full in cash (or other value in accordance with the customary arrangements between the relevant parties) on the Distribution Date or, if later, the date on which such obligations ordinarily would become due in the case of contract claims.

K.	WHAT IS A TDP OR TRUST DISTRIBUTION PROCEDURE?

Trust Distribution Procedures, or TDPs, are the procedures by which Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will be liquidated (to the extent not already liquidated) and, once liquidated, paid by the respective trust. These procedures will be binding on the holders of all Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims and are described in greater detail in section 4 of this Disclosure Statement. Copies of the Asbestos TDP and Silica TDP are attached as annexes to the Asbestos PI Trust Agreement and Silica PI Trust Agreement, respectively.

L.	I DO NOT RECOGNIZE THE NAMES OF ANY OF THE DEBTORS. HOW DO I DETERMINE WHY I RECEIVED THIS DISCLOSURE STATEMENT?

The Debtors’ asbestos-related and silica-related personal-injury liabilities relate, for the most part, to predecessors of the Debtors or to discontinued operations. This means that your claim may relate to a company that no longer is in business, that uses a different name, or whose operations have been sold. Sections 1.3(a) and (b) of this Disclosure Statement set forth the principal sources of the Debtors’ asbestos-related and silica-related liabilities and Exhibit G to this Disclosure Statement contains a list of various prior names used by the Debtors, as well as by certain legal predecessors of the Debtors. You should read this exhibit carefully and consult your attorney as appropriate.

M.	WILL THE DEBTORS BE LIQUIDATED OR GO OUT OF BUSINESS?

Under the confirmed Plan, the Reorganized Debtors will not be liquidated. Once they emerge from bankruptcy protection, it is intended that the Debtors will continue to operate as before bankruptcy, but from a more stable and certain business and financial position because the Permanent Channeling Injunction entered in the Reorganization Cases will protect their businesses from the uncertainty of asbestos-related and silica-related personal-injury claims and associated litigation.

N.	HOW ARE ASBESTOS PROPERTY DAMAGE CLAIMS TREATED UNDER THE PLAN?

Asbestos Property Damage Claims, if any, will be treated as general unsecured claims in Class 3 and are unimpaired for purposes of the Plan. The Debtors are not aware of any Asbestos Property Damage Claims.

O.	WILL THE PLAN OR THE REORGANIZATION CASES IMPACT NON-U.S. OPERATIONS?

Operations outside the United States will continue as if no bankruptcy cases were taking place. Nondebtor operating subsidiaries of the Debtors will not be seeking bankruptcy protection or instituting liquidation, administration, receivership, or winding-up proceedings outside the United States.

SUMMARY OF VOTING PROCEDURES

A.	WHO CAN VOTE?

Only holders of Asbestos Unsecured PI Trust Claims in Class 4 and holders of Silica Unsecured PI Trust Claims in Class 6 are entitled or eligible to vote.

The Debtors are sending ballots with voting instructions and copies of this Disclosure Statement to all known individual Asbestos PI Trust Claimants and Silica PI Trust Claimants for whom they have names and addresses, as well as potential holders of Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims. The Debtors also have sent copies of this Disclosure Statement to all known attorneys for holders of Asbestos PI Trust Claims and Silica PI Trust Claims. Please read and follow the instructions carefully. The Plan does not impair (i.e., affect the rights of) holders of Claims or Interests in any Classes other than Classes 4 and 6 of the Plan within the meaning of applicable law, and, therefore, such holders are deemed to have accepted the Plan and are not entitled to, or required to, vote.

B.	WHAT IS THE DEADLINE FOR VOTING?

In order for your vote to be counted, ballots for the acceptance or rejection of the Plan must be physically received by the Debtors’ Balloting Agent, The Trumbull Group, no later than 4:00 p.m., Eastern Time, on November 5, 2003. Please allow adequate time for delivery.

Please note: The Debtors reserve the right, in their discretion, to file the Reorganization Cases earlier than the voting deadline if they determine a sufficient number of votes has been received.

C.	WHERE AND HOW DO I RETURN MY BALLOT?

If you have not made written arrangements to vote through your attorney, your ballot should be returned to The Trumbull Group, the Debtors’ Balloting Agent at:

Mail Address: The Trumbull Group, L.L.C. Attn: Dresser/KBR Solicitation P. O. Box 721 Windsor CT 06095-0721	Overnight and Hand-Delivery Address: The Trumbull Group, L.L.C. Attn: Dresser/KBR Solicitation 4 Griffin Road North Windsor CT 06095

Ballots also may be faxed to: +1-860-687-3979.

If you are not having your attorney vote for you, you must sign and return the official ballot accompanying this Disclosure Statement to the Debtors’ Balloting Agent in order to have your vote count. You may return your ballot by mail, hand delivery, overnight courier, or facsimile. However, the Balloting Agent is not able to accept ballots by email. A self-addressed, postage-prepaid envelope is included for your convenience.

D.	CAN MY ATTORNEY VOTE FOR ME?

Yes, under certain circumstances. If you (1) have authorized your attorney to vote for you and (2) have not changed those arrangements, your attorney may vote as your agent. If your attorney votes for you, you do not need to complete a ballot. If you have not authorized your attorney to vote for you, only you may vote on the Plan.

E.	IF I AM AN ATTORNEY VOTING ON BEHALF OF MY CLIENT, WHAT DO I NEED TO DO?

Attorneys voting on behalf of clients must use and complete the official master ballots for Class 4, in the case of Asbestos Unsecured PI Trust Claims, and Class 6, in the case of Silica Unsecured PI Trust Claims. Each master ballot must be signed by an attorney under penalty of perjury on behalf of his or her firm. Attorneys may vote only for those clients from whom the attorney has obtained authorization to do so. If you need extra copies of this Disclosure Statement for your clients or need to obtain ballots to enable them to vote individually, please contact the Balloting Agent.

Master ballots cast by attorneys on behalf of their clients must be received by the Debtors’ Balloting Agent at the address listed on the ballot by November 5, 2003 at 4:00 p.m., Eastern Time. Master ballots may be returned by mail, hand delivery, overnight courier, or facsimile. However, the Balloting Agent is unable to accept ballots by email. Please allow enough time for delivery.

Please note: The Debtors reserve the right, in their discretion, to file the Reorganization Cases earlier than the voting deadline if they determine a sufficient number of votes has been received.

F.	WHAT DO I DO IF I HAVE A RIGHT TO BE INDEMNIFIED BY A DEBTOR FOR ASBESTOS-RELATED OR SILICA-RELATED PERSONAL INJURY LIABILITIES ASSERTED AGAINST ME?

If you have a right—whether by contract, warranty, or operation of law—to be indemnified by, or seek contribution from, a Debtor for asbestos-related or silica-related personal-injury liabilities asserted against you, your indemnification claim is treated as an impaired Claim in Class 4, in the case of asbestos-related liabilities, and Class 6, in the case of silica-related liabilities. You are eligible to vote to accept or reject the Plan. To do so, you should complete the ballots for holders of Indirect Asbestos PI Trust Claims and/or Indirect Silica PI Trust Claims that accompany this Disclosure Statement and return them to The Trumbull Group, the Debtors’ Balloting Agent, at the address listed on the ballot, so that they are received on or before 4:00 p.m., Eastern time, on November 5, 2003. Ballots may be returned by mail, hand delivery, overnight courier, or facsimile. However, the Balloting Agent is unable to accept ballots by email. A self-addressed, postage-prepaid envelope is included for your convenience.

Please note: The Debtors reserve the right, in their discretion, to file the Reorganization Cases earlier than the voting deadline if they determine a sufficient number of votes has been received.

G.	HOW WILL THE VALUE OF MY CLAIM BE DETERMINED FOR VOTING PURPOSES?

The valuation of your Claim for voting purposes will depend on the nature of the Claim and whether the Claim has been settled or liquidated. For voting purposes:

•	Settled Asbestos PI Trust Claims or Settled Silica PI Trust Claims will be valued at the amount at which the claim was settled;

•	Asbestos Final Judgment Claims and Silica Final Judgment Claims will be valued at the amount of the judgment;

•	liquidated and fixed claims arising from indemnity obligations will be valued at the fixed amount;

•	contingent Indirect Asbestos PI Trust Claims and contingent Indirect Silica PI Trust Claims will be valued at $1; and

•	Unliquidated Asbestos PI Trust Claims and Unliquidated Silica PI Trust Claims (other than Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims) will be valued based on the matrix values in the Asbestos TDP and the Silica TDP. For those disease levels where non-extraordinary claims are eligible for individual review on issues of valuation, the voting value will be the average value for the applicable disease level as set forth in the applicable TDP. For all other disease levels, where individual review is allowed only on the sufficiency of medical and exposure evidence, the voting value of the claim will be the scheduled value for the applicable disease level as set forth in the applicable TDP.

The valuation of Claims for voting purposes is without prejudice to the right of Claimants under the Asbestos TDP or Silica TDP with respect to liquidation of their claims for distribution purposes. The Debtors reserve the right, in their discretion, to tabulate votes in any other manner consistent with applicable law.

H.	WHAT DO I DO IF I DID NOT RECEIVE A BALLOT WITH MY SOLICITATION PACKAGE OR NEED A REPLACEMENT BALLOT?

If you are a creditor entitled to vote on the Plan and (1) did not receive a ballot, (2) received a damaged ballot, or (3) lost your ballot (and you are not voting through your attorney), contact the Debtors’ Balloting Agent, at:

The Trumbull Group

• Toll-Free Telephone Inquiry Line (within United States only)	877-495-1982

• Telephone Inquiry Line (for calls from outside the United States)	+1-860-687-3975

• Facsimile	+1-860-687-3979

• Email	dresser-kbr-prepack@trumbullbankruptcy.net.

Extra copies also may be printed or downloaded at no charge to you from the Debtors’ restructuring information website: www.dresser-kbr-prepack.com.

If you have any questions about the procedures for voting on the Plan, you should contact your attorney or the Debtors’ Balloting Agent.

For detailed voting instructions, see Exhibit P to this Disclosure Statement and the instructions accompanying your ballot. Please read and follow the instructions closely to ensure that your vote is counted.

Summary Description of Classes and Distributions  to Holders of Claims and Interests

The chart below summarizes the treatment of each Class of holders of Claims and Interests. Please read section 3 of this Disclosure Statement for more detailed and complete information and see article III of the Plan for the full operative text. The Debtors’ estimate of the amount of Claims in a Class assumes either consensual agreements with the holders of Disputed Claims or favorable determinations as to Disputed Claims.

Unclassified Claims

Description and Estimate of Claims	Description of Distributions or Treatment Under the Plan

Administrative Claims (estimated to be approximately $13.5 million)

•      Allowed Administrative Claims of Professional Persons employed pursuant to the Bankruptcy Code will be paid pursuant to order of the Bankruptcy Court.

•      Administrative Claims resulting from (a) postpetition liabilities incurred in the ordinary course of business by a Debtor or (b) postpetition contractual liabilities arising as a result of loans and advances (whether or not incurred in the ordinary course) will be paid in accordance with contract terms when due.

•      All other Allowed Administrative Claims will be paid in Cash on the Distribution Date, unless the holder of an Allowed Administrative Claim agrees to other, lesser treatment for such Claim.

Priority Tax Claims (estimated to be approximately $357,000)

•      If a Priority Tax Claim is due and owing on the Effective Date, such claim will be paid in full on the Distribution Date unless the holder of the Claim agrees to have such Claim accorded other, lesser treatment.

•      If a Priority Tax Claim is one for a tax that is not yet due and owing on the Effective Date, such claim will be paid as it becomes due and owing in the ordinary course, without giving effect to any acceleration that may occur as of the filing of the Reorganization Cases, unless the holder of the Claim agrees to have such Claim accorded other, lesser treatment.

Classified Claims and Interests

Description and Estimate of Claims	Description of Distributions or Treatment Under the Plan

Class 1—Priority Claims (estimated to be approximately $73 million)

•      Allowed Priority Claims will be paid on the Distribution Date or, if later, the date or dates on which a Priority Claim becomes due and payable in the ordinary course. On such date, each holder of an Allowed Priority Claim against a Debtor will receive from the applicable Reorganized Debtor either (a) the Allowed Amount of its Priority Claim or (b) such other, lesser treatment as may be agreed to in writing between such holder and the applicable Debtor.

•      Class 1 is unimpaired and is not being asked to vote on the Plan.

Class 2—Other Secured Claims (estimated to be $0)

•      The Plan provides that, unless the holder of an Other Secured Claim and a Debtor agree in writing for such Claim to receive other, lesser treatment, such holder will retain, unaltered, all legal, equitable, and contractual rights (including, but not limited to, any Liens) to which such Other Secured Claim entitles such holder.

•      Class 2 is unimpaired and is not being asked to vote on the Plan.

Class 3—General Unsecured Claims (estimated to be approximately $884 million)[1]

•      The Plan provides that, unless the holder of a General Unsecured Claim and a Debtor agree in writing for such Claim to receive other, lesser treatment, such holder will retain, unaltered, all legal, equitable, and contractual rights to which such General Unsecured Claim entitles such holder.

•      To the extent not paid prior to the Effective Date, such Claims which are not subject of a bona fide dispute will be paid:

—    in the case of contractual claims, on the later of (a) the Distribution Date or (b) the date or dates on which such claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration; and

—    in the case of all other General Unsecured Claims, on the Distribution Date.

•      Class 3 is unimpaired and is not being asked to vote on the Plan.

[1]	Class 3 includes Asbestos Property Damage Claims, if any.

Class 4—Asbestos Unsecured PI Trust Claims (aggregate amount unknown)

•      On the Effective Date, liability for all Asbestos Unsecured PI Trust Claims will be assumed by the Asbestos PI Trust without further act or deed, and all further pursuit of Asbestos Unsecured PI Trust Claims against the Debtor-Affiliated Protected Parties will be permanently enjoined.

•      Each holder of a Qualifying Settled Asbestos PI Trust Claim will receive the Liquidated Amount of such Claim from the Asbestos PI Trust in full satisfaction of such holder’s Claim, subject to the holder’s satisfaction of documentation and other requirements of the applicable settlement agreement. Delivery by an Asbestos PI Trust Claimant listed on Exhibit A of an Asbestos/Silica PI Trust Claimant Settlement Agreement of the release required under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and/or acceptance of payments on account of a Qualifying Settled Asbestos PI Trust Claim will constitute acceptance by such Asbestos PI Trust Claimant of the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and an election to be bound by such terms.

•      If an Asbestos Unsecured PI Trust Claim has not been liquidated by the Confirmation Date, the Claim will be liquidated and paid under the Asbestos TDP to be implemented by the Asbestos PI Trust. Holders of Settled Asbestos PI Trust Claims who are unable to meet settlement criteria for qualification have the right to seek to have their claims liquidated under the Asbestos TDP.

•      Once paid, each holder of an Asbestos Unsecured PI Trust Claim will be deemed to have assigned to the Debtor against whom such Claim is made any Direct Action that such Claimant may have.

•      Class 4 is impaired and is being asked to vote on approval of the Plan.

Class 5—Asbestos Secured Claims (estimated to be $0)

•      As of the Effective Date, unless the holder of an Asbestos Secured Claim agrees otherwise, each holder of an Asbestos Secured Claim will retain the legal, equitable, and contractual rights (including Liens) to which such Asbestos Secured Claim entitles such holder, if any.

•      Disputes relating to Asbestos Secured Claims will be heard and resolved solely by the Bankruptcy Court.

•      Class 5 is unimpaired and is not being asked to vote on the Plan.

Class 6—Silica Unsecured PI Trust Claims (aggregate amount unknown)

•      On the Effective Date, liability for all Silica Unsecured PI Trust Claims will be assumed by the Silica PI Trust without further act or deed, and all further pursuit of Silica Unsecured PI Trust Claims against the Debtor-Affiliated Protected Parties will be permanently enjoined.

•      Each holder of a Qualifying Settled Silica PI Trust Claim will receive the Liquidated Amount of such Claim from the Silica PI Trust in full satisfaction of such holder’s Claim, subject to such holder’s satisfaction of documentation and other requirements of the applicable settlement agreement. Delivery by a Silica PI Trust Claimant listed on Exhibit A of an Asbestos/Silica PI Trust Claimant Settlement Agreement of the release required under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and/or acceptance of payments on account of a Qualifying Settled Silica PI Trust Claim will constitute acceptance by such Silica PI Trust Claimant of the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and an election to be bound by such terms.

•      If a Silica Unsecured PI Trust Claim has not been liquidated by the Confirmation Date, the Claim will be liquidated and paid under the Silica TDP. Holders of Settled Silica PI Trust Claims who are unable to meet settlement criteria for qualification have the right to seek to have their claims liquidated under the Silica TDP.

•      Once paid, each holder of a Silica Unsecured PI Trust Claim will be deemed to have assigned to the Debtor against whom such Claim is made any Direct Action that such Claimant may have.

•      Class 6 is impaired and is being asked to vote on approval of the Plan.

Class 7—Silica Secured Claims (estimated to be $0)

•      As of the Effective Date, unless the holder of a Silica Secured Claim agrees otherwise, each holder of a Silica Secured Claim will retain the legal, equitable, and contractual rights (including Liens) to which such Silica Secured Claim entitles such holder, if any.

•      Disputes relating to Silica Secured Claims will be heard and resolved solely by the Bankruptcy Court.

•      Class 7 is unimpaired and is not being asked to vote on the Plan.

Class 8—Intercompany Claims (estimated to be $0)

•      Unless otherwise agreed between the parties, all Intercompany Claims will be paid in the ordinary course of such Debtor’s business or otherwise treated in accordance with the parties’ past custom.

•      Class 8 is unimpaired and is not being asked to vote on the Plan.

Class 9—Interests	• Holders of Class 9 Interests will retain their Interests after the Effective Date. • Class 9 is unimpaired and is not being asked to vote on the Plan.

Each of the Debtors believes that it is in the best interests of creditors in Class 4 and Class 6 to vote to accept the Plan because the Plan fairly and equitably treats all holders of Claims by providing the earliest possible and maximum recovery to such persons. The Asbestos Committee and Legal Representative, based on due diligence to date, support the Plan and recommend that you vote to accept the Plan.2

[Remainder of page intentionally left blank.]

[2]	The Legal Representative’s support is subject to his ongoing due diligence and review.

SECTION 1

GENERAL INFORMATION AND HISTORICAL BACKGROUND

1.1    History and Business Activities of the Debtors.

The eight Debtors that are the proposed subjects of the Reorganization Cases are direct or indirect subsidiaries of Halliburton, a publicly traded energy services and engineering and construction firm based in Houston. A brief description of the history and business of each of the Debtors is set forth below, and a list of the principal prior names used by the Debtors and entities merged into the Debtors during their corporate existence, as well as some of their predecessors’ names, is set forth in Exhibit G to this Disclosure Statement. The organizational structure of the Debtors, as it will exist immediately prior to filing of the Reorganization Cases, will be:

(a)	DII Industries, LLC.

DII Industries is a Delaware limited liability company with its principal place of business in Houston, Texas and is the direct or indirect parent of the KBR Debtors and BPM.

DII Industries traces its roots to the S.R. Dresser Manufacturing Company, a company founded in Bradford, Pennsylvania in 1880 by Solomon Dresser, the inventor of the first cylindrical packer and leakproof coupling. In 1938, S.R. Dresser Manufacturing Company merged with Clark Bros. Company to form Dresser Manufacturing Company, which became Dresser Industries through a name change in 1944. Dresser Industries relocated to Texas in 1950 to be closer to the center of the United States oil industry. Dresser Industries supplied highly engineered products, technical services, and project management to companies involved in energy-related activities. Products manufactured or distributed by Dresser Industries and its subsidiaries included drilling fluids, drilling bits, production valves, pumps, meter and measuring instruments, pipe fittings and couplings, specialty pipe coating and insulation, subsea equipment, and a variety of power systems.

In September 1998, Halliburton acquired Dresser Industries in a merger transaction in which Dresser Industries became a wholly owned subsidiary of Halliburton. At that time, Dresser Industries had three principal operating segments: an energy group, an equipment group, and an engineering and construction group. Dresser Industries operated the energy group and equipment group as divisions and a subsidiary, M.W. Kellogg, and its direct and indirect subsidiaries operated the engineering and construction segment.

In December 1998 and January 1999, Halliburton undertook a series of internal transactions designed to rationalize the businesses of Dresser Industries and Halliburton. In these transactions:

•	Dresser Industries merged with the first-tier holding company subsidiary of Halliburton that owned HESI and all other Halliburton subsidiaries;

•	Dresser Industries, as the surviving corporation of that merger, transferred its energy service and equipment manufacturing operating divisions to HESI and Dresser Equipment Group, Inc., respectively, each of which had become a wholly owned subsidiary of Dresser Industries as a result of the merger;

•	M.W. Kellogg merged with Brown & Root, consolidating all of Halliburton’s engineering and construction businesses under KBR, the surviving corporation; and

•	as a result of the foregoing, Dresser Industries became a subholding company for all of Halliburton’s operating businesses.

In 2001, Dresser Industries sold Dresser Equipment Group, Inc. to a third party. Since that sale, Halliburton has had two business groups: (a) energy; and (b) engineering and construction.

DII Industries is the entity resulting from the June 2002 conversion of Dresser Industries from a Delaware corporation to a Delaware limited liability company through a statutory conversion under Delaware law.

In 2002, Halliburton began a second series of related transactions to restructure its businesses and subsidiaries by groups so that:

•	HESI, directly or through its subsidiaries, would conduct and own the energy group;

•	DII Industries, directly or through its subsidiaries, would conduct and own the engineering and construction group; and

•	HESI would replace DII Industries as Halliburton’s directly owned subholding company for both groups, and DII Industries would become a subsidiary of HESI.

As of the date of this Disclosure Statement, the principal steps remaining to be taken to complete this internal reorganization include:

•	the contribution by Halliburton to DII Industries’ equity of approximately $1.1 billion through the conversion of intercompany debt owed by DII Industries to Halliburton;

•	the distribution by DII Industries to Halliburton of all the outstanding stock of HESI;

•	the contribution by Halliburton to HESI of the entire ownership of DII Industries;

•	the contribution by HESI to DII Industries of the entire ownership of BPM; and

•	the issuance by HESI to DII Industries of two promissory notes in the aggregate principal amount of $1.402 billion, HESI’s grant to DII Industries of an irrevocable ten-year option to acquire from HESI, at no cost, 59.5 million shares of Halliburton common stock, and the relinquishment by HESI in favor of DII Industries of any right of HESI to access insurance policies of DII Industries providing coverage with respect to pending and future asbestos-related and silica-related personal-injury claims.

See section 1.5 of this Disclosure Statement for a further discussion of these steps. DII Industries currently is a holding company and does not directly conduct operations.

(b)	Kellogg Brown & Root, Inc.

KBR is a Delaware corporation with its principal place of business in Houston, Texas. KBR traces its roots to Brown & Root, an engineering and general contracting firm founded in Houston in 1919 by George and Herman Brown and their brother-in-law, Dan Root, and to M.W. Kellogg, a pipe fabrication business started by Morris W. Kellogg in 1900. Halliburton acquired Brown & Root in 1962, and Dresser Industries acquired M.W. Kellogg in 1988. In 1999, Brown & Root merged with M.W. Kellogg to form KBR. At the time of commencement of the Reorganization Cases, KBR will be a direct wholly owned subsidiary of DII Industries.

KBR and its subsidiaries and affiliates provide a wide range of services to energy and industrial customers and government entities worldwide. While some of these are discrete services and products, KBR also offers integrated services and solutions relating to all phases of design, procurement, construction, project management, and maintenance of facilities primarily for energy and government customers. KBR’s business includes:

•	Onshore engineering and construction activities, including engineering and construction of liquefied-natural-gas, ammonia, crude-oil refineries, and natural-gas plants;

•	Offshore deepwater engineering and marine technology and worldwide fabrication capabilities;

•	Government operations, construction, maintenance and logistics activities for government facilities and installations;

•	Plant operations, construction, maintenance and start-up services for both upstream and downstream oil, gas, and petrochemical facilities as well as operations, maintenance and logistics services for the power, commercial, and industrial markets; and

•	Civil engineering, consulting, and project-management services.

In January 2003, contracts with the United States government and certain related assets of KBR were transferred to KBR Services, a nondebtor subsidiary of KBR. The assignment of KBR’s prime contracts with the federal government became effective as of July 1, 2003, when a novation agreement among KBR, KBR Services, and the government was signed. KBR does not anticipate that its participation as a Debtor in the Reorganization Cases will adversely impact KBR Services’ ability to renew current contracts, or be awarded additional contracts, with the federal government.

(c)	KBR Technical Services, Inc.

KBR Technical is a Delaware corporation originally incorporated as CF Braun Inc. in 1988. CF Braun Inc. changed its name to Brown & Root Technical Services, Inc. in 1991 and became Halliburton Technical Services, Inc. in 1998. KBR Technical took its current name in 2002. Historically, KBR Technical provided a variety of process technology, project-management, engineering, procurement, and construction services. KBR Technical is a wholly owned subsidiary of KBR.

(d)	Kellogg Brown & Root Engineering Corporation.

KBR Engineering is a New York corporation originally incorporated as Adams Engineering, Inc. in 1929. Adams Engineering, Inc. changed its name to CF Braun Engineering Corporation in 1969 and took its current name in 2000.

Historically, KBR Engineering provided engineering and project-management services and continues to hold an engineering license issued by the State of New York. KBR Engineering does not presently conduct operations. KBR Engineering is a wholly owned subsidiary of KBR Technical and an indirect subsidiary of KBR and DII Industries.

(e)	Kellogg Brown & Root International, Inc. (Delaware).

KBR International (Delaware) (f/k/a Brown & Root International, Inc.) is a Delaware corporation originally incorporated in 1986 as Brown & Root Engineering, Inc. KBR International (Delaware) took its current name in 2000 and provides engineering, project-management, construction, and maintenance services primarily outside of the United States. KBR International (Delaware) is a wholly owned subsidiary of KBR.

(f)	Kellogg Brown & Root International, Inc. (Panama).

KBR International (Panama) is a corporation chartered under the laws of the Republic of Panama. KBR International (Panama) was incorporated in 1951 as Latin America Engineering Services, S.A. and changed its name in 1952 to Brown & Root S.A., and then to Brown & Root International, Inc. in 1982. It took its current name in 2000.

KBR International (Panama) provides engineering, project-management, construction, and maintenance services, primarily outside the United States. KBR International (Panama) is a wholly owned subsidiary of KBR Group Holdings, LLC and an indirect subsidiary of DII Industries.

(g)	Mid-Valley, Inc.

Mid-Valley was incorporated in Delaware in 1959. Mid-Valley also has done business as Brown & Root Industrial Services and Mid-Valley Utility Constructors, Inc. In 2002, Mid-Valley domesticated itself as a Pennsylvania corporation.

Mid-Valley provides engineering, project-management, construction, and maintenance services and is a wholly owned subsidiary of KBR and an indirect subsidiary of DII Industries.

(h)	BPM Minerals, LLC.

BPM was formed in late 2002 as a subsidiary of HESI and will become a subsidiary of DII Industries as part of the prefiling restructuring described in section 1.5 of this Disclosure Statement.

BPM mines and sells bentonite products in end form as well as bulk form. BPM is the successor to historical businesses that mined and sold crushed bentonite for oilfield and industrial applications. For oilfield applications, bentonite is sold as an additive to drilling mud because of its superior water-absorption properties. For industrial application, bentonite is sold to foundries for use as a binding agent in the molds used in foundry applications.

1.2    Current Management of the Debtors.

DII Industries.

DII Industries is a member-managed limited liability company and, as such, does not have a board of directors but rather is managed by its sole member. DII Industries’ current senior executive officers are:

Name	Title
Robert R. Harl	President
M. Steven Bender	Vice President and Treasurer
James F. Bullock	Vice President
Albert O. Cornelison, Jr.	Vice President and General Counsel
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President and Secretary
Bruce A. Stanski	Vice President and Chief Financial Officer

KBR.

KBR’s current directors are:

Name
Robert R. Harl
James H. Lehmann
Bruce A. Stanski

KBR’s current senior executive officers are:

Name	Title
Albert J. Stanley	Chairman
Robert R. Harl	President and Chief Executive Officer
Kenneth J. Allen	Senior Vice President—Sales and Marketing
Bill S. Dunnett	Senior Vice President—Operations and Maintenance
James H. Lehmann	Senior Vice President—Legal
Joseph T. Lopez	Senior Vice President—Government Operations
Louis J. Pucher	Senior Vice President—Onshore Operations
Bruce A. Stanski	Senior Vice President and Chief Financial Officer

KBR Subsidiaries and BPM.

The current directors and executive officers of the KBR Subsidiaries and BPM are listed in Exhibit H to this Disclosure Statement.

1.3    Factors Leading to the Need for Bankruptcy Relief.

The goal of the Plan is to address, in a comprehensive and fair manner, the asbestos-related and silica-related personal-injury liabilities asserted against the Halliburton Entities and the Harbison-Walker Entities.

(a)	Asbestos Liabilities of the Debtors.

Since 1976, over 661,000 asbestos-related personal-injury claims have been filed against DII Industries, KBR, and certain of their affiliates. Almost all of these claims have been asserted in lawsuits in which a Debtor is named as a defendant along with a number of other defendants, often exceeding 100 unaffiliated companies in total. Current asbestos-related personal-injury claims asserted against the Debtors fall into three general categories:

•	claims against DII Industries related to Harbison-Walker Refractories and other discontinued equipment, machinery, and industrial operations;

•	claims against the KBR Debtors related to construction and maintenance activities; and

•	claims related to drilling fluids operations.

(i)	Asbestos Liabilities Related to Historical DII Industries Operations.

Approximately two-thirds of the asbestos-related personal-injury claims against the Debtors relate to historical operations of Dresser Industries, all of which have been spunoff, sold to third parties, or discontinued.

The most significant portion of Dresser-related liabilities relate to the refractory operations of Harbison-Walker Refractories Co., a company that Dresser Industries acquired in 1967 and operated as an unincorporated division until 1992.

Harbison-Walker Refractories and its predecessors manufactured and sold refractory products used in lining boilers and furnaces of all types and other construction materials designed to sustain high-heat processing applications. Before the 1980s, several of these refractory products contained asbestos. Harbison-Walker Refractories also relabeled and sold two asbestos-containing products, H-W Mineral Fiber Coating and H-W Roll Board. Both of these products were manufactured by others.

In July 1992, Dresser Industries contributed Harbison-Walker Refractories to a subsidiary, Indresco, Inc., and completed a tax-free spinoff. As part of agreements related to the spinoff, Indresco, Inc. agreed to indemnify Dresser Industries for all asbestos claims asserted after July 31, 1992, with Dresser Industries retaining liability for claims brought before the date of the spinoff. Indresco, Inc. changed its name to “Harbison-Walker Refractories Company” in 1995 and, together with various affiliated companies, sought bankruptcy protection before the Bankruptcy Court in February 2002.

As of June 30, 2003, there were approximately 6,000 unresolved pre-spinoff Harbison-Walker-related asbestos personal-injury claims being asserted against DII Industries, in addition to approximately 153,000 post-spinoff claims that named DII Industries as a defendant. Pursuit of these claims and any unasserted asbestos liabilities against DII Industries has been stayed by an injunction issued in the Harbison-Walker Cases by the Bankruptcy Court shortly after commencement of the cases. This stay will expire on September 30, 2003, but without prejudice to the ability of the parties to seek an additional stay. Should the stay expire on September 30, 2003, the Bankruptcy Court ordered that discovery on the stayed claims cannot begin until November 1, 2003, and that trials on such claims cannot commence before January 1, 2004.

Asbestos-related personal-injury claims against the Harbison-Walker Entities will be treated under the Plan.

In addition to Harbison-Walker-related asbestos personal-injury claims, plaintiffs also have alleged that DII Industries has asbestos liability related to various discontinued equipment, machinery, and industrial operations of Dresser Industries or its predecessors. These include:

Former Division or Discontinued Operation	Alleged Basis for Asbestos Liability

Bredero-Price	Asbestos fibers contained in mastic used to bind pipe-coating materials

Dresser Manufacturing Division	Asbestos used in valves and couplings

Dresser Roots Division	Asbestos used in blowers, compressors, and meters by the Dresser Roots Division, formerly known as Roots-Connersville Blower Company

Dresser Valve and Instrument Division	Asbestos associated with the division’s equipment and machinery operations, which included the predecessor entities, Masoneilan, Grove Valve and Regulator Company, and Manning, Maxwell and Moore, Inc.

IDECO	Asbestos contained in brake shoes and linings used in machinery manufactured by International Derrick & Equipment Company, Dresser Equipment Company, IDECO, Inc., and the IDECO division of Dresser Industries

Masoneilan Operation (Dresser Valve and Control Division)	Asbestos used in valve-packing materials by operations acquired by Dresser Industries in 1985

Turbodyne Corporation	Asbestos used in locomotives manufactured by ALCO, a predecessor to Turbodyne Corporation, a company Dresser Industries acquired in 1984

Waukesha Engine (f/k/a Waukesha Motor Company)	Asbestos used in gaskets and as insulation on heavy-duty internal-combustion engines manufactured by Waukesha Engine, a company acquired by Dresser Industries in 1973

Wayne Division	Asbestos used in gaskets, valves, and occasionally as external insulation in gas-dispensing pumps manufactured by Wayne Division, the successor to Symington-Wayne Corporation, a company Dresser Industries acquired in 1968

Worthington Pump	Asbestos in gaskets, packing, and occasionally external insulation used in compressors, pumps, turbines, and other equipment manufactured by the Worthington Pump division acquired by Dresser Industries from McGraw Edison Company in 1985

Other historical Dresser operations (including Clark Brothers Machinery Company; Dresser Crane and Hoist Division; Dresser Instruments Division; Dresser Pump Division; Electric Machinery Company, Inc.; Moore Turbines; and Pacific Pumps)	Asbestos contained in various pumps, compressors, turbines, cranes, valve and control devices, couplings, gaskets, brake materials, and insulation

A more complete list of former names and discontinued operations of DII Industries is set forth on Exhibit G to the Disclosure Statement.

(ii)	Asbestos Liabilities Related to the KBR Debtors.

The second largest component of asbestos liabilities asserted against the Debtors consists of claims alleging injuries as a result of exposure to asbestos or asbestos-containing products used on construction and maintenance projects conducted or overseen by the KBR Debtors or their predecessors between the 1940s to the 1970s throughout the United States.

The majority of these claims are against KBR or Mid-Valley and relate to operations of Mid-Valley and two of KBR’s predecessors, Brown & Root and M.W. Kellogg.

A more limited number of claims also have been asserted against KBR International (Delaware), KBR International (Panama), KBR Engineering, and KBR Technical. In the case of KBR Engineering and KBR Technical, asserted liabilities relate to periods prior to the acquisition of those companies by Brown & Root USA in 1989 as a part of its acquisition of the CF Braun group of companies.

As of June 30, 2003, there were approximately 81,000 known asbestos personal-injury claims against the KBR Debtors. These claims are not covered by the injunction issued in the Harbison-Walker Cases.

(iii)	Asbestos Liabilities Related to Drilling Fluid Operations.

The third and smallest component of the Debtors’ asbestos-related liabilities relates to claims alleging injuries as a result of exposure to asbestos contained in drilling fluids distributed by Baroid Drilling Fluids and M-I Drilling Fluids.

Baroid Drilling Fluids was a wholly owned subsidiary of Dresser Industries from 1994 to 1997 and today is a product-service line of HESI. Prior to its acquisition by Dresser Industries, the predecessor of Baroid Drilling Fluids distributed asbestos-containing drilling mud additives.

M-I Drilling Fluids was a joint venture between Dresser Industries and the company today known as HESI (then an unaffiliated company). Claims related to M-I Drilling Fluids allege exposure to asbestos-containing drilling muds distributed by the joint venture’s predecessors (including Magnet Cove Barium Corporation, the Magcobar division of Dresser Industries, and IMC Drilling Fluids, Inc. and Imco Services, former HESI operations contributed to the joint venture).

(b)	Silica Liabilities.

In recent years, the Debtors also have been named or implicated in an increasing number of suits or claims alleging injuries from exposure to silica or silica-containing products. As with asbestos-related liabilities, the alleged basis for liability differs between claims made against the KBR Debtors and those made against DII Industries.

With respect to KBR operations, silica-related claims generally allege injuries as a result of exposure to silica in sandblasting operations conducted by, or under the supervision of, one of the KBR Debtors or their predecessors.

Those silica-related personal-injury claims asserted against DII Industries, by contrast, relate primarily to manufactured products. These claims generally allege either that divisions of DII Industries or its predecessors manufactured or distributed products that contained silica or else manufactured or sold equipment (such as mining and tunneling equipment, earth-moving equipment, and motors and compressors) that, while not containing silica, caused exposure to silica when they were used in construction or other projects (e.g., in sandblasting operations or tunnel boring). Implicated operations include Dresser Industries’ Bay State Abrasives, Cimbar Performance Minerals, Dresser Minerals, and Harbison-Walker Refractories divisions, as well as the Bentonite Performance Minerals division of BPM.

A more limited number of claimants also have asserted claims for injuries caused by exposure to silica contained in drilling muds distributed by predecessors of the Baroid Drilling Fluids division of HESI and Dresser Industries’ former M-I Drilling Fluids operations.

The number of open silica-related claims pending against DII Industries, KBR, BPM, and their affiliates and predecessors-in-interest since 2000 are set forth below:

Period Ending	Total Open Claims
June 30, 2003	4,269
March 31, 2003	2,812
December 31, 2002	1,091
September 30, 2002	1,060
June 30, 2002	981
March 31, 2002	517
December 31, 2001	456
December 31, 2000	275

(c)	Indemnification Claims.

In addition to asserted liability to individual asbestos claimants and silica claimants, the Debtors or their predecessors were parties to various contracts that provide indemnification to various third parties for asbestos-related and/or silica-related liabilities. These include provisions in corporate merger and acquisition documents as well as provisions in engineering, construction, and services contracts, which obligate a Debtor to indemnify contract counterparties for claims made against each counterparty by the Debtor’s employees. Various of the Debtors or their predecessors also were parties to joint venture agreements that obligate a Debtor to indemnify other parties to the agreement for acts or omissions of the Debtor or its predecessor. The Plan treats these claims as Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims.

Under the Plan, Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims are included within the definition of, and will receive the treatment accorded, Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims under the Plan, the Asbestos TDP, and the Silica TDP, respectively. Such Claims will be channeled to the Asbestos PI Trust and the Silica PI Trust, and holders of such Claims will be permanently enjoined from pursuing such Claims against any Debtor-Affiliated Protected Party, unless a Debtor has assumed an underlying obligation after authorization of the Bankruptcy Court. See section 3.6(c) of this Disclosure Statement for a discussion of the injunctions that will take effect on the Effective Date.

(d)	Unsettled Judgment or Verdict Claims.

In addition to the judgment or verdict claims that the Debtors have settled (see section 1.4(b) of this Disclosure Statement), the Debtors have three asbestos-related verdicts that remain unsettled as of the Solicitation Date. These claims total less than $900,000 in the aggregate and will be channeled to the Asbestos PI Trust for treatment in accordance with the terms of the Asbestos TDP. See section 4.1(i) of this Disclosure Statement for a discussion of the Asbestos TDP. The Debtors have not had any silica-related judgments or verdicts entered against them.

(e)	Asbestos and Silica Liabilities of Other Halliburton Entities.

The majority of nondebtor Halliburton Entities are foreign or offshore entities and have never done business in the United States. The Debtors and Halliburton are not aware of asbestos-related or silica-related personal-injury liabilities having been asserted against any of these companies, with the exception of a limited number of workers’ compensation-related claims in the United Kingdom and Australia.

The remaining Halliburton Entities are majority- or minority-owned direct or indirect domestic subsidiaries of Halliburton. The Debtors believe that, with very limited exception, all of the asbestos-related or silica-related personal-injury liabilities of these companies also are the liabilities of one or more of the Debtors.

(f)	Other Liabilities of the Harbison-Walker Entities.

The Plan provides for all asbestos-related and silica-related personal-injury liabilities against the Harbison-Walker Entities to be channeled to the Asbestos PI Trust and Silica PI Trust, respectively, regardless of whether those liabilities relate to the period before or after the spinoff of Harbison-Walker in 1992.

As part of a settlement agreement between the Debtors, Halliburton, and Harbison-Walker, Harbison-Walker has represented to the Debtors and Halliburton, in good faith and after reasonable inquiry, that the Harbison-Walker Entities have not manufactured, distributed, or sold asbestos or asbestos-containing products since the date of the spinoff and have not merged with or acquired any company with asbestos-related liabilities other than companies whose liabilities are being addressed in their own independent bankruptcy cases.

According to documents filed by Harbison-Walker in the Harbison-Walker Cases, there were approximately 75 silica claims against Harbison-Walker as of February 14, 2002. Based upon information provided by Harbison-Walker, the Debtors believe that the Harbison-Walker Entities may have a limited number of claims related to post-1992 silica exposure.

(g)	The Debtors’ Insurance Coverage for Asbestos-Related and Silica-Related Claims.

(i)	Insurance for DII Industries Refractory-Related Asbestos PI Trust Claims.

DII Industries has approximately $2.1 billion in aggregate limits of insurance coverage that would cover refractory asbestos-related claims. Over half of this coverage is with Equitas or other London-based insurance companies, and most is shared with Harbison-Walker and covered by coverage-in-place agreements. Recently, however, Equitas and other London-based companies have attempted to impose new restrictive documentation requirements on DII Industries and other insureds, stating that the new requirements are part of an effort to limit payment of settlements to claimants who are truly impaired by exposure to asbestos and can identify the product or premises that caused their exposure.

In March 2002, Harbison-Walker filed an adversary proceeding in the Harbison-Walker Cases seeking, among other relief, a determination as to the rights of DII Industries and Harbison-Walker to the shared general-liability insurance. The lawsuit also seeks damages against certain insurers for breach of contract and bad faith, and a declaratory judgment concerning the insurers’ obligations under the shared insurance. Although DII Industries is a defendant in this lawsuit, it has asserted its own claim to coverage under the shared insurance and is cooperating with Harbison-Walker to secure both companies’ rights to the shared insurance. The Bankruptcy Court has ordered the parties to engage in nonbinding mediation. Mediation sessions have been held each month from July 2002 to present, with additional sessions scheduled to take place.

In addition to being a defendant in litigation in the Harbison-Walker Cases, DII Industries is a plaintiff in a lawsuit in Dallas County, Texas, against a number of the same insurance companies asserting DII Industries’ rights under an existing coverage-in-place agreement and other insurance policies not yet subject to coverage-in-place agreements. DII Industries believes that the new documentation requirements, which insurers are attempting to impose, are inconsistent with the current coverage-in-place agreements and are unenforceable. The insurance companies that DII Industries has sued have not refused, based on the new requirements, to pay larger claim settlements where documentation is obtained or where court judgments are entered. Likewise, they continue to pay previously agreed amounts of defense costs that DII Industries incurs defending refractories-related asbestos claims. All of the refractories-related asbestos claims that this insurance covers are currently stayed by order in the Harbison-Walker bankruptcy and, consequently, the breach of the coverage-in-place agreements is currently having no impact upon DII Industries.

In May 2002, the London-based insurers removed DII Industries’ state court action to the United States District Court for the Northern District of Texas, Dallas Division, alleging that federal court jurisdiction existed over the case because it is related to the Harbison-Walker Cases. DII Industries has asked the federal court to remand the case back to the Dallas County state court. In June 2002, the London-based insurers filed a motion to transfer the case to the United States District Court for the Western District of Pennsylvania, Pittsburgh Division. DII Industries has filed a response in opposition to that motion to transfer. The federal court in Dallas has yet to rule on any of these motions.

DII Industries and Halliburton have reached a settlement with Harbison-Walker and various of its affiliates resolving all disputes between them regarding shared insurance. Under the terms of this settlement, DII Industries has the right to request dismissal of the adversary proceeding in the Harbison-Walker Cases. A copy of the settlement agreement is attached as Exhibit O to this Disclosure Statement and is summarized in section 1.6 of this Disclosure Statement.

(ii)	Insurance for Non-Harbison-Walker Asbestos-Related Claims.

DII Industries also has substantial insurance to cover other nonrefractory asbestos-related claims. Two coverage-in-place agreements cover DII for companies or operations that DII Industries’ predecessors acquired or operated prior to November 1957. Claims covered by these agreements are currently stayed by the Harbison-Walker bankruptcy because the majority of this coverage also applies to refractory claims and is shared with Harbison-Walker. Other insurance coverage is provided by a number of different policies to which DII Industries acquired access rights when it acquired businesses from other companies. Three coverage-in-place agreements provide reimbursement for asbestos-related claims made against various of the Worthington businesses. DII Industries also has access to other substantial insurance coverage with approximately $2.0 billion in aggregate limits that has not yet been reduced to coverage-in-place agreements.

In August 2001, DII Industries filed a lawsuit in Dallas County, Texas against certain London-based insurers that issued insurance policies that provide coverage to DII Industries for asbestos-related liabilities arising out of the historical operations of Worthington Corporation or its successors. This lawsuit raises essentially the same issue as to the documentation requirements as the Harbison-Walker lawsuit filed in the same court. The London-based insurers filed a motion in the DII Industries lawsuit, seeking to compel the parties to binding arbitration. The trial court denied that motion, and the London-based insurers appealed that decision to the state appellate court. The state appellate court affirmed the lower court. The London-based insurers then removed the case to federal court. The case has since been remanded to state court.

Federal-Mogul Products, Inc. alleges that a significant portion of the insurance coverage applicable to the Worthington claims is shared.

In 2001, Federal-Mogul Products, Inc. and a large number of its affiliated companies filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in Wilmington, Delaware.

In response to Federal-Mogul’s allegations, DII Industries filed a lawsuit in December 2001 in Federal-Mogul’s bankruptcy case, asserting DII Industries’ rights to insurance coverage under historic general liability policies issued to Studebaker-Worthington, Inc. and its successor for asbestos-related liabilities arising from, among other operations, Worthington’s and its successors’ historic operations. This lawsuit also seeks a judicial declaration concerning the competing rights of DII Industries and Federal-Mogul, if any, to this insurance coverage. DII Industries has filed a second amended complaint in that lawsuit, and the parties are now beginning the discovery process.

At the same time, DII Industries filed a second lawsuit in which it has filed a motion for preliminary injunction seeking a stay of all Worthington asbestos-related lawsuits against DII Industries that are scheduled for trial within the six months following the filing of the motion. The stay that DII Industries seeks, if granted, would remain in place pending a final hearing on the competing rights of DII Industries and Federal-Mogul to the allegedly shared insurance. The court has yet to schedule a hearing on DII Industries’ motion for a preliminary injunction.

A number of insurers who are parties to coverage-in-place agreements with DII Industries have suspended payment under the shared Worthington policies until the Federal-Mogul bankruptcy court resolves the insurance issues. Consequently, the effect of the Federal-Mogul bankruptcy on DII Industries’ rights to access this insurance is uncertain.

(iii)	Insurance for KBR Construction-Related Asbestos Liabilities.

Nearly all potential construction-related asbestos liabilities relate to Brown & Root operations before the 1980s. The primary insurance coverage for these claims was written by Highlands Insurance Company during the time that it was one of Halliburton’s subsidiaries. Highlands was spun off to Halliburton’s shareholders in 1996. In April 2000, Highlands filed a lawsuit against Halliburton in the Delaware chancery court. Highlands asserted that the insurance it wrote for Brown & Root that covered construction-related asbestos claims was terminated by agreements between Halliburton and Highlands at the time of the 1996 spinoff. In March 2001, the chancery court ruled that a termination did occur and that Highlands was not obligated to provide coverage for Brown & Root’s asbestos-related claims. The chancery court’s decision was affirmed by the Delaware Supreme Court in March 2002.

As a consequence of the Delaware Supreme Court’s decision, KBR no longer has primary insurance coverage from Highlands for asbestos-related liabilities. However, KBR continues to have significant excess insurance coverage. The extent to which this excess coverage will reimburse KBR for an asbestos-related claim depends on a variety of factors. In March 2002, KBR filed a state-court lawsuit in Jefferson County, Texas, against KBR’s historic insurers that issued these excess insurance policies. In the lawsuit, KBR seeks to establish the specific terms under which it can seek reimbursement for costs it incurs in settling and defending asbestos-related claims from its historic construction operations. On January 6, 2003, this lawsuit was transferred to Harris County, Texas. Until this lawsuit is resolved, the scope of the excess insurance available to KBR will remain uncertain. KBR does not expect to receive reimbursement from excess insurers until the lawsuit is resolved.

(h)	Insurance for Silica Liabilities.

Insurance coverage available for silica-related liabilities is very similar to, and, in many instances, identical to, the insurance available for asbestos-related claims. Therefore, as a general matter, any dollar in insurance coverage paid for a refractory-related asbestos claim is a dollar less that is available for any silica-related claim associated with Harbison-Walker or the historic Dresser Industries operations.

The coverage-in-place agreements also provide insurance coverage for liabilities associated with silica and/or silica-containing products associated with the Harbison-Walker operations and most of the historic DII Industries operations (other than those operations associated with the Worthington Pump, and certain operations of the Dresser Equipment Group, Inc.).

The historic general-liability insurance policies issued to Brown & Root providing insurance coverage for silica liabilities related to Brown & Root also provide coverage for the construction-related asbestos liabilities associated with the historic Brown & Root construction and renovation projects. The silica claims related to Brown & Root arise primarily from allegations of bodily injury suffered as a result of sandblasting operations. Accordingly, the relevant limits of liability are separate from the limits of liability associated with the construction-related asbestos claims. However, KBR’s ability to access its historic insurance coverage for silica claims related to Brown & Root is subject to the same legal uncertainties as is KBR’s ability to access its historic insurance coverage for construction-related asbestos claims.

Remaining silica liabilities are insured under a number of different historic insurance policies issued to a number of different named insureds, depending on their corporate histories, with coverage under those policies typically being subject to self-insurance features, such as deductibles or retrospective rated premiums. These historic general liability insurance policies were issued to, among others, HESI (for Bentonite Performance Minerals and IMCO-related silica claims), or to National Lead Company, NL Industries, Inc., and/or Baroid (for Baroid-related silica claims).

1.4    Genesis of the Reorganization Cases.

(a)	Why the Debtors Decided to Pursue a Bankruptcy Reorganization.

Harbison-Walker’s financial condition began to worsen in late 2000 and continued to deteriorate throughout 2001, raising serious questions about both the company’s ability to fulfill its indemnity obligations to DII Industries and the possible dissipation of shared insurance. In February 2002, Harbison-Walker and various of its affiliates sought protection before the Bankruptcy Court.

Confronted with uncertainty in the marketplace caused by actual or potential asbestos-related and silica-related litigation and the impact of the filing of the Harbison-Walker Cases, the Debtors and their ultimate corporate parent, Halliburton, began exploring options for a consensual resolution of tort liability issues in the first and second quarters of 2002. The Debtors’ aim was to achieve a solution that would be both fair to tort claimants and reasonable in relation to potential liabilities of the Debtors, and that would resolve liability issues in a way that would allow the Debtors to maximize the value of their assets and to be effective competitors in their respective industries.

Initially, efforts to find a resolution focused on the Harbison-Walker Cases. In connection with the Harbison-Walker bankruptcy, DII Industries agreed in February 2002 to provide up to $35 million in debtor-in- possession financing to Harbison-Walker. As of July 31, 2003, all $35 million had been drawn under this facility. In February 2002, DII Industries also paid $40 million to Harbison-Walker’s United States parent company, RHI Refractories, which led RHI Refractories to forgive intercompany debt owed to it by Harbison-Walker. Agreements with RHI Refractories also provided that if an acceptable plan of reorganization was proposed in the Harbison-Walker Cases providing a permanent injunction in favor of DII Industries and its affiliates, DII Industries would pay RHI Refractories an additional $35 million and another $85 million if that plan were confirmed and became effective.

By early summer of 2002, however, it became increasingly clear that it would be difficult for Harbison-Walker to propose a plan of reorganization in its bankruptcy case that would provide DII Industries and its affiliates with the benefits of a channeling injunction. It also became clear to the Debtors’ management that a global resolution of a growing flood of asbestos-related and silica-related personal-injury claims from diverse sources would not be possible in the Harbison-Walker Cases. After considering their options, the Debtors decided to explore the possibility of a stand-alone global resolution. Over the course of the summer and fall, this process led ultimately to development of the Plan.

The plan process involved five steps:

•	negotiation of settlements with firms representing asbestos personal-injury claimants;

•	formation of an ad hoc committee of asbestos plaintiffs firms to serve as a negotiating counterpart to the Debtors and Halliburton;

•	selection of the legal representative to represent the interests of future and unknown asbestos and silica personal-injury claimants;

•	negotiation of an acceptable plan structure in conjunction with the ad hoc asbestos committee, the legal representative, and counsel for various silica plaintiffs; and

•	documentation of the Plan and Plan Documents and preparation of the Disclosure Statement.

While Harbison-Walker and related companies filed a plan of reorganization on July 31, 2003, the Debtors do not believe it probable that DII Industries will be obligated to make either of the additional $35 million or $85 million payments to RHI Refractories described above. First, the plan of reorganization filed by Harbison-Walker, if confirmed, would not cause the issuance of a permanent channeling injunction in favor of DII Industries. Second, the plan filed by Harbison-Walker is not acceptable to DII Industries within the meaning of the February 2002 letter agreement. On August 8, 2003, DII Industries filed a declaratory judgment lawsuit against RHI Refractories in state court in Harris County, Texas, seeking a declaration from the court that DII Industries does not owe RHI Refractories any money under the letter agreement. RHI Refractories subsequently filed a lawsuit against DII Industries and Halliburton in the Allegheny County Court of Common Pleas in Pittsburgh on August 12, 2003, alleging, among other things, breach of contract, anticipatory repudiation of contract, and misrepresentation.

(b)	Negotiation of the Asbestos/Silica PI Trust Claimant Settlement Agreements With Certain Law Firms Representing Asbestos and Silica Claimants.

(i)	Overview.

After the Debtors made the decision to pursue a strategy independent of Harbison-Walker, the Debtors and their outside counsel began discussions with law firms representing a majority of known asbestos and silica claimants in an effort to quantify and liquidate as many claims as possible.

As of September 12, 2003, the Debtors had negotiated 285 agreements-in-principle, of which 270 had been executed. These agreements are summarized below by category:

Type of Settlement	No. of Agreements	Aggregate Value of Settlements Assuming Qualification of All Claims
Asbestos settlement agreements with law firms that entered into settlements with Harbison-Walker, but whose clients did not receive payment on account of such settlements because of Harbison-Walker’s subsequent bankruptcy	37	$338,182,325

Asbestos verdict or judgment settlements	4	$33,186,550

Other asbestos settlements	217	$2,410,874,770

Silica settlements	12	$136,200,000

Subtotal	270	$2,918,443,645

Other negotiated, but not fully executed, asbestos and silica settlements agreements	15	$129,777,849

Total	285	$3,048,221,494

The aggregate values in the chart above represent the Debtors’ best estimates based on information provided by the settling claimants’ law firms, and do not reflect the results of the Debtors’ due diligence efforts associated with the qualification of claims based upon medical and exposure evidence. The Debtors anticipate that the total aggregate value of Qualifying Settled PI Trust Claims will be less than the total aggregate value shown in the chart above, but do not have sufficient information at this time to estimate by how much.

Settlements are conditioned upon, among other things, confirmation of the Plan, issuance of the Injunctions, and satisfaction of documentation and other requirements. Collectively, settlements negotiated by the Debtors cover over 97% of the known holders of asbestos personal-injury claims and over 75% of holders of known silica personal-injury claims. Claimants covered by settlements are not required to vote in favor of the Plan. Claimants also have the right to opt out of such agreements. If they do so, the claims of such claimants will be treated as unsettled and will be liquidated and paid under the Asbestos TDP and Silica TDP, respectively. The Plan provides that delivery of the releases required under the Asbestos/Silica PI Trust Claimant Settlement Agreements and acceptance of payment from the respective trust of the amounts due under those agreements constitute affirmative acceptance by a claimant of the terms of the settlement agreement and agreement to be bound.

The Debtors may enter into additional settlement agreements with holders of asbestos-related personal-injury claims and silica-related personal-injury claims through the Confirmation Date. If they do so, these claims will be treated as liquidated claims for purposes of the Plan, and payments on account of such claims will apply against the Aggregate Settled Claims Cap of $2.775 billion. If the Debtors exceed the Aggregate Settled Claims Cap, they may elect (i) to not file the Reorganization Cases, (ii) to seek to adjust the settlement matrices to reduce the overall amount, (iii) to alter the treatment being provided holders of Asbestos Unsecured PI Trust Claims or Silica Unsecured PI Trust Claims, or (iv) to pursue other alternatives. Pursuit of these options may require amendment of the Plan or other Plan Documents and additional disclosures to affected creditors and an opportunity for such creditors to change their votes. The need to make these disclosures and/or to allow creditors to change their votes may delay filing of the Reorganization Cases. See section 6.4 of this Disclosure Statement for further information regarding the risks associated with the Aggregate Settled Claims Cap.

(ii)	Terms of the Settlement Agreements.

(A)	Asbestos Claimant Settlement Agreements

The majority of the Debtors’ settlements consist of settlements with law firms representing holders of asbestos personal-injury claims who had not previously settled with Harbison-Walker or obtained a verdict or judgment against one of the Debtors. Although these agreements were negotiated individually with each plaintiff’s law firm, each contains substantially similar material terms, other than with respect to the amounts to be paid under the settlements. These include requirements that each claimant covered by an agreement:

•	assent to the agreement;

•	deliver claim submission materials, including documentation of medical and exposure criteria, to the Debtors for evaluation no later than fifteen (15) days after the Confirmation Date; and

•	if qualified by the Debtors after a review of the submitted documentation, deliver to the Debtors a release of claim releasing Halliburton, the Debtors, and related parties of all liability for asbestos claims and any claim that such claimant could be entitled to assert as a result of asbestos exposure.

If qualified by the Debtors and if other conditions precedent are met, the agreements provide for claimants to receive from the Asbestos PI Trust the amount listed for the claimant’s disease category in the relevant Exhibit A attached to the settlement agreement. Claimants with non-malignant disease retain “comeback” rights in the event that they develop a malignant illness in the future.

Each of these settlement agreements is conditioned, among other things, upon:

•	the boards of directors, or other corporate governing bodies of Halliburton and the Debtors, approving for the Debtors’ prepackaged bankruptcy filings;

•	the Debtors and Halliburton obtaining financing that is, in their sole discretion, sufficient and necessary to fund (1) the Debtors’ obligations during the Debtors’ Reorganization Cases, (2) any cash payment due under the arrangements, and (3) the Debtors’ other obligations under the Plan;

•	the sum of cash payments made by the Debtors, Halliburton, and the Halliburton Current Affiliates on account of asbestos-related and silica-related liabilities not exceeding the Aggregate Settled Claims Cap of $2.775 billion (see article 8.1(h) of the Plan);

•	confirmation of the Plan and issuance of the Permanent Channeling Injunction; and

•	approval by the Debtors and Halliburton of the form and substance of all Plan Documents, including the form of the Confirmation Order.

The following chart summarizes the range of settlement values and median payment amounts under the Asbestos Claimant Settlement Agreements executed as of September 12, 2003.

Asbestos Disease Level in Settlement Agreement	Range of Per–Claimant Settlement Values	Median Payment Amount
Mesothelioma	$15,000–$270,000	$100,000
Lung Cancers	$9,000–$80,000	$32,500
Other Cancers	$2,000–$35,000	$12,000
Non-Malignant	$500–$18,737	$1,500

(B)	Harbison-Walker Settled-but-Unpaid Agreements

The next largest group of settlements consists of settlements with law firms representing certain claimants who previously had settled asbestos-related personal-injury claims with Harbison-Walker but whose clients had not been paid on account of those settlements because of Harbison-Walker’s subsequent bankruptcy. Under these agreements, the Debtors have agreed to accept terms previously negotiated between the law firms representing the claimants and Harbison-Walker, including the amounts to be paid, provided that the claimants submit documentation that the claimants had previously settled claims with Harbison-Walker but were not paid prior to the filing of the Harbison-Walker Cases. These agreements also contain provisions for:

•	the assignment of each claimant’s legal and equitable rights granted pursuant to the Harbison-Walker settlement to the Debtors in a form acceptable to the Debtors;

•	transfer to the Debtors of any proof of claim filed by a claimant in the Harbison-Walker Cases;

•	conveyance to the Debtors of any claim, cause of action, or other right a claimant might have to any insurance coverage insuring the Debtors with respect to asbestos-related injuries suffered by a claimant;

•	the payment of additions in lieu of interest accruing at a simple rate of five percent (5%) per year, from November 30, 2002 until the date of payment; and

•	if qualified by the Debtors after a review of the submitted documentation, delivery to the Debtors of a release of claim releasing Halliburton, the Debtors, and related parties of all liability for asbestos claims and any claim such claimant could be entitled to assert as a result of asbestos exposure.

These agreements with Harbison-Walker settled-but-unpaid claimants are subject to the same conditions to effectiveness as the Asbestos Claimant Settlement Agreements described in section 1.4(b)(ii)(A) above.

(C)	Asbestos Verdict Settlement Agreements

The remaining handful of asbestos-related settlement agreements are with law firms representing claimants who had verdicts or judgments in their favor but who had not yet obtained a final, non-appealable judgment. These verdict settlement agreements provide for:

•	the liquidation of the verdict or judgment at an agreed amount;

•	the claimant’s submission of documentation establishing a verdict or judgment in favor of the claimant against one or more of the Debtors;

•	the payment of additions in lieu of interest accruing at a simple rate of five percent (5%) per year until the date of payment; and

•	if qualified by the Debtors after a review of the submitted documentation, delivery to the Debtors of a release of claim releasing Halliburton, the Debtors, and related parties of all liability for asbestos claims and any claim such claimant could be entitled to assert as a result of asbestos exposure.

These verdict settlement agreements are subject to the same conditions to effectiveness as the Asbestos Claimant Settlement Agreements described in section 1.4(b)(ii)(A) above.

(D)	Silica Claimant Settlement Agreements

Agreements with law firms representing silica personal-injury claimants are similar in form and in substance to the majority of asbestos settlement agreements. The Debtors expect to enter into a number of silica-related settlement agreements before the Confirmation Date.

The following chart summarizes the range of settlement values under the Silica Claimant Settlement Agreements executed as of September 12, 2003:

Silica Disease Level in Settlement Agreement	Range of Per–Claimant Settlement Values
Complex Silicosis	$35,000–$100,000
Lung Cancer	$15,000–$100,000
Silicosis	$1,500–$16,000

(iii)	Halliburton Guarantees of Settlement Agreements.

On the Effective Date, Halliburton and HESI have agreed to deliver guarantees to the holders of Settled Asbestos PI Trust Claims and Settled Silica PI Trust Claims which provide for Halliburton to pay each holder of a settled claim the difference between the agreed settlement amount and the amount actually received by such holder from the Asbestos PI Trust or Silica PI Trust, provided that the holder otherwise qualifies for payment under the terms of applicable settlement agreements. Copies of the guarantees Halliburton and HESI will deliver in full and complete satisfaction of its obligations are attached as Exhibit M and Exhibit N to this Disclosure Statement. Under both of these guarantees, Halliburton’s and HESI’s collective guarantee obligations are capped at the difference between $2.775 billion and the aggregate amount deposited into the Asbestos PI Trust and Silica PI Trust by the Debtors, Reorganized Debtors, Halliburton, and Halliburton Current Affiliates and cease altogether once the aggregate amount paid by the Debtors, Reorganized Debtors, Halliburton, and Halliburton Current Affiliates on account of Settled Asbestos PI Trust Claims and Settled Silica PI Trust Claims reaches $2.775 billion. Because it is expected that holders of both Qualifying Settled Asbestos PI Trust Claims and Qualifying Silica PI Trust Claims will receive 100% of the agreed settlement amount from the respective trusts, it is not expected that any payments will be required under either guarantee.

Halliburton and HESI also have agreed to guarantee, upon the filing of the Reorganization Cases, approximately $450 million of the Settled PI Trust Claims. Such claims would be paid by Halliburton and/or HESI, provided that applicable conditions are met on the earlier of the Effective Date or the fourth anniversary of the Petition Date if not paid by the Debtors. Approximately $350 million of these obligations are unpaid Harbison-Walker settlement claims, with the balance being other asbestos and silica liabilities of the Debtors subject to the settlement agreements. This guarantee also guarantees payment of certain quarterly additions in lieu of interest that accrue on account of such claims and become payable on March 1, July 1, September 1, and December 1 of each year, beginning in 2003, subject to deferment. The obligations of Halliburton and HESI under this guarantee are subordinated to certain defined senior indebtedness, including all financial debt and most other contractual obligations other than trade payables and accrued expenses.

(d)	Formation of the Asbestos Committee.

At roughly the same time that settlement discussions were beginning with individual firms, the Debtors and Halliburton began to explore the possibility of implementing a global settlement through a prepackaged plan of reorganization.

Initially, these efforts took the form of informal discussions among the Debtors, Halliburton, and counsel for a number of plaintiffs. By the fall of 2002, these discussions became more organized, with counsel for asbestos claimants forming an ad hoc Asbestos Committee to negotiate with the Debtors on structure and terms of a plan of reorganization. The Asbestos Committee currently consists of the eleven members, all of whom are members of the official asbestos committee in the Harbison-Walker Cases:

Peter Angelos Law Office of Peter Angelos One Charles Center 100 N. Charles Street, 22nd Floor Baltimore MD 21201	Steven Kazan Kazan, McClain, Edises, Abrams, Fernandez, Lyons & Farrise 171 Twelfth Street, Suite 300 Oakland CA 94607

Steven T. Baron Silber Pearlman, LLP 2711 North Haskell Avenue, 5th Floor LB33 Dallas TX 74204	Steven J. Kherkher Williams • Bailey Law Firm, L.L.P. 8441 Gulf Freeway, Suite 600 Houston TX 77107

Matthew P. Bergman Bergman, Senn, Pageler & Frocki 17530 Vashon Highway SW Vashon WA 98070	Sanders McNew Weitz & Luxenberg 180 Maiden Lane New York NY 10038

John D. Cooney Cooney & Conway 120 North LaSalle Street, 30th Floor Chicago IL 50502	Mark C. Meyer Goldberg, Persky, Jennings & White, P.C. 1030 Fifth Avenue Pittsburgh PA 15219

Nancy Worth Davis Motley Rice LLC 28 Bridgeside Blvd. Mt. Pleasant SC 29464	Thomas Wilson Kelley & Ferraro, LLC 1300 East Ninth Street, Suite 1901 Cleveland OH 44144

Christopher E. Fitzgerald Pritchard Law Firm, PLLC 1126 Jackson Avenue, Suite 307 Pascagoula MS 39568

Members of the Asbestos Committee represent a majority of holders of known asbestos personal-injury claims against the Debtors, and represent a broad range of the types of asbestos-related claims that have been asserted against the Debtors. In addition to being experienced plaintiffs’ lawyers, all of the Asbestos Committee members have experience serving on ad hoc or official committees in national and regional asbestos- related bankruptcy cases, and are geographically diverse. As part of the post-petition bankruptcy process, the Debtors intend to ask the U.S. Trustee to appoint the members of the Asbestos Committee, or clients represented by members of the Asbestos Committee, to an official asbestos claimants’ committee in the Debtors’ Reorganization Cases.

The Asbestos Committee is represented by the law firm of Caplin & Drysdale Chtd., which also serves as counsel to the official asbestos claimants committee in the Harbison-Walker Cases. Caplin & Drysdale Chtd.’s fees currently are being paid as administrative expenses in the Harbison-Walker Cases. Fee applications filed by Caplin & Drysdale Chtd. in the Harbison-Walker Cases since February 2003 onward are available for public review in the Office of the Clerk of the Bankruptcy Court, 5414 U.S. Steel Tower, 600 Grant Street, Pittsburgh PA 15219, or for a fee, on the Bankruptcy Court’s public website: www.pawb.uscourts.gov. There are no agreements between the Asbestos Committee and the Debtors and/or Halliburton or the Halliburton Current Affiliates to reimburse the Asbestos Committee for the costs of its counsel or to reimburse members of the Asbestos Committee for their out-of-pocket expenses.

(e)	Selection of the Legal Representative for Unknown and Future Claimants.

To ensure that the interests of unknown and future claimants were represented in the plan negotiation process, the Debtors and Halliburton began considering candidates to serve as the Legal Representative for unknown and future asbestos-related and silica-related personal-injury claimants. Halliburton and the Debtors sought a disinterested candidate with recognized excellence in the field of mass torts, complete independence, and prior experience serving as a legal representative in asbestos cases. In September 2002, after considering numerous suggestions, reviewing resumes from highly qualified candidates, and carefully deliberating, the Debtors, with concurrence of the members of the Asbestos Committee and Halliburton, asked Professor Eric D. Green to serve as Legal Representative.

Professor Green is a Professor of Law at Boston University School of Law where he teaches courses in evidence, alternative dispute resolution, and mass torts. He currently serves as the court-appointed legal representative for future asbestos-related personal-injury claimants in the Babcock & Wilcox Company, et al. cases in the Eastern District of Louisiana and in the Federal-Mogul Products, Inc., et al. cases in the District of Delaware, and he served and continues to serve as the legal representative for the future claimants in In re Fuller-Austin Insulation Company in the District of Delaware. Professor Green also has served as the court-appointed special master in the Ohio Asbestos Litigation (N.D. Ohio), the Connecticut Asbestos Litigation (D. Ct.), and the Massachusetts Asbestos Litigation (D. Mass.; Superior Ct., Com. of Mass.). In addition, Professor Green served as a special consultant to the Manville Personal Injury Settlement Trust and as guardian ad litem for the future claimants in In re Asbestos Litigation, 90 F.3d 963 (5th Cir. 1996) (Ahearn v. Fibreboard, 162 F.R.D. 505 (E.D. Tex. 1995)). As legal representative, special master, and guardian ad litem, Professor Green assisted in the settlement of tens of thousands of asbestos-related personal-injury claims and reviewed such settlements for their fairness, reasonableness, and adequacy. Professor Green’s resume is attached to this Disclosure Statement as Exhibit L. Professor Green has no prior association with the Debtors, Halliburton, or any of their subsidiaries or affiliates. Although Professor Green has not yet been appointed by the Bankruptcy Court, he has been asked, and has insisted on the ability, to act independently as if such appointment already had occurred.

In connection with his prepetition services, Professor Green receives a per-diem fee of $9,000, paid by the Debtors, and is entitled to reimbursement by the Debtors for reasonable out-of-pocket expenses. As of July 31, 2003, the Debtors had paid Professor Green a total of $855,920.92 in fees and expense reimbursements. In addition, the Debtors have agreed to indemnify and hold harmless Professor Green against all losses, claims, damages, liabilities, and expenses incurred as a result of, or in connection with, Professor Green’s services as Legal Representative. It is the intent of the Debtors to request that Professor Green be appointed as Legal Representative following commencement of the Reorganization Cases on substantially the same terms.

The Legal Representative has retained the law firm of Young Conaway Stargatt & Taylor, LLP to serve as his counsel and the investment-banking firm, Dresdner Kleinwort Wasserstein, LLC, to serve as his financial advisor. The Legal Representative also engaged Analysis Research Planning Corporation as an econometric expert to assist the Legal Representative in estimating the number and value of likely future asbestos-related and silica-related personal-injury claims. In addition, the Legal Representative engaged several professionals to assist him in undertaking due diligence of Halliburton’s and the Debtors’ operations and insurance coverage. J.W. Wilson & Associates, Inc., a provider of expert analysis, litigation support, and professional consulting services, assisted the Legal Representative in the areas of economic, accounting, and financial analysis. Schiff Hardin & Waite, a general-practice law firm, provided general legal advice, and Doug C. Allen, a scientist and professional engineer, provided technical services in the areas of insurance coverage and construction. Prepetition compensation arrangements for the Legal Representative’s professionals and disbursements to date are outlined below:

Professional	Pre-Bankruptcy Fee Arrangements	Other	Fees and Expenses as of July 31, 2003
Young Conaway Stargatt & Taylor, LLP	Fee based on customary hourly rates, with right to seek enhancement; $250,000 retainer	Reimbursement of customary out-of-pocket expenses	$1,299,676.90

Dresdner Kleinwort Wasserstein, LLC	$1 million advisory fee and $100,000 monthly advisory fee payable beginning May 2003	Reimbursement of customary out-of-pocket expenses	$1,378,718.12

Analysis Research Planning Corporation	Fee based on customary hourly rates; $75,000 retainer	Reimbursement of customary out-of-pocket expenses	$ 261,371.50

J.W. Wilson & Associates	Fee based on customary hourly rates	Reimbursement of customary out-of-pocket expenses	$ 129,086.03

Schiff, Hardin & Waite	Fee based on customary hourly rates	Reimbursement of customary out-of-pocket expenses	$ 139,286.88

Doug C. Allen	Fee based on customary hourly rates	Reimbursement of customary out-of-pocket expenses	$ 40,153.36

By agreement with the Legal Representative, all prefiling fees and expenses of the Legal Representative’s professionals have been, and will be, paid by the Debtors. Pursuant to a separate agreement, the Debtors jointly and severally have agreed to indemnify and hold harmless Dresdner Kleinwort Wasserstein, LLC for all losses, claims, damages, liabilities, and expenses incurred in connection with the firm’s services to the Legal Representative.

See section 2.12 for a discussion of the anticipated role of the Legal Representative during the Reorganization Cases and sections 4.1(c) and 4.2(c) of this Disclosure Statement for a discussion of the Legal Representative’s role after the Effective Date.

(f)	Plan Negotiations.

After preliminary discussions over the late summer and early fall 2002, the Debtors, Halliburton, the Legal Representative, counsel for the Asbestos Committee, and various plaintiffs’ lawyers, and their respective professionals, began meeting in person and by phone to work on the essential terms of a prepackaged plan of reorganization and the related documents that would govern payments to asbestos and silica personal-injury claimants. These discussions were facilitated at points in the process by Francis McGovern, a professor at Duke University School of Law with a national reputation in dispute resolution in the mass-tort context, who was engaged to act as an informal mediator or special master. Professor McGovern has been paid a total of $525,000 for his services through July 31, 2003. These fees were paid by HESI.

In connection with the negotiation process, the Asbestos Committee, the Legal Representative, and their professionals began a due diligence review of (i) the business affairs of the Debtors, (ii) the asbestos litigation against the Debtors, and (iii) the feasibility of a plan of reorganization and alternative plan structures. Additionally, the Legal Representative’s econometric expert, Analysis Research Planning Corporation, independently evaluated the asbestos-related and silica-related personal-injury claims presently asserted against the Debtors and developed a prediction of the likely number, type, and value of asbestos-related personal-injury claims and silica-related personal-injury claims to be asserted against the Debtors in the future. Analysis Research Planning Corporation also reviewed and had the opportunity to test the assumptions and conclusions in the report prepared for the Debtors by Hamilton, Rabinovitz & Alschuler, Inc. See section 5.1(d)(i) of this Disclosure Statement for a more complete discussion of the report prepared by Hamilton, Rabinovitz & Alschuler.

After multiple and lengthy negotiations, the Debtors, Halliburton, the Asbestos Committee, and the Legal Representative entered into a term sheet on December 18, 2002, that would form a basis for global resolution of the Debtors’ asbestos-related and silica-related liabilities.

After negotiation of the term sheet, the parties continued to meet over the course of the spring and summer of 2003 to finalize the terms of the global settlement, including the trust distribution procedures that would govern liquidation and payment of claims to be channeled to the trusts. The parties also negotiated a funding structure for the Silica PI Trust acceptable to the Legal Representative. The Asbestos Committee and Legal Representative, based on the current state of the Legal Representative’s due diligence, strongly support the resulting Plan and plan structure.3

See section 1.5 of this Disclosure Statement for a discussion of certain agreements between the Debtors and Halliburton in connection with the Plan.

1.5    Prefiling Transactions in Contemplation of Plan.

(a)	Overview.

Before, and in connection with, filing the Reorganization Cases, the Debtors and Halliburton will complete a prefiling corporate restructuring they began in 2002. This restructuring will be completed pursuant to the terms of an intercompany restructuring agreement and will further the aims of the Plan by facilitating financing of the Debtors’ obligations under the Plan. As a result of this restructuring, (i) Halliburton’s energy services group will be consolidated under HESI and its subsidiaries and (ii) Halliburton’s engineering and construction services group will be brought under DII Industries and its subsidiaries, including KBR. Halliburton believes the prefiling restructuring should facilitate the organizational, financial, and operational separation of its two business groups, thereby significantly improving operating efficiencies in both, while streamlining management and easing manpower requirements. Completion of the prefiling restructuring would facilitate separating the ownership of the two businesses if Halliburton identifies an opportunity that produces greater value for its stockholders than continuing to own both businesses. Completion of the prefiling restructuring also will materially facilitate the ability of Halliburton to obtain the funds in the capital markets necessary to fund the Plan and ensure prompt payment of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims in accordance with the Plan. In connection with, and in anticipation of, completion of the restructuring and funding of the Plan, Halliburton recently has raised approximately $1.2 billion through its sale of convertible debt securities.

DII Industries currently is a direct wholly owned subsidiary of Halliburton and the direct or indirect owner of all of Halliburton’s other subsidiaries, including HESI and KBR.

(b)	Completion of the Prefiling Restructuring.

The prefiling transactions will include completion of the prefiling restructuring of Halliburton’s business groups. The steps remaining to be taken include the following:

•	Halliburton will contribute intercompany payables owed by DII Industries to Halliburton in the amount of approximately $1.1 billion to DII Industries’ equity;

•	DII Industries will distribute to Halliburton all of the outstanding stock of HESI;

•	Halliburton will contribute to HESI the entire equity ownership in DII Industries;

•	HESI will deliver to DII Industries the HESI Notes in the total principal amount of approximately $1.4 billion;

•	HESI will grant to DII Industries an irrevocable option to acquire, at no cost to DII Industries, up to 59.5 million shares of Halliburton’s common stock, which Halliburton will provide to

[3]	The Legal Representative’s support is subject to his ongoing due diligence.

HESI for use by DII Industries deliver to the Asbestos PI Trust or, if the Plan does not become effective, otherwise use in paying its obligations as they become due; and

•	HESI will contribute all of its equity interest in BPM to DII Industries.

Halliburton plans to effect these transactions after the Debtors have received votes sufficient for confirmation of the Plan and immediately prior to the filing of the Reorganization Cases.

As a result of the prefiling restructuring, HESI and DII Industries, in effect, will switch places in the organizational structure of the Halliburton entities—HESI will become a direct wholly owned subsidiary of Halliburton and the direct owner of DII Industries and various other subsidiaries. In addition, BPM will become a direct subsidiary of DII Industries. Following these changes, HESI and DII Industries will enter into various agreements to complete the prefiling restructuring and prepare for implementation of the Plan. These agreements include a support agreement, an option agreement, arrangements respecting DII Industries’ outstanding publicly owned debt securities, the Halliburton Intercompany Settlement Agreement, and other ancillary agreements. Halliburton also will be a party to some of these agreements.

(c)	Support Agreement.

Under the support agreement, HESI will:

•	execute and deliver to DII Industries the HESI Notes;

•	relinquish its rights to the proceeds of insurance to which DII Industries may become entitled as a result of paying Asbestos PI Trust Claims and Silica PI Trust Claims, and other claims it may pay in the future, including payments under the Plan; and

•	enter into, and cause Halliburton (pursuant to a Halliburton undertaking) to enter into, the stock agreement (described below).

The HESI Notes will mature in 2033, be payable in equal annual installments of principal totaling approximately $47 million, and bear interest on the unpaid principal at the rate of 5% per annum payable annually. Under certain circumstances, DII Industries will be able to require prepayment of the HESI Notes. Payment of the HESI Notes will not be contingent on implementation of the Plan, but, if the Plan becomes effective, HESI will be required to prepay them in full on the Effective Date of the Plan.

The support agreement will constitute an amendment to the 1999 Indenture under which (i) DII Industries contributed its unincorporated energy-services divisions and other assets to HESI and (ii) HESI, as between it and DII Industries, assumed various obligations of DII Industries, including those attributable to the contributed divisions. These contributed assets include rights to insurance proceeds to which DII Industries thereafter would become entitled as a result of its payment of claims, including Asbestos PI Trust Claims and Silica PI Trust Claims, attributable to its discontinued operations, including those of the contributed divisions. The assumed obligations include unspecified contingent obligations attributable to those discontinued operations. The 1999 Indenture expressly provided that none of its benefits would be available to any person other than HESI and DII Industries.

The support agreement’s amendments to the 1999 Indenture will include:

•	a rescission of HESI’s rights to insurance proceeds respecting claims hereafter paid, whether under the Plan or otherwise; and

•	an express exclusion from HESI’s assumption of liabilities of all obligations attributable to pending and future asbestos-related and silica-related claims.

(d)	Stock Agreement.

The stock agreement will include HESI’s grant to DII Industries of an irrevocable, ten-year option to acquire from HESI, at no cost to DII Industries, up to 59.5 million shares of Halliburton’s common stock for use by DII Industries, directly or through its proceeds from its sale of the shares, to pay its debts as they mature and become due. On the Effective Date of the Plan, DII Industries would exercise this option in full and assign all the optioned shares to the Asbestos PI Trust in accordance with the Plan. Halliburton would agree in the stock agreement to deliver the optioned shares to HESI when DII Industries exercises its option to acquire them.

(e)	Certain Parent Financing Arrangements.

Prior to the filing of the Reorganization Cases, Halliburton anticipates entering into:

•	a senior unsecured credit facility;

•	a master letter of credit facility; and

•	a revolving credit facility.

(i)	Senior Unsecured Credit Facility.

The senior unsecured credit facility is a senior unsecured, delayed, multi-draw term loan facility, and will provide for term loans of up to $2.0 billion to finance, if, as, and when needed, the cash payments to be made by Halliburton under the Plan. Halliburton raised approximately $1.2 billion through the sale of convertible notes in June 2003 that may be used to fund cash contributions under the Plan. Halliburton may raise an additional portion of these funds through other sources and, if so, the size of the facility would be reduced accordingly.

The senior unsecured credit facility will be available in two drawings. These drawings will be subject to satisfaction of certain conditions precedent, including confirmation of the proposed Plan.

The senior unsecured credit facility will require Halliburton to apply the following proceeds to prepay amounts outstanding under the facility, with respect to any prepayment, without premium or penalty but with breakage costs (if applicable):

•	all net proceeds from any capital markets issuance (public or private) at any time;

•	net cash proceeds from the sale of assets of Halliburton and its subsidiaries (excluding customary exceptions to be agreed upon) remaining after application of such proceeds against advances under the master letter of credit facility (as identified below); and

•	all insurance proceeds received by Halliburton or its subsidiaries in respect of asbestos-related or silica-related claims.

One-half of the amount drawn (as reduced by any prepayments) will be due and payable on the date which is 120 days from the date of the first draw, and all other outstanding amounts will be due on the date which is 364 days from the date of the first draw.

(ii)	Master Letter of Credit Facility.

The senior secured master letter of credit facility, a credit facility of up to at least $1.4 billion, would be entered into by Halliburton and (to the extent they are account parties with respect to particular letters of credit) HESI, KBR, and DII Industries. This facility will cover at least 90% of the face amount of existing letters of credit with a face amount in excess of $1 million issued for the benefit of Halliburton or its subsidiaries (including renewals thereof), such credit to be provided by each lender to the extent of any draw on an existing letter of credit issued by it.

Until satisfaction of the conditions for release of collateral identified below, the master letter of credit facility will be guaranteed (to the extent they are not account parties) by Halliburton, HESI, and certain domestic subsidiaries of Halliburton and HESI (excluding DII Industries and its subsidiaries prior to the Effective Date of the Plan). For purposes of the guarantee, “subsidiaries” of HESI and Halliburton will be determined after giving effect to the proposed restructuring and would exclude DII Industries and its subsidiaries during the period prior to the Effective Date of the Plan. After satisfaction of the conditions for release of collateral (as described below), the guarantees would cease to be in effect, but Halliburton would remain a guarantor with respect to any draw on a letter of credit under the facility for which Halliburton is not the account party. At the option of Halliburton, the guarantors may, at any time, also guarantee payment of any of the debt which may be required to be secured as described below, except that such guarantees will terminate upon release of the collateral.

The purpose of the master letter of credit facility is to provide a term-out for any draws of existing letters of credit issued by the lenders entering into the master letter of credit facility prior to the earlier of (A) April 30, 2004, and (B) the Effective Date, as well as to provide collateral for the reimbursement obligations in respect thereof. During the term of the master letter of credit facility prior to the term-out date, any draw on a facility letter of credit would be advanced by the lender that issued such letter of credit under the facility. Until the Effective Date of the Plan, the terms of the master letter of credit facility would override any reimbursement, cash collateral, or other agreements or arrangements between any individual lender and the account party or any of its affiliates relating to the facility letter of credits, whether or not drawn. Until the date that is one year after the term-out date, the terms of the master letter of credit facility would override any such agreement or arrangement relating to any letter of credit under the facility which is drawn prior to the term-out date (unless such letter of credit advance is prepaid prior to such date). Each lender will permanently waive any right that it might otherwise have pursuant to any such agreement or arrangement to demand cash collateral as a result of the filing of Reorganization Cases.

On the occurrence of the term-out date, all letter of credit advances outstanding under the master letter of credit facility on the term-out date, if any, would become term loans payable in full on the date which is one year after the term-out date, unless voluntarily prepaid prior to such date.

Until satisfaction of conditions for release of the collateral identified below, advances under the master letter of credit facility will be secured by a perfected, first-priority lien on (A) 100% of the stock of HESI, (B) 100% of the stock or other equity interests owned by Halliburton or HESI of the first-tier domestic subsidiaries of Halliburton and HESI (other than Halliburton Affiliates LLC), (C) 66% of the equity interests of Halliburton Affiliates LLC, (D) 66% of the stock or other equity interests owned by Halliburton or HESI of the first-tier foreign subsidiaries of Halliburton and HESI, and (E) after the Effective Date, only to the extent permitted by the Trustees of the Asbestos PI Trust and the Trustee of the Silica PI Trust, a second-priority lien on the equity interests in DII Industries. In addition, if at any time Halliburton’s long-term senior unsecured debt is rated lower than BBB- by S&P or lower than Baa3 by Moody’s, then Halliburton, within 20 days in the case of personal property and within 45 days in the case of real property and other assets, must take such action as is necessary to secure the master letter of credit facility by a perfected, first-priority lien on the tangible and intangible assets (with customary exceptions to be agreed) of Halliburton, HESI, and HESI’s directly or indirectly wholly owned domestic subsidiaries (except (1) DII Industries and its subsidiaries and (2) Halliburton Affiliates LLC and its subsidiaries). Any such collateral would be shared pro rata with the lenders under the revolving credit facility and, to the extent that the aggregate principal amount of all letter of credit advances under the master letter of credit facility, borrowings under the revolving credit facility (described below), and all other secured debt of Halliburton and its subsidiaries exceeds 5% of consolidated net tangible assets of Halliburton and its subsidiaries, such collateral would also be shared with the holders of Halliburton’s 8.75% notes due 2021, Halliburton’s 3.125% senior unsecured notes due 2023, medium-term notes, and any other new issuance of debt of Halliburton that Halliburton may issue prior to the Effective Date of the Plan to the extent that a new issuance includes a requirement that the holders thereof be secured with Halliburton’s other creditors (not to exceed an aggregate of $2.0 billion of such new issuances). Upon satisfaction of conditions for release of collateral, the master letter of credit facility will become unsecured.

(iii)	Revolving Credit Facility.

In connection with the Plan, Halliburton will replace its existing credit agreement dated as of August 16, 2001, with a new three-year facility with availability of up to $700 million, which will provide for revolving credit loans and issuance of standby and trade letters of credit.

Until satisfaction of the conditions for release of collateral identified below, HESI and certain domestic subsidiaries of Halliburton and HESI (excluding DII Industries and its subsidiaries prior to the Effective Date of the Plan) would guarantee obligations under the revolving credit facility. At the option of Halliburton, the guarantors may, at any time, also guarantee payment of any of the debt which may be required to be secured as described in the preceding paragraph, except that such guarantees shall terminate upon release of the collateral.

Lenders under this facility will share in the collateral securing the master letter of credit facility that is described above.

(iv)	Conditions to Release of Collateral.

The Debtors anticipate that the master letter of credit facility and revolving credit facility will be secured by a perfected, first-priority lien on certain of the Debtors’ assets. Any such liens would be released if:

•	the Effective Date of the Plan occurs;

•	there is no proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (A) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties, or prospects of Halliburton and its subsidiaries on a consolidated basis except for litigation that is pending or threatened prior to the effective date of the revolving credit facility and master letter of credit facility and disclosed to the lenders under the revolving credit facility and master letter of credit facility or (B) purports to affect the legality, validity, or enforceability of a borrower’s obligations or the rights and remedies of any of the lenders under the revolving credit facility and master letter of credit facility, and there shall have been no material adverse change in the status of, or financial effect on, Halliburton on a consolidated basis as a result of the disclosed litigation;

•	Halliburton’s long-term senior unsecured debt is rated BBB or higher (stable outlook) by S&P and Baa2 or higher (stable outlook) by Moody’s and these ratings have been recently confirmed by S&P and Moody’s;

•	there is no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Halliburton and its subsidiaries, on a consolidated basis, since December 31, 2002 other than as disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and except for any accounting charges to be taken by Halliburton in connection with the Plan; and

•	the borrowers are not in default under the revolving credit facility or the master letter of credit facility.

(f)	Ancillary Agreements.

In connection with the prefiling restructuring, HESI and DII Industries have entered into, or will enter into, a series of agreements governing their relationship following the prefiling restructuring. These include provisions in a master agreement relating to insurance provided under Halliburton’s policies, a tax-sharing agreement, and a transition-services agreement.

(g)	Exchange Offer Related to DII Industries Debentures.

The DII Industries Debentures are DII Industries’ only outstanding issue of publicly held debt. HESI agreed in 1999 to be responsible, as between it and DII Industries, for the payment of these securities. Before the Reorganization Cases are filed, Halliburton intends to commence an exchange offer and consent solicitation, pursuant to which Halliburton will offer to issue Halliburton debentures in exchange for the DII Industries Debentures. Any consents solicited from the holders of the DII Industries Debentures would relate to amendments of the related indenture that would effect, among other changes, changes in the default provisions of the indenture so that the filing of the Reorganization Cases would not constitute an event of default under the indenture.

(h)	Halliburton Intercompany Settlement Agreement.

In connection with proposal of the Plan, the Debtors will enter into a settlement agreement with Halliburton and HESI. Under this agreement, which will be executed prior to the Effective Date, Halliburton, the Halliburton Current Affiliates, and officers, directors, employees, attorneys, professionals, and agents of Halliburton, the Halliburton Current Affiliates, and the Debtors will be made beneficiaries of the section 105(a) and 524(g) injunctions to be issued in the Reorganization Cases and will receive a release from each of the Debtors on the Effective Date of the Plan of all claims and causes of action the Debtors or their Estates might have against them, including (i) any claims in the nature of fraudulent-transfer or conveyance actions, (ii) all successorship, veil-piercing, or alter-ego type claims, and (iii) any claims related to insurance or the placement of insurance coverage under which any Debtor was or is an additional insured, but excluding contractual claims under the Plan Documents, the prefiling restructuring agreements, and other agreements.

In connection with this settlement, Halliburton has agreed to (i) guarantee the notes to be issued to the Asbestos PI Trust and the Silica PI Trust under the Plan, (ii) guarantee the Debtors’ obligations under the Asbestos PI Trust Funding Agreement and the Silica PI Trust Funding Agreement (subject to a cap), (iii) guarantee the obligations of the Debtors to certain asbestos claimants whose claims were settled in the Harbison- Walker Cases, (iv) provide debtor-in-possession financing to enable the Debtors to meet postpetition obligations during the pendency of the Reorganization Cases, and (v) undertake and perform all other obligations required of it under the Plan. A copy of the Halliburton Intercompany Settlement Agreement is attached as Exhibit 15 to the Plan. The terms of the Halliburton Intercompany Settlement Agreement are evidenced and further embodied in article 10.6 of the Plan.

1.6    Settlement Related to the Harbison-Walker Entities.

On August 28, 2003, the Debtors, Halliburton, Harbison-Walker, and various Harbison-Walker Affiliates entered into the settlement agreement attached as Exhibit O to this Disclosure Statement to resolve all of the outstanding issues among them. Under this settlement:

•	the Harbison-Walker Protected Parties will be made beneficiaries of the channeling injunctions to be issued in the Debtors’ Reorganization Cases;

•	the Harbison-Walker Entities will be indemnified by the Asbestos PI Trust and the Silica PI Trust for any Asbestos Unsecured PI Trust Claims or Silica Unsecured PI Trust Claims brought against the Harbison-Walker Entities;

•	Harbison-Walker and various of its Affiliates will relinquish all rights in the Harbison-Walker Shared Insurance Policies on the Effective Date of the Plan;

•	on the earlier of the Effective Date of the Plan, the effective date of a Harbison-Walker plan of reorganization, or December 31, 2003, DII Industries will purchase Harbison-Walker’s outstanding insurance receivable for $50.1 million, less any proceeds received by Harbison-Walker prior to the purchase date on account of the receivable;

•	DII Industries will forgive outstanding amounts due under the Harbison-Walker debtor-in-possession facility (including fees and interest) on the earlier of the Effective Date of the Plan or the effective date of a Harbison-Walker plan of reorganization; and

•	DII Industries and the Harbison-Walker Entities will allocate among themselves the liability associated with various non-asbestos/non-silica product-liability claims.

Implementation of the Harbison-Walker Settlement Agreement is contingent upon approval by the Bankruptcy Court in the Harbison-Walker Cases and occurrence of the Effective Date of the Plan with respect to those provisions in the settlement agreement related to shared insurance. A hearing on approval of the Harbison-Walker Settlement Agreement currently is set for October 2, 2003. If the agreement is approved and becomes effective in accordance with its terms, holders of asbestos-related and silica-related personal-injury claims against the Harbison-Walker Entities will be satisfied in full through treatment of their Claims in the Debtors’ Reorganization Cases. In that event, such holders will not be entitled to further payment in the Harbison-Walker Cases.

The Harbison-Walker Settlement Agreement provides for the channeling of all asbestos-related and silica-related personal-liability claims of the Harbison-Walker Entities to the Asbestos PI Trust and Silica PI Trust respectively, regardless of whether those obligations are also obligations of a Debtor. See section 1.3(f) of this Disclosure Statement for a discussion of those liabilities.

See section 6.6 of this Disclosure Statement for a discussion of certain risks associated with the Harbison-Walker Settlement Agreement.

1.7    Asbestos/Silica Insurance Company Settlements.

As of the Solicitation Date, the Debtors have not entered into any plan-related settlements with Asbestos/Silica Insurance Companies. It is possible, however, that the Debtors may do so prior to the Confirmation Date and, if so, the Debtors will file a list of such settlements with the clerk of the Bankruptcy Court and make the list available on their restructuring-information website: www.dresser-kbr-prepack.com. Lists of any settlements after the Confirmation Date will be filed of record with the Bankruptcy Court.

See section 3.6(c)(ii) of this Disclosure Statement for information about the injunction that will enjoin certain suits against a Settling Asbestos/Silica Insurance Company under the Plan if the Debtors or the Reorganized Debtors reach any such settlements.

SECTION 2

ANTICIPATED EVENTS DURING THE REORGANIZATION CASES

2.1  Commencement of the Reorganization Cases.

Filing of the Reorganization Cases is dependent on the outcome of voting on the Plan and the satisfaction of certain agreed prefiling conditions, including completion of due diligence by the Debtors and approval by the board of directors or the managing member, as the case may be, of Halliburton and the Debtors. If the prefiling conditions are met, the Debtors intend to commence the Reorganization Cases by filing voluntary petitions for bankruptcy relief in Pittsburgh before the Bankruptcy Court.

If filed, the Reorganization Cases will be filed as cases under chapter 11 of the Bankruptcy Code, meaning that the Debtors will continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and no trustee will be appointed for the Debtors or their property.

2.2  Joint Administration.

If the Reorganization Cases are filed, the Debtors will ask for authorization from the Bankruptcy Court for their cases to be jointly administered. If such authorization is granted, the Debtors’ cases will be treated as a single case for administrative purposes, such as filing of motions and other papers.

2.3  Payment of Debt Incurred in the Ordinary Course of Business.

The Debtors will request that the Bankruptcy Court enter an order on the Petition Date or as soon thereafter as a hearing can be scheduled authorizing the Debtors to pay, in their discretion, all undisputed prepetition indebtedness and obligations (other than Asbestos PI Trust Claims and Silica PI Trust Claims) incurred in the ordinary course of business as these mature in accordance with their terms, and to pay salaries, wages, benefits, and other amounts owed to employees and contractual consultants. These include obligations that were, or may have been, incurred before the Petition Date.

2.4  Assumption of Executory Construction and Service Contracts and Relief from Stay.

The Debtors will request authority on the Petition Date to assume (i.e., affirm) all their ongoing construction and services contracts and will seek relief from the automatic stay to allow counterparties to exercise all rights and remedies under such contracts other than rights or remedies arising as a result of the filing of the Reorganization Cases. The effect of this relief under United States bankruptcy laws would be to make these contracts binding obligations of the Estates and of the Reorganized Debtors and elevate any claim for a future breach by a Debtor to administrative-claim status. The Debtors do not believe that they are in default or breach of any executory contract to which they or any of them is a party. Until such assumption is approved, the Debtors fully intend to continue meeting all performance and other obligations under such contracts in accordance with the terms of such contracts.

On the Petition Date, KBR separately will seek to assume the Barracuda Contract and the related patent sublicense agreement and subcontracts and possibly other related agreements, nunc pro tunc. The Debtors will not seek relief from the Bankruptcy Court to extend any applicable cure periods with respect to any actual or potential defaults under such contracts or any other related contracts to which KBR is a party. In addition, the order approving such assumption will not act, or be deemed to act, as a waiver or cure of any existing or potential default thereunder, including any existing ongoing disputes between the parties. The Debtors also will seek an order granting the nondebtor parties to such contracts relief from the automatic stay with respect to any and all notices, reports, and communications that may be delivered to KBR in connection with the Barracuda Contract and the patent and sublicense agreement or in connection with any disputes or arbitration under the Barracuda Contract.

The Debtors will not assume any executory contracts related to completed projects or services providing for indemnification for, or a warranty that would cover, asbestos-related or silica-related liabilities and will seek to reject any such agreements before, or in connection with, Confirmation of the Plan. All claims arising under such agreements related to asbestos-related personal-injury liabilities and silica-related personal-injury liabilities are Asbestos PI Trust Claims or Silica PI Trust Claims, respectively, and will be channeled to, and be paid in accordance with, the terms of the Asbestos PI Trust in the case of asbestos-related claims and the Silica PI Trust in the case of silica-related claims. Pursuit of such claims against any of the Debtor-Affiliated Protected Parties will be permanently enjoined by the injunctions to be issued in connection with the Plan. See section 3.6 of this Disclosure Statement for a description of the Injunctions that will take effect on the Effective Date of the Plan.

2.5  DIP Financing.

As part of the Reorganization Cases, the Debtors intend to seek approval of the Bankruptcy Court for a debtor-in-possession credit facility to be provided by Halliburton to enable the Debtors to have additional liquidity during the pendency of the Reorganization Cases. Under this DIP facility, Halliburton will make loans to the Debtors on a revolving basis for working capital, capital expenditures, and general corporate purposes, and, at Halliburton’s option, will cause letters of credit to be issued for the benefit of the Debtors and their subsidiaries. Under the proposed DIP facility, the total of such loans and letters of credit under the facility may not exceed $150 million in the aggregate outstanding at any time.

The utilized portion of the DIP facility will bear interest at a spread of either 2.50% over LIBOR or the prime rate plus 1.50%, at the borrowers’ option, payable in arrears on a quarterly basis in the case of prime rate borrowings and at the end of the applicable interest period, but no less frequently than quarterly, in the case of LIBOR borrowings. In addition, a commitment fee of 0.50% per annum shall be payable quarterly in arrears for un-utilized portions of the DIP facility.

The DIP facility will mature on the Effective Date of the Plan and will not be required to be prepaid or cash collateralized prior to maturity absent an event of default. The DIP facility will include certain affirmative and negative covenants.

All amounts owing by the Debtors under the DIP facility will be treated as allowed super-priority administrative-expense claims pursuant to section 364(c)(1) of the Bankruptcy Code and will have priority over all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject only to a carve-out in an amount to be agreed for (a) professional fees and (b) fees pursuant to 28 U.S.C. § 1930.

2.6  Asset Sales.

The Debtors intend to file a motion in the Reorganization Cases authorizing them to sell or otherwise dispose of assets in the ordinary course of business based upon historic practices, without need for further notice or court approval, up to a certain cap on the total purchase price per transaction.

The Debtors may sell or dispose of assets in larger transactions but will seek court orders authorizing specific transactions after notice and hearing.

2.7  Impact of Reorganization Cases on Halliburton and Halliburton Current Affiliates.

Other than the Debtors, none of the subsidiaries of Halliburton (including HESI and domestic and non-U.S. subsidiaries of the Debtors) or Halliburton itself will be a debtor in reorganization proceedings in the United States or similar proceedings outside the United States. It is the Debtors’ expectation that Halliburton, HESI, and each of the Debtors’ nondebtor affiliates will continue normal operations and continue to fulfill all of their respective obligations in the ordinary course as they become due.

2.8  Retention of Professionals by Debtors.

The Debtors anticipate that they will request that the Bankruptcy Court approve continued retention of the Professional Persons who represented the Debtors prior to the filing of their Reorganization Cases. These professionals include Kirkpatrick & Lockhart LLP as counsel; KPMG LLP as reorganization consultants; Gollatz, Griffin & Ewing as special asbestos-litigation counsel; Hamilton, Rabinovitz & Alschuler, Inc. as the Debtors’ asbestos econometric expert; and The Trumbull Group, L.L.C. as balloting, claims, and notice agent. In a typical chapter 11 case, court-appointed committees and representatives, such as a legal representative, also are entitled to employ professionals and have those professionals paid by the estate, subject to court approval. See sections 2.9, 2.10, and 2.11 of this Disclosure Statement for a discussion of the professionals who the Debtors understand will be retained by the Asbestos Committee and the Legal Representative upon official appointment in the Reorganization Cases.

2.9  Request for Appointment of Asbestos Committee as an Official Committee.

The Debtors intend to ask the U.S. Trustee to appoint the members of the Asbestos Committee, or clients represented by such members, to an official committee of asbestos claimants.

If appointed, the Debtors understand that the Asbestos Committee, if its composition remains the same, will request retention of Caplin & Drysdale, Chtd. as its national counsel and Campbell & Levine, PC as its Pennsylvania counsel. If this retention is approved, these professionals will seek approval from the Bankruptcy Court of their fees and expenses. If these fees and expenses are approved by the Bankruptcy Court, such fees and expenses will be borne by the Debtors as an administrative expense.

2.10  Request for Bankruptcy Court Approval of Selection of Legal Representative.

The Debtors intend to request that the Bankruptcy Court approve the Debtors’ and Asbestos Committee’s selection of Professor Eric D. Green as the Legal Representative for purposes of the Reorganization Cases to represent the interests of future and unknown holders of asbestos-related and silica-related personal-injury demands. Professor Green’s qualifications to serve as Legal Representative, and the process by which the Debtors selected him with input from the Asbestos Committee, are described in section 1.4(d) of this Disclosure Statement. Professor Green’s resume is attached hereto as Exhibit L. The Debtors anticipate that Professor Green would continue to be compensated for his services on substantially the same terms as prior to the filing. Those terms are discussed more fully in section 1.4(d) of this Disclosure Statement.

If Professor Green is appointed as Legal Representative, the Debtors understand that he will request authority from the Bankruptcy Court to retain Young Conaway Stargatt & Taylor, LLP as counsel, Meyer, Unkovic & Scott L.L.P as local counsel, and Analysis Research Planning Corporation as econometric expert on terms similar to the terms on which the firms were employed prior to the Petition Date, subject to court review and allowance of fees and expenses. The Debtors also understand that Professor Green would seek to retain Dresdner Kleinwort Wasserstein, LLC on terms that would provide for the firm to receive a quarterly advisory fee of $300,000 and an additional fee of $250,000 payable upon confirmation of the Plan. If approved by the Bankruptcy Court, such fees and expenses will be borne by the Debtors as an administrative expense.

2.11  Possibility of Additional Committees.

The U.S. Trustee has the authority under section 1102 of the Bankruptcy Code to appoint a committee of holders of Unsecured Claims other than Asbestos Unsecured PI Trust Claims. However, because the Plan is a prepackaged plan, and because of the Debtors’ request for an order authorizing the Debtors to pay substantially all prepetition ordinary-course liabilities, it is possible that the U.S. Trustee may elect in the exercise of his or her discretion not to appoint a statutory committee of unsecured creditors. If additional committees are appointed, such committees will have the right, subject to Bankruptcy Court approval, to retain counsel and other professionals. If they do so, the fees and expenses of such professionals would be obligations of the Debtors to the extent approved by the Bankruptcy Court.

2.12  Confirmation Hearing.

On or about the Petition Date, the Debtors intend to seek an order of the Bankruptcy Court scheduling a hearing as soon as possible to consider Confirmation of the Plan and, to the extent the Reorganization Cases are not pending before the District Court, may seek an order withdrawing the reference to permit the Confirmation Hearing to be conducted before the District Court, either wholly or in part. Notice of the Confirmation Hearing will be published as provided by order of the Bankruptcy Court. Notice also will be published in Mealey’s Asbestos Reporter. Notices and announcements regarding the Confirmation Hearing also will be available online at no cost at the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com.

2.13  Bar Dates.

As of the Solicitation Date, the Debtors do not intend to seek establishment of any bar dates in the Reorganization Cases (other than the Administrative Claims Bar Date) or otherwise require creditors to file proofs of claim in the Reorganization Cases. However, if deemed appropriate by them, the Debtors may seek to establish one or more bar dates to facilitate administration of the Reorganization Cases.

2.14  Preferences and Fraudulent Conveyance Actions.

(a)	Preferences.

The Debtors believe they will have no preference actions that they or anyone acting on their behalf should pursue in the Reorganization Cases. A preference is a transfer to a creditor in payment of an existing debt made within certain statutorily determined time periods before the commencement of the case. The trustee or the debtor in possession may recover preferences for the benefit of all creditors of the estate in order to prohibit the debtor from favoring some creditors over others on the eve of bankruptcy and frustrating the Bankruptcy Code’s goal of equitable distribution to all creditors. To establish a preference and recover funds paid out, the trustee or the estate must prove that a transfer of a debtor’s property was made:

•	to or for the benefit of a creditor;

•	on account of an existing debt;

•	while the debtor was insolvent;

•	within 90 days (one year, if to an “insider”) before the debtor’s bankruptcy petition was filed; and

•	so as to enable the creditor to receive more than it would have received if the transfer had not been made, the debtor was liquidated under chapter 7 and the creditor received the distributions it would have received in a chapter 7 case.

The preference statute excepts payments made “in the ordinary course of business” according to ordinary business terms, and these payments are not recoverable from creditors. Also excepted are payments made for new value or a substantially contemporaneous exchange of money and goods.

Under these standards, if a debtor makes a payment when it is solvent or the payee does not receive more than it would receive in a chapter 7 liquidation of that debtor, the payment will not be avoidable as preferential. The Debtors believe they are, and through the Petition Date will remain, solvent. Because the Plan provides for the payment in full of all creditors of the Debtors, the Debtors also believe their prefiling payments will not cause unsecured creditors in the Reorganization Cases to receive more favorable treatment than other creditors.

Most payments made to creditors within 90 days prior to the Petition Date will be payments to vendors and other trade creditors in the ordinary course of their business. The Debtors believe the ordinary-course defense provided by section 547(c)(2) of the Bankruptcy Code would protect these payments from avoidance.

(b)	Fraudulent Transfer Laws.

The Debtors also believe there will be no fraudulent-transfer or conveyance actions that they or anyone else acting on behalf of their unsecured creditors should pursue in the Reorganization Cases. Under the Plan, Confirmation will extinguish claims the Debtors and their creditors, including holders of Asbestos PI Trust Claims and Silica PI Trust Claims, might have under the applicable state fraudulent-transfer or conveyance laws and the corresponding provisions of section 548 of the Bankruptcy Code against Halliburton, HESI, and the Released Nondebtor Affiliates.

In the case of the Debtors, intercompany transactions between one or more of them and nondebtor Halliburton entities since Halliburton acquired Dresser Industries in 1998 could be subject to review and then, upon the required showing, avoidance under the applicable fraudulent-transfer law. In the case of DII Industries, these transactions include various aspects of the prefiling restructuring described in section 1.5 of this Disclosure Statement, including the transactions Halliburton, DII Industries, and HESI plan to effect prior to the Petition Date. A fraudulent-transfer action involving the prefiling restructuring or other transactions could be brought in the Bankruptcy Court or, if the Reorganization Cases are not filed, in a lawsuit filed in another court of appropriate jurisdiction.

The successful prosecution of a claim by or on behalf of a debtor or its creditors under the applicable fraudulent-transfer law generally would require a determination that the debtor effected a transfer of an asset or incurred an obligation to an entity either:

•	with an actual intent to hinder, delay, or defraud its existing or future creditors (a case of “actual fraud”); or

•	in exchange for other than for a “reasonably equivalent” value or a “fair consideration,” when the debtor:

–	was insolvent or rendered insolvent by reason of the transfer or incurrence;

–	was engaged or about to engage in a business or transaction for which its remaining assets would constitute unreasonably small capital; or

–	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature

(each a case of “constructive fraud”).

In the case of either actual fraud or constructive fraud involving a transfer of assets, the unpaid creditors affected thereby might be entitled to equitable relief against the transferee of the assets in the form of a recovery of the lesser of (i) the relevant value of the avoided transfer or (ii) the amount necessary to satisfy their claims. The relief in the case of an avoided obligation might take the form of a subordination of that obligation to the claims of creditors entitled to relief.

The measure of insolvency for purposes of a constructive-fraud action would depend on the fraudulent-transfer law being applied. Generally, a transferor is insolvent if, at the relevant time, either:

•	the sum of its debts and liabilities, including contingent liabilities, was greater than the value of its assets at a fair valuation; or

•	the fair salable value of its assets was less than the amount required to pay the probable liability on its total existing debts and other liabilities, including contingent liabilities, as they became absolute and mature.

The transactions of the Debtors that could be subject to review and, upon the required showing, avoidance under the applicable fraudulent-transfer law would be limited to those occurring within the relevant limitations period. In the case of actions under section 548 of the Bankruptcy Code, that period would be the twelve-month period ending on the Petition Date. In the case of actions under a state fraudulent-transfer law, the limitations period ranges from one year to six or more years after the questioned transfer or incurrence of an obligation is effected. Under most state laws, including the laws of Pennsylvania and Texas, the limitations period generally would be four years.

As of the date of this Disclosure Statement:

•	the assets of DII Industries available to satisfy the valid claims of its existing and future creditors include its direct ownership interest in HESI and, through HESI, its indirect ownership interest in HESI’s subsidiaries; and

•	HESI may have, by virtue of the 1999 Indenture, contractually assumed the obligations of DII Industries with respect to the asbestos-related and silica-related claims attributable to DII Industries’ discontinued operations, including operations transferred by DII Industries to HESI (although the 1999 Indenture provides that no parties other than HESI and DII Industries are entitled to its benefits).

As part of the completion of the prefiling restructuring, and for the consideration described in section 1.5 of this Disclosure Statement, DII Industries will:

•	transfer its ownership of HESI to Halliburton; and

•	terminate the assumption by HESI, as between it and DII Industries, in the 1999 Indenture of various contingent obligations of DII Industries attributable to its prior operations and undertakings to third parties, including obligations relating to asbestos-related and silica-related claims.

The Debtors did not, and do not, intend to hinder, delay, or defraud their creditors through these transactions. When the prefiling restructuring was initiated in 2002, its initial objective was to facilitate the organizational, financial, and operational separation of Halliburton’s two business groups, energy services and engineering and construction. Halliburton believes that the prefiling restructuring has significantly improved operating efficiencies in both business groups, streamline management and ease manpower requirements. With the development of the Plan and the anticipated filing of petitions in bankruptcy by DII Industries and the other Debtors, the above elements of the prefiling restructuring took on an important additional objective. The transfer of HESI, as the subsidiary of DII Industries, a Debtor, to Halliburton, a nondebtor, together with the termination of HESI’s prior assumption of certain DII Industries obligations, will materially facilitate Halliburton’s access to the capital markets in order to obtain the funds that the Debtors will require to fund the cash portion of their obligations under the Plan and to ensure prompt payment of the claims that the Plan addresses.

The Debtors believe that after giving effect to the completion of the prefiling restructuring, DII Industries individually, and the Debtors considered as one enterprise:

•	will continue to be solvent;

•	will not have unreasonably small capital to carry on their business; and

•	will continue to be able to pay their debts and other liabilities as they become absolute and mature.

The Debtors believe that a court would confirm their positions with respect to these issues.

2.15  Additional Information.

Additional information and copies of key documents and notices can be obtained at no cost at the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. Please check the restructuring-information website regularly for updates on the status of the Reorganization Cases.

SECTION 3

SUMMARY OF THE PROPOSED PLAN

3.1    General.

The following is a summary of certain key provisions of the Plan. Before voting, persons who have Claims are referred to, and encouraged to review, the relevant provisions of the Plan, Plan Documents, and Bankruptcy Code carefully, since their rights could be affected. They also are encouraged to review the Plan and this Disclosure Statement with their counsel or other advisors. Note that other provisions of the Plan not summarized in this section 3 may be summarized elsewhere in this Disclosure Statement.

3.2    Classification.

(a)	Generally. In accordance with section 1122 of the Bankruptcy Code, Claims and Interests, other than Administrative Claims and Priority Tax Claims, will be divided into separate Classes for purposes of the Plan and receive such treatment as described below. Administrative Claims and Priority Tax Claims will be treated as set forth in article II of the Plan.

(b)	Classes. Claims against, and Interests in, the Debtors are grouped in the following Classes for purposes of the Plan in accordance with section 1122(a) of the Bankruptcy Code:

(1)	Class 1 – Priority Claims. Class 1 consists of all Priority Claims against the Debtors. This Class is unimpaired.

(2)	Class 2 – Other Secured Claims. Class 2 consists of all Secured Claims, if any, against any of the Debtors, except Asbestos Secured Claims and Silica Secured Claims. This Class is unimpaired.

(3)	Class 3 – General Unsecured Claims. Class 3 consists of all Unsecured Claims against the Debtors, except Asbestos Unsecured PI Trust Claims, Silica Unsecured PI Trust Claims, and Intercompany Claims. This Class is unimpaired.

(4)	Class 4 – Asbestos Unsecured PI Trust Claims. Class 4 consists of all Asbestos Unsecured PI Trust Claims, including, without limitation, all Settled Asbestos PI Trust Claims. This Class is impaired.

(5)	Class 5 – Asbestos Secured Claims. Class 5 consists of Asbestos Secured Claims, if any. This Class is unimpaired.

(6)	Class 6 – Silica Unsecured PI Trust Claims. Class 6 consists of all Silica Unsecured PI Trust Claims, including, without limitation, all Settled Silica PI Trust Claims. This Class is impaired.

(7)	Class 7 – Silica Secured Claims. Class 7 consists of Silica Secured Claims, if any. This Class is unimpaired.

(8)	Class 8 – Intercompany Claims. Class 8 consists of all Intercompany Claims. This Class is unimpaired.

(9)	Class 9 – Interests. Class 9 consists of all Interests in the Debtors. This Class is unimpaired.

3.3    Treatment of Administrative Claims and Priority Tax Claims.

(a)	Administrative Claims.

Claims that are entitled to administrative priority under section 503 of the Bankruptcy Code are treated under article 2.1 of the Plan. Under that provision, each holder of an Allowed Administrative Claim (except any holder that agrees to different treatment) will be paid the Allowed Amount of its Administrative Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the Distribution Date, except that (i) Allowed Administrative Claims representing (A) postpetition liabilities incurred in the ordinary course of business by a Debtor and (B) postpetition contractual liabilities arising under loans or advances to any Debtor, whether or not incurred in the ordinary course of business, will be paid by such Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto, and (ii) the Allowed Administrative Claims of Professional Persons shall be paid only pursuant to order of the Bankruptcy Court.

(b)	Priority Tax Claims.

Article 2.2 of the Plan provides for treatment of Allowed Priority Tax Claims. Under article 2.2, each holder of an Allowed Priority Tax Claim (except any holder that agrees to different treatment) will receive the Allowed Amount of its Priority Tax Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the Distribution Date of the Plan or, if later, the date or dates such Claim becomes due in the ordinary course, without giving effect to acceleration.

3.4    Treatment of Claims and Interests.

Article IV of the Plan sets forth the treatment to be provided each of the Classes of creditors and interests under the Plan. The following is a summary of the treatment being provided under the Plan to each Class:

(a)	Class 1 – Priority Claims.

(i)	Voting Rights.

Class 1 is unimpaired by the Plan. Class 1 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 1 Priority Claims are treated in article 4.2(a) of the Plan. On the Distribution Date or, if later, the date or dates on which an Allowed Priority Claim becomes due in the ordinary course, each holder of an Allowed Priority Claim against a Debtor will receive from the applicable Reorganized Debtor either (A) the Allowed Amount of its Priority Claim, in Cash, or (B) such other, lesser treatment as may be agreed to in writing by such holder and a Debtor or Reorganized Debtor.

(b)	Class 2 – Other Secured Claims.

(i)	Voting Rights.

Class 2 is unimpaired by the Plan. Class 2 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 2 Other Secured Claims are treated in article 4.2(b) of the Plan. Except to the extent that a holder of an Other Secured Claim against a Debtor has agreed in writing with such Debtor or, after the Effective Date, Reorganized Debtor to receive other, lesser treatment, the Plan provides that each holder of an Other Secured Claim against the Debtors will retain, unaltered, the legal, equitable, and contractual rights (including any Liens that secure such Other Secured Claim) to which such Other Secured Claim entitles such holder.

(c)	Class 3 – General Unsecured Claims.

(i)	Voting Rights.

Class 3 is unimpaired by the Plan. Class 3 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 3 General Unsecured Claims are treated in article 4.2(c) of the Plan. Except to the extent that a holder of a General Unsecured Claim against a Debtor has agreed with such Debtor to receive other, lesser treatment, the Plan provides that each holder will retain, unaltered, the legal, equitable, and contractual rights to which such General Unsecured Claim entitles the holder. If not paid on or before the Effective Date, contractual Claims that are not the subject of a bona fide dispute will be paid on the later of:

•	the date(s) that payments on such Claim become due in the ordinary course in accordance with contractual terms, without regard to acceleration; or

•	the Distribution Date under the Plan.

All other General Unsecured Claims that are not the subject of a bona fide dispute will be paid on the Distribution Date under the Plan.

For purposes of the Plan, Distribution Date means the date that is as soon as reasonably practicable after the later of:

•	the Effective Date; or

•	the date on which an order allowing the Claim becomes a Final Order.

(d)	Class 4 – Asbestos Unsecured PI Trust Claims.

(i)	Voting Rights.

Class 4 is impaired. Each holder of an Asbestos Unsecured PI Trust Claim is being asked to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code. See section 6.2 of the Disclosure Statement for a discussion of certain risks associated with the outcome of voting on the Plan.

(ii)	Treatment Under the Plan.

Class 4 Asbestos Unsecured PI Trust Claims are treated in article 4.2(d) of the Plan. As of the Effective Date, liability for all Asbestos Unsecured PI Trust Claims against a Halliburton Entity or a Harbison-Walker Entity will be assumed by the Asbestos PI Trust without further act or deed. Delivery by an Asbestos PI Trust Claimant listed on Exhibit A of an Asbestos/Silica PI Trust Claimant Settlement Agreement of the release required under that agreement will constitute acceptance by such Claimant of the terms of such agreement and an election to be bound by its terms.

(iii)	Liquidation of Class 4 Claims.

If an Asbestos Unsecured PI Trust Claim has been liquidated by the Asbestos/Silica PI Trust Claimant Settlement Agreement or by final, nonappealable judgment prior to the Confirmation Date, the Liquidated Amount of such Claim will be definitively established by the settlement agreement (provided that the conditions for payment have been satisfied) or such final judgment.

If an Unliquidated Asbestos PI Trust Claim has not been liquidated by the Confirmation Date, liquidation will occur through the liquidation procedures of the Asbestos TDP attached as Annex 3 to the Asbestos PI Trust Agreement. The holder of a Settled Asbestos PI Trust Claim who is unable to satisfy the requirements for payment also may elect to have his or her claim liquidated through the Asbestos TDP.

The holder of an Asbestos Unsecured PI Trust Claim may agree with a Debtor prior to the Effective Date, or the Asbestos PI Trust after the Effective Date, to have his or her claim be deemed to be liquidated at a lower amount.

The liquidation procedures of the Asbestos TDP will apply to all Asbestos Unsecured PI Trust Claims not liquidated prior to the Confirmation Date, including Unliquidated Asbestos PI Trust Claims that a Claimant elects under the Asbestos TDP to have liquidated through a jury trial.

(iv)	Payment of Class 4 Claims.

Once liquidated, Asbestos Unsecured PI Trust Claims will be paid by the Asbestos PI Trust in accordance with the payment procedures set forth in the Asbestos TDP, unless the holder of such Claim and the party against whom the Claim is asserted have agreed in writing to other, lesser treatment.

A Settled Asbestos PI Trust Claim that previously has been determined to be a Qualifying Settled Asbestos PI Trust Claim under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement will be paid the full Liquidated Amount of such Claim upon funding of the Asbestos PI Trust pursuant to the Asbestos PI Trust Funding Agreement. If a holder of a Settled Asbestos PI Trust Claim disputes disqualification of such Claim, he or she must initiate alternative dispute resolution under the provisions of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement or, if there are no such provisions, file a motion with the Bankruptcy Court to have the issue resolved, not later than one year after receiving the final disqualification notice. All other Liquidated Asbestos PI Trust Claims will be paid on the Distribution Date.

Upon receipt of the Liquidated Amount of a Claim, each holder of an Asbestos Unsecured PI Trust Claim will be deemed satisfied in full, and will be deemed, without need for further action, to have assigned to the Debtor against whom such claim is made any Direct Action, including the right to prosecute such Direct Action in the Debtor’s sole discretion.

See section 4.1 of this Disclosure Statement for more information about the Asbestos PI Trust, including additional information regarding the Asbestos TDP.

In connection with funding of the Asbestos PI Trust, article 10.3 of the Plan provides for issuance of Injunctions that will permanently enjoin further pursuit of Asbestos Unsecured PI Trust Claims from whatever source against a Debtor-Affiliated Protected Party (including all Halliburton Entities and Harbison-Walker Entities). These injunctions are discussed in greater detail in section 3.6(c) of the Disclosure Statement.

(e)	Class 5 – Asbestos Secured Claims.

(i)	Voting Rights.

Class 5 is unimpaired. Class 5 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan. See section 6.2 of the Disclosure Statement for a discussion of certain risks associated with the outcome of voting on the Plan.

(ii)	Treatment Under the Plan.

Class 5 Asbestos Secured Claims, if any, are treated in article 4.2(e) of the Plan. As of the Effective Date, unless a holder of an Asbestos Secured Claim agrees to accept other, lesser treatment, to secure payment of such Claim, each holder of an Asbestos Secured Claim will retain the legal, equitable, and contractual rights (including Liens) to which such Asbestos Secured Claim entitles such holder.

The Debtors are not aware of any Asbestos Secured Claims. If one is asserted, the Debtors and the Reorganized Debtors will have the right to object to any asserted Asbestos Secured Claim on any ground available in applicable law or agreements. All disputes regarding such Claims, including disputes as to the amount of such Claim or the validity, enforceability, or perfection of any Lien, will be determined solely by the Bankruptcy Court.

(f)	Class 6 – Silica Unsecured PI Trust Claims.

(i)	Voting Rights.

Class 6 is impaired. Each holder of a Silica Unsecured PI Trust Claim is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

(ii)	Treatment Under the Plan.

Class 6 Silica Unsecured PI Trust Claims are treated in article 4.2(f) of the Plan. As of the Effective Date, liability for all Silica Unsecured PI Trust Claims against a Halliburton Entity or a Harbison-Walker Entity will be assumed by the Silica PI Trust without further act or deed. Delivery by a Silica PI Trust Claimant listed on Exhibit A of an Asbestos/Silica PI Trust Claimant Settlement Agreement of the release required under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement will constitute acceptance by such Silica PI Trust Claimant of the terms of such agreement and an election to be bound by its terms.

(iii)	Liquidation of Class 6 Claims.

If a Silica Unsecured PI Trust Claim has been liquidated by settlement agreement or by final, nonappealable judgment prior to the Confirmation Date, the Liquidated Amount of such Claim will be definitively established by the settlement agreement (provided that the conditions for payment have been satisfied) or such final judgment.

If an Unliquidated Silica PI Trust Claim has not been liquidated by the Confirmation Date, liquidation will occur through the liquidation procedures of the Silica TDP attached as Annex 3 to the Silica PI Trust Agreement. The holder of a Settled Silica PI Trust Claim who is unable to satisfy the requirements for payment also may elect to have his or her claim liquidated through the Silica TDP. The holder of a Silica Unsecured PI Trust Claim may agree with a Debtor prior to the Effective Date, or the Silica PI Trust after the Effective Date, to have his or her claim be deemed to be liquidated at a lower amount. The liquidation procedures of the Silica TDP will apply to all Silica Unsecured PI Trust Claims not liquidated prior to the Confirmation Date, including Unliquidated Silica PI Trust Claims that a Claimant elects under the Silica TDP to have liquidated through a jury trial.

(iv)	Payment of Class 6 Claims.

Once liquidated, Silica Unsecured PI Trust Claims will be paid by the Silica PI Trust in accordance with the payment procedures set forth in the Silica TDP, unless the holder of such Claim and the party against whom the Claim is asserted or, after the Effective Date, the Silica PI Trust have agreed in writing to other, lesser treatment.

A Settled Silica PI Trust Claim that previously has been determined to be a Qualifying Settled Silica PI Trust Claim under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement will be paid the full Liquidated Amount of such Claim upon funding of the Silica PI Trust pursuant to the Silica PI Trust Funding Agreement. If a holder of a Settled Silica PI Trust Claim disputes disqualification of such Claim, he or she must initiate alternative dispute resolution under the provisions of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement or, if there are no such provisions, file a motion with the Bankruptcy Court to have the issue resolved, not later than one year after receiving the final disqualification notice. All other Liquidated Silica PI Trust Claims will be paid on the Distribution Date.

Upon receipt of the Liquidated Amount of a Claim, each holder of a Silica Unsecured PI Trust Claim will be deemed satisfied in full, and will be deemed to have assigned to the Debtor against whom such Claim is made any Direct Action, including the right to prosecute such Direct Action in the Debtor’s sole discretion.

See section 4.2 of this Disclosure Statement for more information on the Silica PI Trust, including additional information on the Silica TDP.

In connection with funding of the Silica PI Trust, article 10.3 of the Plan provides for issuance of injunctions that will permanently enjoin further pursuit of Silica Unsecured PI Trust Claims from whatever source against a Debtor-Affiliated Protected Party (including all Halliburton Entities and Harbison-Walker Entities). These injunctions are discussed in greater detail in section 3.6(c) of this Disclosure Statement.

(g)	Class 7 – Silica Secured Claims.

(i)	Voting Rights.

Class 7 is unimpaired. Class 7 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 7 Silica Secured Claims, if any, are treated in article 4.2(g) of the Plan. As of the Effective Date, unless a holder agrees to accept other, lesser treatment, to secure payment of such Claim, each holder of an Silica Secured Claim will retain the legal, equitable, and contractual rights (including Liens) to which such Silica Secured Claim entitles such holder.

The Debtors are not aware of any Silica Secured Claims. If one is asserted, the Debtors and the Reorganized Debtors will have the right to object to any asserted Silica Secured Claim on any ground available in applicable law or agreements. All disputes regarding such Claims, including disputes as to the amount of such Claim or the validity, enforceability, or perfection of any Lien, will be determined solely by the Bankruptcy Court.

(h)	Class 8 – Intercompany Claims.

(i)	Voting Rights.

Class 8 is unimpaired. Class 8 is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 8 Intercompany Claims are treated in article 4.2(h) of the Plan. Except as otherwise provided in the Plan, or agreed to between a Debtor and Halliburton or a Halliburton Current Affiliate, or between a Debtor and another Debtor, all Intercompany Claims will be paid in the ordinary course of each Debtor’s business or otherwise treated in accordance with the past custom of the parties.

(i)	Class 9 – Interests.

(i)	Voting Rights.

Class 9 is unimpaired. Class 9 is conclusively presumed to have accepted the Plan under section 1126 of the Bankruptcy Code and is not being asked to vote to accept or reject the Plan.

(ii)	Treatment Under the Plan.

Class 9 Interests are treated in article 4.2(i) of the Plan. Each holder of Class 9 Interests will retain its Interests.

3.5    How the Plan Will Be Implemented.

(a)	Substantive Consolidation of the Debtors’ Estates for Certain Purposes.

Article 9.1 of the Plan provides for the Debtors’ Estates to be substantively consolidated for purposes of funding of the Asbestos PI Trust and the Silica PI Trust. Except for this limited purpose, the Reorganized Debtors will maintain their separate corporate existence for all purposes. Obligations to satisfy Allowed Claims in all Classes to be paid directly by the Debtors, rather than through the Asbestos PI Trust or the Silica PI Trust, will not be obligations of the Debtors’ substantively consolidated Estates but will continue to be obligations only of the specific entities that were obligated on such Claim as of the Petition Date.

Under current case law, courts consider many factors in determining whether to substantively consolidate debtors. These include (i) whether consolidation is necessary to avoid harm or achieve some benefit,

(ii) whether there is a substantial identity between the entities, and (iii) whether, in the event a creditor shows harm, the benefits of consolidation significantly outweigh the harm. The Debtors believe that substantive consolidation for the limited purposes proposed is appropriate in this instance because of the impact of asbestos- related and silica-related liabilities on the enterprise as a whole and because impaired creditors are expected to receive payment in full on their claims.

(b)	Establishment of the Asbestos PI Trust and the Silica PI Trust.

Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will be addressed through the Asbestos PI Trust and the Silica PI Trust that the Debtors will establish on the Effective Date in accordance with the Plan Documents. From that date forward, by operation of the Plan, the Asbestos PI Trust will become solely responsible for the liquidation and payment of Asbestos Unsecured PI Trust Claims (other than Asbestos Property Damage Claims) and the Silica PI Trust will become solely responsible for the liquidation and payment of Silica Unsecured PI Trust Claims.

On the Effective Date:

•	HESI will fund the Plan through loans and prepayments on the HESI Notes; and

•	DII Industries and the Debtors, in turn, will fund the Asbestos PI Trust and Silica PI Trust by executing documentation required to transfer the Asbestos PI Trust Assets to the Asbestos PI Trust and the Silica PI Trust Assets to the Silica PI Trust.

See sections 4.1 and 4.2 of this Disclosure Statement for further information regarding the Asbestos PI Trust and the Silica PI Trust.

(c)	Plan Distributions.

(i)	Distributions to Creditors Other than Asbestos Unsecured PI Trust Claimants and Silica Unsecured PI Trust Claimants.

•	The Reorganized Debtors will be responsible for making all distributions to creditors other than to the holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims whose respective Claims are being assumed by the Asbestos PI Trust and Silica PI Trust.

•	Distributions to such other creditors will be made to the holder of a Claim at the address reflected on the Debtors’ books and records, unless a different address is designated in writing by the Claimant.

•	Payments may be made at the Reorganized Debtors’ election by check, wire transfer, or the customary method used for payment by the Debtors prefiling.

(ii)	Distributions to the Asbestos PI Trust Claimants.

The Asbestos TDP establishes a priority for distributions to be made by the Asbestos PI Trust on account of Asbestos Unsecured PI Trust Claims. See section 4.1(i) of this Disclosure Statement for a description of the Asbestos TDP.

(iii)	Distributions to the Silica PI Trust Claimants.

The Silica TDP establishes a priority for distributions to be made by the Silica PI Trust on account of Silica Unsecured PI Trust Claims. See section 4.2(h) of this Disclosure Statement for a description of the Silica TDP.

(d)	Procedures for the Treatment of Disputed Claims, Other than Asbestos Unsecured PI Trust Claims or Silica Unsecured PI Trust Claims.

(i)	Disallowance of Improperly Filed Claims.

Any Administrative Claim or other Claim for which the filing of a motion for allowance is required will be disallowed if such filing is not timely and properly made, subject to the right of the claimant to seek permission under applicable law to file a late claim.

(ii)	Prosecution of Objections to Claims.

Article 12.1 of the Plan provides the Reorganized Debtors with the exclusive right, after the Effective Date, to make and file objections to Proofs of Claim, other than Proofs of Claim asserting Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims. The Reorganized Debtors also will have the right to litigate any Claims, other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, in any other court of competent jurisdiction, subject to any applicable state or federal statute of limitations.

After the Effective Date, only the Asbestos PI Trust will have authority to file objections to Asbestos Unsecured PI Trust Claims and to litigate to judgment, settle, or withdraw such objections; and only the Silica PI Trust will have authority to object to Silica Unsecured PI Trust Claims and to litigate to judgment, settle, or withdraw such objections. All such objections will be resolved through the Asbestos TDP and the Silica TDP, as the case may be. This provision does not apply to any dispute governed by article 12.2 of the Plan.

(iii)	No Distributions Pending Allowance.

If a Claim or any portion of a Claim is disputed, no payment or distribution will be made on account of the disputed portion of such Claim (or the entire Claim, if the entire Claim is disputed), unless such Disputed Claim becomes an Allowed Claim.

3.6    Injunctions, Releases, and Discharge.

The Plan provides for entry of various releases and permanent injunctions in favor of the Debtor-Affiliated Protected Parties, including, among others, the Reorganized Debtors, the Harbison-Walker Protected Parties, and those entities listed on Exhibit 16 to the Plan. These releases and injunctions are an essential part of the Plan and, if entered, will limit the rights of holders of Asbestos PI Trust Claims and Silica PI Trust Claims against these entities. If these releases and injunctions are not entered, the Debtors will have the right not to proceed with the Plan.

(a)	Discharge and Release.

Under article 10.1 of the Plan:

(i)	on the Effective Date, the Debtors and the Reorganized Debtors will be discharged by operation of the Plan from any and all Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, whether or not (A) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of a Debtor, (B) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (C) the holder of such Claim voted to accept the Plan;

(ii)	on the Effective Date, the Halliburton Entities and the Harbison-Walker Entities will be released from any and all Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, whether or not (A) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of a Debtor, (B) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (C) the holder of such Claim voted to accept the Plan; and

(iii)	notwithstanding anything to the contrary in article 10.1 of the Plan, the Plan will not discharge or release any claim or demand of the Debtors, the Reorganized Debtors, or Released Non-Debtor Affiliates against any Asbestos/Silica Insurance Company.

(b)	Discharge Injunction.

Article 10.2 of the Plan contains an injunction to give force and effect to the discharge and release granted under the Plan. Except as specifically provided to the contrary in the Plan Documents, the satisfaction, release, and discharge set forth in article 10.2 of the Plan will operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (i) any Claim and Demand discharged or released in article 10.1, and (ii) any cause of action, whether known or unknown, against any Halliburton Entity or Harbison-Walker Entity based on the same subject matter as any Claim or Interest discharged and released in article 10.1. The injunctive relief sought is intended to be as broad as allowed under applicable law.

(c)	The Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction.

To supplement the injunctive effect of the Discharge Injunction, article 10.3 of the Plan provides for the Confirmation Order to contain two additional injunctions to take effect on the Effective Date. These injunctions, which are described and set forth in full below, are:

•	the Permanent Channeling Injunction; and

•	the Asbestos/Silica Insurance Company Injunction.

(i)	Permanent Channeling Injunction.

The Permanent Channeling Injunction will protect Debtor-Affiliated Protected Parties from direct or indirect liability on account of any:

•	Asbestos Unsecured PI Trust Claim assertable against a Halliburton Entity or Harbison-Walker Entity;
•	Silica Unsecured PI Trust Claim assertable against a Halliburton Entity or Harbison-Walker Entity; or
•	any Derivative Claim brought by the holder of an Asbestos PI Trust Claim or Silica PI Trust Claim.

The term “Debtor-Affiliated Protected Parties” consists of:

•	the Debtors;
•	the Reorganized Debtors;
•	Halliburton;
•	the Halliburton Current Affiliates (listed on Exhibit 16 to the Plan);
•	the Halliburton Future Affiliates;
•	the GIT Debtors;
•	the Reorganized GIT Debtors;
•	the GIT Affiliates;
•	the Lender Protected Parties;
•	the Transferee Protected Parties;
•	the Successor Protected Parties;
•	the Debtor-Indemnified Protected Parties (listed on Exhibit 17 to the Plan); and
•	the present and former directors, officers, agents, attorneys, accountants, financial advisors, investment bankers, professionals and experts, and employees, in their respective capacities as such, of any of the foregoing.

The full text of the Permanent Channeling Injunction is set forth below:

(A)    Terms.    In order to preserve and promote the settlements contemplated by and provided for in this Plan and to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in this article, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Asbestos PI Trust Claim, any Silica PI Trust Claim, or any Claim or Demand for or respecting any Asbestos PI Trust Expense or Silica PI Trust Expense against any of the Debtor-Affiliated Protected Parties, based upon, arising out of, attributable to, or, in any way, causally connected with, any Released Claim whenever and wherever arising or asserted (including, but not limited to, all such Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether by common law or by statute) shall be permanently and forever stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery from any Debtor-Affiliated Protected Party with respect to such Released Claim, including, but not limited to:

(1)	commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any Released Claim against any of the Debtor-Affiliated Protected Parties, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

(2)	enforcing, levying, attaching (including by prejudgment attachment), collecting, or otherwise recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or other order against any of the Debtor-Affiliated Protected Parties, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

(3)	creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien of any kind against any Debtor-Affiliated Protected Party, or the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

(4)	except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, reimbursement, or recoupment of any kind and in any manner, directly or indirectly against any obligation due any Debtor-Affiliated Protected Party, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim; and

(5)	proceeding or taking any action, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents, the Asbestos PI Trust Documents, or the Silica PI Trust Documents relating to any Released Claim.

(B)    Reservations.    Notwithstanding anything to the contrary above, this Permanent Channeling Injunction shall not enjoin:

(1)	the rights of Entities to the treatment accorded them under articles II and IV of this Plan, as applicable, including the rights of Entities with Asbestos PI Trust Claims and Silica PI Trust Claims to assert such Asbestos PI Trust Claims in accordance with the Asbestos TDP and the Silica PI Trust Claims in accordance with the Silica TDP;

(2)	the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Asbestos PI Trust Expenses against the Asbestos PI Trust or of Silica PI Trust Expenses against the Silica PI Trust;

(3)	the rights of a Reorganized Debtor, Halliburton, or a Halliburton Current Affiliate to prosecute any Asbestos/Silica Insurance Action;

(4)	the rights of Entities to assert any Claim, Demand, debt, obligation, or liability for payment against an Asbestos/Silica Insurance Company that is not a Debtor-Affiliated Protected Party unless otherwise enjoined by order of the Bankruptcy Court or estopped by a provision of this Plan;

(5)	the rights of the Trustees of the Asbestos PI Trust to assert any claim under the Asbestos PI Trust Funding Agreement or the Asbestos PI Trust Additional Funding Agreement or the rights of the Trustee of the Silica PI Trust to assert any claim under the Silica PI Trust Funding Agreement;

(6)	the rights of any holder of a Settled Asbestos PI Trust Claim or Settled Silica PI Trust Claim, whose claim is determined by the Debtors or the Reorganized Debtors not to be a Qualifying Settled Asbestos PI Trust Claim or Qualifying Settled Silica PI Trust Claim, as the case may be, to exercise any alternative dispute resolution rights under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement; or

(7)	the right of the holder, if any, of an Asbestos Secured PI Trust Claim or a Silica Secured PI Trust Claim to exercise the holder’s legal, equitable, or contractual rights on account of such Claim, subject to, and in accordance with, the provisions of articles 4.2(e) and (g) of the Plan.

(ii)	Asbestos/Silica Insurance Company Injunction.

The Asbestos/Silica Insurance Company Injunction will bar claims against a Settling Asbestos/Silica Insurance Company (if any) to the extent such claim is connected in any way to:

•	any Claim relating to Asbestos/Silica In-Place Insurance Coverage; or

•	an Asbestos/Silica Insurance Policy.

The full text of the Asbestos/Silica Insurance Company Injunction is set forth below:

(A)    Terms. In order to preserve and promote the property of the Estate, as well as the settlements contemplated by and provided for in this Plan, and to supplement, where necessary, the injunctive effect of the discharge and releases detailed herein, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under section 524(g) or 105(a) (or both) of the Bankruptcy Code, all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claim, Demand, or cause of action (including, but not limited to, any Asbestos PI Trust Claim, Silica PI Trust Claim, or any Claim or Demand for or respecting any Asbestos PI Trust Expense or Silica PI Trust Expense), against a Settling Asbestos/Silica Insurance Company (if any) based upon, arising out of, attributable to, or in any way connected causally with any Claim against or relating to Asbestos/Silica In-Place Insurance Coverage or an Asbestos/Silica Insurance Policy, whenever and wherever arisen or asserted (including, but not limited to, all Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether under common law or by statute) shall be permanently and forever stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim, Demand, or cause of action, including, but not limited to:

(1)	commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any such Claim, Demand, or cause of action against any Settling Asbestos/Silica Insurance Company, or against the property or interests in property of any Settling Asbestos/Silica Insurance Company, with respect to any such Claim, Demand, or cause of action;

(2)	enforcing, levying, attaching, collecting, or otherwise recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against any Settling Asbestos/Silica Insurance Company or against the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action;

(3)	creating, perfecting, or otherwise enforcing, in any manner, directly or indirectly, any Lien of any kind against any Settling Asbestos/Silica Insurance Company or the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action;

(4)	except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, reimbursement, or recoupment of any kind and in any manner, directly or indirectly, against any obligation due any Settling Asbestos/Silica Insurance Company or against the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action; and

(5)	taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents relating to such Claim, Demand, or cause of action.

(B)    Reservations. Notwithstanding anything to the contrary above, this Asbestos/Silica Insurance Company Injunction shall not enjoin:

(1)	the rights of Entities to the treatment accorded them under articles II and IV of this Plan, as applicable, including the rights of Entities with Asbestos PI Trust Claims or Silica PI Trust Claims to assert Asbestos PI Trust Claims against the Asbestos PI Trust in accordance with the Asbestos TDP or Silica PI Trust Claims against the Silica PI Trust in accordance with the Silica TDP;

(2)	the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Asbestos PI Trust Expenses against the Asbestos PI Trust or Silica PI Trust Expenses against the Silica PI Trust; or

(3)	the rights of the Reorganized Debtors and Released Non-Debtor Affiliates to prosecute any Asbestos/Silica Insurance Action subject, however, to the terms of any Asbestos/Silica Insurance Settlement Agreement.

(d)	Limitation of Injunctions.

Article 10.4 of the Plan provides that the releases set forth in article 10.1 and the injunctions set forth in articles 10.2 and 10.3 of the Plan, respectively, will not prevent holders of Asbestos Unsecured PI Trust Claims or Silica Unsecured PI Trust Claims from asserting those claims against the appropriate trust.

(e)	Term of Certain Injunctions and Automatic Stay.

Article 11.1 of the Plan provides that all of the injunctions and/or automatic stays provided for or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Injunctions become effective. In addition, on and after the Confirmation Date, the Debtors may seek further orders to preserve the status quo during the time between Confirmation and the Effective Date.

(f)	Setoffs.

Subject to the limitations provided in section 553 of the Bankruptcy Code, article 13.14 of the Plan provides that the Debtors may, but will not be required to, setoff against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature that the Debtors may have against the holder of such Claim. However, neither the failure to do so, nor the allowance of any Claim under the Plan, will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

(g)	Section 346 Injunction.

In accordance with section 346 of the Bankruptcy Code, article 10.5 of the Plan provides that, for purposes of any state or local law imposing a tax, income will not be realized by the Debtors or the Reorganized Debtors by reason of any forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority will be permanently enjoined, after the Confirmation Date, from commencing, continuing, or taking any act to impose, collect, or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

(h)	Release of Intercompany Settlement Claims.

Article 10.6 of the Plan provides that, on the Effective Date, each Debtor and Reorganized Debtor will be deemed to have granted an unconditional release to all Settlement Released Parties for any and all liability on account of an Intercompany Settlement Claim. The Debtors, representatives of the Debtors’ Estates, and the Reorganized Debtors will be barred from commencing or prosecuting any Intercompany Settlement Claim against a Settlement Released Party.

(i)	Rights Against the Debtors Under Environmental Laws.

Article 10.7 of the Plan clarifies that, notwithstanding anything to the contrary contained in the Plan, the injunctions and releases set forth in article X of the Plan, including the Injunctions, will not impair the rights or causes of action of the United States government against the Debtors under applicable Environmental Laws and that such rights and causes of action will not be discharged or otherwise adversely affected by the Plan.

(j)	Exoneration and Reliance.

Article 9.7 of the Plan sets forth protections for certain participants in the plan process. Under those provisions, the Plan-Process Participants will be protected from being held liable, other than for gross negligence or willful misconduct, to any holder of a Claim or Interest or any other Entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time prior to the Effective Date in connection with:

•	the management or operation of the Debtors, the Reorganized Debtors, or the discharge of their duties under the Bankruptcy Code;

•	the implementation of any of the transactions provided for, or contemplated in, the Plan Documents;

•	any action taken in connection with either the enforcement of the rights of any Debtor against any Entities or the defense of Claims asserted against any such Debtor with regard to the Reorganization Cases;

•	any action taken in the negotiation, formulation, development, proposal, disclosure, Confirmation, or implementation of the Plan Documents filed in the Reorganization Cases; or

•	the administration of the Plan or the assets and property to be distributed pursuant to the Plan.

In connection with this provision, the Plan-Process Participants are entitled to reasonably rely upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, will conclusively establish the absence of gross negligence or willful misconduct, except that a determination that such reliance is unreasonable will not, by itself, constitute a determination regarding the existence of willful misconduct or gross negligence.

In any action, suit, or proceeding by any holder of a Claim or Interest or any other Entity contesting any action covered by article 9.7 of the Plan, the reasonable attorneys’ fees and costs of the prevailing party will be paid by the losing party and, as a condition to going forward with such action, suit, or proceeding, all parties will be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys’ fees and costs in the event they fail to prevail.

(k)	Disallowed Claims and Disallowed Interests (Other Than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims).

On and after the Effective Date, the Debtors will be fully and finally discharged of any liability or obligation on a disallowed Claim or a disallowed Interest, and any order creating a disallowed Claim or a disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan, or unless the Bankruptcy Court orders otherwise, will constitute an order:

•	disallowing all Claims (other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including time-barred Claims and Interests, and Claims for unmatured interest; and

•	disallowing or subordinating any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

3.7  Impact of the Plan on Rights Against the Harbison-Walker Entities.

The Plan will affect the rights of holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims against the Harbison-Walker Entities by channeling such Claims to the Asbestos PI Trust and/or Silica PI Trust to be created under the Plan. If the Plan is confirmed and becomes effective, holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will be enjoined from pursuing such Claims against the Harbison-Walker Protected Parties and will be permitted to proceed only against the Asbestos PI Trust or Silica PI Trust, as the case may be, pursuant to the terms of the Plan, Asbestos TDP, and the Silica TDP.

3.8  Certain Matters Incident to Plan Confirmation.

(a)	No Successor Liability.

Article 11.2 of the Plan contains provisions relating to the liability of certain persons and nondebtor entities for obligations of the Debtors and provides that the Debtors, the Reorganized Debtors, the Released Non-Debtor Affiliates, the Asbestos Committee, the Legal Representative, and the Unsecured Creditors Committee (if there is one) will not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date, except as otherwise expressly provided in the Plan. Article 11.2 of the Plan also provides that the Reorganized Debtors, the Debtor-Affiliated Protected Parties, the Asbestos PI Trust, the Silica PI Trust, and/or the Legal Representative are not successors to the Debtors or to any Entity for which the Debtors may be held legally responsible, by reason of any theory of law or equity, and none can be responsible for any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Asbestos PI Trust and the Silica PI Trust will assume the obligations specified in the Plan and the Confirmation Order.

(b)	Revesting of Assets.

Revesting of assets in the Reorganized Debtors is addressed in article 11.6 of the Plan, which provides that, except as otherwise expressly provided in the Plan, the Reorganized Debtors will be vested with all of the assets and property of their former Estates, free and clear of all Claims, Liens, charges, and other interests of holders of Claims or Interests and may operate their businesses free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

(c)	Institution and Maintenance of Legal and Other Proceedings.

Except as provided in articles 11.5 and 12.1 of the Plan, the Asbestos PI Trust and the Silica PI Trust will be empowered on the Effective Date to initiate, prosecute, defend, settle, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the respective trust.

(d)	Vesting and Enforcement of Causes of Action.

Article 11.7 of the Plan provides that the Asbestos PI Trust will be vested with and have the right to enforce against any Asbestos PI Trust Claimant, and the Silica PI Trust will be vested with and have the right to enforce against any Silica PI Trust Claimant, any and all of the Debtors’ causes of action, with the proceeds of the recovery of any such actions to be deposited in the Asbestos PI Trust or the Silica PI Trust, as the case may be, except that nothing in article 11.7 of the Plan will alter, amend, or modify the Injunctions, releases, or discharges provided elsewhere in the Plan.

The Plan also provides that all remaining causes of action will be vested in and remain property of the Reorganized Debtors and may be pursued or settled as deemed fit by the Reorganized Debtors in their sole discretion without need for Bankruptcy Court approval. Proceeds, if any, of such causes of action will be retained by the Reorganized Debtors for general corporate purposes.

(e)	Settlement of Certain Causes of Action.

Article 9.8 of the Plan provides that Confirmation of the Plan will act as approval under applicable law of all Asbestos/Silica Insurance Settlement Agreements (if any) as of the Confirmation Date.

(f)	Disallowance of Contingent, Unliquidated, or Disputed Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims.

Article 11.3 of the Plan provides that, unless the Bankruptcy Court orders otherwise, entry of the Confirmation Order will disallow all contingent, unliquidated, or disputed Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims.

(g)	Asbestos/Silica Insurance Actions and Preservation of Insurance Claims.

Except for those rights of the Asbestos PI Trust under the Asbestos PI Trust Additional Funding Agreement, article 11.4 of the Plan provides that all rights to proceeds of insurance providing the Debtors, Halliburton, or their affiliates with coverage for asbestos-related liabilities, the right to control insurance-coverage litigation, negotiations, and settlements will be vested in and remain with the Reorganized Debtors, Halliburton, or their affiliates on and after the Effective Date. However, the Reorganized Debtors will have an obligation to provide to the Asbestos PI Trust, as set forth in the Asbestos PI Trust Additional Funding Agreement, periodic reports regarding the status of such litigation, negotiations, and settlements.

(h)	Assumption and Rejection of Unexpired Leases and Executory Contracts.

Under article 6.1 of the Plan, any unexpired lease or executory contract that has not been expressly assumed or rejected by a Debtor with the Bankruptcy Court’s approval by the Confirmation Date will,

as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by such Debtor under sections 365(a) and 1123 of the Bankruptcy Code. This provision will not apply to executory contracts, if any, providing for indemnification of third parties for asbestos-related or silica-related liabilities. These contracts, if and to the extent executory, will be deemed rejected by confirmation of the Plan unless expressly identified and assumed by the applicable Debtors.

(i)	Compensation and Benefits Program.

Unless otherwise agreed to by the parties, all of the Debtors’ obligations under employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their present and former employees, officers, and directors, such as savings plans, retirement plans, health care plans, disability plans, and severance benefit plans, will be treated as executory contracts assumed under the Plan. The Debtors’ obligations under such plans, policies, and programs will be deemed assumed under sections 365(a) and 1123 of the Bankruptcy Code, survive entry of the Confirmation Order and occurrence of the Effective Date, and will not be discharged in accordance with section 1141 of the Bankruptcy Code.

(j)	Letters of Credit, Surety Bonds, Corporate Guarantees, Indemnity Agreements, and Postpetition Contracts.

Article 6.3 of the Plan provides that, unless otherwise agreed to by the affected parties with respect to a particular instance, all of the Debtors’ obligations under:

•	letters of credit;

•	surety bonds;

•	corporate guarantees (except for agreements guaranteeing obligations that would be Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims);

•	indemnity agreements (except for agreements providing indemnification for to Asbestos PI Trust Claims or Silica PI Trust Claims); and

•	postpetition contracts in the ordinary course of the Debtors’ business entered into by the Debtors existing as of the Effective Date (including guarantees or contractual obligations related to letters of credit or surety bonds issued on behalf of the Debtors or on behalf of subsidiaries of the Debtors), will be deemed to be executory contracts that are assumed under the Plan.

The Reorganized Debtors will have the right to cure any defaults existing as of the Effective Date under any such contracts or agreements promptly after any such default becomes known to the Reorganized Debtors and, if disputed, established pursuant to applicable law. All such contracts and agreements will be reinstated on the Effective Date, despite any default by the Debtors, any delay in the cure thereof by the Debtors, or the filing or existence of the Reorganization Cases, or any action taken in connection with these contracts and agreements, and will be binding upon and enforceable against all relevant parties, subject to any rights and defenses existing under applicable law, except that such reinstatement will not apply to indemnity agreements related to Claims to be assumed by the Asbestos PI Trust and Silica PI Trust.

3.9  Certain Miscellaneous Provisions of the Plan.

(a)	Post-Effective Date Role of the Asbestos Committee, the Unsecured Creditors Committee, and the Legal Representative.

The Asbestos Committee, the Unsecured Creditors Committee (if one has been appointed), and the Legal Representative will continue in existence until the Effective Date.

After the Effective Date, article 13.5 of the Plan provides that the Legal Representative will assume the rights, duties, and responsibilities set forth in the Asbestos PI Trust Documents and the Silica PI Trust

Documents. These powers include the rights to be heard, to place items on the Trustees’ agenda, and to be consulted regarding, and to approve, certain actions by the Trustees of the Asbestos PI Trust and/or Silica PI Trust.

On the Effective Date, the Asbestos Committee and the Unsecured Creditors Committee (if one has been appointed) will be dissolved and the members, attorneys, accountants, and other professionals thereof will be released and discharged of and from all further authority, duties, and responsibilities related to, or arising from, the Reorganization Cases, except that the Asbestos Committee, the Unsecured Creditors Committee, and the position of Legal Representative will continue in existence after the Effective Date (i) for the duration of any appeal or (ii) the pendency of any adversary proceeding in which the Asbestos Committee, the Unsecured Creditors Committee, or the Legal Representative is a party. The Asbestos Committee, the Unsecured Creditors Committee, and the Legal Representative also will have standing to participate in proceedings brought by their respective professionals or, if applicable, members for allowance of fees and reimbursement of expenses from the Debtors’ Estates.

(b)	Effectuating Documents and Further Transactions.

Under article 9.13 of the Plan, the chief executive officer, president, general counsel, secretary, treasurer, any vice president, or managing member (if applicable) of each Debtor and/or Reorganized Debtor will be authorized to execute, deliver, file, or record such contracts, instruments, settlement agreements, and/or documentation releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or any assistant secretary of each Debtor will be authorized to certify or attest to any of the foregoing actions.

(c)	Debtors’ Right to Modify the Plan.

The Debtors reserve the right to propose amendments to, or modifications of, the Plan at any time prior to the Confirmation Date. After Confirmation, the Debtors may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, so long as the interests of the Released Non-Debtor Affiliates as determined by Halliburton, and of the holders of Claims, are not adversely affected. Except as provided in accordance with the terms thereof, Plan Documents may not be modified, supplemented, changed, or amended in any material respect following Confirmation except (i) with the consent of the Debtors or the Reorganized Debtors and (ii) with the consent of Halliburton to the extent any proposed modification, supplementation, change, or amendment would impair or affect the rights of a Debtor-Affiliated Protected Party.

(d)	Non-Occurence of Effective Date.

The Debtors, in their sole discretion and subject only to the consent of their parent, Halliburton, may revoke or withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained in the Plan, the Disclosure Statement, any Plan Document, pleading, or statement in court will be, or be deemed to constitute, an admission or waiver of any sort or in any way to limit, impair, or alter the rights of any Person. If the Effective Date does not occur, the Debtors reserve the right to seek dismissal of the Reorganization Cases.

(e)	Rules Governing Conflicts Between Documents.

In the event of a conflict between the Plan and another Plan Document, the terms of the Plan will control. In the event of a conflict between the information contained in this Disclosure Statement and the Plan or any other Plan Document, the Plan or other Plan Document (as the case may be) will control.

(f)	No Admission.

Nothing contained in the Plan or in this Disclosure Statement constitutes or may be used as an admission by the Debtors with respect to any matter, including liability on any Claim or the propriety of any claims classification.

(g)	Governing Law.

Article 13.12 of the Plan provides that the Plan will be governed by, construed, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to its principles of conflicts of law, except to the extent federal law governs an issue or the Plan expressly provides for some other law to apply.

3.10  Retention of Jurisdiction.

(a)	Jurisdiction.

Article XIII of the Plan addresses and defines the Post-Effective Date jurisdiction of the Bankruptcy Court provides that until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including the jurisdiction necessary:

•	to ensure that the purposes and intent of the Plan are carried out;

•	to enforce and interpret the terms and conditions of Plan Documents; and

•	to enter such orders and judgments necessary to give force and effect to the rights, title, and powers of a Debtor, Reorganized Debtor, Debtor-Affiliated Protected Party, Settling Asbestos/Silica Insurance Company, the Asbestos PI Trust, the Silica PI Trust, and/or the Legal Representative.

Article 13.2 of the Plan provides that, following confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished pursuant to the Plan. Moreover, the Asbestos PI Trust and the Silica PI Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of the United States Treasury Department regulations issued pursuant to section 468B of the IRC.

(b)	Specific Purposes.

In addition to the general retention provided for in article 13.1 of the Plan, article 13.3 of the Plan provides for the Bankruptcy Court to retain jurisdiction after Confirmation to:

(i)	modify the Plan after Confirmation, pursuant to the provisions of the Plan, the Bankruptcy Code and the Bankruptcy Rules;

(ii)	correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Asbestos PI Trust Documents, the Silica PI Trust Documents, or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents, if the Effective Date does not occur as provided therein, so that the intended effect of the Plan may be substantially realized;

(iii)	assure the performance by the Reorganized Debtors, the Asbestos PI Trust, and the Silica PI Trust of their respective obligations to make distributions under the Plan;

(iv)	enter such orders or judgments, including injunctions (A) as necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Asbestos PI Trust, and the Silica PI Trust and (B) as necessary to enable holders of Claims to pursue their rights against any Entity that may be liable under applicable law or otherwise, including orders of the Bankruptcy Court;

(v)	hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtors or the Reorganized Debtors arising on, or prior to, the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

(vi)	hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

(vii)	hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

(viii)	hear and determine any cause of action in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtor-Affiliated Protected Parties, the Asbestos Committee, the Asbestos PI Trust, the Silica PI Trust, the Trustees, or the Legal Representative, or their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives, and agents, as applicable;

(ix)	hear and determine any and all motions pending as of the Confirmation Date for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

(x)	hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(xi)	consider and act on the compromise and settlement of any Claim against, or Interest in, the Debtors or their Estates, including any disputes relating to Administrative Claims;

(xii)	hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Asbestos PI Trust, and/or the Silica PI Trust;

(xiv)	hear and determine any other matters related to the Plan, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;

(xv)	retain continuing jurisdiction with regard to the Asbestos PI Trust and the Silica PI Trust sufficient to satisfy the requirements of Treas. Reg. section 1.468B-1(c)(1);

(xvi)	hear and determine any applications brought by the Trustees of the Asbestos PI Trust to amend, modify, alter, or repeal any provision of the Asbestos PI Trust Agreement or the Asbestos TDP pursuant to section 2.1(c)(ix) of the Asbestos PI Trust Agreement or by the Trustee of the Silica PI Trust to amend, modify, alter, or repeal any provision of the Silica PI Trust Agreement or Silica TDP pursuant to section 2.1(c)(ix) of the Silica PI Trust Agreement; and

(xvii)	enter such orders as are necessary to implement and enforce the Injunctions.

3.11  Exclusive Jurisdiction of District Court Over Certain Matters.

Under article 13.4 of the Plan, the District Court will have exclusive jurisdiction to hear and determine any Asbestos Unsecured PI Trust Claim or Silica Unsecured PI Trust Claim in the event that the holder of such Claim elects, pursuant to the Asbestos TDP or the Silica TDP, as the case may be, to have the amount of such Claim determined through a jury trial.

SECTION 4

IMPORTANT INFORMATION ABOUT THE ASBESTOS PI TRUST AND SILICA PI TRUST

The following is a summary of certain significant features of the Asbestos PI Trust and the Silica PI Trust that will be created to address Asbestos Unsecured PI Trust Claims in Class 4 and Silica Unsecured PI Trust Claims in Class 6, if the Plan is approved and becomes effective. This is only a summary. Please completely read and review the Asbestos PI Trust Documents, the Silica PI Trust Documents, and the Plan in considering how to vote.

4.1  Overview of the Asbestos PI Trust.

(a)	Establishment and Purpose of the Asbestos PI Trust.

If the Plan is confirmed and becomes effective, the Debtors will create the Asbestos PI Trust to address Asbestos Unsecured PI Trust Claims in Class 4 of the Plan and to assume the liabilities of the Halliburton Entities and the Harbison-Walker Entities for Asbestos Unsecured PI Trust Claims. To do this, the Asbestos PI Trust will use the Asbestos PI Trust Assets and income to pay holders of Asbestos Unsecured PI Trust Claims in accordance with the Asbestos PI Trust Agreement and in such a way that all holders of similar Asbestos Unsecured PI Trust Claims are treated in a substantially equivalent manner.

The Asbestos PI Trust will be a “qualified settlement fund” within the meaning of the Treasury Department regulations issued pursuant to section 468B of the IRC and will have responsibility, among other things, (i) to direct the liquidation, resolution, payment, and satisfaction of all Asbestos Unsecured PI Trust Claims in accordance with the Plan, the Asbestos TDP, and the Confirmation Order and (ii) to preserve, hold, manage, and maximize the Asbestos PI Trust Assets for use in paying and satisfying Asbestos Unsecured PI Trust Claims.

A copy of the Asbestos PI Trust Agreement, in substantially the form that will be executed, is attached as Exhibit 4 to the Plan.

(b)	The Trustees of the Asbestos PI Trust.

The three proposed initial Trustees of the Asbestos PI Trust are Mark A. Gleason, Alan R. Kahn, and the Honorable Robert M. Parker. The proposed Trustees were selected by the Legal Representative and the Asbestos Committee, after consultation with the Debtors. The slate of proposed Trustees will be submitted to the Bankruptcy Court for approval as part of the Confirmation Hearing. If the Bankruptcy Court does not approve a nomination, another person will be nominated. Biographical information about the proposed initial Trustees can be found in Exhibit J to this Disclosure Statement. One of the initial Trustees, by vote of all three Trustees, will serve as the Managing Trustee.

In the event that any of the initial Trustees resigns, dies, or is removed from office, all successor Trustees will be appointed in accordance with the terms of the Asbestos PI Trust Agreement. In performing their duties and fulfilling their obligations under the Asbestos PI Trust Agreement and the Plan, each Trustee will be a

“party in interest” within the meaning of section 1109(b) of the Bankruptcy Code. Each of the Trustees will receive compensation from the Asbestos PI Trust for his or her services at rates comparable to those provided in other similarly situated trusts. In recent cases, trustees of asbestos trusts have received, or been proposed to receive, the following compensation:

Case (Year)	Yearly Compensation	Daily Compensation (for meetings and other Trust business)
Fuller-Austin Insulation Co. (1998)	$50,000	$1,000
Asbestos Claims Management Corp. (2003)	$62,000	$1,500
Western MacArthur Company (pending)	$50,000	$1,000

The trusts in all of these cases have been smaller than the trust proposed under the Plan, and it is expected that the trustee compensation for the Asbestos PI Trust may be somewhat greater.

The Debtors will file a notice with the Bankruptcy Court, not later than fifteen days prior to the initial date set for the Confirmation Hearing, setting forth the proposed compensation for the Trustees. This notice will be available on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. Compensation arrangements will be subject to the approval of the Bankruptcy Court. Additionally, the Managing Trustee will be compensated as established by the other Trustees, the Asbestos TAC, and the Legal Representative. The Trustees also will be reimbursed for all reasonable out-of-pocket costs and expenses. The Trustees’ compensation will be subject to a cost-of-living adjustment every three years in accordance with the Asbestos PI Trust Agreement. All other compensation changes will be subject to Bankruptcy Court approval.

The Trustees may, with the consent of the Asbestos TAC and the Legal Representative, merge any asbestos claim resolution organization formed by the Asbestos PI Trust with another asbestos claims resolution organization, or contract with, or join, such other asbestos claim resolution entity not specifically created by the Asbestos PI Trust Agreement or the Asbestos TDP, provided that such merger, contract, or joinder does not (i) subject the Debtor-Affiliated Protected Parties or any successor or successor-in-interest to having any Asbestos PI Trust Claim asserted against them or (ii) otherwise jeopardize the validity or enforceability of the Injunctions.

(c)	The Legal Representative.

Under the Plan, it is proposed that Professor Eric D. Green continue to serve as the Legal Representative for future Asbestos PI Trust Claimants from the Effective Date onward, subject to Bankruptcy Court approval. As the Legal Representative, he will have the functions and rights provided in the Asbestos PI Trust Documents. The Asbestos PI Trust Agreement provides that Professor Green will receive his customary hourly rate, currently set at $600 per hour, for services as Legal Representative.

(d)	Asbestos TAC.

In performing their duties, the Trustees of the Asbestos PI Trust will be required to consult with, and in certain instances seek the consent of, the Asbestos TAC, a five-member oversight committee created under the Asbestos PI Trust Agreement. Each member of the Asbestos TAC shall receive compensation from the Asbestos PI Trust for services as a member of the Asbestos TAC based on his or her reasonable, customary hourly rate. The members of the Asbestos TAC also will be reimbursed for all reasonable out-of-pocket costs and expenses. Such reimbursement or direct payment will be deemed an Asbestos PI Trust Expense.

The initial five members of the Asbestos TAC will be selected from among the members of the Asbestos Committee and other law firms representing holders of asbestos-related personal-injury claims. The Debtors will file with the Bankruptcy Court, no later than fifteen days prior to the Confirmation Hearing, notice of the names and biographical information of five nominated candidates, and such notice also will be posted on the

Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. Such nominations will be subject to the approval of the Bankruptcy Court at the Confirmation Hearing. In the event that any of the initial members resigns, dies, or becomes unable to fulfill his or her duties, all successor members will be appointed in accordance with the Asbestos PI Trust Agreement.

(e)	Receipt of Asbestos PI Trust Assets.

On the Effective Date, all Asbestos PI Trust Assets, except as provided in the Plan, will be transferred to, and become property of, the Asbestos PI Trust.

Asbestos PI Trust Assets will consist of:

•	the Asbestos PI Trust Funding Agreement, which provides for the right to receive the Asbestos PI Trust Cash Contribution, to be funded monthly as Settled Asbestos PI Trust Claims, are qualified for payment under the terms of applicable settlement agreements;

•	59.5 million shares of Halliburton common stock (subject to adjustment for any subdivision, combination, or distribution with respect to the common stock of Halliburton occurring after the date of this Disclosure Statement and prior to the Effective Date so that the Asbestos PI Trust will own, or be entitled to receive, the same kind and number of securities of Halliburton that the Asbestos PI Trust would have owned or been entitled to receive if the 59.5 million shares of common stock had been issued to the Asbestos PI Trust prior to the date of any such subdivision, combination, or distribution);

•	the Asbestos PI Trust Note in the original principal amount of $30,742,628.00, secured by the pledge of 51% of HESI’s Interests in DII Industries;

•	the Asbestos PI Trust Additional Funding Agreement that provides the Asbestos PI Trust with the right to receive payment from the Reorganized Debtors equal to the amount of insurance proceeds received after the Petition Date by the Debtors, Reorganized Debtors, Halliburton, and Halliburton Current Affiliates on account of asbestos-related personal-injury liabilities after the aggregate cash proceeds collected under policies for asbestos-related and silica-related liabilities reaches a total of $2.3 billion, up to a maximum potential of $700 million; and

•	a guarantee of the Asbestos PI Trust Note from Halliburton.

(f)	Description of Certain Noncash Asbestos PI Trust Assets.

(i)	Asbestos PI Trust Note.

Maker	DII Industries

Beneficiary	The Asbestos PI Trust

Principal Amount	$30,742,628.00

Payments	Quarterly

Interest	None

Maturity	First anniversary of Effective Date

Right of Assumption	Halliburton has the right to assume the obligations of the Maker at any time. Upon such assumption, the Halliburton Asbestos PI Trust Guarantee and the DII Industries Pledge Agreement will cease to be applicable.

[Chart continues on the next page.]

Negative Covenants

Maker may not merge into, sell, assign, or transfer all or substantially all of its assets unless:

•      prior thereto, Halliburton has assumed the Asbestos PI Trust Note;

•      Halliburton is the surviving entity or acquires such assets, as the case may be;

•      the holder gives its prior written consent; or

•      prior thereto, the Asbestos PI Trust Note is paid in full.

In each case, the Halliburton Asbestos PI Trust Guarantee and the DII Industries Pledge Agreement will cease to be applicable.

Limitations on Liens	None

Events of Default	• Default in payment • Default in any covenant attached to this obligation • Bankruptcy of the issuer • Bankruptcy of the guarantor or pledgor

Assignability	The Asbestos PI Trust may assign the Asbestos PI Trust Note to any qualified purchaser, provided that no assignment will be permitted that would require registration of the Asbestos PI Trust Note under applicable securities laws.

Governing Law	New York

Security	DII Industries Pledge Agreement

Guarantee	Halliburton Asbestos PI Trust Guarantee

A copy of the Asbestos PI Trust Note, in substantially the form that will be executed, is attached as Exhibit 5 to the Plan.

(ii)	Halliburton Asbestos PI Trust Guarantee.

Guarantor	Halliburton

Obligations Guaranteed	Asbestos PI Trust Note

Covenants	None

Preconditions to Guarantee Liability	Default under the Asbestos PI Trust Note

Governing Law	New York

Security	None

A copy of the Halliburton Asbestos PI Trust Guarantee, in substantially the form that will be executed, is attached as Exhibit 6 of the Plan.

(iii)	DII Industries Pledge Agreement.

Pledgor	HESI

Assets Pledged	51% of HESI’s membership interests in DII Industries

Events Permitting Exercise	Acceleration of the Asbestos PI Trust Note

Governing Law	New York

A copy of the DII Industries Pledge Agreement, in substantially the form that will be executed, is attached as Exhibit 7 to the Plan.

(iv)	Asbestos PI Trust Funding Agreement.

The Asbestos PI Trust Funding Agreement provides for contributions to be made to the Asbestos PI Trust as claims become qualified for payment. Under the funding agreement, on the Effective Date and on the thirtieth (30th) day of each month thereafter, the Reorganized Debtors will provide a schedule to the Managing Trustee of the Asbestos PI Trust identifying those claims that have been qualified under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement. The Managing Trustee will review the schedule and issue payment instructions to the bank from which payments are to be made, directing payment of each Qualifying Settled Asbestos PI Trust Claim on the schedule. Simultaneous with these instructions, the Reorganized Debtors will fund the account in an amount equal to the Qualifying Settled Asbestos PI Trust Claims set forth on the applicable schedule. Additionally, the Reorganized Debtors will fund a fixed per claim amount to cover the Asbestos PI Trust’s costs associated with payment of the Settled Asbestos PI Trust Claim. The agreement also contains provisions dealing with payments to claimants which cannot be made or verified.

The Asbestos PI Trust Funding Agreement will terminate once (A) all Settled Asbestos PI Trust Claims have been qualified or disqualified under the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement, (B) at least one year has passed since the last claimant was disqualified, and (C) there are no pending arbitration proceedings or motions before the Bankruptcy Court within the meaning of article 12.2 of the Plan.

(v)	Halliburton Asbestos PI Trust Stock.

Number of Shares	59.5 million shares[4]

Type	Common

Par Value	$2.50 per share

Listing	New York Stock Exchange (symbol: HAL)

Other rights	As provided in the Stockholder Agreement (see below)

At present, Halliburton is authorized to issue up to 600 million shares of common stock. As of July 24, 2003, there were 437,927,577 shares of common stock issued and outstanding.

Subject to the rights of holders of Halliburton preferred stock, the holders of Halliburton common stock are entitled to receive ratable dividends, as may be declared by the company’s board of directors, out of legally available funds. The holders of Halliburton common stock do not have any preemptive, subscription, redemption, or conversion rights.

(g)	Stockholder Agreement.

In connection with the transfer of Halliburton common stock into the Asbestos PI Trust, Halliburton and the Trustees of the Asbestos PI Trust will enter into a Stockholder Agreement. The Stockholder Agreement will provide for certain registration rights in favor of the Asbestos PI Trust and will set forth the manner and volume in which the Asbestos PI Trust may sell its shares of Halliburton common stock. Although the Stockholder Agreement will not restrict the Asbestos PI Trust’s right to vote its shares, it will place limitations on the Asbestos PI Trust’s

[4]	Subject to adjustment for any subdivision, combination, or distribution with respect to such common stock occurring after the Solicitation Date and prior to the Effective Date.

ability to take certain actions in its capacity as a stockholder of Halliburton’s common stock. Some of the principal terms of the Stockholder Agreement are:

Restrictions on Stockholder Actions.    Until the Asbestos PI Trust and its affiliates own less than 10 million shares of Halliburton common stock, the Stockholder Agreement provides that the Asbestos PI Trust will not:

•	acquire any additional securities of Halliburton;

•	make any proposal or participate in any sale of all or substantially all of the assets or property of Halliburton;

•	make any proposal concerning a merger or other similar business combination involving Halliburton;

•	make or participate in any solicitation of proxies with respect to any voting securities of Halliburton;

•	make any stockholder proposal;

•	request a meeting of Halliburton’s stockholders;

•	initiate any written consent of Halliburton’s stockholders; or

•	grant any proxy or other voting power to any person other than Halliburton or persons designated by Halliburton, or deposit any voting securities of Halliburton in a voting trust.

Voting.    The Stockholder Agreement will place no restrictions on the voting of the Asbestos PI Trust’s shares of Halliburton common stock.

Registration Rights.    Under the Stockholder Agreement, the Asbestos PI Trust has the rights described below to require Halliburton to register the Asbestos PI Trust’s shares with the SEC so that those shares may be publicly resold or to include the Asbestos PI Trust’s shares in any registration statement that Halliburton files.

Shelf-Registration Rights.    The Stockholder Agreement requires Halliburton to file a shelf-registration statement prior to the funding of the Asbestos PI Trust that will allow the Asbestos PI Trust to publicly sell up to certain agreed amounts of the Halliburton common stock. Using the shelf registration, the Asbestos PI Trust may sell up to 5 million shares of Halliburton common stock in the first three-month period following the date the Asbestos PI Trust is funded and 10 million shares of Halliburton common stock in the second three-month period following the date the Asbestos PI Trust is funded. Thereafter, the number of shares that the Asbestos PI Trust can sell pursuant to the shelf registration in any three-month period is generally limited to 1% of Halliburton’s outstanding common stock or to the average weekly trading volume of Halliburton’s common stock, whichever limitation is less restrictive.

The Stockholder Agreement requires Halliburton to use its reasonable best efforts to cause the shelf-registration statement to become effective as soon as possible after the Asbestos PI Trust is funded and to keep the shelf-registration statement effective for a period of one year after the Asbestos PI Trust is funded. If the shelf-registration statement is not declared effective within an agreed-upon period, Halliburton may be required to pay penalty interest to the Asbestos PI Trust, and the effectiveness may extend for greater than one year after the Asbestos PI Trust is funded. In addition, once the shelf-registration statement is effective, Halliburton has the right to suspend its effectiveness on one occasion for a period of up to 90 days upon the occurrence of certain specified events.

Demand-Registration Rights.    After the first year following the date of its funding, the Asbestos PI Trust can request Halliburton to file up to two registration statements per year so that it can publicly sell its shares of Halliburton common stock. The Asbestos PI Trust’s demand-registration rights are subject to a requirement that it register (a) at least 5 million shares or (b) shares with a market value of at least $100 million. The Asbestos PI Trust can request registration of no more than 25 million shares in any one demand registration. Under certain circumstances, the underwriters of any underwritten offering will have the right to limit the number of shares, including the Asbestos PI Trust’s shares, that may be included in the filed registration statement. The Asbestos PI Trust’s demand-registration rights will terminate on the date that the Asbestos PI Trust and its affiliates own less than 5 million shares of Halliburton common stock.

Piggyback-Registration Rights.    If Halliburton registers any common stock for public sale and the Asbestos PI Trust owns at least 1 million shares, the Asbestos PI Trust will have the right to include its shares of Halliburton common stock in that registration statement. Under certain circumstances, the underwriters of any underwritten offering will have the right to limit the number of shares, including the Asbestos PI Trust’s shares, that may be included in the filed registration statement.

Expenses of Registration.    Halliburton will pay all expenses relating to any shelf, demand, or piggyback registration. However, Halliburton will not pay the underwriting discounts.

Halliburton also will not pay fees and expenses of separate counsel or other experts or advisors for the Asbestos PI Trust.

Restrictions on Sales During Registered Offerings.    While the Asbestos PI Trust has registration rights, the Asbestos PI Trust will be subject to restrictions no greater than those on sales of Halliburton common stock, if any, that the underwriters impose on Halliburton’s executives and directors, and any other significant stockholder of Halliburton who has purchased securities directly from Halliburton. In addition, during the pendency of a demand registration, the Asbestos PI Trust will be prohibited from selling shares outside of the demand-registration process.

Transferability of Registration Rights.    The Asbestos PI Trust may transfer its registration rights to any transferee in a privately negotiated transaction of at least 5 million shares.

Restrictions on Sale and the Manner of Sale.    Under the Stockholder Agreement, the Asbestos PI Trust may transfer its shares of Halliburton common stock as follows:

•	during the first year following the funding date, pursuant to a shelf registration and subject to the volume limitations described above;

•	at any time after the first year following the funding date and so long as the Asbestos PI Trust owns at least 5 million shares, pursuant to a demand registration and subject to the 25-million-share maximum described above;

•	so long as the Asbestos PI Trust owns at least 1 million shares, pursuant to exercise of its piggyback-registration rights;

•	in a privately negotiated transaction, subject to the following limitations:

—	combined with any shares sold under the shelf registration, the Asbestos PI Trust may sell up to 5 million shares of Halliburton common stock in the first three-month period following the funding date;

—	combined with any shares sold under the shelf registration, the Asbestos PI Trust may sell up to 10 million shares of Halliburton common stock in the second three-month period following the funding date;

—	for the eighteen-month period following the Asbestos PI Trust’s first six months, the number of shares the Asbestos PI Trust may sell in any three-month period in a privately negotiated transaction, combined with any shares sold under the shelf registration, is generally limited to 1% of Halliburton’s outstanding common stock or the average weekly trading volume of Halliburton’s common stock, whichever limitation is least restrictive; and

—	in no case may the Asbestos PI Trust sell shares in a privately negotiated transaction in which (i) the purchaser and its affiliates already own more than 5% of Halliburton’s common stock or (ii) after giving effect to the sale, the purchaser and its affiliates would own more than five percent 5% of Halliburton’s common stock (for this purpose, the Asbestos PI Trust is, after reasonable inquiry, to satisfy itself that the purchaser and its affiliates are not required to file a Schedule 13D with the SEC);

•	one year after the Asbestos PI Trust is funded, in accordance with Rule 144 of the Securities Act of 1933; or

•	as a bona fide pledge to secure a loan.

(h)	Assumption of Liabilities.

Pursuant to article 1.4 of the Asbestos PI Trust Agreement, on the Effective Date, the Asbestos PI Trust will expressly assume all liability arising from, or relating to, all Asbestos Unsecured PI Trust Claims.

(i)	How Asbestos Unsecured PI Trust Claims Will Be Liquidated and Paid Under the Asbestos TDP.

Except as provided in article 12.2 of the Plan, the Asbestos TDP will control liquidation and payment of all Asbestos Unsecured PI Trust Claims treated in Class 4, including Indirect Asbestos PI Trust Claims. The initial Asbestos TDP to be put into effect by the Asbestos PI Trust on the Effective Date of the Plan is attached as Annex 3 to the Asbestos PI Trust Agreement.

(i)	Disease Levels Under the Asbestos TDP.

The Asbestos TDP establishes eight initial categories or levels of asbestos-related diseases, each of which has its own presumptive medical and company and occupational exposure criteria. These Disease Levels (as defined in the Asbestos TDP) are, in descending order of seriousness:

Level VIII	Mesothelioma

Level VII	Lung Cancer 1

Level VI	Lung Cancer 2

Level V	Other Cancer

Level IV	Severe Asbestosis

Level III	Asbestosis/Pleural Disease 1

Level II	Asbestosis/Pleural Disease 2

Level I	Other Asbestos Disease

The presumptive Medical/Exposure Criteria for each Disease Level are set forth in the Asbestos TDP. Indirect Asbestos PI Trust Claims will be subject to the same categorization and review procedures.

(ii)	Liquidation of Claims by the Asbestos PI Trust.

An Asbestos Unsecured PI Trust Claim must be liquidated before any payment can be made on such claim.

If an Asbestos Unsecured PI Trust Claim has been liquidated by final judgment or settlement prior to the Confirmation Date, it does not need to be reliquidated under the Asbestos TDP, although holders of Settled Asbestos PI Trust Claims will need to satisfy the applicable prove-up criteria under their settlement agreement with the Debtors in order to qualify for payment.

If an Asbestos Unsecured PI Trust Claim has not been liquidated by final judgment or settlement by the Confirmation Date, an Asbestos PI Trust Claimant will need to submit a proof of claim to the Asbestos PI Trust in order to have the claim liquidated. Claim submission forms will be available from the Asbestos PI Trust.

In most instances, claimants may choose to have their claims liquidated either under the expedited review process or through individual review.

The expedited review process is designed to provide an efficient and inexpensive method where the claim can easily be verified as meeting the presumptive Medical/Exposure Criteria for a relevant Disease Level. Expedited review is available for all Disease Levels except Disease Level VI. If the holder of an Unliquidated Asbestos PI Trust Claim seeks expedited review, the claim will be placed in a first-in/first-out processing queue. If the Asbestos PI Trust determines that a claim is eligible for treatment under one of the seven disease levels eligible for expedited review, the Asbestos PI Trust will advise the claimant of the determination and make a formal offer to liquidate the claim at the scheduled value for the qualifying Disease Level. To accept the offer, the claimant will need to execute and return an acceptance form and release. Disease Level VI (Lung Cancer 2) is not eligible for Expedited Review, and therefore has no scheduled values. Scheduled values for each Disease Level are as follows:

	Scheduled Values
	Non-Harbison-Walker	Harbison-Walker
Level VIII (Mesothelioma)	$21,500	$51,300

Level VII (Lung Cancer 1)	$3,500	$16,900

Level V (Other Cancer)	$3,000	$9,000

Level IV (Severe Asbestosis)	$3,500	$11,000

Level III (Asbestosis/Pleural Disease 1)	$900	$2,700

Level II (Asbestosis/Pleural Disease 2)	$400	$1,400

Level I (Other Asbestos Disease)	$100	$300

Individual review provides a process for more case-specific evolution of a claim. In the case of claims alleged to fall under Disease Levels I–III, individual review is available only after a claimant participates in expedited review and only if an Asbestos Unsecured PI Trust Claim previously failed to qualify under presumptive Medical/Exposure Criteria for a disease level. Such review is limited to a determination of whether the claimant holds a claim that would be valid and cognizable in the tort system and not on the amount of his or her claim. If the Trustees of the Asbestos PI Trust are satisfied that the claimant presents a claim that would be cognizable and valid in the tort system, then the Asbestos PI Trust may offer the claimant a liquidated value up to the scheduled value of the applicable Disease Level. Claims in Disease Levels II–III also may be eligible for review for “extraordinary claim” status as a part of individual review. If a claim qualifies as an extraordinary claim, the Asbestos PI Trust may offer up to five times the scheduled value for a claim. Individual review also may result in denial of the claim or an offer less than the amount that is available under expedited review.

Holders of claims alleged to fall in Disease Levels IV–VIII may seek individual review of their claims regardless of whether their claims were allowed or denied under the expedited review process and are not required to participate in expedited review as a precondition for individual review. Holders of claims in these disease levels may have their claims submitted to individual review for review both of the liquidated value of their claims as well as medical and exposure evidence. If the holder of a claim alleged to fall in Disease Levels IV–VIII seeks individual review, the Asbestos PI Trust will liquidate the claim based on the liquidated value of other similarly situated claims in the tort system, considering factors that affect the severity of damages and values in the tort system. The Asbestos PI Trust may offer up to the Maximum Value of a Disease Level to the holder of a claim submitted for individual review under Disease Levels IV–VIII. The Maximum Value that may be awarded under individual review for each Disease Level is:

	Maximum Values
	Non-Harbison-Walker	Harbison-Walker
Level VIII (Mesothelioma)	$95,700	$228,000

Level VII (Lung Cancer 1)	$15,000	$72,300

Level VI (Lung Cancer 2)	$5,000	$24,000

Level V (Other Cancer)	$12,300	$36,300

Level IV (Severe Asbestosis)	$15,000	$47,000

Claims in Disease Levels IV–VIII also may be eligible for review for extraordinary-claim status as a part of individual review. If found to have an extraordinary claim, a claimant may be offered up to five times the scheduled value for such claim.

If claimants who are eligible for individual review are unsatisfied with the results of individual review, they also may have their claim determined through the Asbestos PI Trust’s arbitration procedures, after participating in a pro-bono evaluation process or mediation. A claimant may elect either binding or non-binding arbitration. Arbitration awards are limited to the scheduled value of a Disease Level for Disease Levels I–III and to the Maximum Value in the case of Disease Levels IV–VIII, except in the case of claims qualifying for extraordinary review in which case the award may be up to a higher Maximum Extraordinary Value (as defined in the Asbestos TDP).

After nonbinding arbitration, if a claimant still is unsatisfied with the result, the claimant may seek to have his or her claim liquidated in a jury trial before the District Court. If a claimant does receive a judgment in the tort system, the judgment will be payable, without interest, subject to the applicable terms of the Asbestos TDP.

Once liquidated, the claim then will be placed in the Asbestos PI Trust’s payment queue. See below for information on payment of liquidated claims.

Multiple exposure claims may be filed by a single claimant based on exposure to asbestos or asbestos-containing products manufactured or distributed by more than one of the Halliburton Entities or Harbison-Walker Entities. Multiple exposure claims must be filed by the claimant at the same time, and no claimant will be entitled to receive more than the full liquidated value of each of his or her claims, except that a claimant who meets the medical and exposure criteria for both a Harbison-Walker and a non-Harbison-Walker claim may recover on both claims such value as determined under the Asbestos TDP. If a claimant has filed a claim based on a non-malignant asbestos-related disease and that claimant is later diagnosed to have a malignant asbestos-related disease, that claimant may file a new claim for the malignant asbestos-related disease, except to the extent such claim was previously released under the terms of an Asbestos/Silica PI Trust Claimant Settlement Agreement. Unless this subsequent diagnosis was made after the claimant received payment on the non-malignant asbestos-related disease, payments made on account of the non-malignant disease will not reduce payments related to the malignant disease.

(iii)	Payment of Liquidated Claims by the Asbestos PI Trust.

The Asbestos TDP also provides procedures for payment of Asbestos Unsecured PI Trust Claims.

Holders of Qualifying Settled Asbestos PI Trust Claims will receive the Liquidated Amount of their Claims through funding under the Asbestos PI Trust Funding Agreement. Disputes about whether a Settled Asbestos PI Trust Claim is a Qualifying Settled Asbestos PI Trust Claim will be resolved in accordance with article 12.2 of the Plan.

All other Asbestos Unsecured PI Trust Claims, including Asbestos Final Judgment Claims, will be placed in the Asbestos PI Trust’s first-in/first-out payment queue and will be paid at the payment percentage established under the Asbestos TDP, which is expected to be 100%. If the payment percentage ever is less than 100%, the Asbestos PI Trust will implement a claims payment ratio based on the Halliburton Entities’ and Harbison-Walker Entities’ settlement history and analysis of present and future claims. This payment ratio will apply only to claims in Disease Levels II–VIII that were unliquidated as of the Petition Date and will allocate 60% of available funds to claims in Disease Levels IV–VIII and 40% to claims in Disease Levels II–III. Claims in Disease Level I will not be subject to the payment ratio. The Trustees also may choose to place a cap on the maximum amount that any one claimant may be paid in any given year. All payments other than payments to holders of Qualifying Settled Asbestos PI Trust Claims will be subject to an aggregate maximum annual payment established annually by the Asbestos PI Trust to ensure that the trust’s funds correspond over the course of its life with anticipated flow of funds.

(j)	Indemnification of Certain Parties by the Asbestos PI Trust.

Article 5.1(j) of the Plan obligates the Asbestos PI Trust to indemnify the Halliburton Entities and the Harbison-Walker Entities for all liability for Asbestos Unsecured PI Trust Claims.

(k)	Excess Asbestos PI Trust Assets.

If there are any Asbestos PI Trust Assets remaining after the payment, in full, of (i) all Asbestos PI Trust Claims and (ii) all Asbestos PI Trust Expenses, such excess Asbestos PI Trust Assets shall be transferred, in accordance with section 7.2(b) of the Asbestos PI Trust Agreement, to such charitable purposes as the Trustees, in their reasonable discretion, may determine, provided that such charitable purposes, if practicable, shall be related to the treatment of, research regarding, or payment of, claims related to asbestos-caused disorders.

(l)	Asbestos PI Trust Expenses.

The Asbestos PI Trust will pay all Asbestos PI Trust Expenses from the Asbestos PI Trust Assets except for Associated Settled Claims Costs incidental to the processing, administration, and payment of Settled Asbestos PI Trust Claims, which expenses will be paid by the Reorganized Debtors pursuant to the Asbestos PI Trust Funding Agreement. Except for Associated Settled Claims Costs paid under the Asbestos PI Trust Funding Agreement, no person will have any obligation to pay any Asbestos PI Trust Expenses.

4.2   Overview of the Silica PI Trust.

(a)	Establishment and Purpose of the Silica PI Trust.

If the Plan is confirmed and becomes effective, the Debtors will create the Silica PI Trust in accordance with the Plan Documents to address Silica Unsecured PI Trust Claims in Class 6 of the Plan and to assume the liabilities of the Halliburton Entities and Harbison-Walker Entities for Silica Unsecured PI Trust Claims. To do this, the Silica PI Trust will use the Silica PI Trust’s assets and income to pay holders of Silica Unsecured PI Trust Claims in accordance with the Silica PI Trust Agreement and the requirements of applicable law so that all holders of similar Silica Unsecured PI Trust Claims are treated in a substantially equivalent manner.

The Silica PI Trust will be a “qualified settlement fund” within the meaning of the Treasury regulations issued pursuant to section 468B of the IRC and will have responsibility, among other things, (i) to direct the liquidation, resolution, payment, and satisfaction of all Silica Unsecured PI Trust Claims in accordance with the Plan, the Silica TDP, and the Confirmation Order, and (ii) to preserve, hold, manage, and maximize the Silica PI Trust Assets for use in paying and satisfying Silica Unsecured PI Trust Claims.

A copy of the Silica PI Trust Agreement, in substantially the form that will be executed, is attached as Exhibit 10 to the Plan.

(b)	Trustee of the Silica PI Trust.

The initial proposed Trustee of the Silica PI Trust is Martin J. Murphy. Mr. Murphy was selected as initial Trustee on recommendation of the Legal Representative, after consultation with various silica plaintiffs’ lawyers. Mr. Murphy’s name will be submitted to the Bankruptcy Court for approval as part of the Confirmation Hearing. If Mr. Murphy’s nomination is not approved by the Bankruptcy Court, an alternative name will be submitted. Biographical information about Mr. Murphy can be found in Exhibit K to the Disclosure Statement.

In the event that the initial Trustee resigns, dies, or is removed from office, a successor Trustee will be appointed in accordance with the terms of the Silica PI Trust Agreement. In performing his or her duties and fulfilling his or her obligations under the Silica PI Trust Agreement and the Plan, the Trustee shall be deemed to be a “party in interest” within the meaning of section 1109(b) of the Bankruptcy Code.

The Trustee will receive compensation from the Silica PI Trust for his or her services at rates comparable to those provided in other similarly situated trusts. The amount of the compensation will be negotiated by the Debtors and Legal Representative, and it is expected to be similar in structure and amount to the compensation provided to the Trustees of the Asbestos PI Trust, taking into account the relative size and nature of the two trusts. The Debtors will file a notice with the Bankruptcy Court, not later than fifteen (15) days prior to the date initially set for the Confirmation Hearing, setting forth the proposed compensation for the Trustee. This notice will be available on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. All compensation arrangements will be subject to the approval of the Bankruptcy Court. The Trustee also will be reimbursed for all reasonable out-of-pocket costs and expenses. The Trustee’s compensation will be subject to a cost-of-living adjustment every three years in accordance with the Silica PI Trust Agreement. All other compensation changes will be subject to Bankruptcy Court approval.

(c)	The Legal Representative.

Under the Plan, it is proposed that Eric D. Green continue to serve as the Legal Representative for future and unknown Silica PI Trust Claimants from the Effective Date onward, subject to Bankruptcy Court approval. As the Legal Representative, he will have the functions and rights provided in the Silica PI Trust Documents. The Silica PI Trust Agreement provides that Professor Green will receive his customary hourly rate, currently set at $600 per hour, for his services as Legal Representative. Biographical information about Professor Green can be found in Exhibit L to the Disclosure Statement.

(d)	Silica TAC.

In performing his or her duties, the Trustee of the Silica PI Trust will be required to consult with, and in certain instances seek the consent of, the Silica TAC, a three-member oversight committee created under the Silica PI Trust Agreement. Each member of the Silica TAC shall receive compensation from the Silica PI Trust for services as a member of the Silica TAC based on his or her reasonable, customary hourly rate. The members of the Silica TAC also will be reimbursed for all reasonable out-of-pocket costs and expenses. Such reimbursement or direct payment will be deemed a Silica PI Trust Expense.

The initial three members of the Silica TAC will be selected from among law firms representing holders of silica-related personal-injury claims. The Debtors will file with the Bankruptcy Court, no later than fifteen (15) days prior to the Confirmation Hearing, notice of the names and biographical information of three nominated candidates and such notice also will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. Such nominations will be subject to the approval of the Bankruptcy Court at the Confirmation Hearing. In the event that any of the initial members resigns, dies, or is unable to fulfill his or her duties all successor members will be appointed in accordance with the Silica PI Trust Agreement. In the event that any of the initial members resigns, all successor members will be appointed in accordance with the Silica PI Trust Agreement.

(e)	Receipt of Silica PI Trust Assets.

On the Effective Date, all Silica PI Trust Assets, except as provided in the Plan, will be transferred to, and become property of, the Silica PI Trust.

The Silica PI Trust Assets will consist of:

•	$15 million in cash to be funded on the Effective Date;

•	the Silica PI Trust Funding Agreement, which provides for the right to receive the Silica PI Trust Cash Contribution, to be funded monthly as Settled Silica PI Trust Claims are qualified for payment under the terms of applicable settlement agreements;

•	the Silica PI Trust Note providing for annual payments over a maximum of thirty years (unless extended for a maximum of an additional twenty years as described in section 4.2(f)(i) below), secured by the pledge of 51% of KBR’s Interests in Mid-Valley for payments during the first two years of the notes; and

•	a guarantee of the Silica PI Trust Note from Halliburton.

(f)	Description of Certain Noncash Silica PI Trust Assets.

(i)	Silica PI Trust Note.

The Silica PI Trust Note from DII Industries and KBR provides for payments to be made annually following each anniversary of the Effective Date until the note expires pursuant to its terms. The amount of payments will be determined based upon payouts by the Silica PI Trust in prior years (excluding payments made on Qualifying Settled Silica PI Trust Claims and certain other payments) subject to an outside cap of $15 million per year. For the first through fourth anniversaries of the Effective Date, the amounts due under the Silica PI Trust Note will be:

Anniversary	Payment Amount

Anniversary 1

the lesser of

(i)       $15 million,

(ii)      the amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the first year of the Silica PI Trust Note, or

(iii)     the amount that would be necessary at the end of the first year to bring the amount of the Silica PI Trust corpus up to $15 million

Anniversary 2

the lesser of

(i)       $15 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the first two years of the Silica PI Trust Note, or

(iii)     the amount that would be necessary at the end of the second year to bring the amount of the Silica PI Trust corpus up to $15 million

Anniversary 3

the lesser of

(i)       $15 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the first three years of the Silica PI Trust Note, or

(iii)     the amount that would be necessary at the end of the third year to bring the amount of the Silica PI Trust corpus up to $15 million

Anniversary 4

the lesser of

(i)       $15 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the prior three years, or

(iii)     the amount that would be necessary at the end of the fourth year to bring the amount of the Silica PI Trust corpus up to $15 million

For the fifth through thirtieth anniversaries, the formula for calculating payments changes to allow for decreases if warranted by claims experience. For these years, payments will be:

Anniversaries 5-9

the lesser of

(i)        either (a) $15 million, or (b) $10 million if (1) the amount of Liquidated Silica PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and certain other payments) entitled to payment by the Silica PI Trust for four out of five of the prior years does not increase, and (2) the average annual amount of qualifying disbursements for such five-year period does not exceed $5 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the prior three years, or

(iii)     the amount that would be necessary at the end of each year to bring the amount of the Silica PI Trust up to the amount established by (i) above

Anniversaries 10-30

the lesser of

(i)        either

(a)       $15 million,

(b)       $10 million if either

(1)       the average annual amount of qualifying disbursements paid for the prior two years does not exceed $10 million, or

(2)       both (A) the amount of Liquidated Silica PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and certain other payments) entitled to payment by the Silica PI Trust for four out of five of the prior years does not increase, and (B) the average annual amount of qualifying disbursements for such five-year period does not exceed $5 million, or

(c)       $5 million if the average annual amount of qualifying disbursements for the prior five years does not exceed $2 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the prior three years, or

(iii)     the amount that would be necessary at the end of each year to bring the amount of the Silica PI Trust corpus up to the amount established by (i) above

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Payment obligations under the Silica PI Trust Note are scheduled to terminate after the thirtieth anniversary payment, but may be extended under contractually limited circumstances.

To extend payments, the Trustee of the Silica PI Trust must make a motion with the Bankruptcy Court (or another court of competent jurisdiction if there is no Bankruptcy Court) during the six months prior to the thirtieth anniversary of the Effective Date. The note then may be extended only if the Bankruptcy Court (or if there is no Bankruptcy Court then such other court of competent jurisdiction) determines, upon clear and convincing evidence and based solely upon the facts that existed at the time of the Confirmation Hearing, that the Bankruptcy Court’s original approval of the termination of the note after the thirtieth anniversary payment was clearly erroneous. If so extended, payments for the thirty-first through fiftieth anniversaries will be based upon the following formula:

Anniversaries 31-50 (if note is extended)

the lesser of

(i)        either

(a)       $15 million,

(b)       $10 million if either

(1)       the average annual amount of qualifying disbursements paid for the prior two years does not exceed $10 million, or

(2)       both (A) the amount of Liquidated Silica PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and certain other payments) entitled to payment by the Silica PI Trust for four out of five of the prior years does not increase, and (B) the average annual amount of qualifying disbursements for such five-year period does not exceed $5 million, or

(c)       $5 million if the average annual amount disbursements for the prior five years does not exceed $2 million,

(ii)      the annual average amount of qualifying disbursements paid (or scheduled to be paid) by the Silica PI Trust during the prior three years,

(iii)     the amount that would be necessary to bring the amount of the Silica PI Trust corpus up to the amount established by (i) above, or

(iv)     such other amount as the obligors and the Trustee of the Silica PI Trust may agree to in writing

During either the original term or an extended term, funding obligations under the Silica PI Trust Note may be terminated at any time if, in any three-year period, no Silica Unsecured PI Trust Claims (other than Qualifying Silica PI Trust Claims and certain other claims) have been filed and qualified for payment from the Silica PI Trust under the terms of the Silica TDP.

The other material terms of the Silica PI Trust Note are set forth below:

Right of Assumption	Halliburton has the right to assume the Makers’ obligations at any time. Upon such assumption, the Halliburton Silica PI Trust Guarantee and the Mid-Valley Pledge Agreement will cease to be applicable.

Negative Covenants

Makers may not merge into, sell, assign, or transfer all or substantially all of its assets unless:

•  prior thereto, Halliburton has assumed the Silica PI Trust Note;

•  Halliburton is the surviving entity or acquires such assets, as the case may be; or

•  the holder gives its prior written consent.

In each case, the Halliburton Silica PI Trust Guarantee will cease to be applicable.

Limitations on Liens	None

Events of Default	• Default in payment • Default in any covenant attached to this obligation • Bankruptcy of any Maker • Bankruptcy of the guarantor or pledgor

Assignability	The Silica PI Trust may assign the Silica PI Trust Note to any qualified purchaser, provided that no assignment will be permitted that would require registration of the Silica PI Trust Note under applicable securities laws.

Governing Law	New York

Security	Mid-Valley Pledge Agreement (for first two years of payments only)

Guarantee	Halliburton Silica PI Trust Guarantee

A copy of the Silica PI Trust Note, in substantially the form that will be executed, is attached as Exhibit 11 to the Plan.

(ii)	Halliburton Silica PI Trust Guarantee.

Guarantor	Halliburton

Obligations Guaranteed	Silica PI Trust Note

Covenants	None

Preconditions to Guarantee Liability	Default under the Silica PI Trust Note

Governing Law	New York

Security	None

A copy of the Halliburton Silica PI Trust Guarantee, in substantially the form that will be executed, is attached as Exhibit 12 to the Plan.

(iii)	Mid-Valley Pledge Agreement.

Pledgor	DII Industries

Obligations Secured	first and second anniversary payments under the Silica PI Trust Note

Assets Pledged	51% of KBR’s membership interest in Mid-Valley

Events Permitting Exercise	Acceleration of the Silica PI Trust Note

Governing Law	New York

A copy of the Mid-Valley Pledge Agreement, in substantially the form that will be executed, is attached as Exhibit 13 to the Plan.

(iv) Silica	PI Trust Funding Agreement.

The Silica PI Trust Funding Agreement provides for contributions to be made to the Silica PI Trust as claims become qualified for payment. Under the funding agreement, on the Effective Date and on the thirtieth (30th) day of each month thereafter, the Reorganized Debtors will provide a schedule to the Trustee of the Silica PI Trust identifying those claims that have been qualified under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement. The Trustee will review the schedule and issue payment instructions to the bank from which payments are to be made, directing payment of each Qualifying Settled Silica PI Trust Claim on the schedule. Simultaneous with these instructions, the Reorganized Debtors will fund the account in an amount equal to the Qualifying Settled Silica PI Trust Claims set forth on the applicable schedule. Additionally, the Reorganized Debtors will fund a fixed per claim amount to cover the Silica PI Trust’s costs associated with payment of the Settled Silica PI Trust Claim. The agreement also contains provisions dealing with payments to claimants which cannot be made or verified.

The Silica PI Trust Funding Agreement will terminate once (A) all Settled Silica PI Trust Claims have been qualified or disqualified under the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement, (B) at least one year has passed since the last claimant was disqualified, and (C) there are no pending arbitration proceedings or motions before the Bankruptcy Court within the meaning of article 12.2 of the Plan.

(g)	Assumption of Liabilities.

Pursuant to article 1.4 of the Silica PI Trust Agreement, on the Effective Date, the Silica PI Trust will expressly assume all liability arising from or relating to all Silica Unsecured PI Trust Claims.

(h)	How Silica Unsecured PI Trust Claims Will Be Liquidated and Paid Under the Silica TDP.

The Silica TDP will control liquidation and payment of all Silica Unsecured PI Trust Claims treated in Class 6, including Indirect Silica PI Trust Claims. The initial Silica TDP to be put into effect by the Silica PI Trust on the Effective Date of the Plan is attached as Annex 3 to the Silica PI Trust Agreement.

(i)	Disease Levels under the Silica TDP.

The Silica TDP establishes four categories or levels of silica-related diseases, each of which has its own presumptive medical and company and occupational exposure criteria. These Disease Levels (as defined in the Silica TDP) are, in descending order of seriousness:

Level IV	Complex Silicosis

Level III	Lung Cancer

Level II	Severe Silicosis

Level I	Silicosis

The presumptive Medical/Exposure Criteria for each Disease Level are set forth in the Silica TDP. Indirect Silica PI Trust Claims will be subject to the same categorization and review procedures.

(ii)	Liquidation of Claims by the Silica PI Trust.

All Silica Unsecured PI Trust Claims must be liquidated before any payment can be made on such claim.

If a Silica Unsecured PI Trust Claim has been liquidated by final judgment or settlement prior to the Confirmation Date, it does not need to be reliquidated under the Silica TDP, although holders of Settled Silica PI Trust Claims will need to satisfy the applicable prove-up criteria under their settlement agreement with the Debtors in order to be qualified for payment.

If a Silica Unsecured PI Trust Claim has not been liquidated by final judgment or settlement by the Confirmation Date or if a Settled Silica PI Trust Claim is not qualified for payment, a Silica PI Trust Claimant will need to submit a proof of claim to the Silica PI Trust in order to have the claim liquidated. Claim submission forms will be available from the Silica PI Trust.

The Silica TDP provides for two types of review — expedited and individual. Claimants in Levels II–IV may choose to have their claims liquidated either under the expedited review process or through individual review or in some instances both. Claimants in Level I are eligible only for expedited review unless their claims are denied, in which case they may request individual review on the issue of whether their claims qualified, but not on the amount of their claims.

The expedited review process is designed to provide an efficient and inexpensive method where the claim easily can be verified as meeting the presumptive Medical/Exposure Criteria for a relevant Disease Level. If the holder of an Unliquidated Silica PI Trust Claim seeks expedited review, the claim will be placed in a first-in/first-out processing queue. If the Silica PI Trust determines that a claim is eligible for treatment under one of the four disease levels, the Silica PI Trust will advise the claimant of the determination and offer to liquidate the claim at the scheduled value for the qualifying Disease Level. To accept the offer, the claimant will need to execute and return an acceptance form and release. Scheduled values for each Disease Level are as follows:

	Scheduled Values
	Non-Harbison-Walker	Harbison-Walker

Level IV (Complex Silicosis)	$3,500	$16,900

Level III (Lung Cancer)	$3,500	$16,900

Level II (Severe Silicosis)	$3,500	$11,000

Level I (Silicosis)	$250	$500

Individual review provides a process for more case-specific evaluation of a claim. For Level I Claimants, individual review allows the Silica PI Trusts to review the claimant’s medical and exposure evidence. Under individual review, the Silica PI Trust may offer the claimant a liquidated value up to the scheduled value for Disease Level I if it is satisfied that the claimant presents a claim that would be cognizable and valid in the tort system. In certain instances where a claim qualifies as an “Extraordinary Claim,” the Silica PI Trust may offer Level I Claimant up to five times the Scheduled Value for a claim. Individual review also may result in denial of the claim or an offer less than the amount that is available under expedited review.

Individual review of claims in Disease Levels II–IV offers claimants a chance to have both the medical and exposure evidence supporting their claims and the amount of their claims determined on an individual basis. Holders of claims alleged to fall in Disease Levels II–IV may seek individual review of their claims without first going through expedited review. A claimant whose claim was denied under expedited review also may seek individual review. However, claimants in Levels II–IV who sought expedited review of their claim and received the scheduled value are not eligible for individual review.

If the holder of a claim alleged to fall in Disease Levels II–IV seeks individual review, the Silica PI Trust will liquidate the claim based on the liquidated value of other similarly situated claims in the tort system, considering factors that affect the severity of damages and values in the tort system. The Silica PI Trust may offer up to the Maximum Value of a Disease Level to the holder of a claim submitted for individual review under Disease Levels II–IV. The Maximum Value that may be awarded under individual review for each Disease Level is:

	Maximum Values
	Non-Harbison-Walker	Harbison-Walker
Level IV (Complex Silicosis)	$15,000	$72,300

Level III (Lung Cancer)	$15,000	$72,300

Level II (Severe Silicosis)	$15,000	$47,000

Like Disease Level I Claims, claims in Disease Levels II–IV also may be eligible for review for extraordinary-claim status as a part of individual review. If found to have an extraordinary claim, a claimant may be offered up to five (5) times the scheduled value for such claim.

If claimants who are eligible for individual review are unsatisfied with the results of individual review, they also may elect to have their claim determined through the Silica PI Trust’s arbitration procedures after participating in pro-bono evaluation or mediation. A claimant may select either binding or non-binding arbitration. Awards as a result of arbitration are limited to the Maximum Value in the case of Disease Levels II–IV, except in the case of claims qualifying for extraordinary review, in which case the award may be up to a higher Maximum Extraordinary Value (as defined in the Silica TDP) set forth in the Silica TDP. Arbitration awards to holders of Level I claims may not exceed the Scheduled Value unless the claim qualifies as an Extraordinary Claim, in which case the award may be up to five times the scheduled value.

After arbitration, if a claimant still is unsatisfied with the result, the claimant may seek to have his or her claim liquidated in a jury trial before the District Court. If a claimant does receive a judgment in the tort system, the judgment will be payable, without interest, subject to applicable terms of the Silica TDP.

Once liquidated, the claim then will be placed in the Silica PI Trust’s payment queue. See below for information on payment of liquidated claims.

Multiple exposure claims may be filed by a single claimant based on exposure to silica or silica-containing products manufactured or distributed by more than one of the Halliburton Entities or the Harbison-Walker Entities. Multiple exposure claims must be filed by the claimant at the same time, and no claimant will be entitled to receive more than the full liquidated value of each of his or her claims, except that a claimant who meets the medical and exposure criteria for both a Harbison-Walker and non-Harbison-Walker claim may recover on both claims such value as determined under the Silica TDP. If a claimant has filed a claim for Level I (Silicosis) or Level II (Severe Silicosis), and that claimant is later diagnosed to have a disease in Levels III–IV, that claimant may file a new claim for Level III–IV disease. Unless this subsequent diagnosis was made after the claimant received payment on the original disease, payments made on account of the newly diagnosed disease will not reduce payments related to the more serious disease.

Under certain circumstances, with consent of the Legal Representative and the Silica TAC, the Trustee also may pay claimants who meet some, but not all, of the medical criteria for Disease Level I if the Trustee determines that such payments are consistent with the Trustee’s fiduciary duties and appropriate under applicable non-bankruptcy law.

(iii)	Payment of Liquidated Claims by the Silica PI Trust.

The Silica TDP also provides procedures for payment of Silica Unsecured PI Trust Claims.

Holders of Qualifying Settled Silica PI Trust Claims will receive the Liquidated Amount of their Claims through funding under the Silica PI Trust Funding Agreement. Disputes about whether a Settled Silica PI Trust Claim is a Qualifying Settled Silica PI Trust Claim will be resolved in accordance with article 12.2 of the Plan.

All other Silica Unsecured PI Trust Claims, including Silica Judgment Claims, will be placed in the Silica PI Trust’s first-in/first-out payment queue and will be paid in accordance with the Silica TDP.

Under the terms of the Silica PI Trust Agreement, the Trustee of the Silica PI Trust, with the consent of the Silica TAC and the Legal Representative, also may implement procedures, if determined by the Trustee to be necessary in an exercise of his or her fiduciary function, to ensure that the Silica PI Trust is in a position to value and pay current and future claims made against it in a substantially similar manner. Optional payments by the Trustee under section 6.11 of the Silica TDP to persons who do not meet all of the presumptive medical criteria for Disease Level I will be limited to the amount equal to the prior year’s payment under the Silica PI Trust Note less payments to claimants qualifying for payment during the past year (exclusive of payments to Qualifying Settled Silica PI Trust Claims and claimants who do not meet all Disease Level I medical criteria.

(i)	Indemnification of Certain Parties by the Silica PI Trust.

Article 5.2(i) of the Plan obligates the Silica PI Trust to indemnify the Halliburton Entities and the Harbison-Walker Entities for liability on any Silica Unsecured PI Trust Claim.

(j)	Excess Silica PI Trust Assets.

If there are any Silica PI Trust Assets remaining after the payment, in full, of (i) all Silica Unsecured PI Trust Claims and (ii) all Silica PI Trust Expenses, such excess Silica PI Trust Assets shall be transferred, in accordance with section 7.2(b) of the Silica PI Trust Agreement, to the Asbestos PI Trust or if the Asbestos PI Trust no longer exists to such charitable purposes as the Trustee, in his or her reasonable discretion, may determine, except that such charitable purposes, if practicable, shall be related to the treatment of, research regarding, or payment of, claims related to silica-caused disorders.

(k)	Silica PI Trust Expenses.

The Silica PI Trust will pay all Silica PI Trust Expenses from the Silica PI Trust Assets except for those Associated Settled Claims Costs incidental to the processing, administration, and payment of Settled Silica PI Trust Claims, which expenses will be paid by the Reorganized Debtors monthly pursuant to the Silica PI Trust Funding Agreement. Except for Associated Settled Claims Costs paid pursuant to the Silica PI Trust Funding Agreement, no person will have any obligation to pay any Silica PI Trust Expenses.

SECTION 5

ESTIMATION OF CLAIMS AND

VALUATION OF DISTRIBUTABLE ASSETS

5.1  Estimated Claims and Estimated Recoveries by Class.

(a)	Estimated Claims and Estimated Recoveries.

The Debtors estimate that the Claims against them as of the Petition Date (assuming a November 2003 filing) would be:

Class	Estimated Total Number of Claims	Estimated Total Amount of Claims	Estimated Recovery
Administrative Claims (excluding postpetition debt incurred in the ordinary course of business)	15	$13.5 million	100%

Priority Tax Claims	137	$357,000	100%

Class 1 (Priority Claims)	650	$73 million	100%

Class 2 (Other Secured Claims)	0	$0	unimpaired

Class 3 (General Unsecured Claims)	6,000	$884 million	unimpaired

Class 4 (Asbestos Unsecured PI Trust Claims)	>375,000	unknown	100%

Class 5 (Asbestos Secured Claims)	0	$0	unimpaired

Class 6 (Silica Unsecured PI Trust Claims)	>21,000	unknown	100%

Class 7 (Silica Secured Claims)	0	$0	unimpaired

Class 8 (Intercompany Claims)	0	$0	unimpaired

Some or all of the Claims in unimpaired Classes may be paid prior to the Effective Date pursuant to order of the Bankruptcy Court. The actual number of claims may be higher or lower and subject to contingencies beyond the Debtor’s control. The estimate of Class 3 General Unsecured Claims does not include litigation claims. Actual claims may vary if the actual filing occurs later than November 2003.

(b)	Note on Estimated Administrative Claims.

Estimated Administrative Claims consist primarily of professional fees. The estimate provided assumes that the Petition Date is in November 2003 and that the Effective Date occurs in March 2004. However, the actual length of the Reorganization Cases could be longer, depending on factors such as the date the Reorganization Cases actually are filed, the Bankruptcy Court’s scheduling of the Confirmation Hearing, and whether there is an appeal from the Confirmation Order. Assuming that the Reorganization Cases are filed in November 2003 and the Debtors exit bankruptcy in March 2004, the Debtors estimate (based on information provided by the anticipated professionals) that professional fees will be approximately:

• The Debtors’ Professionals:

Kirkpatrick & Lockhart LLP, counsel to the Debtors	$7.0 million

Gollatz Griffin & Ewing, special asbestos-litigation counsel to the Debtors	$1.35 million

KPMG LLP, reorganization consultants to the Debtors	$1.2 million

Hamilton, Rabinovitz & Alschuler, Inc., econometric expert for the Debtors	$125,000

The Trumbull Group, L.L.C. balloting, claims, and notice agent for the Debtors	$350,000

• Asbestos Committee Professionals: Caplin & Drysdale, Chtd., national counsel to the Asbestos Committee	$282,500

Campbell & Levine P.C., Pennsylvania counsel to the Asbestos Committee	$75,000

• Asbestos Committee Member Expenses:	$100,000

• Legal Representative and Professionals:

Prof. Eric D. Green, Legal Representative	$350,000

Young Conaway Stargatt & Taylor, LLP, counsel to the Legal Representative	$350,000

Meyer, Unkovic & Scott LLP, local counsel to the Legal Representative	$25,000

Dresdner Kleinwort Wasserstein, LLC, financial advisor to the Legal Representative	$950,000

Analysis Research Planning Corporation, econometric expert for the Legal Representative	$105,000

These estimates do not include the fees and expenses of ordinary course professionals.

(c)	Note on Estimated Asbestos PI Trust Claims and Silica PI Trust Claims.

(i)	Estimated Number and Amount of Asbestos PI Trust Claims and Silica PI Trust Claims.

Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims against the Debtors’ Estates consist of (a) settled and otherwise liquidated claims and (b) unsettled and future claims. The precise value of these claims will depend in part on whether settled claims qualify for payment under the terms of applicable Asbestos/Silica PI Trust Claimant Settlement Agreements. The Debtors’ due diligence with respect to settled claims is ongoing. The value of unsettled claims also is contingent upon a number of factors and difficult to gauge with full precision in part because of the stay that has been in place in the Harbison-Walker Cases since February 14, 2002.

As part of planning for the Reorganization Cases, the Debtors asked Dr. Francine F. Rabinovitz of Hamilton, Rabinovitz & Alschuler, to prepare a report based upon information available to the Debtors as of May 30, 2002 to estimate, among other things, the amount of future asbestos-related and silica-related personal-injury liabilities likely to be asserted against the Debtors.

Using information provided by the Debtors, their attorneys, and other advisors, Hamilton, Rabinovitz & Alschuler prepared forecasts of the volume and timing of mass-tort claims expected to be filed in the future against the Debtors, and the costs associated with the disposal of those claims. In addition, Hamilton, Rabinovitz & Alschuler has estimated the number and associated resolution costs of the pending asbestos personal-injury claims against the Debtors. For purposes of this analysis, silica personal-injury claims were included as non-malignant asbestos claims because of the similarity of such claims with non-malignant asbestos-related diseases such as asbestosis.

On the basis of the methodology and assumptions outlined below, Hamilton, Rabinovitz & Alschuler calculated that the Reorganized Debtors’ costs arising from future asbestos-related and silica-related personal-injury claims would fall between $1.7 and $2.9 billion on an undiscounted basis ($706 million and $1.2 billion net present value), depending upon what period of past and current claim experience is used to project future liability. On an undiscounted basis, Dr. Rabinovitz estimated that the Debtors’ total current and future liabilities on account of asbestos-related and silica-related personal-injury claims would be between $2.2 billion to $3.5 billion. These projected values include the costs of claim handling in a trust context.

In the fourth quarter of 2002, the Debtors and Halliburton determined that the best estimate of the Debtors’ aggregate loss on account of asbestos-related and silica-related personal-injury liabilities would be $3.5 billion on an undiscounted basis and, accordingly, increased the accrual for probable and reasonably estimable liabilities for current and future asbestos and silica claims to $3.4 billion.

(ii)	Methodology Used by Hamilton, Rabinovitz & Alschuler.

While many different methods have been used to assess and project current and future mass-tort liability, the methodology accepted by courts in the context of estimation hearings in bankruptcy reorganization cases is more uniform. Such analyses take the litigation filed against a company and its litigation-resolution experience in the tort system as it stands today as the basis for the projection of what will occur as far as 50 years into the future. Hamilton, Rabinovitz & Alschuler used this methodology in arriving at its estimates of future Asbestos PI Trust Claims and Silica PI Trust Claims against the Debtors, with silica-related claims being treated as non-malignant asbestos-related claims.

The methodology Hamilton, Rabinovitz & Alschuler used has six basic steps. The first step was to estimate the total number of people exposed to asbestos in the United States. Hamilton, Rabinovitz & Alschuler used the exposed population estimate developed by Dr. William Nicholson as modified in the context of the National Gypsum Company bankruptcy cases. The estimation used by the court in that case was in turn derived from the groundbreaking work done in 1982 by a group led by the late Dr. Irving Selikoff at Mt. Sinai Hospital.

The second step is to estimate the number of people who will develop malignancies as a result of their exposure to asbestos. This is done using “dose response” models. The likelihood that contraction of a disease will follow exposure to a toxic substance is the product of a dose (the length and intensity of exposure to the substance) and a response rate (the likelihood that such exposures will cause disease). This relationship describes the probability of an asbestos-related malignancy, given a particular “dose” of exposure. Epidemiological studies of mesothelioma and lung cancer provide the “dose response” relationships for populations exposed to asbestos, and were used by Hamilton, Rabinovitz & Alschuler in making its estimate of this second component.

The third step is to estimate the ratio of malignancies to non-malignancies. There is no epidemiologically based predictor for non-malignancies caused by asbestos exposure. Instead, estimators typically look at the relationship of the number of claims for non-malignancies to malignancies in a company’s history, because these relationships have been shown to be very strong predictors of the number of claims for asbestosis and pleural injury. Hamilton, Rabinovitz & Alschuler used these relationships in making its estimation.

In the fourth step, one must project the rate at which persons who contract asbestos-related diseases will file a claim or lawsuit because not everyone who contracts asbestos-related disease files a claim or lawsuit. Instead, each company’s “share” of filed cases is measured by the proportion of all claims for particular asbestos-related diseases that are filed against a given company, compared to the probable total pool of persons with diseases attributable to asbestos. Another issue is how far into the future persons exposed to asbestos products should be expected to develop asbestos-related diseases. Hamilton, Rabinovitz & Alschuler has projected claims for the full period now commonly employed, which extends claim filing to 2049 and claim resolution to 2052. Another major uncertainty concerns the period of historic experience (also known as the calibration period) that should be used to project the future incidence of claims arising from each disease and the value of those claims. To allow for this uncertainty, Hamilton, Rabinovitz & Alschuler has used two alternative periods for estimating the future claim values and volumes for the Debtors. One is an average of the number of claims brought against the Debtors roughly over a five-year period; the other is an average roughly over the two-year period from January 1, 2000 through May 31, 2002. Hamilton, Rabinovitz & Alschuler assumed that these rates would continue unchanged five years more into the future. After five years, the ratio of non-malignant to malignant claims is assumed to decline to an equilibrium value of 15:1.

In the fifth step, the value of the unresolved current and future claims must be estimated. Hamilton, Rabinovitz & Alschuler extrapolates the average cost of unresolved current and future claims by disease, using as a basis the dollar value of settlements of claims for similar diseases, the rate of dismissals and other disposals of claims, and the record of confirmed jury awards. The nominal value of asbestos liability can then be calculated by (1) multiplying the number of claims alleging a given disease by the average cost per claim for that disease, and (2) adding that total to the value of the backlog of received but unpaid claims as of May 30, 2002.

The final step is to determine how the historic indemnity costs may or may not change in the future because of general price inflation and resulting erosion of the purchasing power of the dollar. Hamilton, Rabinovitz & Alschuler has assumed that inflation will have an impact on both indemnity and defense costs. With regard to indemnity, Hamilton, Rabinovitz & Alschuler has applied an annual inflation rate of 3%, which reflects the national experience in recent years. As to defense costs, Hamilton, Rabinovitz & Alschuler has assumed that the labor costs they reflect will inflate by 4% per year. Factoring these inflation rates into the pre-inflation estimates previously derived produces an estimate of current and future liability in nominal (i.e., undiscounted) 2002 dollars. Hamilton, Rabinovitz & Alschuler then reduces this estimate to net present value, discounting at the rate of 7% per year, a figure provided to Hamilton, Rabinovitz & Alschuler by the Debtors as the estimated rate of return for funds in DII Industries’ pension accounts.

5.2  The Reorganized Debtors’ Pro Forma Financial Projections.

The ability of the Asbestos PI Trust to meet its long-term obligations will depend partly on the value of the Halliburton Asbestos PI Trust Stock, which is dependent in part on the performance of the Reorganized Debtors.

Exhibit C to this Disclosure Statement is a summary of the Reorganized Debtors’ Pro Forma Financial Projections, which provides the Debtors’ current best estimate of their income and expenses after the Effective Date. The Debtors believe that the Pro Forma Financial Projections show that the Plan is feasible.

Halliburton and the Debtors do not as a matter of course make public any projections as to future performance or earnings. The Pro Forma Financial Projections were not prepared in compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projection or forecasts. The Pro Forma Financial Projections do not purport to present operations in accordance with generally accepted accounting principles, and no independent auditors have examined or compiled the Pro Forma Financial Projections and accordingly assume no responsibility for them. The Debtors’ internal financial forecasts (upon which these projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments.

The Pro Forma Financial Projections also reflect numerous assumptions made by the Debtors’ management, including assumptions with respect to the market for their services and products, general business, economic, market and financial conditions and other matters. Accordingly, there can be no assurance that the assumptions made in preparing the Pro Forma Financial Projections will prove accurate. The Debtors expect that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the Pro Forma Financial Projections. The inclusion of the Pro Forma Financial Projections in this Disclosure Statement should not be regarded as an indication that the Debtors consider the Pro Forma Financial Projections to be a reliable prediction of future events.

SECTION 6

RISKS OF THE PLAN

6.1  General.

The following provides a summary of various risks associated with the Plan. However, it is not exhaustive and should be supplemented by careful analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim or an Interest with that holder’s own advisors.

6.2  Voting and Confirmation Risks.

In order for a plan to be confirmed, the Bankruptcy Code requires that impaired Classes vote to accept the Plan. This requires that voting creditors in each Class approve the Plan by:

•	over one-half in number of creditors (50% + 1); and

•	at least two-thirds in dollar amount.

In addition, to obtain a section 524(g) injunction relating to Asbestos Unsecured PI Trust Claims and Demands, at least seventy-five percent (75%) of those claimants in Class 4 who vote must vote to accept the Plan.

If votes of holders of Claims in Classes 4 and 6 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction, the Debtors intend to seek board and managing-member approval to file voluntary petitions for relief under chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan. However, there is no guarantee that these thresholds will be reached or, if the Reorganization Cases are filed, that the Bankruptcy Court will concur with the vote tally.

To confirm the Plan, the Debtors must satisfy requirements of the Bankruptcy Code, including sections 1129(a) and 524(g). Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there is no assurance that the Bankruptcy Court will reach the same conclusion or that the Confirmation Order, if challenged on appeal, will be affirmed. If the Plan does not receive the required support from creditors, the Debtors may elect not to file the Reorganization Cases or to amend the Plan to provide alternative treatment to a dissenting Class. This alternative treatment could include amending the Plan to render a currently impaired Class unimpaired by preserving the rights, if any, that such creditors have in the tort system. If the Plan cannot be confirmed or does not become effective, the Debtors could ask that the Reorganization Cases be dismissed and parties returned to the prefiling status quo. The Debtors also could choose to amend the Plan to change the treatment provided to currently impaired Classes.

Any objection to the Plan also could prevent confirmation of the Plan or delay such confirmation for a significant period of time.

6.3  Variance from the Reorganized Debtors’ Pro Forma Financial Projections.

The information contained in the Reorganized Debtors’ Pro Forma Financial Projections (see Exhibit C of this Disclosure Statement) is an estimate by the Debtors’ management based on what currently are believed to be reasonable assumptions regarding the future earnings of the Reorganized Debtors. Unanticipated events and circumstances occurring subsequent to the preparation of the Reorganized Debtors’ Pro Forma Financial Projections may affect the actual financial results of the Reorganized Debtors. Although the Debtors’ management believes that the Reorganized Debtors’ Projections are reasonable and attainable, some or all of the estimates will vary from actual results, and variations between the actual financial results and those projected may be material and adverse.

The Pro Forma Financial Projections are based upon numerous assumptions regarding (a) the tax consequences of the Plan (see section 9 of this Disclosure Statement), (b) the anticipated future performance of the Reorganized Debtors, (c) the confirmation and consummation of the Plan in accordance with its terms, (d) the general business and economic conditions, and (e) certain other matters, many of which are beyond the control of the Debtors. There is no assurance that such assumptions will prove to be valid. The effect of any variance from the Projections may be material and adverse.

6.4  Aggregate Settled Claims Cap.

Settlement agreements with Asbestos PI Trust Claimants and Silica PI Trust Claimants provide that the aggregate total of Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims may not exceed $2.775 billion. If the total of Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims exceeds $2.775 billion, the Debtors may elect not to file the Reorganization Cases, may seek to renegotiate the settlement matrices applicable to such Claims, or may increase the amount they are willing to pay to settle such claims. If the Debtors attempt to renegotiate the settlement matrices, it may be necessary to supplement the Disclosure Statement and afford creditors an opportunity to change their votes. The need to make additional disclosures and allow creditors the opportunity to change their vote may delay filing of the Reorganization Cases. The Debtors also could ask the Bankruptcy Court to dismiss the Reorganization Cases.

As of September 12, 2003, based upon the total value of claims for the negotiated Asbestos/Silica PI Trust Claimant Settlement Agreements (assuming every claim were to qualify), it appears that the Aggregate Settled Claims Cap could be exceeded. However, because due diligence and claims review is still ongoing, and because certain potential settlements are still being negotiated, the Debtors are not able to say at this time whether the cap will be exceeded (or by how much). If the Plan is confirmed and the Debtors do not make an election not to proceed with the Plan by providing notice as required under the Plan within 105 days following entry of the Confirmation Order, their right to assert the Aggregate Settled Claims Cap will be deemed waived.

6.5  Distributions to Asbestos PI Trust Claimants and Silica PI Trust Claimants.

At present, it is expected that all holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will receive payment in full on the Liquidated Amount of their Claims. However, the Trustees of the Asbestos PI Trust and the Trustee of the Silica PI Trust may elect to adopt a Payment Percentage to ensure that the respective trusts are able to treat all Claimants in an equitable manner. If so, the payment that will be made to holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims will equal the Liquidated Value for each claim multiplied by the then-applicable Payment Percentage. Estimation of the Payment Percentage likely to be used in the early years of the operation of the Asbestos PI Trust and the Silica PI Trust for qualified present Asbestos PI Trust Claimants and Silica PI Trust Claimants involves data analysis or forecasting of (a) the number of compensable current Asbestos PI Trust Claimants and Silica PI Trust Claimants, (b) the total value of future Asbestos PI Trust Assets and Silica PI Trust Assets available to pay Asbestos PI Trust Claimants and Silica PI Trust Claimants, respectively, and (c) the probable average values of payments under the Plan.

Experts for the Debtors and other parties have estimated the number of compensable Asbestos PI Trust Claimants and Silica PI Trust Claimants. However, there usually are differences between the forecasted and actual results because events and circumstances frequently do not occur as expected. These differences may be material. Since the experts’ estimates are based on the extension of historical experience into the future, the greatest risk of error lies in the possibility that history will not repeat itself. The areas in which this risk is greatest are:

•	the appearance of claims for injuries not previously alleged or from industries from which substantial claims have not been made to date. If claims for injuries or from industries not explicitly considered in the experts’ study were to arise, the experts’ estimates would be incomplete and likely would understate the magnitude of the liability; and

•	a change in the underlying process governing filing propensity and disposition costs or patterns. These factors have exhibited relatively stable trends in recent years; however, a substantial change in the litigation environment controlling these factors could make projections based on historical patterns less reliable, thereby refuting certain of the assumptions on which the estimates were based. The risk in this regard could be either to increase or decrease the amount of the estimated liability.

Similarly, the value attributed to either the Asbestos PI Trust Assets or the Silica PI Trust Assets could be too high. See section 6.3 of this Disclosure Statement. Likewise, the amount of anticipated Asbestos PI Trust Expenses or Silica PI Trust Expenses could be underestimated. See Exhibit F to this Disclosure Statement. For example, more claimants than expected may choose to arbitrate their claims or take advantage of the tort system. Further, while the Trustees of each trust can be expected to use efficient and cost-effective procedures for claims resolution, it is difficult to predict how successful their efforts will be, particularly since the Asbestos PI Trust and the Silica PI Trust are expected to continue to operate for many years into the future.

6.6  Harbison-Walker Settlement Agreement.

A condition both to effectiveness of the Plan and release by the Harbison-Walker Entities of their interests in insurance shared with DII Industries is approval of the Harbison-Walker Settlement Agreement in the Harbison-Walker Cases. The parties executed the Harbison-Walker Settlement Agreement on August 28, 2003, and submitted the agreement for approval in Harbison-Walker Cases on September 9, 2003. The motion to approve the agreement is set to be heard by the Bankruptcy Court on October 2, 2003. If the agreement is not approved, the Debtors’ rights in such insurance could be subject to further litigation and potentially could be adversely impacted by competing claims to such insurance.

Additionally, if the Plan is not filed by December 31, 2003, Harbison-Walker and its various debtor affiliates would be permitted under the terms of the Harbison-Walker Settlement Agreement to propose or support a plan of reorganization proposed by others in the Harbison-Walker Cases that could be inconsistent with the terms of the Harbison-Walker Settlement Agreement.

If the Debtors do not receive the required votes to confirm the Plan, the Debtors may amend the Plan to provide for alternative treatment to the holders of Asbestos PI Trust Claims and/or Silica PI Trust Claims. If they do so, amendments to the Harbison-Walker Settlement Agreement may be required.

Consistent with the insurance-release provisions of the Harbison-Walker Settlement Agreement, the Plan provides that all asbestos-related and silica-related personal-injury liabilities of the Harbison-Walker Entities be assumed by the trusts created under the Plan. These liabilities may include certain liabilities arising after Dresser Industries’ 1992 spinoff of Indresco, Inc. discussed further in section 1.3(f) of this Disclosure Statement. Although Harbison-Walker has represented that it has not used, distributed, or manufactured asbestos-containing products since 1992 and provided information which suggests that its post-1992 silica-related liabilities may be limited, the Debtors and Halliburton have not conducted due diligence regarding such liabilities and make no representations as to the scope or magnitude of such liabilities.

6.7  Asbestos PI Trust Additional Funding Agreement.

The Asbestos PI Trust Additional Funding Agreement provides that the Asbestos PI Trust will have the right to receive additional contributions from the Reorganized Debtors if the amounts recovered after Petition Date by the Debtors, Reorganized Debtors, Halliburton, and the Halliburton Current Affiliates under certain insurance policies on account of asbestos and silica exceed $2.3 billion. There is no guarantee, however, that recoveries will exceed such amount. If recoveries are not in excess of $2.3 billion, no additional contributions will made to the Asbestos PI Trust.

6.8  Federal Income Tax Consequences of the Plan to the Debtors.

It is a condition to effectiveness of the Plan that Halliburton receive an opinion from Baker Botts L.L.P., its tax counsel, that (a) the Asbestos PI Trust and the Silica PI Trust will be “qualified settlement funds” within the meaning of the United States Treasury Regulations promulgated under section 468B of the IRC, (b) DII Industries will be allowed deductions with respect to the Asbestos PI Trust Note as payments are made on the Asbestos PI Trust Note, (c) DII Industries and KBR will be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of DII Industries and KBR are made on the Silica PI Trust Note, (d) BPM should be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of BPM are made on the Silica PI Trust Note (except, in each case in clauses (b), (c), and (d) to the extent either of the following is true: (i) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group that were excludable from gross income upon receipt or (ii) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), (e) all other cash payments to be made to the Asbestos PI Trust and the Silica PI Trust will be fully deductible by the payor Debtors when made (except to the extent either of the following is true: (i) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group that were excludable from gross income upon receipt or (ii) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), (f) the deduction that will accrue with respect to the payment of the Halliburton Asbestos PI Trust Stock will equal the fair market value of such stock on the date of its transfer to the Asbestos PI Trust (except to the extent either of the following is true: (i) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group that were excludable from gross income upon receipt or (ii) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), and (g) no gain or loss will be recognized on the transfer of the Halliburton Asbestos PI Trust Stock to the Asbestos PI Trust. This opinion will be subject to the normal and customary caveats and limitations. If such opinion cannot be obtained, the Effective Date of the Plan may not occur.

6.9  Federal Income Tax Consequences of the Plan to Affected Claimants.

The Plan will also have material tax consequences for Claimants in Classes 4 and 6. See section 9.3 of this Disclosure Statement for a discussion of the tax consequences for such Claimants. Claimants are strongly advised to consult their tax advisors with respect to the tax treatment under the Plan of their particular Claim.

6.10  Risk of Post-Confirmation Default.

The Debtors believe that sufficient operating cash flow will be generated to meet the Reorganized Debtors’ operating requirements, including obligations with respect to the Trust Notes. The Reorganized Debtors’ projected operating cash flow is set forth in the Debtors’ Projected Pro Forma Financial Information for the Reorganized Debtors attached as Exhibit C to this Disclosure Statement. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible.

6.11  Appointment of Different Asbestos Committee and/or Additional Committees.

Once the Reorganization Cases are filed, the Debtors will request that the members of the informal asbestos committee or clients of such members, be appointed as an official committee. However, the U.S. Trustee may choose to appoint different committees, or different members to the committees, to represent the interests of Asbestos PI Trust Claimants. Additionally, a differently constituted committee could choose to retain different legal counsel than the prepetition asbestos committee. If new committees are formed or if new legal counsel is retained, then the Reorganization Cases could be prolonged, and the Debtors’ ability to implement the Plan could be adversely affected.

The U.S. Trustee also may appoint, or be directed to appoint, additional committees, such as committees of other tort claimants, trade creditors, or equity holders. Appointment of additional committees could delay the Reorganization Cases. If appointed, such committees would be entitled to retain professionals, subject to Bankruptcy Court approval, and to participate in the Reorganization Cases.

6.12  Appointment of Different Legal Representative.

Once the Reorganization Cases are filed, the Debtors will request that Professor Eric Green, the acting Legal Representative, be formally appointed as the official Legal Representative to represent the interests of persons who might in the future assert asbestos-related or silica-related Demands. However, the Bankruptcy Court may decline to appoint Professor Green. In that event, a different Legal Representative would need to be selected, possibly resulting in delay of the Reorganization Cases. The appointment of a different Legal Representative could adversely affect the Debtors’ ability to implement the Plan.

6.13  Appointment of Different Trustees for the Asbestos PI Trust and the Silica PI Trust.

At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court appoint Mark A. Gleason, Alan R. Kahn, and the Honorable Robert M. Parker as Trustees of the Asbestos PI Trust and Martin J. Murphy as Trustee of the Silica PI Trust. However, the Bankruptcy Court may reject one or more of the proposed trustees. If the Bankruptcy Court rejects a nomination, another person would need to be designated, possibly resulting in delay of the Reorganization Cases. The selection of different trustees also could materially impact administration of the trusts.

6.14  Transactions in Bankruptcy.

As a part of their business, the Debtors and their parent Halliburton sell or acquire assets, or enter into similar types of corporate transactions, from time to time when determined to be appropriate by their respective boards or managing members. If appropriate opportunities arise, the Debtors may enter into one or more of such transactions during the pendency of the Reorganization Cases. Depending on the size and nature of the transaction, the transaction may require court approval and, in certain instances, may require the Debtors to make additional disclosures or offer creditors an opportunity to change their votes. The need to make additional disclosures or to offer creditors an opportunity to change their votes could delay the Reorganization Cases and occurrence of the Effective Date.

6.15  Potential Adverse Effects of a Prolonged Chapter 11 Proceeding.

A prolonged chapter 11 proceeding could adversely affect the Debtors’ relationships with their customers, suppliers, and employees, which in turn could adversely affect the Debtors’ competitive position, financial condition, and results of operations. A weakening of the Debtors’ financial condition and results of operations could adversely affect the Debtors’ ability to implement the Plan. Prolonged chapter 11 cases also could adversely affect the price of Halliburton’s stock and hence the value of assets being contributed to the Asbestos PI Trust.

6.16  Potential Impact of Pending Asbestos Legislation.

Legislation currently is pending before the U.S. Congress that, if passed, could affect the rights and obligations of companies with asserted asbestos liabilities. The exact terms are still the subject of negotiations, however, and it is uncertain how, if at all, such legislation could impact the Debtors. In deciding whether to proceed with the Reorganization Cases, Halliburton and the Debtors will take into account the then-current status of these legislative initiatives. Depending on the outcome of the legislative process, the Debtors could elect to proceed with the Plan only with respect to Silica Unsecured PI Trust Claims.

6.17  Ability to Secure Financing for Payments to the Asbestos PI Trust and the Silica PI Trust.

A condition for effectiveness of the Plan, even if approved by creditors in the requisite numbers and dollar amounts and confirmed by the Bankruptcy Court, is that Halliburton procure financing on terms and conditions acceptable to Halliburton to fund, through the Debtors, payments required to the Asbestos PI Trust and the Silica PI Trust under the Plan. In connection with this financing, and in anticipation of funding the Plan, Halliburton recently has raised approximately $1.2 billion through its sale of convertible debt securities. Halliburton also has completed and signed commitment letters for financing facilities relating to the Reorganization Cases and funding of the Plan. Syndication of the financing facilities began in August 2003. Although Halliburton expects that definitive financing arrangements will be in place prior to the filing of the Reorganization Cases, definitive financing agreements have not yet been completed. The Debtors do not expect to file the Reorganization Cases if definitive financing facilities are not in place. If the Debtors are required to pay more than $2.775 billion on account of Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims, financing of payments required under the Plan may become more difficult.

6.18  Ability to Meet Closing Conditions.

A condition to the filing of the Reorganization Cases, Confirmation, and effectiveness of the Plan is that the Debtors (a) have had sufficient opportunity to conduct full due diligence with respect to whether the files of counsel for the holders of Settled Asbestos PI Trust Claims and Settled Silica PI Trust Claims contain sufficient information regarding exposure to the products of the Debtors or their predecessors or the products used by the Debtors or their predecessors to support claims under applicable insurance policies, and (b) deem the results of such due diligence satisfactory. If these conditions are not satisfied, the Debtors may elect not to file the Reorganization Cases, to pursue Confirmation of the Plan, or to have the Plan become effective.

6.19 The	Legal Representative’s Rights with Respect to the Confirmation Order.

The Legal Representative has reserved his right to have the Bankruptcy Court re-open the record for the purpose of modifying or vacating the Confirmation Order prior to the Effective Date if, after consultation with his legal counsel and other advisors, the Legal Representative determines in good-faith exercise of his fiduciary obligations that consummation of the Plan would be detrimental to the rights and interests of persons that might assert Demands after the Confirmation Date.

The Debtors, Halliburton, the Asbestos Committee, and other parties in interest will have the right to oppose this relief. However, if the Legal Representative seeks to modify or vacate the Confirmation Order, the implementation and/or effectiveness of the Plan could be adversely affected.

6.20	Risks Associated with Operations of Halliburton and with Ownership of Halliburton Asbestos PI Trust Stock.

The ability of the Asbestos PI Trust to make payments to unsettled and future Asbestos PI Trust Claims is dependent, in part, on the performance of Halliburton and the corresponding marketplace valuation of the Halliburton Asbestos PI Trust Stock. These risks include:

Halliburton’s business depends on the level of activity in the oil and natural gas industry, which is significantly affected by volatile oil and gas prices.

Demand for Halliburton’s services and products depends on oil and natural-gas industry activity and expenditure levels that are directly affected by trends in oil and natural-gas prices. A prolonged downturn in oil and gas prices could have a material adverse effect on Halliburton’s consolidated results of operations and consolidated financial condition.

Demand for Halliburton’s products and services is particularly sensitive to the level of development, production, and exploration activity of, and the corresponding capital spending by, oil and natural-gas companies. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of, and demand for, oil and natural gas, market uncertainty, and a variety of other factors that are beyond Halliburton’s control. Any prolonged reduction in oil and natural-gas prices will depress the level of exploration, development, and production activity. Lower levels of activity result in a corresponding decline in the demand for Halliburton’s oil and natural-gas well services and products that could have a material adverse effect on its revenues and profitability. Factors affecting the prices of oil and natural gas include:

•	governmental regulations;

•	global weather conditions;

•	worldwide political, military, and economic conditions, including the ability of OPEC to set and maintain production levels and prices for oil;

•	the level of oil production by non-OPEC countries;

•	the policies of governments regarding the exploration for, and production and development of, their oil and natural-gas reserves;

•	the cost of producing and delivering oil and gas; and

•	the level of demand for oil and natural gas, especially demand for natural gas in the United States.

Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future.

The Barracuda project and the Caratinga project currently are behind schedule, have substantial cost overruns, and may result in either damages payable by Halliburton or its inability to recover its costs associated with the projects.

In June 2000, KBR entered into a fixed-price contract with the project owner, Barracuda & Caratinga Leasing Company B.V., to develop the Barracuda and Caratinga crude-oil fields, which are located off the coast of Brazil. The project manager and owner’s representative is Petroleo Brasileiro SA (Petrobras), the Brazilian national oil company. When completed, the project will consist of two converted supertankers, which will be used as floating production, storage, and offloading platforms, or FPSOs, 33 hydrocarbon production wells, 18 water-injection wells, and all sub-sea flow lines and risers necessary to connect the underwater wells to the FPSOs.

The letters of credit related to the Barracuda-Caratinga projects may be drawn if KBR defaults under the contract or as a result of the contemplated Reorganization Cases.

KBR’s performance under the contract is secured by:

•	three performance letters of credit, which together have an available credit of approximately $266 million as of June 30, 2003, and which represent approximately 10% of the contract amount, as amended to date by change orders;

•	a retainage letter of credit in an amount equal to $141 million as of June 30, 2003, which will increase in order to continue to represent 10% of the cumulative cash amounts paid to KBR; and

•	a guarantee of KBR’s performance of the agreement by Halliburton in favor of the project owner.

In the event that KBR is alleged to be in default under the contract, the project owner may assert a right to draw upon the letters of credit. If the letters of credit were to be drawn, KBR would be required to fund the amount of the draw to the issuing banks. To the extent KBR cannot fund the amount of the draw, Halliburton would be required to do so, which could have a material adverse effect on Halliburton’s financial condition and results of operations.

In addition, the filing of Reorganization Cases would constitute an event of default under the contract that would allow the owner (with the approval of the lenders financing the project) to assert a right to draw the letters of credit unless waivers are obtained. Even if obtained, any waivers will terminate, among other occurrences, if (a) the Plan is not confirmed within one hundred and twenty (120) days of the Petition Date or (b) the “first-day” motions filed in the Reorganization Cases are not entered by the Bankruptcy Court within thirty (30) days of the Petition Date. The filing of the Reorganization Cases also would constitute an event of default under the owner’s loan agreements with the lenders that would allow the lenders to cease funding the project. Halliburton believes that it is unlikely that the owner will make a draw on the letters of credit as a result of the filing of the Reorganization Cases. Halliburton also believes it is unlikely that the lenders will exercise any right to cease funding the project given the current status of the project and the fact that a failure to pay KBR may allow KBR to cease work on the project without Petrobras having a readily available substitute contractor. However, there can be no assurance that the lenders will continue to fund the project or that the owner will not require funding of the letters of credit by KBR.

KBR may have to pay damages and other amounts in excess of the amounts currently recorded.

As of June 30, 2003, the project was approximately 75% complete and KBR had recorded a pretax loss of $345 million related to the project, of which $173 million was recorded in the second quarter of 2003. The second quarter 2003 charge was due to higher cost estimates, schedule extensions, increased project contingencies, and other factors identified during the quarterly review of the project. The probable unapproved claims included in determining the loss on the project were $182 million as of June 30, 2003. The claims for the project most likely will not be settled within one year. Accordingly, based upon the contract being approximately 75% complete, probable unapproved claims of $134 million at June 30, 2003, have been recorded to long-term unbilled work on uncompleted contracts. KBR has asserted claims for compensation substantially in excess of $182 million. The project owner, through its project manager, Petrobras, has denied responsibility for all such claims. Petrobras has, however, issued formal change orders worth approximately $61 million, which are not included in the $182 million in probable unapproved claims.

In the event that KBR were determined, after an arbitration proceeding, to have been in default under the contract with Petrobras, and if the project were not completed by KBR as a result of such default (i.e., KBR’s services are terminated as a result of such default), the project owner may seek direct damages (including completion costs in excess of the contract price and interest on borrowed funds, but excluding consequential damages) against KBR for up to $500 million plus the return of up to $300 million in advance payments previously received by KBR to the extent they have not been repaid. A termination of the contract by the project owner could have a material adverse effect on Halliburton’s financial condition and results of operation.

In addition to the amounts described above, KBR may have to pay liquidated damages if the project is delayed beyond the original contract completion date.

KBR expects that the project will likely be completed at least 16 months later than the original contract completion date. In the event that any portion of the delay is determined to be attributable to KBR and any phase of the project is completed after the milestone dates specified in the contract, KBR could be required to pay liquidated damages. These damages would be calculated on an escalating basis of approximately $1 million per day of delay caused by KBR, subject to a total cap on liquidated damages of 10% of the final contract amount (yielding a cap of approximately $266 million as of June 30, 2003). The amount of liquidated damages could have a material adverse effect on Halliburton’s financial condition and results of operations.

If KBR’s agreement to settle and/or arbitrate certain claims is not finalized, KBR may have to pay substantial additional amounts and may not recover amounts it expects to recover.

The original completion date for the Barracuda project was December 2003 and the original completion date for the Caratinga project was April 2004. In June 2003, Halliburton, KBR, and Petrobras, on behalf of the project owner, entered into a non-binding heads of agreement that would resolve some of the disputed issues between the parties, subject to final agreement and lender approval. Under the heads of agreement, the project owner would grant an extension of time to the original completion dates and other milestone dates that averages approximately 12 months, delay any attempt to assess the original liquidated damages against KBR for project delays beyond 12 months and up to 18 months, delay any drawing of letters of credit with respect to such liquidated damages, and delay the return of any of the $300 million in advance payments until after arbitration. The heads of agreement also provides for a separate liquidated damages calculation of $450,000 per day for each of the Barracuda and the Caratinga vessels for a delay from the original schedule beyond 18 months (subject to the total cap on liquidated damages of 10% of the final contract amount). The heads of agreement does not delay the drawing of letters of credit for these liquidated damages. The extension of the original completion dates and other milestones would significantly reduce the likelihood of KBR incurring liquidated damages on the project. Nevertheless, KBR continues to have exposure for substantial liquidated damages for delays in the completion of the project.

Under the heads of agreement, the project owner has agreed to pay $59 million of KBR’s disputed claims (which are included in the $182 million of probable unapproved claims as of June 30, 2003) and to arbitrate additional claims. The maximum recovery from the claims to be arbitrated would be capped at $375 million. The heads of agreement also allows the project owner or Petrobras to arbitrate additional claims against KBR, not including liquidated damages, the maximum recovery from which would be capped at $380 million.

The finalization of the heads of agreement is subject to project lender approval. The parties have had discussions with the lenders and, based on these discussions, have agreed to certain modifications to the original terms of the heads of agreement to conform to the lenders’ requirements. They have agreed that the $300 million in advance payments would be due on the earliest of December 7, 2004, the completion of any arbitration, or the resolution of all claims between the project owner and KBR. Likewise, the project owner’s obligation to defer drawing letters of credit with respect to liquidated damages for the delays between 12 and 18 months would extend only until December 7, 2004. The discussions with the lenders are not yet complete, and no agreement for their approval has yet been obtained. While Halliburton believes the lenders have an incentive to approve the heads of agreement and complete the financing of the project, and the parties have agreed to the modifications described above to the heads of agreement to secure the lenders’ approval, there is no assurance that they will do so. If the lenders do not consent to the heads of agreement, Petrobras may be forced to secure other funding to complete the project. Halliburton cannot assure you that Petrobras will pursue or will be able to secure such funding.

Absent lender approval of the heads of agreement, KBR could be subject to additional liquidated damages and other claims, be subject to the letters of credit being drawn, and be required to return the $300 million in advance payments in accordance with the original contract terms. The original contract terms require repayment through $300 million of credits to the last $350 million of invoices on the contract. No assurance can be given that the heads of agreement will be finalized, that the lenders will approve the heads of agreement, or that the lenders will approve the heads of agreement without revisions that could adversely affect KBR. A failure to complete and finalize the heads of agreement could have a material adverse effect on Halliburton’s financial condition and results of operations.

Funding of the project may be insufficient to cover all amounts claimed by KBR.

The project owner has procured project-finance funding obligations from various lenders to finance the payments due to KBR under the contract. The project owner currently has no other committed source of funding on which Halliburton can necessarily rely other than the project-finance funding for the project. If the lenders cease to fund the project, the project owner may not have the ability to continue to pay KBR for its services. The original loan documents provide that the lenders are not obligated to continue to fund the project if the project has been delayed for more than 6 months. In November 2002, the lenders agreed to extend the  6-month period to 12 months. Other provisions in the loan documents may provide for additional time extensions. However, delays beyond 12 months may require lender consent in order to obtain additional funding. While Halliburton believes the lenders have an incentive to complete the financing of the project, there is no assurance that they would do so. If the lenders did not consent to extensions of time or otherwise ceased funding the project, Halliburton believes that Petrobras would provide for or secure other funding to complete the project, although there is no assurance that it would do so. To date, the lenders have made funds available, and the project owner has continued to disburse funds to KBR as payment for its work on the project even though the project completion has been delayed.

In addition, although the project financing includes borrowing capacity in excess of the original contract amount, only $250 million of this additional borrowing capacity is reserved for increases in the contract amount payable to KBR and its subcontractors. Under the loan documents, the availability date for loan draws expires December 1, 2003. As a condition to approving the heads of agreement, the lenders will require the project owner to draw all remaining available funds prior to December 1, 2003, and to escrow the funds for the exclusive use of paying project costs. No funds may be paid to Petrobras or its subsidiary (which is funding the drilling costs of the project) until all amounts due to KBR, including amounts due for the claims, are liquidated and paid. While this potentially increases the funds available for payment to KBR, KBR is not party to the arrangement between the lenders and the project owner and can give no assurance that there will be adequate funding to cover current or future KBR claims and change orders.

KBR has now begun to fund operating cash shortfalls on the project and would be obligated to fund such shortages over the remaining project life in an amount currently estimated to be approximately $500 million (assuming generally that neither KBR nor the project owner is successful in recovering claims against the other and that no liquidated damages are imposed). Under the same assumptions, except assuming that KBR recovers unapproved claims in the amounts currently recorded on its books, the cash shortfall would be approximately $320 million. There can be no assurance that KBR will recover amounts in excess of the amount of unapproved claims on its books.

Halliburton may pursue acquisitions, dispositions, investments, and joint ventures, which could affect its results of operations.

Halliburton may actively seek opportunities to maximize efficiency and value through various transactions, including purchases or sales of assets, investments or contractual arrangements, or joint ventures. These transactions would be intended to result in the realization of savings, the creation of efficiencies, the generation of cash or income, or the reduction of risk. Acquisition transactions may be financed by additional borrowings or by the issuance of common stock of Halliburton. These transactions also may affect Halliburton’s results of operations.

These transactions also involve risks and Halliburton cannot assure that:

•	any acquisitions would result in an increase in income;

•	any acquisitions would be successfully integrated into Halliburton’s operations;

•	any disposition would not result in decreased revenue or cash flow;

•	any dispositions, investments, acquisitions, or integrations would not divert management resources; or

•	any dispositions, investments, acquisitions, or integrations would not have an adverse effect on Halliburton’s results of operations or financial condition.

Halliburton conducts some operations through joint ventures, where control may be shared with unaffiliated third parties. As with any joint venture arrangement, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major issues. This potentially could adversely affect the business and operations of the joint venture and, in turn, Halliburton’s business and operations.

A significant portion of Halliburton’s engineering and construction projects is on a fixed-price basis, subjecting it to the risks associated with cost over-runs and operating cost inflation.

Contracts of Halliburton and its consolidated subsidiaries to provide services either on a time-and-materials basis or on a fixed-price basis, with fixed-price (or lump-sum) contracts accounting for approximately

21% of its revenues for each of the year ended December 31, 2002 and the six months ended June 30, 2003. Halliburton bears the risk of cost over-runs, operating cost inflation, labor availability and productivity, and supplier and subcontractor pricing and performance in connection with projects covered by fixed-price contracts. The failure to estimate accurately the resources and time required for a fixed-price project, or the failure to complete Halliburton’s contractual obligations within the time frame committed, could have a material adverse effect on Halliburton’s business, results of operations, and financial condition.

Decreases in governmental spending and capital spending by Halliburton’s customers may adversely affect it.

Halliburton’s business is directly affected by changes in governmental spending and capital expenditures by its customers. Some of the changes that may adversely affect Halliburton include:

•	a decrease in the magnitude of governmental spending and outsourcing for military and logistical support of the type that Halliburton provides;

•	a decrease in capital spending by customers in the oil and gas industry for exploration, development, production, processing, refining, and pipeline-delivery networks;

•	a decrease in capital spending by governments for infrastructure projects of the type that Halliburton undertakes; and

•	the consolidation of Halliburton’s customers, which has (1) caused customers to reduce their capital spending, which in turn has reduced the demand for Halliburton’s services and products, and (2) resulted in customer personnel changes, which in turn affects the timing of contract negotiations and settlements of claims and claim negotiations with engineering and construction customers on cost variances and change orders on major projects.

Halliburton is susceptible to adverse weather conditions in its regions of operations.

Halliburton’s business may be adversely affected by severe weather, particularly in the Gulf of Mexico, where it has significant operations. Repercussions of severe weather conditions may include:

•	evacuation of personnel and curtailment of services;

•	weather-related damage to offshore drilling rigs, resulting in suspension of operations;

•	weather-related damage to Halliburton’s facilities;

•	inability to deliver materials to jobsites in accordance with contract schedules; and

•	loss of productivity.

Because demand for natural gas in the United States drives a disproportionate amount of Halliburton’s energy-services segment’s U.S. business, warmer-than-normal winters in the United States are detrimental to the demand for Halliburton’s services to gas producers.

Halliburton is subject to various operational and performance risks related to projects it undertakes and services it provides.

Halliburton is subject to various operational and performance risks related to projects it undertakes and services it provides. These risks include:

•	changes in the price or the availability of commodities that Halliburton uses;

•	non-performance, default, or bankruptcy of joint venture partners, key suppliers, or subcontractors;

•	risks that result from performing fixed-price projects (see “A significant portion of the Halliburton’s engineering and construction projects is on a fixed-price basis, subjecting it to the risks associated with cost over-runs and operating cost inflation” above); and

•	risks that result from entering into complex business arrangements for technically demanding projects where failure by one or more parties could result in monetary penalties.

International and political events may adversely affect Halliburton’s operations.

A significant portion of the revenue of Halliburton and its consolidated subsidiaries is derived from its non-U.S. operations, which exposes it to risks inherent in doing business in each of the more than 100 other countries in which it transacts business. The occurrence of any of the risks described below could have an adverse effect on the Halliburton’s consolidated results of operations and consolidated financial condition.

Halliburton’s operations in more than 100 countries other than the United States accounted for approximately 67% of its consolidated revenues during the first six months of 2003 and during 2002, 62% of its consolidated revenues during 2001, and 66% of its consolidated revenues during 2000. Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of Halliburton’s assets in that country;

•	political and economic instability;

•	social unrest, acts of terrorism, force majeure, war, or other armed conflict;

•	inflation;

•	currency fluctuations, devaluations, and conversion restrictions;

•	confiscatory taxation or other adverse tax policies;

•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

•	governmental activities that may result in the deprivation of contract rights; and

•	trade restrictions and economic embargoes imposed by the United States and other countries, including current restrictions on Halliburton’s ability to provide products and services to Iran and Libya, both of which are significant producers of oil and gas.

Due to the unsettled political conditions in many oil producing countries and countries in which Halliburton provides governmental logistical support, its revenues and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Countries where Halliburton operates that have significant amounts of political risk include: Afghanistan, Algeria, Angola, Colombia, Indonesia, Iraq, Libya, Nigeria, Russia, and Venezuela. For example, continued economic unrest and general strikes in Venezuela, changes in the general economic policies and regulations in Argentina, as well as seizures of offshore oil rigs by protestors in Nigeria have disrupted Halliburton’s energy-services business’ ability to provide services and products to its customers in these countries. In addition, military action or continued unrest in the Middle East could impact the demand and pricing for oil and gas, disrupt Halliburton’s operations in the region and elsewhere, and increase its costs for security worldwide.

War, other armed conflicts, or terrorist attacks could have a material adverse effect on Halliburton’s business.

Military action in Iraq, increasing military tension involving North Korea, as well as the terrorist attacks of September 11, 2001, and subsequent terrorist attacks and unrest, have caused instability in the world’s financial and commercial markets, have significantly increased political and economic instability in some of the geographic areas in which Halliburton operates, and have contributed to high levels of volatility in prices for oil and gas in recent months. Recent acts of terrorism and threats of armed conflicts in or around various areas in which Halliburton operates, such as the Middle East and Indonesia, could limit or disrupt its markets and operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts, or the loss of personnel or assets.

The armed conflict in Iraq, as well as threats of war or other armed conflict elsewhere, may cause further disruption to financial and commercial markets generally, may generate greater political and economic instability in some of the geographic areas in which we operate, and may contribute to even higher levels of volatility in prices for oil and gas than those experienced in recent months. In addition, any possible reprisals as a consequence of the war with Iraq, such as acts of terrorism in the United States or elsewhere, may materially adversely affect us in ways Halliburton cannot predict at this time.

Halliburton’s ability to compete outside of the United States may be adversely affected by governmental regulations promulgated in numerous countries in which it transacts business.

If the governmental regulations promulgated in the numerous countries in which Halliburton transacts business apply to it, they may require it to engage in business practices that may not be to its benefit. Those kinds of regulations frequently:

•	encourage or mandate the hiring of local contractors or suppliers; and

•	require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

As a result, Halliburton may be required to engage in business practices that are uneconomical and that could adversely impact its results of operations.

Halliburton is subject to taxation in many jurisdictions and there are inherent uncertainties in the final determination of its tax liabilities.

Halliburton has operations in more than 100 countries other than the United States and, as a result, is subject to taxation in many jurisdictions. Therefore, the final determination of its tax liabilities involves the interpretation of the statutes and requirements of taxing authorities worldwide. Foreign income tax returns of foreign subsidiaries, unconsolidated affiliates, and related entities are routinely examined by foreign tax authorities. These tax examinations may result in assessments of additional taxes or penalties, or both. Additionally, new taxes, such as the proposed excise tax in the United States targeted at heavy equipment of the type Halliburton owns and uses in its operations, could negatively affect its results of operations.

Halliburton is subject to significant foreign exchange and currency risks that could adversely affect its operations and its ability to reinvest earnings from operations.

A sizable portion of Halliburton’s consolidated revenues and consolidated operating expenses is in foreign currencies. As a result, it is subject to significant risks, including:

•	foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls such as those experienced in Argentina in late 2001 and early 2002; and

•	limitations on Halliburton’s ability to reinvest earnings from operations in one country to fund the capital needs of its operations in other countries.

Halliburton conducts business in countries that have non-traded or “soft” currencies, which have restricted or limited trading markets. Halliburton may accumulate cash in soft currencies, and it may be limited in its ability to convert its profits into U.S. dollars or to repatriate the profits from those countries.

Halliburton’s ability to limit its foreign exchange risk through hedging transactions may be limited.

Halliburton selectively uses hedging transactions to limit its exposure to risks from doing business in foreign currencies. For those currencies that are not readily convertible, Halliburton’s ability to hedge its exposure is limited because financial hedge instruments for those currencies are nonexistent or limited. Its ability to hedge is also limited because pricing of hedging instruments, where they exist, is often volatile and not necessarily efficient.

In addition, the risk inherent in the use of derivative instruments of the sort that Halliburton uses could cause a change in the value of the derivative instruments as a result of:

•	adverse movements in foreign exchange rates;

•	interest rates;

•	commodity prices; or

•	the value and time period of the derivative instruments being different from the exposures or cash flows being hedged.

Halliburton is subject to a variety of environmental laws and regulations that may require it to take actions that will adversely affect its results of operations or for which its failure to comply could adversely affect it.

Halliburton’s businesses are subject to a variety of environmental laws, rules, and regulations in the United States and other countries, including those covering hazardous materials and requiring emission- performance standards for facilities. For example, its well service operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. Environmental requirements include, for example, those concerning:

•	the containment and disposal of hazardous substances, oilfield waste, and other waste materials;

•	the use of underground storage tanks; and

•	the use of underground injection wells.

Environmental requirements generally are becoming increasingly strict. Sanctions for failure to comply with these requirements, many of which may be applied retroactively, may include:

•	administrative, civil, and criminal penalties;

•	revocation of permits; and

•	corrective action orders, including orders to investigate and/or clean up contamination.

Failure on Halliburton’s part to comply with applicable environmental requirements could have an adverse effect on Halliburton’s consolidated financial condition. It is also exposed to costs arising from environmental compliance, including compliance with changes in or expansion of environmental requirements, such as the potential regulation in the United States of its energy services group’s hydraulic fracturing services and products as underground injection, which may have a material adverse effect on its business, financial condition, operating results, or cash flows.

Halliburton is exposed to claims under environmental laws and from time to time such claims have been made against it. In the United States, environmental laws and regulations typically impose strict liability. Strict liability means that in some situations Halliburton could be exposed to liability for cleanup costs, natural resource damages, and other damages as a result of its conduct that was lawful at the time it occurred or the conduct of prior operators or other third parties.

Liability for damages arising as a result of environmental laws could be substantial and could have a material adverse effect on the Halliburton’s consolidated results of operations.

Demand for the Halliburton’s services may be adversely affected by environmental requirements.

Changes in environmental requirements may negatively impact demand for Halliburton’s services. For example, activity by oil and natural gas exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns). Such a decline, in turn, could have a material adverse effect on Halliburton.

Halliburton may not have adequate insurance for various risks.

Halliburton’s operations are subject to many hazards. Halliburton faces the following risks with respect to its insurance coverage:

•	it may not be able to continue to obtain insurance on commercially reasonable terms;

•	it may be faced with types of liabilities that will not be covered by its insurance, such as damages from environmental contamination or terrorist attacks;

•	the dollar amount of any liabilities may exceed its policy limits;

•	it may incur losses from interruption of its business that exceed its insurance coverage; and

•	an unexpected judgment could be rendered against it in cases that are not covered by insurance and for amounts beyond what it currently has reserved or anticipates incurring.

Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on Halliburton’s results of operations or consolidated financial position.

The Debtors may be unable to recover, or be delayed in recovering, insurance receivables, which would adversely affect their financial condition and Halliburton’s financial condition.

The Debtors have substantial insurance intended to reimburse it for portions of the costs incurred in defending asbestos and silica claims and amounts paid to settle claims and to satisfy court judgments. DII Industries had accrued $2.1 billion in probable insurance recoveries as of June 30, 2003. The Debtors may be unable to recover, or they may be delayed in recovering, insurance reimbursements in the amounts anticipated to cover a part of the costs incurred in defending asbestos and silica claims and amounts paid to settle claims or as a result of court judgments due to:

•	the inability or unwillingness of insurers to timely reimburse for claims in the future;

•	disputes as to documentation requirements for DII Industries, KBR, or other subsidiaries in order to recover claims paid;

•	the inability to access insurance policies shared with, or the dissipation of shared insurance assets by, Harbison-Walker or others;

•	the possible insolvency or reduced financial viability of its insurers;

•	the cost of litigation to obtain insurance reimbursement; and

•	possible adverse court decisions as to its rights to obtain insurance reimbursement.

The Debtors may ultimately recover, or may agree in settlement of litigation to recover, less insurance reimbursement than the insurance receivable recorded in its financial statements. This could result in an incremental write-off of the insurance receivable.

Under the Plan, the Debtors could be required to contribute approximately $2.775 billion in cash, but may be delayed in receiving its expected reimbursement from its insurance carriers because of extended negotiations or litigation with insurance carriers. If the Debtors and Halliburton were unable to recover from one or more of their insurance carriers, or if they were delayed significantly in their recoveries, this could have a material adverse effect on Halliburton’s financial condition.

The Debtors and/or Halliburton may enter into agreements with all or some of their insurance carriers to negotiate an overall accelerated payment of anticipated insurance proceeds. If this were to happen, the Debtors would expect to recover less than the recorded amount of anticipated insurance receivables, which would result in an additional charge to the statement of operations.

Halliburton might be unable to protect its intellectual property rights.

Halliburton relies on a variety of intellectual property rights that it uses in its products and services. It may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, or challenged. In addition, the laws of some foreign countries in which its products and services may be sold do not protect intellectual property rights to the same extent as the laws of the United States. Halliburton’s failure to protect its proprietary information, and any successful intellectual property challenges or infringement proceedings against it, could adversely affect its competitive position.

If Halliburton does not develop new competitive technologies and products, or if its proprietary technologies, equipment, facilities, or work processes become obsolete, its business and revenues may be adversely affected.

The market for Halliburton’s products and services is characterized by continual technological developments to provide better and more reliable performance and services. If it is not able to design, develop, and produce commercially competitive products and to implement commercially competitive services in a timely manner in response to changes in technology, its business and revenues will be adversely affected and the value of its intellectual property may be reduced. Likewise, if its proprietary technologies, equipment and facilities, or work processes become obsolete, it may no longer be competitive, and its business and revenues will be adversely affected.

Halliburton might be unable to employ a sufficient number of technical personnel.

Many of the services that Halliburton provides and the products that it sells are complex and highly engineered and often must perform or be performed in harsh conditions. Halliburton believes that its success depends upon its ability to employ and retain technical personnel with the ability to design, utilize, and enhance these products and services. In addition, its ability to expand its operations depends in part on its ability to increase its skilled labor force. The demand for skilled workers is high and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of its skilled labor force, increases in the wage rates that it must pay, or both. If either of these events were to occur, its cost structure could increase, its margins could decrease, and its growth potential could be impaired.

Halliburton may experience additional reductions in its debt ratings and difficulty raising capital or accessing the debt market, all of which could affect its liquidity.

Halliburton is subject to continuing review by rating agencies, which may result in additional reductions in its debt ratings. Additional reductions in Halliburton’s debt ratings by rating agencies may impact its liquidity and operations by:

•	restricting its access to lines of credit, credit markets, and credit from suppliers under acceptable terms;

•	increasing its borrowing costs in the future;

•	restricting its ability to issue letters of credit and surety bonds with or without cash collateral; or

•	causing a default under debt and letter of credit covenants.

Halliburton is subject to an SEC investigation, which could materially affect it.

Halliburton is currently the subject of a formal investigation by the SEC, which has focused on the compliance with generally accepted accounting principles of Halliburton’s recording of revenues associated with cost overruns and unapproved claims for long-term engineering and construction projects, and the disclosure of its accrual practices. Although it does not believe that the investigation has expanded beyond these matters, there can be no assurance that the SEC will not open additional lines of inquiry. In addition, although Halliburton believes that its accounting for these matters was and is in accordance with generally accepted accounting principles, it cannot predict the outcome of the SEC’s investigation or when the investigation will be resolved. An unexpected adverse outcome of this investigation could have a material adverse effect on Halliburton and result in:

•	the institution of administrative, civil, injunctive, or criminal proceedings;

•	sanctions and the payment of fines and penalties;

•	the restatement of its financial results for the years under review;

•	additional shareholder lawsuits; and

•	increased review and scrutiny of it by regulatory authorities, the media, and others.

Although Halliburton has agreed to use its reasonable best efforts (or in the case of a demand registration, commercially reasonable efforts) to have declared effective a registration statement with respect to the 59.5 million shares of Halliburton common stock contemplated to be issued to the Asbestos PI Trust, Halliburton may not be able to have the registration statement declared effective within the agreed time period, if at all, due in part to the pending SEC investigation. Accordingly, the shares may be subject to restrictions on transfer for a longer period of time than anticipated, which could adversely affect the market for the shares.

The availability of shares of Halliburton common stock for future sale could depress its stock price.

Following the issuance of shares to the Asbestos PI Trust, the Asbestos PI Trust will own approximately 12% of Halliburton’s common stock. These shares will have few restrictions on their transfer. Sales by the Asbestos PI Trust and other stockholders of a substantial number of shares of its common stock in the public markets following this offering, or the perception that such sales might occur, could have a material adverse effect on the price of Halliburton’s common stock or could impair Halliburton’s ability to obtain capital through an offering of equity securities.

Halliburton’s stock price may continue to be volatile and could decline.

Historically, the market price of Halliburton’s common stock has been volatile. The trading price of Halliburton’s common stock is expected to continue to be subject to substantial volatility in response to numerous factors, including publicity regarding actual or potential results with respect to the outcome of the SEC investigation into its accounting practices, developments concerning intellectual property rights, including claims of infringement, annual and quarterly variances in operating results, changes in energy prices, competition, changes in financial estimates by securities analysts, any differences in actual results and results expected by investors and analysts, investor perception of Halliburton’s favorable or unfavorable prospects, and other events or factors. In addition, the stock market has experienced, and continues to experience, significant price and volume volatility that has affected the market price of equity securities of many companies. This volatility has often been unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of Halliburton’s common stock. There is no guarantee that an active public market for Halliburton’s common stock will be sustained.

Halliburton may issue preferred stock, whose terms could adversely affect the voting power or value of its common stock.

Halliburton’s certificate of incorporation authorizes it to issue, without the approval of its stockholders, one or more classes or series of preferred stock having such preferences, powers, and relative, participating, optional, and other rights, including preferences over its common stock respecting dividends and distributions, as its board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of Halliburton’s common stock. For example, Halliburton might afford holders of preferred stock the right to elect some number of its directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences it might assign to holders of preferred stock could affect the residual value of the common stock.

Halliburton’s stockholder rights plan and provisions of Delaware law could delay or prevent a change in control of Halliburton, even if that change would be beneficial to its stockholders.

Halliburton has adopted a stockholder rights plan that would cause extreme dilution to any person or group that attempts to acquire a significant interest in it without advance approval of its board of directors. In addition, the Delaware General Corporation Law would impose some restrictions on mergers and other business combinations between Halliburton and any holder of fifteen percent (15%) or more of its outstanding common stock. The stockholder rights plan and Delaware law could delay or prevent a change in control of Halliburton, even if that change would be beneficial to its stockholders.

Halliburton is a reporting company under the Securities Exchange Act of 1934 and is required to file periodic reports with the SEC. These reports are available to the public, at no cost, on the SEC’s website: www.sec.gov.

SECTION 7

ALTERNATIVES TO THE PLAN

If the Reorganization Cases are filed but the Plan is not confirmed and consummated, alternatives to the Plan include (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code, (b) an alternative plan of reorganization, and (c) dismissal of the Reorganization Cases.

7.1  Liquidation under Chapter 7.

If the Plan cannot be confirmed, the Debtors’ Reorganization Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee or trustees would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.

The Liquidation Analysis prepared by the Debtors is attached to this Disclosure Statement as Exhibit E. As indicated in the assumptions listed in the Liquidation Analysis, two of the principal assumptions underlying the results of the Liquidation Analysis are that the trustee in a chapter 7 proceeding would sell the assets of the Debtors individually rather than on a going-concern basis and that the sales would be effected in a relatively short time frame of six months to a year. The Debtors’ business is engineering and construction services, a business that is employee intensive but not capital intensive. The Debtors believe that the value of their business as a going concern, realizable through the cash flow generated by the business, greatly exceeds the value of its component assets. Moreover, the Debtors believe that the quick sale of those component assets by a chapter 7 trustee will not generate even fair market value for those individual assets. For those reasons, the Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Plan. The Liquidation Analysis is based upon a number of estimates and assumptions that, while considered reasonable, are inherently beyond the control of the Debtors or any chapter 7 trustee. There can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Debtors were to undergo such liquidation. Instead, actual results could vary materially from those shown in the Liquidation Analysis. In addition, any liquidation necessarily would take place in the future under circumstances that presently cannot be predicted. Accordingly, if the Debtors’ Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit E, and no representation or warranty can be made with respect to the actual proceeds that could be received in chapter 7 liquidation proceedings.

7.2  Dismissal.

If the Plan cannot be confirmed or if all conditions to effectiveness of the Plan are not met, the Debtors could request dismissal of the Reorganization Cases, the effect of which would be to return the Debtors to their prefiling status as nondebtors. The Bankruptcy Court would determine whether dismissal was appropriate.

7.3  Alternative Plan of Reorganization.

If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan of reorganization. However, the Plan is the product of extensive negotiations among the Debtors, the Legal Representative, and the Asbestos Committee, and is a delicate balance of the competing and conflicting interests held by those parties. Any attempt to propose an alternative plan containing different terms for any of these parties would threaten to disrupt the balance established by this global settlement.

The Debtors believe that the confirmation and implementation of the Plan is preferable to any of the liquidation alternatives because it should provide greater recoveries than those available in liquidation. Additionally, the Asbestos Committee and the Legal Representative support the Plan and recommend that creditors vote to accept the Plan.

SECTION 8

POST-CONFIRMATION MANAGEMENT

On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed, in the case of DII Industries, by HESI as the managing member of DII Industries and, in the case of the other Reorganized Debtors, by the respective boards of directors of such Reorganized Debtors in accordance with applicable law and/or constituent documents.

The officers of the Debtors will remain unchanged unless otherwise disclosed in a notice filed with the Bankruptcy Court on or before the date of the Confirmation Hearing and posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com.

SECTION 9

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

9.1  General.

The Plan will have material tax consequences to the Debtors and to holders of Claims in Classes 4 and 6. For general information only, a description of certain federal income tax consequences of the consummation of the Plan is provided below. The description of federal income tax consequences below does not purport to be a complete analysis or listing of all potential tax consequences. This Disclosure Statement does not constitute a tax opinion.

This discussion of federal income tax consequences is based on the IRC, the Treasury Regulations promulgated and proposed thereunder, judicial decisions, and published administrative rulings and pronouncements of the Internal Revenue Service as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive, and could significantly affect the federal income tax consequences discussed below.

No ruling has been requested or obtained from the Internal Revenue Service with respect to any of the tax aspects of the Plan. Accordingly, no assurance can be made that the Internal Revenue Service will not challenge the tax consequences described in this section or that such challenge, if made, would not be successful.

This discussion does not address foreign, state, or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of holders of Claims. Furthermore, estate and gift tax consequences to holders of Claims are not addressed herein. This discussion is limited, and does not address tax consequences to those other than United States individuals who are the original holders of Claims and who do not hold Claims acquired by purchase, assignment, or otherwise.

No representations are made regarding the particular tax consequences of the Plan to any holder of a Claim. Each holder of a Claim is strongly urged to consult with, and rely upon, its own tax advisor regarding the federal, state, local, and foreign tax consequences of the Plan.

9.2  Federal Income Tax Consequences to the Debtors.

(a)	Cancellation of Indebtedness.

Under the IRC, a taxpayer generally must include in gross income the amount of any cancellation-of-debt income realized during the taxable year. Section 108 of the IRC provides that a taxpayer does not realize cancellation-of-debt income from cancellation of indebtedness to the extent that payment of such indebtedness would have given rise to an income tax deduction. section 108 of the IRC provides further that if (i) a cancellation occurs in a case under the Bankruptcy Code, (ii) the taxpayer is under the jurisdiction of a bankruptcy court, and (iii) the cancellation is granted by the court or is pursuant to a plan approved by the court, then the cancellation-of-debt income may be excluded from gross income but must be applied to reduce certain tax attributes of the taxpayer.

Under the Plan, holders of Administrative Claims and Priority Tax Claims, and holders of Claims and Interests in Classes 1, 2, 3, 5, 7, 8, and 9 of the Plan, will be paid the full amount of their Allowed Claims, and such Claims and Interests will be unimpaired. As such, the Plan should not give rise to cancellation-of-debt income to the Debtors (except to the extent that any interest previously accrued and deducted by the Debtors is not required to be paid) with respect to Administrative Claims, Priority Tax Claims, or Claims or Interests in Classes 1, 2, 3, 5, 7, 8, and 9 of the Plan so as to bring into operation section 108 of the IRC.

The satisfaction of Claims in Classes 4 and 6 of the Plan typically will not result in cancellation-of-debt income to the Debtors because payment of such Claims would have given rise to a deduction for the Debtors.

(b)	Deductibility of Payments to the Asbestos PI Trust and the Silica PI Trust.

It is a condition to effectiveness of the Plan that the Debtors receive an opinion from Baker Botts L.L.P., their tax counsel, that (i) the Asbestos PI Trust and the Silica PI Trust will be “qualified settlement funds” within the meaning of the Treasury regulations promulgated under section 468B of the IRC, (ii) DII Industries will be allowed deductions with respect to the Asbestos PI Trust Note as payments are made on the Asbestos PI Trust Note, DII Industries and KBR will be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of DII Industries and KBR are made on the Silica PI Trust Note, and BPM should be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of BPM are made on the Silica PI Trust Note (except, in each case in this clause (ii), to the extent either of the following is true: (A) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group which were excludable from gross income upon receipt or (B) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), (iii) all other cash payments to be made to the Asbestos PI Trust and the Silica PI Trust will be fully deductible by the payor Debtors when made (except to the extent either of the following is true: (A) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group which were excludable from gross income upon receipt or (B) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), (iv) the deduction which will accrue with respect to the payment of the Halliburton Asbestos PI Trust Stock will equal the fair market value of such stock on the date of its transfer to the Asbestos PI Trust (except to the extent either of the following is true: (A) such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group which were excludable from gross income upon receipt or (B) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), and (v) no gain or loss will be recognized on the transfer of the Halliburton Asbestos PI Trust Stock to the Asbestos PI Trust.

The Treasury regulations promulgated under section 468B of the IRC provide that a fund, account, or trust will be a qualified settlement fund if three (3) conditions are met. First, the fund, account, or trust must be established pursuant to an order of, or be approved by, a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or a related series of events that has occurred and that has given rise to at least one claim asserting liability arising out of, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

If, as expected, the Asbestos PI Trust and the Silica PI Trust are qualified settlement funds, the transferor Debtors generally will be entitled to a deduction equal to the amount of the payments to the Asbestos PI Trust and the Silica PI Trust once such Debtors have satisfied the usual requirements imposed on accrual basis taxpayers with respect to the satisfaction of liabilities. Those requirements should be met at the time that payments are made to the trusts.

The Debtors will not be allowed a deduction for payments to the Asbestos PI Trust or the Silica PI Trust to the extent that such payments represent insurance proceeds received by the Debtors or other members of the Halliburton Group that are excludable from gross income. In such case, payments of amounts representing insurance proceeds should not cause recognition of income to the Debtors. Alternatively, if the Debtors’ transfer of amounts representing insurance proceeds were to cause recognition of income by the Debtors, the Debtors should be entitled to a corresponding deduction for the payment of such amounts to the Asbestos PI Trust and the Silica PI Trust.

The Debtors will not be allowed a deduction for payments to the Asbestos PI Trust or the Silica PI Trust to the extent the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party.

The Debtors will not be allowed a deduction at the time of execution and delivery of the Trust Notes to the Asbestos PI Trust and the Silica PI Trust. Deductions will generally be allowed deductions with respect to the Trust Notes as payments are made to the Asbestos PI Trust and the Silica PI Trust with respect to the Trust Notes.

With respect to the transfer of the Halliburton Asbestos PI Trust Stock to the Asbestos PI Trust, neither the Debtors nor Halliburton will recognize gain or loss on the transfer of such stock and the transferor Debtor(s) will receive a deduction equal to the fair market value of the stock on the date of its transfer to the Asbestos PI Trust.

Any deductions for payments made to the Asbestos PI Trust and the Silica PI Trust first would reduce or eliminate the Debtors’ federal taxable income for the taxable year in which the payments are made. To the extent these deductions created a taxable loss for such year, the loss would constitute a net operating loss. In general, net operating losses may be carried back and deducted two years and be carried forward twenty years.

To the extent a net operating loss is a “specified liability loss,” however, it may be carried back and deducted ten years. The taxpayer may elect to waive the entire carryback period with respect to a net operating loss or may elect to waive only the additional eight years of carry-back afforded net operating losses attributable to specified liability losses.

A net operating loss constitutes a specified liability loss to the extent it is attributable to product liability, or to expenses incurred in the investigation or settlement of, or opposition to, claims against the taxpayer on account of product liability. The Debtors believe that any net operating loss resulting from payments to the Asbestos PI Trust or the Silica PI Trust would constitute a specified liability loss and accordingly would qualify for the ten-year carry-back period.

If the Asbestos PI Trust and the Silica PI Trust are qualified settlement funds, they will be treated as separate taxable entities. Their modified gross income will consist generally of investment earnings on amounts held by the trust (less administrative fees and related costs). Each trust’s modified gross income will generally be subject to federal income tax at the maximum rate applicable to trusts, which is currently thirty-five percent (35%). For purposes of determining the trusts’ modified gross income, payments to the trusts from the Debtors and payments from the trusts to Asbestos PI Trust Claimants and Silica PI Trust Claimants in settlement of their Claims will not be taken into account. The basis of the Asbestos PI Trust and the Silica PI Trust in the assets transferred to the trusts will generally be the fair market value of such assets at the time of transfer.

9.3  Federal Income Tax Consequences to Affected Claimants.

The tax consequences of the Plan to a holder of a Claim in Class 4 or 6 will depend, in part, on the type of consideration the holder received in exchange for the Claim, whether the holder reports income on the accrual or cash-basis method, and whether the holder receives distributions under the Plan in more than one taxable year. Payments under the Plan to Claimants with respect to damages on account of personal physical injuries or physical sickness will not be includable in such Claimants’ gross income pursuant to section 104 of the IRC. However, to the extent payments under the Plan to Claimants are attributable to medical expense deductions allowed under section 213 of the IRC for a prior taxable year, such payments will be taxable as ordinary income to the recipient. Payments under the Plan to Claimants representing punitive damages will generally be taxable as ordinary income to the recipient. Payments under the Plan to a Claimant attributable to attorneys’ fees of such Claimant may be taxable as ordinary income to the Claimant depending upon the unique circumstances of such Claimant. If taxable, such a Claimant may also be entitled to deduct such payments as an expense (subject to certain limitations). To the extent payments under the Plan to Claimants are attributable to accrued interest, Claimants will recognize ordinary income attributable to such payments of interest. Holders of Claims are strongly advised to consult their tax advisors with respect to the tax treatment under the Plan of their particular Claim.

It is anticipated that the Asbestos PI Trust and the Silica PI Trust will issue Form 1099s to each holder of a Claim for each year during which payments are made to such holder in the full amount of such payment. All distributions to holders of Claims will be subject to any applicable withholding and backup withholding.

9.4  Importance of Obtaining Professional Tax Assistance.

This discussion is intended only as a summary of certain federal income tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional. The tax consequences are, in many cases, uncertain and may vary depending on a holder’s individual circumstances. Accordingly, holders are urged to consult with their tax advisors about the federal, state, local, and foreign tax consequences of the Plan.

SECTION 10

FINANCIAL INFORMATION

10.1  General.

An analysis of the Debtors’ current financial condition appears in the Debtors’ Projected Pro Forma Balance Sheets attached to this Disclosure Statement as Exhibit D. This information is provided to permit the holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims to better understand the Debtors’ financial condition.

Upon the commencement of their Reorganization Cases, the Debtors will be required to file monthly operating reports with the Bankruptcy Court. Such financial information will be on file with the clerk of the Bankruptcy Court and publicly available for review (a) between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time Monday through Friday (excluding federal holidays) at 5414 U.S. Steel Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219, (b) for a fee, on the Bankruptcy Court’s public website: www.pawb.uscourts.gov, or (c) online at the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com.

Periodic reports filed by Halliburton can be obtained at no charge through the SEC’s public website: www.sec.gov or between the hours of 9:00 a.m. and 5:30 p.m., Eastern Time, Monday through Friday (excluding federal holidays) at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549.

10.2  The Reorganized Debtors’ Pro Forma Financial Information.

The Debtors also have prepared the Reorganized Debtors’ Projected Pro Forma Financial Information, a summary of which is attached to this Disclosure Statement as Exhibit C. Variances in the forecasted financial information contained therein may result from unforeseen factors. However, the Reorganized Debtors’ Projected Pro Forma Financial Information represents the Debtors’ present judgment of the projected business operations of the Reorganized Debtors and their ability to meet their obligations to the Asbestos PI Trust and Silica PI Trust.

While the Debtors believe that the projected pro forma financials are reasonable in light of current facts and circumstances known to the Debtors’ management, the projections are based on a number of assumptions and are subject to significant uncertainties that are beyond the control of the Reorganized Debtors. Therefore, there can be no assurance that these projections will be realized, and actual operating results may be materially higher or lower than forecast.

SECTION 11

SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING METHOD USED

11. 1  Sources of Information.

The financial information in Exhibit D to this Disclosure Statement was provided by the Debtors or is based upon data generated by the Debtors. The Asbestos Committee and the Legal Representative have independently investigated the financial and business affairs of the Debtors; however, neither the Legal Representative nor its advisors makes any representations or warranties as to the accuracy of the information contained in this Disclosure Statement.

11.2  Accounting Method.

The Debtors maintain their books and records in accordance with generally accepted accounting principles used in the United States.

SECTION 12

REQUIREMENTS FOR CONFIRMATION OF THE PLAN AND VOTING PROCEDURES

Approval of the Plan is a three-step process. The first step involves solicitation of votes on the Plan from impaired creditors. If the Plan receives the required votes and the Reorganization Cases are filed, the Bankruptcy Court then will set a hearing on Confirmation of the Plan, adequacy of the Disclosure Statement, approval of solicitation procedures, and deadlines for objections. The last step is the Confirmation Hearing, where the Bankruptcy Court will determine whether the Plan can be confirmed both under the Bankruptcy Code and the conditions contained in the Plan.

12.1  Acceptance or Rejection of the Plan.

(a)	Who Can Vote on the Plan.

Under the Bankruptcy Code, only classes of claims and interests that are impaired under a plan of reorganization can vote to accept or reject that plan. Under section 1124 of the Bankruptcy Code, a class of claims or interests is impaired under a plan unless, with respect to each claim or interest in that class, that plan:

(i)	leaves unaltered the legal, equitable, and contractual rights to which that claim or interest entitles its holder; or

(ii)	notwithstanding any contractual provision or applicable law that may entitle the holder of that claim or interest to demand or receive accelerated payment of that claim or interest after a default occurs:

•	cures that default, if other than a default of the kind section 365(b)(2) of the Bankruptcy Code specifies;

•	reinstates the maturity of that claim or interest as it existed prior to that default;

•	compensates the holder of that claim or interest for any damages that holder incurs as a result of that holder’s reasonable reliance on that contractual provision or law; and

•	otherwise does not alter the legal, equitable, or contractual rights to which that claim or interest entitles its holder.

Under the Debtors’ Plan, Classes 1, 2, 3, 5, 7, 8, and 9 are unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed under section 1126(f) of the Bankruptcy Code to have accepted the Plan. The Debtors are not soliciting acceptances from these Classes.

Classes 4 and 6 are impaired under the Plan; therefore, the holders of Claims in Classes 4 and 6 are entitled to vote to accept or reject the Plan.

(b)	Right to Extend the Solicitation Period.

The solicitation period for votes with respect to the Plan will expire at 4:00 p.m., Eastern Time, on November 5, 2003, unless the Debtors, in their sole discretion and with the consent of Halliburton, have extended that period of time for which ballots will be accepted.

The Debtors expressly reserve the right, at any time or from time to time, to extend the period of time during which ballots will be accepted by making a public announcement of the extension no later than 10:00 a.m., Eastern Time, on the Business Day following any previously announced expiration date of the solicitation period. Without limiting the manner in which the Debtors may choose to make any public announcement, the Debtors will not have any obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service.

(c)	Right to File Reorganization Cases Early.

The Debtors explicitly reserve the right to file the Reorganization Cases prior to the expiration of the voting period if they determine, at any time and in their sole discretion, that sufficient votes from holders of Asbestos Unsecured PI Trust Claims in Class 4 and holders of Silica Unsecured PI Trust Claims in Class 6 have been received.

See Exhibit P for an overview of instructions for completing your ballot. Please read and follow the directions closely. If you need a ballot or a replacement ballot, please contact The Trumbull Group at 877-495-1982 (from within the U.S.) or +1-860-687-3975 (from outside the United States). You may also contact The Trumbull Group via email: dresser-kbr-prepack@trumbullbankruptcy.net.

12.2 Confirmation	Hearing.

Section 1128(a) of the Bankruptcy Code requires that a hearing, after notice, be conducted on confirmation of a proposed plan. As promptly as practicable after the Petition Date, the Debtors will request the Bankruptcy Court to schedule the Confirmation Hearing. Notice of the Confirmation Hearing will be provided to all creditors and equity holders, or their representatives. The Bankruptcy Court may adjourn the Confirmation Hearing from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Unless otherwise directed or permitted by the Bankruptcy Court, any objection to confirmation of the Plan must (a) be in writing, (b) conform to the Bankruptcy Rules, (c) set forth the name of the objecting party, (d) identify the nature and amount of Claims or Interests held or asserted by the objector against the Debtors’ Estate or property, (e) state the basis for the objection and the specific grounds therefore, (f) be filed with the clerk of the Bankruptcy Court, together with proof of service, and (g) be served, so as to be received no later than the date and time for service of the objections upon:

•	Michael G. Zanic, Kirkpatrick & Lockhart LLP, Henry W. Oliver Bldg., 535 Smithfield Street, Pittsburgh, Pennsylvania 15222 (Facsimile: 412.355.6501);

•	Jeffrey N. Rich, Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, New York 10022 (Facsimile: 212.536.3901);

•	United States Department of Justice, Office of the United States Trustee, Liberty Center, Suite 970, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (Facsimile: 412.644.4785);

•	Jack L. Kinzie, Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 (Facsimile: 214.661.4727);

•	Elihu Inselbuch, Caplin & Drysdale, Chtd., 399 Park Avenue, New York, New York 10022 (Facsimile: 212.644.6755);

•	Philip E. Milch, Campbell & Levine LLC, 1700 Grant Building, Pittsburgh, Pennsylvania 15219 (Facsimile: 412.261.5066);

•	Peter Van N. Lockwood, Caplin & Drysdale, Chtd., One Thomas Square N.W., Washington D.C. 20005 (Facsimile: 202.429.3301);

•	Eric D. Green, Resolutions LLC, 155 Federal Street, Boston, Massachusetts 02110 (Facsimile: 617.556.9900);

•	James L. Patton, Jr., Young Conaway Stargatt & Taylor, LLP, 1000 West Street, 17th Floor, Wilmington, Delaware 19801 (Facsimile: 302.571.1253); and

•	Joel M. Helmrich, Meyer, Unkovic & Scott LLP, 1300 Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222 (Facsimile: 412.456.2864).

12.3   Requirements for Confirmation.

(a)	Consensual Confirmation Under Section 1129(a) of the Bankruptcy Code.

At the Confirmation Hearing, the Bankruptcy Court will be asked to determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied. These requirements include, among others, judicial findings that:

•	the Plan complies with applicable provisions of the Bankruptcy Code;

•	the Debtors have complied with the applicable provisions of the Bankruptcy Code;

•	the Plan has been proposed in good faith and not by any means forbidden by law;

•	any payment made or promised by the Debtors to any Person for services, costs, or expenses in connection with the Reorganization Cases or the Plan has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•	the Debtors have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of each of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy;

•	the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of a Claim or Interest treated in a Class either has accepted the Plan or will receive or retain under the Plan on account of its Claim or Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date;

•	except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expenses and Priority Claims will be paid in full on the Effective Date and that Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims;

•	at least one impaired and non-insider Class of Claims has accepted the Plan;

•	that the Plan is feasible; that is, confirmation is not likely to be followed by the liquidation or the need for further reorganization of the Reorganized Debtors, unless such liquidation or reorganization is proposed in the Plan;

•	all fees payable under section 1930 of title 28 of the United States Code have been paid on or prior to the Effective Date; and

•	the Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to section 1114(e)(1)(B) or (g), at any time prior to Confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

The Debtors believe that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code.

(b)	Best Interests Test.

Under the best-interests test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest in that Class either:

•	has accepted the Plan; or

•	will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders in each Class of Claims or Interests would receive if the Debtors were to be liquidated, the Bankruptcy Court must estimate the amount the Debtors’ assets and properties would generate if liquidated by a chapter 7 trustee. The cash amount that would be available for satisfaction of the Claims and Interests of the Debtors would consist of the proceeds resulting from the disposition of the assets of the Debtors, augmented by the cash of the Debtors at the time of the commencement of the chapter 7 cases. That cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Debtors’ businesses and the use of chapter 7 proceedings for the purposes of liquidation. The Liquidation Analysis prepared by the Debtors is attached as Exhibit E to this Disclosure Statement.

As the Debtors’ Liquidation Analysis demonstrates and as described in greater detail in section 7.1 of this Disclosure Statement, the estimated distributions that would be made in chapter 7 cases would be smaller than the distributions contemplated by the Plan. In a high-recovery case, unsecured creditors would receive approximately 100% of the estimated allowed amount of their Claims, and in a low-case scenario, unsecured creditors would receive approximately 57.90% of the estimated allowed amount of their Claims. By contrast, the Debtors believe that the Plan provides a 100% payment to all creditors, including holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims liquidated under the Asbestos TDP and the Silica TDP, by eliminating the costs of litigation and maximizing the ability of the Debtors and their parent to fund the Plan in the capital markets. The Debtors, therefore, believe that the Plan is in the best interests of all holders of Claims and Interests.

As indicated in the assumptions listed in the Liquidation Analysis, two of the principal assumptions underlying the results of the Liquidation Analysis are that the trustee in a chapter 7 proceeding would sell the assets of the Debtors individually rather than on a going-concern basis and that the sales would be effected in a relatively short time frame of six months to a year. The business of the Debtors is engineering and construction services, a business that is employee intensive but not capital intensive. The Debtors believe that the value of their business as a going concern, realizable through the cash flow generated by the business, greatly exceeds the value of its component assets. Moreover, the Debtors believe that the quick sale of those component assets by a chapter 7 trustee will not generate even fair market value for those individual assets. As a consequence, the Debtors do not believe that the results of the Liquidation Analysis are contrary to the belief of the Debtors that DII Industries, individually, and all the Debtors, together as a single entity, are solvent at the time of and after completion of the prefiling restructuring described in section 1.5 of the Disclosure Statement.

(c)	Feasibility of the Plan.

In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible—that is, that the need for further reorganization or a subsequent liquidation of the

Debtors is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider:

•	the adequacy of the proposed capital structure of the reorganized entity;

•	the earning power of that entity;

•	the overall economic conditions in which that entity will operate;

•	the capability of its management;

•	the continuity of its management; and

•	any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.

The Reorganized Debtors will be discharged from Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims. They will retain their assets, and the Debtors anticipate that the cash flow generated thereby will be sufficient to pay their ongoing business expenses. See Exhibit C (the Reorganized Debtors’ Financial Projections). The Debtors believe that the Plan is feasible.

(d)	Acceptance by an Impaired Class.

For the Plan to be confirmed, section 1129(a)(10) of the Bankruptcy Code requires that, because the Plan impairs (adversely affects) Claims in Classes 4 and 6, those Classes must accept the Plan by at least two-thirds in amount and more than one-half in number of the Claims in that Class that vote must vote to accept the Plan.

(e)	Requirements for Injunction Under Section 524(g) of the Bankruptcy Code.

Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin entities from taking action to collect, recover, or receive payment or recovery with respect to any Asbestos Unsecured PI Trust Claim or demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Bankruptcy Code. The injunction also may bar any action based on such Claims or Demands against the debtors that are directed at third parties.

To obtain the injunction, a trust must be established that:

•	assumes the debtors’ asbestos liabilities;

•	is funded in whole or in part by the debtors or with an obligation by the debtors to make future payments;

•	owns, or may under certain circumstances be entitled to own, a majority of the voting shares of the debtors, their parent corporation, or its subsidiaries that are also debtors; and

•	uses its assets or income to satisfy claims and demands.

As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that:

•	the Debtors are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Asbestos Unsecured PI Trust Claims which are addressed by the injunction;

•	the actual amounts, numbers, and timing of such Demands cannot be determined;

•	pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the plan’s purpose to deal equitably with Claims and Demands; and

•	the trust will operate through mechanisms such as structural, periodic, or supplemental payments, pro rata distributions, matrices, periodic reviews of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

The Bankruptcy Court also must ensure that the terms of any proposed section 524(g) injunction are set out in the Plan and Disclosure Statement and that seventy-five percent (75%) of the holders of Asbestos Unsecured PI Trust Claims who vote on the Plan vote to approve it.

The injunction will be valid and enforceable as to future Claims or Demands only if a Legal Representative is appointed to protect Claimants’ rights in the proceedings and if the Bankruptcy Court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the trust on behalf of the Debtors or a beneficiary of the injunction.

The Confirmation Order must be issued or affirmed by the district court that has jurisdiction over the case. After the expiration of the time for appeal of the order, the injunction becomes valid and enforceable.

The Debtors believe that they will be able to satisfy all the requirements of section 524(g), so long as the requisite number of holders of Asbestos PI Trust Claims vote in favor of the Plan.

Under the statutory jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code, or arising in or related to bankruptcy cases, is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

If the Reorganization Cases are assigned to a bankruptcy judge, he or she could conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, section 524(g) provides that an injunction issued under that provision would not be enforceable until the Confirmation Order is affirmed by a district judge. Alternatively, the Confirmation Hearing could be conducted before a district judge or before both a bankruptcy judge and a district judge, sitting jointly. In either of those circumstances, the Confirmation Order could be issued by a district judge.

12.4  Conditions to Effectiveness.

In addition to the requirements for confirmation of the Plan, the terms of the Plan provide that the Plan may not become effective unless, among other things,

•	the Bankruptcy Court has approved the Disclosure Statement,

•	the Confirmation Order has become a Final Order,

•	the Plan Documents necessary or appropriate to implement the Plan have been executed, delivered, and filed where applicable,

•	the Asbestos PI Trust and the Silica PI Trust have been funded as provided in articles 9.2(a)(1) and (a)(2), respectively,

•	the Debtors and Halliburton have obtained financing sufficient to meet their obligations under the Plan,

•	the sum of the Qualifying Settled Asbestos PI Trust Claims and the Qualifying Settled Silica PI Trust Claims does not exceed the Aggregate Settled Claims Cap (provided that this condition will be deemed waived if not asserted within 105 days of entry of the Confirmation Order),

•	the Bankruptcy Court has made findings in its Confirmation Order that:

-	the Discharge Injunction, the Permanent Channeling Injunction, and the Asbestos/Silica Insurance Company Injunction are appropriate and fair and equitable within the meaning of applicable law;

-	as of the Petition Date, each Debtor or its predecessor has been named as a defendant in personal-injury or wrongful-death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products and/or silica or silica-containing products;

-	the Plan has been approved by creditors in Class 4 and Class 6 under the Plan in the numbers and amounts required by sections 524(g), 1126, and 1129 of the Bankruptcy Code;

-	on the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Halliburton Entities and Harbison-Walker Entities with respect to Asbestos Unsecured PI Trust Claims, and the Silica PI Trust shall assume the liabilities of the Halliburton Entities and Harbison-Walker Entities with respect to Silica Unsecured PI Trust Claims;

-	the Asbestos PI Trust, upon the Effective Date, will have received the Asbestos PI Trust Assets;

-	the Silica PI Trust, upon the Effective Date, will have received the Silica PI Trust Assets;

-	the Asbestos PI Trust is to use its assets and income to pay Asbestos Unsecured PI Trust Claims;

-	the Silica PI Trust is to use its assets and income to pay Silica Unsecured PI Trust Claims;

-	the Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PI Trust Claims and the Silica PI Trust Claims, which future Demands are addressed by the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction;

-	the actual amounts, numbers, and timing of future Demands cannot be determined;

-	pursuit of Demands outside the procedures prescribed by the Plan is likely to threaten this Plan’s purpose to deal equitably with Claims and future Demands;

-	the terms of the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction, including any provisions barring actions against third parties, are set out in the Plan and in the Disclosure Statement;

-	pursuant to court orders or otherwise, the Asbestos PI Trust and Silica PI Trust shall employ mechanisms that provide reasonable assurance that the Asbestos PI Trust and Silica PI Trust, as the case may be, shall value, and be in a financial position to pay, respectively, Asbestos Unsecured PI Trust Claims and Demands and Silica Unsecured PI Trust Claims and Demands in substantially the same manner;

-	the Legal Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction, and that are assumed by the Asbestos PI Trust or the Silica PI Trust;

-	in light of the respective direct and indirect benefits provided, or to be provided, to the Asbestos PI Trust and Silica PI Trust by or on behalf of each Debtor-Affiliated Protected Party, the Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Debtor-Affiliated Protected Party;

-	in light of the respective direct and indirect benefits provided, or to be provided, to the Asbestos PI Trust and Silica PI Trust by a Settling Asbestos/Silica Insurance Company in order to receive the benefits of the Asbestos/Silica Insurance Company Injunction, the Asbestos/Silica Insurance Company Injunction is fair and equitable with respect to the persons who might subsequently assert Demands against any Settling Asbestos/Silica Insurance Company;

-	the Plan complies with all applicable sections of the Bankruptcy Code, and the Debtors have complied with all applicable sections of the Bankruptcy Code;

-	approval of the settlements and compromises set forth in article 9.8 of the Plan is appropriate under Bankruptcy Rule 9019 and the applicable law governing approval of such settlements and compromises, and shall be ordered as part of the Confirmation Order; and

•	the Bankruptcy Court has entered an order in the Harbison-Walker Cases approving the Harbison-Walker Settlement Agreement and that order has become a Final Order.

See article 8.1 of the Plan for a full list of conditions to effectiveness of the Plan.

Upon notice, the Debtors and Halliburton, in their sole discretion, may waive any of the conditions to effectiveness, except for (i) the condition regarding trust funding under the Plan, which may only be waived with the written consent of the Legal Representative and the Asbestos Committee and (ii) the condition requiring that there be no stay of the Confirmation Order, which condition may not be waived.

If the Plan does not become effective, the Debtors may ask the Bankruptcy Court to dismiss the Reorganization Cases and return the parties to the prefiling status quo. Alternatively, they may seek to amend the Plan or to propose a different Plan. In the event the Plan does not become effective, nothing in the Plan, the Disclosure Statement, a Plan Document, pleading, or statement in court may be used as an admission or otherwise be deemed to have waived, limited, or altered the rights of any Person.

12.5  Effect of Confirmation and Effectiveness.

If the Plan is confirmed and becomes effective, the Plan will be binding upon the Debtors, all holders of Claims and Interests, and all other parties in interest, regardless of whether they have accepted or rejected the Plan.

RECOMMENDATION AND CONCLUSION

The Debtors, the Asbestos Committee, and the Legal Representative, subject to ongoing due diligence and review, strongly recommend that all holders of Asbestos Unsecured PI Trust Claims in Class 4 and Silica Unsecured PI Trust Claims in Class 6 vote to accept the Plan and return their ballots in the enclosed envelope or fax their ballots to The Trumbull Group so that they will be received, on or before 4:00 p.m., Eastern Time, on November 5, 2003. However, the Debtors may elect to file at a date earlier than this deadline. Please note language on the cover of this Disclosure Statement in this regard.

In the view of the Debtors, the Asbestos Committee, and the Legal Representative, the Plan provides the best available alternative for providing equitable and expeditious distributions to holders of Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims. Your support of the Plan will enable it to be implemented and help ensure its success.

The undersigned have executed this Disclosure Statement as of the 18th day of September 2003.

Respectfully submitted,

MID-VALLEY, INC.,
a Pennsylvania corporation

By:	/s/ Robert R. Harl
Robert R. Harl
President

DII INDUSTRIES, LLC,
a Delaware limited liability company

By:	/s/ Robert R. Harl
Robert R. Harl
President

KELLOGG BROWN & ROOT, INC.,
a Delaware corporation

By:	/s/ Robert R. Harl
Robert R. Harl
President

KBR TECHNICAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Robert R. Harl
Robert R. Harl
President

KELLOGG BROWN & ROOT ENGINEERING CORPORATION, a New York corporation

By:	/s/ Martin G. Schweers
Martin G. Schweers
President

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Robert R. Harl
Robert R. Harl
President

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:	/s/ Robert R. Harl
Robert R. Harl
President

BPM MINERALS, LLC,
a New Jersey limited liability company

By:	/s/ Robert R. Harl
Robert R. Harl
President

DISCLOSURE STATEMENT EXHIBIT A

Uniform Glossary of Defined Terms for Plan Documents

DISCLOSURE STATEMENT EXHIBIT A

Unless the context otherwise requires, the following terms, when used in initially capitalized form in the Disclosure Statement, related exhibits, and Plan Documents, shall have the following meanings. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in capitalized form that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the event of a conflict or ambiguity). The rules of construction set forth herein and in section 102 of the Bankruptcy Code shall apply. All references to the “Plan” shall be construed, where applicable, to include references to the Plan and all its exhibits, appendices, schedules, and annexes (and any amendments made in accordance with their terms or applicable law).

Glossary of Terms

1.	“346 Injunction” means the injunction set forth in article 10.5 of the Plan.

2.	“1999 Indenture” means the General Indenture of Conveyance, Transfer and Assignment and Assumption of Obligations, effective as of January 31, 1999, between Dresser Industries and HESI, pursuant to which Dresser Industries contributed certain of its assets to HESI and HESI assumed certain obligations of Dresser Industries.

3.	“Administrative Claim” means any Claim for the payment of an Administrative Expense.

4.	“Administrative Claims Bar Date” means the date established in article 13.11 of the Plan or such other date as may be fixed by order of the Bankruptcy Court.

5.	“Administrative Expense” means (a) any cost or expense of administration related to the Reorganization Cases allowable under section 503(b) of the Bankruptcy Code including, without limitation, (i) any actual and necessary postpetition cost or expense of preserving the Estates or operating the businesses of the Debtors, (ii) any payment required to cure a default on an assumed executory contract or unexpired lease, (iii) any postpetition cost, indebtedness, or contractual obligation duly and validly incurred or assumed by a Debtor in the ordinary course of its business, and (iv) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under sections 330(a) or 331 of the Bankruptcy Code and (b) any fee or charge assessed against the Estates under 28 U.S.C. § 1930.

6.	“Affiliate” means, with respect to a particular Person, a Person (a) who directly or indirectly owns, controls, or holds more than 20% of the voting securities of the first Person (other than a Person who holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such Person has not in fact exercised such power to vote), (b) 20% of whose voting securities are owned, controlled, or held by the first Person or by a Person described in subclause (a), or (c) who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the first Person. For purposes of this definition, a Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract, or otherwise.

7.	“Aggregate Settled Claims Cap” means $2,775,000,000.00.

8.

“Allowed” means, with respect to any Claim (other than an Asbestos Unsecured PI Trust Claim or a Silica Unsecured PI Trust Claim) or Interest, (a) any Claim or Interest, proof of which was timely filed with the Bankruptcy Court or its duly appointed claims agent, or, by order of the Bankruptcy Court, was

DISCLOSURE STATEMENT EXHIBIT A- 1

not required to be filed, (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules, if filed, as liquidated in amount and not disputed or contingent, and, in reference to either (a) and (b) above, (i) which has not been disallowed by order of the Bankruptcy Court, (ii) as to which no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (iii) which has been allowed by a Final Order (but only to the extent so allowed).

9.	“Allowed Amount” of any Claim means the amount at which that Claim is Allowed.

10.	“Asbestos Bonded Claim” means any Asbestos PI Trust Claim relating to a judgment as to which, but only to the extent that, a supersedeas bond or such other similar filing was posted by or on behalf of a Debtor; provided, however, the amount of such Asbestos Bonded Claim shall not exceed the amount of judgment as determined by a Final Order or, if an Asbestos Unsecured PI Trust Claim, the Liquidated Amount determined pursuant to the Asbestos TDP.

11.	“Asbestos Claimant Settlement Agreement” means an Asbestos/Silica PI Trust Claimant Settlement Agreement that concerns asbestos and is listed on Exhibit 3 to the Plan, as such exhibit may be amended or supplemented from time to time.

12.	“Asbestos Committee” means the informal asbestos claimants committee created prior to the Petition Date and, if the context requires, an official asbestos claimants committee appointed in the Reorganization Cases by the United States Trustee.

13.	“Asbestos Final Judgment Claim” means an Asbestos Unsecured PI Trust Claim reduced to a liquidated amount prior to the Confirmation Date by a final, nonappealable judgment.

14.	“Asbestos PI Trust” means the tax-qualified settlement trust to be established pursuant to the Asbestos PI Trust Agreement.

15.	“Asbestos PI Trust Additional Funding Agreement” means the agreement to be executed by the Debtors, Halliburton, and the Halliburton Current Affiliates on the Effective Date, in substantially the form attached as Exhibit 9 to the Plan, providing the Asbestos PI Trust with a right to payment of an amount equal to the amount of the Asbestos PI Trust Insurance Recoveries.

16.	“Asbestos PI Trust Agreement” means the DII Industries, LLC Asbestos PI Trust Agreement, effective as of the Effective Date, substantially in the form attached as Exhibit 4 to the Plan, as it may be modified from time to time in accordance with the terms thereof.

17.	“Asbestos PI Trust Assets” means (a) the Asbestos PI Trust Funding Agreement, (b) the Asbestos PI Trust Additional Funding Agreement, (c) the Halliburton Asbestos PI Trust Stock, (d) the Asbestos PI Trust Note, (e) the Halliburton Asbestos PI Trust Guarantee, and (f) the DII Industries Pledge Agreement, and all income, profits, and proceeds derived from any of the foregoing.

18.	“Asbestos PI Trust Bylaws” means the DII Industries, LLC Asbestos PI Trust Bylaws, effective as of the Effective Date, substantially in the form attached as Annex 2 to the Asbestos PI Trust Agreement, as such bylaws may be modified from time to time in accordance with the terms of the Asbestos PI Trust Agreement and the terms thereof.

19.	“Asbestos PI Trust Cash Contribution” means the amount of Cash to be funded into the Asbestos PI Trust on behalf of holders of Qualifying Settled Asbestos PI Trust Claims pursuant to the Asbestos PI Trust Funding Agreement.

20.

“Asbestos PI Trust Claim” means (a) any Claim or Demand, whether now existing or hereafter arising or asserted against a Halliburton Entity or a Harbison-Walker Entity, whether under a direct or indirect theory of liability, and/or (b) any debt, obligation, or liability (whether or not reduced to judgment,

DISCLOSURE STATEMENT EXHIBIT A- 2

liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, whether under a direct or indirect theory of liability, of a Halliburton Entity or a Harbison-Walker Entity (including, without limitation, all debts, obligations, and liabilities in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whether under common law or by statute); in either case (a) or (b), for, resulting from, attributable to, or arising by reason of, directly or indirectly, physical, emotional, bodily, or other personal injury or damages (including, without limitation, any Claim or Demand for compensatory damages, loss of consortium, medical monitoring, survivorship, wrongful death, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution, or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of these Reorganization Cases, (x) caused or allegedly caused, in whole or in part, directly or indirectly (i) by asbestos or asbestos-containing products sold, installed, handled, used, specified, made, distributed, or removed by a Halliburton Entity or a Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable or (ii) by services, actions, or operations provided, completed, performed, or taken with asbestos or asbestos-containing products by or at the direction of a Halliburton Entity or a Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable, or (y) caused or allegedly caused by asbestos or asbestos-containing products for which a Halliburton Entity or a Harbison-Walker Entity, or other Entity, for which such Halliburton Entity or a Harbison-Walker Entity is or may be liable, is liable under any applicable law or by contract, whether or not arising, or allegedly arising, directly or indirectly from acts or omissions of such Halliburton Entity or a Harbison-Walker Entity, or other Entity for or with which a Halliburton Entity or a Harbison-Walker Entity is or may be liable. Asbestos PI Trust Claims include, without limitation, Asbestos Secured Claims, Asbestos Unsecured PI Trust Claims, Qualifying Settled Asbestos PI Trust Claims, Indirect Asbestos PI Trust Claims, Harbison-Walker Asbestos PI Trust Claims, Asbestos Final Judgment Claims, Asbestos Bonded Claims, and Asbestos PI Trust Expenses. For purposes of this definition, Asbestos PI Trust Claim does not include (i) liability for an Asbestos Property Damage Claim or (ii) any claim by any present or former employee of a Debtor for benefits under a policy of workers’ compensation insurance or for benefits under any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer.

21.	“Asbestos PI Trust Claimant” means the holder of an Asbestos Unsecured PI Trust Claim.

22.	“Asbestos PI Trust Documents” means the Asbestos PI Trust Agreement, the Asbestos PI Trust Bylaws, the Asbestos TDP, the Asbestos PI Trust Funding Agreement, the Asbestos PI Trust Additional Funding Agreement, the Asbestos PI Trust Indemnification Agreement, and the other agreements, instruments, and documents governing the establishment, administration, and operation of the Asbestos PI Trust, as they may be amended or modified from time to time in accordance with the Plan and the terms of such documents.

23.	“Asbestos PI Trust Expenses” means any liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of, the Asbestos PI Trust, except for payments to holders of Asbestos Unsecured PI Trust Claims on account of such Asbestos Unsecured PI Trust Claims.

24.	“Asbestos PI Trust Funding Agreement” means the agreement, in substantially the form attached as Exhibit 8 to the Plan, to be entered into on the Effective Date between the Trustees of the Asbestos PI Trust and the Debtors with respect to the Asbestos PI Trust Cash Contribution and the mechanisms and procedures for payment of Qualifying Settled Asbestos PI Trust Claims.

25.	“Asbestos PI Trust Indemnification Agreement” means the indemnification agreement attached as Annex 1 to the Asbestos PI Trust Agreement.

DISCLOSURE STATEMENT EXHIBIT A- 3

26.	“Asbestos PI Trust Indemnified Claim” means any claim indemnified in accordance with any Asbestos PI Trust Document.

27.	“Asbestos PI Trust Insurance Recoveries” means amounts collected, if any, by the Debtors, Reorganized Debtors, Halliburton, or the Halliburton Current Affiliates after the Petition Date under insurance policies on account of asbestos once the amount of proceeds collected under such policies on account of (a) asbestos and (b) silica liabilities exceeds $2.3 billion; provided, however, that the amount of Asbestos PI Trust Insurance Recoveries shall not exceed $700 million.

28.	“Asbestos PI Trust Note” means the promissory note, in substantially the form attached as Exhibit 5 to the Plan, to be executed by DII Industries and delivered to the Asbestos PI Trust on the Effective Date.

29.	“Asbestos Property Damage Claim” means (a) any claim or demand asserted against a Halliburton Entity or a Harbison-Walker Entity and (b) any debt, obligation or liability, whenever and wherever arising or asserted, of a Debtor (including, without limitation, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whether under common law or by statute); in either case (a) or (b) for, relating to, or arising by reason of, directly or indirectly, property damage relating to asbestos, whether or not arising before the Confirmation of the Plan or the close of these Reorganization Cases, which is not also assertable as an Asbestos PI Trust Claim.

30.	“Asbestos Property Damage Claimant” means the holder of an Asbestos Property Damage Claim.

31.	“Asbestos Secured Claim” means an Asbestos PI Trust Claim, including an Asbestos Bonded Claim to the extent bonded with property of the Debtors’ Estates, that is also a Secured Claim.

32.	“Asbestos TAC” means the Asbestos PI Trust Advisory Committee created pursuant to the Asbestos PI Trust Agreement, as may be reconstituted from time to time in accordance with the terms thereof.

33.	“Asbestos TDP” means the trust distribution procedures, substantially in the form attached as Annex 3 to the Asbestos PI Trust Agreement, as such procedures may be modified from time to time in accordance with the terms thereof, the Asbestos PI Trust Agreement, and the Plan.

34.	“Asbestos Unsecured PI Trust Claim” means any Asbestos PI Trust Claim except for an Asbestos Secured Claim to the extent such Claim is a Secured Claim.

35.	“Asbestos/Silica In-Place Insurance Coverage” means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity, or defense costs arising from, or related to, Asbestos PI Trust Claims, Silica PI Trust Claims, Asbestos PI Trust Expenses, or Silica PI Trust Expenses under any Asbestos/Silica Insurance Policy or any Asbestos/Silica Insurance Settlement Agreement.

36.	“Asbestos/Silica Insurance Action” means any claim, cause of action, or right of a Debtor or Reorganized Debtor against any Asbestos/Silica Insurance Company concerning insurance coverage for Asbestos PI Trust Claims or Silica PI Trust Claims arising from or related to (a) any such Asbestos/Silica Insurance Company’s failure to provide or pay under Asbestos/Silica In-Place Insurance Coverage, (b) the refusal of any Asbestos/Silica Insurance Company to pay any obligation on, or compromise and settle, any Asbestos PI Trust Claim or Silica PI Trust Claim under or pursuant to any Asbestos/Silica Insurance Policy, or (c) the interpretation or enforcement of the terms of any Asbestos/Silica Insurance Policy with respect to any Asbestos PI Trust Claim or Silica PI Trust Claim.

DISCLOSURE STATEMENT EXHIBIT A- 4

37.	“Asbestos/Silica Insurance Action Recoveries” means (a) certain Cash derived from, and paid pursuant to, Asbestos/Silica Insurance Settlement Agreements entered into prior or subsequent to the Confirmation Hearing, (b) the right to receive proceeds of Asbestos/Silica In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos/Silica Insurance Action.

38.	“Asbestos/Silica Insurance Company” means any insurance company, insurance broker, guarantee association, or any other Entity with demonstrated or potential liability to a Debtor or Reorganized Debtor for coverage under an Asbestos/Silica Insurance Policy arising from or related to Asbestos PI Trust Claims and/or Silica PI Trust Claims.

39.	“Asbestos/Silica Insurance Company Injunction” means the injunction set forth in article 10.3(b) of the Plan.

40.	“Asbestos/Silica Insurance Policy” means those insurance policies and specific coverages providing coverage for asbestos or silica, including those policies listed on Exhibit 1 to the Plan, as such Exhibit may be amended and/or supplemented from time to time.

41.	“Asbestos/Silica Insurance Settlement Agreement” means any settlement agreement, set forth on Exhibit 2 to the Plan, with a Settling Asbestos/Silica Insurance Company as such Exhibit may be amended and/or supplemented from time to time as permitted under the Plan.

42.	“Asbestos/Silica PI Trust Claimant Settlement Agreement” means any settlement agreement listed on Exhibit 3 to the Plan, as the Exhibit may be amended and/or supplemented from time to time.

43.	“Associated Settled Claims Costs” means fixed, per-claim costs payable to the Asbestos PI Trust and the Silica PI Trust pursuant to the Asbestos PI Trust Funding Agreement and the Silica PI Trust Funding Agreement, as the case may be.

44.	“Balloting Agent” means The Trumbull Group, L.L.C.

45.	“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made, to the extent applicable to the Reorganization Cases.

46.	“Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Pennsylvania, Pittsburgh Division or, as the circumstances or context requires, the District Court.

47.	“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Reorganization Cases.

48.	“Barracuda” means Barracuda & Carratinga Leasing Company, B.V.

49.	“Barracuda Contract” means the Turnkey Engineering Procurement and Construction Contract dated June 30, 2000 by and between Barracuda and KBR.

DISCLOSURE STATEMENT EXHIBIT A- 5

50.	“BPM” means BPM Minerals, LLC, a New Jersey limited liability company.

51.	“Brown & Root” means Brown & Root, Inc., a predecessor of KBR.

52.	“Business Day” means any day other than a Saturday, Sunday, or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

53.	“Cash” means cash, cash equivalents, and other readily marketable securities or instruments, including, without limitation, direct obligations of the United States and certificates of deposit issued by federally insured banks.

54.	“Claim” shall have the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

55.	“Claimant” means the holder of a Claim.

56.	“Class” means a category of Claims or Interests as defined in article III of the Plan.

57.	“Confirmation” or “Confirmation of the Plan” means the approval of the Plan by the Bankruptcy Court and/or District Court at the Confirmation Hearing.

58.	“Confirmation Date” means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

59.	“Confirmation Hearing” means the hearing(s) that will be held before the Bankruptcy Court and/or District Court, in which the Debtors will seek Confirmation of the Plan.

60.	“Confirmation Order” means the order of the Bankruptcy Court and/or District Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

61.	“Debtor” means each of Mid-Valley, DII Industries, KBR, KBR Technical, KBR Engineering, KBR International (Delaware), KBR International (Panama), and BPM.

62.	“Debtor-Affiliated Protected Party” means each of (a) the Halliburton Protected Parties, (b) the Harbison-Walker Protected Parties, (c) the Debtor-Indemnified Protected Parties, (d) the Lender Protected Parties, (e) the Transferee Protected Parties, and (f) the Successor Protected Parties.

63.	“Debtor-Indemnified Protected Party” means those entities listed on Exhibit 17 to the Plan, but only to the extent that such entity is alleged to be liable for an Asbestos Unsecured PI Trust Claim or a Silica Unsecured PI Trust Claim for which a Debtor, Halliburton, or a Halliburton Current Affiliate has agreed, or is obligated by operation of law, to indemnify such Debtor-Indemnified Protected Party.

64.	“Debtor in Possession” means each of Mid-Valley, DII Industries, KBR, KBR Technical, KBR Engineering, KBR International (Delaware), KBR International (Panama), and BPM.

DISCLOSURE STATEMENT EXHIBIT A- 6

65.	“Demand” means a demand for payment, present or future, that (a) was not a Claim during the Reorganization Cases, (b) arises out of the same or similar conduct or events that gave rise to Asbestos PI Trust Claims and/or Silica PI Trust Claims, and (c) pursuant to the Plan is to be paid by the Asbestos PI Trust or Silica PI Trust.

66.	“Derivative Claim” means any claim, liability, or cause of action that may arise, now or hereafter, that is derivative of a right of a Debtor, including, without limitation, (a) fraudulent-transfer, fraudulent- conveyance, or preference claims under applicable state or federal law, (b) denuding-the-corporation claims, single-business-enterprise claims, corporate trust fund claims, or claims against any Released Debtor Party or Released Non-Debtor Affiliate for breach of fiduciary duty or conspiracy, (c) claims asserted or assertable, by or on behalf of, a Debtor or by any other party, against any Released Debtor Party or Released Non-Debtor Affiliate, alleging (i) that any Released Debtor Party or Released Non-Debtor Affiliate was the mere instrumentality, agent, or alter ego of a Debtor or that the corporate veil of a Released Debtor Party or Released Non-Debtor Affiliate should be pierced, or (ii) that a Released Debtor Party or Released Non-Debtor Affiliate, as a result of domination and control or potential control over a Debtor, directly or indirectly, should be liable for Asbestos PI Trust Claims, Silica PI Trust Claims, or claims that have their origins in acts or omissions of a Debtor, or (iii) that any Released Debtor Party or Released Non-Debtor Affiliate is successor-in-interest to a Debtor, or any Entity for or with which a Debtor or its successors are or may be liable, and accordingly responsible and liable for certain or all of such Debtor’s obligations and legal liabilities, or (d) any claims related to insurance or the placement of insurance coverage under which a Debtor is or was an insured.

67.	“DII Industries” means DII Industries, LLC, a Delaware limited liability company, f/k/a/ Dresser Industries, Inc.

68.	“DII Industries Debentures” means DII Industries’ 7.6% debentures due August 15, 2096.

69.	“DII Industries Pledge Agreement” means the pledge agreement, in substantially the form attached as Exhibit 7 to the Plan, to be executed by HESI and delivered to the Asbestos PI Trust on the Effective Date.

70.	“Direct Action” means any cause of action or right to bring a cause of action possessed by an Asbestos PI Trust Claimant or Silica PI Trust Claimant against an Asbestos/Silica Insurance Company on account of such Claimant’s Asbestos PI Trust Claim or Silica PI Trust Claim, whether arising by contract or under the laws of any jurisdiction.

71.	“Discharge Injunction” means the permanent injunction set forth in article 10.2 of the Plan.

72.	“Disclosure Statement” means the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for Mid-Valley, KBR, DII Industries, KBR Technical, KBR Engineering, KBR International (Delaware), KBR International (Panama), and BPM Under Chapter 11 of the United States Bankruptcy Code, dated September 18, 2003, including all exhibits attached thereto, as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be further amended, supplemented, or modified from time to time.

73.	“Disputed Claim” means, with respect to each Debtor:

(a) if no Proof of Claim has been filed by the applicable bar date or otherwise has been deemed timely filed under applicable law and the Debtors’ Schedules have been filed, (i) a Claim that is listed on the Debtors’ Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or

DISCLOSURE STATEMENT EXHIBIT A- 7

any other party in interest has filed an objection by the claims objection bar date, but only to the extent of the difference between the amount of the Claim listed in the Schedules and the amount of such Claim asserted in the objection or (ii) a Claim that is listed on the Debtors’ Schedules as disputed, contingent, or unliquidated; or

(b) if a Proof of Claim or request for payment of an Administrative Claim has been filed by the bar date or has otherwise been deemed timely filed under applicable law, a Claim for which an objection has been filed by the Debtors or any other party in interest, as the case may be, by the claims objection bar date, if such objection has not been withdrawn or denied by a Final Order, but only to the extent of the difference between the amount of the Claim asserted in the Proof of Claim and the amount of such Claim asserted in the objection.

74.	“Distribution Date” means, when used with respect to an Allowed Claim (other than an Asbestos Unsecured PI Trust Claim or Silica Unsecured PI Trust Claim), the date which is as soon as reasonably practicable after the later of (a) the Effective Date or (b) the date on which the order allowing such Claim becomes a Final Order.

75.	“District Court” means the United States District Court assigned to preside over the Reorganization Cases.

76.	“Dresser Industries” means Dresser Industries, Inc., a Delaware corporation.

77.	“Effective Date” means, and shall occur on, the first Business Day immediately following the first day upon which all of the conditions to occurrence of the Effective Date contained in article 8.1 of the Plan have been satisfied, or waived in writing, pursuant to article 8.2 of the Plan.

78.	“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

79.	“Environmental Laws” means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. §§ 6901, et seq., (c) the Clean Air Act, 42 U.S.C. §§ 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. §§ 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control, and/or the handling, discharge, existence, release, disposal, or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals, or materials, and (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands, and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

80.	“Estates” means the estates created for the Debtors pursuant to section 541 of the Bankruptcy Code on the Petition Date.

81.

“Final Order” means an order of a court: (a) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for reargument, rehearing, or reconsideration has expired and as to which no appeal, petition for writ of certiorari, or other appellate review, or proceedings for reargument, rehearing, or reconsideration shall then be pending; (b) or as to which any right to appeal, petition for certiorari, or move for reargument or rehearing shall have been waived in writing by the party with such right; or (c) in the event that an appeal, writ of certiorari, or other appellate review or reargument, rehearing, or reconsideration thereof has been sought, which shall have been affirmed

DISCLOSURE STATEMENT EXHIBIT A- 8

by the highest court to which such order was appealed from which writ of certiorari or other appellate review or reargument, rehearing, or reconsideration was sought, and as to which the time to take any further appeal, to petition for writ of certiorari, to otherwise seek appellate review, and to move for reargument, rehearing, or reconsideration shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or under section 1144 of the Bankruptcy Code, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

82.	“General Unsecured Claim” means an Unsecured Claim that is not an Asbestos Unsecured PI Trust Claim or a Silica Unsecured PI Trust Claim.

83.	“GIT Affiliate” means any Affiliate of a GIT Debtor or a Reorganized GIT Debtor. For purposes of this definition, GIT Affiliate includes any Affiliate existing as of the date of the Harbison-Walker Settlement Agreement or any future Affiliate of such an Affiliate; provided, however, that GIT Affiliate does not include (a) RHI Refractories, (b) any direct or indirect parent of RHI Refractories, including, but not limited to, RHI AG, or (c) any successors or successors-in-interest to (a) or (b).

84.	“GIT Debtor” means ANH Refractories Company, A.P. Green Industries, Inc., A.P. Green International, Inc., A.P. Green Refractories, Inc., A.P. Green Services, Inc., APG Development Corp., APG Refractories Corp., Chiam Technologies, Inc., Detrick Refractory Fibers, Inc., Global Industrial Technologies, Inc., Global Industrial Technologies Services, Inc., Global Processing Systems, Inc., GPX Acquisition, Inc., GPX Corp., GIX Foreign Sales Corp., GPX Forge, Inc., GPX Forge-U, Inc., Harbison-Walker, Harbison-Walker International Refractories, Inc., Harbison-Walker Refractories Europe, Ltd., Indresco International Ltd., Intogreen Co., Lanxide Thermocomposites, Inc., RHI American Receivables Corporation, RHI Refractories America, Inc., and TMPSC, Inc.

85.	“Governmental Unit” means any domestic, foreign, provincial, federal, state, local, or municipal government, governmental agency, commission, department, bureau, ministry, or other governmental entity.

86.	“Halliburton” means Halliburton Company, a Delaware corporation.

87.	“Halliburton Asbestos PI Trust Guarantee” means the guarantee, in substantially the form attached as Exhibit 6 to the Plan, to be executed by Halliburton and delivered to the Asbestos PI Trust to guarantee the obligations of DII Industries under the Asbestos PI Trust Note.

88.	“Halliburton Asbestos PI Trust Stock” means the 59.5 million shares of common stock to be contributed to the Asbestos PI Trust pursuant to the Plan; provided, however, that the common stock contributed shall be subject to adjustment for any subdivision, combination, or distribution with respect to the common stock of Halliburton occurring after the Solicitation Date and prior to the Effective Date, so that the Asbestos PI Trust will own, or be entitled to receive, the same kind and number of securities of Halliburton that the Asbestos PI Trust would have owned or been entitled to receive if the 59.5 million shares of common stock had been issued to the Asbestos PI Trust prior to the date of any such subdivision, combination, or distribution.

89.	“Halliburton Current Affiliate” means those entities listed on Exhibit 16 to the Plan, as such Exhibit may be amended and/or supplemented through the Confirmation Date.

DISCLOSURE STATEMENT EXHIBIT A- 9

90.	“Halliburton Entity” means each of (a) the Debtors, (b) Halliburton, (c) the Halliburton Current Affiliates, and (d) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.

91.	“Halliburton Future Affiliate” means any Entity that becomes an Affiliate of Halliburton after the Effective Date, but only to the extent that such Affiliate is alleged to have liability on account of being an Affiliate of, successor of, successor-in-interest to, direct or indirect transferee of, or successor to, any assets of a Debtor, Halliburton, or a Halliburton Current Affiliate.

92.	“Halliburton Group” means Halliburton and its current and future affiliates.

93.	“Halliburton Intercompany Settlement Agreement” means the settlement agreement between the Debtors and Halliburton attached as Exhibit 15 to the Plan.

94.	“Halliburton Protected Party” means each of (a) the Debtors, (b) the Reorganized Debtors, (c) Halliburton, (d) the Halliburton Current Affiliates, (e) the Halliburton Future Affiliates, and (f) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.

95.	“Halliburton Silica PI Trust Guarantee” means the guarantee, in substantially the form attached as Exhibit 12 to the Plan, to be executed by Halliburton and delivered to the Silica PI Trust to guarantee the obligations of DII Industries and KBR under the Silica PI Trust Note.

96.	“Harbison-Walker” means Harbison-Walker Refractories Company, a Delaware corporation and a debtor in Case No. 02-21626 (Jointly Administered) before the Bankruptcy Court.

97.	“Harbison-Walker Asbestos PI Trust Claim” means an Asbestos Unsecured PI Trust Claim that is also assertable against one or more of the Harbison-Walker Entities.

98.	“Harbison-Walker Cases” means the jointly administered bankruptcy cases of the GIT Debtors before the Bankruptcy Court.

99.	“Harbison-Walker Entity” means each of (a) Harbison-Walker, (b) Harbison-Walker Refractories Europe, Ltd., (c) Indresco International Ltd., (d) Indresco Jeffrey Industria e Commercio Ltda., and (e) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.

100.	“Harbison-Walker Protected Party” means each of (a) the GIT Debtors, (b) the Reorganized GIT Debtors, (c) the GIT Affiliates, and (d) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such but, with respect to each Harbison-Walker Protected Party, only to the extent that such is alleged to be liable for an Asbestos Unsecured PI Trust Claim or a Silica Unsecured PI Trust Claim; provided, however, that Harbison-Walker Protected Party does not include (i) RHI Refractories, (ii) any direct or indirect parent of RHI Refractories, including, but not limited to, RHI AG, or (iii) any successors or successors-in-interest to (i) or (ii).

101.	“Harbison-Walker Refractories” means the former Harbison-Walker Refractories division of Dresser Industries.

DISCLOSURE STATEMENT EXHIBIT A- 10

102.	“Harbison-Walker Settlement Agreement” means the settlement agreement, attached as Exhibit O to the Disclosure Statement, between the GIT Debtors, on the one hand, and DII Industries and Halliburton, on the other.

103.	“Harbison-Walker Shared Insurance Policies” means the insurance policies listed on Exhibit A to the Harbison-Walker Settlement Agreement.

104.	“Harbison-Walker Silica PI Trust Claim” means a Silica Unsecured PI Trust Claim that is also assertable against one or more of the Harbison-Walker Entities.

105.	“HESI” means Halliburton Energy Services, Inc., a Delaware corporation.

106.	“HESI Notes” means the promissory notes of HESI to be issued to DII Industries in connection with the prefiling restructuring transactions described in section 1.5 of the Disclosure Statement.

107.	“Indirect Asbestos PI Trust Claim” means a Claim or Demand that (a) is based upon a right of contribution, reimbursement, subrogation, indemnity (whether arising by contract or by operation of law) or virile share (as those terms are defined by the nonbankruptcy law of any relevant jurisdiction), or similar Claims or Demands, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts or legal bases therefore are known or unknown, and regardless of whether in the nature of, or sounding in, contract, tort, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, indemnity, statutory right, conspiracy, conducting a fraudulent defense, or any other theory of law, equity, or admiralty and (b) asserts liability or responsibility, directly or indirectly, arising out of, attributable to, or resulting from, an Asbestos PI Trust Claim.

108.	“Indirect Silica PI Trust Claim” means a Claim or Demand that (a) is based upon a right of contribution, reimbursement, subrogation, indemnity (whether arising by contract or by operation of law) or virile share (as those terms are defined by the nonbankruptcy law of any relevant jurisdiction), or similar Claims or Demands, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts or legal bases therefore are known or unknown, and regardless of whether in the nature of, or sounding in, contract, tort, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, indemnity, statutory right, conspiracy, conducting a fraudulent defense, or any other theory of law, equity, or admiralty and (b) asserts liability or responsibility, directly or indirectly, arising out of, attributable to, or resulting from a Silica PI Trust Claim.

109.	“Injunctions” means the Discharge Injunction, the Permanent Channeling Injunction, the Asbestos/Silica Insurance Company Injunction, and the 346 Injunction issued by the Bankruptcy Court or the District Court in the Reorganization Cases.

110.	“Intercompany Claims” means all claims by and between (a) one Debtor and another Debtor and/or (b) any Debtor and Halliburton or a Halliburton Current Affiliate.

111.	“Intercompany Settlement Claims” means any and all claims included within the scope of claims to be released under the Halliburton Intercompany Settlement Agreement.

DISCLOSURE STATEMENT EXHIBIT A- 11

112.	“Interest” means the rights of the holders of the equity securities of a Debtor and the rights of any Entity to purchase or demand the issuance of any equity security of such Debtor, including (a) redemption, conversion, exchange, voting, participation, and dividend rights, (b) liquidation preferences, and (c) stock options and warrants.

113.	“IRC” means the Internal Revenue Code of 1986, as amended.

114.	“KBR” means Kellogg Brown & Root, Inc., a Delaware corporation.

115.	“KBR Debtors” means KBR and the KBR Subsidiaries.

116.	“KBR Engineering” means Kellogg Brown & Root Engineering Corporation, a New York corporation.

117.	“KBR International (Delaware)” means Kellogg Brown & Root International, Inc., a Delaware corporation.

118.	“KBR International (Panama)” means Kellogg Brown & Root International, Inc., a Panamanian corporation.

119.	“KBR Services” means Kellogg Brown & Root Services, Inc.

120.	“KBR Subsidiaries” means Mid-Valley, KBR Technical, KBR Engineering, KBR International (Delaware), and KBR International (Panama).

121.	“KBR Technical” means KBR Technical Services, Inc., a Delaware corporation.

122.	“Legal Representative” means the Legal Representative for future and unknown Asbestos PI Trust Claimants and Silica PI Trust Claimants, who shall be Professor Eric D. Green, or such other individual as may be appointed by the Bankruptcy Court to protect the rights of persons that might, subsequent to the Confirmation Date, assert Demands.

123.	“Lender Protected Party” means any Entity that makes a loan to (a) a Reorganized Debtor, (b) a Halliburton Entity, (c) a Harbison-Walker Protected Party, (d) the Asbestos PI Trust, or (e) the Silica PI Trust, or makes a loan to a successor of, successor-in-interest to, or direct or indirect transferee of any of the foregoing, but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent that any pledge of assets made in connection with such a loan is sought to be upset or impaired.

124.	“LIBOR” means the London interbank offered rate of interest.

125.	“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest, encumbrance, or other security device of any kind pertaining to, or affecting such asset or property.

126.	“Liquidated Amount” means, (a) with respect to any Asbestos PI Trust Claim or Silica PI Trust Claim liquidated by settlement, the amount set forth in an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement, provided that the Claimant satisfies the conditions for payment set forth in such agreement, (b) with respect to an Asbestos Final Judgment Claim or Silica Final Judgment Claim, the amount of such judgment, or (c) for all other Asbestos PI Trust Claims or Silica PI Trust Claims, the amount established pursuant to the Asbestos TDP or Silica TDP, as the case may be.

DISCLOSURE STATEMENT EXHIBIT A- 12

127.	“Liquidated Asbestos PI Trust Claim” means (a) a Qualifying Settled Asbestos PI Trust Claim, (b) an Asbestos Final Judgment Claim, or (c) an Unliquidated Asbestos PI Trust Claim that has been reduced to a Liquidated Amount under the Asbestos TDP.

128.	“Liquidated Silica PI Trust Claim” means (a) a Qualifying Settled Silica PI Trust Claim, (b) a Silica Final Judgment Claim, or (c) an Unliquidated Silica PI Trust Claim that has been reduced to a Liquidated Amount under the Silica TDP.

129.	“Liquidation Analysis” means the liquidation analysis attached as Exhibit E to the Disclosure Statement.

130.	“Maximum Annual Payment” means the maximum annual payment that may be established by the Trustees of the Asbestos PI Trust or Silica PI Trust, as the case may be, pursuant to the Asbestos TDP or Silica TDP.

131.	“Medical/Exposure Criteria” means the presumptive medical/exposure criteria established respectively under the Asbestos TDP or Silica TDP.

132.	“Mid-Valley” means Mid-Valley, Inc., a Pennsylvania corporation.

133.	“Mid-Valley Pledge Agreement” means the pledge agreement, in substantially the form attached as Exhibit 13 to the Plan, to be executed by KBR and delivered to the Silica PI Trust on the Effective Date.

134.	“M.W. Kellogg” means The M.W. Kellogg Company, a predecessor of KBR.

135.	“Non-Compensatory Damages” means any damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary, or presumptive damages.

136.	“Other Secured Claim” means a Secured Claim that is not an Asbestos Secured Claim or a Silica Secured Claim.

137.	“Payment Percentage” means such payment percentage as may be established by the Trustees of the Asbestos PI Trust or Silica PI Trust, as the case may be, pursuant to the Asbestos TDP and Silica TDP.

138.	“PBGC” means the Pension Benefit Guaranty Corporation.

139.	“Pension Plans” means any ongoing, defined benefit pension plans to which the Debtors are contributing sponsors and to which Title IV of the Employee Retirement Income Security Act applies.

140.	“Permanent Channeling Injunction” means the injunction set forth in article 10.3(a) of the Plan.

141.	“Person” means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, without limitation, any “person” as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

142.	“Petition Date” means the date on which the Reorganization Cases are commenced with the filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

DISCLOSURE STATEMENT EXHIBIT A- 13

143.	“Plan” means the Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, and all exhibits attached hereto or referenced therein, as the same may be amended, modified, or supplemented.

144.	“Plan Documents” means the Plan, the Disclosure Statement, and all documents, attachments, and exhibits attached to the Plan or the Disclosure Statement that aid in effectuating the Plan, including, without limitation, the Asbestos PI Trust Documents and the Silica PI Trust Documents, as the same may be amended, modified, or supplemented, in accordance with their terms, and the Asbestos/Silica PI Trust Claimant Settlement Agreements and the Asbestos/Silica Insurance Settlement Agreements.

145.	“Plan-Process Participants” means the Debtors, Halliburton, the Halliburton Current Affiliates, the Asbestos Committee, the Unsecured Creditors Committee, if one is appointed, the Legal Representative, as well as the respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors, and representatives of the foregoing, in their respective capacities as such.

146.	“Priority Claim” means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

147.	“Priority Tax Claim” means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

148.	“Professional Persons” means Persons retained or to be compensated under sections 327, 328, 330, 503(b), and 1102 of the Bankruptcy Code.

149.	“Proof of Claim” means any proof of claim filed with the Bankruptcy Court with respect to a Debtor pursuant to Bankruptcy Code section 501 and Bankruptcy Rules 3001 or 3002.

150.	“Qualifying Settled Asbestos PI Trust Claim” means a Settled Asbestos PI Trust Claim that satisfies all of the conditions for payment under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement.

151.	“Qualifying Settled PI Trust Claim” means a Qualifying Settled Asbestos PI Trust Claim or a Qualifying Settled Silica PI Trust Claim.

152.	“Qualifying Settled Silica PI Trust Claim” means a Settled Silica PI Trust Claim that satisfies all of the conditions for payment set forth under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement.

153.	“Released Claim” means any claim that is (a) an Asbestos PI Trust Claim, (b) a Silica PI Trust Claim, or (c) a Derivative Claim.

154.	“Released Debtor Party” means each of (a) the Debtors, (b) the Reorganized Debtors, and (c) the Debtors’ and Reorganized Debtors’ present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and the employees of each of the foregoing, in their respective capacities as such.

155.	“Released Non-Debtor Affiliate” means each of (a) Halliburton, (b) Halliburton Current Affiliates, (c) the respective successors, successors-in-interest, and assigns (by merger, assignment of assets, consolidation, operation of law, or otherwise) of any of the foregoing, and (d) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.

DISCLOSURE STATEMENT EXHIBIT A- 14

156.	“Reorganization Cases” means the cases of the Debtors under chapter 11 of the Bankruptcy Code before the Bankruptcy Court.

157.	“Reorganized Debtor” means each of Mid-Valley, DII Industries, KBR, KBR Engineering, KBR International (Delaware), KBR International (Panama), KBR Technical, or BPM and/or any of their successors, successors-in-interest, and assigns (by merger, assignment of assets, consolidation, operation of law, or otherwise, including any Entity or Entities designated as successor or successor-in-interest in the Confirmation Order), on or after the Effective Date.

158.	“Reorganized GIT Debtor” means any GIT Debtor that is reorganized pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code.

159.	“RHI Refractories” means RHI Refractories Holding Company.

160.	“Schedules” means the schedules, statements, and lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as may be amended or supplemented from time to time.

161.	“SEC” means the United States Securities and Exchange Commission.

162.	“Secured Claim” means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien against property of a Debtor or a Harbison-Walker Entity that is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code; provided, however, with respect to both (a) and (b) above, a Claim is a Secured Claim only to the extent of the value, net of any senior Lien, of the Estate’s interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

163.	“Settled Asbestos PI Trust Claim” means an Asbestos PI Trust Claim settled pursuant to an Asbestos/Silica PI Trust Claimant Settlement Agreement, subject to the satisfaction of the terms and conditions therein.

164.	“Settled Asbestos PI Trust Claimant” means a holder of a Settled Asbestos PI Trust Claim.

165.	“Settled PI Trust Claim” means a Settled Asbestos PI Trust Claim or a Settled Silica PI Trust Claim.

166.	“Settled Silica PI Trust Claim” means a Silica PI Trust Claim settled pursuant to an Asbestos/Silica PI Trust Claimant Settlement Agreement, subject to the satisfaction of the terms and conditions therein.

167.	“Settled Silica PI Trust Claimant” means a holder of a Settled Silica PI Trust Claim.

168.	“Settlement Amount” means the amount of a Qualifying Settled Asbestos PI Trust Claim or a Qualified Settled Silica PI Trust Claim under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement.

169.	“Settlement Released Parties” means (a) with respect to any Debtor, each of the other Debtors, (b) Halliburton, (c) each of the Halliburton Current Affiliates, (d) each of the Halliburton Future Affiliates, (e) the sucessors of, successors-in-interest to, direct or indirect transferees of, or successors to any assets of, any of the foregoing, and (f) the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing in their respective capacities as such.

170.

“Settling Asbestos/Silica Insurance Company” means any Asbestos/Silica Insurance Company that has entered into an Asbestos/Silica Insurance Settlement Agreement that is sufficiently comprehensive, in the

DISCLOSURE STATEMENT EXHIBIT A- 15

sole judgment of a Debtor or Reorganized Debtor, to warrant treatment under section 524(g) of the Bankruptcy Code, which determination by such Debtor shall be indicated (a) by the inclusion of such Settling Asbestos/Silica Insurance Company on Exhibit 2 to the Plan or an amendment thereto or (b) if after the Effective Date, by filing a notice with the Bankruptcy Court and serving a copy of such notice on the parties identified in article 13.16 of the Plan.

171.	“Silica Bonded Claim” means any Silica PI Trust Claim relating to a judgment as to which, but only to the extent that, a supersedeas bond or such other similar filing was posted by or on behalf of a Debtor; provided, however, the amount of such Silica Bonded Claim shall not exceed the amount of judgment as determined by a Final Order or, if a Silica Unsecured PI Trust Claim, as liquidated pursuant to the Silica TDP.

172.	“Silica Claimant Settlement Agreement” means an Asbestos/Silica PI Trust Claimant Settlement Agreement that concerns silica and is listed on Exhibit 3 to the Plan, as the exhibit may be amended or supplemented from time to time.

173.	“Silica Final Judgment Claim” means a Silica Unsecured PI Trust Claim reduced to a liquidated amount prior to the Confirmation Date by a final, nonappealable judgment.

174.	“Silica PI Trust” means the tax-qualified settlement trust to be established pursuant to the Silica PI Trust Agreement.

175.	“Silica PI Trust Agreement” means the Silica PI Trust Agreement, effective as of the Effective Date, substantially in the form attached as Exhibit 10 to the Plan, as it may be modified from time to time.

176.	“Silica PI Trust Assets” means (a) the Silica PI Trust Initial Cash Amount, (b) the Silica PI Trust Funding Agreement, (c) the Silica PI Trust Note, (d) the Halliburton Silica PI Trust Guarantee, and (e) the Mid-Valley Pledge Agreement, and all income, profits, and proceeds derived from any of the foregoing.

177.	“Silica PI Trust Bylaws” means the Silica PI Trust Bylaws, effective as of the Effective Date, substantially in the form attached as Annex 2 to the Silica PI Trust Agreement, as such bylaws may be modified from time to time in accordance with the terms of the Silica PI Trust Agreement.

178.	“Silica PI Trust Cash Contribution” means the amount of Cash to be funded into the Silica PI Trust on behalf of holders of Qualifying Settled Silica PI Trust Claims pursuant to the Silica Trust Funding Agreement.

179.

“Silica PI Trust Claim” means (a) any Claim or Demand, whether now existing or hereafter arising or asserted against a Halliburton Entity or a Harbison-Walker Entity, and/or (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, whether under a direct or indirect theory of liability, of a Halliburton Entity or a Harbison-Walker Entity (including, without limitation, all debts, obligations, and liabilities in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whether under common law or by statute); in either case (a) or (b), for, resulting from, attributable to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury or damages (including, without limitation, any Claim or Demand for compensatory damages, loss of consortium, medical monitoring, survivorship, wrongful death, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of these Reorganization Cases, (x) caused or allegedly caused, in whole or in part, directly or indirectly (i) by silica or silica-containing products sold, installed, handled, used, specified, made, distributed, or removed by a Halliburton Entity or a

DISCLOSURE STATEMENT EXHIBIT A- 16

Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable or (ii) by services, actions, or operations provided, completed, performed, or taken with silica or silica-containing products by or at the direction of a Halliburton Entity or a Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable, or (y) caused or allegedly caused by silica or silica-containing products for which a Halliburton Entity or a Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable, are liable under any applicable law or by contract, whether or not arising, or allegedly arising, directly or indirectly from acts or omissions of such Halliburton Entity or a Harbison-Walker Entity, or other Entity for which a Halliburton Entity or a Harbison-Walker Entity is or may be liable. Silica PI Trust Claims include, without limitation, Silica Secured PI Trust Claims, Silica Unsecured PI Trust Claims, Qualifying Settled Silica PI Trust Claims, Indirect Silica PI Trust Claims, Harbison-Walker Silica PI Trust Claims, Silica Final Judgment Claims, Silica Bonded Claims, and Silica PI Trust Expenses. For purposes of this definition, Silica PI Trust Claim does not include (i) any claim by any present or former employee of a Debtor for benefits under a policy of workers’ compensation insurance or for benefits of any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer or (ii) any Silica PI Trust Claim that is also assertable as an Asbestos PI Trust Claim.

180.	“Silica PI Trust Claimant” means the holder of a Silica Unsecured PI Trust Claim.

181.	“Silica PI Trust Documents” means the Silica PI Trust Agreement, the Silica PI Trust Bylaws, the Silica TDP, and the other agreements, instruments, and documents governing the establishment, administration, and operation of the Silica Trust, as such may be amended or modified from time to time in accordance with the Plan and the terms of such documents.

182	“Silica PI Trust Expenses” means any of the silica expenses, and any other liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of the Silica PI Trust (except for payments to holders of Silica PI Trust Claims on account of such Silica PI Trust Claims).

183.	“Silica PI Trust Funding Agreement” means the agreement, in substantially the form attached as Exhibit 14 to the Plan, to be entered into on the Effective Date between the Trustees of the Silica PI Trust and the Reorganized Debtors with respect to the Silica PI Trust Cash Contribution and the mechanisms and procedures for payment of Qualifying Settled Silica PI Trust Claims.

184.	“Silica PI Trust Indemnification Agreement” means the indemnification agreement attached as Annex 1 to the Silica PI Trust Agreement.

185.	“Silica PI Trust Indemnified Claim” means any claim indemnified in accordance with the terms of any Silica PI Trust Documents

186.	“Silica PI Trust Initial Cash Amount” means $15 million.

187.	“Silica PI Trust Note” means the promissory note, in substantially the form attached as Exhibit 11 to the Plan, to be executed by DII Industries and KBR, and delivered to the Silica PI Trust on the Effective Date.

188.	“Silica Secured Claim” means a Silica PI Trust Claim, including a Silica Bonded Claim to the extent bonded with property of the Debtors’ Estates, that is also a Secured Claim.

189.	“Silica TAC” means the Silica Trust Advisory Committee created pursuant to the Silica PI Trust Agreement, as may be reconstituted from time to time in accordance with the terms thereof.

DISCLOSURE STATEMENT EXHIBIT A- 17

190.	“Silica TDP” means the trust distribution procedures substantially in the form attached as Annex 3 to the Silica PI Trust Agreement, as such procedures may be modified from time to time in accordance with the Silica PI Trust Agreement.

191.	“Silica Unsecured PI Trust Claim” means any Silica PI Trust Claim other than a Silica Secured PI Trust Claim to the extent such Claim is a Secured Claim.

192.	“Solicitation Date” means September 18, 2003, the date on which solicitation of acceptances of the Plan commenced.

193.	“Stockholder Agreement” means that agreement between Halliburton and the Asbestos PI Trust attached in substantially the form to be executed as Exhibit 18 to the Plan, which will govern the rights of the Asbestos PI Trust with respect to the Halliburton Asbestos PI Trust Stock.

194.	“Successor Protected Party” means any Entity that becomes a successor, successor-in-interest, or assign (by merger, assignment of assets, consolidation, operation of law, or otherwise, including any Entity designated as successor or successor-in-interest in the Confirmation Order) of any Halliburton Protected Party, Harbison-Walker Protected Party, Debtor-Indemnified Protected Party, Transferee Protected Party, or Lender Protected Party, but only to the extent that liability is asserted to exist by reason of such Entity becoming such successor, successor-in-interest, or assign.

195.	“Transferee Protected Party” means the Asbestos PI Trust, the Silica PI Trust, or any Entity that becomes a direct or indirect transferee of, or successor to, any assets of any Reorganized Debtor, any Halliburton Protected Party, any Harbison-Walker Protected Party, the Asbestos PI Trust, or the Silica PI Trust, but only to the extent that liability is asserted to exist by reason of such Entity becoming such a transferee or successor.

196.	“Trust Notes” means the Asbestos PI Trust Note and the Silica PI Trust Note.

197.	“Trustee” or “Trustees” means, as the context requires, the Persons appointed pursuant to the Plan for the purpose of acting as initial trustees of the Asbestos PI Trust and/or Silica PI Trust in accordance with the terms and conditions contained in the applicable Asbestos PI Trust Documents or Silica PI Trust Documents, the Plan and the Confirmation Order and any successor appointed pursuant to the applicable Asbestos PI Trust Agreement or the Silica PI Trust Agreement.

198.	“United States Trustee” means the United States Trustee for the Western District of Pennsylvania, Pittsburgh Division.

199.	“Unliquidated Asbestos PI Trust Claim” means an Asbestos Unsecured PI Trust Claim that is not a Liquidated Asbestos PI Trust Claim.

200.	“Unliquidated Silica PI Trust Claim” means a Silica Unsecured PI Trust Claim that is not a Liquidated Silica PI Trust Claim.

201.	“Unsecured Claim” means any Claim that is not a Secured Claim, Priority Claim, or Priority Tax Claim, including, without limitation, to (a) any claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code and (b) any portion of a Claim to the extent the value of the holder’s interest in the Estate’s interest in the property securing such Claim is less than the amount of the Claim or, to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

202.	“Unsecured Creditors Committee” means the Official Committee of Unsecured Creditors, if any, appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

DISCLOSURE STATEMENT EXHIBIT A- 18

DISCLOSURE STATEMENT EXHIBIT B

Joint Prepackaged Plan of Reorganization for the Debtors

Under Chapter 11 of the United States Bankruptcy Code

DISCLOSURE STATEMENT EXHIBIT B

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF PENNSYLVANIA

PITTSBURGH DIVISION

In re:

MID-VALLEY, INC., DII INDUSTRIES, LLC, KELLOGG BROWN & ROOT, INC., KBR TECHNICAL SERVICES, INC., KELLOGG BROWN & ROOT ENGINEERING CORPORATION, KELLOGG BROWN & ROOT INTERNATIONAL, INC. (A DELAWARE CORPORATION), KELLOGG BROWN & ROOT INTERNATIONAL, INC. (A PANAMANIAN CORPORATION), AND BPM MINERALS, LLC,

Debtors.

Chapter 11 Case Nos. 03- (Jointly Administered)

JOINT PREPACKAGED PLAN OF REORGANIZATION FOR MID-VALLEY, INC., DII INDUSTRIES, LLC, KELLOGG BROWN & ROOT, INC., KBR TECHNICAL SERVICES, INC., KELLOGG BROWN & ROOT ENGINEERING CORPORATION, KELLOGG BROWN & ROOT INTERNATIONAL, INC. (A DELAWARE CORPORATION), KELLOGG BROWN & ROOT INTERNATIONAL, INC. (A PANAMANIAN CORPORATION), AND BPM MINERALS, LLC UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

KIRKPATRICK & LOCKHART LLP	KIRKPATRICK & LOCKHART LLP
Jeffrey N. Rich	Michael G. Zanic
599 Lexington Avenue	Henry W. Oliver Building
New York, New York 10022	535 Smithfield Street
212.536.3900 (Telephone)	Pittsburgh, Pennsylvania 15222
212.536.3901 (Facsimile)	412.355.6500 (Telephone)
412.355.6501 (Facsimile)

Counsel for the Debtors

Dated: November     , 2003

DISCLOSURE STATEMENT EXHIBIT B

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1

1.1	Defined Terms	1

1.2	Rules of Interpretation	1

1.3	Computation of Time	1

ARTICLE II TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		1

2.1	Administrative Claims	1

2.2	Priority Tax Claims	1

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS		2

3.1	Generally	2

3.2	Classes	2

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS		2

4.1	Classified Claims	2

4.2	Classes of Claims and Interests.	3

ARTICLE V THE TRUSTS		5

5.1	The Asbestos PI Trust	5

5.2	The Silica PI Trust	6

ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		7

6.1	Assumption and Rejection of Certain Unexpired Leases and Executory Contracts	7

6.2	Compensation and Benefits Program	8

6.3	Letters of Credit, Surety Bonds, Corporate Guaranties, Indemnity Agreements, and Post Petition Contracts	8

ARTICLE VII VOTING RIGHTS		8

7.1	Each Impaired Class Entitled to Vote Separately	8

7.2	Presumed Acceptance of Plan	8

ARTICLE VIII CONDITIONS TO EFFECTIVENESS		9

8.1	Conditions to Effectiveness	9

8.2	Waiver of Conditions to Effectiveness	11

8.3	Reservation of Rights by Legal Representative	11

8.4	Non-Occurrence of Effective Date	12

ARTICLE IX IMPLEMENTATION OF THIS PLAN		12

9.1	Substantive Consolidation	12

9.2	Trust Funding	12

9.3	Certificate of Incorporation and Bylaws	12

9.4	Management of Reorganized Debtors	12

9.5	Withholding of Taxes	12

9.6	Unclaimed Property	13

9.7	Exoneration and Reliance	13

DISCLOSURE STATEMENT EXHIBIT B- i

(continued)

9.8	Approval of Insurance Settlements	13

9.9	Plan Distributions	14

9.10	Further Authorizations	14

9.11	Transfer Taxes	14

9.12	Recordable Order	14

9.13	Effectuating Documents and Further Transactions	14

9.14	Corporate Action	14

ARTICLE X INJUNCTIONS, RELEASES, AND DISCHARGE		14

10.1	Discharge and Release	14

10.2	Discharge Injunction	15

10.3	The Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction	15

10.4	Limitation of Injunctions	17

10.5	346 Injunction	17

10.6	Release of Intercompany Settlement Claims	18

10.7	Rights against Debtors under Environmental Laws	18

10.8	Disallowed Claims and Disallowed Interests	18

10.9	No Effect on Pension Plans	18

ARTICLE XI MATTERS INCIDENT TO PLAN CONFIRMATION		19

11.1	Term of Certain Injunctions and Automatic Stay	19

11.2	No Successor Liability	19

11.3	Disallowance of Certain Contingent, Unliquidated, or Disputed Claims	19

11.4	Asbestos/Silica Insurance Actions and Preservation of Insurance Claims	19

11.5	Institution and Maintenance of Legal and Other Proceedings	20

11.6	Revesting	20

11.7	Vesting and Enforcement of Causes of Action	20

11.8	Waiver of Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims	20

ARTICLE XII RESOLUTION OF DISPUTED CLAIMS		20

12.1	Prosecution of Objections	20

12.2	Disputes Regarding Qualification of Settled Claimants	20

ARTICLE XIII MISCELLANEOUS		21

13.1	General Retention of Jurisdiction	21

13.2	Jurisdiction over the Asbestos PI Trust and the Silica PI Trust	21

13.3	Specific Purposes	21

13.4	Exclusive Jurisdiction of District Court for Certain Matters	23

DISCLOSURE STATEMENT EXHIBIT B- ii

(continued)

13.5	Post-Effective Date Status of Official Committee and the Legal Representative	23

13.6	Modification of Plan	23

13.7	Modification of Payment Terms	23

13.8	Entire Agreement	24

13.9	Severability	24

13.10	Headings	24

13.11	Administrative Claims Bar Date	24

13.12	Governing Law	24

13.13	Consent to Jurisdiction	24

13.14	Setoffs	24

13.15	Successors and Assigns	24

13.16	Notices	24

DISCLOSURE STATEMENT EXHIBIT B- iii

Mid-Valley, Inc., a Pennsylvania corporation, DII Industries, LLC, a Delaware limited liability company, Kellogg Brown & Root, Inc., a Delaware corporation, KBR Technical Services, Inc., a Delaware corporation, Kellogg Brown & Root Engineering Corporation, a New York corporation, Kellogg Brown & Root International, Inc., a Delaware corporation, Kellogg Brown & Root International, Inc., a Panamanian corporation, and BPM Minerals, LLC, a New Jersey limited liability company, being the Debtors in these Reorganization Cases, with the support of the Asbestos Committee and the Legal Representative, respectfully propose the following joint prepackaged plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.1  Defined Terms.    Capitalized terms used in this Plan have the meanings set forth in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

1.2  Rules of Interpretation.    Unless otherwise provided herein for purposes of this Plan: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates; (e) all references in this Plan to sections, articles, and exhibits are references to sections, articles, and exhibits of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

1.3  Computation of Time.    In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

ARTICLE II

TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

2.1  Administrative Claims.    Each holder of an Allowed Administrative Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Administrative Claim, in Cash, in full satisfaction, settlement, release, extinguishment, and discharge of such Claim, on the Distribution Date; provided, however, that (a) Allowed Administrative Claims representing (i) postpetition liabilities incurred in the ordinary course of business by a Debtor and (ii) postpetition contractual liabilities arising under loans or advances to any Debtor, whether or not incurred in the ordinary course of business, shall be paid by such Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto and (b) the Allowed Administrative Claims of Professional Persons shall be paid pursuant to order of the Bankruptcy Court.

2.2  Priority Tax Claims.    Each holder of an Allowed Priority Tax Claim (except any holder that agrees to other, lesser treatment) shall receive the Allowed Amount of its Priority Tax Claim, in Cash, in full satisfaction,

DISCLOSURE STATEMENT EXHIBIT B- 1

settlement, release, extinguishment, and discharge of such Claim, on the later of (a) the Distribution Date or (b) the date or dates on which such Allowed Priority Tax Claim becomes due in the ordinary course, without giving effect to acceleration.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

3.1  Generally.    Pursuant to section 1122 of the Bankruptcy Code, Claims and Interests, other than Administrative Claims and Priority Tax Claims, shall be divided into the Classes set forth in article 3.2 of this Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in a different Class to the extent that the Claim or Interest is within the description of that different Class.

3.2  Classes.    The following constitute the Classes of Claims and Interests addressed by this Plan.

(a)  Class 1—Priority Claims.    Class 1 consists of all Priority Claims against the Debtors.

(b)  Class 2—Other Secured Claims.    Class 2 consists of all Secured Claims against the Debtors, except Asbestos Secured PI Trust Claims and Silica Secured PI Trust Claims, if any.

(c)  Class 3—General Unsecured Claims.    Class 3 consists of all Unsecured Claims against the Debtors, except Asbestos Unsecured PI Trust Claims, Silica Unsecured PI Trust Claims, and Intercompany Claims.

(d)  Class 4—Asbestos Unsecured PI Trust Claims.    Class 4 consists of all Asbestos Unsecured PI Trust Claims including, without limitation, all Settled Asbestos PI Trust Claims.

(e)  Class 5—Asbestos Secured Claims.    Class 5 consists of all Asbestos Secured Claims, if any.

(f)  Class 6—Silica Unsecured PI Trust Claims.    Class 6 consists of all Silica Unsecured PI Trust Claims including, without limitation, all Settled Silica PI Trust Claims.

(g)  Class 7—Silica Secured Claims.    Class 7 consists of all Silica Secured Claims, if any.

(h)  Class 8—Intercompany Claims.    Class 8 consists of all Intercompany Claims.

(i)  Class 9—Interests.    Class 9 consists of all Interests in the Debtors.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Claims and Interests shall be treated in the manner set forth in this article IV.

4.1  Classified Claims.    Each holder of an Allowed Administrative Claim or an Allowed Priority Tax Claim shall receive the treatment set forth in article II of this Plan.

DISCLOSURE STATEMENT EXHIBIT B- 2

4.2  Classes of Claims and Interests.

(a)  Class 1—Priority Claims.

On the Distribution Date, or, if later, the date or dates that such Priority Claim becomes due in the ordinary course, each holder of an Allowed Priority Claim against a Debtor shall receive from the applicable Reorganized Debtor either (i) the Allowed Amount of its Priority Claim, in Cash, or (ii) such other, lesser treatment as may be agreed to in writing by the holder and a Debtor or Reorganized Debtor. This Class is unimpaired. Holders of Priority Claims in Class 1 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(b)  Class 2—Other Secured Claims.

Each holder of an Other Secured Claim against a Debtor shall (i) retain, unaltered, the legal, equitable, and contractual rights (including, without limitation, any Liens that secure such Other Secured Claim) to which such Other Secured Claim entitles such holder or (ii) receive such other, lesser treatment as may be agreed to in writing by such holder and the applicable Debtor or Reorganized Debtor. This Class is unimpaired. Holders of Other Secured Claims in Class 2 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(c)  Class 3—General Unsecured Claims.

Unless the holder of a General Unsecured Claim and a Debtor agree in writing to provide such Claim with other, lesser treatment, each holder of a General Unsecured Claim against a Debtor shall retain, unaltered, the legal, equitable, and contractual rights to which such General Unsecured Claim entitles such holder. To the extent not paid prior to the Effective Date, all Claims that are not the subject of a bona fide dispute shall be paid (i) in the case of contractual obligations, on the later of (A) the Distribution Date or (B) the date or dates on which such Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration and (ii) in the case of all other General Unsecured Claims, on the Distribution Date. This Class is unimpaired. Holders of General Unsecured Claims in Class 3 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(d)  Class 4—Asbestos Unsecured PI Trust Claims.

On the Effective Date, liability for all Asbestos Unsecured PI Trust Claims including, without limitation, liability for the Asbestos Unsecured PI Trust Claim of any Claimant who is a party to an Asbestos/Silica PI Trust Claimant Settlement Agreement, shall be assumed by the Asbestos PI Trust without further act or deed. Delivery by an Asbestos PI Trust Claimant listed on Exhibit A of the release required under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement shall constitute acceptance by such Asbestos PI Trust Claimant of the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and an election to be bound by such terms.

Unless liquidated prior to the Confirmation Date by settlement or by final, nonappealable judgment, all Unliquidated Asbestos PI Trust Claims shall be liquidated in accordance with the liquidation procedures in the Asbestos TDP. Qualifying Settled Asbestos PI Trust Claims shall be deemed liquidated at the amount provided for on Exhibit A to the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement. Asbestos Final Judgment Claims shall be deemed liquidated at the amount of such judgment. Notwithstanding the foregoing, nothing shall prevent the holder of an Asbestos Unsecured PI Trust Claim from agreeing with a Person against whom the claim is asserted, if prior to the Effective Date, or the Asbestos PI Trust, if after the Effective Date, to have such Claim be deemed to be liquidated at a lower amount.

DISCLOSURE STATEMENT EXHIBIT B- 3

Once liquidated, each Asbestos Unsecured PI Trust Claim shall be satisfied by the Asbestos PI Trust through the payment procedures of the Asbestos TDP, unless the holder of such Claim and the Person(s) against whom the Claim is asserted, if before the Effective Date, or the Asbestos PI Trust, if after the Effective Date, have agreed in writing to other, lesser treatment for such Claim. The Asbestos TDP shall provide that holders of a Qualifying Settled Asbestos PI Trust Claim shall be paid the full Liquidated Amount of such Claim in accordance with the procedures set forth in the Asbestos PI Trust Funding Agreement. The provisions of the Asbestos TDP shall apply to all Asbestos PI Trust Claimants, including any Asbestos PI Trust Claimant who elects under the Asbestos TDP to have such Claim liquidated through a trial by jury. Upon receipt of the Liquidated Amount from the Asbestos PI Trust, each holder of an Asbestos Unsecured PI Trust Claim shall be deemed, without need for further action, to have assigned to the Debtor against whom such claim is made, any Direct Action that such Claimant may have. This Class is impaired. Holders of Asbestos Unsecured PI Trust Claims are entitled to vote to accept or reject this Plan.

(e)  Class 5—Asbestos Secured Claims.

As of the Effective Date, each holder of an Asbestos Secured Claim shall (i) retain, unaltered, the legal, equitable, and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder or (ii) receive such other, lesser treatment as may be agreed to in writing by such holder and the applicable Debtor.

The Debtors and the Reorganized Debtors shall have the right to object to any asserted Asbestos Secured Claim on any ground available in applicable law or agreements. All disputes regarding Asbestos Secured Claims, including disputes regarding the amount of such Claim or the validity, enforceability, or perfection of any Lien, shall be determined solely by the Bankruptcy Court. This Class is unimpaired. Holders of Asbestos Secured Claims in Class 5 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(f)  Class 6—Silica Unsecured PI Trust Claims.

On the Effective Date, liability for all Silica Unsecured PI Trust Claims including, without limitation, liability for the Silica Unsecured PI Trust Claim of any Claimant that is a party to an Asbestos/Silica PI Trust Claimant Settlement Agreement, shall be assumed by the Silica PI Trust without further act or deed. Delivery by a Silica PI Trust Claimant listed on Exhibit A of an Asbestos/Silica PI Trust Claimant Settlement Agreement of the release required under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement shall constitute acceptance by such Silica PI Trust Claimant of the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and an election to be bound by such terms.

Unless liquidated prior to the Confirmation Date by settlement or by a final, nonappealable judgment, all Unliquidated Silica PI Trust Claims shall be liquidated in accordance with the Silica TDP. Qualifying Settled Silica PI Trust Claims shall be deemed liquidated at the amount provided for on Exhibit A to the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement. Silica Final Judgment Claims shall be deemed liquidated at the amount of such judgment. Notwithstanding the foregoing, nothing shall prevent the holder of a Silica Unsecured PI Trust Claim from agreeing with a Person against whom the Claim is asserted, if prior to the Effective Date, or the Silica PI Trust, if after the Effective Date, to have such Claim be deemed to be liquidated at a lower amount.

Once liquidated, each Silica Unsecured PI Trust Claim shall be satisfied by the Silica PI Trust through the payment procedures of the Silica TDP, unless the holder of such Claim and the Person(s) against whom the Claim is asserted, if before the Effective Date, or the Silica PI Trust, if after the Effective Date, have agreed in writing to other, lesser treatment for such Claim. The Silica TDP shall provide that holders of a Qualifying Settled Silica PI Trust Claim shall be paid the full Liquidated Amount of such Claim in accordance

DISCLOSURE STATEMENT EXHIBIT B- 4

with the procedures set forth in the Silica PI Trust Funding Agreement. The provisions of the Silica TDP shall apply to all Silica PI Trust Claimants, including any Silica PI Trust Claimant who elects under the Silica TDP to have such Claim liquidated through a trial by jury. Upon receipt of the Liquidated Amount from the Silica PI Trust, each holder of a Silica Unsecured PI Trust Claim shall be deemed, without need for further action, to have assigned to the Debtor against whom such claim is made, any Direct Action that such claimant may have. This Class is impaired. Holders of Silica Unsecured PI Trust Claims are entitled to vote to accept or reject this Plan.

(g)  Class 7—Silica Secured Claims.

As of the Effective Date, each holder of a Silica Secured Claim shall (i) retain, unaltered, the legal, equitable, and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder or (ii) receive such other, lesser treatment as may be agreed to in writing by such holder and the applicable Debtor.

The Debtors and the Reorganized Debtors shall have the right to object to any asserted Silica Secured Claim on any ground available in applicable law or agreements. All disputes regarding Silica Secured Claims, including disputes regarding the amount of such Claim or the validity, enforceability, or perfection of any Lien, shall be determined solely by the Bankruptcy Court. This Class is unimpaired. Holders of Silica Secured Claims in Class 7 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(h)  Class 8—Intercompany Claims.

Except as otherwise agreed between the parties with respect to a particular Intercompany Claim, all Intercompany Claims shall be paid in the ordinary course of such Debtor’s business or otherwise treated in accordance with the past custom of the parties. This Class is unimpaired. Holders of Intercompany Claims in Class 8 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

(i)  Class 9—Interests.

On the Effective Date, each holder of Class 9 Interests shall retain its Interests. This Class is unimpaired. Holders of Interests in Class 9 are presumed to have accepted this Plan and, accordingly, are not entitled to vote on this Plan.

ARTICLE V

THE TRUSTS

5.1  The Asbestos PI Trust.

(a)  Establishment and Purpose of the Asbestos PI Trust.

On the Effective Date, the Asbestos PI Trust shall be established in accordance with the Plan Documents. The Asbestos PI Trust shall be a qualified settlement fund within the meaning of regulations issued pursuant to section 468B of the IRC. The purpose of the Asbestos PI Trust shall be to, among other things, (i) liquidate, resolve, pay, and satisfy all Asbestos PI Trust Claims in accordance with this Plan, the Asbestos PI Trust Agreement, Asbestos TDP, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the Asbestos PI Trust Assets for use in paying and satisfying Liquidated Asbestos PI Trust Claims in accordance with the terms of the Asbestos PI Trust Agreement.

(b)  Receipt of Asbestos PI Trust Assets.

The Asbestos PI Trust shall be funded as set forth in article 9.2(a) of the Plan.

DISCLOSURE STATEMENT EXHIBIT B- 5

(c)  Insurance.

Except for those rights provided by the Asbestos PI Trust Additional Funding Agreement, all rights to recoveries under any insurance policy providing the Debtors, Halliburton, and/or the Halliburton Current Affiliates with coverage for asbestos-related liabilities, the right to control insurance-coverage litigation, negotiations, and settlements shall be vested and remain, as applicable, with the Reorganized Debtors, Halliburton, and/or the Halliburton Current Affiliates on and after the Effective Date; provided, however, that the Reorganized Debtors shall report to the Trustees of the Asbestos PI Trust and the Legal Representative on a periodic basis, as provided in the Asbestos PI Trust Additional Funding Agreement, regarding the status of such litigation, negotiations, and settlements, if any.

(d)  Assumption of Liabilities by the Asbestos PI Trust.

Upon occurrence of the Effective Date, in exchange for funding in accordance with article 9.2(a) of the Plan, the Asbestos PI Trust shall be deemed without need for further action to have assumed responsibility and liability for all Asbestos Unsecured PI Trust Claims.

(e)  Asbestos PI Trust Expenses.

The Asbestos PI Trust shall pay all Asbestos PI Trust Expenses from the Asbestos PI Trust Assets, except for Associated Settled Claims Costs. Except for the obligation of the Reorganized Debtors to pay Associated Settled Claims Costs pursuant to the Asbestos PI Trust Funding Agreement, no Entity other than the Asbestos PI Trust shall have any obligation to pay any Asbestos PI Trust Expenses.

(f)  Initial Trustees of the Asbestos PI Trust.

The initial Trustees of the Asbestos PI Trust shall be Mark A. Gleason, Alan R. Kahn, and the Honorable Robert M. Parker.

(g)  The Legal Representative.

Eric D. Green shall serve as the Legal Representative pursuant to article 5 of the Asbestos PI Trust Agreement, on and after the Effective Date, and shall have the functions and rights provided in the Asbestos PI Trust Documents.

(h)  Asbestos TAC.

The initial members of the Asbestos TAC shall be those Persons designated in the Confirmation Order.

(i)  Indemnification.

The Asbestos PI Trust shall indemnify the Halliburton Entities and the Harbison-Walker Entities in accordance with the Asbestos PI Trust Indemnification Agreement.

5.2  The Silica PI Trust.

(a)  Establishment and Purpose of the Silica PI Trust.

On the Effective Date, the Silica PI Trust shall be established in accordance with the Plan Documents. The Silica PI Trust shall be a “qualified settlement fund” within the meaning of regulations issued pursuant to section 468B of the IRC. The purpose of the Silica PI Trust shall be, among other things, to (i) direct the liquidation, resolution, payment, and satisfaction of all Silica PI Trust Claims in accordance with this Plan,

DISCLOSURE STATEMENT EXHIBIT B- 6

the Silica PI Trust Agreement, the Silica TDP, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the Silica PI Trust Assets for use in paying and satisfying Liquidated Silica PI Trust Claims in accordance with the terms of the Silica PI Trust Agreement.

(b)  Receipt of Silica PI Trust Assets.

The Silica PI Trust shall be funded as set forth in article 9.2(b) of the Plan.

(c)  Assumption of Liabilities by the Silica PI Trust.

Upon occurrence of the Effective Date, in exchange for funding in accordance with article 9.2(b) of the Plan, the Silica PI Trust shall be deemed without need for further action to have assumed responsibility and liability for all Silica Unsecured PI Trust Claims.

(d)  Silica PI Trust Expenses.

The Silica PI Trust shall pay all Silica PI Trust Expenses from the Silica PI Trust Assets, except for Associated Settled Claims Costs. Except for the obligation of the Reorganized Debtors to pay Associated Settled Claims Costs pursuant to the Silica PI Trust Funding Agreement, no Entity other than the Silica PI Trust shall have any obligation to pay any Silica PI Trust Expenses.

(e)  Initial Trustee.

The initial Trustee of the Silica PI Trust shall be Martin J. Murphy.

(f)  The Legal Representative.

Eric D. Green shall serve as the Legal Representative pursuant to article 5 of the Silica PI Trust Agreement, on and after the Effective Date, and shall have the functions and rights provided in the Silica PI Trust Documents.

(g)  Silica TAC.

The initial members of the Silica TAC shall be those Persons designated in the Confirmation Order.

(h)  Indemnification.

The Silica PI Trust shall indemnify the Halliburton Entities and the Harbison-Walker Entities in accordance with the Silica PI Trust Indemnification Agreement.

ARTICLE VI

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1  Assumption and Rejection of Certain Unexpired Leases and Executory Contracts.    Except as otherwise provided in the Plan Documents, any unexpired lease or executory contract that has not been expressly assumed or rejected by a Debtor with approval of the Bankruptcy Court on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by such Debtor under sections 365(a) and 1123 of the Bankruptcy Code; provided, however, that this provision shall not apply to executory agreements, if any, providing for indemnification of third parties for Asbestos PI Trust

DISCLOSURE STATEMENT EXHIBIT B- 7

Claims and Silica PI Trust Claims (which shall be rejected by operation of entry of the Confirmation Order unless expressly identified and assumed pursuant to an order of the Bankruptcy Court.

6.2  Compensation and Benefits Program.    Unless otherwise agreed to by the affected parties, all of the Debtors’ obligations under employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their present and former employees, officers, and directors, including, but not limited to, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under this Plan. The Debtors’ obligations under such plans, policies, and programs shall be deemed assumed pursuant to sections 365(a) and 1123 of the Bankruptcy Code, survive entry of the Confirmation Order and occurrence of the Effective Date, remain unaffected thereby, and shall not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing as of the Effective Date under any of such plans, policies, and programs shall be cured promptly after the Debtors or Reorganized Debtors become aware of them.

6.3  Letters of Credit, Surety Bonds, Corporate Guaranties, Indemnity Agreements, and Postpetition Contracts.    Unless otherwise agreed to by the parties to such obligations, all of the Debtors’ obligations under letters of credit, surety bonds, corporate guaranties, and indemnity agreements (except for agreements providing for indemnification for liabilities related to Asbestos PI Trust Claims and Silica PI Trust Claims) existing immediately prior to the Effective Date (including guaranties or contractual obligations related to letters of credit and/or surety bonds issued on behalf of the Debtors or on behalf of subsidiaries of the Debtors), and post-petition contracts entered by the Debtors after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under this Plan. The Debtors’ obligations under such letters of credit and surety bonds, corporate guaranties, indemnity agreements, and post-petition contracts shall be deemed assumed pursuant to sections 365(a) and 1123 of the Bankruptcy Code, survive entry of the Confirmation Order and occurrence of the Effective Date, remain unaffected thereby (except as provided in this paragraph), and not be discharged in accordance with section 1141 of the Bankruptcy Code. The Reorganized Debtors shall have the right to cure any defaults existing as of the Effective Date under any such letters of credit and surety bonds (including guaranties or contractual obligations related to letters of credit and/or surety bonds issued on behalf of the Debtors or on behalf of subsidiaries of the Debtors), corporate guaranties, indemnity agreements (except to the extent such guarantees or indemnity agreements guarantee, or provide indemnification for, liabilities related to Asbestos PI Trust Claims or Silica PI Trust Claims), or postpetition contracts in the ordinary course of the Debtors’ businesses promptly after any such default becomes known to the Debtors or Reorganized Debtors, and, if disputed, established pursuant to applicable law. All letters of credit, surety bonds, corporate guaranties, indemnity agreements, and postpetition contracts of the Debtors shall be deemed reinstated on the Effective Date notwithstanding any default therein by the Debtors, any delay in the cure thereof by the Debtors, or the filing or existence of the Reorganization Cases, or any action taken in connection therewith, and shall be binding upon, and enforceable against all parties thereto, subject to any rights and defenses existing thereunder; provided, however, that such reinstatement shall not apply to guarantees or indemnity agreements related to Claims to be addressed by the Asbestos PI Trust or Silica PI Trust.

ARTICLE VII

VOTING RIGHTS

7.1  Each Impaired Class Entitled to Vote Separately.    The holders of Claims or Interests in each impaired Class of Claims or Interests (Classes 4 and 6) shall be entitled to vote separately to accept or reject this Plan.

7.2  Presumed Acceptance of Plan.    Classes 1, 2, 3, 5, 7, 8, and 9 are not impaired. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have voted to accept this Plan.

DISCLOSURE STATEMENT EXHIBIT B- 8

ARTICLE VIII

CONDITIONS TO EFFECTIVENESS

8.1  Conditions to Effectiveness.    Notwithstanding any other provision of the Plan or any order entered in connection with the Reorganization Cases, the Effective Date of the Plan shall not occur until and unless each of the following conditions to effectiveness have been satisfied or waived pursuant to article 8.2 of this Plan:

(a)  Disclosure Statement.

The Bankruptcy Court has approved the Disclosure Statement.

(b)  Confirmation Findings and Conclusions.

The Confirmation Order contains the following findings of fact and conclusions of law:

(i)  As of the Petition Date, each Debtor or its predecessor has been named as a defendant in personal-injury, wrongful-death, or property-damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products and/or silica or silica-containing products;

(ii)  The Plan has been approved by creditors in Class 4 and Class 6 under the Plan in the requisite numbers and amounts required by sections 524(g), 1126, and 1129 of the Bankruptcy Code;

(iii)  On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to Asbestos Unsecured PI Trust Claims, and the Silica PI Trust shall assume the liabilities of the Debtors with respect to the Silica Unsecured PI Trust Claims;

(iv)  The Asbestos PI Trust, upon the Effective Date, shall have received the Asbestos PI Trust Assets or, if applicable, the right to receive such assets in accordance with the terms of this Plan;

(v)  The Silica PI Trust, upon the Effective Date, shall have received the Silica Unsecured PI Trust Assets;

(vi)  The Asbestos PI Trust shall use its assets and income to pay Asbestos Unsecured PI Trust Claims;

(vii)  The Silica PI Trust shall use its assets and income to pay Silica PI Trust Claims;

(viii)  The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PI Trust Claims, which are addressed by the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction;

(ix)  The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Silica PI Trust Claims, which are addressed by the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction;

(x)  The actual amounts, numbers, and timing of future Demands cannot be determined;

(xi)  Pursuit of Demands outside the procedures prescribed by this Plan is likely to threaten this Plan’s purpose to deal equitably with Claims and future Demands;

(xii)  The terms of the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction, including any provisions barring actions against third parties, are set out in this Plan and in the Disclosure Statement;

DISCLOSURE STATEMENT EXHIBIT B- 9

(xiii)  Pursuant to court orders or otherwise, the Asbestos PI Trust and the Silica PI Trust shall employ mechanisms that provide reasonable assurance that the Asbestos PI Trust and the Silica PI Trust, as the case may be, shall value, and be in a financial position to pay, respectively, Asbestos PI Trust Claims and Silica PI Trust Claims in substantially the same manner;

(xiv)  The Legal Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Permanent Channeling Injunction and/or the Asbestos/Silica Insurance Company Injunction and that are assumed, respectively, by the Asbestos PI Trust and Silica PI Trust;

(xv)  In light of the respective direct and indirect benefits provided, or to be provided, to the Asbestos PI Trust and the Silica PI Trust by, or on behalf of, each Debtor-Affiliated Protected Party, the Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Debtor-Affiliated Protected Party;

(xvi)  In light of the respective direct and indirect benefits provided, or to be provided, to the Asbestos PI Trust and Silica PI Trust by a Settling Asbestos/Silica Insurance Company in order to receive the benefits of the Asbestos/Silica Insurance Company Injunction, the Asbestos/Silica Insurance Company Injunction is fair and equitable with respect to the persons who might subsequently assert Demands against any Settling Asbestos/Silica Insurance Company.

(xvii)  This Plan complies with all applicable sections of the Bankruptcy Code, and the Debtors have complied with all applicable sections of the Bankruptcy Code; and

(xviii)  Approval of the settlements and compromises set forth in article 9.8 of the Plan is appropriate under Bankruptcy Rule 9019 and the applicable law governing approval of such settlements and compromises and shall be ordered as part of the Confirmation Order.

(c)  Confirmation Order.

The Confirmation Order entered or affirmed by the District Court is acceptable to the Debtors and Halliburton, in their sole discretion, and such Confirmation Order has become a Final Order.

(d)  No Stay.

There shall be no stay of the Confirmation Order by a court of competent jurisdiction.

(e)  Plan Documents.

The Plan Documents necessary or appropriate to implement this Plan shall have been executed, in a form acceptable to the Debtors and Halliburton, delivered and, where applicable, filed with the appropriate governmental or supervisory authorities.

(f)  Trust Funding.

The Asbestos PI Trust shall have been funded as provided in article 9.2(a) of the Plan, and the Silica PI Trust shall have been funded as provided in article 9.2(b) of the Plan.

DISCLOSURE STATEMENT EXHIBIT B- 10

(g)  United States Trustee’s Fees.

The fees of the United States Trustee then owing by the Debtors shall have been paid in full.

(h)  Financing.

The Debtors and Halliburton shall have obtained financing sufficient to meet their respective obligations under this Plan to the Asbestos PI Trust and Silica PI Trust.

(i)  Aggregate Settled Claims Cap.

The sum of Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims shall not be in excess of the Aggregate Settled Claims Cap; provided, however, that this provision shall be deemed waived unless, within 105 days of entry of the Confirmation Order, the Debtors and Halliburton provide notice in accordance with article 13.16 of the Plan that they have elected not to proceed with the Plan because the condition set forth in this article 8.1(i) has not been satisfied.

(j)  Other Assurances.

Halliburton shall have obtained an opinion, subject to the normal and customary caveats and limitations, from its tax counsel that (i) the Asbestos PI Trust and the Silica PI Trust will be “qualified settlement funds” within the meaning of regulations issued pursuant to section 468(B) of the IRC, (ii) DII Industries will be allowed deductions with respect to the Asbestos PI Trust Note as payments are made on the Asbestos PI Trust Note, DII Industries and KBR will be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of DII Industries and KBR are made on the Silica PI Trust Note, and BPM will be allowed deductions with respect to the Silica PI Trust Note as payments to satisfy liabilities of BPM are made on the Silica PI Trust Note, (iii) all other cash payments to be made by the Debtors or the Reorganized Debtors to the Asbestos PI Trust and the Silica PI Trust will be fully deductible when made, (iv) the deduction that will accrue with respect to the payment of the Halliburton Asbestos PI Trust Stock will equal the fair market value of such stock on the date of its transfer to the Asbestos PI Trust, (except to the extent that, with respect to (ii), (iii), and (iv), (a) such payments represent insurance proceeds received by the Debtors or members of the Halliburton Group that were excludable from gross income upon receipt or (b) the Debtors have a right to reimbursement (with a positive fair market value) with respect to such payments from any third party), and (v) no gain or loss will be recognized on the transfer of the Halliburton Asbestos PI Trust Stock to the Asbestos PI Trust.

(k)  Matters Related to Harbison-Walker Shared Insurance Policies.

The Bankruptcy Court shall have entered an order in the Harbison-Walker Cases approving the Harbison-Walker Settlement Agreement, and such order shall have become a Final Order.

8.2  Waiver of Conditions to Effectiveness.    Except for the conditions set forth in articles 8.1(a) and (d), the Debtors and Halliburton, in their sole discretion, may waive any condition to effectiveness in article 8.1 of the Plan by filing notice of such waiver with the clerk of the Bankruptcy Court and by serving a copy of such notice on the United States Trustee, the Asbestos Committee, the Unsecured Creditors Committee, if one has been appointed, and the Legal Representative; provided, however, that the Debtors and Halliburton may not waive the condition set forth in article 8.1(f) without the written consent of the Legal Representative and the Asbestos Committee. No waiver shall be effective unless it complies with the requirements of this provision.

8.3  Reservation of Rights by Legal Representative.    The Legal Representative reserves his rights, under applicable law, including any applicable Bankruptcy Rules or provisions of the Bankruptcy Code, to seek to have the Bankruptcy Court open the record for the purpose of modifying or vacating the Confirmation Order prior to the Effective Date if, after consultation with his legal counsel and other advisors, the Legal Representative

DISCLOSURE STATEMENT EXHIBIT B- 11

determines in the good faith exercise of his fiduciary obligations under applicable law that the consummation of the Plan would be detrimental to the rights and interests of persons that might, subsequent to the Confirmation Date, assert Demands. Notwithstanding anything in the foregoing, nothing herein shall prejudice the rights of the Debtors, Halliburton, or any other Entity to oppose any such actions taken by the Legal Representative, and the Debtors and Halliburton expressly reserve all of their rights in connection therewith.

8.4  Non-Occurrence of Effective Date.    In the event that the Effective Date does not occur, all parties shall be returned to the position they would have held had the Confirmation Order not been entered, and nothing in this Plan, Disclosure Statement, or any Plan Document, or any pleading or statement in court shall be deemed to constitute an admission or waiver of any sort or in any way to limit, impair, or alter the rights of any Person. If the Effective Date does not occur, the Debtors reserve the right to seek dismissal of the Reorganization Cases.

ARTICLE IX

IMPLEMENTATION OF THIS PLAN

9.1  Substantive Consolidation.    The Debtors’ Estates shall be substantively consolidated for purposes of funding the Asbestos PI Trust and Silica PI Trust. Obligations to satisfy Allowed Claims in all other Classes other than Classes 4 and 6 shall not be obligations of the Debtors’ substantively consolidated Estates, but shall continue to be obligations solely of the specific entities that were obligated on such Claim on the Petition Date. Except as expressly provided herein, the Reorganized Debtors shall continue to maintain their separate corporate existence for all purposes other than funding of the Asbestos PI Trust and the Silica PI Trust.

9.2  Trust Funding.

(a)  Asbestos PI Trust.    On the Effective Date: (i) DII Industries shall execute and deliver the Asbestos PI Trust Note; (ii) the Debtors shall execute and deliver the Asbestos PI Trust Funding Agreement; (iii) HESI shall execute and deliver the DII Industries Pledge Agreement; (iv) Halliburton shall execute and deliver the Halliburton Asbestos PI Trust Guarantee; (v) the Debtors and Halliburton, on behalf of the Halliburton Current Affiliates, shall execute and deliver the Asbestos PI Trust Additional Funding Agreement; and (vi) the Debtors shall deliver the Halliburton Asbestos PI Trust Stock to the Asbestos PI Trust.

(b)  Silica PI Trust.    On the Effective Date: (i) DII Industries and KBR, shall execute and deliver the Silica PI Trust Note; (ii) the Debtors shall execute and deliver the Silica PI Trust Funding Agreement; (iii) the Debtors shall deliver the Initial Cash Amount; (iv) Halliburton shall execute and deliver the Halliburton Silica PI Trust Guarantee; and (v) KBR shall execute and deliver the Mid-Valley Pledge Agreement.

9.3  Certificate of Incorporation and Bylaws.    The Certificates of Incorporation of each of the Reorganized Debtors shall be deemed amended, as of the Effective Date, to prohibit the issuance of nonvoting equity securities.

9.4  Management of the Reorganized Debtors.    On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed, in the case of DII Industries, by HESI as the managing member of DII Industries and, in the case of the other Reorganized Debtors, by the respective boards of directors of such Reorganized Debtors in accordance with applicable law and/or constituent documents. All existing corporate officers of the Debtors shall continue to serve the Reorganized Debtors in their existing capacities under the terms of their existing employment contracts.

9.5  Withholding of Taxes.    The Reorganized Debtors, the Asbestos PI Trust, and the Silica PI Trust, as applicable, shall comply with all applicable withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities, and all distributions hereunder or under any Plan Document shall be subject to such withholding and reporting requirements, if any. Notwithstanding any other provision of this Plan, each Person receiving a distribution pursuant to this Plan, or any other Plan Document, will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income and other tax obligations, on account of that distribution.

DISCLOSURE STATEMENT EXHIBIT B- 12

9.6  Unclaimed Property.

(a)  Distributions by the Asbestos PI Trust and the Silica PI Trust.

Any Cash, assets, or other property to be distributed under this Plan by the Asbestos PI Trust or the Silica PI Trust, including any distribution to a holder of a Qualifying Settled PI Trust Claim, that remains unclaimed (including by an Entity’s failure to negotiate a check issued to such Entity) or otherwise is not deliverable to the Entity entitled thereto two (2) years after the initial distribution is made or attempted shall become vested in, and shall be transferred and delivered to, the Asbestos PI Trust if the Asbestos PI Trust had made the unclaimed distribution, or to the Silica PI Trust if the Silica PI Trust had made the unclaimed distribution, for use in accordance with the terms of the Asbestos PI Trust Agreement or the Silica PI Trust Agreement, as the case may be, on the thirtieth (30th) day after the Trustees of the Asbestos PI Trust or the Trustee of the Silica PI Trust, as the case may be, file a notice with the Bankruptcy Court setting forth information regarding the holder whose distribution is unclaimed or undeliverable and the amount of such distribution.

(b)  Distributions by the Reorganized Debtors.

Any Cash, assets, or other property to be distributed under this Plan to holders of Claims, other than Asbestos PI Trust Claims and Silica PI Trust Claims, that remain unclaimed (including by an Entity’s failure to negotiate a check issued to such Entity) or otherwise is not deliverable to the Entity entitled thereto two (2) years after the initial distribution is made or attempted shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors on the thirtieth (30th) day after the Reorganized Debtors file a notice with the Bankruptcy Court setting forth information regarding the holder whose distribution is unclaimed or undeliverable and the amount of such distribution. In such event, such Entity shall be deemed to have waived its rights to such payments or distributions under this Plan pursuant to section 1143 of the Bankruptcy Code, shall have no further Claim in respect of such distribution, and shall not participate in any further distributions under this Plan with respect to such Claim.

9.7  Exoneration and Reliance.    The Plan-Process Participants shall not be liable other than for willful misconduct or gross negligence to any holder of a Claim, Demand, or Interest or any other Entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time through the Effective Date in connection with (a) the management or operation of the Debtors or the discharge of their duties under the Bankruptcy Code, (b) the implementation of any of the transactions provided for, or contemplated in, this Plan or other Plan Documents, (c) any action taken in connection with either the enforcement of the rights of any Debtor against any Entities or the defense of Claims asserted against any such Debtor with regard to the Reorganization Cases, (d) any action taken in the negotiation, formulation, development, proposal, solicitation, disclosure, Confirmation, or implementation of this Plan or other Plan Documents filed in these Reorganization Cases, or (e) the administration of this Plan or the assets and property to be distributed pursuant to this Plan. The Plan-Process Participants may reasonably rely upon the opinions of their respective counsel, accountants, and other experts or professionals and such reliance, if reasonable, shall conclusively establish the absence of willful misconduct or gross negligence; provided, however, that a determination that such reliance is unreasonable shall not, by itself, constitute a determination of willful misconduct. In any action, suit, or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or nonaction of, Plan-Process Participants, the reasonable attorneys’ fees and costs of the prevailing party shall be paid by the losing party, and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys’ fees and costs in the event they fail to prevail.

9.8  Approval of Insurance Settlements.    Confirmation of this Plan shall constitute approval pursuant to Bankruptcy Rule 9019 of all Asbestos/Silica Insurance Settlement Agreements executed as of the Confirmation Date, as evidenced by entry of the Confirmation Order.

DISCLOSURE STATEMENT EXHIBIT B- 13

9.9  Plan Distributions.    Distributions to holders of Asbestos PI Trust Claims and Silica PI Trust Claims shall be made in accordance with the Asbestos PI Trust Documents and the Silica PI Trust Documents, as the case may be. All other distributions or payments required or permitted to be made under this Plan, other than to Professional Persons, shall be made by the Reorganized Debtor(s) obligated to make such payment at the time or times and in the manner provided herein, unless otherwise ordered by the Bankruptcy Court. Distributions to Professional Persons shall be made pursuant to order of the Bankruptcy Court.

9.10  Further Authorizations.    Any Debtor, Reorganized Debtor, other Debtor-Affiliated Protected Party, the Asbestos Committee, the Unsecured Creditors Committee, if one is appointed, or the Legal Representative, if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any one or more of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, this Plan.

9.11  Transfer Taxes.    The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to, or in connection with, this Plan or the making or delivery of an instrument of transfer under, or in connection with, this Plan shall not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax, or other similar tax.

9.12  Recordable Order.    The Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

9.13  Effectuating Documents and Further Transactions.    The chief executive officer, president, general counsel, secretary, treasurer, any vice president, or managing member (if applicable) of each Debtor shall be authorized, to the extent consistent with the Debtor’s constituent documents, to execute, deliver, file, or record such contracts, instruments, settlement agreements, releases, indentures, and other agreements or documents and to take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Secretary or any Assistant Secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

9.14  Corporate Action.    All matters provided for under this Plan involving the corporate structure of a Debtor or a Reorganized Debtor, or any corporate action to be taken by, or required of such Debtor or Reorganized Debtor, shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

ARTICLE X

INJUNCTIONS, RELEASES, AND DISCHARGE

10.1  Discharge and Release.    On the Effective Date, to the fullest extent permitted under applicable law, the rights provided in the Plan shall (a) discharge the Debtors and the Reorganized Debtors and (b) release each of the Halliburton Entities and the Harbison-Walker Entities, in the case of both (a) and (b), from any and all Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, whether or not (i) a Proof of Claim based on such claim was filed or deemed filed under section 501 of the Bankruptcy Code, (ii) such claim is or was Allowed under section 502 of the Bankruptcy Code, (iii) such claim was listed on the Schedules of a Debtor, or (iv) the holder of such claim voted on or accepted the Plan; provided, however, that notwithstanding anything in this article 10.1 to the contrary, nothing herein shall affect, limit, or otherwise impair any right of a Halliburton Entity against any Asbestos/Silica Insurance Company.

DISCLOSURE STATEMENT EXHIBIT B- 14

10.2  Discharge Injunction.    Except as specifically provided to the contrary in the Plan Documents, the discharge and release set forth in article 10.1 also shall operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim and Demand discharged or released in article 10.1, and (b) any cause of action, whether known or unknown, against any Halliburton Entity or Harbison-Walker Entity that is derivative of, or based upon, any Claim or Interest discharged and released in article 10.1.

10.3  The Permanent Channeling Injunction and the Asbestos/Silica Insurance Company Injunction.    In order to supplement the injunctive effect of the Discharge Injunction, and pursuant to sections 524(g) or 105(a) of the Bankruptcy Code (or both), the Confirmation Order shall provide for issuance of the following injunctions to take effect as of the Effective Date:

(a)  Permanent Channeling Injunction.

(i)  Terms.    In order to preserve and promote the settlements contemplated by and provided for in this Plan and to supplement, where necessary, the injunctive effect of the discharge provided by sections 1141 and 524 of the Bankruptcy Code and as described in this article, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Asbestos PI Trust Claim, any Silica PI Trust Claim, or any Claim or Demand for or respecting any Asbestos PI Trust Expense or Silica PI Trust Expense against any of the Debtor-Affiliated Protected Parties, based upon, arising out of, attributable to, or, in any way, causally connected with, any Released Claim whenever and wherever arising or asserted (including, but not limited to, all such Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether by common law or by statute) shall be permanently and forever stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery from any Debtor-Affiliated Protected Party with respect to such Released Claim, including, but not limited to:

A.  commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any Released Claim against any of the Debtor-Affiliated Protected Parties, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

B.  enforcing, levying, attaching (including by prejudgment attachment), collecting, or otherwise recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or other order against any of the Debtor-Affiliated Protected Parties, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

C.  creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien of any kind against any Debtor-Affiliated Protected Party, or the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim;

D.  except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, reimbursement, or recoupment of any kind and in any manner, directly or indirectly against any obligation due any Debtor-Affiliated Protected Party, or against the property or interests in property of any Debtor-Affiliated Protected Party, with respect to any Released Claim; and

E.  proceeding or taking any action, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents, the Asbestos PI Trust Documents, or the Silica PI Trust Documents relating to any Released Claim.

DISCLOSURE STATEMENT EXHIBIT B- 15

(ii)  Reservations.    Notwithstanding anything to the contrary above, this Permanent Channeling Injunction shall not enjoin:

A.  the rights of Entities to the treatment accorded them under articles II and IV of this Plan, as applicable, including the rights of Entities with Asbestos PI Trust Claims and Silica PI Trust Claims to assert such Asbestos PI Trust Claims in accordance with the Asbestos TDP and the Silica PI Trust Claims in accordance with the Silica TDP;

B.  the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Asbestos PI Trust Expenses against the Asbestos PI Trust or of Silica PI Trust Expenses against the Silica PI Trust;

C.  the rights of a Reorganized Debtor, Halliburton, or a Halliburton Current Affiliate to prosecute any Asbestos/Silica Insurance Action;

D.  the rights of Entities to assert any Claim, Demand, debt, obligation, or liability for payment against an Asbestos/Silica Insurance Company that is not a Debtor-Affiliated Protected Party unless otherwise enjoined by order of the Bankruptcy Court or estopped by a provision of this Plan;

E.  the rights of the Trustees of the Asbestos PI Trust to assert any claim under the Asbestos PI Trust Funding Agreement or the Asbestos PI Trust Additional Funding Agreement or the rights of the Trustee of the Silica PI Trust to assert any claim under the Silica PI Trust Funding Agreement;

F.  the rights of any holder of a Settled Asbestos PI Trust Claim or Settled Silica PI Trust Claim, whose claim is determined by the Debtors or the Reorganized Debtors not to be a Qualifying Settled Asbestos PI Trust Claim or Qualifying Settled Silica PI Trust Claim, as the case may be, to exercise any alternative dispute resolution rights under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement in accordance with article 12.2 of the Plan; or

G.  the right of the holder, if any, of an Asbestos Secured PI Trust Claim or a Silica Secured PI Trust Claim to exercise the holder’s legal, equitable, or contractual rights on account of such Claim, subject to, and in accordance with, the provisions of articles 4.2(e) and (g) of the Plan.

(b)  Asbestos/Silica Insurance Company Injunction.

(i)  Terms.    In order to preserve and promote the property of the Estate, as well as the settlements contemplated by and provided for in this Plan, and to supplement, where necessary, the injunctive effect of the discharge and releases detailed herein, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under section 524(g) or 105(a) (or both) of the Bankruptcy Code, all Entities which have held or asserted, which hold or assert, or which may in the future hold or assert any Claim, Demand, or cause of action (including, but not limited to, any Asbestos PI Trust Claim, Silica PI Trust Claim, or any Claim or Demand for or respecting any Asbestos PI Trust Expense or Silica PI Trust Expense) against a Settling Asbestos/Silica Insurance Company (if any) based upon, arising out of, attributable to, or in any way connected causally with any Claim against or relating to Asbestos/Silica In-Place Insurance Coverage or an Asbestos/Silica Insurance Policy, whenever and wherever arisen or asserted (including, but not limited to, all Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether under common law or by statute) shall be permanently and forever stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim, Demand, or cause of action, including, but not limited to:

A.  commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in

DISCLOSURE STATEMENT EXHIBIT B- 16

any forum with respect to any such Claim, Demand, or cause of action against any Settling Asbestos/Silica Insurance Company, or against the property or interests in property of any Settling Asbestos/Silica Insurance Company, with respect to any such Claim, Demand, or cause of action;

B.  enforcing, levying, attaching, collecting, or otherwise recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against any Settling Asbestos/Silica Insurance Company or against the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action;

C.  creating, perfecting, or otherwise enforcing, in any manner, directly or indirectly, any Lien of any kind against any Settling Asbestos/Silica Insurance Company or the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action;

D.  except as otherwise specifically provided in this Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, reimbursement, or recoupment of any kind and in any manner, directly or indirectly, against any obligation due any Settling Asbestos/Silica Insurance Company or against the property or interests in property of any Settling Asbestos/Silica Insurance Company with respect to any such Claim, Demand, or cause of action; and

E.  taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents relating to such Claim, Demand, or cause of action.

(ii)  Reservations.    Notwithstanding anything to the contrary above, this Asbestos/Silica Insurance Company Injunction shall not enjoin:

A.  the rights of Entities to the treatment accorded them under articles II and IV of this Plan, as applicable, including the rights of Entities with Asbestos PI Trust Claims or Silica PI Trust Claims to assert Asbestos PI Trust Claims against the Asbestos PI Trust in accordance with the Asbestos TDP or Silica PI Trust Claims against the Silica PI Trust in accordance with the Silica TDP;

B.  the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Asbestos PI Trust Expenses against the Asbestos PI Trust or Silica PI Trust Expenses against the Silica PI Trust; or

C.  the rights of the Reorganized Debtors and Released Non-Debtor Affiliates to prosecute any Asbestos/Silica Insurance Action subject, however, to the terms of any Asbestos/Silica Insurance Settlement Agreement.

10.4  Limitation of Injunctions.    Notwithstanding any other provision of this Plan to the contrary, the releases set forth in article 10.1 and the Injunctions set forth in articles 10.2 and 10.3, respectively, shall not serve to satisfy, discharge, release, or enjoin claims by any Entity against (a) the Asbestos PI Trust for payment of Asbestos PI Trust Claims or the Silica PI Trust for payment of Silica PI Trust Claims in accordance with the Asbestos TDP and Silica TDP, respectively, or (b) the Asbestos PI Trust and the Silica PI Trust, respectively, for the payment of Asbestos PI Trust Expenses and Silica PI Trust Expenses.

10.5  346 Injunction.    In accordance with section 346 of the Bankruptcy Code, for purposes of any state or local law imposing a tax, the Debtors and/or the Reorganized Debtors will not realize income by reason of any forgiveness or discharge of indebtedness resulting from the consummation of this Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Effective Date, from commencing, continuing, or taking any act to impose, collect, or recover in any manner any tax against the Debtors and/or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under this Plan.

DISCLOSURE STATEMENT EXHIBIT B- 17

10.6  Release of Intercompany Settlement Claims.    In accordance with, and to effectuate, the Halliburton Intercompany Settlement Agreement, attached as Plan Exhibit 15, on the Effective Date, the Debtors (on behalf of themselves and their Estates) and the Reorganized Debtors shall be deemed, without need for further action, to have granted an unconditional and absolute release to all Released Debtor Parties and Released Non-Debtor Affiliates of and from any and all Intercompany Settlement Claims, and neither the Debtors, nor any representative of their Estates, nor the Reorganized Debtors shall commence and/or prosecute any Intercompany Settlement Claim against a Settlement Released Party.

10.7  Rights against Debtors under Environmental Laws.    Nothing in this Plan or any related document shall be deemed as discharging, impairing, or otherwise adversely affecting the police and regulatory rights and claims of Governmental Units on account of, or arising under, applicable Environmental Laws, and such regulatory rights and the claims of governmental units against the Debtors and the Reorganized Debtors shall survive the Reorganization Cases and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Debtors had not commenced their Reorganization Cases.

10.8  Disallowed Claims and Disallowed Interests.    On and after the Effective Date, the Debtors shall be fully and finally discharged of any liability or obligation on a Claim or Interest disallowed by order of the Bankruptcy Court. Any order disallowing a Claim or Interest that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest; and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

10.9  No Effect on Pension Plans.    Nothing contained in the Plan, the Bankruptcy Code (including section 1141 thereof), or any other document filed in the Reorganization Cases shall be construed to discharge, release, or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility with respect to the Pension Plans imposed by any law, governmental policy, or regulatory provision. No Entity, including the PBGC and the Pension Plans shall be enjoined or precluded from enforcing such liability or responsibility as a result of any of the provisions of the Plan (including those provisions providing for exculpation, satisfaction, release, and discharge of Claims), the Bankruptcy Code (including section 1141 thereof), or any other document filed in the Reorganization Cases. Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any such liability or responsibility with respect to the Pension Plans arising under any law, governmental policy, or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos PI Trust or the Silica PI Trust or to any of the Asbestos PI Trust Assets or Silica PI Trust Assets.

DISCLOSURE STATEMENT EXHIBIT B- 18

ARTICLE XI

MATTERS INCIDENT TO PLAN CONFIRMATION

11.1  Term of Certain Injunctions and Automatic Stay.

(a)  All of the injunctions and/or automatic stays provided in connection with these Reorganization Cases, whether pursuant to section 105, section 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective and thereafter if so provided by this Plan, the Confirmation Order, or by their own terms. In addition, on and after the Confirmation Date, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between the Confirmation Date and the Effective Date.

(b)  Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

11.2  No Successor Liability.

(a)  Except as otherwise expressly provided in this Plan, none of the Debtor-Affiliated Protected Parties, the Asbestos PI Trust, the Silica PI Trust, or the Legal Representative shall be deemed a successor or successor-in-interest to the Debtors or to any Entity for which the Debtors may be held legally responsible, by reason of any theory of law or equity, and none shall be responsible for any successor or transferee liability of any kind or character.

(b)  Except as otherwise expressly provided in this Plan, the Debtor-Affiliated Protected Parties, the Asbestos Committee, and the Legal Representative do not agree to perform, pay, indemnify creditors for, or otherwise have any responsibilities for any liabilities or obligations of the Debtors, whether arising before, on, or after the Confirmation Date.

11.3  Disallowance of Certain Contingent, Unliquidated, or Disputed Claims.    Unless the Bankruptcy Court orders otherwise, the Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to the authority granted by section 502(e)(1)(B) of the Bankruptcy Code, disallowing all contingent, unliquidated, or disputed Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims.

11.4  Asbestos/Silica Insurance Actions and Preservation of Insurance Claims.    Asbestos/Silica Insurance Actions shall be preserved pursuant to this provision for prosecution by the Reorganized Debtors. On or after the Effective Date, the Reorganized Debtors shall be entitled, in their sole and complete discretion, to compromise or settle any and all Asbestos/Silica Insurance Actions and extend the Asbestos/Silica Insurance Company Injunction to any Asbestos/Silica Insurance Company that becomes a party to an Asbestos/Silica Insurance Settlement Agreement. Extension of the Asbestos/Silica Insurance Company Injunction shall be accomplished by amending and/or supplementing Exhibit 2 hereto to add the name of the Settling Asbestos/Silica Insurance Company and, if requested by the Settling Asbestos/Silica Insurance Company, an order of the Bankruptcy Court. Except as for the rights of the Asbestos PI Trust under the Asbestos PI Trust Additional Funding Agreement, the Reorganized Debtors shall have the right to retain all Asbestos/Silica Insurance Action Recoveries. The Debtors’ discharge, and the Halliburton Entities’ and the Harbison-Walker Entities’ release pursuant to the terms of this Plan, shall neither diminish nor impair the rights of a party under any Asbestos/Silica Insurance Policy or the rights, if any, of any Asbestos/Silica Insurance Company to assert any claim, defense, or counterclaim in connection therewith.

DISCLOSURE STATEMENT EXHIBIT B- 19

11.5  Institution and Maintenance of Legal and Other Proceedings.    Except as provided in articles 11.4 and 12.1 of this Plan, as of the Effective Date, the Asbestos PI Trust and the Silica PI Trust shall be empowered to initiate, prosecute, defend, settle, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos PI Trust or the Silica PI Trust, as the case may be. The Asbestos PI Trust or the Silica PI Trust, as the case may be, shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the Effective Date arising from or associated with any legal action or other proceeding that is the subject of this article 11.5.

11.6  Revesting.    Except as otherwise expressly provided in this Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the assets and property of their former Estates, free and clear of all Claims, Liens, charges, and other interests of holders of Claims, and may operate their businesses free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

11.7  Vesting and Enforcement of Causes of Action.    All causes of action shall remain property of the Reorganized Debtors, except to the extent provided in this Plan, and may be pursued or compromised as deemed fit by the Reorganized Debtors in their sole discretion without need for approval of the Bankruptcy Court. Proceeds, if any, of such remaining causes of action shall be retained by the Reorganized Debtors for general corporate purposes.

11.8  Waiver of Indirect Asbestos PI Trust Claims and Indirect Silica PI Trust Claims.    Upon occurrence of the Effective Date, the Debtors, the Reorganized Debtors, Halliburton, and the Halliburton Current Affiliates shall be deemed to have waived and released the right to pursue against the Asbestos PI Trust or Silica PI Trust any Indirect Asbestos PI Trust Claim or Indirect Silica PI Trust Claim they may now or in the future have arising from an Asbestos Bonded Claim or Silica Bonded Claim.

ARTICLE XII

RESOLUTION OF DISPUTED CLAIMS

12.1  Prosecution of Objections.    Upon occurrence of the Effective Date, the Reorganized Debtors shall have sole and exclusive authority to file objections to Claims, other than objections to Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, and to litigate to judgment, settle, or withdraw such objections to such Claims. Without limiting the preceding, each Reorganized Debtor shall have the right to litigate any Disputed Claim either in the Bankruptcy Court or in any court of competent jurisdiction. After the Effective Date, only the Asbestos PI Trust shall have the authority to file objections to Asbestos Unsecured PI Trust Claims and only the Silica PI Trust shall have the authority to file objections to Silica Unsecured PI Trust Claims and litigate to judgment, settle, or withdraw such objections. Regardless of whether a Proof of Claim is filed, Asbestos PI Trust Claims and Silica PI Trust Claims shall be satisfied exclusively in accordance with this Plan, the Asbestos PI Trust Agreement, the Asbestos TDP, the Silica PI Trust Agreement, and the Silica TDP, as the case may be.

12.2  Disputes Regarding Qualification of Settled Claimants.    Any dispute regarding whether a holder of a Settled PI Trust Claim has satisfied all conditions for payment under the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement shall be resolved between the Claimant and the Debtors or Reorganized Debtors pursuant to the alternative dispute resolution provisions of the applicable Asbestos/Silica PI Trust Settlement Agreement or, if there are no such provisions, then by the Bankruptcy Court. Under no circumstances shall the Asbestos PI Trust or the Silica PI Trust, as the case may be, be responsible for payment of any Settled PI Trust Claim that has not first been determined to be a Qualifying Settled PI Trust Claim in accordance with such provisions. Notwithstanding anything to the contrary in an Asbestos/Silica PI Trust Claimant Settlement

DISCLOSURE STATEMENT EXHIBIT B- 20

Agreement or otherwise applicable law, no holder of a Settled PI Trust Claim shall be entitled to dispute disqualification of such holder’s Claim unless such holder has (a) initiated alternative dispute resolution pursuant to the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement or (b), in the absence of such provisions, sought a determination from the Bankruptcy Court, in the case of both (a) and (b) not later than one (1) year after such Claimant received a notice of final disqualification from the Debtors or Reorganized Debtors.

ARTICLE XIII

MISCELLANEOUS

13.1  General Retention of Jurisdiction.    Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including, without limitation, that necessary (a) to ensure that the purposes and intent of this Plan are carried out, (b) to enforce and interpret the terms and conditions of the Plan Documents, and (c) to enter such orders or judgments, including, without limitation, injunctions necessary to enforce the rights, title, and powers of a Debtor, Reorganized Debtor, Debtor-Affiliated Protected Party, Settling Asbestos/Silica Insurance Company, the Asbestos PI Trust, the Silica PI Trust and/or the Legal Representative. Except as otherwise provided in this Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors and to adjudicate and enforce all other causes of action that may exist on behalf of the Debtors. Nothing contained herein shall prevent the Reorganized Debtors from taking such action as may be necessary in the enforcement of any cause of action that the Debtors have or may have and that may not have been enforced or prosecuted by the Debtors, which cause of action shall survive entry of the Confirmation Order and occurence of the Effective Date and shall not be affected thereby except as specifically provided herein.

13.2  Jurisdiction over the Asbestos PI Trust and the Silica PI Trust.    The Asbestos PI Trust and Silica PI Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of Treasury Department regulations issued pursuant to section 468B of the IRC.

13.3  Specific Purposes.    Without limiting the effect of articles 13.1 and 13.2, the Bankruptcy Court shall retain jurisdiction after Confirmation to:

(a)  modify this Plan after entry of the Confirmation Order, pursuant to the provisions of this Plan, the Bankruptcy Code, and the Bankruptcy Rules;

(b)  correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to this Plan, the Asbestos PI Trust Documents, the Silica PI Trust Documents, or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

(c)  assure the performance by the Reorganized Debtors, the Asbestos PI Trust, and/or Silica PI Trust of their respective obligations to make distributions under the Plan and other Plan Documents;

(d)  enter such orders or judgments, including injunctions (i) as necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Asbestos PI Trust, and the Silica PI Trust and (ii) as necessary to enable holders of Claims to pursue their rights against any entity that may be liable therefor pursuant to applicable law or otherwise, including orders of the Bankruptcy Court;

DISCLOSURE STATEMENT EXHIBIT B- 21

(e)  hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, and similar or related matters with respect to the Debtors, the Reorganized Debtors, the Asbestos PI Trust, and/or the Silica PI Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

(f)  hear and determine all applications for compensation of Professional Persons and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

(g)  hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

(h)  hear and determine any cause of action in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtor-Affiliated Protected Parties, the Asbestos Committee, the Asbestos PI Trust, the Silica PI Trust, the Legal Representative, or their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, professionals, representatives, and agents;

(i)  hear and determine any and all motions pending as of the Confirmation Date for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

(j)  hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(k)  consider and act on the compromise and settlement of any Claim against, or Interest in, the Debtors or their Estates including, without limitation, any disputes relating to Administrative Claims;

(l)  hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Asbestos PI Trust, and/or the Silica PI Trust;

(m)  hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases;

(n)  retain continuing jurisdiction with regard to the Asbestos PI Trust and the Silica PI Trust sufficient to satisfy the requirements of Treas. Reg. section 1.468B-1(c)(1);

(o)  hear and determine any and all applications brought by the Trustees of the Asbestos PI Trust to amend, modify, alter, or repeal any provision of the Asbestos PI Trust Agreement or the Asbestos TDP pursuant to section 2.1(c)(ix) of the Asbestos PI Trust Agreement or by the Trustee of the Silica PI Trust to amend, modify, alter, or repeal any provision of the Silica PI Trust Agreement or Silica TDP pursuant to section 2.1(d)(ix) of the Silica PI Trust Agreement; and

(p)  enter such orders as are necessary to implement and enforce the Injunctions.

DISCLOSURE STATEMENT EXHIBIT B- 22

13.4  Exclusive Jurisdiction of District Court for Certain Matters.    Except as may have been agreed between the Asbestos PI Trust or the Silica PI Trust, as the case may be, and the holder of an Asbestos Unsecured PI Trust Claim or Silica Unsecured PI Trust Claim, the District Court shall have exclusive jurisdiction to conduct a trial to liquidate the Asbestos PI Trust Claim or Silica PI Trust Claim of any holder of an Asbestos Unsecured PI Trust Claim or Silica Unsecured PI Trust Claim who elects, pursuant to the Asbestos TDP or Silica TDP, to have the amount of such Claim determined through a jury trial.

13.5  Post-Effective Date Status of Official Committees and the Legal Representative.    The Asbestos Committee, the Unsecured Creditors Committee, if one is appointed, and the position of the Legal Representative shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Committee, the Unsecured Creditors Committee (if appointed), and the Legal Representative through that date in accordance with the fee and expense procedures, if any, promulgated during the Reorganization Cases; provided, however, that notwithstanding the foregoing, the Asbestos Committee, the Unsecured Creditors Committee (if any), and the position of Legal Representative shall continue in existence after the Effective Date for the duration of any appeal of the Confirmation Order and/or any pending adversary proceeding in the Reorganization Cases in which the Asbestos Committee, the Unsecured Creditors Committee, and/or Legal Representative is participating as a party and, provided further, that the Asbestos Committee, the Unsecured Creditors Committee, and Legal Representative shall have standing to participate in proceedings brought by their respective professionals or, if applicable, members, for allowance of fees and/or reimbursement of expenses as permitted by law. After the Effective Date, the Legal Representative shall continue in office and shall have and exercise the rights, duties, and responsibilities set forth in the Asbestos PI Trust Documents and Silica PI Trust Documents. Except as provided above, the Asbestos Committee and the Unsecured Creditors Committee shall be dissolved on the Effective Date, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases.

13.6  Modification of Plan.    After the Confirmation Date, the Debtors may remedy any defects or omissions or reconcile any inconsistencies in this Plan or the Confirmation Order or any other order entered for the purpose of implementing this Plan in such manner as may be necessary to carry out the purposes and intent of this Plan so long as the interests of the Asbestos PI Trust, Silica PI Trust, Debtor-Affiliated Protected Parties, as determined by Halliburton, and of the holders of Allowed Claims are not adversely affected. Except as provided in accordance with the terms thereof, no Plan Document shall be modified, supplemented, changed or amended in any material respect following Confirmation except with the consent of (a) the Debtors or the Reorganized Debtors (as the case may be), (b) Halliburton, to the extent that any such modification, supplementation, change, or amendment affects the Debtor-Affiliated Protected Parties, (c) the Trustees of the Asbestos PI Trust, the Asbestos Committee (if in existence), and the Legal Representative to the extent that any such modification, supplementation, change, or amendment affects the Asbestos PI Trust or its assets or liabilities, and (d) the Trustee of the Silica PI Trust and the Legal Representative to the extent that any such modification, supplementation, change, or amendment impairs or affects the Silica PI Trust or its assets or liabilities. In the event of a conflict between the terms or provisions of this Plan and the Asbestos PI Trust Documents or Silica PI Trust Documents, the terms of this Plan shall control over the Asbestos PI Trust Documents or Silica PI Trust Documents, as the case may be.

13.7  Modification of Payment Terms.    Except with respect to Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, the Debtors reserve the right to modify the treatment of any Allowed Claim, as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date with the consent of the holder of such Allowed Claim.

DISCLOSURE STATEMENT EXHIBIT B- 23

13.8  Entire Agreement.    The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents.

13.9  Severability.    In the event any provision in this Plan should be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan; provided, however, that upon any such determination of unenforceability, the Debtors, Halliburton, the Legal Representative, and the Asbestos Committee have the right to object in writing to such determination prior to the Effective Date.

13.10  Headings.    Headings are utilized in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

13.11  Administrative Claims Bar Date.    Unless otherwise ordered by the Bankruptcy Court, the Confirmation Order shall operate to set a bar date for Administrative Claims, which bar date shall be the first Business Day that is at least forty-five (45) days after the Effective Date. Other than Professional Persons, Claimants holding Administrative Claims that have arisen in the ordinary course of business of the Debtors shall not be required to submit a Request for Payment of Administrative Expense, unless otherwise ordered by the Bankruptcy Court. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Reorganized Debtors and any other party in interest will have thirty (30) days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Claims is held by the Bankruptcy Court, provided that such thirty-day (30) period of review may be extended by the Bankruptcy Court upon the request of the Reorganized Debtors.

13.12  Governing Law.    Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

13.13  Consent to Jurisdiction.    Upon default under this Plan, the Debtors, the Reorganized Debtors, Halliburton, the Halliburton Current Affiliates, the Asbestos PI Trust and the Trustees thereof, the Silica PI Trust and the Trustee thereof, and the Legal Representative each consent to the jurisdiction of the Bankruptcy Court.

13.14  Setoffs.    Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors may, but shall not be required to, setoff against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtor may have against such holder.

13.15  Successors and Assigns.    The rights, duties, and obligations of any Entity named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

13.16  Notices.    All notices, requests, elections, or demands in connection with this Plan shall be in writing and shall be delivered by registered or certified mail, facsimile, or email to the following addresses unless a different address is designated in a notice served in accordance with this provision:

DISCLOSURE STATEMENT EXHIBIT B- 24

If to the Debtors or Reorganized Debtors:

DII Industries, LLC

Attn: General Counsel

1401 McKinney, Suite 2400

Houston, Texas 77010

Facsimile: 713.759.2622

and

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: 212.536.3901

Email: jrich@kl.com

and

Michael G. Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

Facsimile: 412.355.6501

Email: mzanic@kl.com

If to Halliburton or any of the Halliburton Current Affiliates:

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Facsimile: 214.661.4727

Email: jack.kinzie@bakerbotts.com

If to the Asbestos Committee:

Elihu Inselbuch

Caplin & Drysdale, Chtd.

399 Park Avenue

New York, New York 10022

Facsimile: 212.644.6755

Email: ei@capdale.com

and

Peter Van N. Lockwood

Caplin & Drysdale, Chtd.

One Thomas Square, N.W.

Washington, D.C. 20005

Facsimile: 202.429.3301

Email: pvnl@capdale.com

DISCLOSURE STATEMENT EXHIBIT B- 25

If to the Asbestos PI Trust:

The address(es) designated by the Trustees of the Asbestos PI Trust in a notice to be filed with the clerk of the Bankruptcy Court not later than ten (10) days following the Effective Date and served in accordance with this article 13.16.

If to the Silica PI Trust:

The address(es) designated by the Trustee of the Silica PI Trust in a notice to be filed with the clerk of the Bankruptcy Court not later than ten (10) days following the Effective Date and served in accordance with this article 13.16.

If to the Legal Representative:

Eric D. Green

Resolutions, LLC

155 Federal Street

Boston, Massachusetts 02110

Facsimile: 617.556.9900

Email: ericdgreen@resolutionsllc.com

and

James L. Patton, Jr.

Young Conaway Stargatt & Taylor, LLP

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Facsimile: 302.571.1253

Email: jpatton@ycst.com

Dated: November    , 2003

MID-VALLEY, INC., a Pennsylvania corporation

By:
Robert R. Harl President

DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Robert R. Harl President

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Robert R. Harl President

DISCLOSURE STATEMENT EXHIBIT B- 26

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Robert R. Harl President

KELLOGG BROWN & ROOT ENGINEERING CORPORATION, a New York corporation

By:
Martin G. Schweers President

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:
Robert R. Harl President

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:
Robert R. Harl President

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Robert R. Harl President

DISCLOSURE STATEMENT EXHIBIT B- 27

PLAN EXHIBITS

Exhibit 1	List of Principal Asbestos/Silica Insurance Policies

Exhibit 2	List of Asbestos/Silica Insurance Settlement Agreements

Exhibit 3	List of Asbestos/Silica PI Trust Claimant Settlement Agreements

Exhibit 4	Form of Asbestos PI Trust Agreement

Exhibit 5	Form of Asbestos PI Trust Note

Exhibit 6	Form of Halliburton Asbestos PI Trust Guarantee

Exhibit 7	Form of DII Industries Pledge Agreement

Exhibit 8	Form of Asbestos PI Trust Funding Agreement

Exhibit 9	Form of Asbestos PI Trust Additional Funding Agreement

Exhibit 10	Form of Silica PI Trust Agreement

Exhibit 11	Form of Silica PI Trust Note

Exhibit 12	Form of Halliburton Silica PI Trust Guarantee

Exhibit 13	Form of Mid-Valley Pledge Agreement

Exhibit 14	Form of Silica PI Trust Funding Agreement

Exhibit 15	Halliburton Intercompany Settlement Agreement

Exhibit 16	List of Halliburton Current Affiliates

Exhibit 17	List of Debtor-Indemnified Protected Parties

Exhibit 18	Form of Stockholder Agreement

DISCLOSURE STATEMENT EXHIBIT B

PLAN EXHIBIT 1

LIST OF PRINCIPAL ASBESTOS/SILICA INSURANCE POLICIES

(as of September 12, 2003)

This list may be amended by the Debtors. If the list is amended, the amended list will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. After the Reorganization Cases are filed, any amended lists also will be available on the Bankruptcy Court’s public website: www.pawb.uscourts.gov.

There may be additional Asbestos/Silica Insurance Policies that are not contained on this list.

PLAN EXHIBIT 1

NAMED INSURED:	American Locomotive Company
ALCO Products Incorporated

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Atlantic Mutual Insurance Company	1LA 1845	01/01/60-01/01/61
	Unknown	01/01/63-01/01/64
	450-351-293	01/01/64-01/01/65
	450-353-893	01/01/65-05/07/65

Employers Mutual Liability Insurance Company of Wisconsin	528-189 BR	01/01/47-01/01/48
	829-463 BR	01/01/48-01/01/49
	820-463 BR	01/01/49-01/01/50
	821-463 BR	01/01/50-01/01/51
	822-463 BR	01/01/51-01/01/52
	523-32147 BR	01/01/52-01/01/53
	524-32147 BR	01/01/53-01/01/54
	525-32147 BR	01/01/54-01/01/55
	526-3-32147 BR	01/01/55-01/01/56
	527-3-32147 BR	01/01/56-01/01/57
	0528-03-032147	01/01/57-01/01/58
	0529-03-032147	01/01/58-01/01/59
	0520-03-032147	01/01/59-01/01/60

Federal Insurance Company	Unknown	02/08/63-01/01/66 (Assumed)

St. Paul Fire & Marine Insurance Company	565YA0260	02/08/63-01/01/66 (Assumed)

The Travelers Indemnity Company	NSL 2618357	05/07/65-01/01/66
	CUP 2994263	01/01/66-01/01/69
	(11)NSL 6627446	01/01/67-01/01/68
	NSL-2641771	01/01/66-01/01/67

Underwriters at Lloyd’s, London and Certain London Market Companies	543 AM 570132	01/01/57-01/01/58 (Assumed)
	543 AM 570133	01/01/57-01/01/58 (Assumed)
	543 AM 580459	01/01/58-01/01/59 (Assumed)
	543 AM 580460	01/01/58-01/01/59 (Assumed)
	543 AM 580457	01/01/58-01/01/59 (Assumed)
	543 AM 580458	01/01/58-01/01/59 (Assumed)
	543 AM 590106	01/01/59-01/01/60
	543 AM 590107	01/01/59-01/01/60
	543 AM 600086	01/01/60-01/01/61
	543 AM 600087	01/01/60-01/01/61

PLAN EXHIBIT 1- 1

NAMED INSURED:	Brown & Root, Inc.

INSURER NAME	POLICY NUMBER	POLICY PERIOD
AIU Insurance Company	75-100355	01/01/78-01/01/79
	75-100455	01/01/79-01/01/82
	75-102327	01/01/82-01/01/84

American Excess Insurance Company (n/k/a Executive Risk Indemnity Company)	EUL 5088591	09/01/81-01/01/83

American General Insurance Company	CL-8767	01/01/47-01/01/48
	CL-9441	01/01/51-01/01/52
	CL-9704	01/01/52-01/01/53
	CL-9981	01/01/53-01/01/54
	CL-10450	01/01/54-01/01/55
	CL-10751	01/01/55-01/01/56 (Assumed)

American Home Assurance Company	CE 357184	01/23/70-01/01/71
	CE 2691914	01/01/71-01/01/72
	CE 2692228	01/01/72-01/01/73
	CE 338 02 77	01/01/73-01/01/74
	CE 338 17 68	01/01/74-01/01/75
	SCLE 80-65436	01/01/76-01/01/77

American Re-Insurance Company	M 1036700	10/31/75-01/01/76
	M 1053091	01/01/76-01/01/77

Arkwright - Boston Manufacturers Mutual Insurance Company (n/k/a Arkwright Insurance Company)	MMO-54085	01/01/78-01/01/81
	MMO-54086	01/01/78-01/01/81
	MMO-57292	01/01/81-01/01/82
	MMO-57293	01/01/81-01/01/82
	MMO-58954	01/01/82-01/01/84
	MMO-58955	01/01/82-01/01/84

Employers Commercial Union Insurance Company of America (n/k/a Commercial Union Insurance Company)	EZ-8324-001	01/01/70-01/01/71
	EZ-8324-002	01/01/71-01/01/72
	EE 8102 formerly EG-8542-002	01/01/71-01/01/72
	EZ-8324-003	01/01/72-01/01/73
	EE-8149-001	01/01/72-01/01/73

The Employers’ Liability Assurance Corporation, Limited (n/k/a Commercial Union Insurance Company)	EG-8542-001	01/30/70-01/01/71

The Fidelity & Casualty Company of New York	EX-H-100033	01/01/77-01/01/78
	EX-H-100037	01/01/77-01/01/78
	EX-H-100038	01/01/77-01/01/78
	EX-H-100111	01/01/78-01/01/79
	EX-H-100112	01/01/78-01/01/79

PLAN EXHIBIT 1- 2

INSURER NAME	POLICY NUMBER	POLICY PERIOD
The Fidelity & Casualty Company of New York (Continued)	EX-H-100113	01/01/78-01/01/79
	EX-H-180202	01/01/79-01/01/80
	EX-H-100203	01/01/79-01/01/80
	EX-H-100204	01/01/79-01/01/80
	EX-H-100206	01/01/79-01/01/80
	EX-H-100406	01/01/80-01/01/81
	EXH 101835	01/01/84-01/01/85
	EXH 102419	01/01/85-01/01/86
	EXH 103013	01/01/86-06/01/87
	EX-H-100404	01/01/80-01/01/81
	EXH-100405	01/01/80-01/01/81
	EX-H-100403	01/01/80-01/01/81
	EXH-100658	01/01/81-01/01/82
	EXH-100957	01/01/82-01/01/84

Fireman’s Fund Insurance Company	XLB-106 40 41	01/19/72-01/01/73

First State Insurance Company	920521	01/01/72-01/01/73

Granite State Insurance Company	SCLD 80-94180	01/01/77-01/01/78
	6784-2042	01/01/84-01/01/85

Highlands Insurance Company	Unknown	01/01/58-01/01/59
	CL2120	01/01/59-01/01/60
	CL2140	01/01/60-01/01/61
	CL2144	01/01/61-01/01/62
	CL2160	01/01/62-01/01/63
	CL2177	01/01/63-01/01/64
	CGA4104	01/01/64-01/01/65
	CGA4128	01/01/65-01/01/66
	CL 3228	01/01/66-01/01/67
	GA 50231	01/01/67-01/01/68
	GA 57108	01/01/68-01/01/69
	GA305566	01/01/69-01/01/70
	GA 31 06 72	01/01/70-01/01/71
	SR 10052	01/01/70-01/01/73
	SR 10065	01/01/70-01/01/71
	SR 10066	01/23/70-01/01/71
	GA 31 48 10	01/01/71-01/01/72
	SR 10093	01/01/71-01/01/72
	SR 10094	01/01/71-01/01/72
	SR 10095	01/01/71-01/01/72
	GA 36 02 20	01/01/72-01/01/73
	SR 10164	01/01/72-01/01/73
	SR 10174	02/01/72-01/01/73
	GA 81 41 00	01/01/73-01/01/74
	SR 10300	01/01/73-01/01/81
	SR 10288	01/01/73-01/01/74
	SR 10289	01/01/73-01/01/74

PLAN EXHIBIT 1- 3

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Highlands Insurance Company (Continued)	SR 10290	01/01/73-01/01/74
	GA 81 45 87	01/01/74-01/01/75
	SR 10445	01/01/74-01/01/75
	SR 10446	01/01/74-01/01/75
	SR 10447	01/01/74-01/01/75
	GA 82 10 27	01/01/75-01/01/76
	SR 10036	01/01/75-01/01/76
	SR 10037	01/01/75-01/01/76
	SR 10038	01/01/75-01/01/76
	GA 15 19 08	01/01/76-01/01/77
	SR 10161	01/01/76-01/01/77
	SR 10162	01/01/76-01/01/77
	SR 10163	01/01/76-01/01/77
	GA 15 43 62	01/01/77-01/01/78
	SR 50049	01/01/77-01/01/78
	SR 50050	01/01/77-01/01/78
	SR 50051	01/01/77-01/01/78
	SR 50052	01/01/77-01/01/78
	GA 15 68 23	01/01/78-01/01/79
	SR 50280	01/01/78-01/01/79
	SR 50281	01/01/78-01/01/81
	SR 50282	01/01/78-01/01/81
	SR 50283	01/01/78-01/01/81
	GA 53 18 08	01/01/79-01/01/80
	SR 50461	01/01/79-01/01/81
	SR 50458	01/01/79-01/01/81
	GA 53 36 44	01/01/80-01/01/81
	GA 82 20 55	01/01/81-01/01/82
	SR 50800	01/01/81-01/01/82
	SR 50746	01/01/81-01/01/83
	SR 50747	01/01/81-01/01/84
	SR 50748	01/01/81-01/01/84
	SR 50749	01/01/81-01/01/82
	SR 50750	01/01/81-01/01/83
	GA 21 82 57	01/01/82-01/01/83
	SR 50900	01/01/82-01/01/85
	SR 50907	01/01/82-01/01/84
	GA 23 83 75	01/01/83-01/01/84
	GA 23 79 51	01/01/84-01/01/85
	SR 51060	01/01/84-01/01/85
	RGA 23 80 07	01/01/85-01/01/86
	SR 51230	01/01/85-Unknown
	RGA 51 94 02	01/01/86-01/01/87
	SR 51488	01/01/86-Unknown
	SR 51479	01/01/86-01/01/87

PLAN EXHIBIT 1- 4

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Holland-Am	H80100	01/01/71-01/01/72
	H80376	01/01/72-01/01/73
	H82361	01/01/73-01/01/74
	H82496	01/01/74-01/01/75
	H82496	01/01/75-01/01/76
	H83825	01/01/76-01/01/77

The Home Insurance Company	HEC 9 32 88 37	01/01/77-01/01/78
	HEC 4 16 59 51	01/01/72-01/01/73
	HEC 4 35 66 48	01/01/73-01/01/74
	HEC 4 49 53 63	01/01/74-01/01/75
	HEC 4 49 60 22	01/01/75-01/01/76
	HEC 9 00 69 73	01/01/76-01/01/77

Insurance Company of North America (n/k/a Century Indemnity Company)	XPI 77 56 25	01/01/77-01/01/81
	XPI 11 07 56	01/01/81-01/01/82
	XPI 204000	01/01/82-01/01/84

International Insurance Company	522 011067 3	01/01/81-01/01/82

International Surplus Lines Insurance Company (n/k/a International Insurance Company)	XSI 9096	01/01/84-01/01/85
	XSI 10003	01/01/85-01/01/86

Midland Insurance Company	XL-1749	01/01/72-01/01/73

Mission Insurance Company	M70336	01/01/70-01/01/71

National Surety Corporation	XLX-120 43 81	01/01/73-01/01/74
	XLX-120 43 97	01/01/74-01/01/76
	XLX-120 30 50	01/01/76-01/01/77
	XLX-121 92 33	01/01/77-01/01/78
	XLX-136 31 40	01/01/78-01/01/79
	XLX-136 25 10	01/01/79-01/01/80
	XLX-136 25 04	01/01/79-01/01/80
	XLX-136 27 06	01/01/80-01/01/81
	XLX-136 27 07	01/01/80-01/01/81

National Union Fire Insurance Company of Pittsburgh, PA	CE 3641285	01/01/76-01/01/77
	1186877	01/01/77-01/01/78
	1226561	01/01/78-01/01/79
	1226745	01/01/79-01/01/80
	1226745	01/01/79-01/01/80
	1226848	01/01/80-01/01/81
	9601642	01/01/81-01/01/82
	9601696	01/01/82-01/01/84
	9605925	01/01/84-01/01/85

Republic Insurance Company	7L1346/01	01/01/77-01/01/78

PLAN EXHIBIT 1- 5

INSURER NAME	POLICY NUMBER	POLICY PERIOD
St. Paul Mercury Insurance Company	342ZT0445	01/01/77-01/01/79
	342ZT0877	01/01/79-01/01/81
	342ZT0878	01/01/79-01/01/81
	342ZT1357	01/01/81-01/01/82
	342ZT1358	01/01/81-01/01/82
	342ZT1682	01/01/82-01/01/85
	342ZT1683	01/01/82-01/01/85
	342ZT2106	01/01/84-01/01/85
	342ZT2478	01/01/85-01/01/86
	342ZT2479	01/01/85-01/01/86
	342ZT2480	01/01/85-01/01/86

Twin City Fire Insurance Company	TXS 100107	09/01/81-01/01/84

Unigard Mutual Insurance Company	1-0570	01/01/73-01/01/74

United States Fire Insurance Company	520 021924 2	01/01/77-01/01/78
	520 336101 6	01/01/78-01/01/79
	522 007079 4	01/01/79-01/01/80
	522 010333	01/01/80-01/01/81
	522 028779 3	09/01/81-01/01/84
	522 028786 5	01/01/82-01/01/84
	522 047129 4	01/01/84-01/01/85
	522 047130 3	01/01/84-01/01/85
	522 040475 7	01/01/85-01/01/86
	522 040476 6	01/01/85-01/01/86
	0100	01/01/86-06/01/87
	522 040480 2	01/01/86-06/01/87

Unknown	Unknown	01/01/48-01/01/49 (Assumed)
	Unknown	01/01/49-01/01/50 (Assumed)
	Unknown	01/01/50-01/01/51 (Assumed)
	Unknown	01/01/56-01/01/57 (Assumed)
	Unknown	01/01/57-01/01/58 (Assumed)
	Unknown	01/01/58-01/01/59 (Assumed)
	Unknown	01/01/78-01/01/79
	Unknown	01/01/79-01/01/80
	Unknown	01/01/80-01/01/81

Underwriters at Lloyd’s, London and Certain London Market Companies	CK.2221	05/15/57-01/01/61
	K.47470	05/15/57-01/01/61
	K.47472	05/15/57-01/01/61
	CK.2220	05/15/57-01/01/61

PLAN EXHIBIT 1- 6

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	K.47471	05/15/57-01/01/61
	Certificate 104	01/01/61-01/01/64
	K.65094	01/01/61-01/01/64
	Certificate 106	01/01/61-01/01/64
	Certificate 149	04/03/61-01/01/64
	CU.3019	01/01/64-01/01/67
	CU.3022	01/01/64-01/01/67
	CU.3023	01/01/64-01/01/67
	CU.6900	09/13/66-01/01/70
	CU.7400	01/01/67-01/01/70
	CU.7401	01/01/67-01/01/70
	CU.7402	01/01/67-01/01/70
	S 20041	01/01/70-01/01/71
	S 20042	01/01/70-01/01/71
	S 20043	01/01/70-01/01/71
	S 20044	01/01/70-01/01/71
	S 20054	01/23/70-01/01/71
	S 20109	01/01/71-01/01/72
	S 20110	01/01/71-01/01/72
	S 20111	01/01/71-01/01/72
	S 20118	01/01/71-01/01/72
	S 20153	01/01/72-01/01/73
	S 20154	01/01/72-01/01/73
	S 20155	01/01/72-01/01/73
	S 20156	01/01/72-01/01/73
	S 20165	01/01/72-01/01/73
	S 20166	02/01/72-01/01/73
	S 20207	01/01/73-01/01/74
	S 20208	01/01/73-01/01/74
	S 20209	01/01/73-01/01/74
	S 20210	01/01/73-01/01/74
	S 20211	01/01/73-01/01/74
	S 20262	01/01/74-01/01/75
	S 20267	01/01/74-01/01/75
	S 20268	01/01/74-01/01/75
	S 20269	01/01/74-01/01/75
	S 20270	01/01/74-01/01/75
	S 20332	01/01/75-01/01/77
	S 20348	01/01/75-01/01/77
	S 20349	01/01/75-01/01/77
	S 20350	01/01/75-01/01/77
	S 20351	01/01/75-01/01/77
	S 20500	01/01/77-01/01/78
	S 20501	01/01/77-01/01/78
	S 20502	01/01/77-01/01/78
	S 20513	01/01/77-01/01/78
	S 20514	01/01/77-01/01/78
	S 20516	01/01/77-01/01/78

PLAN EXHIBIT 1- 7

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	S 20570	01/01/78-01/01/81
	S 20611	01/01/78-01/01/81
	S 20612	01/01/78-01/01/81
	S 20613	01/01/78-01/01/81
	S 20614	01/01/78-01/01/81
	S 20615	01/01/78-01/01/81
	S 20616	01/01/78-01/01/81
	S 20733	01/01/79-01/01/81
	S-21000	01/01/81-01/01/82
	S-21001	01/01/81-01/01/85
	S-21003	01/01/81-01/01/85
	S-21005	01/01/81-01/01/85
	S-21043	01/01/81-01/01/85
	S-21002	01/01/81-01/01/85
	S-21004	01/01/81-01/01/85
	S-21100	01/01/82-01/01/85
	S-21162	01/01/85-01/01/86
	S-21161	01/01/85-01/01/86
	S-21163	01/01/85-01/01/86
	S-21164	01/01/85-01/01/86
	S-21165	01/01/85-01/01/86
	S-21166	01/01/85-01/01/86
	S-21160	01/01/85-01/01/86
	S-21201	01/01/86-01/01/87
	S-21200	01/01/86-01/01/87
	S-21206	01/01/86-01/01/87
	S-21204	01/01/86-01/01/87
	S-21203	01/01/86-01/01/87
	S-21205	01/01/86-01/01/87
	S-21202	01/01/86-01/01/87

PLAN EXHIBIT 1- 8

NAMED INSURED:	NL Industries, Inc.
National Lead Company
Abroad Corporation

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Ace	384	12/13/85-12/13/86

Adriatic	EL3003	10/26/78-3/1/79

Aetna	01 XN 2547 WCA	3/1/80-3/1/81
	01 XN 765 WCA	4/18/75-3/31/76
	01 XN 1733 WCA	3/22/78-3/1/79
	01 XN 2138 WCA	3/1/79-3/1/80
	01 XN 2951 WCA	3/1/81-3/1/82

Allianz	AUX 5201764	3/1/84-3/1/85

American Continental	CC-00-00-35	3/1/78-3/1/79
	CC-000354	10/26/78-3/1/79

American Excess	EUL-5076923	3/1/80-3/1/81
	5000660	10/26/78-3/1/79
	EUL 5000413	3/1/79-3/1/80
	EUL 5083142	3/1/81-3/1/82
	EUL 5092161	3/1/82-3/1/83

American Home	EXA 940-4932RA	3/1/84-3/1/85

American International	75-100636	3/22/78-3/1/79
	Unknown	10/26/78-3/1/79

American Reinsurance Co.	M 1434974	3/1/78-3/1/79

Atlanta International	XL 06227	3/1/84-3/1/85

Birmingham	SE 6074246	3/1/84-3/1/85

Centaur	CML 100062	3/1/82-3/1/83

Chubb	(82) 7933-32-56	3/1/81-3/1/82

City	HEC 9 82 64 76	3/1/80-3/1/81
	9693868	3/22/78-3/1/79
	9825671	10/26/78-3/1/79
	HEC 9825971	4/1/79-4/1/80
	9825972	4/1/79-4/1/80
	HEC 1 20 35 51	3/1/81-3/1/82
	HEC 9834884	3/1/80-3/1/81

PLAN EXHIBIT 1- 9

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Commercial Union	EY-9004-671	2/1/70-2/1/75
	EY-9004-663	2/1/70-2/1/71
	EY-9004-723	2/1/71-2/1/74
	CLCY-9004-853	2/1/74-3/1/77
	CLCY-9004-962	3/1/77-3/1/78
	E16-9004-530	2/1/67-2/1/70

Employers Group (CU)		4/1/56-2/1/57
2/1/57-2/1/58
2/1/58-2/1/59
2/1/59-2/1/60
2/1/60-2/1/61
2/1/61-2/1/62
2/1/62-2/1/63
2/1/63-2/1/64
	CLE16-9004-286	2/1/64-2/1/67
2/1/64-2/1/65
	CLE16-9004-335	2/1/65-2/1/66
	CLE16-9004-475	2/1/66-2/1/67
	CLE16-9004-520	2/1/67-2/1/68
	E16-9004-622	2/1/69-2/1/70

Employers Mutual	70068	3/22/78-3/1/79
	MMO-70661	3/1/79-3/1/80
	MMO-71311	3/1/80-3/1/81
	MMO-73546	3/1/84-3/1/85
	70042	3/1/78-3/1/79
	MMO-71733	3/1/81-3/1/82

Federal	(81) 7933-32-56	3/1/80-3/1/81
	(81) 7933 32 57	3/1/80-3/1/81
	7933-26-05	3/22/78-3/1/79
	7933-32-56	3/1/79-3/1/80
	7933-32-57	3/1/79-3/1/80
	(82) 7933-32-56	3/1/81-3/1/82
	(82) 7933-32-57	3/1/81-3/1/82

First State	921897	4/18/75-3/31/76
	921897	3/1/76-3/31/76

GEICO	GXU 30122	3/1/82-3/1/83

Gibraltar	GMX 00483	3/1/80-3/1/81
	GMX 00484	3/1/80-3/1/81
	GMX 00038	3/1/79-3/1/80
	GMX 00039	3/1/79-3/1/80
	GMX 00962	3/1/81-3/1/82
	GMX 00961	3/1/81-3/1/82
	GMX 01566	3/1/82-3/1/83

PLAN EXHIBIT 1- 10

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Gibraltar (Continued)	GMX 01567	3/1/82-3/1/83
	GMX 02124	3/1/83-3/1/84
	GMX 02578	3/1/84-3/1/85

Granite State	6180-1974	3/1/80-3/1/81
	6179-1111	3/1/79-3/1/80
	6481-5151	3/1/81-3/1/82
	6482-5402	3/1/82-3/1/83
	6483-5577	3/1/83-3/1/84
	6484-5766	3/1/84-3/1/85

Harbor	HI 178441	3/1/84-3/1/85

Hartford	10 XS 100718	10/26/78-3/1/79

INA	XCP 14309	3/1/78-3/1/79
	XCP 14387	10/26/78-3/1/79
	XCP 143428	3/1/79-3/1/82
	XCP 143428	3/1/79-3/1/80
	XCP 143428	3/1/80-3/1/81
	XCP 143428	3/1/81-3/1/82
	XCP 144569	3/1/82-3/1/83
	XCP 145302	3/1/83-3/1/84
	XCP 156161	3/1/84-3/1/85
	SCG-1020	1/1/78-3/1/79
	SCG-1053	3/1/79-3/1/80
	SCB-1186	3/1/80-3/1/81
	SCG-GO-002540-9	3/1/81-3/1/82
	SCG-GO-134131-5	3/1/82-3/1/83
	SCG-209747	3/1/83-3/1/84
	SCG-GO-313031-9	3/1/84-3/1/85
	SCG-GO-704408-2	3/1/85-3/1/86
	XCP GO 313373-4	3/1/85-3/1/86

INSCO	MLI 1310	3/1/80-3/1/81
	MLI 1303	3/1/79-3/1/80
	MLI 1316	3/1/81-3/1/82

Integrity	XL 201490	3/1/80-3/1/81
	XL 200241	3/22/78-3/1/79
	XL 200633	3/1/79-3/1/80
	XL 202071	3/1/81-3/1/82
	XL 203854	3/1/82-3/1/83
	XL 208307	3/1/84-3/1/85
	XL 209795	3/1/85-3/1/86

International Insurance Company	522 027907	3/1/82-3/1/83
	522 0283365	3/1/83-3/1/84
	522 0356076	3/1/84-3/1/85

PLAN EXHIBIT 1- 11

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Landmark		3/1/80-3/1/81
	FE 4001082	3/1/80-3/1/81
	FE 4000091	10/26/78-3/1/79
	FE 400-01-28	3/1/79-3/1/80
	FE 400-01-29	3/1/79-3/1/80
	FE 4001147	3/1/81-3/1/82
	FE 4001148	3/1/81-3/1/82
	FE 4001357	3/1/82-3/1/83

Lexington	5520295	3/1/80-3/1/81
	GC 550 4578	4/18/75-3/31/76
	GC 550 4578	3/1/76-3/31/76
	CE 5503373	3/31/76-3/1/79
	CE 5503372	3/31/76-3/1/79
	5513783	3/1/79-3/1/82
	5513810	3/1/79-3/1/80
	5513784	3/1/79-3/1/80
	5511419	3/1/79-3/1/80
	5540338	3/1/80-3/1/82
	5540339	3/1/80-3/1/81
	5522152	3/1/81-3/1/82
	5570217	3/1/82-3/1/85
	5523806	3/1/82-3/1/83

Midland	XL 706 861	3/1/80-3/1/81
	XL 148101	3/22/78-3/1/79
	XL 159834	3/1/79-3/1/80
	XL 724211	3/1/81-3/1/82
	XL 725085	3/1/82-3/1/83
	XL 145 480	4/18/75-3/31/76

National Union	978 25 51	3/1/80-3/1/81
	1229599	3/1/78-3/1/79
	1225313	3/1/79-3/1/80
	1225313	3/1/79-3/1/80
	9782551	3/1/80-3/1/81
	991 05 36	3/1/81-3/1/82
	960 30 85	3/1/82-3/1/83

New England	EG 000348	3/1/84-3/1/85
	NB 000022	3/1/84-3/1/85

New Hampshire	5178-0927	3/1/78-3/1/79

NLIL		3/1/85-3/1/86

Northbrook	63 300 105	4/18/75-3/31/76

Old Republic	ZX 26021	3/1/84-3/1/85

PLAN EXHIBIT 1- 12

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Pine Top	MLP 100077	3/22/78-3/1/79

Prudential Reinsurance Co.	DXC DX 0791	3/1/78-3/1/79
	DXC DX 0792	3/1/78-3/1/79

Republic	CDE 0887	3/1/84-3/1/85

Stonewall Underwriters	56015774	3/1/85-3/1/86

Transport Indemnity	TEL 00816C	3/1/84-3/1/85

Twin City	TXS 103554	3/1/84-3/1/85

Underwriters at Lloyd’s, London and Certain London Market Companies	F20866	11/19/49-2/1/50
	F20867	11/19/49-2/1/50
	F20868	11/19/49-2/1/50
	F22368	2/1/50-8/13/52
	F22369	2/1/50-8/13/52
	F22370	2/1/50-8/13/52
	F31955	8/13/52-5/1/55
	F31956	8/13/52-5/1/55
	F31957	8/13/52-5/1/55
	F31958	8/13/52-5/1/55
	F42922	5/1/55-5/1/57
	F42923	5/1/55-5/1/57
	F42924	5/1/55-5/1/57
	F42921	5/1/55-5/1/57
	F54989	5/1/58-5/1/61
	F54990	5/1/58-5/1/61
	F54991	5/1/58-5/1/61
	F54992	5/1/58-5/1/61
	F66400	5/1/61-5/1/64
	F66401	5/1/61-5/1/64
	F66402	5/1/61-5/1/64
	F66403	5/1/61-5/1/64
	F66404	5/1/61-5/1/64
	F73344	5/1/64-5/1/67
	F73345	5/1/64-5/1/67
	F73346	5/1/64-5/1/67
	F73347	5/1/64-5/1/67
	F78313	5/1/67-5/1/70
	F78314	5/1/67-5/1/70
	F78315	5/1/67-5/1/70
	F78316	5/1/67-5/1/70
	881/UHL 0439	3/31/76-3/1/79
	881/UHL 0441	3/31/76-3/1/79
	881/UKL 0873	3/1/78-3/1/79
	881/UKL 0874	3/1/78-3/1/79
	881/ULL 0304	3/1/79-3/1/82

PLAN EXHIBIT 1- 13

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	881/ULL 0305	3/1/79-3/1/80
	881/ULL 0306	3/1/79-3/1/80
	551 UMA 0140	3/1/80-3/1/82
	551 UMA 0141	3/1/80-3/1/81
	551 UNA 0146	3/1/81-3/1/82
	551 UPA 0067	3/1/82-3/1/85
	551 UPA 0068	3/1/82-3/1/85
	551 UPA 0069	3/1/82-3/1/83
	551 UQA 0049	3/1/83-3/1/84
	551 URA 0040	3/1/84-3/1/85
	551 USA 0084	3/1/85-3/1/86
	USA 0085 + 0086	3/1/85-3/1/86
	USA 0086	3/1/85-3/1/86
	USA 0087 + 0088	3/1/85-3/1/86
	5KA 17080	3/1/85-3/1/86

Wausau	5735-00-100718	3/1/84-3/1/85
	5735-02-100718	3/1/84-3/1/85

NAMED INSURED:	Dresser Industries, Inc.
INSURER NAME	POLICY NUMBER	POLICY PERIOD
Aetna Casualty and Surety Company (as predecessor-in-interest to Travelers Casualty and Surety Company)	18XN38WCA	11/01/78-03/01/79

AIU Insurance Company	75-100374	11/01/78-11/01/79
	75-100944	11/01/79-11/01/80
	75-100945	11/01/80-11/01/81
	75-100946	11/01/81-11/01/82
	75-100345	11/01/82-11/01/83
	75-100346	11/01/82-11/01/83
	75-100965	11/01/83-11/01/84

American Excess Insurance Company (n/k/a Executive Risk Indemnity Inc.)	EUL 5002631	11/01/78-11/01/79

American Re-Insurance Company	RLJ 1922	07/05/76-11/01/76
	M1427764	11/01/76-11/01/77
	M1667536	11/01/77-01/01/78

Appalachian Insurance Company of Providence (n/k/a Appalachian Insurance Company)	XL 70652	05/11/71-11/01/72

Appalachian Insurance Company	XL 71377	11/01/72-11/01/73
	XL 71378	11/01/72-11/01/73
	XL 71549	11/01/73-11/01/74
	XL 71777	11/01/74-11/01/75
	XL 72154	11/01/75-11/01/78

PLAN EXHIBIT 1- 14

INSURER NAME	POLICY NUMBER	POLICY PERIOD
California Union Insurance Company (n/k/a Century Indemnity Company)	ZCX 007409	11/01/84-11/01/85

Colonial Penn Insurance Company	RU 010104	11/01/84-11/01/85

Continental Casualty Company	RDX 9991218	11/01/59-11/01/62

The Continental Insurance Company	L 6507799	11/01/73-11/01/74
	L 6519750	11/01/74-11/01/75
	L 3357799	11/01/75-11/01/76
	SRX 2152511	11/01/79-11/01/80
	SRX 2153528	11/01/80-11/01/83

Employers Mutual Casualty Company	MMO70463	11/01/78-11/01/79

Federal Insurance Company	7922-35-15	11/01/80-11/01/81
	79223515	11/01/81-11/01/82

The Fidelity & Casualty Company of New York	633 12 27	05/11/71-11/01/72
	LX 2618640	11/01/72-11/01/75
	SRL 1515403	11/01/78-11/01/79
	SRL 3633891	11/01/79-11/01/80
	SRL 3634211	11/01/80-11/01/83
	SRL 3634559	11/01/83-03/01/86

Fireman’s Fund Insurance Company	GAC 104480	11/01/57-11/01/58
	GAC 104439	11/01/58-11/01/59
	CLE 126236	11/01/59-11/01/62
	XLX 1204427	11/01/72-11/01/75
	XLX 1300674	11/01/77-11/01/78
	XLX 1365897	11/01/78-11/01/79
	XLX 1484462	11/01/82-11/01/83

First State Insurance Company	901575	11/01/72-11/01/75
	911995	11/01/75-11/01/78
	923721	11/01/78-11/01/79

Gibraltar Casualty Company (n/k/a Mt. McKinley Insurance Company)	GMX-00315	11/01/79-11/01/80
	GMX 00314	11/01/79-11/01/80
	GMX-00781	11/01/80-11/01/81
	GMX 01392	11/01/81-11/01/82
	GMX-01918	11/01/82-11/01/83

Granite State Insurance Company	SCLD 80-94102	11/01/76-11/01/77
	80-94116	11/01/77-11/01/78

Harbor Insurance Company (as predecessor-in-interest to The Continental Insurance Company)	101657	04/01/64-11/01/65
	HI-165117	11/01/82-11/01/83
	HI 176883	11/01/83-11/01/84
	HI 209873	11/01/84-11/01/85

PLAN EXHIBIT 1- 15

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Hartford Casualty Insurance Company	46 XS 103025	11/01/83-11/01/84
	46 XS 103108	11/01/84-11/01/85

Highlands Insurance Company	SR 10287	11/01/72-11/01/75
	RLJ 1867	11/01/75-11/01/76
	RLJ 2002	11/01/76-11/01/77
	SRNO 51200	11/01/84-11/01/85

Indemnity Insurance Company of North America	LAB 5841	11/01/53-11/01/54

Integrity Insurance Company	XL 209729	11/01/84-11/01/85

Insurance Company of North America (as predecessor-in-interest to Century Indemnity Company)	SRL 2000	11/01/68-11/01/71
	SRL 5050	11/01/71-11/01/72
	SRL 5051	11/01/72-11/01/73
	XPL-43633	11/01/79-11/01/80
	XCP-143993	11/01/80-11/01/81
	XCP-144080	11/01/81-11/01/82
	XCP 144080	11/01/82-11/01/83
	XCP 144957	11/01/82-11/01/83
	XCP 145357	11/01/83-11/01/84
	XCP 144222	11/01/84-11/01/85
	XCP 144224	11/01/84-11/01/85

International Surplus Lines Insurance Company (n/k/a International Insurance Company)	XSI-5897	11/01/79-11/01/80

International Insurance Company	522028635 3	11/01/83-11/01/85
	5220404973	11/01/84-11/01/85

Landmark Insurance Company	FE4002121	11/01/84-11/01/85

Lexington Insurance Company	GC 403143	11/01/71-11/01/72
	GC 403438	11/01/72-11/01/75
	RLJ 2001	11/01/76-11/01/77
	GC 5505740	11/01/77-11/01/78
	5513423	11/01/78-11/01/79
	IS 5513981	11/01/79-11/01/80
	5514046	11/01/80-11/01/81
	5520193	11/01/81-11/01/82
	55241513	11/01/82-11/01/83

Liberty Mutual Insurance Company	LC1-691-004239-105	11/01/65-11/01/66
	LC1-691-004239-106	11/01/66-11/01/67
	LC1-691-004239-107	11/01/67-11/01/68

PLAN EXHIBIT 1- 16

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Mission National Insurance Company	MN027863	11/01/83-11/01/84
	MN046878	11/01/84-11/01/85
	MN035867	11/01/84-11/01/85

National Surety Corporation	XLX 148 43 54	11/01/83-11/01/84
	XLX 1617699	11/01/84-11/01/85

National Union Fire Insurance of Pittsburgh, PA	RLJ 2000	11/01/76-11/01/77
	1226649	11/01/77-11/01/78
	1226717	11/01/78-11/01/79
	1226968	11/01/79-11/01/80

Northbrook Insurance Company/Northbrook Excess & Surplus Lines Insurance Company	RLJ 63200273	11/01/74-11/01/75
	Unknown	11/01/75-11/01/76
	RLJ 1866	11/01/75-11/01/76
	RLJ 1995	11/01/76-11/01/77
	RLJ 63200434	11/01/75-11/01/78
	630003736	11/01/77-11/01/78
	RLJ 63200755	11/01/78-11/01/79

Nutmeg Insurance Company	BXS 100760	11/01/84-11/01/85

Prudential Assurance Company	LA 48231	11/01/53-11/01/54

Puritan Insurance Company (as predecessor-in-interest to Westport Insurance Corporation)	ML650936	11/01/78-11/01/79

Royal Indemnity Company	REC 103340	11/01/84-11/01/85

Stonewall Insurance Company	32000034	11/01/73-11/01/75

Transcontinental Insurance Company	RDX 0408090680	05/11/71-11/01/72

Transit Insurance Company	FXS 960026	03/01/79-11/01/79

Travelers Indemnity Company	RNSL590272	11/01/62-11/01/65

Twin City Insurance Company	BXS 102956	11/01/83-11/01/84

Underwriters at Lloyd’s, London and Certain London Market Companies	50/1602/304	08/01/50-11/01/53
	50/1696/147A	08/01/50-08/01/53
	154027	08/01/50-11/01/53
	464725	10/26/51-11/01/54
	53/2384/517	11/01/53-11/01/54
	LA 48232	11/01/53-11/01/54
	492335	11/01/54-11/01/55
	498335	11/01/55-11/01/56
	498336	11/01/55-11/01/56

PLAN EXHIBIT 1- 17

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	062803/BB.275346	08/01/56-11/01/59
	500744	11/01/56-11/01/59
	500745	11/01/56-11/01/59
	58/3813/1	02/23/58-11/01/59
	LA 61190	11/01/57-11/01/59
	511205	11/01/59-11/01/62
	511206	11/01/59-11/01/62
	511207	11/01/59-11/01/62
	511208	11/01/59-11/01/62
	519383	11/01/62-11/01/65
	519384/5	11/01/62-11/01/65
	532121	11/01/65-11/01/68
	532122/3	11/01/65-11/01/68
	528074	03/08/66-03/08/67
	CX 0619	11/01/68-11/01/71
	CX 4923	11/01/71-11/01/72
	K 25818	11/01/72-11/01/75
	K25820/1	11/01/72-11/01/75
	881/UGL 1292	11/01/75-11/01/78
	509/79DD193C	11/01/78-11/01/79
	RLJ 2198	11/01/78-11/01/79
	RLJ 2199	11/01/78-11/01/79
	881/WLG371	11/01/79-11/01/80
	881/WLH151	11/01/79-11/01/80
	881/WL2281	11/01/79-11/01/80
	881/ULL 1229	11/01/79-11/01/80
	WL 2291	11/01/79-11/01/80
	881/ULL1230	11/01/79-11/01/80
	WM-22014	11/01/80-11/01/81
	WM-23010	11/01/80-11/01/81
	WM-23011	11/01/80-11/01/81
	551/WMBB-500	11/01/80-11/01/81
	551/UMA0532	11/01/80-11/01/81
	WN-30081	11/01/81-11/01/82
	WN-31034	11/01/81-11/01/82
	UNA-0420	11/01/81-11/01/82
	551/WNBB 500	11/01/81-11/01/82
	551/WP-30053/4	11/01/82-11/01/83
	551/WP-31019	11/01/82-11/01/83
	WPBB-500	11/01/82-11/01/83
	UPA 0373	11/01/82-11/01/83
	551/WQCJ 100	11/01/83-11/01/84
	WQCJ 200	11/01/83-11/01/84
	551/UQA 0265	11/01/83-11/01/84
	551/WQCG 900	11/01/83-11/01/84
	834/EC 8425001	11/01/84-03/01/86

PLAN EXHIBIT 1- 18

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	834/EC 8427001	11/01/84-03/01/86
	834/EC 8430001	11/01/84-03/01/86
	834/EC 8400420	11/01/84-03/01/86
	834/EC 8400422	11/01/84-03/01/86

Unknown	Unknown	11/01/63-04/01/64
	Unknown	08/01/53-11/01/53

NAMED INSURED:	Harbison-Walker Refractories Company, et al.
INSURER NAME	POLICY NUMBER	POLICY PERIOD
Employers Surplus Lines Insurance Company	S-10817	03/31/61-03/31/64

Employers Reinsurance Corporation	U-3545	03/31/64-05/19/66

Insurance Company of North America	LB 36181	01/01/63-01/01/66
	LB 43151	01/01/66-10/26/67
	XBC 40615	05/19/66-01/01/68

NAMED INSURED:	Manning, Maxwell & Moore, Inc.
INSURER NAME	POLICY NUMBER	POLICY PERIOD
Travelers Insurance Company	RSLG-17236 27	10/10/46-10/01/47

Liberty Mutual Insurance Company	LB-1-821187-54	10/01/54-10/01/55
	LB-1-821187-55	10/01/55-10/01/56
	LB-1-821187-56	10/01/56-12/01/57
	LB-1014-203624-37	12/01/57-01/01/59
	LB-1014-203669-39	01/01/59-01/01/60
	LP1-114-06819-020-TD23	01/01/60-01/01/61
	LP-114-068419-021-TD23	01/01/61-01/01/64
	LP1-114-06941-040	01/01/64-01/01/65

Insurance Company of North America	XBC-1030	03/15/60-03/15/64
	XBC-1379	03/15/64-03/15/67

NAMED INSURED:	Reed Roller Bit Company
INSURER NAME	POLICY NUMBER	POLICY PERIOD
Travelers Insurance Company	RSL 818912	07/01/59-07/01/60
	Unknown	07/01/60-07/01/63

Underwriters at Lloyd’s, London and Certain London Market Companies	564/51278 or 512078	03/15/60-03/15/61
	564/512080	03/15/60-03/15/61
	564/512079	03/15/60-03/15/61
	564/516967	03/15/61-07/01/63
	521391	07/01/63-07/01/66
	564/532015	01/14/66-07/01/66

PLAN EXHIBIT 1- 19

NAMED INSURED:	Worthington Pump & Machinery Corporation
McGraw-Edison Company
Studebaker-Worthington, Inc.
Worthington Corporation
INSURER NAME	POLICY NUMBER	POLICY PERIOD
AIU Insurance Company	75-100055	01/01/78-03/01/79
	75-100054	01/01/78-03/01/79
	75-100053	01/01/78-03/01/79
	75-101026	03/01/79-03/01/80
	75-101027	03/01/79-03/01/80
	75-101028	03/01/79-03/01/80
	75-100908	03/01/82-03/01/83
	75-103524	03/01/83-03/01/84
	75-103525	03/01/83-03/01/84
	75-103591	03/01/84-03/01/85
	75-103592	03/01/84-03/01/85
	75-103656	03/01/85-04/15/85
	75-103663	03/01/85-03/01/86

The Aetna Casualty and Surety Company (n/k/a Travelers Casualty and Surety Company)	01 XN 993 WCA	04/07/76-01/01/77
	01 XN 1192 WCA	01/01/77-01/01/78
	01 XN 1600 WCA	01/01/78-03/01/79
	01 XN 2139 WCA	03/01/79-03/01/80
	08 XN 166 WCA	03/01/80-03/01/81
	08 XN 165 WCA	03/01/80-03/01/81
	01 XN 5072 WCA	03/01/85-03/01/86
	01 XN 5116 WCA	03/01/85-03/01/86

Aetna Insurance Company (n/k/a ACE Property & Casualty Insurance Company)	XL-02-1037	03/01/84-03/01/85

Allianz Versicherungs AG (n/k/a Allianz AG Consolidated)	H.O 001456	01/01/78-03/01/80

Allianz Insurance Company	UMB 599690	03/01/80-03/01/81

Allianz Underwriters Inc. (n/k/a Allianz Underwriters Insurance Company)	AUX 5201202	03/01/81-03/01/82
	AUX 5201297	03/01/82-03/01/83
	AUX 5201658	03/01/83-03/01/84

Allianz Underwriters Insurance Company	AUX 5201850	03/01/84-03/01/85
	AUX 5202132	03/01/85-03/01/86

Ambassador Insurance Company	ELP001955	03/01/83-01/01/84

American Excess Insurance Company (n/k/a Executive Risk Indemnity, Inc.)	EUL 5000424	03/01/79-03/01/80
	EUL 5001964	05/15/79-03/01/80
	EUL 5076492	03/01/81-03/01/82
	EUL 5085640	03/01/82-03/01/83
	EUL 5098262	03/01/83-03/01/84

PLAN EXHIBIT 1- 20

INSURER NAME	POLICY NUMBER	POLICY PERIOD
American Home Assurance Company	CE 355594	03/21/69-03/21/72
	CE 2692335	03/21/72-01/01/75

American Re-Insurance Company	M 0371313	01/01/71-11/15/73
	M 1025102	01/01/74-02/01/75
	M 1028591	02/01/75-01/01/76
	M 1027714	01/01/76-01/01/77
	M 1431743	01/01/77-03/01/79

Associated International Insurance Company	AEL 00193 C	05/15/79-03/01/80

Birmingham Fire Insurance Company of Pennsylvania	SE6073331	01/01/78-03/01/79
	SE6073469	03/01/79-03/01/80

California Union Insurance Company (as predecessor-in-interest to Century Indemnity Company)	ZCX 003997	03/01/80-03/01/81
	ZCS 004418	03/01/81-03/01/82
	ZCX 004411	03/01/81-03/01/82
	ZCX 006179	03/01/82-03/01/83
	ZCU 006180	03/01/82-03/01/83
	ZCX 006504	03/01/83-03/01/84
	ZCX 006505	03/01/83-03/01/84
	ZCX 007079	03/01/84-03/01/85
	ZCX 007080	03/01/84-03/01/85
	ZCX 007783	03/01/85-03/01/86
	ZCX 007784	03/01/85-03/01/86
	ZCX 007785	03/01/85-03/01/86

Central National Insurance Company of Omaha (as predecessor-in-interest to Century Indemnity Company)	CNZ 140615	01/01/76-01/01/77
	CNZ 142340	03/01/81-03/01/84
	CNZ 008603	03/01/84-03/01/85
	CNZ 008634	03/01/85-03/01/86

City Insurance Company (n/k/a The Home Insurance Company)	HEC-9 69 37 49	01/01/78-03/01/79
	HEC-9 69 37 51	01/01/78-03/01/79
	HEC-9 82 59 78	03/01/79-03/01/80
	HEC-9 82 59 74	03/01/79-03/01/80

Columbia Casualty Company	RUD 1862881	01/01/76-01/01/77
	RDX 1864587	01/01/77-01/01/78
	RDX 3652475	01/01/78-03/01/79
	RDX 4169951	03/01/80-03/01/81
	RDX 4170194	03/01/81-03/01/82
	RDX 9176107	03/01/82-03/01/83

Continental Casualty Company	RDX 8936695	10/01/74-11/22/74
	RDX 1421877	03/01/80-03/01/81
	RDX 2821728	03/01/81-03/01/82
	RDX 2821864	03/01/82-03/01/83

PLAN EXHIBIT 1- 21

INSURER NAME	POLICY NUMBER	POLICY PERIOD
The Continental Insurance Company	L 0974670	01/01/67-01/01/68
	L 1307152	01/01/68-01/01/69
	LX-6331291	01/01/68-01/01/71
	L 1438770	01/01/69-01/01/70
	L 1648550	01/01/70-01/01/71
	L 6345748	01/01/71-01/01/72
	L 4266705	01/01/72-01/01/73
	L 6247502	01/01/73-01/01/74
	SRX-2153471	03/01/81-03/01/82
	SRX-3196896	03/01/82-03/01/83
	SRX-1891299	03/01/83-03/01/84

Drake Insurance Company of New York (n/k/a Atlanta International Insurance Company)	XL 01478	01/01/77-01/01/78

E&O Managers	Unknown	10/01/74-01/01/77

Employers Commercial Union Insurance Company (n/k/a OneBeacon America Insurance Company)	EY-8417-002	03/21/72-01/16/74

The Employers Liability Assurance Corporation, Limited (as predecessor-in-interest to OneBeacon America Insurance Company)	CL 998318	01/01/58-01/01/59
	CL 1009700	01/01/59-01/01/60
	CL 3347200	01/01/60-01/01/61
	CL 216901	01/01/61-01/01/62
	E-16-8273-001	01/01/67-01/01/68
	E 16-8417-001	03/21/69-03/21/72

Employers Insurance of Wausau, A Mutual Company	573600102223	03/01/85-03/01/86

Employers Mutual Casualty Company	MMO-70754	05/15/79-03/01/80
	MMO-71303	03/01/80-03/01/81
	MMMN-72095	03/01/83-03/01/84
	MMMW-72151	03/01/84-03/01/85

Employers Reinsurance Corporation	PLE-12648	01/01/78-03/01/80

European General Reinsurance Company of Zurich (n/k/a European Reinsurance Company of Zurich)	FU-79-8077/109-79	03/01/79-03/01/80

Evanston Insurance Company	LE 10378	03/01/84-03/01/85

Falcon Insurance Company (n/k/a OneBeacon America Insurance Company)	S1600049	03/01/81-03/01/82
	S1600334	03/01/82-03/01/83

Federal Insurance Company	(79)79227243	01/01/78-03/01/79
	(80)79227290	03/01/79-03/01/80
	(80)79227297	05/15/79-03/01/80

Fireman’s Fund Insurance Company	CL7-25774	01/01/62-01/01/63
	CL7-28340	01/01/63-01/01/64

PLAN EXHIBIT 1- 22

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Fireman’s Fund Insurance Company (Continued)	CL7-31220	01/01/64-01/01/65
	CL7-41000	01/01/65-01/01/66
	CL7-49810	01/01/66-01/01/67
	XLX 102 78 59	03/21/69-03/21/72
	XLX 105 67 50	03/21/72-01/01/75
	XLX 120 42 94	01/01/75-01/01/78
	XLX 126 71 88	01/01/77-01/01/78
	XLX 130 17 31	01/01/78-03/01/79
	XLX 137 03 13	03/01/79-03/01/80
	XLX 137 03 83	05/15/79-03/01/80

First State Insurance Company	911879	01/01/76-01/01/77
	924091	01/01/77-01/01/78
	925897	01/01/78-03/01/79
	927795	03/01/79-03/01/80
	917177	03/01/80-03/01/81
	917383	03/01/81-03/01/84

General Reinsurance Corporation	X3993	01/01/67-01/01/68

Gibraltar Casualty Company (n/k/a Mt. McKinley Insurance Company)	GMX-00045	03/01/79-03/01/80
	GMX-00046	03/01/79-03/01/80
	GMX-00981	03/01/81-03/01/82
	GMX-01584	03/01/82-03/01/83

Granite State Insurance Company	SCLD 80-94000	10/01/76-01/01/77
	SCLD 80-94063	01/01/77-01/01/78
	SCLD 80-94064	01/01/77-01/01/78
	6680-1963	03/01/80-03/01/81
	6681-2370	03/01/81-03/01/82
	6681-2371	03/01/81-03/01/82
	6682-3216	03/01/82-03/01/83
	6682-3217	03/01/82-03/01/83
	6683-3982	03/01/83-03/01/84
	6683-3983	03/01/83-03/01/84
	6684-4637	03/01/84-03/01/85
	6685-5584	03/01/85-03/01/86

Great Southwest Fire Insurance Company (as assumptive reinsured of Sentry Insurance, A Mutual Company)	XL11195	03/01/83-03/01/84

Harbor Insurance Company (as predecessor-in-interest to The Continental Insurance Company)	110811	01/01/71-05/01/73
	116164	10/01/74-04/15/76
	HI-180032	01/01/84-03/01/84

Hartford Accident and Indemnity Company	10 XS 100195	01/01/77-01/01/78
	10 XS 100561	01/01/78-03/01/79
	10 XS 100788	03/01/79-03/01/80

PLAN EXHIBIT 1- 23

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Highlands Insurance Company	SR 10598	10/01/74-01/01/77
	SR 20205	01/01/77-01/01/78
	SR 20474	01/01/78-03/01/79
	SR 20475	01/01/78-03/01/79
	SR 20811	03/01/79-03/01/80
	SR 20812	03/01/79-03/01/80
	SR 40556	03/01/80-03/01/81
	SR 40656	03/01/81-03/01/82
	SR 40815	03/01/82-03/01/83
	SR 41018	03/01/83-03/01/84
	SR 41257	03/01/84-03/01/85
	SR 41699	03/01/85-03/01/86

The Home Insurance Company	HEC 9 30 47 32	03/21/69-03/21/72
	HEC 4 16 60 88	03/21/72-01/01/75
	HEC-4 49 60 28	01/01/75-01/01/78
	HEC-9 00 72 37	04/30/76-01/01/77
	HEC-9 53 09 92	01/01/77-01/01/78
	HXL-1577755	03/01/84-03/01/85
	HXL-1577756	03/01/84-03/01/85

Industrial Indemnity Company	JE 884-4186	03/01/85-03/01/86

INSCO, Ltd.	Unknown	01/01/78-03/01/79

Insurance Company of North America (as predecessor-in-interest to Century Indemnity Company)	GAL 197644	01/01/74-01/01/75
	XCP 66 40	10/01/74-01/01/76
	GAL 204195	01/01/75-01/01/76
	GAL 336722	01/01/76-01/01/77
	GAL 355450	01/01/77-01/01/78
	GAL 394501	01/01/78-03/01/79
	XCP 14305	01/01/78-03/01/79
	XCP 143427	03/01/79-03/01/80
	XCP 145146	03/01/83-03/01/84

The Insurance Company of the State of Pennsylvania	4176-7295	10/01/76-01/01/77

Integrity Insurance Company	XL200209	01/01/78-03/01/79
	XL200660	03/01/79-03/01/80
	XL201480	03/01/80-03/01/81
	XL202064	03/01/81-03/01/82
	XL203860	03/01/82-03/01/83
	XL207106	03/01/83-03/01/84
	XL208316	03/01/84-03/01/85
	XL208184	03/01/85-03/01/86

International Insurance Company	522 046880-1	03/01/84-03/01/85
	522 046881-9	03/01/84-03/01/85
	522 055022-4	03/01/85-03/01/86

PLAN EXHIBIT 1- 24

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Lexington Insurance Company	GC5500201	10/01/74-01/01/77
	551 1459	05/15/79-03/01/80

Lumbermen’s Mutual Casualty Company	3SX 016 626	05/01/73-01/01/76

The Manhattan Fire and Marine Insurance Company (n/k/a Westport Insurance Corporation)	ML 65 01 83	01/01/77-01/01/78

Midland Insurance Company	XL-2220	03/21/72-01/01/75
	XL-145438	01/01/75-01/01/78
	XL 145799	01/01/76-01/13/77
	XL 151584	01/01/76-01/13/77
	XL 152075	01/13/77-01/01/78
	XL 152076	01/13/77-01/01/78
	XL 148366	01/01/78-03/01/79
	XL 148365	01/01/78-03/01/79
	XL 159833	03/01/79-03/01/80
	XL 159835	03/01/79-03/01/80

Mission Insurance Company	M 81736	10/01/74-01/01/77

Mutual Fire, Marine & Inland Insurance Company	EL 100175	01/01/77-01/01/78
	EL 103079	01/01/78-01/01/79

National Casualty Company	XU 000234	03/01/85-03/01/86

National Surety Corporation	XLX 136 63 36	03/01/80-03/01/81
	XLX-1436215	03/01/81-03/01/82
	XLX-1436216	03/01/81-03/01/82
	XLX-1485921	03/01/82-03/01/83
	XLX-1485922	03/01/82-03/01/83
	XLX 153 00 76	03/01/83-03/01/84
	XLX-1530077	03/01/83-03/01/84
	XLX-1530208	03/01/84-03/01/85
	XLX-173 57 89	03/01/85-03/01/86

National Union Fire Insurance Company of Pittsburgh, PA	CE1011901	01/01/75-01/01/78
	1229452	01/01/78-03/01/79
	GAL 1270148	03/01/79-03/01/80
	1225321	03/01/79-03/01/80
	1226440	03/01/80-03/01/81
	1226084	03/01/81-03/01/82
	9605832	03/01/85-03/01/86

New England Insurance Company	EG 000001	03/01/84-03/01/85
	Unknown	03/01/85-03/01/86

North Star Reinsurance Corporation	NSX-8963	01/01/71-01/01/73

PLAN EXHIBIT 1- 25

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Northbrook Excess and Surplus Insurance Company (n/k/a Allstate Insurance Company)	63 003 874	01/01/78-03/01/79
	63 005 512	03/01/79-03/01/80
	63 006 485	03/01/80-03/01/81

Northbrook Insurance Company (n/k/a Allstate Insurance Company)	63 000 237	01/16/74-01/01/75
	63 00 986	01/01/75-01/01/76
	63 001 413	01/01/76-01/01/77
	63 002 469	01/01/77-01/01/78

Northeastern Fire Insurance Company	0698	01/01/78-03/01/79
	0699	01/01/78-03/01/79
	2251	03/01/79-03/01/80
	2252	03/01/79-03/01/80

Northumberland Insurance Company	Unknown	01/01/78-03/01/79

Northwestern National Insurance Company	XLP 400251	03/21/69-03/21/72
	Unknown	03/21/72-01/01/75

Pacific Employers Insurance Company (as predecessor-in-interest to Century Indemnity Company)	XMO003174	03/01/81-03/01/82
	XCC003201	03/01/83-03/01/84
	XCC003178	03/01/82-03/01/83
	XCC 01 67 22	03/01/85-03/01/86

Pine Top Insurance Company	MLP100053	01/01/78-03/01/79
	MLP101306	03/01/79-03/01/80

Providence Washington Insurance Company	CU173770	10/01/74-03/13/77

Prudential Reinsurance Company (n/k/a Everest Reinsurance Company)	DXC 901103	04/15/76-01/01/77
	DXC DX 0081	01/01/77-01/01/78
	DXC DX 0161	03/31/77-01/01/78
	DXC DX 0616	01/01/78-03/01/79
	DXC DX 0617	01/01/78-03/01/79

Republic Insurance Company	CDE1530	03/01/85-03/01/86

Royal Indemnity Company	ED 103033	03/01/85-03/01/86

St. Paul Mercury Insurance Company	XL-02-1020	03/01/83-03/01/84

Safety Mutual Casualty Corporation (n/k/a Safety National Casualty Corporation)	UF 1204-IL	03/01/83-03/01/84
	UF 1942-IL	03/01/84-03/01/85
	UF 1943-IL	03/01/84-03/01/85
	UF 2693 IL	03/01/85-03/01/86

Southern American Insurance Company	XX80014	01/01/79-03/01/79

PLAN EXHIBIT 1- 26

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Stonewall Insurance Company	33000113	01/01/74-01/01/75
	36000002	01/01/75-01/01/76
	36000001	01/01/75-01/01/76
	36000003	02/01/75-01/01/76
	36000042	01/01/76-01/01/77

Swiss Reinsurance Company	ZH/R 4020-0601-50/78	01/01/78-03/01/79

Transit Casualty Company	SCU955457	03/01/80-03/01/81
	SCU955852	03/01/81-03/01/82
	SCU955853	03/01/81-03/01/82
	SCU956175	03/01/82-03/01/83
	SCU956176	03/01/82-03/01/83
	SCU956463	03/01/83-03/01/84
	SCU956776	03/01/84-03/01/85

Transport Indemnity	TEL00638C	03/01/83-03/01/84
	TEL00819C	03/01/84-03/01/85

Unigard Mutual Insurance Company (n/k/a Seaton Insurance Company)	1-5047	01/01/74-10/01/74
	1-5085	03/13/74-10/01/74

Union America Reinsurance Company (n/k/a Underwriters Reinsurance Company)	Unknown
	A74-97	10/01/74-01/01/77

United States Fire Insurance Company	523 077428 7	03/01/80-03/01/81
	523 067253	03/01/81-03/01/84
	523 219826	03/01/84-03/01/86
	522 035627 4	03/01/84-03/01/86

Yosemite Insurance Company	YXL106803	10/01/74-01/01/77

Zurich Insurance Company (for itself and as successor to Zurich General Accident and Liability Insurance Company, Ltd.)	Unknown	01/09/48-01/01/49
	Unknown	01/01/49-01/01/50
	Unknown	01/01/50-01/01/51
	Unknown	01/01/51-01/01/52
	86-03-900	01/01/55-01/01/56
	87-17-838	01/01/56-01/01/57
	Unknown	01/01/57-01/01/58
	IRD SR 4056	01/01/77-01/01/78

Zurich International Limited	ZI 7005/3	05/15/79-03/01/80
	ZI 7005 ZI 7005/2	01/01/78-03/01/79
	ZIB 72637-85-C	03/01/85-03/01/86

PLAN EXHIBIT 1- 27

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s London and Certain London Market Companies	U48/45256	01/09/48-01/01/49
	U48/45255	01/09/48-01/01/49
	U49/52236	01/01/49-01/01/50
	U49/52235	01/01/49-01/01/50
	U50/59783	01/01/50-01/01/51
	U50/59782	01/01/50-01/01/51
	U51/67664	01/01/51-01/01/52
	U51/67665	01/01/51-01/01/52
	U52/77186	01/01/52-01/01/53
	U52/77187	01/01/52-01/01/53
	U53/85205	01/01/53-01/01/54
	U53/85206	01/01/53-01/01/54
	U53/89558	07/28/53-07/28/54
	54/94351	01/01/54-01/01/55
	54/94352	01/01/54-01/01/55
	54/97762	07/28/54-07/28/55
	54/98988	08/16/54-08/16/55
	55/102628	01/01/55-01/01/56
	55/102629	01/01/55-01/01/56
	55/106804	07/28/55-07/28/56
	55/107673	08/16/55-08/16/56
	56/110019	01/01/56-01/01/57
	56/110018	01/01/56-01/01/57
	56/114292	07/28/56-07/28/57
	56/114521	08/16/56-08/16/57
	57/117751	01/01/57-01/01/58
	57/117750	01/01/57-01/01/58
	57/121906	07/28/57-01/01/59
	57/122537	08/16/57-01/01/59
	58/125834	01/01/58-01/01/59
	58/125833	01/01/58-01/01/59
	59/134726	01/01/59-01/01/60
	59/134725	01/01/59-01/01/60
	59/134723	01/01/59-01/01/60
	59/134724	01/01/59-01/01/60
	60/142841	01/01/60-01/01/61
	60/142842	01/01/60-01/01/61
	60/142843	01/01/60-01/01/61
	60/142844	01/01/60-01/01/61
	60/149165	01/01/61-01/01/62
	60/149166	01/01/61-01/01/62
	60/149167	01/01/61-01/01/62
	60/149168	01/01/61-01/01/62
	62/155554	01/01/62-01/01/63
	62/155555	01/01/62-01/01/63
	62/155556	01/01/62-01/01/63
	62/155557	01/01/62-01/01/63
	63/161244	01/01/63-01/01/64
	63/161245	01/01/63-01/01/64

PLAN EXHIBIT 1- 28

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s London and Certain London Market Companies (Continued)	63/161246	01/01/63-01/01/64
	63/161247	01/01/63-01/01/64
	63/167279	01/01/64-01/01/65
	63/167280	01/01/64-01/01/65
	63/167281	01/01/64-01/01/65
	64/172162	10/22/64-01/01/66
	65/173041	01/01/65-01/01/66
	65/173042	01/01/65-01/01/66
	65/173043	01/01/65-01/01/66
	66/178239	01/01/66-01/01/67
	66/178240	01/01/66-01/01/67
	66/178241	01/01/66-01/01/67
	66/178242	01/01/66-01/01/67
	CU 7527	01/01/67-01/01/68
	CU 7525	01/01/67-01/01/68
	K16272	01/01/67-01/01/68
	69/14282/1/BB 12188 Z	04/21/69-03/21/72
	564/UC0016	01/01/71-05/01/73
	564/UC0017	01/01/71-11/15/73
	564/UC0018	01/01/71-11/15/73
	A7414904	10/01/74-03/13/77
	509/77DD74OC	01/01/77-01/01/78
	509/77DD1308C	03/13/77-01/01/78
	PY035478	01/01/78-03/01/79
	PY035578	01/01/78-03/01/79
	PY035678	01/01/78-03/01/79
	PY035479	03/01/79-03/01/80
	PY035579	03/01/79-03/01/80
	PY035679	03/01/79-03/01/80
	PY105379	05/15/79-05/15/80
	543/55162/80	03/01/80-03/01/81
	543/55163/80	03/01/80-03/01/81
	PY272985	03/01/85-03/01/86
	PY273085	03/01/85-03/01/86

PLAN EXHIBIT 1- 29

PLAN EXHIBIT 2

LIST OF ASBESTOS/SILICA INSURANCE SETTLEMENT AGREEMENTS

There are no Asbestos/Silica Insurance Settlement Agreements as of September 12, 2003. If the Debtors enter into any such agreements, a list or lists of such agreements will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. After the Reorganization Cases are filed, such lists also will be available on the Bankruptcy Court’s public website: www.pawb.uscourts.gov.

PLAN EXHIBIT 2

PLAN EXHIBIT 3

LIST OF ASBESTOS/SILICA PI TRUST CLAIMANT

SETTLEMENT AGREEMENTS

(as of September 12, 2003)

This list may be amended by the Debtors. If this list is amended, the amended list will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. After the Reorganization Cases are filed, any amended lists also will be available on the Bankruptcy Court’s public website: www.pawb.uscourts.gov.

PLAN EXHIBIT 3

ASBESTOS/SILICA PI TRUST CLAIMANT SETTLEMENT AGREEMENTS BY FIRM NAME

Asbestos Claimant Settlement Agreements with Harbison-Walker Settled But Unpaid Claimants

Unique Number	Agreement by Firm Name
H001	Baron & Budd
H002	Bergman Senn
H003	Brent Coon & Associates
H004	Bruegger McCullough
H005	Cooney & Conway
H006	David Lipman & Assoc.
H007	Early, Ludwig, Sweeney & Strauss, LLC
H008	Ferraro & Associates, P.A.
H009	Glasser & Glasser, with Patten, Wormon
H010	Goldberg, Persky, Jennings & White, P.C.
H011	Greitzer & Locks
H012	Hossley Embrey, LLP
H013	Kaeske Reeves Law Firm
H014	Kelley & Ferraro, L.L.P.
H015	Lanier Law Firm
H016	Law Offices of Peter Angelos
H017	Law Offices of Roger Worthington
H018	Levy Phillips
H019	Martin & Jones
H020	Motley Rice LLC – Indiana
H021	Motley Rice LLC – Frazer Davidson
H022	Motley Rice LLC – Hissey, Kientz & Herron
H023	Motley Rice LLC – Landye, Bennett – Oregon
H024	Motley Rice LLC – Laudig, George, Rutherford & Sipes
H025	Motley Rice LLC – LeBlanc & Waddell – Louisiana
H026	Motley Rice LLC – Michie Hamlet
H027	Motley Rice LLC – Odom & Elliott
H028	Motley Rice LLC – Peter T. Nicholl – Maryland
H029	Motley Rice LLC – Rose, Klein & Marias
H030	Motley Rice LLC – Scott & Scott
H031	Paul, Hanley & Harley, L.L.P.
H032	Porter & Malouf, P.A.
H033	Provost Umphrey
H034	Reaud, Morgan, & Quinn, Inc./Environmental Litigation Group
H035	Silber, Pearlman
H036	Weitz & Luxenberg, P.C.
H037	Wise & Julian, P.C.

Asbestos Verdict Settlement Agreements

Unique Number	Agreement by Firm Name
V001	Early, Ludwig, Sweeney & Strauss, LLC.
V002	Goldberg, Persky, Jennings & White, P.C.
V003	Law Offices of Peter Angelos
V004	Reaud, Morgan, & Quinn, Inc./Environmental Litigation Group

PLAN EXHIBIT 3- 1

Silica Claimant Settlement Agreements

Unique Number	Agreement by Firm Name
S001	Baron & Budd
S002	Bruegger McCullough
S003	Campbell, Cherry, Harrison, Davis, & Dove, P.C.
S004	Hossley Embrey, LLP
S005	Jon Swartzfager
S006	O’Quinn, Lamineck
S007	Porter & Malouf, P.A.
S008	Provost Umphrey
S009	Robert G. Taylor, II, P.C.
S010	Schmidt & McGartland
S011	Silber Pearlman
S012	Williams Bailey

Other Asbestos Claimant Settlement Agreements

Unique Number	Agreement by Firm Name
A001	Baron & Budd
A002	Belluck & Fox, L.L.P
A003	Bergman Senn
A004	Bevan & Associates
A005	Brent Coon & Associates
A006	Bruegger McCullough
A007	Byrd & Associates, PLLC
A008	Campbell, Cherry, Harrison, Davis & Dove, P.C.
A009	Cappolino, Dodd & Krebs / Richard A.Dodd, L.C.
A010	Cooney & Conway
A011	David Law Firm
A012	David Lipman & Associates
A013	Dies Dies Henderson
A014	Early, Ludwig, Sweeney & Strauss, LLC.
A015	Ferraro & Associates, P.A.
A016	The Foster Law Firm
A017	Foster & Sears
A018	G. Patterson Keahy
A019	Glasser & Glasser, with Patten, Wormon – Alco
A020	Glasser & Glasser, with Patten, Wormon – Non-Alco
A021	Goldberg, Persky, Jennings & White, P.C.
A022	Greitzer & Locks
A023	Guy Brock Law Firm
A024	Hossley Embrey, LLP
A025	Jon Swartzfager
A026	Kaeske Reeves Law Firm
A027	Kelley & Ferraro, L.L.P.
A028	Kelley & Ferraro, L.L.P./Climaco
A029	Lanier Law Firm
A030	Law Offices of Peter Angelos

PLAN EXHIBIT 3- 2

Other Asbestos Claimant Settlement Agreements (continued)

Unique Number	Agreement by Firm Name
A031	Levy, Phillips
A032	Lundy Davis
A033	Martin & Jones
A034	Michael B. Serling, P.C.
A035	Morris, Sakalarios & Blackwell, PLLC I
A036	Morris, Sakalarios & Blackwell, PLLC II
A037	Motley Rice LLC – Alabama
A038	Motley Rice LLC – Arizona
A039	Motley Rice LLC – Arkansas
A040	Motley Rice LLC – Canadian
A041	Motley Rice LLC – Colorado
A042	Motley Rice LLC – Delaware RR
A043	Motley Rice LLC – Florida I
A044	Motley Rice LLC – Florida II
A045	Motley Rice LLC – Florida RR
A046	Motley Rice LLC – Florida/Fitzgerald
A047	Motley Rice LLC – Florida/Petrine
A048	Motley Rice LLC – Florida/Papantonio
A049	Motley Rice LLC – Georgia I
A050	Motley Rice LLC – Georgia II
A051	Motley Rice LLC – Idaho
A052	Motley Rice LLC – Illinois I
A053	Motley Rice LLC – Illinois II
A054	Motley Rice LLC – Illinois RR
A055	Motley Rice LLC – Indiana I
A056	Motley Rice LLC – Indiana II
A057	Motley Rice LLC – Indiana RR
A058	Motley Rice LLC – Iowa
A059	Motley Rice LLC – Kansas
A060	Motley Rice LLC – Kentucky
A061	Motley Rice LLC – Kentucky RR
A062	Motley Rice LLC – Louisiana I
A063	Motley Rice LLC – Louisiana II
A064	Motley Rice LLC – Maryland
A065	Motley Rice LLC – Michigan
A066	Motley Rice LLC – Minnesota
A067	Motley Rice LLC – Minnesota RR
A068	Motley Rice LLC – Mississippi I
A069	Motley Rice LLC – Mississippi II
A070	Motley Rice LLC – Mississippi III
A071	Motley Rice LLC – Mississippi RR
A072	Motley Rice LLC – Missouri I
A073	Motley Rice LLC – Missouri II
A074	Motley Rice LLC – Montana
A075	Motley Rice LLC – Nevada
A076	Motley Rice LLC – New England
A077	Motley Rice LLC – New Jersey

PLAN EXHIBIT 3- 3

Other Asbestos Claimant Settlement Agreements (continued)

Unique Number	Agreement by Firm Name
A078	Motley Rice LLC – New Mexico
A079	Motley Rice LLC – New York
A080	Motley Rice LLC – North Carolina I
A081	Motley Rice LLC – North Carolina II
A082	Motley Rice LLC – Ohio I
A083	Motley Rice LLC – Ohio II
A084	Motley Rice LLC – Ohio III
A085	Motley Rice LLC – Ohio RR
A086	Motley Rice LLC – Oklahoma
A087	Motley Rice LLC – Pennsylvania RR
A088	Motley Rice LLC – Rhode Island
A089	Motley Rice LLC – South Carolina I
A090	Motley Rice LLC – South Carolina II
A091	Motley Rice LLC – Tennessee
A092	Motley Rice LLC – Texas
A093	Motley Rice LLC – Unfiled RR
A094	Motley Rice LLC – Utah I
A095	Motley Rice LLC – Utah II
A096	Motley Rice LLC – Virgin Islands
A097	Motley Rice LLC – Virginia
A098	Motley Rice LLC – Virginia RR
A099	Motley Rice LLC – Washington
A100	Motley Rice LLC – West Virginia II
A101	Motley Rice LLC – West Virginia III
A102	Motley Rice LLC – West Virginia (OCAW)
A103	Motley Rice LLC – West Virginia RR
A104	Motley Rice LLC – Wisconsin
A105	Motley Rice LLC – Wisconsin II
A106	Motley Rice LLC – Wisconsin III
A107	Motley Rice LLC – Wyoming
A108	Motley Rice LLC – Al Luckey
A109	Motley Rice LLC – Ashcraft & Gerel – Connecticut
A110	Motley Rice LLC – Ashcraft & Gerel – Maryland
A111	Motley Rice LLC – Ashcraft & Gerel – Maine
A112	Motley Rice LLC – Christopher Wyland
A113	Motley Rice LLC – Cliff Cuniff
A114	Motley Rice LLC – Crymes Pittman
A115	Motley Rice LLC – Cumbest, Cumbest & McCormick (David McCormick-Texas)
A116	Motley Rice LLC – David Duke
A117	Motley Rice LLC – David McCormick
A118	Motley Rice LLC – Donaldson & Black – Georgia
A119	Motley Rice LLC – Donaldson & Black – Mississippi
A120	Motley Rice LLC – Donaldson & Black – North Carolina
A121	Motley Rice LLC – Donaldson & Black – South Carolina
A122	Motley Rice LLC – Donaldson & Black – Texas
A123	Motley Rice LLC – Don Barrett – Mississippi
A124	Motley Rice LLC – Goodman, Meagher & Enoch, L.L.P.

PLAN EXHIBIT 3- 4

Other Asbestos Claimant Settlement Agreements (continued)

Unique Number	Agreement by Firm Name
A125	Motley Rice LLC – Hartley, O’Brien – Indiana
A126	Motley Rice LLC – Hartley, O’Brien – Kentucky
A127	Motley Rice LLC – Hartley, O’Brien – Ohio
A128	Motley Rice LLC – Hartley, O’Brien – Pennsylvania
A129	Motley Rice LLC – Hartley, O’Brien – Unfiled
A130	Motley Rice LLC – Hartley, O’Brien – Virginia
A131	Motley Rice LLC – Hartley, O’Brien – West Virginia
A132	Motley Rice LLC – Harvit & Schwartz
A133	Motley Rice LLC – Hissey, Kientz & Herron
A134	Motley Rice LLC – James Burns – Washington I
A135	Motley Rice LLC – James Burns – Washington II
A136	Motley Rice LLC – James Humphries – West Virginia
A137	Motley Rice LLC – John Deakle – Mississippi
A138	Motley Rice LLC – John Deakle/Simms – Mississippi
A139	Motley Rice LLC – Landye, Bennett – Oregon
A140	Motley Rice LLC – Landye, Bennett – Virginia
A141	Motley Rice LLC – Landry Swarr – Louisiana
A142	Motley Rice LLC – Laudig, George – Georgia
A143	Motley Rice LLC – Laudig, George – Illinois
A144	Motley Rice LLC – Laudig, George – Indiana
A145	Motley Rice LLC – LeBlanc & Waddell – Louisiana
A146	Motley Rice LLC – LeBlanc & Waddell – Louisiana II
A147	Motley Rice LLC – LeBlanc & Waddell – Mississippi
A148	Motley Rice LLC – LeBlanc & Waddell – Mississippi II
A149	Motley Rice LLC – LeBlanc & Waddell – Pennsylvania
A150	Motley Rice LLC – Lipsitz
A151	Motley Rice LLC – Masters & Taylor
A152	Motley Rice LLC – McCormick Scruggs Taylor
A153	Motley Rice LLC – Michie Hamlet
A154	Motley Rice LLC – Mitch Tyner
A155	Motley Rice LLC – Odom & Elliott – Arkansas
A156	Motley Rice LLC – Odom & Elliott – Arkansas II
A157	Motley Rice LLC – Odom & Elliott – Missouri
A158	Motley Rice LLC – Odom & Elliott – Unfiled
A159	Motley Rice LLC – Paul Benton
A160	Motley Rice LLC – Paul Weykamp – Maryland
A161	Motley Rice LLC – Paul Weykamp – Virginia
A162	Motley Rice LLC – Peter T. Nicholl – Maryland
A163	Motley Rice LLC – Peter T. Nicholl – Virginia
A164	Motley Rice LLC – Provost Umphrey
A165	Motley Rice LLC – Rance Ulmer
A166	Motley Rice LLC – Rose, Klein & Marias
A167	Motley Rice LLC – Roven, Kaplan & Wells
A168	Motley Rice LLC – Seiben, Polk
A169	Motley Rice LLC – Shackelford, Old Ingalls
A170	Motley Rice LLC – Simmons – Illinois
A171	Motley Rice LLC – Stuart Calwell

PLAN EXHIBIT 3- 5

Other Asbestos Claimant Settlement Agreements (continued)

Unique Number	Agreement by Firm Name
A172	Motley Rice LLC – The Maritime Asbestos Group – California
A173	Motley Rice LLC – The Maritime Asbestos Group – Louisiana
A174	Motley Rice LLC – The Maritime Asbestos Group – Michigan
A175	Motley Rice LLC – The Maritime Asbestos Group – New York
A176	Motley Rice LLC – The Maritime Asbestos Group – Ohio
A177	Motley Rice LLC – The Maritime Asbestos Group – Pennsylvania
A178	Motley Rice LLC – The Maritime Asbestos Group – Texas
A179	Motley Rice LLC – The Maritime Asbestos Group – Virgin Islands
A180	Motley Rice LLC – The Maritime Asbestos Group – Washington
A181	Motley Rice LLC – Thomas Rhoden – Mississippi
A182	Motley Rice LLC – Thomas Sayre
A183	Motley Rice LLC – Thornton & Naumes – Maine
A184	Motley Rice LLC – Thornton & Naumes – Massachusetts
A185	Motley Rice LLC – Thornton & Naumes – New Hampshire
A186	Motley Rice LLC – Thornton & Naumes – Vermont
A187	Motley Rice LLC – Tom Scott
A188	Motley Rice LLC – Varas & Morgan
A189	Motley Rice LLC – Wallace Graham – MDL
A190	Motley Rice LLC – Wallace Graham – Ohio I
A191	Motley Rice LLC – Wallace Graham – Ohio II
A192	Motley Rice LLC – Wallace Graham – South Carolina
A193	Motley Rice LLC – Wm. Roberts Wilson, Jr. PA – Alabama
A194	Motley Rice LLC – Wm. Roberts Wilson, Jr. PA – Louisiana
A195	Motley Rice LLC – Wm. Roberts Wilson, Jr. PA – Mississippi
A196	Nix, Patterson & Roach, L.L.P.
A197	Norris & Phelps I
A198	Norris & Phelps II
A199	O’Quinn, Lamineck
A200	Paul, Hanley & Harley, L.L.P.
A201	Peirce, Raimond & Coulter, P.C. – Railroad
A202	Peirce, Raimond & Coulter, P.C. – Steel
A203	Porter & Malouf, P.A.
A204	Reaud, Morgan, & Quinn, Inc./Environmental Litigation Group (Special Settlement Agreement)
A205	Reaud, Morgan, & Quinn, Inc./Environmental Litigation Group
A206	Roven, Kaplan & Wells
A207	Silber, Pearlman
A208	Taylor & Ernster I
A209	Taylor & Ernster II
A210	Taylor & Ernster III
A211	Taylor & Ernster IV
A212	Watson, Heidelberg, P.A. & Eaves Watson
A213	Weitz & Luxenberg, P.C. I
A214	Weitz & Luxenberg, P.C. II
A215	Williams Bailey, L.L.P.
A216	Wise & Julian, P.C. I
A217	Wise & Julian, P.C. II

PLAN EXHIBIT 3- 6

PLAN EXHIBIT 4

FORM OF ASBESTOS PI TRUST AGREEMENT

PLAN EXHIBIT 4

DII INDUSTRIES, LLC ASBESTOS PI TRUST AGREEMENT

PLAN EXHIBIT 4

DII INDUSTRIES, LLC ASBESTOS PI TRUST AGREEMENT

ARTICLE 1 AGREEMENT OF TRUST		2

1.1	Creation and Name.	2

1.2	Purpose.	2

1.3	Transfer of Assets.	2

1.4	Acceptance of Assets and Assumption of Liabilities.	2

ARTICLE 2 POWERS AND ASBESTOS TRUST ADMINISTRATION		3

2.1	Powers.	3

2.2	General Administration.	5

2.3	Claims Administration.	7

ARTICLE 3 ACCOUNTS, INVESTMENTS, AND PAYMENTS		7

3.1	Accounts.	7

3.2	Investments.	7

3.3	Source of Payments.	8

ARTICLE 4 TRUSTEES		9

4.1	Number.	9

4.2	Term of Service.	9

4.3	Appointment of Successor Trustee.	9

4.4	Liability of Trustees, Officers, and Employees.	10

4.5	Compensation and Expenses of Trustees.	10

4.6	Indemnification of Trustees and Additional Indemnitees.	10

4.7	Trustees’ Lien.	11

4.8	Trustees’ Employment of Experts.	11

4.9	Trustees’ Independence.	11

4.10	Bond.	12

ARTICLE 5 TRUST ADVISORY COMMITTEE		12

5.1	Members.	12

5.2	Duties.	12

5.3	Term of Office.	12

5.4	Appointment of Successor.	12

5.5	Asbestos TAC’s Employment of Professionals.	13

5.6	Compensation and Expenses of Asbestos TAC.	13

5.7	Procedures for Consultation with and Obtaining the Consent of the Asbestos TAC.	14

ARTICLE 6 THE LEGAL REPRESENTATIVE		15

6.1	Duties.	15

PLAN EXHIBIT 4- i

(continued)

6.2	Term of Office.	15

6.3	Appointment of Successor.	15

6.4	Legal Representative’s Employment of Professionals.	15

6.5	Compensation and Expenses of the Legal Representative.	16

6.6	Procedure for Consulting with the Legal Representative.	16

ARTICLE 7 GENERAL PROVISIONS		17

7.1	Irrevocability.	17

7.2	Termination.	17

7.3	Amendments.	18

7.4	Meetings.	18

7.5	Severability.	18

7.6	Notices.	18

7.7	Successors and Assigns.	20

7.8	Limitation on Claim Interests for Securities Laws Purposes.	21

7.9	Entire Agreement; No Waiver.	21

7.10	Headings.	21

7.11	Governing Law.	21

7.12	Settlors and Settlor Cooperation.	21

7.13	Dispute Resolution.	21

7.14	Enforcement and Administration.	22

7.15	Effectiveness.	22

7.16	Counterpart Signatures.	22

PLAN EXHIBIT 4- ii

DII INDUSTRIES, LLC ASBESTOS PI TRUST AGREEMENT

This Asbestos PI Trust Agreement, dated as set forth on the signature page hereof and effective as of the Effective Date, is among Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), BPM Minerals, LLC, each a debtor and debtor-in-possession in case number 03-                     before the Bankruptcy Court, as Settlors, the Legal Representative, the individual Trustees, and members of the Asbestos TAC identified on the signature pages hereto and appointed at the Confirmation Hearing pursuant to the Plan. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Uniform Glossary of Defined Terms for Plan Documents set forth as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated September 18, 2003. All capitalized terms not defined herein or defined in the Glossary, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules.

WHEREAS at the time of the entry of the order for relief in the Reorganization Cases, the Debtors had been named as defendants in personal-injury and wrongful-death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in a case known as In re Mid-Valley, Inc., et al., Case No. 03-                    , pending before the Bankruptcy Court.

WHEREAS the Plan, filed by the Debtors, and supported by the Legal Representative and the Asbestos Committee, has been confirmed by the Bankruptcy Court.

WHEREAS the Plan Documents provide, among other things, for the creation of the Asbestos PI Trust.

WHEREAS pursuant to the Plan, the Asbestos PI Trust is to use its assets and income to pay Asbestos Unsecured PI Trust Claims against the Halliburton Entities and Harbison-Walker Entities.

WHEREAS pursuant to the Plan, the Asbestos PI Trust is intended to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1, et seq., of the Treasury Regulations promulgated under section 468B of the IRC.

WHEREAS it is the intent of the Settlors, the Trustees, the Legal Representative, and the members of the Asbestos TAC that the Asbestos PI Trust be administered, maintained, and operated at all times as a qualified settlement fund through mechanisms that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, all Asbestos Unsecured PI Trust Claims and demands that involve similar claims in substantially the same manner, in strict compliance with the terms of this Asbestos PI Trust Agreement.

WHEREAS the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Halliburton Entities and the Harbison-Walker Entities with respect to Asbestos Unsecured PI Trust Claims.

WHEREAS the Bankruptcy Court has determined that the Asbestos PI Trust and the Plan satisfy all the prerequisites for the Permanent Channeling Injunction and Asbestos/Silica Insurance Company Injunction, and such injunctions have been issued in connection with the Confirmation Order.

PLAN EXHIBIT 4- 1

WHEREAS the Confirmation Order has been entered or affirmed by the District Court, and such Confirmation Order has become a Final Order.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1

AGREEMENT OF TRUST

1.1  Creation and Name.

The Settlors hereby create a trust known as the “DII Industries, LLC Asbestos PI Trust,” which is the Asbestos PI Trust provided for, and referred to, in the Plan. The Trustees of the Asbestos PI Trust may transact the business and affairs of the Asbestos PI Trust in the name “DII Industries, LLC Asbestos PI Trust.”

1.2  Purpose.

The purpose of the Asbestos PI Trust is to assume the liabilities of the Halliburton Entities and Harbison-Walker Entities for all Asbestos Unsecured PI Trust Claims, to use the Asbestos PI Trust’s assets and income to pay holders of Asbestos Unsecured PI Trust Claims in accordance with the Asbestos PI Trust Agreement and in such a way that all holders of similar Asbestos Unsecured PI Trust Claims are treated in a substantially equivalent manner, and to comply otherwise in all respects with the requirements of a trust set forth in section 524(g)(2)(B)(i) of the Bankruptcy Code.

1.3   Transfer of Assets.

As provided in article 9.2(a) of the Plan, (1) the Settlors have delivered the Asbestos PI Trust Funding Agreement, (2) the Settlors and Halliburton, on behalf of itself and the Halliburton Current Affiliates, have executed and delivered the Asbestos PI Trust Additional Funding Agreement, (3) DII Industries has executed and delivered the Asbestos PI Trust Note, (4) HESI has executed and delivered the DII Industries Pledge Agreement, (5) Halliburton has executed and delivered the Halliburton Asbestos PI Trust Guarantee, and (6) the Settlors have delivered the Halliburton Asbestos PI Trust Stock.

1.4  Acceptance of Assets and Assumption of Liabilities.

(a)  In furtherance of the purposes of the Asbestos PI Trust, the Trustees, on behalf of the Asbestos PI Trust, hereby expressly accept the transfer and assignment to the Asbestos PI Trust of the Asbestos PI Trust Assets.

(b)  In furtherance of the purposes of the Asbestos PI Trust, the Trustees, on behalf of the Asbestos PI Trust, expressly assume all liability for all Asbestos Unsecured PI Trust Claims and all obligations owed by the Asbestos PI Trust under the Plan and agree to indemnify the Halliburton Entities and Harbison-Walker Entities pursuant to the Asbestos PI Trust Indemnification Agreement attached as Annex 1 to this Asbestos PI Trust Agreement.

(c)  Except as otherwise provided in the Asbestos TDP, the Asbestos PI Trust shall have all defenses regarding Asbestos Unsecured PI Trust Claims that a Halliburton Entity or Harbison-Walker Entity has or would have had under applicable law; provided, however, that nothing in the foregoing shall serve to assign any right, claim, or cause of action of a Halliburton Entity or Harbison-Walker Entity against the holder of an Indirect Asbestos PI Trust Claim.

PLAN EXHIBIT 4- 2

(d)  No provision herein or in the Asbestos TDP shall be construed to mandate distributions on any claims or other actions that would contravene the Asbestos PI Trust’s status as a qualified settlement trust within the meaning of Tres. Reg. 1-468B-1, et seq.

(e)  The Halliburton Entities and the Harbison-Walker Entities shall be entitled to indemnification from the Asbestos PI Trust pursuant to the Indemnification Agreement attached as Annex 1 to this Asbestos PI Trust Agreement for any expenses, costs, and fees (including attorneys’ fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Petition Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action asserting an Asbestos Unsecured PI Trust Claim, including, but not limited to, any Indirect Asbestos PI Trust Claims.

(f)  Nothing in this Asbestos PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Injunctions issued in connection with the Plan or the Asbestos PI Trust’s assumption of all liability with respect to Asbestos Unsecured PI Trust Claims.

(g)  In furtherance of the purposes of the Asbestos PI Trust, the Trustees, on behalf of the Asbestos PI Trust, shall make payments to holders of Qualifying Settled Asbestos PI Trust Claims in accordance with the Asbestos PI Trust Funding Agreement.

ARTICLE 2

POWERS AND ASBESTOS TRUST ADMINISTRATION

2.1  Powers.

(a)  The Trustees are, and shall act as, fiduciaries to the Asbestos PI Trust in accordance with the provisions of this Asbestos PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the Asbestos PI Trust and the Asbestos PI Trust Assets in accordance with article 1.2 of this Asbestos PI Trust Agreement.

(b)  Subject to the limitations set forth in this Asbestos PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the Asbestos PI Trust, including, without limitation, each power expressly granted in this article 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the Commonwealth of Pennsylvania.

(c)  Except as required by applicable law or otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

(d)  Without limiting the generality of article 2.1(a) above, and except as limited below, the Trustees shall have the power to:

(i)  receive and hold the Asbestos PI Trust Assets and vote the Halliburton Asbestos PI Trust Stock, and exercise all rights with respect to, and sell, the Halliburton Asbestos PI Trust Stock, subject to restrictions in the Stockholder Agreement;

(ii)  invest the monies held from time to time by the Asbestos PI Trust;

(iii)  sell, transfer, or exchange any or all of the Asbestos PI Trust Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Asbestos PI Trust Agreement and, with respect to the Halliburton Asbestos PI Trust Stock, subject to restrictions in the Stockholder Agreement;

PLAN EXHIBIT 4- 3

(iv)  enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Asbestos PI Trust to operate;

(v)  pay liabilities and expenses of the Asbestos PI Trust, including, but not limited to, Asbestos PI Trust Expenses;

(vi)  establish such funds, reserves, and accounts within the estate of the Asbestos PI Trust, as deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PI Trust;

(vii)  sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

(viii)  amend the Asbestos PI Trust Bylaws in accordance with the terms thereof, a copy of which is annexed hereto as Annex 2;

(ix)  establish, supervise, and administer the Asbestos PI Trust in accordance with the Asbestos TDP, a copy of which is annexed hereto as Annex 3, and administer, amend, supplement, or modify the Asbestos TDP in accordance with the terms thereof;

(x)  appoint such officers, hire such employees, and engage such legal, financial, accounting, investment, auditing, forecasting, and other consultants, alternative dispute resolution panelists, or agents as the business of the Asbestos PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this Asbestos PI Trust Agreement;

(xi)  pay employees and legal, financial, accounting, investment, auditing, forecasting, and other consultants, advisors, and agents reasonable compensation, including, without limitation, compensation at rates approved by the Trustees for services rendered prior to the execution hereof;

(xii)  compensate the Trustees, members of the Asbestos TAC, the Legal Representative, and their respective employees and legal, financial, accounting, investment, and other advisors, consultants, independent contractors, and agents, and reimburse them for all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including, without limitation, costs and expenses incurred prior to the execution hereof;

(xiii)  execute and deliver such instruments as the Trustees consider proper in administering the Asbestos PI Trust;

(xiv)  enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Asbestos PI Trust, provided such arrangements do not conflict with any other provision of this Asbestos PI Trust Agreement;

(xv)  in accordance with article 4.6, indemnify (and purchase insurance indemnifying) the Trustees, the Legal Representative, the members of the Asbestos TAC, and the members, officers, employees, agents, advisors, and representatives of the Asbestos PI Trust and the Legal Representative to the fullest extent that a corporation or trust organized under the law of the Asbestos PI Trust’s situs is entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors, and representatives;

(xvi)  delegate any or all of the authority herein conferred with respect to the investment of all, or any portion of, the Asbestos PI Trust Assets to any one or more reputable individuals or recognized institutional

PLAN EXHIBIT 4- 4

investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in article 4.4;

(xvii)  consult with the Reorganized Debtors and Halliburton at such times and with respect to such issues relating to the conduct of the Asbestos PI Trust as the Trustees consider desirable; and

(xviii)  merge or contract with other claims-resolution facilities that are not specifically created by this Asbestos PI Trust Agreement or the Asbestos TDP; provided, however, that such merger or contract shall not (A) subject any of the Halliburton Entities or Harbison-Walker Entities or any successor or successor-in-interest thereto to any risk of having any Asbestos Unsecured PI Trust Claim asserted against it or them or (B) otherwise jeopardize the validity or enforceability of the Injunctions.

(e)  The Trustees shall not have the power to guarantee any debt of other Persons.

(f)  The Trustees shall give the Asbestos TAC and the Legal Representative prompt notice of any act performed or taken pursuant to article 2.1(d)(vii), (viii), (ix), and (xvi) and article 2.2(f).

2.2  General Administration.

(a)  The Trustees shall act in accordance with the Asbestos PI Trust Bylaws. To the extent not inconsistent with the terms of this Asbestos PI Trust Agreement, the Asbestos PI Trust Bylaws shall govern the affairs of the Asbestos PI Trust. In the event of an inconsistency between the Asbestos PI Trust Bylaws and this Asbestos PI Trust Agreement, the Asbestos PI Trust Agreement shall govern. In the event of an inconsistency between the Asbestos PI Trust Bylaws or this Asbestos PI Trust Agreement and the Plan, the Plan shall govern.

(b)  The Trustees shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, including, without limitation, all requirements necessary to qualify and maintain qualification of the Asbestos PI Trust as a qualified settlement fund, and shall timely pay all taxes required to be paid.

(c)  The Trustees shall timely account to the Bankruptcy Court as follows:

(i)  The Trustees shall cause to be prepared and filed under seal with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Asbestos PI Trust (including, without limitation, a balance sheet of the Asbestos PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements’ presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the Asbestos TAC, the Legal Representative, the Reorganized Debtors, and Halliburton when such report is filed with the Bankruptcy Court.

(ii)  Simultaneously with delivery of each set of financial statements referred to in article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the Office of the United States Trustee for the Western District of Pennsylvania, Pittsburgh Division, the Asbestos TAC, the Legal Representative, the Reorganized Debtors, and Halliburton when such report is filed.

PLAN EXHIBIT 4- 5

(iii)  All materials required to be filed with the Bankruptcy Court by this article 2.2(c) shall be available for inspection by the public in accordance with procedures, if any, established by the Bankruptcy Court, and shall be filed with the Office of the United States Trustee for the Western District of Pennsylvania, Pittsburgh Division.

(d)  The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustees shall provide a copy of the budget and cash flow projections to the Asbestos TAC, the Legal Representative, the Reorganized Debtors, and Halliburton.

(e)  The Trustees shall consult with the Asbestos TAC and the Legal Representative on (i) the implementation and administration of the Asbestos TDP, (ii) the implementation of the Asbestos PI Trust Agreement and the administration of the Asbestos PI Trust, and (iii) such other matters as may be required under the Asbestos PI Trust Agreement and/or the Asbestos TDP.

(f)  The Trustees shall be required to obtain the consent of the Asbestos TAC and the Legal Representative pursuant to the Consent Process set forth in articles 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order to:

(i)  determine or modify the Payment Percentage described in section 2.3 of the Asbestos TDP as provided in section 4.2 of the Asbestos TDP;

(ii)  implement and change the Claims Payment Ratio described in section 2.5 of the Asbestos TDP in the event that the requirements for such a change as set forth in said provision have been met;

(iii)  change the Scheduled Values, Disease Levels, and/or Medical/Exposure Criteria set forth in section 5.3(a)(3) of the Asbestos TDP, and/or the Maximum Values set forth in section 5.3(b)(3) and section 5.4(a) of the Asbestos TDP;

(iv)  establish and/or change the Claims Materials to be provided to the holders of Asbestos Unsecured PI Trust Claims under section 6.1 of the Asbestos TDP;

(v)  require that Asbestos PI Trust Claimants provide additional kinds of medical evidence pursuant to section 7.1 of the Asbestos TDP;

(vi)  change the form of release to be provided pursuant to section 7.8 of the Asbestos TDP;

(vii)  terminate the Asbestos PI Trust pursuant to article 7.2 below;

(viii)  change the compensation and/or per diem of the members of the Asbestos TAC, the Legal Representative, or the Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court, as otherwise provided herein;

(ix)  take structural or other actions to minimize any tax on the Asbestos PI Trust Assets;

(x)  merge any asbestos claims-resolution organization formed by the Asbestos PI Trust with another asbestos claims-resolution organization that is not specifically created by this Asbestos PI Trust Agreement or the Asbestos TDP, or contract with another asbestos claims-resolution organization or other entity that is not specifically created by this Asbestos PI Trust Agreement or the Asbestos TDP, or permit any other party to join in any asbestos claims resolution organization that is formed by the Asbestos PI Trust pursuant

PLAN EXHIBIT 4- 6

to the Asbestos PI Trust Agreement or the Asbestos TDP; provided, however, that such merger, contract, or joinder shall not (a) subject any of the Halliburton Entities or Harbison-Walker Entities, or any successor or successors-in-interest thereto, to any risk of having any Asbestos Unsecured PI Trust Claim asserted against them, or (b) otherwise jeopardize the validity or enforceability of the Injunctions; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with section 2.1 of the Asbestos TDP, which requires that such decisions be based on the provisions of the Asbestos TDP; or

(xi)  amend the Asbestos PI Trust Agreement or the Asbestos TDP.

(g)  The Trustees shall meet with the Asbestos TAC and the Legal Representative not less often than quarterly. The Trustees shall meet in the interim with the Asbestos TAC and the Legal Representative when so requested by either.

(h)  The Trustees, upon notice from either the Asbestos TAC or the Legal Representative, if practicable in view of pending business, shall, at their next regular meeting (or, if appropriate, at a specially called meeting), place on their agenda, and consider, issues submitted by the Asbestos TAC or the Legal Representative.

(i)  Periodically, but not less often than once a year, the Trustees shall make available to Asbestos PI Trust Claimants and other interested parties the number of Asbestos Unsecured PI Trust Claims by Disease Level that have been resolved both by individual review and by arbitration, as well as by trial, indicating the amounts of the awards and the averages of the awards by jurisdiction.

2.3  Claims Administration.

The Trustees shall proceed promptly to implement the Asbestos TDP.

ARTICLE 3

ACCOUNTS, INVESTMENTS, AND PAYMENTS

3.1  Accounts.

The Trustees may create, from time to time, such accounts and reserves within the estate of the Asbestos PI Trust as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and valid Asbestos Unsecured PI Trust Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

3.2  Investments.

Investment of monies held in the Asbestos PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

(a)  The Asbestos PI Trust shall not acquire or hold—directly or indirectly—equity in any Person (other than the Reorganized Debtors, Halliburton, or any successor to, or successor-in-interest of, the Reorganized Debtors or Halliburton) or business enterprise if, immediately following such acquisition, the Asbestos PI Trust would hold more than 5% of the equity in such Person or business enterprise.

PLAN EXHIBIT 4- 7

(b)  The Asbestos PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are Asbestos PI Trust Assets under the Plan, (ii) such securities are rated “Baa” or higher by Moody’s, “BBB” or higher by S&P’s, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

(c)  The Asbestos PI Trust shall not acquire, or hold for longer than ninety (90) days, any commercial paper unless such commercial paper is rated “Prime-1” or higher by Moody’s, or “A-1” or higher by S&P’s, or has been given an equivalent rating by another nationally recognized statistical-rating agency.

(d)  Excluding any securities issued by the Reorganized Debtors, or their parents or affiliates, the Asbestos PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated “A” or higher by Moody’s, or “A” or higher by S&P’s, or have been given an equivalent investment grade rating by another nationally recognized statistical-rating agency.

(e)  Other than securities or other instruments that are Asbestos PI Trust Assets and options with respect to securities of Halliburton acquired or held in connection with hedging transactions intended to transfer some or all of the economic risk of ownership of the Asbestos PI Trust Assets, the Asbestos PI Trust shall not acquire or hold any securities or other instruments issued by any Person (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all securities and instruments issued by such Person held by the Asbestos PI Trust would exceed 2% of the aggregate value of the Asbestos PI Trust Estate.

(f)  Excluding any securities or other instruments that are Asbestos PI Trust Assets, the Asbestos PI Trust shall not acquire or hold any certificates of deposit unless all publicly held long-term debt securities, if any, of the financial institution issuing the certificate of deposit, and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in article 3.2(b) of this Asbestos PI Trust Agreement.

(g)  The Asbestos PI Trust may acquire and hold any securities or instruments issued by Reorganized Debtors, or its subsidiaries, affiliates, or successors, without regard to the limitations set forth in subsections (a)-(f) above.

(h)  The Asbestos PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

(i)  The Asbestos PI Trust shall not acquire or hold any options, other than options with respect to securities of Halliburton (or any successor thereto) acquired or held in connection with hedging transactions intended to transfer some or all of the economic risk of ownership of the Asbestos PI Trust Assets.

3.3  Source of Payments.

Except as provided in the Asbestos PI Trust Funding Agreement, all Asbestos PI Trust Expenses and payments, and all liabilities with respect to Asbestos Unsecured PI Trust Claims, shall be payable solely by the Asbestos PI Trust out of the Asbestos PI Trust Assets. Except as specifically provided herein, neither the Debtor-Affiliated Protected Parties nor the Trustees, or any of their officers, agents, advisors, or employees, shall be liable for the payment of any Asbestos PI Trust Expense or any other liability of the Asbestos PI Trust, except as provided in article 5.1(e) of the Plan.

PLAN EXHIBIT 4- 8

ARTICLE 4

TRUSTEES

4.1  Number.

There shall be three (3) Trustees. The initial Trustees shall be Mark A. Gleason, Alan R. Kahn, and the Honorable Robert M. Parker. As soon as practicable after the Effective Date, one Trustee shall be designated Managing Trustee, by vote of the Trustees, to serve in accordance with the Asbestos PI Trust Bylaws.

4.2  Term of Service.

(a)  The initial Trustees named pursuant to article 4.1 shall serve the staggered terms of three (3), four, and five years as shown on the signature pages hereof. Thereafter, each term of service shall be five (5) years. Each initial Trustee shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to article 4.2(b), (iv) his or her removal pursuant to article 4.2(c), or (v) the termination of the Asbestos PI Trust pursuant to article 7.2.

(b)  Any Trustee may resign at any time by written notice to each of the remaining Trustees, the Asbestos TAC, and the Legal Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

(c)  Any Trustee may be removed by unanimous vote of the remaining Trustees in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or for other good cause.

(d)  Good cause shall be deemed to include, without limitation, any substantial failure to comply with article 2.2, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated nonattendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

4.3  Appointment of Successor Trustee.

(a)  In the event of a vacancy in the position of Trustee, the vacancy shall be filled by the unanimous vote of the remaining Trustees, or if such vacancy has not been filled, within ninety (90) days, by the majority vote of the remaining Trustees, the members of the Asbestos TAC, and the Legal Representative.

(b)  In the event the remaining Trustees cannot agree on a successor Trustee, or a majority of the members of the Asbestos TAC or the Legal Representative vetoes appointment of a successor Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent appointment of a Trustee for successive terms.

(c)  Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers, and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

(d)  Each successor Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor to such Trustee has completed his or her term, (ii) the end of the remainder of the term of the predecessor Trustee whom he or she is replacing if such Trustee did not complete his or her term, (iii) his or her death, (iv) his or her resignation pursuant to article 4.2(b) of this Asbestos PI Trust Agreement, (v) his or her

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removal pursuant to article 4.2(c) of this Asbestos PI Trust Agreement, or (vi) termination of the Asbestos PI Trust pursuant to article 7.2 of this Asbestos PI Trust Agreement.

4.4  Liability of Trustees, Officers, and Employees.

No Trustee, officer, or employee of the Asbestos PI Trust, member of the Asbestos TAC, or person serving as Legal Representative shall be liable to the Asbestos PI Trust to any person holding an Asbestos Unsecured PI Trust Claim, or to any other Person, except for such individual’s own breach of trust committed in bad faith or willful misappropriation.

Such protection may, in the discretion of the Trustees, be extended to the agents, advisors, or consultants of the Asbestos PI Trust, the Asbestos TAC, or the Legal Representative (to the extent so indemnified, each an “Additional Indemnitee” and collectively the “Additional Indemnitees”). No Trustee, officer, or employee of the Asbestos PI Trust or person serving as Legal Representative shall be liable for any act or omission of any other officer, employee, agent, or consultant of the Asbestos PI Trust or the Legal Representative, unless the Trustee, officer, employee of the Asbestos PI Trust or the Legal Representative, or person serving as Legal Representative, respectively, acted with bad faith in the selection or retention of such officer, employee, agent, or consultant.

4.5  Compensation and Expenses of Trustees.

(a)  Each of the Trustees shall receive compensation from the Asbestos PI Trust for his or her services as Trustee in the amount of $             per annum, plus a per diem allowance for meetings attended or other Asbestos PI Trust business performed in the amount of $            ; provided, however, that the Trustee serving as Managing Trustee shall be compensated as established from time to time by the other Trustees, the Asbestos TAC, and the Legal Representative. The Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day’s duration, may provide for partial payment of per diem amounts on a proportional basis for such activities. The per annum and per diem compensation payable to the Trustees shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to approval of the Bankruptcy Court.

(b)  The Asbestos PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

(c)  The Asbestos PI Trust will include a description of the amounts paid under this article 4.5 in the reports to be filed with the Bankruptcy Court and provided to the Asbestos TAC, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) of this Asbestos PI Trust Agreement.

4.6  Indemnification of Trustees and Additional Indemnitees.

(a)  The Asbestos PI Trust shall indemnify and defend the Trustees and the Asbestos PI Trust’s officers and employees to the fullest extent that a corporation or trust organized under the laws of the Asbestos PI Trust’s situs is entitled to indemnify and defend its directors, trustees, officers, and employees against any and all liabilities, expenses, claims, damages, or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which they are ultimately liable under article 4.4.

Additionally, any of the Additional Indemnitees who was or is a party, or is threatened to be made a party to any threatened or pending judicial, administrative, or arbitrative action, by reason of any act or omission of such Additional Indemnitees with respect to (i) the Reorganization Cases and any act or omission undertaken by

PLAN EXHIBIT 4- 10

them prior to the commencement thereof, (ii) the liquidation of any Asbestos Unsecured PI Trust Claims, (iii) the administration of the Asbestos PI Trust and the implementation of the Asbestos TDP, or (iv) any activities in connection with the Asbestos PI Trust Agreement, shall be indemnified and defended by the Asbestos PI Trust, to the fullest extent that a corporation or trust organized under the laws of the Asbestos PI Trust’s situs is from time to time entitled to indemnify and defend its officers, directors, trustees, and employees, against reasonable expenses, costs and fees (including attorneys’ fees and costs), judgments, awards, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action, suit, or proceeding, if he or she acted in good faith and in a manner such Additional Indemnitee reasonably believed to be in, or not opposed to, the best interests of the holders of Asbestos Unsecured PI Trust Claims whom the Additional Indemnitees represent.

(b)  Reasonable expenses, costs, and fees (including attorneys’ fees and costs) incurred by or on behalf of a Trustee or an Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative, or arbitrative, from which they are indemnified by the Asbestos PI Trust pursuant to article 4.6(a), shall be paid by the Asbestos PI Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Trustee or Additional Indemnitee to repay such amount in the event that it shall be determined ultimately by Final Order that such Trustee or Additional Indemnitee is not entitled to be indemnified by the Asbestos PI Trust.

(c)  The Trustees shall have the power, generally or in specific cases, to cause the Asbestos PI Trust to indemnify the agents, advisors, or consultants of the Asbestos PI Trust to the same extent as provided in this article 4.6 with respect to the Trustees.

(d)  Any indemnification under article 4.6(c) of this Asbestos PI Trust Agreement shall be made by the Asbestos PI Trust upon a determination by the Trustees that indemnification of such Person is proper under the circumstances.

(e)  The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent, representative of the Asbestos PI Trust, or Additional Indemnitee against liability asserted against, or incurred by, such individual in that capacity or arising from his or her status as a Trustee, member of the Asbestos TAC, Legal Representative, Asbestos PI Trust’s officer, employee, agent, or other representative.

4.7  Trustees’ Lien.

The Trustees and Additional Indemnitees shall have a first-priority lien upon the Asbestos PI Trust Assets to secure the payment of any amounts payable to them pursuant to article 4.5 or 4.6.

4.8  Trustees’ Employment of Experts.

The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

4.9  Trustees’ Independence.

No Trustee shall, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for, the Reorganized Debtors or any of their respective parents or affiliates.

PLAN EXHIBIT 4- 11

No Trustee shall act as an attorney for any Person who holds an Asbestos Unsecured PI Trust Claim.

4.10  Bond.

The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

ARTICLE 5

TRUST ADVISORY COMMITTEE

5.1  Members.

The initial members of the Asbestos TAC shall be those persons set forth in the Confirmation Order.

5.2  Duties.

The members of the Asbestos TAC shall serve in a fiduciary capacity representing all holders of present Asbestos Unsecured PI Trust Claims. The Trustees shall be required to consult with the Asbestos TAC on matters identified in article 2.2(e) above and in other provisions herein, and shall be required to obtain the consent of the Asbestos TAC on matters identified in article 2.2(f) above. Where provided in the Asbestos TDP, certain other actions by the Trustees are also subject to the consent of the Asbestos TAC.

5.3  Term of Office.

(a)  The initial members of the Asbestos TAC shall serve the staggered three-, four-, or five-year terms shown on the signature pages hereof. Thereafter, each term of service shall be five years. A member of the Asbestos TAC shall serve until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to article 5.3(b) below, (iv) his or her removal pursuant to article 5.3(c) below, or (iv) the termination of the Asbestos PI Trust pursuant to article 7.2 below.

(b)  A member of the Asbestos TAC may resign at any time by written notice to the other members of the Asbestos TAC, the Trustees, and the Legal Representative. Such notice shall specify a date when such resignation shall take effect, which, where practicable, shall not be less than ninety (90) days after the date such notice is given.

(c)  A member of the Asbestos TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or other good cause, such as a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, or repeated nonattendance at scheduled meetings. Such removal shall be made at the recommendation of the remaining members of the Asbestos TAC and with the approval of the Bankruptcy Court.

5.4  Appointment of Successor.

In the event of a vacancy caused by the resignation or term expiration of an Asbestos TAC member, his or her successor shall be selected by the Asbestos TAC member who is resigning or whose term is expiring, unless the remaining members unanimously veto the selection, in which case the successor shall be selected by unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the remaining members shall request that the Bankruptcy Court appoint the successor.

PLAN EXHIBIT 4- 12

In the event of a vacancy caused by removal or death of an Asbestos TAC member, or in the event that a resigning or retiring member does not name his or her successor, the remaining members of the Asbestos TAC by unanimous vote shall name the successor. If the remaining members of the Asbestos TAC cannot reach unanimous agreement, the remaining members shall request that the Bankruptcy Court appoint the successor.

Each successor Asbestos TAC member shall serve until the earlier of (i) the end of a full term of five (5) years if his or her predecessor member completed his or her term, (ii) the end of the remainder of the term of the member whom he or she is replacing if said predecessor member did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to article 5.3(b) of this Asbestos PI Trust Agreement, (v) his or her removal pursuant to article 5.3(c) of this Asbestos PI Trust Agreement, or (vi) the termination of the Asbestos PI Trust pursuant to article 7.2 of this Asbestos PI Trust Agreement.

5.5  Asbestos TAC’s Employment of Professionals.

(a)  The Asbestos TAC may, but is not required to, retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, financial and investment advisors, and such other parties deemed by the Asbestos TAC to be qualified as experts on matters submitted to the Asbestos TAC (collectively, the “Asbestos TAC Professionals”). The Asbestos TAC and the Asbestos TAC Professionals shall at all times have complete access to the Asbestos PI Trust’s officers, employees, and agents, as well as to the Asbestos TAC Professionals retained by the Asbestos PI Trust, and shall also have complete access to all information generated by them or otherwise available to the Asbestos PI Trust or the Trustees. In the absence of gross negligence, the written opinion of, or information provided by, any Asbestos TAC Professional deemed by the Asbestos TAC to be qualified as an expert on the particular matter submitted to the Asbestos TAC shall be full and complete authorization and protection in support of any action taken or not taken by the Asbestos TAC in good faith and in accordance with the written opinion of, or information provided by, the Asbestos TAC Professional.

(b)  The Asbestos PI Trust shall promptly reimburse, or pay directly if so instructed, the Asbestos TAC for all reasonable fees and costs associated with the Asbestos TAC’s employment of legal counsel pursuant to the above provision in connection with the Asbestos TAC’s performance of its duties hereunder. The Asbestos PI Trust shall also promptly reimburse, or pay directly if so instructed, the Asbestos TAC for all reasonable fees and costs associated with the Asbestos TAC’s employment of any other Asbestos TAC Professional pursuant to the above provision in connection with the Asbestos TAC’s performance of its duties hereunder; provided, however, that (i) the Asbestos TAC has first submitted to the Asbestos PI Trust a written request for such reimbursement setting forth the reasons (A) why the Asbestos TAC desires to employ such Asbestos TAC Professional and (B) why the Asbestos TAC cannot rely on professionals retained by the Asbestos PI Trust to meet the need of the Asbestos TAC for such expertise or advice, and (ii) the Asbestos PI Trust has approved the Asbestos TAC’s request for reimbursement in writing. If the Asbestos PI Trust agrees to pay for the Asbestos TAC Professional, such reimbursement shall be treated as an Asbestos PI Trust Expense. If the Asbestos PI Trust declines to pay for the Asbestos TAC Professional, it must set forth its reasons in writing. If the Asbestos TAC still desires to employ such Asbestos TAC Professional as an Asbestos PI Trust Expense, the Asbestos TAC and/or the Trustees shall resolve their dispute pursuant to article 7.13 below.

5.6  Compensation and Expenses of Asbestos TAC.

Each member of the Asbestos TAC shall receive compensation from the Asbestos PI Trust for services as a member of the Asbestos TAC based on his or her reasonable, customary hourly rate. The members of the Asbestos TAC also shall be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed an Asbestos PI Trust Expense.

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The Asbestos PI Trust shall include a description of the amounts paid under this article 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) of this Asbestos PI Trust Agreement.

5.7  Procedures for Consultation with and Obtaining the Consent of the Asbestos TAC.

(a)  Consultation Process.

(i)  In the event the Trustees are required to consult with the Asbestos TAC pursuant to article 2.2(e) above or on other matters as provided herein, the Trustees shall provide the Asbestos TAC with written advance notice of the matter under consideration and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the Asbestos TAC with such reasonable access to professionals and other experts retained by the Asbestos PI Trust and its staff (if any) as the Asbestos TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Asbestos TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

(ii)  The Trustees shall take into consideration the time required for the Asbestos TAC to engage and consult, if its members so wish, with its own independent financial or investment advisors as to such matter.

(b)  Consent Process.

(i)  In the event the Trustees are required to obtain the consent of the Asbestos TAC pursuant to article 2.2(f) above, the Trustees shall provide the Asbestos TAC with a written notice stating that its consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the Asbestos TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees also shall provide the Asbestos TAC with such reasonable access to professionals and other experts retained by the Asbestos PI Trust and its staff (if any) as the Asbestos TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the Asbestos TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

(ii)  The Asbestos TAC shall consider in good faith and in a timely fashion any request for its consent by the Trustees, and shall in any event advise the Trustees in writing of its consent or its objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustees. The Asbestos TAC may not withhold its consent unreasonably. If the Asbestos TAC decides to withhold its consent, it shall explain in detail its objections to the proposed action. If the Asbestos TAC does not advise the Trustees in writing of its consent or its objections to the action within thirty (30) days of receiving notice regarding such request, the Asbestos TAC’s consent to the proposed actions shall be deemed to have been affirmatively granted.

(iii)  If, after following the procedures specified in this article 5.7(b), the Asbestos TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Asbestos TAC shall resolve their dispute pursuant to article 7.13. However, the burden of proof with respect to the validity of the Asbestos TAC’s objection and withholding of its consent shall be on the Asbestos TAC.

PLAN EXHIBIT 4- 14

ARTICLE 6

THE LEGAL REPRESENTATIVE

6.1  Duties.

The Legal Representative shall serve in a fiduciary capacity, representing the interests of the future Asbestos PI Trust Claimants, for the purpose of protecting the rights of persons who might subsequently assert future and unknown Demands. The Trustees must consult with the Legal Representative on matters identified in article 2.2(e), must obtain the consent of the Legal Representative on matters identified in article 2.2(f), and may consult with the Legal Representative on any matter affecting the Asbestos PI Trust. Where provided in this Asbestos PI Trust Agreement or the Asbestos TDP, certain actions of the Trustees are subject to the consent of the Legal Representative.

6.2  Term of Office.

(a)  The Legal Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to article 5.2(b), (iii) his or her removal pursuant to article 5.2(c), or (iv) the termination of the Asbestos PI Trust pursuant to article 7.2.

(b)  The Legal Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which, where practicable, shall not be less than ninety (90) days after the date such notice is given.

(c)  The Legal Representative may be removed in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or other good cause, such as a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, or repeated nonattendance at scheduled meetings. Such removal shall be made by the unanimous decision of the Trustees.

6.3  Appointment of Successor.

A vacancy caused by resignation shall be filled prior to the effective date of such resignation with an individual nominated by the resigning Legal Representative. A vacancy for any other reason, or in the absence of a nomination by the Legal Representative, shall be filled with an individual selected by majority vote of the Trustees and the Asbestos TAC. The successor Legal Representative shall, in either case, be subject to Bankruptcy Court approval.

6.4  Legal Representative’s Employment of Professionals.

Subject to the conditions in article 6.5(b), the Legal Representative may retain and/or consult with counsel, accountants, appraisers, financial and investment advisors, auditors, forecasters, asbestos experts, and other parties deemed by the Legal Representative to be qualified as experts (the “Legal Representative Professionals”) on matters submitted to them, and the opinion of any such parties on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the Legal Representative hereunder in good faith and in accordance with the written opinion of any such party and in the absence of gross negligence. The Legal Representative and his or her experts shall at all times have complete access to the Asbestos PI Trust’s officers, employees, and agents, and the accountants, appraisers, auditors, forecasters, and other experts retained by the Asbestos PI Trust as well as all information generated by them or otherwise available to the Asbestos PI Trust or Trustees.

PLAN EXHIBIT 4- 15

6.5  Compensation and Expenses of the Legal Representative.

(a)  The Legal Representative shall receive compensation from the Asbestos PI Trust for his or her services as the Legal Representative at his or her reasonable, customary hourly rate. The Asbestos PI Trust will promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable out-of-pocket costs and expenses, including fees and costs associated with employment of legal counsel in connection with the performance of his or her duties.

(b)  The Asbestos PI Trust also shall promptly reimburse, or pay directly if so instructed, all reasonable fees and expenses of the Legal Representative Professionals associated with employment of those professionals; provided, however, that (i) the Legal Representative previously shall have submitted a written request to the Asbestos PI Trust setting forth the reasons (A) why the Legal Representative desires to employ such Legal Representative Professional and (B) why the Legal Representative cannot rely on professionals retained by the Asbestos PI Trust to meet the needs of the Legal Representative for such expertise or advice, and (ii) the Asbestos PI Trust has approved the Legal Representative’s request for reimbursement in writing. If the Asbestos PI Trust agrees to pay for a Legal Representative Professional, such expenses shall be treated as an Asbestos PI Trust Expense. If the Asbestos PI Trust declines to pay for a professional, it must set forth its reasons in writing. If the Legal Representative still desires to employ the Legal Representative Professional at Asbestos PI Trust Expense, the Legal Representative and Trustees shall resolve their dispute pursuant to article 7.13 below. Such reimbursement or direct payment shall be deemed an Asbestos PI Trust Expense. The Asbestos PI Trust shall include a description of the amounts paid under this section in the reports to be filed with the Bankruptcy Court and provided to the Asbestos TAC, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) above.

6.6  Procedure for Consulting with the Legal Representative.

(a)  Consultation Process.

(i)  In the event the consent of the Legal Representative is required pursuant to the terms hereof (or of the Asbestos TDP), the Trustees shall promptly provide the Legal Representative and his or her counsel with notice and all information regarding the matter in question. The Trustees also shall provide the Legal Representative with such reasonable access to professionals and other experts retained by the Asbestos PI Trust and its agents as the Legal Representative may reasonably request during that time, and also shall provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of times, to discuss and comment on such matter with the Trustees.

(ii)  The Trustees shall take into consideration the time required for the Legal Representative to engage and consult, if he or she wishes, with his or her own independent financial or investment advisors as to such matters.

(b)  Consent Process.

(i)  In the event the Trustees are required to consult with the Legal Representative pursuant to article 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Legal Representative with written advance notice of the matter under consideration and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees also shall provide the Legal Representative with such reasonable access to Professionals and other experts retained by the Asbestos PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

PLAN EXHIBIT 4- 16

(ii)  The Legal Representative shall consider in good faith and in a timely fashion any request by the Trustees and may not withhold his or her consent unreasonably. If the Legal Representative does not notify the Trustees of his or her objection to such request within thirty (30) days after receiving notice and information regarding such request, then the Legal Representative’s consent shall be deemed to have been affirmatively granted.

(iii)  If, after following the procedures set forth in this article 6.6(b), the Legal Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and the Legal Representative shall resolve their dispute pursuant to article 7.13 below. However, the burden of proof with respect to the validity of the Legal Representative’s objection and withholding of his or her consent shall be on the Legal Representative.

ARTICLE 7

GENERAL PROVISIONS

7.1  Irrevocability.

The Asbestos PI Trust is irrevocable.

7.2  Termination.

(a)  The Asbestos PI Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events (the “Termination Date”):

(i)  the Trustees, in their discretion, decide to terminate the Asbestos PI Trust because (A) they deem it unlikely that new Asbestos Unsecured PI Trust Claims will be filed against the Asbestos PI Trust and (B) all Asbestos Unsecured PI Trust Claims duly filed with the Asbestos PI Trust have been liquidated and paid to the extent provided in this Asbestos PI Trust Agreement and the Asbestos TDP, or disallowed by a final, nonappealable order, to the extent possible based upon the funds available through the Plan, and twelve (12) consecutive months have elapsed during which no new Asbestos Unsecured PI Trust Claims have been filed with the Asbestos PI Trust;

(ii)  if the Trustees have in place irrevocable insurance policies and have established claims-handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PI Trust in a manner consistent with this Asbestos PI Trust Agreement and the Asbestos TDP, the date on which the Bankruptcy Court enters a Final Order approving such insurance and other arrangements; or

(iii)  to the extent that any rule against perpetuities shall be deemed applicable to the Asbestos PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

(b)  On the Termination Date, after payment of all the Asbestos PI Trust’s liabilities have been provided for, all monies remaining in the Asbestos PI Trust corpus shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the IRC, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research on, or relief of suffering of individuals affected by asbestos-related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to the Reorganized Debtors within the meaning of section 468B(d)(3) of the IRC. Notwithstanding any other provision of the Plan Documents, this article 7.2(b) cannot be modified or amended.

PLAN EXHIBIT 4- 17

7.3  Amendments.

The Trustees, with consent of the Asbestos TAC and the Legal Representative pursuant to article 2.2(f), may modify or amend this Asbestos PI Trust Agreement or any document annexed to it, including, without limitation, the Asbestos PI Trust Bylaws or the Asbestos TDP; provided, however, that no modification or amendment may be made to article 1.4(g) or 2.2(a) of this Asbestos PI Trust Agreement. Notwithstanding anything contained in this Asbestos PI Trust Agreement to the contrary, this Asbestos PI Trust Agreement, the Asbestos PI Trust Bylaws, the Asbestos TDP, and any document annexed to any of the foregoing shall not be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the Injunctions, the Asbestos PI Trust’s qualified settlement fund status, or the rights of the Debtor-Affiliated Protected Parties under the Plan Documents. Any modification or amendment made pursuant to this article must be done in writing.

7.4  Meetings.

The Legal Representative, a Trustee, or a member of the Asbestos TAC shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Asbestos PI Trust matters with the Legal Representative, or Trustees, as applicable. The Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of articles 4.5 and 5.5 of this Asbestos PI Trust Agreement.

7.5 Severability.

Should any provision in this Asbestos PI Trust Agreement be determined to be unenforceable by a court of competent jurisdiction, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Asbestos PI Trust Agreement.

7.6 Notices.

Notices to persons asserting claims shall be given at the address of such person or, where applicable, such person’s legal representative, in each case as provided on such person’s claim form submitted to the Asbestos PI Trust with respect to his, her, or its Asbestos Unsecured PI Trust Claim.

Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by e-mail or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of the Notice Recipients, the Trustees, the Legal Representative, or the Reorganized Debtors, to the other Notice Recipients in compliance with the terms hereof.

To the Asbestos PI Trust through the Trustees:

PLAN EXHIBIT 4- 18

To the Legal Representative:	Eric D. Green
Resolutions, LLC
155 Federal Street
Boston, Massachusetts 02110
Telephone: (617) 556-0800
Facsimile: (617) 556-9900
Email: ericdgreen@resolutionsllc.com

With a copy to:

James L. Patton, Jr.
Young Conaway Stargatt & Taylor, LLP
1000 West Street, 17th Floor
Wilmington, Delaware 19801
Telephone: (302) 571-6684
Facsimile: (302) 571-1253
Email: jpatton@ycst.com

To the Asbestos TAC:

Telephone:
Facsimile:
Email:

Telephone:
Facsimile:
Email:

Telephone:
Facsimile:
Email:

Telephone:
Facsimile:
Email:

Telephone:
Facsimile:
Email:

PLAN EXHIBIT 4- 19

To the Reorganized Debtors or Halliburton:	Albert O. Cornelison, Jr.
c/o Halliburton Company
1401 McKinney Street
Houston, Texas 77010
Telephone: (713) 759-2620
Facsimile: (713) 759-2622
Email: bert.cornelison@halliburton.com

With a copy to:

Jeffrey N. Rich
Kirkpatrick & Lockhart LLP
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 536-4097
Facsimile: (212) 536-3901
Email: jrich@kl.com

and

Michael G. Zanic
Kirkpatrick & Lockhart LLP
Henry W. Oliver Bldg.,
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
Telephone: (412) 355-6219
Facsimile: (412) 355-6501
Email: mzanic@kl.com

and

Jack L. Kinzie
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Telephone: (214) 953-6727
Facsimile: (214) 661-4727
Email: jack.kinzie@bakerbotts.com

All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return electronic transmission.

7.7  Successors and Assigns.

The provisions of this Asbestos PI Trust Agreement shall be binding upon, and inure to the benefit of, the Settlors, the Asbestos PI Trust, and the Trustees, and their respective successors and assigns, except that neither the Settlor, nor the Asbestos PI Trust, nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Asbestos PI Trust Agreement except, in the case of the Asbestos PI Trust and the Trustees, as contemplated by article 2.1.

PLAN EXHIBIT 4- 20

7.8  Limitation on Claim Interests for Securities Laws Purposes.

Asbestos Unsecured PI Trust Claims and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged, or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution, (b) shall not be evidenced by a certificate or other instrument, (c) shall not possess any voting rights, and (d) shall not be entitled to receive any dividends or interest; provided, however, that the foregoing shall not apply to the holder of an Indirect Asbestos PI Trust Claim that is subrogated to an Asbestos Unsecured PI Trust Claim as a result of its satisfaction of such Asbestos Unsecured PI Trust Claim.

7.9  Entire Agreement; No Waiver.

The entire agreement of the parties relating to the subject matter of this Asbestos PI Trust Agreement is contained herein and in the documents referred to herein, and this Asbestos PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

7.10  Headings.

The headings used in this Asbestos PI Trust Agreement are inserted for convenience only and neither constitute a portion of this Asbestos PI Trust Agreement nor in any manner affect the construction of the provisions of this Asbestos PI Trust Agreement.

7.11  Governing Law.

This Asbestos PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the Commmonwealth of Pennsylvania without regard to its conflicts of law principles.

7.12  Settlors and Settlor Cooperation.

The Reorganized Debtors are hereby irrevocably designated as Settlors, and are hereby authorized to take any action required of the Settlors in connection with the Asbestos PI Trust. The Reorganized Debtors agree to cooperate in implementing the goals of this Asbestos PI Trust.

7.13  Dispute Resolution.

Any disputes that arise under this Agreement or under the annexes hereto shall be resolved by submission of the matter to an alternative dispute resolution (“ADR”) process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. In either case, if the dispute arose pursuant to the consent provision set forth in article 5.7(b) (in the case of the Asbestos TAC) or article 6.6(b) (in the case of the Legal Representative), the burden of proof shall be on the party or parties who withheld consent to show that the objection was valid. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this Asbestos PI Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

PLAN EXHIBIT 4- 21

7.14  Enforcement and Administration.

The provisions of this Asbestos PI Trust Agreement and the annexes hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees.

7.15  Effectiveness.

This Asbestos PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

7.16  Counterpart Signatures.

This Asbestos PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Asbestos PI Trust Agreement this      day of              2004.

SETTLORS:

MID-VALLEY, INC., a Pennsylvania corporation

By:
Name:
Title:

DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 4- 22

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:
Name:
Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Name:
Title:

TRUSTEES

Name:
(5-year term)

Name:
(4-year term)

Name:
(3-year term)

PLAN EXHIBIT 4- 23

ASBESTOS TAC

Name:
(5-year term)

Name:
(5-year term)

Name:
(4-year term)

Name:
(4-year term)

Name:
(3-year term)

LEGAL REPRESENTATIVE

Eric D. Green

PLAN EXHIBIT 4- 24

Annex 1 to Asbestos PI Trust Agreement

Indemnification Agreement

PLAN EXHIBIT 4, ANNEX 1

INDEMNIFICATION AGREEMENT

by and among

Mid-Valley, Inc.,

DII Industries, LLC,

Kellogg Brown & Root, Inc.,

KBR Technical Services, Inc.,

Kellogg Brown & Root Engineering Corp.,

Kellogg Brown & Root International, Inc. (a Delaware corporation),

Kellogg Brown & Root International, Inc. (a Panamanian corporation),

BPM Minerals, LLC,

Halliburton Company,

and

the DII Industries, LLC Asbestos PI Trust

                 , 2004

PLAN EXHIBIT 4, ANNEX 1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of                  , 2004, by and among Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), BPM Minerals, LLC, each a debtor and debtor in possession in case number 03-             before the United States Bankruptcy Court for the Western District of Pennsylvania, Pittsburgh Division (collectively, the “Debtors”), Halliburton Company, a Delaware corporation, on behalf of itself and for the benefit of the Halliburton Current Affiliates and Halliburton Walter Entities, and the DII Industries, LLC Asbestos PI Trust (the “Asbestos PI Trust”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated as of September 18, 2003.

RECITALS

WHEREAS, at the time of the entry of the order for relief in the Reorganization Cases, the Debtors and Harbison-Walker Entities had been named as defendants in personal-injury and wrongful-death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in a case known as In re Mid-Valley, Inc., et al., Case No. 03-                , pending before the Bankruptcy Court.

WHEREAS the Plan provides, among other things, for the creation of the Asbestos PI Trust.

WHEREAS the Debtors, Halliburton Company, and the Trustees of the Asbestos PI Trust have entered into the Asbestos PI Trust Agreement.

WHEREAS, pursuant to the Plan and the Asbestos PI Trust Agreement, the Asbestos PI Trust is to use its assets and income to pay Asbestos Unsecured PI Trust Claims.

WHEREAS the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Halliburton Entities and Harbison-Walker Entities with respect to Asbestos Unsecured PI Trust Claims.

WHEREAS the Asbestos PI Trust Agreement requires that the Asbestos PI Trust indemnify the Halliburton Entities and the Harbison-Walker Entities for Asbestos Unsecured PI Trust Claims.

WHEREAS, as provided in the Asbestos PI Trust Agreement, the Parties hereto desire to set forth certain agreements regarding indemnification matters.

PLAN EXHIBIT 4, ANNEX 1- 1

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and such other valuable consideration, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Action.

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding, or investigation by or before any federal, state, local, foreign, or international governmental entity, or any arbitration or mediation tribunal.

Section 1.2  Entity.

“Entity” means an individual, a partner (general or limited), a member, a corporation, a limited liability company, a partnership (general or limited), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

Section 1.3  Indemnitee.

“Indemnitee” means a Halliburton Entity or a Harbison-Walker Entity.

Section 1.4  Liabilities.

“Liabilities” means any expenses, costs, and fees, including, without limitation, judgments, settlements, and other liabilities arising from, or incurred in connection with, any Action.

Section 1.5  Party.

“Party” means each of the signatories hereto.

ARTICLE II

INDEMNIFICATION

Section 2.1   Indemnification by the Asbestos PI Trust.

Except as otherwise provided in this Agreement, the Asbestos PI Trust shall indemnify, defend (and, where applicable, pay the defense costs for), and hold harmless the Indemnitees from and against any and all Liabilities associated with an Asbestos Unsecured PI Trust Claim that any third party seeks to impose upon the Indemnitees, or that are imposed upon the Indemnitees, including, without limitation, Indirect Asbestos Unsecured PI Trust Claims.

In the event that the Asbestos PI Trust makes a payment to the Indemnitees hereunder, and any of the Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, the applicable Indemnitees will promptly repay the Asbestos PI Trust the amount by which the payment made by the Asbestos PI Trust exceeds the actual cost of the associated indemnified Liability.

Section 2.2  Procedures for Defense, Settlement, and Indemnification of Asbestos Unsecured PI Trust

                    Claims Within Section 2.1.

(a)  Notice of Claims.    If an Indemnitee shall receive notice or otherwise learn of the assertion or commencement by an Entity of any Asbestos Unsecured PI Trust Claim with respect to which the Asbestos

PLAN EXHIBIT 4, ANNEX 1- 2

PI Trust may be obligated to provide indemnification to such Indemnitee pursuant to section 2.1 of this Agreement, the Indemnitee shall give the Asbestos PI Trust written notice thereof within thirty (30) days after becoming aware of such Asbestos Unsecured PI Trust Claim. Any such notice shall describe the Asbestos Unsecured PI Trust Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee to give notice as provided in this section 2.2(a) shall not relieve the Asbestos PI Trust of its obligations under this article I, except to the extent that the Asbestos PI Trust is actually and substantially prejudiced by such delay or failure to give notice.

(b)  Defense by Asbestos PI Trust.    The Asbestos PI Trust shall have the sole right to manage the defense of any Asbestos Unsecured PI Trust Claim for which the Asbestos PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement; provided, however, that it may not settle or compromise any such claim except with consent of the Indemnitee. Within thirty (30) days after the receipt of notice from an Indemnitee in accordance with section 2.2(a) (or sooner, if the nature of such Asbestos Unsecured PI Trust Claim so requires), the Asbestos PI Trust shall notify the Indemnitee that the Asbestos PI Trust will assume responsibility for managing the defense of such Asbestos Unsecured PI Trust Claim, which notice shall specify any reservations or exceptions.

(c)  Defense by Indemnitee.    If the Asbestos PI Trust fails to assume responsibility for managing the defense of an Asbestos Unsecured PI Trust Claim for which the Asbestos PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement, or fails to notify an Indemnitee that it will assume responsibility as provided in section 2.2(b), such Indemnitee may manage the defense of such Asbestos Unsecured PI Trust Claim; provided, however, that the Asbestos PI Trust shall reimburse all such costs and expenses in the event it is ultimately determined that the Asbestos PI Trust is obligated to indemnify the Indemnitee with respect to such Asbestos Unsecured PI Trust Claim.

(d)  No Consent to Certain Judgments or Settlements Without Consent.    Notwithstanding any provision of this section 2.2, no Party shall consent to entry of any judgment or enter into any settlement of an Asbestos Unsecured PI Trust Claim for which the Asbestos PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement without the consent of the other Party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to permit any injunction, declaratory judgment, other order, or other nonmonetary relief to be entered, directly or indirectly, against the other Party.

(e)  Subrogation.    In the event of payment by or on behalf of the Asbestos PI Trust to or on behalf of any Indemnitee in connection with any Asbestos Unsecured PI Trust Claim, the Asbestos PI Trust shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Asbestos PI Trust has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense, or claim relating to such Asbestos Unsecured PI Trust Claim against any claimant or plaintiff asserting such Asbestos Unsecured PI Trust Claim or against any other Entity. Such Indemnitee shall cooperate with the Asbestos PI Trust in a reasonable manner, and at the cost and expense of the Asbestos PI Trust, in prosecuting any subrogated right, defense, or claim.

ARTICLE III

MISCELLANEOUS

Section 3.1  Entire Agreement.

Except as provided otherwise in the Plan Documents, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof; provided, however, that, in the event of an inconsistency between this Agreement and the Plan, the Plan shall govern.

PLAN EXHIBIT 4, ANNEX 1- 3

Section 3.2  Governing Law.

This Agreement shall be governed by, and construed in accordance with, and all disputes hereunder shall be governed by, the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

Section 3.3  Descriptive Headings.

The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an article or a section, such reference shall be to an article or section of this Agreement unless otherwise indicated.

Section 3.4  Notices.

Notices, offers, requests, or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to the Asbestos PI Trust through the Trustees:

if to the Debtors or Halliburton Company:

Albert O. Cornelison, Jr.

c/o Halliburton Company

1401 McKinney Street

Houston, Texas 77010

Telephone: (713) 759-2620

Facsimile: (713) 759-2622

Email: bert.cornelison@halliburton.com

With copies to:

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 536-4097

Facsimile: (212) 536-3901

Email: jrich@kl.com

and

Michael G. Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

Telephone: (412) 355-6219

Facsimile: (412) 355-6501

Email: mzanic@kl.com

and

PLAN EXHIBIT 4, ANNEX 1- 4

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Telephone: (214) 953-6727

Facsimile: (214) 661-4727

Email: jack.kinzie@bakerbotts.com

Notice provided pursuant to this section 3.4 also shall be given in writing to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving nonperformance, termination, or renewal shall be sent by hand delivery or recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices also may be sent by email or facsimile, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 3.5  Third-Party Beneficiaries.

This Agreement shall inure to the benefit of the Parties and each of their respective heirs, successors, and assigns. Except for the Halliburton Entities or Harbison-Walker Entities, nothing in this Agreement, express or implied, is intended to confer upon any other Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 3.6  Other Agreements Evidencing Indemnification Obligations.

The Asbestos PI Trust hereby agrees to execute, for the benefit of any Indemnitee, such documents as may be reasonably requested by such Indemnitee, evidencing the Asbestos PI Trust’s agreement that the indemnification obligations of the Asbestos PI Trust set forth in this Agreement inure to the benefit of, and are enforceable by, such Indemnitee.

Section 3.7  Counterparts.

This Agreement and the other documents referred to herein may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 3.8  Binding Effect; Assignment.

No Party may assign or transfer this Agreement, directly or indirectly, in whole or in part, whether by operation of law or otherwise, without the other Parties’ prior written consent, and any attempted assignment, transfer, or delegation without such prior written consent shall be voidable at the sole option of such other Parties. Notwithstanding the foregoing, each Party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such Party. Without limiting the foregoing, this Agreement will be binding upon, and inure to the benefit of, the Parties and their permitted successors and assigns. This Agreement may be enforced separately by the Asbestos PI Trust and each Indemnitee.

Section 3.9  Severability.

If any term or other provision of this Agreement is determined by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the

PLAN EXHIBIT 4, ANNEX 1- 5

economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.10  Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 3.11  Amendment.

No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties to this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Indemnification Agreement to be executed on its behalf by its duly authorized officers thereunto on the day and year first above written.

HALLIBURTON COMPANY, a Delaware corporation

By:
Name:
Title:

DEBTORS:

MID-VALLEY, INC., a Pennsylvania corporation

By:
Name:
Title:

DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 4, ANNEX 1- 6

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:
Name:
Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Name:
Title:

TRUSTEES:

Name:

Name:

Name:

PLAN EXHIBIT 4, ANNEX 1- 7

Annex 2 to Asbestos PI Trust Agreement

Asbestos PI Trust Bylaws

PLAN EXHIBIT 4, ANNEX 2

DII INDUSTRIES, LLC ASBESTOS PI TRUST BYLAWS

ARTICLE I

OFFICES

SECTION 1.  Principal Office.  The initial principal office of the DII Industries, LLC Asbestos PI Trust shall be in              or at such other place as the Trustees shall from time to time select.

SECTION 2.  Other Offices.    The Asbestos PI Trust1 may have such other offices at such other places as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Asbestos PI Trust.

ARTICLE II

TRUSTEES

SECTION 1.  Control of Property, Business, and Affairs.    The property, business, and affairs of the Asbestos PI Trust shall be managed by or under the direction of the Trustees, provided that certain decisions of the Trustees shall be subject to the consent of the Asbestos TAC and the Legal Representative, as provided in the Asbestos PI Trust Agreement to which these Bylaws are attached.

SECTION 2.  Quorum and Manner of Acting.    A majority of the Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the Trustees present may adjourn the meeting from time to time until a quorum shall be present. The vote, at a meeting at which a quorum is present, of a majority of Trustees shall be an act of the Trustees.

SECTION 3.  Regular Meetings.    Regular meetings of the Trustees with the Asbestos TAC and the Legal Representative may be held at such time and place as shall from time to time be determined by the Trustees, provided that the Trustees shall meet at least once per calendar quarter on a schedule announced as soon as practicable after the Effective Date, and on the anniversary of the Effective Date thereafter. After there has been such determination, and a notice thereof has been given to each Trustee, members of the Asbestos TAC, and the Legal Representative, regular meetings may be held without further notice being given.

SECTION 4.  Special Meeting Notice.    Special meetings of the Trustees shall be held whenever called by one or more of the Trustees. Notice of each such meeting shall be delivered by overnight courier to each Trustee, members of the Asbestos TAC, and the Legal Representative, addressed to them at the place designated by each of them for receipt of such notice, or, failing such designation, at their residence or usual place of business, at least three (3) days before the date on which the meeting is to be held, or shall be sent to them at such place by personal delivery or by telephone or telecopy not later than two (2) days before the day on which such meeting is to be held. Such notice shall state the place, date, and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee or Trustees,

1	Capitalized terms used herein shall have the meanings ascribed to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement. All capitalized terms not defined therein, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code or Bankruptcy Rules, and such definitions are incorporated herein by reference.

PLAN EXHIBIT 4, ANNEX 2- 1

members of the Asbestos TAC, or the Legal Representative entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this section 4. No notice or waiver by any Trustee, member of the Asbestos TAC, or the Legal Representative, with respect to any special meeting, shall be required if such person shall be present at said meeting. Members of the Asbestos TAC and Legal Representative shall be entitled to attend every special meeting of the Trustees.

SECTION 5.  Action Without a Meeting; Meeting by Conference Call.    Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if all Trustees, after notice to the Asbestos TAC and the Legal Representative, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustees.

The Trustees also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

SECTION 1.  Principal Officers.    The principal officer of the Asbestos PI Trust shall be the Managing Trustee, as appointed pursuant to section 4.1 of the Asbestos PI Trust Agreement. The Asbestos PI Trust also may have such other officers as the Trustees may appoint after determining that such appointment will promote the efficient and cost-effective administration of the Trust.

SECTION 2.  Election and Term of Office.    The principal officer(s) of the Asbestos PI Trust shall be chosen by the Trustees. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until the earlier of his or her death, resignation, retirement, or removal.

SECTION 3.  Subordinate Officers.    In addition to the principal officer enumerated in section 1 of this article III, the Asbestos PI Trust may have such other subordinate officers, agents, and employees as the Trustees may deem necessary for the efficient and cost-effective administration of the Asbestos PI Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Trustees may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents, or employees.

SECTION 4.  Removal.    The Managing Trustee or any other officer may be removed with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose; provided, however, that the consent of the Asbestos TAC and the Legal Representative shall be required for the removal of the Managing Trustee without cause.

SECTION 5.  Resignations.    Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.  Powers and Duties.    The officers of the Asbestos PI Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustees.

PLAN EXHIBIT 4, ANNEX 2- 2

ARTICLE IV

AMENDMENTS

SECTION l.  The Bylaws of the Asbestos PI Trust, other than article II, article III section 4, and this article IV, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is contained in the notice of such meeting. The remaining Bylaws may be amended by the Trustees only after receipt of the consent of the Asbestos TAC and the Legal Representative to the proposed amendment.

PLAN EXHIBIT 4, ANNEX 2- 3

Annex 3 to Asbestos PI Trust Agreement

Asbestos PI Trust Distribution Procedures for Asbestos Unsecured PI Trust Claims

(Asbestos TDP)

PLAN EXHIBIT 4, ANNEX 3

DII INDUSTRIES, LLC ASBESTOS PI TRUST

TRUST DISTRIBUTION PROCEDURES

PLAN EXHIBIT 4, ANNEX 3

DII INDUSTRIES, LLC ASBESTOS PI TRUST

TRUST DISTRIBUTION PROCEDURES

DII INDUSTRIES, LLC ASBESTOS PI TRUST TRUST DISTRIBUTION PROCEDURES	4

SECTION 1 Introduction	4

1.1 Purpose	4
1.2 Interpretation	4

SECTION 2 Overview	4

2.1 Asbestos PI Trust Goals	4
2.2 Asbestos PI Trust Claim Liquidation Procedures	5
2.3 Asbestos PI Trust Application of the Payment Percentage	6
2.4 Asbestos PI Trust’s Determination of the Maximum Annual Payment and Maximum Available Payment	6
2.5 Asbestos PI Trust Claims Payment Ratio and Reduced Payment Option	7
2.6 Asbestos PI Trust Indemnity and Contribution Claims	7

SECTION 3 TDP Administration	8

3.1 Asbestos TAC and Legal Representative	8
3.2 Consultation Procedures	8

SECTION 4 Payment Percentage; Periodic Estimates	8

4.1 Uncertainty of the Halliburton Entities and the Harbison-Walker Entities’ Asbestos Personal-Injury Liabilities	8
4.2 Computation of Payment Percentage	8
4.3 Applicability of the Payment Percentage	9

SECTION 5 Resolution of Asbestos PI Trust Claims	10

5.1 Ordering, Processing and Payment of Claims	10
5.1(a) Ordering of Claims	10
5.1(a)(1) Establishment of the FIFO Processing Queue	10
5.1(a)(2) Effect of Statutes of Limitations and Repose	10
5.1(b) Processing of Claims	11
5.1(c) Payment of Claims	11
5.2 Resolution of Liquidated Asbestos PI Trust Claims	11
5.2(a) Qualifying Settled Asbestos PI Trust Claims	11
5.2(b) Asbestos Final Judgment Claims	12
5.3 Resolution of Unliquidated Asbestos PI Trust Claims	12

PLAN EXHIBIT 4, ANNEX 3- 1

DII INDUSTRIES, LLC ASBESTOS PI TRUST

TRUST DISTRIBUTION PROCEDURES

5.3(a) Expedited Review Process	12
5.3(a)(1) In General	12
5.3(a)(2) Claims Processing under Expedited Review	13
5.3(a)(3) Disease Levels, Scheduled Values and Medical/Exposure Criteria	13
5.3(b) Individual Review Process	16
5.3(b)(1) In General	16
5.3(b)(1)(A) Disease Levels I–III	16
5.3(b)(1)(B) Disease Levels IV–VIII	16
5.3(b)(2) Valuation Factors to be Considered in Individual Review	16
5.3(b)(3) Scheduled, Average and Maximum Values (Non-Harbison-Walker Asbestos PI Trust Claims)	17
5.3(b)(4) Scheduled, Average and Maximum Values (Harbison-Walker Asbestos PI Trust Claims)	17
5.4 Categorizing Claims as Extraordinary and/or Exigent Hardship	17
5.4(a)(1) Extraordinary Claims	17
5.4(a)(2) Exigent Hardship Claims	18
5.5 Secondary Exposure Claims	18
5.6 Indirect Asbestos PI Trust Claims	18
5.7 Evidentiary Requirements	19
5.7(a) Medical Evidence	19
5.7(a)(1) In General	19
5.7(a)(1)(A) Disease Levels I–IV	19
5.7(a)(1)(B) Disease Levels V–VIII	20
5.7(a)(1)(C) Treatment of Certain Pre-Petition Claims	20
5.7(a)(2) Credibility of Medical Evidence	20
5.7(b) Exposure Evidence	21
5.7(b)(1) In General	21
5.7(b)(2) Significant Occupational Exposure	21
5.7(c) Company Exposure	21
5.8 Claims Audit Program	22
5.9 Second Disease (Malignancy) Claims	22
5.10 Arbitration	22
5.10(a) Establishment of Alternative Dispute Resolution Procedures	22
5.10(b) Claims Eligible for Arbitration	23
5.10(c) Limitations on and Payment of Arbitration Awards	23
5.11 Litigation	23

SECTION 6 Claims Materials	23

6.1 Claims Materials	23
6.2 Content of Claims Materials	24
6.3 Withdrawal or Deferral of Claims	24

PLAN EXHIBIT 4, ANNEX 3- 2

DII INDUSTRIES, LLC ASBESTOS PI TRUST

TRUST DISTRIBUTION PROCEDURES

6.4 Filing Requirements and Fees	24

SECTION 7 General Guidelines for Liquidating and Paying Claims	25

7.1 Showing Required	25
7.2 Costs Considered	25
7.3 Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity	25
7.4 Punitive Damages	25
7.5 Interest	25
7.6 Suits in the Tort System	26
7.7 Payment of Judgments for Money Damages	26
7.8 Releases	26
7.9 Third-Party Services	27
7.10 Asbestos PI Trust Disclosure of Information	27

SECTION 8 Miscellaneous	27

8.1 Amendments	27
8.2 Severability	27
8.3 Governing Law	27

PLAN EXHIBIT 4, ANNEX 3- 3

DII INDUSTRIES, LLC ASBESTOS PI TRUST

TRUST DISTRIBUTION PROCEDURES

The DII Industries, LLC Asbestos PI Trust Distribution Procedures (“TDP”) contained herein provide for resolving all Asbestos PI Trust Claims (including so-called “premises liability” claims) for which a Halliburton Entity or a Harbison-Walker Entity has legal responsibility, as provided in and required by the Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (“Plan”) and the DII Industries, LLC Asbestos PI Trust Agreement (the “Asbestos PI Trust Agreement”). The Plan and Asbestos PI Trust Agreement establish the DII Industries, LLC Asbestos PI Trust (the “Asbestos PI Trust”). The Trustees shall implement and administer this TDP in accordance with the Asbestos PI Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

SECTION 1

Introduction

1.1    Purpose

This TDP has been adopted pursuant to the Asbestos PI Trust Agreement. It is designed to provide fair, equitable, and substantially similar treatment for all Asbestos PI Trust Claims that may presently exist or may arise in the future.

1.2    Interpretation

Nothing in this TDP shall be deemed to create a substantive right for any claimant.

SECTION 2

Overview

2.1    Asbestos PI Trust Goals

The goal of the Asbestos PI Trust is to treat all claimants equitably. This TDP furthers that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out (“FIFO”) basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.1 To this end, the TDP establishes a single schedule of eight asbestos-related diseases (“Disease Levels”), seven of which have presumptive medical and exposure requirements (“Medical/Exposure Criteria”) and specific liquidated values (“Scheduled Values”), and five of which have both anticipated average values (“Average Values”) and caps on their liquidated values (“Maximum Values”). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values, and Maximum Values, set forth in sections 5.3 and 5.4 below, have been selected and derived with the intention of achieving a fair allocation of the Asbestos PI Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of the Halliburton Entities and the Harbison-Walker Entities and the rights claimants would have in the tort system absent the Reorganization Cases.

[1]	As used in this Asbestos TDP, the phrase “in the tort system” shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law.

PLAN EXHIBIT 4, ANNEX 3- 4

A claimant may assert separate Asbestos PI Trust Claims against the Asbestos PI Trust based on exposure to asbestos or asbestos-containing products manufactured or distributed by more than one of the Halliburton Entities or the Harbison-Walker Entities (the “Multiple Exposure Claims”); provided however, that all such Multiple Exposure Claims must be filed by the claimant at the same time. To the extent that the Asbestos PI Trust has separate liabilities to a single claimant based on Multiple Exposure Claims, the Asbestos PI Trust shall pay the claimant its several share of the liquidated value of each of the separate claim or claims for which it is liable, subject to the applicable Payment Percentage and Maximum Annual Payment, and Claims Payment Ratio limitations, if any, set forth below. Under no circumstances, however, shall any claimant receive more than the full liquidated value of each of one Harbison-Walker Asbestos PI Trust Claim and one Non-Harbison-Walker Asbestos PI Trust Claim (as defined in section 5.3(a)(3) below) as such value(s) is (are) determined under this TDP.

2.2    Asbestos PI Trust Claim Liquidation Procedures

Asbestos PI Trust Claims shall be processed based on their place in the FIFO Processing Queues to be established pursuant to section 5.1(a) and section 5.2 below. The Asbestos PI Trust shall take all reasonable steps to resolve Asbestos PI Trust Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration, which steps may include conducting settlement discussions with claimants’ representatives of more than one claim at a time. The Asbestos PI Trust also shall make every effort to resolve each year at least that number of Asbestos PI Trust Claims required to exhaust the Maximum Annual Payment and the Maximum Available Payment, as those terms are defined below.

The Asbestos PI Trust shall process and liquidate all Asbestos PI Trust Claims, other than Qualifying Settled Asbestos PI Trust Claims and Asbestos Final Judgment Claims, pursuant to the relevant provisions of this TDP. Qualifying Settled Asbestos PI Trust Claims shall be processed and paid solely pursuant to the Plan, the Asbestos PI Trust Funding Agreement, and section 5.2(a) below. Asbestos Final Judgment Claims shall be processed and paid pursuant to section 5.2(b) below.

Asbestos PI Trust Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I–V, VII, and VIII shall be processed and paid under the Expedited Review process described in section 5.3(a) herein. Asbestos PI Trust Claims involving Disease Levels I–V, VII, and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos PI Trust’s Individual Review process described in section 5.3(b). In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level, if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

Asbestos PI Trust Claims involving Disease Levels IV–VIII tend to raise more complex valuation issues than the Asbestos PI Trust Claims in Disease Levels I–III. Accordingly, claimants holding claims involving these Disease Levels may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos PI Trust’s Individual Review process. However, the liquidated value of a more serious Disease Level IV, V, VII, or VIII claim that undergoes the Individual Review process for valuation purposes may be determined to be less than its Scheduled Value and, in any event, shall not exceed the Maximum Value for the relevant Disease Level set forth in sections 5.3(b)(3) and 5.3(b)(4) below, unless the claim qualifies as an Extraordinary Claim as defined in section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Disease Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos PI Trust’s Individual Review process.

Based upon the Halliburton Entities’ and the Harbison-Walker Entities’ claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, the Scheduled Values and

PLAN EXHIBIT 4, ANNEX 3- 5

Maximum Values set forth in sections 5.3(b)(3) and 5.3(b)(4) have been established for each of the (5) five more serious Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review process will result in the Average Values also set forth in that provision.

All unresolved disputes over a claimant’s medical condition, exposure history, and/or the liquidated value of the Asbestos PI Trust Claim shall be subject to binding or nonbinding arbitration as set forth in section 5.10 below, at the election of the claimant, under the ADR Procedures that are provided in Attachment A hereto. Disputes over whether an Asbestos PI Trust Claim is an Asbestos Final Judgment Claim shall also be resolved pursuant to the ADR Procedures attached hereto. Asbestos PI Trust Claims that are the subject of a dispute with the Asbestos PI Trust which cannot be resolved by such ADR Procedures, including nonbinding arbitration, may enter the tort system as provided in sections 5.11 and 7.6 below. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable (subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below) as provided in section 7.7.

Disputes over whether an Asbestos PI Trust Claim is a Qualifying Settled Asbestos PI Trust Claim will be resolved solely pursuant to the terms of the applicable Asbestos PI Trust Claimant Settlement Agreement and the Plan.

2.3    Asbestos PI Trust Application of the Payment Percentage

After the Liquidated Amount of an Asbestos PI Trust Claim, other than a claim involving Other Asbestos Disease (Disease Level I) as defined in section 5.3(a)(3) or a Qualifying Settled Asbestos PI Trust Claim as defined in section 5.2(a), is determined pursuant to the procedures set forth herein for Expedited Review, Individual Review, arbitration, or litigation in the tort system, the claimant will ultimately receive a pro-rata share of that value based on a Payment Percentage described in section 4.2. The Payment Percentage will be established by the Trustees with the consent of the Asbestos TAC and Legal Representative pursuant to section 4.2. The Trustees will calculate the Payment Percentage based on the assumption that the Average Values set forth in sections 5.3(b)(3) and 5.3(b)(4) will be achieved by the Asbestos PI Trust with respect to existing present claims and projected future claims involving Disease Levels IV–VIII.

The Payment Percentage may subsequently be adjusted upwards or downwards from time to time by the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative to reflect then-current estimates of the Asbestos PI Trust’s assets and its liabilities, as well as the estimated value of then-pending and future claims. However, any adjustment to the Payment Percentage shall be made only pursuant to section 4.2. If the Payment Percentage is increased over time, claimants (i) whose claims are subject to the Payment Percentage, (ii) whose claims were liquidated under the TDP or who hold Asbestos Final Judgment Claims, and (iii) who were paid in prior periods under the TDP, will not receive additional payments except as provided in section 4.2 relating to circumstances in which the Asbestos PI Trust has received additional contributions under the Asbestos PI Trust Additional Funding Agreement. Because there is uncertainty in the prediction of both the number and severity of future claims and the amount of the Asbestos PI Trust’s assets, no guarantee can be made of the Payment Percentage that will be applied to a particular Asbestos PI Trust Claim.

2.4    Asbestos PI Trust’s Determination of the Maximum Annual Payment and Maximum Available Payment

The Asbestos PI Trust shall estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants in a substantially similar manner. In each year, the Asbestos PI Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos PI Trust funds over its

PLAN EXHIBIT 4, ANNEX 3- 6

life shall correspond with the needs created by the anticipated flow of claims (the “Maximum Annual Payment”) taking into account the Payment Percentage provisions set forth in sections 2.3 above and 4.2 below. The Asbestos PI Trust’s distributions to all claimants for that year shall not exceed the Maximum Annual Payment determined for that year; provided, however, that the Maximum Annual Payment limitation shall not apply to any Qualifying Settled Asbestos PI Trust Claims as defined in section 5.2(a).

In distributing the Maximum Annual Payment, the Asbestos PI Trust shall first allocate the amount in question to Asbestos Final Judgment Claims and to liquidated Asbestos PI Trust Claims involving Disease Level I (Cash Discount Payment). Asbestos Final Judgment Claims and liquidated Disease Level I claims for which there are insufficient funds shall be carried over to the next year and placed at the head of the FIFO Payment Queue. In any given year, after payment of all outstanding Asbestos Final Judgment Claims and Disease Level I Claims, the remaining portion of the Maximum Annual Payment (the “Maximum Available Payment”), if any, shall then be allocated and used to satisfy all other liquidated Asbestos PI Trust Claims, subject to the Claims Payment Ratio, if any, set forth in section 2.5 below.

2.5    Asbestos PI Trust Claims Payment Ratio and Reduced Payment Option

In the event the Payment Percentage is less than 100%, the Asbestos PI Trust shall implement a payment ratio (the “Claims Payment Ratio”) to control the distribution of Asbestos PI Trust funds between Category A claims, which consist of Asbestos PI Trust Claims involving severe asbestosis and malignancies (Disease Levels IV–VIII), that were unliquidated as of the DII Industries Petition Date, and Category B claims, which are Asbestos PI Trust Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the DII Industries Petition Date. Based on the Halliburton Entities’ and the Harbison-Walker Entities’ settlement history and analysis of present and future claims, the Claims Payment Ratios initially established by the Asbestos PI Trust shall be 60% for Category A claims and 40% for Category B claims. In no event shall the Claims Payment Ratio apply to any Qualifying Settled Asbestos PI Trust Claim, to any Asbestos Final Judgment Claim, or to any claims for Other Asbestos Disease (Disease Level I).

In the event the Asbestos PI Trust implements a Claims Payment Ratio in each year, after the annual determination of the Maximum Available Payment described in section 2.4 above, 60% of that amount will be available to Category A claims and 40% will be available to pay Category B claims.

In the event the Asbestos PI Trust implements a Claims Payment Ratio and there are insufficient funds in any year to pay the liquidated claims within either or both of the Categories, the available funds allocated to the particular Category shall be paid to the maximum extent to claimants in that Category based on their place in the FIFO Payment Queue described in section 5.1(c) below based upon the date of claim liquidation. Claims for which there are insufficient funds allocated to the relevant Category shall be carried over to the next year where they will be placed at the head of the FIFO Payment Queue. If there are excess funds in either or both Categories, because there is an insufficient amount of liquidated claims to exhaust the respective Maximum Available Payment amount for that Category, then the excess funds for either or both Categories will be rolled over and remain dedicated to the respective Category to which they were originally allocated.

Prior to any amendment to the Claims Payment Ratio (except to the extent the Payment Percentage is adjusted upward to 100%, in which case the Trustees may suspend the use of the Claims Payment Ratio), the Trustees must obtain the consent of the Asbestos TAC and the Legal Representative. However, the Trustees at any time may offer the option of a reduced payment percentage to either category in return for prompter payment (the “Reduced Payment Option”).

2.6    Asbestos PI Trust Indemnity and Contribution Claims

Indirect Asbestos PI Trust Claims based on indemnity, contribution, or other theory of reimbursement, if any, shall be subject to the provisions of section 5.6 below.

PLAN EXHIBIT 4, ANNEX 3- 7

SECTION 3

TDP Administration

3.1    Asbestos TAC and Legal Representative

Pursuant to the Plan and the Asbestos PI Trust Agreement, the Asbestos PI Trust and this TDP shall be administered by the Trustees in consultation with the Asbestos TAC and the Legal Representative. The Trustees shall obtain the consent of the Asbestos TAC and the Legal Representative on any amendments to this TDP pursuant to section 8.1 below, and on such other matters as are otherwise required below and in section 2.2(f) of the Asbestos PI Trust Agreement. The Trustees shall also consult with the Asbestos TAC and the Legal Representative on such matters as are provided below and in section 2.2(e) and (f) of the Asbestos PI Trust Agreement. The initial members of the Asbestos TAC and the initial Legal Representative are identified in the Asbestos PI Trust Agreement.

3.2    Consultation Procedures

In those circumstances in which their consultation or consent is required, the Trustees will provide written notice to the Asbestos TAC and the Legal Representative of the specific amendment or other action that is proposed. The Trustees will not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in sections 5.7(a) and 6.6(a), or the Consent Process described in sections 5.7(b) and 6.6(b) of the Asbestos PI Trust Agreement, respectively.

SECTION 4

Payment Percentage; Periodic Estimates

4.1    Uncertainty of the Halliburton Entities’ and the Harbison-Walker Entities’ Asbestos Personal-Injury Liabilities

As discussed herein, there is inherent uncertainty regarding the Halliburton Entities’ and the Harbison-Walker Entities’ total asbestos-related tort liabilities, as well as the total value of the assets available to the Asbestos PI Trust to pay Asbestos PI Trust Claims. Consequently, there is inherent uncertainty regarding the amounts that holders of those Asbestos PI Trust Claims will receive. To seek to ensure substantially equivalent treatment of all present and future claims, the Trustees shall determine from time to time the percentage of full liquidated value that holders of present and future Asbestos PI Trust Claims will be likely to receive from the Asbestos PI Trust, i.e., the “Payment Percentage” described in section 2.3 above and section 4.2 below.

4.2    Computation of Payment Percentage

The initial Payment Percentage shall be established by the Trustees with the consent of the Asbestos TAC and the Legal Representative and shall apply to all payments made from the Asbestos PI Trust other than payments made on account of Qualifying Settled Asbestos PI Trust Claims and claims involving Other Asbestos Disease (Disease Level I) to assure that such Asbestos PI Trust will be in a financial position to pay holders of present and future Asbestos PI Trust Claims in substantially the same manner. Any subsequent changes to the Payment Percentage shall require the consent of the Asbestos TAC and the Legal Representative. The Payment Percentage shall be subject to change pursuant to the terms of this TDP and the Asbestos PI Trust if the Trustees determine that an adjustment is required. No less frequently than once every three (3) years, commencing with the first day of January occurring after the Plan is consummated, the Trustees shall reconsider the then-applicable

PLAN EXHIBIT 4, ANNEX 3- 8

Payment Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Payment Percentage, if necessary, with the consent of the Asbestos TAC and the Legal Representative. The Trustees also shall reconsider the then-applicable Payment Percentage at shorter intervals if they deem such reconsideration to be appropriate or if requested to do so by the Asbestos TAC or the Legal Representative. The Trustees must base their determination of the Payment Percentage on current estimates of the number, types, and values of present and future Asbestos PI Trust Claims, the value of the assets then available to the Asbestos PI Trust for their payment, all anticipated administrative and legal expenses, and any other material matters that are reasonably likely to affect the sufficiency of Asbestos PI Trust funds to pay a comparable percentage of full value to all holders of Asbestos PI Trust Claims. When making these determinations, the Trustees shall exercise common sense and shall flexibly evaluate all relevant factors.

The uncertainty surrounding the amount of the Asbestos PI Trust’s future assets is due in part to the fact that the Asbestos PI Trust may receive additional contributions under the Asbestos PI Trust Additional Funding Agreement. Any additional contributions will be used first to maintain the then current Payment Percentage.

However, if the additional contributions exceed the amount estimated to be reasonably necessary to maintain the Payment Percentage then in effect, the Asbestos PI Trust, with the consent of the Asbestos TAC and the Legal Representative, shall adjust the Payment Percentage upward to reflect the increase in available assets and shall also make supplemental payments to claimants who previously liquidated their claims against the Asbestos PI Trust and received payments based on a lower Payment Percentage. The amount of any such supplemental payment shall be the liquidated value of the claim in question times the newly adjusted Payment Percentage, less all amounts previously paid the claimant with respect to the claim. In no event shall the Asbestos PI Trust make such supplemental payments to holders of Qualifying Settled Asbestos PI Trust Claims.

4.3    Applicability of the Payment Percentage

Except as otherwise provided in section 5.1(c) below for Asbestos PI Trust Claims involving deceased or incompetent claimants for which approval of the Asbestos PI Trust’s offer by a court or through a probate process is required, no holder of any other Asbestos PI Trust Claim, other than an Asbestos PI Trust Claim for Other Asbestos Disease (Disease Level I) or a Qualifying Settled Asbestos PI Trust Claim, shall receive from the Asbestos PI Trust a payment that exceeds the Liquidated Amount of the claim times the Payment Percentage in effect at the time of payment unless a Reduced Payment Option applies. Asbestos PI Trust Claims involving Other Asbestos Disease (Disease Level I) shall not be subject to the Payment Percentage, but shall instead be paid the full amount of their Scheduled Value as set forth in section 5.3(a)(3) below.

If a redetermination of the Payment Percentage has been proposed in writing by the Trustees to the Asbestos TAC and the Legal Representative but has not yet been adopted, the claimant shall receive the lower of the current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage was the lower amount but is not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage was the higher amount and is subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.

PLAN EXHIBIT 4, ANNEX 3- 9

SECTION 5

Resolution of Asbestos PI Trust Claims

5.1    Ordering, Processing, and Payment of Claims

5.1(a)    Ordering of Claims

5.1(a)(1)    Establishment of the FIFO Processing Queue

Other than Qualifying Settled Asbestos PI Trust Claims, which are addressed in section 5.2, the Asbestos PI Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis, except as otherwise provided herein (the “FIFO Processing Queue”). For all claims filed on or before the date six months after the DII Industries Effective Date (the “Initial Claims Filing Date”), a claimant’s position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to November     , 2003 (the “DII Industries Petition Date”) that the specific claim was either filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system or was actually submitted to one or more of the Halliburton Entities or the Harbison-Walker Entities pursuant to an administrative settlement agreement, (ii) the date before the DII Industries Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with one or more of the Halliburton Entities or the Harbison-Walker Entities, (iii) the date after the DII Industries Petition Date (if any) but before the Effective Date of the Plan (the “DII Industries Effective Date”) that the claim was filed against another defendant in the tort system, or (iv) the date after the DII Industries Effective Date but on or before the Initial Claims Filing Date that the claim was filed with the Asbestos PI Trust. Following the Initial Claims Filing Date, the claimant’s position in the FIFO Processing Queue shall be determined by the date the claim was filed with the Asbestos PI Trust. If any claims are filed on the same date, the claimant’s position in the FIFO Processing Queue shall be determined by the date of the diagnosis of the asbestos-related disease. If any claims are filed and diagnosed on the same date, the claimant’s position in the FIFO Processing Queue shall be determined by the claimant’s date of birth, with older claimants given priority over younger claimants.

5.1(a)(2)    Effect of Statutes of Limitations and Repose

To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against one or more of the Halliburton Entities or the Harbison-Walker Entities prior to the DII Industries Petition Date, the applicable federal, state, and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system or (ii) for claims not filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date, the applicable statute of limitation that was in effect at the time of the filing with Asbestos PI Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against one or more of the Halliburton Entities or the Harbison-Walker Entities prior to the DII Industries Petition Date, whether in the tort system or by submission of the claim to one or more of the Halliburton Entities or the Harbison-Walker Entities pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the DII Industries Petition Date if the claim was tolled against one or more of the Halliburton Entities or the Harbison-Walker Entities at the time by an agreement or otherwise; (C) the filing of a claim after the DII Industries Petition Date but prior to the DII Industries Effective Date against another defendant in the tort system; and (D) the filing of a proof of claim with the requisite supporting documentation with the Asbestos PI Trust after the DII Industries Effective Date.

If an Asbestos PI Trust Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated as

PLAN EXHIBIT 4, ANNEX 3- 10

timely filed if it is actually filed with the Asbestos PI Trust within three (3) years after the DII Industries Effective Date. In addition, any claims that were first diagnosed after the DII Industries Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos PI Trust within three (3) years after the date of diagnosis or within three (3) years after the DII Industries Effective Date, whichever occurs later. However, the processing of any Asbestos PI Trust Claim by the Asbestos PI Trust may be deferred at the election of the claimant pursuant to section 6.3.

5.1(b)    Processing of Claims

As a general practice, the Asbestos PI Trust will review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO Processing Queue in the near future.

5.1(c)    Payment of Claims

Asbestos PI Trust Claims that have been liquidated by the Asbestos Trust’s Expedited Review process (“Expedited Review”) as provided in section 5.3(a) below, by the Asbestos Trust’s Individual Review process (“Individual Review”) as provided in section 5.3(b) below, by arbitration as provided in section 5.10 below, or by litigation in the tort system provided in sections 5.11 and section 7.6 below shall be paid in FIFO order based on the date their liquidation became final (the “FIFO Payment Queue”), all such payments being subject to the applicable Payment Percentage, the Maximum Annual Payment, the Maximum Available Payment, and, if any, the Claims Payment Ratio, except as otherwise provided herein. Qualifying Settled Asbestos PI Trust Claims shall be paid solely pursuant to the Plan, the Asbestos PI Trust Funding Agreement, and section 5.2(a) below. Asbestos Final Judgment Claims shall be paid solely pursuant to section 5.2(b) below.

Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant’s representative, an offer made by the Asbestos PI Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the Asbestos PI Trust has been furnished with evidence that the settlement offer has been submitted to such court or in the probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant’s representative, the Asbestos PI Trust shall pay the claim in the amount so offered, multiplied by the Payment Percentage in effect at the time the offer was first made.

If any claims are liquidated on the same date, the claimant’s position in the FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant’s asbestos-related disease. If any claims are liquidated on the same date and the respective holders’ asbestos-related diseases were diagnosed on the same date, the position of those claims in the FIFO Payment Queue shall be determined by the Asbestos PI Trust based on the dates of the claimants’ birth, with older claimants given priority over younger claimants.

5.2    Resolution of Liquidated Asbestos PI Trust Claims.

5.2(a)    Qualifying Settled Asbestos PI Trust Claims.

Qualifying Settled Asbestos PI Trust Claims shall be paid by the Asbestos PI Trust pursuant to the terms of the Plan and the Asbestos PI Trust Funding Agreement. Any dispute concerning whether a Settled Asbestos PI Trust Claim is a Qualifying Settled Asbestos PI Trust Claim shall be resolved between the claimant and the Debtors or Reorganized Debtors solely in accordance with the applicable Asbestos Claimant Settlement Agreement and the Plan. The Asbestos PI Trust shall not participate in such dispute and shall have no responsibility to pay a Settled Asbestos PI Trust Claim that has not been determined in accordance with the terms of the applicable Asbestos Claimant Settlement Agreement and the Plan to be a Qualifying Settled Asbestos PI Trust Claim; provided, however, that nothing in this section 5.2(a) shall preclude the holder of an alleged Settled

PLAN EXHIBIT 4, ANNEX 3- 11

Asbestos PI Trust Claim that is determined not to be a Qualifying Settled Asbestos PI Trust Claim from submitting an Asbestos PI Trust Claim to the Asbestos PI Trust. Qualifying Settled Asbestos PI Trust Claims shall not be subject to the Payment Percentage, Maximum Annual Payment, Maximum Available Payment or Claims Payment Ratio, if any, limitations provided above.

5.2(b)    Asbestos Final Judgment Claims

Asbestos Final Judgment Claims as defined in the Plan shall be processed by the Asbestos PI Trust based on their place in a separate FIFO queue to be established for such claims. The placement of such claims in the FIFO queue shall be based on the date on which the claim was liquidated by a final judgment in the tort system. The Liquidated Amount of such claims shall be the amount of the judgment plus any interest on the claim that has accrued under applicable state law. All payments of Asbestos Final Judgment Claims shall be subject to the applicable Payment Percentage and the Maximum Annual Payment provisions set forth above. Such claims, however, shall not be subject to the Maximum Available Payment or Claims Payment Ratio, if any, limitations.

5.3    Resolution of Unliquidated Asbestos PI Trust Claims

Within six months after the establishment of the Asbestos PI Trust, the Trustees, with the consent of the Asbestos TAC and the Legal Representative, shall adopt procedures for reviewing and liquidating all unliquidated Asbestos PI Trust Claims, which shall include deadlines for processing such claims. Such procedures shall also require that claimants seeking resolution of unliquidated Asbestos PI Trust Claims first file a proof of claim form, together with the required supporting documentation, in accordance with the provisions of sections 6.1 and 6.2 below. It is anticipated that the Asbestos PI Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.

The proof of claim form shall require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.

Upon filing of a valid proof of claim form with the required supporting documentation, the claimant shall be placed in the FIFO Processing Queue in accordance with the ordering criteria described in section 5.1(a) above, and shall advise the Asbestos PI Trust whether the claim should be liquidated under the Expedited Review process described in section 5.3(a) below or, in certain circumstances, the Individual Review process described in section 5.3(b) below.

5.3(a)    Expedited Review Process

5.3(a)(1)    In General

Expedited Review is designed primarily to provide an expeditious, efficient, and inexpensive method for liquidating all claims (except those involving Lung Cancer 2—Disease Level VI) where the claim can easily be verified by the Asbestos PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos PI Trust Claims than does the Individual Review process described in section 5.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment. Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value for such Disease Level set forth in section 5.3(a)(3) below. However, except for claims involving Other Asbestos Disease (Disease Level I—Cash Discount Payment), all claims liquidated by

PLAN EXHIBIT 4, ANNEX 3- 12

Expedited Review shall be subject to the applicable Payment Percentage, the Maximum Available Payment, and, if any, the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect Individual Review set forth in section 5.3(b) below.

5.3(a)(2)    Claims Processing under Expedited Review

All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the Asbestos PI Trust’s proof of claim form provided in Attachment B hereto. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos PI Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review and shall advise the claimant of its determination. If a Disease Level is determined, the Asbestos PI Trust shall tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos PI Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Asbestos PI Trust shall disburse payment subject to the limitations of the Maximum Available Payment and Claims Payment Ratio, if any.

5.3(a)(3)    Disease Levels, Scheduled Values, and Medical/Exposure Criteria

The eight Disease Levels covered by this TDP, together with the Medical/Exposure Criteria for each and the separate Scheduled Values for the unliquidated Asbestos PI Trust Claims for which any of the Harbison-Walker Entities have legal responsibility (the “Harbison-Walker Asbestos PI Trust Claims”) and for the unliquidated Asbestos PI Trust Claims for which any of the Halliburton Entities or their predecessors other than Harbison-Walker Entities (the “Non Harbison-Walker Asbestos PI Trust Claims”) have legal responsibility for the seven Disease Levels eligible for Expedited Review, are set forth below. For those claimants who (i) vote to accept or reject the plan and (ii) file their claims with the Asbestos PI Trust on or before the Initial Claims Filing Date provided in section 5.1 above, these Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all Asbestos PI Trust Claims (except Qualifying Settled Asbestos PI Trust Claims) for which the claimant elects Expedited Review. Thereafter for purposes of administering Expedited Review and with the consent of the Asbestos TAC and the Legal Representative, the Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria, develop subcategories of Disease Levels, Scheduled Values, or Medical/Exposure Criteria, or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then-current Disease Levels.

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PLAN EXHIBIT 4, ANNEX 3- 13

Schedule I—Non-Harbison-Walker Asbestos PI Trust Claims and

Harbison-Walker Asbestos PI Trust Claims

Disease Level	Non-Harbison-Walker Asbestos PI Trust Claims / Harbison- Walker Asbestos PI Trust Claims	Medical/Exposure Criteria
Mesothelioma (Level VIII)	$21,500 / $51,300	(1) Diagnosis[2] of mesothelioma and (2) credible evidence of Company Exposure[3] as defined in section 5.7(c).

Lung Cancer 1 (Level VII)	$3,500 / $16,900	(1) Diagnosis of a primary lung cancer plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease,[4] (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

Lung Cancer 2 (Level VI)	N/A	(1) Diagnosis of a primary lung cancer, (2) Company Exposure prior to December 31, 1982, and (3) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

Lung Cancer 2 (Level VI) claims are claims that do not meet the more stringent medical and/or exposure requirements of Lung Cancer (Level VII) claims. All claims in this Disease Level will be individually evaluated. The estimated likely average of the individual evaluation awards for this category is $1,500 (Non-Harbison-Walker Asbestos PI Trust Claims)/$7,200 (Harbison-Walker Asbestos PI Trust Claims), with such awards capped at $5,000 (Non-Harbison-Walker Asbestos PI Trust Claims)/ $24,000 (Harbison-Walker Asbestos PI Trust Claims) unless the claim qualifies for Extraordinary Claim treatment. Level VI claims that show no evidence of either an underlying Bilateral Asbestos-Related Non-malignant Disease or Significant Occupational Exposure may be

[2]	The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in section 5.7 below.
[3]	The term “Company Exposure” is defined in section 5.7(c) below.
[4]	Evidence of “Bilateral Asbestos-Related Nonmalignant Disease” for purposes of meeting the criteria for establishing Disease Levels I, II, III, V, and VII, means a report submitted by a qualified physician stating that the claimant has or had either (i) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO scale or (ii)(x) a chest X-ray read by a qualified B reader, (y) a CT scan read by a qualified physician, or (z) pathology, in each case showing either bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. Solely for claims filed against the Halliburton Entities and/or the Harbison-Walker Entities or another asbestos defendant in the tort system prior to the DII Industries Petition Date, if an ILO reading is not available, either (i) a chest X-ray or a CT scan read by a qualified physician, or (ii) pathology, in each case showing bilateral interstitial fibrosis, bilateral pleural markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with or compatible with a diagnosis of asbestos-related disease, shall be evidence of a Bilateral Asbestos- Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Disease Levels I, II, III, V, and VII. Pathological proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, “Asbestos-Associated Diseases,” Vol. 106, No. 11, App. 3 (October 8, 1982).

PLAN EXHIBIT 4, ANNEX 3- 14

Disease Level	Non-Harbison-Walker Asbestos PI Trust Claims / Harbison- Walker Asbestos PI Trust Claims	Medical/Exposure Criteria
individually evaluated, although it is not expected that such claims will be treated as having any significant value, especially if the claimant is also a Smoker.[5] In any event, no presumption of validity will be available for any claims in this category.

Other Cancer (Level V)	$3,000 / $9,000	(1) Diagnosis of a primary colo-rectal, laryngeal, esophageal, pharyngeal, or stomach cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease, (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the other cancer in question.

Severe Asbestosis (Level IV)	$3,500 / $11,000	(1) Diagnosis of asbestosis with ILO of 2/1 or greater, or asbestosis determined by pathological evidence of asbestosis[6], plus (a) TLC less than 65% or (b) FVC less than 65% and FEV1/FVC ratio greater than 65%, (2) six (6) months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestosis/ Pleural Disease (Level III)	$900 / $2,700	(1) Diagnosis of Bilateral Asbestos-Related Nonmalignant Disease, plus (a) TLC less than 80% or (b) FVC less than 80% and FEV1/FVC ratio greater than 65%, (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestosis/ Pleural Disease (Level II)	$400 / $1,400	(1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease, (2) six months Company Exposure, and (3) five years cumulative occupational exposure to asbestos.

Other Asbestos Disease (Level I)	$100 / $300	(1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease or an asbestos-related malignancy other than mesothelioma and (2) Company Exposures prior to December 31, 1982.

[5]	There is no distinction between Non-Smokers and Smokers for either Lung Cancer 1 (Level VII) or Lung Cancer 2 (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer 1 (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the Scheduled Value for Lung Cancer 1 (Level VII) shown above. “Non-Smoker” means a claimant who either (a) never smoked or (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.
[6]	Proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, “Asbestos-Associated Diseases,” Vol. 106, No. 11, App. 3 (October 8, 1982).

PLAN EXHIBIT 4, ANNEX 3- 15

5.3(b)    Individual Review Process

5.3(b)(1)    In General

5.3(b)(1)(A)    Disease Levels I–III

Individual Review provides a claimant with an opportunity for individual consideration and evaluation of an Asbestos PI Trust Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I–III. In such a case, the Asbestos PI Trust shall either deny the claim, or, if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim as defined in section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value for such a claim set forth in that provision.

5.3(b)(1)(B)    Disease Levels IV–VIII

Claimants holding claims in the five more serious Disease Levels IV–VIII shall be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any Asbestos PI Trust Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels IV–VIII shall not exceed the Maximum Value for the relevant Disease Level set forth in section 5.3(b)(3) below, unless the claim meets the requirements of an Extraordinary Claim described in section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review process will ordinarily be paid the liquidated value of their Asbestos PI Trust Claims later than would have been the case had the claimant elected the Expedited Review process.

5.3(b)(2)    Valuation Factors to be Considered in Individual Review

The Asbestos PI Trust shall liquidate the value of each Asbestos PI Trust Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos PI Trust will thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to: (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant’s age, disability, employment status, disruption of household, family, or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant’s damages were (or were not) caused by asbestos exposure, including Company Exposure as defined in section 5.7(c) below prior to December 31, 1982 (for example, alternative causes and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts, and the claimant’s and other law firms’ experience in the Claimant’s Jurisdiction for similarly situated claims.

For these purposes, the “Claimant’s Jurisdiction” is the jurisdiction in which the claim was filed (if at all) against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date. If the claim was not filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date, the claimant may elect as the Claimant’s Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the Asbestos PI Trust or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product or to conduct for which any of the Halliburton Entities or the Harbison-Walker Entities has legal responsibility.

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5.3(b)(3)    Scheduled, Average, and Maximum Values (Non-Harbison-Walker Asbestos PI Trust Claims)

The Scheduled, Average, and Maximum Values for all Asbestos PI Trust Claims other than Harbison-Walker Asbestos PI Trust Claims involving Severe Asbestosis (Disease Level IV) and malignancies (Disease Levels V–VIII) are the following:

Scheduled Disease	Scheduled Value	Average Value[7]	Maximum Value
Mesothelioma (Level VIII)	$21,500	$28,700	$95,700
Lung Cancer 1 (Level VII)	$3,500	$4,500	$15,000
Lung Cancer 2 (Level VI)	N/A	$1,500	$5,000
Other Cancer (Level V)	$3,000	$3,700	$12,300
Severe Asbestosis (Level IV)	$3,500	$3,700	$15,000

The Asbestos PI Trust, after consultation with the Asbestos TAC and the Legal Representative pursuant to sections 5.7(b) and 6.6(b) of the Asbestos PI Trust Agreement, may change these valuation amounts for good cause.

5.3(b)(4)    Scheduled, Average, and Maximum Values (Harbison-Walker Asbestos PI Trust Claims)

The Scheduled, Average, and Maximum Values for all Harbison-Walker Asbestos PI Trust Claims involving Severe Asbestosis (Disease Level IV) and malignancies (Disease Levels V–VIII) are the following:

Scheduled Disease	Scheduled Value	Average Value[8]	Maximum Value
Mesothelioma (Level VIII)	$51,300	$68,400	$228,000
Lung Cancer 1 (Level VII)	$16,900	$21,700	$72,300
Lung Cancer 2 (Level VI)	N/A	$7,200	$24,000
Other Cancer (Level V)	$9,000	$10,900	$36,300
Severe Asbestosis (Level IV)	$11,000	$11,600	$47,000

The Asbestos PI Trust, with the consent of the Asbestos TAC and the Legal Representative pursuant to sections 5.7(b) and 6.6(b) of the Asbestos PI Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

5.4    Categorizing Claims as Extraordinary and/or Exigent Hardship

5.4(a)(1)    Extraordinary Claims

“Extraordinary Claim” means an Asbestos PI Trust Claim that otherwise satisfies the Medical Criteria for Disease Levels II–VIII and that is held by a claimant whose exposure to asbestos (i) occurred primarily as a

[7]	The Trustees, in evaluating these Asbestos PI Trust Claims, shall use their best effort such that the amounts offered through Individual Review for each Disease Level shall annually arithmetically average the “Average Value” per claim set forth herein.
[8]	All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III) not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the Asbestos PI Trust may rebut such presumptions.

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result of working in manufacturing facilities of one or more of the Halliburton Entities or the Harbison-Walker Entities or their predecessors during a period in which the Halliburton Entities or the Harbison-Walker Entities were manufacturing asbestos-containing products at the facility, provided that the claim is a tort claim that is not otherwise barred by a statutory workers’ compensation program, or (ii) was at least 75% the result of Company Exposure as defined in section 5.7(c) below, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to (i) for Disease Levels II–V, VII, and VIII, five (5) times the Scheduled Value for such claims and (ii) for Disease Level VI, five (5) times the Average Value for such claims, multiplied by the applicable Payment Percentage.

Any dispute as to Extraordinary Claim status shall be submitted to a special Extraordinary Claims Panel established by the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative. All decisions of the Extraordinary Claims Panel shall be final and not subject to any further administrative or judicial review.

An Extraordinary Claim, following its liquidation, shall be placed in the FIFO Payment Queue ahead of all other Asbestos PI Trust Claims except Exigent Hardship Claims, which shall be first in said queue based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

5.4(a)(2)    Exigent Hardship Claims

At any time the Asbestos PI Trust may liquidate and pay Asbestos PI Trust Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated Asbestos PI Trust Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above. An Asbestos PI Trust Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V–VIII) and the Asbestos PI Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant’s expenses and all sources of available income and (b) that there is a causal connection between the claimant’s dire financial condition and the claimant’s asbestos-related disease (“Exigent Hardship Claims”).

5.5    Secondary Exposure Claims

If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim pursuant to section 5.3(b) above. In such a case, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this TDP that would have been applicable had that person filed a direct claim against the Asbestos PI Trust. In addition, the claimant with secondary exposure must establish (a) that he or she is suffering from one of the eight Disease Levels described in section 5.3(b)(3) above or an asbestos-related disease otherwise compensable under this TDP, (b) that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person experienced Company Exposure as defined in section 5.7(c)(1) below, and (c) that such secondary exposure to such occupationally exposed person was a cause of the claimed disease. The proof of claim form included in Attachment B hereto contains an additional section for such secondary exposure claims. All other liquidation and payment rights and limitations under this TDP shall be applicable to such claims.

5.6    Indirect Asbestos PI Trust Claims

Indirect Asbestos PI Trust Claims that are asserted against the Asbestos PI Trust based upon theories of contribution or indemnification under applicable law may not be processed or paid by the Asbestos PI Trust

PLAN EXHIBIT 4, ANNEX 3- 18

unless (a) such claim satisfied the requirements of the bar date, if any, established by the Bankruptcy Court for claims against the Halliburton Entities or Harbison-Walker Entities, if applicable, and is not otherwise discharged by section 502(e) of the Code and (b) the holder of such claim (the “Indirect Asbestos Claimant”) establishes to the satisfaction of the Trustees that (i) the Indirect Asbestos Claimant has paid in full the liability and obligations of the Asbestos PI Trust to the individual to whom the Asbestos PI Trust would otherwise have had a liability or obligation under these Procedures (the “Direct Asbestos Claimant”), (ii) the Direct Asbestos Claimant and the Indirect Asbestos Claimant have forever released the Asbestos PI Trust from all liability to the Direct Asbestos Claimant, and (iii) the claim is not otherwise barred by a statute of limitation, repose, or other applicable law. In no event shall any Indirect Asbestos Claimant have any rights against the Asbestos PI Trust superior to the rights of the related Direct Asbestos Claimant against the Asbestos PI Trust, including any rights with respect to the timing, amount, or manner of payment; provided, however, that in addition, no Indirect Asbestos PI Trust Claim may be liquidated and paid in an amount that exceeds what the Indirect Asbestos Claimant has actually paid the related Direct Asbestos Claimant.

The Asbestos PI Trust shall not pay any Indirect Asbestos Claimant unless and until the Indirect Asbestos Claimant’s aggregate liability for the Direct Asbestos Claimant’s claim has been fixed, liquidated, and paid by the Indirect Asbestos Claimant by settlement (with an appropriate full release in favor of the Asbestos PI Trust) or a Final Order provided that such claim is valid under the applicable state law. In any case where the Indirect Asbestos Claimant has satisfied the claim of a Direct Asbestos Claimant against the Asbestos PI Trust under applicable law by way of a settlement, the Indirect Asbestos Claimant shall obtain for the benefit of the Asbestos PI Trust a release in form and substance satisfactory to the Trustees. The Trustees may develop and approve a separate proof of claim form for such Indirect Asbestos PI Trust Claims.

Indirect Asbestos PI Trust Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Court shall be processed in accordance with procedures to be developed and implemented by the Trustees, which procedures (a) shall determine the validity, allowability, and enforceability of such claims and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the Asbestos PI Trust would have afforded the holders of the underlying valid Asbestos PI Trust Claims.

5.7    Evidentiary Requirements

5.7(a)    Medical Evidence

5.7(a)(1)    In General

All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least ten (10) years have elapsed between the date of first exposure to asbestos or asbestos- containing products and the diagnosis or (ii) a history of the claimant’s exposure sufficient to establish a ten (10)-year latency period. A finding by a physician that a claimant’s disease is “consistent with” or “compatible with” asbestosis will not alone be treated by the Asbestos PI Trust as a diagnosis.

5.7(a)(1)(A)    Disease Levels I–IV

Except for claims filed against the Halliburton Entities and/or the Harbison-Walker Entities or another asbestos defendant in the tort system prior to the DII Industries Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I–IV) shall be based, in the case of a claimant who was living at the time the claim was filed, upon a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease. Such claimants must also provide: (i) for claims involving Disease Levels I–III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 4 above); (ii) for claims

PLAN EXHIBIT 4, ANNEX 3- 19

involving Disease Level IV,9 an ILO reading of 2/1 or greater or pathological evidence of asbestosis; and (iii) for claims involving either Disease Level III or IV, pulmonary function testing.10 In the case of a claimant who was deceased at the time the claim was filed, his or her representative must provide either: (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (ii) pathological evidence of the non-malignant asbestos-related disease; or (iii)(a) in the case of Disease Levels I–III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 4 above) or (b) for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis.

5.7(a)(1)(B)    Disease Levels V–VIII

Except for claims filed against the Halliburton Entities or the Harbison-Walker Entities or another asbestos defendant in the tort system prior to the DII Industries Petition Date, all diagnoses of an asbestos-related malignancy (Disease Levels V–VIII) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease or (ii) a diagnosis of such a malignant Disease Level by a board-certified pathologist.

5.7(a)(1)(C)    Treatment of Certain Pre-Petition Claims

If the holder of an Asbestos PI Trust Claim has available the medical evidence regarding a physical examination of the claimant described in sections 5.7(a)(1)(A) and 5.7(a)(1)(B), or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the holder shall provide such medical evidence to the Asbestos PI Trust notwithstanding the exceptions in sections 5.7(a)(1)(A) and 5.7(a)(1)(B).

5.7(a)(2)    Credibility of Medical Evidence

Before making any payment to a claimant, the Asbestos PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is competent medical evidence of an asbestos-related injury and is consistent with recognized medical standards. The Asbestos PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination, or reviews of other medical evidence and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedure to assure that such evidence is reliable.

Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to the Halliburton Entities or the Harbison-Walker Entities to settle for payment similar disease cases prior to the Reorganization Cases, or (iii) that is a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the Asbestos PI Trust may seek to rebut the presumption. In addition, claimants who otherwise meet the requirements of this TDP for payment of an Asbestos PI Trust Claim shall be paid without regard to the results of any litigation at anytime between the

[9]	All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III) not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the Asbestos PI Trust may rebut such presumptions.
[10]	“Pulmonary Function Testing” shall mean spirometry testing that is in material compliance with the quality criteria established by the American Thoracic Society (“ATS”) and is performed on equipment that is in material compliance with ATS standards for technical quality and calibration.

PLAN EXHIBIT 4, ANNEX 3- 20

claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos PI Trust in any Individual Review proceeding conducted pursuant to 5.3(b) or any Extraordinary Claim proceeding conducted pursuant to 5.4(a).

5.7(b)    Exposure Evidence

5.7(b)(1)    In General

As set forth in section 5.3(a)(3), to qualify for any Disease Level, the claimant must demonstrate by credible evidence a minimum exposure to an asbestos-containing product manufactured or distributed by one or more of the Harbison-Walker Entities or the Halliburton Entities or their predecessors. Claims based on conspiracy theories that involve no exposure to an asbestos-containing product produced by the Halliburton Entities or the Harbison-Walker Entities or their predecessors are not compensable under this TDP. To meet the presumptive exposure requirements of Expedited Review set forth in section 5.3(a)(3) above, the claimant must show by credible evidence (i) for all Disease Levels, Company Exposure as defined in section 5.7(c) below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months Company Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level IV), Other Cancer (Disease Level V), or Lung Cancer 1 (Disease Level VII), six months Company Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos as defined in section 5.7(b)(2) below. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim.

5.7(b)(2)    Significant Occupational Exposure

“Significant Occupational Exposure” means employment for a cumulative period of at least five years, with a minimum of two years prior to December 31, 1982, in an industry and an occupation in which the claimant (a) handled raw asbestos fibers on a regular basis; (b) fabricated asbestos-containing products so that the claimant in the fabrication process was exposed on a regular basis to raw asbestos fibers; (c) altered, repaired, or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to asbestos fibers; or (d) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (a), (b), and/or (c).

5.7(c)    Company Exposure

Company Exposure means meaningful and credible exposure, which occurred prior to December 31, 1982, to asbestos or asbestos-containing products supplied, specified, used, installed, or manufactured by one or more of the Halliburton Entities or the Harbison-Walker Entities or for which a Halliburton Entity or Harbison-Walker Entity is otherwise liable, in accordance with the exposure requirements described in sections 5.7(b)(1) and (2) above. Working at a Documented Site (as defined below) shall constitute presumptive evidence of Company Exposure. That meaningful and credible exposure evidence must be established by:

•	an affidavit or other credible evidence that establishes by credible evidence that asbestos or asbestos-containing products supplied, specified, used, installed, or manufactured by a Halliburton Entity and/or a Harbison-Walker Entity or for which a Halliburton Entity as Harbison-Walker Entity is otherwise liable, were present at the time of the alleged exposure, or

•	sales, construction, employment, or other contemporaneous records that establishes by credible evidence that asbestos or asbestos-containing products supplied, specified, used, installed, or manufactured by a Halliburton Entity and/or a Harbison-Walker Entity or for which a Halliburton Entity or Harbison-Walker Entity is otherwise liable, were present at the time of the alleged exposure.

PLAN EXHIBIT 4, ANNEX 3- 21

A “Documented Site” means an exposure location identified to the Trust where there is clear and convincing evidence that asbestos or asbestos-containing products supplied, installed, or manufactured by a Halliburton Entity and/or a Harbison-Walker Entity or their predecessors, successors, and assigns were present at the time of the alleged exposure.

The Asbestos PI Trust shall make available a non-exclusive list of Documented Sites. Not less than annually, the Asbestos PI Trust shall review the list of Documented Sites. To the extent the Trustees deem necessary, upon consultation with the Asbestos TAC and the Legal Representative, the Trustees shall supplement such non-exclusive list of Documented Sites.

5.8    Claims Audit Program

The Asbestos PI Trust, with the consent of the Asbestos TAC and the Legal Representative, may develop methods for auditing the reliability of medical evidence, including additional reading of x-rays, CT scans, and verification of pulmonary function tests, as well as the reliability of evidence of exposure to asbestos, including exposure to asbestos-containing products manufactured or distributed by the Halliburton Entities or Harbison Walker Entities prior to December 31, 1982. In the event that the Asbestos PI Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Asbestos PI Trust, it may decline to accept additional evidence from such provider in the future. Further, in the event that an audit reveals that fraudulent information has been provided to the Asbestos PI Trust, the Asbestos PI Trust may penalize any claimant or claimant’s attorney by disallowing the Asbestos PI Trust Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants’ Asbestos PI Trust Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant’s attorney for presenting a fraudulent claim in violation of 18 U.S.C. § 152, and seeking sanctions from the Bankruptcy Court.

5.9    Second Disease (Malignancy) Claims

The holder of an Asbestos PI Trust Claim (including a holder of a Qualifying Settled Asbestos PI Trust Claim) involving a non-malignant asbestos-related disease (Disease Levels I–IV) may file a new Asbestos PI Trust Claim against the Asbestos PI Trust for a malignant disease (Disease Levels V–VIII) that is subsequently diagnosed; provided, however, that, with respect to a holder of a Qualifying Settled Asbestos PI Trust Claim, the Asbestos PI Trust may assert as a defense to such second disease claim any release made pursuant to the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement. Any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed by the time the claimant was paid with respect to the original claim involving the non-malignant disease.

5.10    Arbitration

5.10(a)    Establishment of Alternative Dispute Resolution Procedures

The Asbestos PI Trust, with the consent of the Asbestos TAC and the Legal Representative, shall institute binding and nonbinding arbitration procedures in accordance with the Arbitration Dispute Resolution (“ADR”) Procedures included in Attachment A hereto to attempt to resolve whether the Asbestos PI Trust’s outright rejection or denial of a claim was proper or whether the claimant’s medical condition or exposure history meets

PLAN EXHIBIT 4, ANNEX 3- 22

the requirements of this TDP for purposes of categorizing a claim involving Disease Levels I–VIII. Disputes of whether an Asbestos PI Trust Claim is a Qualifying Settled Asbestos PI Trust Claim will be resolved pursuant to the terms of the applicable Asbestos PI Trust Claimant Settlement Agreement and the Plan. Binding and nonbinding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels IV–VIII. In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in section 5.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels IV–VIII, the arbitrator shall consider the same valuation factors that are set forth in section 5.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the Asbestos PI Trust, may elect either nonbinding or binding arbitration. The ADR Procedures set forth in Attachment A hereto may be modified by the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative. Such amendments may also include adoption of mediation procedures as well as establishment of an Extraordinary Claims Panel to review such claims pursuant to section 5.4(a) above.

5.10(b)    Claims Eligible for Arbitration

In order to be eligible for arbitration, the claimant must first complete the Individual Review process with respect to the disputed issue as well as either the Pro Bono Evaluation or the Mediation processes set forth in the ADR Procedures. Individual Review will be treated as completed for these purposes when the claim has been individually reviewed by the Asbestos PI Trust, the Asbestos PI Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the Asbestos PI Trust of the rejection in writing. Individual Review also will be treated as completed if the Asbestos PI Trust has rejected the claim.

5.10(c)    Limitations on and Payment of Arbitration Awards

In the case of a non-Extraordinary Claim involving Disease Levels I–III, the arbitrator shall not return an award in excess of the Scheduled Value for such claim. In the case of a non-Extraordinary Claim involving Disease Levels IV–VIII, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate Disease Level as set forth in section 5.3(a)(3) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the maximum value for such a claim as set forth in section 5.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who accepts the Asbestos PI Trust’s original valuation of the claim.

5.11    Litigation

Claimants who elect nonbinding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the Asbestos PI Trust pursuant to section 7.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the Asbestos PI Trust’s available cash only as provided in section 7.7 below.

SECTION 6

Claims Materials

6.1    Claims Materials

The Asbestos PI Trust shall prepare suitable and efficient claims materials (“Claims Materials”), for all Asbestos PI Trust Claims, and shall provide such Claims Materials upon a written request for such materials to the Asbestos PI Trust. The proof of claim form to be submitted to the Asbestos PI Trust shall require the claimant

PLAN EXHIBIT 4, ANNEX 3- 23

to assert the highest Disease Level for which the claim qualifies at the time of filing and shall require the claimant to identify the Halliburton Entities or the Harbison-Walker Entities his or her claim alleges liability against. The proof of claim form shall also include a certification by the claimant or his or her attorney sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. A copy of the proof of claim form to be used by the Asbestos PI Trust for unliquidated Asbestos PI Trust Claims is included in Attachment B hereto. The proof of claim form may be changed by the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative.

6.2    Content of Claims Materials

The Claims Materials shall include a copy of this TDP, such instructions as the Trustees shall approve, and a detailed proof of claim form. If feasible, the forms used by the Asbestos PI Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant’s attorney, the Asbestos PI Trust may also obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the Asbestos PI Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the Asbestos PI Trust. If requested by the claimant, the Asbestos PI Trust shall accept information provided electronically. The claimant may, but will not be required to, provide the Asbestos PI Trust with evidence of recovery from other asbestos defendants and claims resolution organizations.

6.3    Withdrawal or Deferral of Claims

A claimant can withdraw an Asbestos PI Trust Claim at any time upon written notice to the Asbestos PI Trust and file another claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based on the date of such subsequent filing. A claimant can also request that the processing of his or her Asbestos PI Trust Claim by the Asbestos PI Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for Asbestos PI Trust Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the Asbestos PI Trust’s offer is required, or an Asbestos PI Trust Claim for which deferral status has been granted, a claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the Asbestos PI Trust’s offer of payment or rejection of the claim. Upon written request and good cause, the Asbestos PI Trust may extend the withdrawal or deferral period for an additional six months.

6.4    Filing Requirements and Fees

The Trustees shall have the discretion to determine, with the consent of the Asbestos TAC and the Legal Representative, (a) whether a claimant must have previously filed an Asbestos PI Trust Claim in the tort system to be eligible to file the claim with the Asbestos PI Trust and (b) whether a filing fee should be required for any Asbestos PI Trust Claims.

PLAN EXHIBIT 4, ANNEX 3- 24

SECTION 7

General Guidelines for Liquidating and Paying Claims

7.1    Showing Required

To establish a valid Asbestos PI Trust Claim, a claimant must meet the requirements set forth in this TDP. The Asbestos PI Trust may require the submission of X-rays, CT scans, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the claim and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

7.2     Costs Considered

Notwithstanding any provisions of this TDP to the contrary, the Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid Asbestos PI Trust Claims so that the payment of valid Asbestos PI Trust Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting an Asbestos PI Trust Claim. The Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the Asbestos PI Trust so that valid Asbestos PI Trust Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustees, in appropriate circumstances, from contesting the validity of any claim against the Asbestos PI Trust whatever the costs or declining acceptance of medical evidence from sources that the Trustees have determined to be unreliable pursuant to the Claims Audit Program described in section 5.7 above.

7.3    Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity

Consistent with the provisions hereof and subject to the FIFO Processing and Payment Queues, the Maximum Annual Payment, the Maximum Available Payment, and the Claims Payment Ratio requirements set forth above, the Trustees shall proceed as quickly as possible to liquidate valid Asbestos PI Trust Claims and shall make payments to holders of such claims in accordance with this TDP promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner. Because the Asbestos PI Trust’s income and value over time remains uncertain and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Trustees, the purposes of the Asbestos PI Trust, and the practical limitations imposed by the inability to predict the future with precision. In the event that the Asbestos PI Trust faces temporary periods of limited liquidity, the Trustees may, with the consent of the Asbestos TAC and the Legal Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether and may offer a Reduced Payment Option as described in section 2.5 above.

7.4    Punitive Damages

In determining the value of any liquidated or unliquidated Asbestos PI Trust Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

7.5    Interest

Except for Asbestos PI Trust Claim involving Other Asbestos Disease (Disease Level I) and subject to the limitations set forth below, interest shall be paid on all liquidated Asbestos PI Trust Claims with respect to which

PLAN EXHIBIT 4, ANNEX 3- 25

the claimant has had to wait a year or more for payment after the later of the DII Industries Effective Date or the date the claim was placed in the FIFO Payment Queue; provided, however, that no claimant shall receive interest for a period in excess of seven (7) years. Interest shall be simple and accrue at the one-year Treasury Bond rate in effect on January 1 of the year in which interest begins to accrue on the claim, and the rate to be adjusted each January 1 to correspond to the one-year Treasury Bond rate. The applicable interest shall be calculated based on the liquidated value of the claim, subject to the Payment Percentage. Notwithstanding the foregoing, the Asbestos PI Trust shall not be obligated to pay interest on Qualifying Settled Asbestos PI Trust Claims.

7.6    Suits in the Tort System

If the holder of a disputed claim disagrees with the Asbestos PI Trust’s determination regarding the Disease Level of the claim, the claimant’s exposure history, or the liquidated value of the claim, and if the holder has first submitted the claim to nonbinding arbitration as provided in section 5.10 above, the holder may file a lawsuit in the Claimant’s Jurisdiction as defined in section 5.3(b)(2) above. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Asbestos PI Trust, all defenses that could have been asserted by a Halliburton Entity or Harbison-Walker Entity) shall be available to both sides at trial; however, the Asbestos PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed with the Asbestos PI Trust, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

7.7    Payment of Judgments for Money Damages

A claimant whose claim was liquidated in the tort system pursuant to sections 5.11 and 7.6 above after the DII Industries Effective Date shall receive from the Asbestos PI Trust an initial payment (subject to the Payment Percentage, the Maximum Annual Payment, the Maximum Available Payment, and, if any, the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos PI Trust’s last offer to the claimant or (ii) the award that the claimant declined in nonbinding arbitration. Subject to the limitations set forth herein, the claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the Payment Percentage, the Maximum Available Payment, and, if any, the Claims Payment Ratio provisions above). In the case of non-Extraordinary Claims involving Disease Levels I, II, and III, the total amounts paid with respect to such claims shall not exceed the relevant Scheduled Value for such Disease Levels as set forth above. In the case of claims involving a nonmalignant asbestos-related disease that does not attain classification under Disease Levels I, II, or III, the amount payable shall not exceed the Scheduled Value for the Disease Level most comparable to the disease proven. In the case of non-Extraordinary Claims involving severe asbestosis and malignancies (Disease Levels IV–VIII), the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in sections 5.3(b)(3) and 5.3(b)(4). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the maximum value for such claims set forth in section 5.4(a) above. Under no circumstances shall punitive damages or interest be paid on any judgments obtained in the tort system after the Petition Date.

7.8    Releases

The Trustees shall have the discretion to determine the form and substance of the releases to be provided to the Asbestos PI Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the Asbestos PI Trust. As a condition to making any payment to a claimant, the Asbestos PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. Such release shall include language evidencing

PLAN EXHIBIT 4, ANNEX 3- 26

the assignment to the applicable Reorganized Debtor of any Direct Action that may be assertable on account of such Asbestos PI Trust Claims. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

7.9    Third-Party Services

Nothing in this TDP shall preclude the Asbestos PI Trust from contracting with another asbestos claims resolution organization to provide services to the Asbestos PI Trust so long as decisions about the categorization and liquidated value of Asbestos PI Trust Claims are based on the relevant provisions of this TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.

7.10    Asbestos PI Trust Disclosure of Information

Periodically, but not less often than once a year, the Asbestos PI Trust shall make available to claimants and other interested parties the number of claims by disease levels that have been resolved both by Individual Review and by arbitration as well as by litigation in the tort system indicating the amounts of the awards and the averages of the awards by jurisdiction.

SECTION 8

Miscellaneous

8.1    Amendments

Except as otherwise provided herein, the Trustees may amend, modify, delete, or add to any provisions of this TDP (including, without limitation, amendments to conform this TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the Asbestos TAC and the Legal Representative pursuant to the Consent Process set forth in sections 5.7(b) and 6.6(b) of the Asbestos PI Trust Agreement, except that the right to amend the Claims Payment Ratio is governed by the restrictions in section 2.5 above and the right to adjust the Payment Percentage is governed by section 4.2 above.

8.2    Severability

Should any provision contained in this TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this TDP. Should any provision contained in this TDP be determined to be inconsistent with or contrary to any of the Harbison-Walker Entities’ or the Halliburton Entities’ obligations to any insurance company providing insurance coverage to any of the Harbison-Walker Entities or the Halliburton Entities in respect of claims for personal injury based on Company Exposure, the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative may amend this TDP and/or the Asbestos PI Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of any of the Halliburton Entities or the Harbison-Walker Entities to said insurance company.

8.3    Governing Law

Except for purposes of determining the Liquidated Amount of any Asbestos PI Trust Claim, administration of this TDP shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The law governing the liquidation of Asbestos PI Trust Claims in the case of Individual Review, arbitration, or litigation in the tort system shall be the law of the Claimant’s Jurisdiction as determined in accordance with section 5.3(b)(2) above.

PLAN EXHIBIT 4, ANNEX 3- 27

Attachment A to Asbestos TDP

DII Industries, LLC Asbestos PI Trust

Alternative Dispute Resolution Procedures

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A

DII INDUSTRIES, LLC ASBESTOS PI TRUST

ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

Pursuant to section 5.10 of the DII Industries, LLC Asbestos PI Trust Trust Distribution Procedures (the “TDP”), the DII Industries, LLC Asbestos PI Trust (the “Asbestos PI Trust”) hereby establishes the following Alternative Dispute Resolution (“ADR”) Procedures to resolve all present and future Asbestos Unsecured PI Trust Claims, other than Qualifying Settled Asbestos Unsecured PI Trust Claims, as those terms are defined in the Plan (hereinafter referred to, for all purposes, as “Asbestos Unsecured PI Trust Claims”). All capitalized terms herein shall be as defined and/or referenced within the TDP and in the Uniform Glossary of Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

I.	OVERVIEW

The Asbestos PI Trust shall appoint a Private Adjudication Coordinator, at the cost of the Asbestos PI Trust, to administer these ADR procedures. To initiate these procedures, the claimant must make a written request to the Asbestos PI Trust. Within twenty (20) days of a claimant’s request for ADR, the Asbestos PI Trust will send the claimant an ADR packet containing the documents necessary to pursue the ADR process. These ADR procedures shall not be construed as imparting to any claimant any substantive or procedural rights beyond those conferred by the TDP.

The ADR process available to the claimant includes both non-binding and binding elements. In addition, there are mandatory, as well as voluntary, options to be utilized by the claimant and the Asbestos PI Trust in proceeding toward settlement. These ADR procedures must be pursued by claimants on an individual basis. As a general matter, claims of different claimants cannot be grouped together even if the claimants are represented by the same counsel, unless the Asbestos PI Trust, in its sole discretion, decides it would be expeditious to conduct ADR proceedings with respect to more than one claim involving differently exposed claimants with those claimants’ representative. In such a case, however, the arbitrator, mediator, or other neutral must individually value each such Asbestos Unsecured PI Trust Claim using the valuation factors set forth in section 5.3(b)(2) of the TDP, and the claimants’ positions in the Asbestos PI Trust’s FIFO Processing and Payment Queues must be separately maintained.

The requisite steps in the ADR process are as follows, in order:

Mandatory ADR Proceedings (Two Stages)

Stage One (Claimant Must Select One):

1.	Pro Bono Evaluation

2.	Mediation

Stage Two: Arbitration (Binding or Non-Binding)

Initiation	of ADR

Within twenty (20) days of a claimant’s request for ADR, the Asbestos PI Trust will send the claimant an ADR packet containing a copy of these procedures and the following:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-1

1.	A Summary Outline of the ADR procedures with the time limits identified;

2.	Form of Affidavit of Completeness;

3.	Election Form for Pro Bono Evaluation;

4.	Request for Mediation Form;

5.	Election Form and Agreement to submit to Binding Arbitration; and

6.	Election Form and Agreement to submit to Non-binding Arbitration.

A claimant who wishes to proceed through the ADR process must engage in one of the two ADR options (pro bono evaluation or mediation) before any form of arbitration. Only after either party rejects a non-binding arbitration award may a claimant proceed to then commence a lawsuit in the tort system. It is the claimant’s responsibility to comply with the ADR time deadlines. Although the deadlines may be extended by agreement or for cause shown, failure to comply with a deadline without obtaining an extension may result in withdrawal of the Asbestos Unsecured PI Trust Claim. Promptly after a claimant fails to comply with a specified deadline without obtaining an extension, the Asbestos PI Trust shall send the claimant written notice of the failure to comply. If the claimant does not take any action on the Asbestos Unsecured PI Trust Claim, then thirty (30) days thereafter the Asbestos Unsecured PI Trust Claim will be deemed withdrawn.

If the claimant requests arbitration, either binding or non-binding, the Asbestos PI Trust shall execute the appropriate election form and agreement. If both parties agree to binding arbitration, then the claimant and the Asbestos PI Trust waive their respective rights to seek a jury trial as set forth in the TDP.

If either party rejects a nonbinding arbitration award, and the claimant has otherwise complied with the requirements of these ADR procedures and the Plan, then the claimant may commence a lawsuit against the Asbestos PI Trust in the Claimant’s Jurisdiction, as that term is defined in section 5.3(b)(2) of the TDP.

II.	ADR PROCEEDINGS SUMMARY

A.	Showing Required

As set forth in the TDP, in order to establish a valid Asbestos Unsecured PI Trust Claim, a claimant must make a demonstration of exposure to asbestos-containing products for which one or more of the Halliburton Entities and/or the Harbison-Walker Entities bears legal responsibility.

B.	Pro Bono Evaluation

This ADR alternative consists of an evaluation of the Asbestos Unsecured PI Trust Claim by an evaluator selected from a pro bono panel. The panel shall be comprised of asbestos-litigation attorneys mutually agreed upon between the Asbestos TAC and the Trustees. The Asbestos TAC will be provided, on a quarterly basis, with a list of the pro bono panelists. Each evaluation will have a pro bono evaluator randomly selected by the Private Adjudication Coordinator from the list of pro bono panelists. Within fifteen (15) days of the claimant’s request for the pro bono evaluation, the individual pro bono evaluator shall be randomly chosen from the approved panel.

A pro bono evaluation will be done by document submission. The identity of the pro bono evaluator will not be disclosed to the claimant or the claimant’s attorney. The Asbestos PI Trust encourages identification of and not anonymity as to the alleged injured party so that medical records can be

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-2

transmitted in their original form. The Private Adjudication Coordinator will communicate to the parties the pro bono evaluator’s written evaluation. The parties will communicate their respective rejection or acceptance of settlement upon the terms of the written evaluation. If either or both parties reject settlement upon those terms, then the claimant may submit an Election Form and Agreement for Binding or Non-binding Arbitration.

C.	Mediation

The claimant may request telephone mediation as an ADR alternative. This process will require the submission of detailed mediation statements to familiarize the mediator with the respective positions. The Asbestos PI Trust shall establish and maintain a list of qualified regional mediators compensated by the Asbestos PI Trust. The Private Adjudication Coordinator shall select a qualified mediator from the list based upon location of claimant within fifteen (15) days after receipt of the Request for Mediation Form signed by the claimant and the Asbestos PI Trust.

Asbestos Unsecured PI Trust Claims shall be handled by each mediator in the order received by him or her, to the extent practicable. Any party may be represented by legal counsel. The mediator shall review the Asbestos Unsecured PI Trust Claim and the positions of the parties, such information as the parties may wish to submit as to a fair and equitable settlement, and all documents and medical reports relevant to the Asbestos Unsecured PI Trust Claim as submitted by the parties. At least five (5) Business Days prior to the mediation conference, claimant and the Asbestos PI Trust shall each submit to the mediator a mediation statement consisting of a confidential statement outlining the claimant’s medical condition, Company Exposure (as defined in section 5.7(c) of the TDP) and each party’s detailed position on overall Asbestos Unsecured PI Trust Claim value. The mediator shall confer with the parties and/or their legal representatives, individually and jointly. Such conference shall be conducted by telephone unless both parties agree otherwise. A representative of the Asbestos PI Trust with settlement authority must participate in the conference. The mediator may request, but not require, that the claimant personally participate in the conference. Such conference shall be in the nature of a settlement conference. The mediator shall work with both sides toward reaching an acceptable, reasonable settlement. The mediator does not have the authority to impose a settlement on the parties. Ten (10) days after the conclusion of the mediation, if the parties have not settled the matter, the claimant may submit to the Asbestos PI Trust an Election Form and Agreement for Binding or Non-binding Arbitration.

D.	Binding and Non-Binding Arbitration Procedures

Upon completion of either pro bono evaluation or mediation, the claimant may request non-binding and/or binding arbitration. Binding arbitration will be conducted in the “final offer” format also known as “baseball style” arbitration. If the Asbestos Unsecured PI Trust Claim is arbitrated in either the binding or nonbinding format, then the arbitrator shall return an award no greater than the Maximum Value for the relevant Disease Category set forth in section 5.3(b)(4) of the TDP, unless the Asbestos Unsecured PI Trust Claim qualifies as an Extraordinary Claim pursuant to section 5.4(a) of the TDP. In that case, the arbitrator shall return an award no greater than the Maximum Value for such Asbestos Unsecured PI Trust Claims as also set forth in section 5.4(a) of the TDP.

If the claimant requests arbitration, either binding or nonbinding, then the Asbestos PI Trust shall execute the appropriate Election Form and Agreement. The Asbestos PI Trust may not decline the claimant’s election of either binding or nonbinding arbitration, but reserves all rights to reject any award in a nonbinding arbitration proceeding. If the parties agree to engage in binding arbitration, then the claimant and the Asbestos PI Trust waive their respective rights to seek a jury trial as set forth in the TDP.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-3

III.	RULES GOVERNING PRO BONO EVALUATION AND MEDIATION

Within ninety (90) days of a claimant’s receipt of the ADR packet from the Asbestos PI Trust, the claimant must elect one of the two ADR procedures and return the appropriate form to the Asbestos PI Trust along with an executed Affidavit of Completeness.

A.	Rules Governing Pro Bono Evaluation

1.	Election and Time Limits

a.	If the claimant chooses pro bono evaluation, then within ninety (90) days of claimant’s receipt of the ADR packet, the claimant must send the Asbestos PI Trust the Election Form for Pro Bono Evaluation (See Attachment A). The claimant or his/her attorney shall personally sign the Election Form for Pro Bono Evaluation.

b.	The claimant must also sign an Affidavit of Completeness (See Attachment B) and return it to the Asbestos PI Trust with a copy to the Private Adjudication Coordinator within ninety (90) days of receipt of the ADR packet. The Asbestos Unsecured PI Trust Claim will not proceed until the Asbestos PI Trust has received a completed election form and Affidavit of Completeness from the claimant. The Affidavit of Completeness shall verify that all information to be considered in the ADR process has been provided to the Asbestos PI Trust while the Asbestos Unsecured PI Trust Claim was under review by the Asbestos PI Trust.

c.	After receiving the signed election form and Affidavit of Completeness, the Asbestos PI Trust shall review and sign the election form within five (5) business days of receipt.

d.	Within fifteen (15) days from the date the Asbestos PI Trust notifies the claimant’s counsel of the Asbestos PI Trust’s consent to the election form, the Asbestos PI Trust shall send a copy of the signed election form, the Affidavit of Completeness together with complete copies of all materials submitted to the Asbestos PI Trust by the claimant and factual information in the Asbestos PI Trust file, if any, gathered by the Asbestos PI Trust from other sources, and a completed Affidavit of Accuracy to the claimant’s counsel and the Private Adjudication Coordinator who will forward the materials to the selected pro bono evaluator at the time the evaluator is selected. The Asbestos PI Trust may not send the Private Adjudication Coordinator any materials in the Asbestos PI Trust file that have not previously been provided to the claimant.

2.	Selection of the Pro Bono Evaluator

Within fifteen (15) days of the date the Private Adjudication Coordinator received the claimant’s election agreement, the Private Adjudication Coordinator shall randomly select the pro bono evaluator from the list of pro bono panelists and notify the parties that the evaluator has been designated without disclosing the identity of the evaluator. The pro bono evaluator shall be selected from a panel of asbestos litigation plaintiff attorneys who have volunteered to serve the Asbestos PI Trust at the request of the Asbestos TAC. Pro bono assignments will be made on a rotating basis.

The identity of the pro bono evaluator shall not be disclosed to the claimant or the claimant’s attorney. The identity of the claimant should be disclosed so that medical records can be transmitted in their original form.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-4

3.	Submission of Written Arguments

Fifteen (15) days after the Asbestos PI Trust sends the complete file materials to the Private Adjudication Coordinator, the claimant and the Asbestos PI Trust shall simultaneously exchange and submit written arguments to the Private Adjudication Coordinator. The Private Adjudication Coordinator will immediately forward the written arguments to the pro bono evaluator. The written arguments shall comply with the following rules:

a.	The argument shall not exceed ten (10) double-spaced typewritten pages. In order to preserve anonymity in a pro bono evaluation, the name of counsel should not be mentioned. The argument may not introduce factual matter not contained in the documents in the Asbestos PI Trust’s file. The evaluator shall disregard any argument that does not comply with this rule.

b.	When a party fails to submit the written argument within the fifteen (15) days, the party waives written argument, and the pro bono evaluator shall disregard any argument received after that time.

4.	Evaluation of Documents

The pro bono evaluation is only a document review with complete anonymity preserved between claimant’s counsel and the pro bono evaluator. The documents that the pro bono evaluator may consider shall be limited to the following:

a.	the documents in Asbestos PI Trust’s file forwarded to the pro bono evaluator;

b.	the claimant’s Affidavit of Completeness and the Asbestos PI Trust’s Affidavit of Accuracy; and

c.	the written arguments of the claimant and the Asbestos PI Trust that comply with the rules for written arguments set forth above.

Before the Private Adjudication Coordinator forwards any documents to the pro bono evaluator, it will redact all references to claimant’s counsel.

5.	Written Evaluation and Procedure for Acceptance/Rejection

Within fifteen (15) days after the submission of written arguments, the pro bono evaluator shall submit a written evaluation of the claim to the Private Adjudication Coordinator who will promptly mail it to the parties.

Within fifteen (15) days after receipt of the pro bono evaluator’s written evaluation, the claimant and the Asbstos PI Trust will each communicate in writing to the Private Adjudication Coordinator whether they will accept the amount of the pro bono evaluator’s written evaluation to settle the Asbestos Unsecured PI Trust Claim. If both parties accept, then the Private Adjudication Coordinator will immediately inform both parties that they have achieved a settlement and the Asbestos PI Trust shall pay the Asbestos Unsecured PI Trust Claim pursuant to the TDP. If either or both parties reject the pro bono evaluator’s written evaluation, then within five (5) business days of receipt of both parties’ written communication, the Private Adjudication Coordinator shall send each party a notice of rejection of pro bono evaluator’s written evaluation that will not indicate whether the opposing party has accepted or rejected the pro bono evaluator’s written evaluation amount.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-5

6.	Arbitration May Proceed After Rejection of Pro Bono Evaluator’s Written Evaluation

Within sixty (60) days after receipt of the notice of rejection of pro bono evaluator’s written evaluation, the claimant may request arbitration by returning to the Asbestos PI Trust a signed Election Form and Agreement for either Binding or Non-binding Arbitration.

B.	Rules Governing Mediation

1.	Election

If the claimant chooses mediation, then the claimant shall submit to the Asbestos PI Trust a signed Request for Mediation Form (Attachment C) along with an executed Affidavit of Completeness within ninety (90) days of claimant’s receipt of the ADR packet. Within five (5) business days of the Asbestos PI Trust’s receipt of the signed Request for Mediation Form, the Asbestos PI Trust shall review and sign the form and forward a signed copy along with an executed Affidavit of Accuracy to the claimant and the Private Adjudication Coordinator.

2.	Selection of Mediator

Within fifteen (15) days of the signed Request for Mediation Form, the Private Adjudication Coordinator shall retain a mediator from the approved list of mediators. The Private Adjudication Coordinator shall select the mediator based upon the region in which the claimant is located. The mediator shall be compensated by the Asbestos PI Trust. The Private Adjudication Coordinator shall schedule a mediation conference within sixty (60) days after receipt of the signed request for mediation form. The mediation will be conducted by telephone conference unless the parties agree otherwise. Scheduling of the conference shall be coordinated with the mediator, and the conferences shall take place in the order received by the mediator, to the extent practicable.

3.	Submission of Materials to Mediator

At least five (5) business days prior to the mediation conference, the claimant and the Asbestos PI Trust shall each submit to the mediator mediation statements consisting of a confidential statement outlining the claimant’s medical condition, the alleged Company Exposure, and each party’s position on overall Asbestos Unsecured PI Trust Claim value. The parties may also submit to the mediator documents and medical reports that they believe are relevant to the Asbestos Unsecured PI Trust Claim. The mediator shall review the Asbestos Unsecured PI Trust Claim and the positions of the parties and the other information that the parties submit prior to the mediation conference. The mediation statements shall comply with the following rules:

a.	the statement should not exceed ten (10) double-spaced typewritten pages exclusive of attachments; and

b.	the statement may not introduce factual matter not contained in the documents in the Asbestos PI Trust’s file as certified by the Affidavit of Completeness.

4.	Mediation Conference

Any party may be represented by legal counsel at the mediation conference. The mediator shall confer with the parties’ legal representatives and, if the claimant is present and consents, with the claimant. A representative of the Asbestos PI Trust with settlement authority must participate in the conference. The mediator may request, but not require, that the claimant personally participate in the conference.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-6

5.	Negotiations at the Mediation Conference

The mediator may facilitate settlement in any manner the mediator believes is appropriate. The mediator will help the parties focus on their underlying interests, explore resolution alternatives, and develop settlement options. The mediator will decide when to hold joint conferences and when to confer separately with each party.

The parties are expected to initiate, and convey to the mediator, proposals for settlement. Each party shall provide a rationale for any settlement terms proposed. Finally, if the parties fail to develop mutually acceptable settlement terms, before terminating the procedure, and only with the consent of the parties, (a) the mediator may submit to the parties a final settlement proposal, and (b) if the mediator believes he/she is qualified to do so, the mediator may give the parties an evaluation (which if all parties choose, and the mediator agrees, may be in writing) of the likely outcome of the case if it were tried to final judgment, subject to any limitations under the Plan, the TDP, and ethical codes.

6.	Confidentiality of Mediation

The entire mediation process is confidential. Unless agreed among all the parties or required to do so by law, the parties and the mediator shall not disclose to any person who is not associated with participants in the process, including any judicial officer, any information regarding the process (including preprocess exchanges and agreements), contents (including written and oral information), settlement terms, or outcome of the proceeding.

Under this procedure, the entire process is a compromise negotiation subject to Federal Rule of Evidence 408 and all state counterparts, together with any applicable statute protecting the confidentiality of mediation. All offers, promises, conduct, and statements, whether oral or written, made in the course of the proceeding by any of the parties, their agents, employees, experts, or attorneys, and by the mediator, are confidential. Such offers, promises, conduct, and statements are privileged under any applicable mediation privilege and are inadmissible and not discoverable for any purpose, including impeachment, in litigation between the parties. However, any written or oral information or other materials submitted to the mediator by either the Asbestos PI Trust or the claimant may be submitted by either party to the arbitrator in an arbitration that takes place under these ADR procedures. In addition, evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable solely as a result of its presentation or use during the mediation.

The exchange of any tangible material shall be without prejudice to any Asbestos Unsecured PI Trust Claim that such material is privileged or protected as work-product within the meaning of Federal Rule of Civil Procedure 26 and all state and local counterparts.

The mediator and any documents and information in the mediator’s possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator or documents subpoenaed. The mediator will promptly advise the parties of any attempt to compel him/her to divulge information received in mediation.

7.	Submission of Written Offers After Mediation

At the conclusion of the mediation, the mediator shall require the parties to exchange written settlement offers that shall remain open for ten (10) days. If after the expiration of that ten (10)

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-7

day period neither party accepts the other’s written offer or the parties do not otherwise settle the matter, then the claimant may request binding or nonbinding arbitration by sending to the Asbestos PI Trust the appropriate signed Election Form and Agreement for either Binding or Non-binding Arbitration.

IV.	RULES GOVERNING NON-BINDING AND BINDING ARBITRATION

A.	Election by the Asbestos PI Trust

The Asbestos PI Trust shall review the signed Election Form and Agreement for Binding or Non-binding Arbitration (Attachments D and E), and within five business days of receipt, the Asbestos PI Trust shall sign the Agreement and shall immediately send a fully signed Arbitration Agreement to the Private Adjudication Coordinator.

B.	Selection of the Arbitrator

1.	As soon as reasonably possible after the receipt of the signed Arbitration Agreement, but no more than fifteen (15) days after the receipt of the signed Arbitration Agreement, the Private Adjudication Coordinator shall select three potential arbitrators from a rotating list kept by the Private Adjudication Coordinator. Arbitrators’ assignments will be made, on a rotating basis nationally, by the Private Adjudication Coordinator. The Private Adjudication Coordinator shall promptly notify the arbitrator and the parties of the potential arbitrators’ selection. If a potential arbitrator is unable or unwilling to serve, then a replacement selection will be made prior to notifying the Asbestos PI Trust and the claimant of the potential arbitrators selected.

2.	Within seven (7) days of receipt of the list of potential arbitrators, the Asbestos PI Trust may select, and identify to the Private Adjudication Coordinator, one potential arbitrator to be stricken from the list. The Private Adjudication Coordinator shall then promptly notify the claimant of the Asbestos PI Trust’s selection, whereupon, within seven (7) days of the receipt of such notification, the claimant may select, and identify to the Private Adjudication Coordinator, a second potential arbitrator to be stricken from the list. The Private Adjudication Coordinator shall then notify all parties which potential arbitrator remains and will conduct the arbitration. If either the Asbestos PI Trust or the claimant, or both, fails to exercise the right to strike an arbitrator from the list of potential arbitrators, the Private Adjudication Coordinator shall appoint from those potential arbitrators remaining the arbitrator next in rotation on the Asbestos PI Trust’s rotating list.

3.	Any appointed arbitrator shall disclose to the Private Adjudication Coordinator any circumstances likely to affect impartiality, including any bias or any financial or personal interest in the result of the arbitration or any past or present relationship with the parties or representatives. Upon receipt of such information from the arbitrator or another source, the Private Adjudication Coordinator shall communicate the information to the parties and, if the administrator deems necessary, to the arbitrator and others. Upon objection of a party to the continued service, the Private Adjudication Coordinator shall determine whether the arbitrator should be disqualified and shall inform the parties of the decision, which shall be final.

C.	Extraordinary Claims and Those Reviewed by the Extraordinary Claims Review Panel

In the event that the Extraordinary Claims Review Panel has deemed the Asbestos Unsecured PI Trust Claim worthy of extraordinary treatment, the Private Adjudication Coordinator shall forward to the

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-8

arbitrator the written decision of the Extraordinary Claims Review Panel, and the parties may submit a final request that exceeds the values ascribed to the type of injury in the TDP. In such circumstances, the arbitrator may issue an award in accordance with such a final offer/request.

In the event that the Extraordinary Claims Review Panel declined to give extraordinary treatment to the Asbestos Unsecured PI Trust Claim, the arbitrator shall not be informed of the Extraordinary Claims Review Panel’s decision, and the claimant must confine his/her award to the values ascribed to the type of injury in the TDP because the arbitrator may not award an amount in excess of the Maximum Value assigned to the appropriate category for the injury in the TDP. The Asbestos PI Trust will not engage in nonbinding or binding arbitration, and reserves the unilateral right to withdraw from a signed non-binding or binding arbitration agreement at any time, where the claimant’s final offer and award demand exceeds the Maximum Value assigned to the type of injury in the TDP and the Extraordinary Claims Review Panel has declined to give extraordinary treatment to the Asbestos Unsecured PI Trust Claim.

D.	Final Offer or “Baseball Style” Binding Arbitration

All binding arbitration shall be conducted in the “final offer” format also known as “baseball style” arbitration. In the course of submitting the arbitration materials, as explained in these rules, the parties shall submit their final offer of settlement which shall also serve as the party’s demand for arbitration award. The arbitrator must choose from one of these two demands in determining the amount of the arbitration award.

E.	Submission of Pre-Hearing Statements

Within twenty (20) days of the appointment of an arbitrator, each party shall submit to the opposing party and to the arbitrator a written statement (not to exceed ten (10) double-spaced pages) containing that party’s positions and arguments. Each party may then submit a supplement to its position paper (not to exceed five (5) double-spaced pages) following the initial prehearing conference to respond to the opposing party’s positions and arguments and addressing issues raised at the initial prehearing conference. Supplements must be sent to the opposing party and to the arbitrator within ten (10) days after the date of the prehearing conference.

The Private Adjudication Coordinator will provide the arbitrator with a complete schedule of categories of injuries and Scheduled and Maximum Values therefor in the TDP.

F.	Initial Pre-Hearing Conference, Scheduling Hearing Date, Optional Video Conference for Arbitration Hearing

1.	Within fifteen (15) calendar days of the receipt of both parties’ statements, the Private Adjudication Coordinator shall contact the claimant, the arbitrator, and the Asbestos PI Trust to schedule the initial prehearing conference. The prehearing conference shall be presided over by the arbitrator and held by telephone conference call.

2.	During the initial prehearing conference, the arbitrator shall schedule the date and select the location of the arbitration hearing either at the location of the arbitrator or a location mutually agreeable by the parties. The arbitration hearing should be scheduled not less than forty-five (45) days, and not more than sixty (60) days, from the date of the initial prehearing conference. The Private Adjudication Coordinator will mail a confirmation notice of this date to the claimant and the Asbestos PI Trust.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-9

3.	At the election of the claimant, the arbitration hearing may be conducted by video conference. If the claimant so elects, then the claimant must state that election in writing prior to the initial pre-hearing conference. The Private Adjudication Coordinator will make appropriate arrangements for the Asbestos PI Trust and the arbitrator to participate by video conference. The Asbestos PI Trust shall pay for its and the arbitrator’s cost for use of video conference equipment and facilities. The claimant shall only be responsible for his/her costs (including participation by claimant’s counsel).

4.	During the initial pretrial conference, the arbitrator shall seek to achieve agreement between the parties on:

a.	narrowing the issues (through methods including but not limited to stipulation of facts);

b.	whether the claimant will appear at the hearing (at the claimant’s sole discretion);

c.	any legal issues; and

d.	any other matters that will expedite the arbitration proceedings.

If appropriate or if the parties do not agree on these issues, then the arbitrator must issue orders governing the process.

G.	No Discovery With Limited Exceptions

There shall be no discovery except as specifically provided below. The purpose of the arbitration is to resolve differences between the Asbestos PI Trust and the claimant based only on the documents that have been previously submitted to the Asbestos PI Trust by the claimant and upon the documents relied upon by the Asbestos PI Trust to make a settlement offer to the claimant or to disallow the Asbestos Unsecured PI Trust Claim. Except, however, if the Asbestos PI Trust commissions an independent medical examination or a third-party medical review upon which the Asbestos PI Trust relies in evaluating the claimant’s Asbestos Unsecured PI Trust Claim, then the claimant may depose the medical professional conducting the review or examination after having a reasonable opportunity to study any report or written opinion generated by the medical professional.

H.	No Record of Proceedings Unless Requested by Arbitrator

There will be no record or transcript of the proceedings unless and except if the arbitrator requests a transcript to assist him/her in reviewing the evidence or otherwise to aid in the decision making process. In the event an arbitrator requests a transcript prior to the arbitration, then the Asbestos PI Trust shall arrange for a court reporter and shall pay all expenses associated with the preparation of the transcript. In no event, however, will the transcript be made available to the parties, nor shall any time required for preparation of the transcript affect the time for the arbitrator to render a decision.

I.	Postponement of Hearing

The arbitrator for good cause may postpone any hearing upon the request of a party or upon the arbitrator’s own initiative, and shall also grant such postponement when all of the parties agree.

J.	Duration of Hearings

The arbitrator shall complete the hearing in one day except for good cause shown. The arbitrator shall set time limits on the respective presentations and shall enforce those set limits. The parties shall request no more than three hours apiece for presentation of their cases.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-10

K.	Procedure at Arbitration Hearing

1.	Testimony Under Oath or Affirmation

If the claimant or any other witness testifies, such testimony shall be under oath or affirmation administered by the arbitrator.

2.	Conduct of Hearing

At the opening of the arbitration hearing, the arbitrator shall make a written record of the time, place, and date of the hearing, and the presence of the parties and counsel.

3.	Evidence

a.	Rules of Evidence: The arbitrator is not required to apply the rules of evidence used in judicial proceedings; provided, however, that the arbitrator shall apply the attorney-client privilege and the work-product privilege. The arbitrator shall determine the applicability of any privilege or immunity and the admissibility, relevance, materiality, and weight of the evidence offered.

b.	Admission of Evidence: The evidence that the arbitrator may consider shall be limited to the following:

(i)	the documents supplied to the Asbestos PI Trust prior to the execution of the Affidavit of Completeness;

(ii)	nonbinding or binding arbitration election agreement;

(iii)	testimony of the claimant. The claimant may offer evidence regarding the nature and extent of compensable damages, including physical injuries, and/or the market share of products produced or distributed by one or more of the Halliburton Entities and/or the Harbison-Walker Entities, if there is a Asbestos Unsecured PI Trust Claim of greater than average market share. The Asbestos PI Trust may cross-examine on these issues. At the claimant’s option, a claimant’s deposition, including videotaped testimony, shall be admissible into evidence in lieu of live testimony;

(iv)	any additional deposition testimony taken by the Asbestos PI Trust or the claimant, and provided to both sides, prior to the initiation of ADR;

(v)	any evidence submitted in mediation; and

(vi)	arguments of the claimant and the Asbestos PI Trust. The arguments shall be limited to the evidence contained and the issues raised in the documents or testimony referred to above and shall be limited to one-half hour. The arbitrator shall disregard any effort to introduce further evidence or issues in argument.

L.	Arbitration in the Absence of a Party or Representative

The claimant may choose whether or not to attend the arbitration in person in his/her sole discretion. The arbitration may proceed in the absence of any party or representative who, after due notice, chooses not to be present, fails to be present, or fails to obtain a postponement if he/she desires to be present but cannot. An award shall not be made against a party solely for the failure to appear. The arbitrator shall require the party who is present to submit such evidence as the arbitrator may require for the making of an award.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-11

M.	Conclusion of Hearing and Submission of Post-Hearing Briefs

When the parties state that they have no further evidence or witnesses to offer, and after the parties have made their closing arguments, if any, the arbitrator shall declare the hearing closed. Post-hearing statements will be permitted only upon order of the arbitrator and shall be served upon the arbitrator no later than ten (10) days after the hearing is closed. Such statements shall be no longer than five (5) double spaced pages. The time limit within which the arbitrator is required to make the award shall commence to run upon the closing of the hearing or the submission of post-hearing statements whichever is later.

N.	Option to Waive Oral Hearings

The parties may request a waiver of oral hearings. Oral hearings will be waived only if all parties consent.

O.	Arbitration Decision

1.	The arbitrator shall issue a decision no later than fifteen (15) calendar days after the date of the close of the hearing or submission of post-hearing statements, whichever is later.

2.	The decision shall state only the amount of the award, if any. The decision shall not state reasons for the award. An arbitrator shall not be permitted to make punitive, exemplary, trebled, or other like damages or attorneys’ fees, prejudgment and post-judgment interest, and costs shall not be sought or allowed. The award shall dispose of all monetary claims presented to the arbitrator and shall determine fully the only issue to be decided pursuant to the arbitration agreement: the amount, if any, at which the Asbestos Unsecured PI Trust Claim value should be fixed. To assist the arbitrator, the Private Adjudication Coordinator will provide the arbitrator with a schedule setting forth the Disease Levels and the Scheduled, Average, and Maximum Values associated with each category. Unless the Extraordinary Claims Review Panel has determined that a Asbestos Unsecured PI Trust Claim is entitled to extraordinary treatment during the claims review process, the arbitrator’s award shall not exceed the Maximum Value amount for the appropriate Category in the TDP.

P.	Payment of Award

Pursuant to the terms of the arbitration agreement, the Asbestos PI Trust will promptly send to the claimant the appropriate release. The Asbestos PI Trust will then pay the Asbestos Unsecured PI Trust Claim based upon the binding or, if accepted by both parties, the nonbinding award, in accordance with the TDP provisions in effect at that time.

Q.	Rejection of Nonbinding Award

1.	A party in a nonbinding arbitration proceeding that wishes to reject the award must notify the other party within thirty (30) days from the date a nonbinding award is issued. If no rejection is received or sent by the Asbestos PI Trust, then the decision will stand and the award will be deemed accepted by both parties and the Asbestos PI Trust will promptly send to the claimant the appropriate release. The Asbestos PI Trust will then pay the Asbestos Unsecured PI Trust Claim in accordance with the TDP in effect at that time.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-12

2.	Procedure for Rejected Award

a.	Rejection by Claimant

If claimant has sent the Asbestos PI Trust timely notification of rejection of a non-binding award and wishes to pursue the Asbestos Unsecured PI Trust Claim, then the claimant must notify the Asbestos PI Trust through correspondence postmarked no later than sixty (60) days from the date of the nonbinding award. If notification is received within the sixty (60) day deadline and claimant wishes to pursue the Asbestos Unsecured PI Trust Claim, then the Asbestos PI Trust will within fifteen (15) days of receipt of this notification send the claimant an authorization to commence litigation.

b.	Rejection by Asbestos PI Trust

If the Asbestos PI Trust rejects the nonbinding award, then claimant may elect binding arbitration or request that the Asbestos PI Trust forward the authorization to commence litigation.

V.	GENERAL ADR PROCEDURES GOVERNING PRO BONO EVALUATION, MEDIATION, NON-BINDING ARBITRATION, AND BINDING ARBITRATION

A.	ADR Submissions

The claimant’s submissions (with the exception of the binding arbitration’s written argument) will be reviewed by the ADR administrator before they are submitted to the pro bono evaluator, mediator, or arbitrator. If they contain materials not previously submitted in support of the Asbestos Unsecured PI Trust Claim, then the Asbestos PI Trust Unsecured Claims department will review the additional information and determine the effect, if any, it would have on the Asbestos PI Trust’s evaluation of the Asbestos Unsecured PI Trust Claim. In appropriate situations, a new offer may be made to the claimant.

If an attorney or other agent represents the claimant, both the attorney and the claimant must also sign the Election and Agreement for Binding Arbitration. The attorney or agent may not sign in place of, or for, the claimant unless the claimant is incapacitated, incompetent, or deceased and the attorney or agent has been designated legally to act on the claimant’s behalf. Documentation of this legal designation will be required.

B.	No Grouping or Bundling of Asbestos Unsecured PI Trust Claims

As a general matter, there shall be no grouping or bundling of Asbestos Unsecured PI Trust Claims by separate claimants at any stage of the ADR or arbitrations even if the Asbestos Unsecured PI Trust Claims are related and/or the claimants have the same counsel. Each claimant must proceed individually through the ADR and arbitration processes with all Asbestos Unsecured PI Trust Claims that claimant may have or may represent. This provision is intended to separate Asbestos Unsecured PI Trust Claims of different exposed persons and has no effect upon multiple Asbestos Unsecured PI Trust Claims brought by a claimant’s representative, such as heirs of a deceased worker. However, the Asbestos PI Trust, in its sole discretion, may decide that it would be expeditious to allow the conduct of arbitration proceeding with respect to more than one Asbestos Unsecured PI Trust Claim of different exposed persons, provided that the arbitrator individually values each such Asbestos Unsecured PI Trust Claim in accordance with the valuation factors set forth in section 5.3(b)(2) of the TDP, and provided that the respective claimants’ separate positions in the Asbestos PI Trust’s FIFO Processing and Payment Queues are maintained.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-13

C.	No Ex Parte Communication

There shall be no ex parte communication between the arbitrator or pro bono evaluator and any counsel or party in any matter. All correspondence between the arbitrator or pro bono evaluator and the parties will be facilitated by the Private Adjudication Coordinator.

D.	Asbestos Unsecured PI Trust Claims and Defenses

All available Asbestos Unsecured PI Trust Claims and defenses which exist under the law subject to the claimant’s election under the TDP shall be available to both sides.

E.	Costs of ADR

1.	ADR expenses

The Asbestos PI Trust will pay the arbitrator’s fee for non-binding or binding arbitration up to two thousand dollars ($2,000.00) per Asbestos Unsecured PI Trust Claim depending on the length of the hearing. The pro bono evaluator is a volunteer and thus no fee will be incurred. The Asbestos PI Trust will assume costs of meeting and hearing facilities for arbitration. Claimants will pay their costs and attorney fees including any expenses incurred should the claimant testify.

2.	No Filing Fee

No filing fee is required of the claimant for any ADR selection, unless the Asbestos PI Trust with the consent of the Asbestos TAC and the Legal Representative decide that it would be in the best interests of the Asbestos PI Trust and its beneficiaries to adopt such a fee.

F.	Waiver of Objection to Rules Infraction

Either party who continues with the pro bono evaluation, mediation, non-binding arbitration, or binding arbitration proceeding after knowing that any provision or requirement of the applicable rules has not been complied with, and who fails to state a timely objection in writing to the arbitrator, mediator, or pro bono evaluator, shall be deemed to have waived the right to object. A timely objection by a claimant must be stated in writing and mailed to the Asbestos PI Trust with instructions to forward the objection to the Private Adjudication Coordinator and to the arbitrator, mediator, or pro bono evaluator. A timely objection by the Asbestos PI Trust will be mailed to the claimant and to the Private Adjudication Coordinator with instructions to forward to the arbitrator, mediator, or pro bono evaluator.

G.	Serving of Notices and Other Papers

Each party to the ADR and arbitration agreements shall be deemed to have consented that any papers, notices, or processes necessary or proper for the initiation or continuation of ADR and Arbitration proceedings under these rules may be served upon such party as follows:

1.	by regular U.S. mail or overnight courier addressed to such party or their attorneys at their last known address;

2.	by facsimile transmission, if a copy of the transmitted papers is mailed addressed to the party or their attorney at their last known address within twenty-four (24) hours of the facsimile transmission; or

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-14

3.	by personal service, within or without the state where the pro bono evaluation, mediation or arbitration is to be held, whether the party is within or without the United States of America.

H.	Time Limits Triggered Upon Receipt

1.	Documents sent by U.S. mail under these rules shall be deemed received three (3) business days after the date of postmark. Documents sent via overnight mail shall be deemed received on the next business day after mailing.

2.	Documents sent via facsimile transmission shall be deemed received on the business day that the transmission is received.

I.	Exclusion of Liability

Neither the Private Adjudication Coordinator, nor the mediator, nor the arbitrator, nor the pro bono evaluator shall be liable to any party for any act or omission in connection with any evaluation conducted under these rules.

J.	Relationship of Rules to Election Form for Pro Bono Evaluation, Request for Mediation, Non-binding Arbitration Agreement, or Binding Arbitration Agreement

These Rules shall be deemed a part of, and incorporated by reference in, every duly executed ADR agreement or arbitration agreement and shall be binding on all parties.

K.	Arbitrator/Pro Bono Evaluator Immunity

Arbitrators or pro bono evaluators who serve pursuant to these rules shall have the same immunity as judges for their official acts.

L.	Jurisdiction

Any dispute under these rules shall be subject to the jurisdiction of the United States Bankruptcy Court for the Western District of Pennsylvania.

M.	Statement of Confidentiality

1.	All ADR and arbitration proceedings and information relating to the proceeding will be confidential. Neither party shall disclose the information obtained during the proceedings or the valuation placed on the case by an arbitrator or pro bono evaluator to anyone or use such information or valuation in any further proceeding except as necessary to maintain the Asbestos PI Trust’s obligation to report to the Bankruptcy Court and to provide ongoing evaluation by the Asbestos PI Trust and Asbestos TAC. Except for documents prepared by a non-party which are introduced as evidence before an arbitrator or pro bono evaluator, any document prepared by another party, attorney or other participant in anticipation of the ADR is privileged and shall not be disclosed to any court or arbitrator/pro bono evaluator or construed for any purpose as an admission against interest.

2.

All ADR and arbitration proceedings shall be deemed a settlement conference pursuant to Rule 408 of the Federal Rules of Evidence. Except by agreement of the parties, the parties will not introduce into evidence in any other proceedings the fact that there was an arbitration, the nature or amount of the award, and written submissions may be used for purposes of showing accord and satisfaction or res judicata. In binding arbitration, the decision of the arbitrator may be admissible in the event the claimant improperly seeks to litigate the Asbestos Unsecured PI Trust Claim. The

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-15

binding arbitration award shall be admissible in support of a motion to enjoin such litigation. No arbitrator or pro bono evaluator will ever be subpoenaed or otherwise required by any party or any third party, to testify or produce records, notes, or work product in any future proceedings.

N.	Amendments

Except as otherwise ruled by the Bankruptcy Court, these rules, as they may from time to time be amended by the Trustees, with the consent of the Asbestos TAC and the Legal Representative, will be binding on all parties in the form in which they are in force on the date the claimant signs the election agreement.

O.	Time Limits

The time limits included in these procedures are to be strictly enforced. Any time limit set forth herein may be extended by agreement of the parties or for cause shown to the neutral party presiding over the particular ADR or arbitration proceeding. Any request for extension, however, shall first be made to the opposing party and then, if the parties cannot agree, shall be submitted to the Private Adjudication Coordinator who will request a ruling from the pro bono evaluator, mediator, or arbitrator as the case may be.

Although the deadlines may be extended by agreement or for cause shown, failure to comply with a deadline without obtaining an extension may result in withdrawal of the Asbestos Unsecured PI Trust Claim. Promptly after a claimant fails to comply with a specified deadline without obtaining an extension, the Asbestos PI Trust shall send the claimant written notice of the failure to comply. If the claimant does not take any action on the Asbestos Unsecured PI Trust Claim, then thirty (30) days thereafter the Asbestos Unsecured PI Trust Claim will be deemed withdrawn.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-16

DII INDUSTRIES, LLC ASBESTOS PI TRUST

ELECTION FORM FOR PRO BONO EVALUATION

I,                                               (“Claimant”), Asbestos Unsecured PI Trust Claim No.                     , hereby elect and agree to:

Non-Binding document evaluation of my Asbestos Unsecured PI Trust Claim by an individual selected from a Panel of Pro Bono Evaluators who volunteered to serve at the request of the Asbestos TAC.

Unless the box below is initialed, the undersigned waives anonymity of the claimant in the Pro Bono Evaluation of this Asbestos Unsecured PI Trust Claim. The Asbestos PI Trust encourages leaving this box blank and waiving anonymity so that medical records may be transmitted in their original form.

☐

Dated:                                         ,         .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-17

STATE OF                                                   §

                                                                      §

COUNTY OF                                               §

AFFIDAVIT OF COMPLETENESS

I,                                                                              , as the person [or legal representative of the person] who has filed an Asbestos Unsecured PI Trust Claim against the DII Industries, LLC Asbestos PI Trust, being duly sworn, depose and say:

I have furnished all information that I wish to be considered in the valuation of Asbestos Unsecured PI Trust Claim number                             .

I certify (or declare) under penalty of perjury, that the foregoing is true and correct.

By:

Claimant or Legal Representative of Claimant

Date

Sworn to before me this              day of                                              .

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-18

DII INDUSTRIES, LLC ASBESTOS PI TRUST

REQUEST FOR MEDIATION FORM

I,                                               (“Claimant”), Asbestos Unsecured PI Trust Claim No.                     , hereby elect and agree to:

Attempt in good faith to resolve the dispute with the Asbestos PI Trust relating to my Asbestos Unsecured PI Trust Claim promptly by confidential Mediation under the terms set forth for Mediation procedure established by the Asbestos PI Trust. I have been provided with a copy of the rules relating to Mediation established by the Asbestos PI Trust. I understand and agree to those rules in the course of the Mediation.

Dated:                                         ,         .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-19

DII INDUSTRIES, LLC ASBESTOS PI TRUST

ELECTION FORM AND AGREEMENT FOR

BINDING ARBITRATION

I,                                               (“Claimant”), Asbestos Unsecured PI Trust Claim No.                     , hereby elect and agree to:

Submit all disputes with the Asbestos PI Trust relating to my Asbestos Unsecured PI Trust Claim to Binding Arbitration under the terms set forth for Binding Arbitration procedure established by the Asbestos PI Trust. I have been provided with a copy of the rules relating to Binding Arbitration established by the Asbestos PI Trust. I understand and agree to those rules in the course of the Binding Arbitration. I understand that as a result of this agreement, if accepted by the Asbestos PI Trust, I will waive my rights to litigate my Asbestos Unsecured PI Trust Claim in Court including the right to trial by jury and I will be bound by the arbitration award.

Dated:                                         ,         .

Claimant

Claimant’s Attorney

Claimant must sign

An attorney may not sign for the claimant

Accepted and Consented to:

By accepting this agreement the Asbestos PI Trust waives its rights to litigate the claimant’s Asbestos Unsecured PI Trust Claim in Court including the right to trial by jury and agrees to be bound by the arbitration award.

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-20

DII INDUSTRIES, LLC ASBESTOS PI TRUST

ELECTION FORM AND AGREEMENT FOR

NON-BINDING ARBITRATION

I,                                               (“Claimant”), Asbestos Unsecured PI Trust Claim No.                     , hereby elect and agree to:

Submit all disputes with the Asbestos PI Trust relating to my Asbestos Unsecured PI Trust Claim to Non-Binding Arbitration under the terms set forth for Non-Binding Arbitration procedure established by the Asbestos PI Trust. I have been provided with a copy of the rules relating to Non-Binding Arbitration established by the Asbestos PI Trust. I understand and agree to those rules in the course of the Non-Binding Arbitration.

Dated:                                         ,         .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT A-21

Attachment B to Asbestos TDP

Asbestos Personal Injury Settlement Trust

Proof of Claim Forms (SAMPLES)

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B

DII INDUSTRIES, LLC ASBESTOS PI TRUST

PROOF OF CLAIM FORM FOR

UNLIQUIDATED ASBESTOS PI TRUST CLAIMS

Submit completed claims

Instructions for the Claim Form

Complete this claim form as thoroughly and accurately as possible. Please type or print neatly. Should there be insufficient space to list all relevant information, please attach additional sheets. In addition to filing the forms that follow, please ensure the following are enclosed, if applicable:

-	Death Certificate (if applicable)

-	Certificate of Official Capacity (if personal representative is filing form)

-	Medical records as requested in instructions

-	Proof of Company Exposure as set out in the instructions

-	Copy of cover sheet of complaint (if applicable—see Part 8 below)

-	Copy of W-2 and first page of IRS Form 1040 (if applicable—see Part 9 below)

Representation

If counsel represents claimant, please print or type the following information:

Attorney Name:

Paralegal or Contact Name:

Name of Law Firm:

Firm Address:

Attorney Phone:                                                                                                                                     Facsimile:

Contact Phone:                                                                                                                                       Facsimile:

Attorney’s or Law Firm’s Tax ID Number:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-1

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST CLAIM FORM

Part 1: Choice of Claim Process

Please choose the applicable claim process (choose only one):

☐ 1.	Expedited Review (not available for Disease Level VI)

☐ 2.	Individual Review (not available for Disease Levels I-III)

☐ 3.	Extraordinary Claim (must undergo Individual Review)

☐ 4.	Cash Discount Payment (available for Disease Level I – Other Asbestos Disease)

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-2

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST

CLAIM FORM

Part 2: Injured Party Information

Name:	Social Security #: - -

Gender: Male Female	Date of Birth: / /

I.	Is injured party living? Yes No

II.	If injured party is living and not represented by counsel, please complete the following:

Mailing address:

Daytime Phone: ( ) -

III.	If injured party is deceased: (Death certificate must be enclosed)

Date of death: / /

Was death asbestos-related? Yes No

IV.	If injured party has personal representative other than, or in addition to, his/her attorney, please indicate the following information for the representative (Certificate of Official Capacity must be enclosed)

Name: Social Security#: / /

Mailing Address:

Daytime Phone: ( ) -

Relationship to injured party: I am party’s .

(spouse, child, other)

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-3

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST CLAIM FORM

Part 3: Diagnosed Asbestos-Related Injuries

Place an X next to the highest level (most serious) asbestos-related Disease Level that has been diagnosed for the injured party and for which medical documentation is attached to this claim form. See instructions for listing of the specific medical criteria and records that must be enclosed for each Disease Level. (Check only the most serious.)

☐	Level I. Other Asbestos Disease	Date of Diagnosis / /

☐	Level II. Asbestosis/Pleural Disease	Date of Diagnosis / /

☐	Level III. Asbestosis/Pleural Disease	Date of Diagnosis / /

☐	Level IV. Severe Asbestosis	Date of Diagnosis / /

☐	Level V. Other Cancer:

	Colo-rectal	Date of Diagnosis / /

	Laryngeal	Date of Diagnosis / /

	Esophageal	Date of Diagnosis / /

	Pharyngeal	Date of Diagnosis / /

	Stomach	Date of Diagnosis / /

☐	Level VI. Lung Cancer 2	Date of Diagnosis / /

☐	Level VII. Lung Cancer 1	Date of Diagnosis / /

☐	Level VIII. Mesothelioma	Date of Diagnosis / /

The claims must meet the relevant medical criteria and be supported by appropriate medical documentation as delineated in the Trust Distribution Procedures (TDP). The presumptive medical criteria for the eight Disease Levels set forth above are attached to this Claim Form.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-4

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST

CLAIM FORM

Part 4: Dependents and Beneficiaries

List any other persons represented by claimant’s counsel who may have rights associated with this claim. Be sure to include the injured party’s spouse and/or any dependents who derive (or who did derive at the time of the injured person’s death) at least one-half of their financial support from the injured party.

Also list beneficiaries represented by claimant’s counsel who are entitled to pursue an action for wrongful death under applicable state law.

If more than four, please photocopy this page, and insert after current page.

Name:                                                                                       Date of Birth:         /        /

Relationship:             ☐ Spouse                                          Financially Dependent?         Yes / No

                                  ☐ Child                                                                                             (Circle One)

                              ☐ Other:

Name:                                                                                       Date of Birth:         /        /

Relationship:             ☐ Spouse                                          Financially Dependent?         Yes / No

                                  ☐ Child                                                                                             (Circle One)

                              ☐ Other:

Name:                                                                                       Date of Birth:         /        /

Relationship:             ☐ Spouse                                          Financially Dependent?         Yes / No

                                  ☐ Child                                                                                             (Circle One)

                              ☐ Other:

Name:                                                                                       Date of Birth:         /        /

Relationship:             ☐ Spouse                                          Financially Dependent?         Yes / No

                                  ☐ Child                                                                                             (Circle One)

                              ☐ Other:

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-5

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST

CLAIM FORM

Part 5: Company Exposure, Significant Occupational Exposure, and/or 5-Year Cumulative Occupational Exposure

Proof of Company Exposure must be enclosed as required by TDP section 5.7(c). (See instructions)

Please photocopy this page and list separately each company site, industry or occupation upon which claimant relies to establish:

A. Company Exposure;

B. Significant and/or 5-Year Cumulative Occupational Exposure.

A.    COMPANY EXPOSURE:

1.	Name of Company against which claim is asserted

2.	Name of Plant/Site of Exposure:

City:                                          State:

3.	Month/Year Exposure Began: / Month/Year Exposure Ended: /

4.	Is above job site on a Document Site list? Yes No

(If No, affidavit of claimant, co-worker, family member in case of a deceased claimant if evidence reasonably reliable, invoices, employment, construction or similar records or other credible evidence required to establish Company Exposure pursuant to TDP section 5.7(c) must be enclosed.)

5.	Occupation at time of Exposure (e.g., Boilermaker, Laborer, etc.)

6.	Industry in which exposure occurred: (Industry codes listed below.) If code is 37 (other), specify the other industry:

Industry Codes

10.	Asbestos mining	24.	Petrochemical
11.	Aerospace/aviation	25.	Insulation
12.	Asbestos abatement	27.	Railroad
13.	Automobile/mechanical friction	30.	Shipyard-construction/repair
16.	Chemical	31.	Textile
17.	Construction trades	32.	Tire/rubber
18.	Iron/steel	33.	Utilities
19.	Longshore	34.	Asbestos products manufacturing
20.	Maritime	36.	Building occupant/bystander
21.	Military	37.	Other
23.	Non-asbestos products manufacturing

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-6

7.	Nature of Exposure:

a.	Worked directly on

b.	Worked in proximity of

c.	Worked in proximity of the performance of services by a [Name of Company], including a [Name of Company] contracting unit

d.	Other description of job duties

B.    SIGNIFICANT AND/OR 5-YEAR CUMULATIVE OCCUPATIONAL EXPOSURE:

Does the exposure described above satisfy the Significant Occupational Exposure and/or the five-year cumulative occupational exposure requirements contained in TDP section 5.7(b)?

             Yes                                  No

If Yes, there is no need to complete this section unless claimant wishes to submit such evidence for Individual Evaluation. If No, give the following information for each job site that claimant is relying upon in order to establish the Significant Occupational Exposure or five-year cumulative occupational exposure requirements in the TDP (Please photocopy and use separate page for each job site):

1.	Job Site City/State Years of Exposure

2.	Occupation at time of exposure:

3.	Industry (Industry Codes listed above). If code is 37 (other), specific the other industry

4.	Indicate circumstances of exposure:

a.	Claimant handled raw asbestos fibers on a regular basis ; or

b.	Claimant fabricated asbestos-containing products such that the claimant, in the fabrication process, was exposed on a regular basis to raw asbestos fibers ; or

c.	Claimant altered, repaired or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to raw asbestos fibers ; or

d.	Claimant was employed in an industry or occupation such that the claimant worked on a regular basis in close proximity to workers who did one or more of the above three activities.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-7

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST CLAIM FORM

Part 6: Exposure to an Occupationally Exposed Person

Is the claimant alleging an asbestos-related disease resulting in whole or in part from another person’s occupational exposure, such as a family member (spouse, father, sister, etc.)?

Yes              No                If yes, Part 5 must also be completed for each occupationally exposed person.

Date Exposure to other person began:                     Month                  Year

Date Exposure to other person Ended:                     Month                  Year

Relationship to occupationally exposed individual:

I am his/her                                                                          .

                        (brother, son, spouse, etc.)

Describe how injured party was exposed to the Company product:

Reminder: Part 5 must be completed for the occupationally exposed person.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-8

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST CLAIM FORM

Part 7: Smoking History

NOTE: This information is relevant only to claims involving Disease Level VII, Lung Cancer 1, for which the claimant elects Individual Review, or to claims involving Disease Level VI, Lung Cancer 2, for which Individual Review is required. Thus, this section does not need to be completed if your claim is for Disease Levels I through V, Disease Level VII (Expedited Review), or Disease Level VIII.

For each item, indicate whether injured party has smoked or used the given product. If cigarettes were smoked, indicate the dates they were used, and the amount per day. Indicate fractional packs as appropriate, e.g., three and one-half packs would be entered as 3.5.

Has the injured party ever:

Smoked Cigarettes? Yes No

From: / To: /	Packs per day: .

From: / To: /	Packs per day: .

From: / To: /	Packs per day: .

From: / To: /	Packs per day: .

Has the injured party ever:

Smoked Cigars? Yes No

From: / To: /

From: / To: /

From: / To: /

From: / To: /

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-9

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST

CLAIM FORM

Part 8: Asbestos Litigation

Has a lawsuit ever been filed on behalf of the injured party? Yes          No

Two-letter abbreviation of the state in which the suit was originally filed: ☐ ☐

Name of court in which suit was originally filed:

Date on which the suit was originally filed:

Has injured party received settlement money a Halliburton Entity and/or a Harbison-Walker Entity or their predecessors, successors and assigns? Yes          No

What is the current status of this suit?	☐ Pending	☐ Judgment
	☐ Dismissed	☐ Settled

Please attach a photocopy of the endorsed cover sheet of the filed complaint.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-10

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDTED ASBESTOS PI TRUST CLAIM FORM

Part 9: Employment Information

Note: This section is optional and only needs to be completed if you wish this information considered in connection with a claim to be processed by Individual Review.

Current Employment Status:

☐ Full-time, outside the home

☐ Full-time, within the home

☐ Part-time, outside the home

☐ Part-time, within the home

☐ Retired

☐ Disabled

Amount of last annual wages: $            ,            .

Date of last wage received:                /

                                    (Month)      (Year)

(Enter current month and year if currently earning work-related compensation.)

W-2 and first page of Form 1040 for last year of full employment must be enclosed if lost wages are being claimed.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-11

DII INDUSTRIES, LLC ASBESTOS PI TRUST

UNLIQUIDATED ASBESTOS PI TRUST CLAIM FORM

Part 10: Signature Page

All claims must be signed by the claimant, or the person filing on his/her behalf (such as the personal representative or attorney).

I have reviewed the information submitted on this claim form and all documents submitted in support of this claim. To the best of my knowledge under penalty of perjury, the information submitted is accurate and complete.

Signature of claimant or Representative

Please print the name and relationship to the claimant of the signatory above.

Please review your submission to ensure it is complete.

☐    Death Certificate (if applicable)

☐    Certificate of Official Capacity (if personal representative is filing form)

☐    Medical Records as required by the TDP and as requested in the instructions.

☐    Proof of Company-related asbestos exposure as required in the TDP and requested in the instructions.

☐    Cover sheet of filed complaint (if Part 8 is applicable).

☐    W-2 and first page of IRS form 1040 (if Part 9 is applicable).

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-12

NON-HARBISON-WALKER ASBESTOS PI TRUST CLAIMS AND

HARBISON-WALKER ASBESTOS PI TRUST CLAIMS

PRESUMPTIVE MEDICAL/EXPOSURE CRITERIA

Disease Level	Non-Harbison- Walker Asbestos PI Trust Claims / Harbison-Walker Asbestos PI Trust Claims	Medical/Exposure Criteria
Mesothelioma (Level VIII)	$21,500/ $51,300	(1) Diagnosis[1] of mesothelioma; and (2) credible evidence of Company Exposure[2] as defined in section 5.7(c)(1).

Lung Cancer 1 (Level VII)	$3,500/ $16,900	(1) Diagnosis of a primary lung cancer plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease,[3] (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

[1]	The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in section 5.7 below.

[2]	The term “Company Exposure” is defined in section 5.7(c)(1) below.

[3]	Evidence of “Bilateral Asbestos-Related Nonmalignant Disease” for purposes of meeting the criteria for establishing Disease Levels I, II, III, V, and VII, means a report submitted by a qualified physician stating that the claimant has or had either (i) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO scale or (ii)(x) a chest X-ray read by a qualified B reader, (y) a CT scan read by a qualified physician, or (z) pathology, in each case showing either bilateral interstitial fibrosis, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. Solely for claims filed against the Halliburton Entities and/or the Harbison-Walker Entities or another asbestos defendant in the tort system prior to the DII Industries Petition Date, if an ILO reading is not available, either (i) a chest X-ray or a CT scan read by a qualified physician, or (ii) pathology, in each case showing bilateral interstitial fibrosis, bilateral pleural markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with or compatible with a diagnosis of asbestos-related disease, shall be evidence of a Bilateral Asbestos-Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Disease Levels I, II, III, V and VII. Pathological proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, “Asbestos-Associated Diseases,” Vol. 106, No. 11, App. 3 (October 8, 1982).

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-13

Disease Level	Non-Harbison- Walker Asbestos PI Trust Claims / Harbison-Walker Asbestos PI Trust Claims	Medical/Exposure Criteria
Lung Cancer 2 (Level VI)

(1) Diagnosis of a primary lung cancer; (2) Company Exposure prior to December 31, 1982, and (3) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

Lung Cancer 2 (Level VI) claims are claims that do not meet the more stringent medical and/or exposure requirements of Lung Cancer (Level VII) claims. All claims in this Disease Level will be individually evaluated. The estimated likely average of the individual evaluation awards for this category is $1,500 (Non-Harbison-Walker Asbestos PI Claims)/$7,200 (Harbison-Walker Asbestos PI Trust Claims), with such awards capped at $5,000 (Non-Harbison-Walker Asbestos PI Trust Claims)/ $24,000 (Harbison-Walker Asbestos PI Trust Claims) unless the claim qualifies for Extraordinary Claim treatment. Level VI claims that show no evidence of either an underlying Bilateral Asbestos-Related Non-malignant Disease or Significant Occupational Exposure may be individually evaluated, although it is not expected that such claims will be treated as having any significant value, especially if the claimant is also a Smoker.[4] In any event, no presumption of validity will be available for any claims in this category.

Other Cancer (Level V)	$3,000/ $9,000	(1) Diagnosis of a primary colo-rectal, laryngeal, esophageal, pharyngeal, or stomach cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease, (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the other cancer in question.

[4]	There is no distinction between Non-Smokers and Smokers for either Lung Cancer 1 (Level VII) or Lung Cancer 2 (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer 1 (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the Scheduled Value for Lung Cancer 1 (Level VII) shown above. “Non-Smoker” means a claimant who either (a) never smoked or (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-14

Disease Level	Non-Harbison- Walker Asbestos PI Trust Claims / Harbison-Walker Asbestos PI Trust Claims	Medical/Exposure Criteria
Severe Asbestosis (Level IV)	$3,500/ $11,000	(1) Diagnosis of asbestosis with ILO of 2/1 or greater, or asbestosis determined by pathological evidence of asbestosis[5], plus (a) TLC less than 65%, or (b) FVC less than 65% and FEV1/FVC ratio greater than 65%, (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestosis/Pleural Disease 1 (Level III)	$900/ $2,700	Diagnosis of Bilateral Asbestos-Related Nonmalignant Disease, plus (a) TLC less than 80%, or (b) FVC less than 80% and FEV1/FVC ratio greater than 65%, and (2) six months Company Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestosis/ Pleural Disease 2 (Level II)	$400/ $1,400	(1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease, (2) six months Company Exposure, and (3) five years cumulative Occupational Exposure to asbestos.

Other Asbestos Disease (Level I)	$100/ $300	(1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease or an asbestos-related malignancy other than mesothelioma and (2) Company Exposures prior to 12/31/82.

[5]	Proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, “Asbestos-associated Diseases.” Vol. 106, No. 11, App. 3 (October 8, 1982).

PLAN EXHIBIT 4, ANNEX 3, ATTACHMENT B-15

PLAN EXHIBIT 5

FORM OF ASBESTOS PI TRUST NOTE

PLAN EXHIBIT 5

DII INDUSTRIES, LLC

SENIOR SECURED NOTE DUE             , 2005

$30,742,628.00	, 2004

FOR VALUE RECEIVED, the undersigned, DII Industries, LLC, a Delaware limited liability company, (the “Obligor”) hereby promises to pay to the DII Industries, LLC Asbestos PI Trust, or its successors or assigns (the “Holder”), the principal sum of THIRTY MILLION, SEVEN HUNDRED FORTY-TWO THOUSAND, SIX HUNDRED TWENTY-EIGHT DOLLARS ($30,742,628.00), without interest thereon, but subject to the terms and conditions hereof.

Capitalized terms used herein have the meanings specified in Schedule I hereto or, if not set forth in Schedule I, then in the Uniform Glossary of Defined Terms for Plan Documents set forth as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated as of September 18, 2003.

1.  PAYMENTS.

1.1.  Scheduled Payments.  The principal amount outstanding hereunder shall be due and payable in equal quarterly installments of $7,685,657.00, commencing             , 2004, with each such subsequent installment due on the last date of each subsequent fiscal quarter, until             , 2005. On             , 2005, the Obligor shall pay the entire remaining principal amount outstanding. Each payment pursuant to this section 1.1 shall be made at par and without payment of any premium.

1.2.  Optional Prepayment.  The Obligor may, at its option, upon notice as provided below, prepay at any time all, but not part of, this Note. The Obligor shall give the Holder hereof written notice of an optional prepayment under this section 1.2 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment. Prepayment pursuant to this section 1.2 shall be made at par and without payment of any premium.

1.3.  Merger, Consolidation, Etc.  The initial Obligor shall not consolidate with or merge with any other Person or convey or transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)  prior thereto, the Guarantor shall have assumed this Note pursuant to section 10.3 hereof;

(b)  the Guarantor is the surviving entity or the Person that acquires such assets, as the case may be;

(c)  the Holder shall give its prior written consent thereto; or

(d)  prior thereto, the Obligor shall prepay this Note in full pursuant to section 1.2.

Upon any consolidation or merger or any transfer, sale, or other disposition of all or substantially all of the assets of the Obligor pursuant to and in accordance with this section 1.3, if the Obligor is not the surviving entity, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Obligor under this Note with the same effect as if such Person (the “Successor”) had been named herein as the Obligor, and such Successor shall be an “Obligor” hereunder as such nonsurviving entity shall cease to be an “Obligor” hereunder. When such a Successor assumes pursuant to, and in compliance with, this section 1.3 all of the obligations of Obligor under this Note, the Obligor shall be released from its obligations hereunder. Upon any consolidation or merger or any transfer, sale, or other disposition of all or substantially all of the assets of the Obligor pursuant to and in accordance with this section 1.3, (i) the Pledge Agreement shall automatically terminate and be of no further force or effect, and (ii) the Guarantee shall automatically terminate and cease to guarantee this Note.

PLAN EXHIBIT 5- 1

1.4.  Maturity; Surrender, Etc.  In the case of each payment or prepayment pursuant to this section 1, the principal amount to be paid or prepaid shall mature and become due and payable on the date fixed for such payment. If this Note is paid or prepaid in full, it shall be surrendered to the Obligor and cancelled and shall not be reissued.

1.5.  Method of Payment.  All payments made hereunder to the Holder hereof shall be made not later than 12:00 noon (Eastern Time) on the day when due by wire transfer of immediately available funds for credit to such account or accounts as such Holder shall have designated by 30 days’ prior written notice to the Obligor. Anything in this Note to the contrary notwithstanding, any payment of principal that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

2.  REPRESENTATIONS OF HOLDER.

Each Holder hereof, whether the initial Holder or any subsequent Holder, represents, and it is specifically understood and agreed, that the Holder is not acquiring the Note with a view for sale, or to sell, in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of the Holder’s property shall at all times be and remain within the Holder’s control. The Holder hereof understands that the Note has not been registered under the Securities Act and may be transferred only in compliance with the Securities Act.

3.  REPRESENTATIONS OF THE OBLIGOR.

(a)  The Obligor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has full corporate power to execute, deliver, and perform this Note.

(b)  The execution, delivery, and performance of this Note has been and remains duly authorized by all necessary organizational action on the part of the Obligor and does not result in a contravention by the Obligor of any provision of law or of the Obligor’s organizational documents or any material contractual restriction binding on the Obligor or its assets.

(c)  All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Note by the Obligor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Obligor in connection with the execution, delivery, or performance of this Note by the Obligor.

(d)  This Note constitutes the legal, valid, and binding obligation of the Obligor enforceable against the Obligor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.  EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the Obligor defaults in the payment of any principal when the same becomes due and payable hereunder, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b)  the Obligor defaults in any material respect in the performance of or compliance with any term contained herein (other than those referred to in paragraph (a) of this section 4) or the Pledgor defaults in any material respect in the performance or compliance with any term contained in the Pledge Agreement or the Guarantor defaults in any material respect in the performance or compliance with any term contained in the Guarantee, and in each case such default is not remedied within 15 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Obligor receiving written notice of such default from a Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (b) of section 4);

PLAN EXHIBIT 5- 2

(c)  any representation or warranty by the Guarantor, the Obligor, or the Pledgor in this Note, the Guarantee, or the Pledge Agreement proves to have been false or incorrect in any material respect on the date hereof;

(d)  after the Plan Effective Date, the Guarantor, the Pledgor or the Obligor, (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, or to take advantage of any bankruptcy, insolvency, reorganization, moratorium, or other similar law of any jurisdiction, (ii) makes a general assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) authorizes any of the foregoing; or

(e)  a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Guarantor, the Pledgor, or the Obligor, a custodian, receiver, trustee, or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up, or liquidation of the Guarantor, the Pledgor, or the Obligor, or any such petition shall be filed against the Guarantor, the Pledgor, or the Obligor, in each case such order or petition remains unstayed and in effect for more than 60 consecutive days.

5.  REMEDIES ON DEFAULT, ETC.

5.1.  Acceleration.

(a)  If an Event of Default described in paragraph (d) or (e) of section 4 has occurred, this Note shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, the Holder may at any time at its option, by notice or notices to the Obligor, declare the Note to be immediately due and payable.

Upon this Note becoming due and payable under this section 5, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount of this Note shall be immediately due and payable, in each and every case without presentment, demand, protest, or further notice, all of which are hereby waived.

5.2.  Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has been declared immediately due and payable under section 5.1, the Holder hereof may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding.

5.3.  No Waivers or Election of Remedies.  No course of dealing and no delay on the part of the Holder hereof in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers, or remedies. No right, power, or remedy conferred by this Note upon the Holder hereof shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute, or otherwise.

6.  EXPENSES, ETC.

6.1.  Expenses.  The Obligor agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Holder hereof harmless against liability for the payment of (i) all document production and

PLAN EXHIBIT 5- 3

duplication charges and the fees and expenses of any special counsel engaged by the Holder in connection with this Note, the Guarantee, or the Pledge Agreement, the execution, delivery, and performance hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Note, the Guarantee, or the Pledge Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys’ fees, incurred by the Holder in enforcing any rights under this Note, the Guarantee, or the Pledge Agreement (whether in the context of a civil action, adversarial proceedings, workout or otherwise) or in responding to any subpoena or other legal process issued in connection with the enforcement of this Note, the Guarantee, or the Pledge Agreement or by reason of the Holder’s having acquired this Note.

6.2.  Survival.    The obligations of the Obligor under this section 6 will survive the payment or transfer of this Note, the enforcement, amendment, or waiver of any provision of this Note, and the termination of this Note.

7.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Note, the transfer of this Note and the payment of this Note, and may be relied upon by the Obligor, the Holder, and any subsequent Holder of this Note, regardless of any investigation made at any time by or on behalf of such Person. This Note embodies the entire agreement and understanding between the Holder and the Obligor and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.  AMENDMENT AND WAIVER.

This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligor and the Holder.

9.  NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)  if to the Holder, at such address as such Holder shall have specified to the Obligor in writing; or

(ii)   if to the Obligor, at 1401 McKinney, Suite 2400, Houston, Texas 77010 to the attention of Bruce A. Stanski, or at such other address as the Obligor shall have specified to the Holder in writing, with a copy to Halliburton Company at 1401 McKinney, Suite 2400, Houston, Texas 77010 to the attention of Jerry H. Blurton, or such other address as Halliburton Company shall have specified to the Holder in writing.

10.  MISCELLANEOUS.

10.1.  Computation of Time Periods.  In this Note in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

10.2.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

10.3.  Successors and Assigns.  All covenants and other agreements contained in this Note by or on behalf of the Obligor and the Holders bind and inure to the benefit of their respective successors and assigns whether so

PLAN EXHIBIT 5- 4

expressed or not; provided, however, that (i) a Holder may only transfer its rights, interests, or obligations hereunder in a transaction that is exempt from registration under the Securities Act and (ii) such transfer may only be in whole, and not in part. In no event shall the Obligor or the Guarantor be required to register this Note under the Securities Act.

The Obligor may not assign its rights, interests, or obligations hereunder except (i) as contemplated by section 1.3 and (ii) the Obligor at its option may at any time assign all of its rights, interests, and obligations hereunder to the Guarantor subject to the assumption by the Guarantor of all the obligations of the Obligor hereunder. Upon such assumption, the Guarantee shall automatically terminate and cease to guarantee this Note, and the Pledge Agreement shall automatically terminate.

10.4.  Severability.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

10.5.  No Recourse Against Others.  No director, officer, employee, member, manager, or stockholder of the Obligor shall not have any personal liability in respect of any obligations of the Obligor under this Note, or for any claim based on, with respect to, or by reason of such obligations or their creation, by reason of his/her or its status as such. By accepting this Note, the Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Note by the Obligor.

10.6.  Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

10.7.  Acceptance by Holder.  By acceptance of this Note by the Holder, this shall become a binding agreement between the Obligor and each Holder hereof. Without limitation of the foregoing, each Holder will be deemed, by its acceptance hereof, (i) to have agreed to the provisions set forth in sections 7, 8, 9, and 10 and (ii) to have made the representations set forth in section 2.

10.8.  Governing Law; Jurisdiction; Etc.

(a)  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(b)  The Obligor and the Holder hereof each hereby irrevocably and unconditionally submit, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Obligor and such Holder each hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Obligor and the Holder hereof each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Obligor or the Holder hereof may otherwise have to bring any action or proceeding relating to this Note against the other or its properties in the courts of any jurisdiction.

PLAN EXHIBIT 5- 5

(c)  The Obligor and the Holder hereof each hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Note in any court referred to in section 10.8(b). The Obligor and the Holder hereof each hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  The Obligor and the Holder hereof each irrevocably consent to service of process in the manner provided for notices in section 9. Nothing in this Note shall affect the right of the Obligor or the Holders to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Obligor has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DII INDUSTRIES, LLC

By:
Name:
Title:

PLAN EXHIBIT 5- 6

SCHEDULE I

Definitions

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City are required or authorized to be closed.

“Collateral” shall have the meaning set forth in the Pledge Agreements.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Event of Default” is defined in section 4.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Guarantee” means, during such time as the Guarantee is in effect, the Guarantee dated as of             , 2004 executed and delivered by the Guarantor in favor of the Asbestos PI Trust, as the same may be amended from time to time.

“Guarantor” means, during such time as the Guarantee is in effect, Halliburton Company, a Delaware corporation.

“Note” means this Note, as amended from time to time, and any Note given in exchange, substitution or replacement hereof, in whole or in part.

“Plan Effective Date” means the “Effective Date” as defined in the Plan.

“Pledge Agreement” means, during such time as the Pledge Agreement is in effect, the Pledge Agreement dated as of             , 2004 executed and delivered by Halliburton Energy Services, Inc., as the same may be amended from time to time.

“Pledgor” means, during such time as the Pledge Agreement is in effect, Halliburton Energy Services, Inc., a Delaware corporation.

“Responsible Officer” means each of the chairman and chief executive officer, the president, the chief financial officer, the treasurer, the secretary or any vice president (whether or not further described by other terms, such as, for example, senior vice president or vice president–operations) of the Obligor or, if any such office is vacant, any Person performing any of the functions of such office.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Successor” is defined in section 1.3.

PLAN EXHIBIT 5- 7

PLAN EXHIBIT 6

FORM OF HALLIBURTON ASBESTOS PI TRUST GUARANTEE

PLAN EXHIBIT 6

GUARANTEE

dated as of

                                , 2004

between

HALLIBURTON COMPANY

and

the DII INDUSTRIES, LLC ASBESTOS PI TRUST

PLAN EXHIBIT 6

GUARANTEE

GUARANTEE, dated as of             , 2004, by Halliburton Company, a Delaware corporation (the “Guarantor”), in favor of the DII Industries, LLC Asbestos PI Trust, (together with the successors and registered assigns thereof, the “Beneficiary”).

1.  Guarantee.  Subject to the terms and conditions hereof, the Guarantor irrevocably and unconditionally guarantees to Beneficiary the prompt payment when due, subject to any applicable grace periods and notice and voting requirements set forth in the Note, of all present and future obligations and liabilities of all kinds of DII Industries, LLC (the “Obligor”) to Beneficiary under that certain DII Industries, LLC Senior Secured Note dated as of             , 2004 in the original principal amount of $30,742,628.00 (the “Note”). All obligations and liabilities of the Obligor under the Note are herein referred to as the “Obligations.”

2.  Nature of Guarantee.  The Guarantor’s obligations hereunder shall not be affected by the genuineness, validity, regularity, or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other event, occurrence, or circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Beneficiary makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral therefor. Beneficiary shall not be obligated to file any claim relating to the Obligations in the event that the Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Beneficiary so to file shall not affect the Guarantor’s obligations hereunder. This Guarantee constitutes a guarantee of payment when due and not of collection. In the event that any payment of the Obligor in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

3.  Consents, Waivers, and Renewals.  The Guarantor agrees that Beneficiary may at any time and from time to time, either before or after the maturity thereof, without notice to, or further consent of, the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Obligor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Beneficiary and the Obligor or any such other party or person, without in any way impairing or affecting this Guarantee; provided, however, notwithstanding anything herein to the contrary, the Guarantor shall not be liable hereunder for the principal amount of the Obligations in excess of the principal amount outstanding on the date hereof less all payments thereon hereinafter made by the Obligor. The Guarantor agrees that Beneficiary may resort to the Guarantor for payment of any of the Obligations, whether or not Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

4.  Subrogation.  The Guarantor will not exercise any rights which it may acquire by way of subrogation until all the Obligations to Beneficiary shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of Beneficiary against the Obligor, and Beneficiary agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

5.  No Waiver; Cumulative Rights.  No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power. Each and every right, remedy, and power hereby granted to Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary from time to time.

PLAN EXHIBIT 6- 1

6.  Waiver of Notice.    The Guarantor waives notice of the acceptance of this Guarantee, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security, and all other notices whatsoever.

7.  Representations and Warranties.

(a)  The Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver, and perform this Guarantee.

(b)  The execution, delivery, and performance of this Guarantee by the Guarantor have been and remain duly authorized by all necessary corporate action on the part of the Guarantor and do not result in a contravention by the Guarantor of any provision of law or of the Guarantor’s constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(c)  All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Guarantee by the Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Guarantor in connection with the execution, delivery, or performance of this Guarantee by the Guarantor.

(d)  This Guarantee constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.  Assignment.    Neither the Guarantor nor the Beneficiary may assign its rights, interest, or obligations hereunder to any other person without the prior written consent of the Guarantor or the Beneficiary, as the case may be, except in connection with a transfer of the Note in compliance with section 10.3 of the Note.

9.  Acceptance.    By its acceptance hereof, the Beneficiary will be deemed to have agreed to the provisions hereof, including without limitation, section 11.

10.  Notices.    All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and shall be delivered by hand or overnight-courier service, mailed by certified or registered mail or sent by facsimile, as follows (or such other address as shall have been specified in writing):

(a)	if to the Guarantor:

Halliburton Company
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: Jerry H. Blurton
Facsimile: 713.759.2686

(b)	if to Beneficiary:

Attention:
Facsimile:

PLAN EXHIBIT 6- 2

11.  Governing Law; Jurisdiction; Etc.

(a)  This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(b)  The Guarantor and the Beneficiary each hereby irrevocably and unconditionally submit, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and the Guarantor and the Beneficiary each hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The Guarantor and the Beneficiary each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Guarantor or the Beneficiary may otherwise have to bring any action or proceeding relating to this Guarantee against the other or its properties in the courts of any jurisdiction.

(c)  The Guarantor and the Beneficiary each hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Guarantee in any court referred to in section 11(b). The Guarantor and the Beneficiary each hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  The Guarantor and the Beneficiary each irrevocably consent to service of process in the manner provided for notices in section 10. Nothing in this Guarantee will affect the right of the Guarantor or the Beneficiary to serve process in any other manner permitted by law.

12.  Termination.  This Guarantee shall terminate and cease to guarantee the Obligations upon the earlier to occur of: (a) the payment in full of the Note; (b) any consolidation or merger or any transfer, sale, or other disposition of all or substantially all of the assets of the Obligor pursuant to and in accordance with section 1.3 of the Note; or (c) the assumption of the Note by the Guarantor pursuant to section 10.3 of such Note.

13.  Amendment.  This Guarantee may only be amended with the prior written consent of the Guarantor and the Beneficiary.

[signature page follows]

PLAN EXHIBIT 6- 3

IN WITNESS WHEREOF, the Guarantor has caused its duly authorized officer to execute and deliver this Guarantee as of the date first above written.

HALLIBURTON COMPANY, a Delaware corporation (“Guarantor”)

By:
Name:
Title:

ACCEPTED: DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:
Name:
Title:

PLAN EXHIBIT 6- 4

PLAN EXHIBIT 7

FORM OF DII INDUSTRIES PLEDGE AGREEMENT

PLAN EXHIBIT 7

PLEDGE AND SECURITY AGREEMENT

dated as of

                    , 2004

between

HALLIBURTON ENERGY SERVICES, INC.

and

the DII INDUSTRIES, LLC ASBESTOS PI TRUST

PLAN EXHIBIT 7

PLEDGE AND SECURITY AGREEMENT dated as of                     , 2004 (this “Agreement”) between HALLIBURTON ENERGY SERVICES INC., a Delaware corporation (the “Company”), and the DII Industries, LLC Asbestos PI Trust, (together with the successors and assigns thereof, the “Secured Party”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.    Definitions.

(a)  As used in this Agreement, the terms defined in the preamble hereto shall have the meanings ascribed therein and the following terms have the meanings ascribed below:

“Acceleration Event” exists if all or any portion of the Note has been accelerated pursuant to section 5 of the Note and such acceleration shall not have been rescinded.

“Collateral” has the meaning assigned to such term in section 3.

“Obligor” means DII Industries, LLC, a Delaware limited liability company, together with any successor or assignee.

“Issuer” means, with respect to any Pledged Stock, the Person that has issued such Pledged Stock, and includes the Person identified on Annex 2 under the caption “Issuer” with respect to such Pledged Stock.

“Note” means that certain Senior Secured Note executed and delivered by the Obligor, dated as of                     , 2004, in the original principal amount of $30,742,628.00, as amended or modified from time to time, together with any Note executed and delivered in exchange, substitution or transfer thereof.

“Obligations” means any and all principal and other amounts now or hereafter from time to time owing by the Obligor to the Note holder pursuant to the Note.

“Pledged Stock” means all membership interests listed on Annex 2 together with all certificates evidencing the same.

“Proceeds” has the meaning assigned to such term in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(b)  In addition, for all purposes hereof, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms (i) in the Note and (ii) if not defined therein, in the UCC.

(c)  The foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein), (ii) references to any law, constitution, statute, treaty, regulation, rule, or ordinance (each a “law”) shall refer to that law as amended from time to time

PLAN EXHIBIT 7- 1

and include any successor law, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to sections and Annexes shall be construed to refer to sections of, and Annexes to, this Agreement, and (vi) the disjunctive shall include the conjunctive and vice versa.

Section 2.    Representations and Warranties. The Company represents and warrants to the Secured Party that:

(a)  Collateral.  The Company is the sole beneficial owner of the Collateral, and no lien exists upon such Collateral other than the liens created hereby.

(b)  Creation, Perfection and Priority.  The security interest created hereby constitutes a valid and perfected security interest in the Collateral, and such perfected security interest in such Collateral is subject to no equal or higher priority lien.

(c)  Company Information; Locations.  Annex 1 sets forth, as of date hereof, the exact name (corporate or otherwise), the location, including county or parish, of the chief executive office, the jurisdiction of organization, and the IRS tax identification number of the Company.

(d)  Changes in Circumstances.  The Company has not, within the period of five months prior to the date hereof, changed the location of its chief executive office, the jurisdiction or form of its organization, or its name.

(e)  Pledged Stock.

(i)  The Pledged Stock identified in Annex 2 is, and all Pledged Stock acquired after the date hereof by the Company and in which a security interest is created hereunder will be, duly authorized, validly issued, fully paid, and nonassessable.

(ii)  The Pledged Stock identified on Annex 2 constitutes 51% of the issued and outstanding equity interests in the Issuer on the date hereof (whether or not registered in the name of the Company), and Annex 2 correctly identifies, as at the date hereof, the Issuer of such Pledged Stock, whether such Pledged Stock is certificated or uncertificated and the respective class of the shares constituting such Pledged Stock.

(f)  The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full organizational power to execute, deliver, and perform this Agreement.

(g)  The execution, delivery, and performance of this Agreement by the Company have been, and remain, duly authorized by all necessary organizational action on the part of the Company and do not result in a contravention by the Company of any provision of law or of the Company’s organizational documents or any material contractual restriction binding on the Company or its assets.

(h)  All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement by the Company have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Company in connection with the execution, delivery, or performance of this Agreement by the Company.

(i)  This Agreement constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

PLAN EXHIBIT 7- 2

Section 3.  Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration, or otherwise) of the Obligations, whether now existing or hereafter from time to time arising, the Company hereby grants to the Secured Party a security interest in all of the Company’s right, title, and interest in, to the Pledged Stock, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (such property described in this section 3 being collectively referred to herein as the “Collateral”). Notwithstanding anything herein to the contrary, in no event shall the Collateral exceed 51% of the issued and outstanding membership interests of the Issuer.

Section 4.  Further Assurances; Remedies.  In furtherance of the pledge and grant of security interest pursuant to section 3, the Company agrees with the Secured Party as follows:

4.01  Delivery and Other Perfection.  The Company shall:

(a)  deliver to the Secured Party all certificated Pledged Stock that constitutes Collateral, endorsed and/or accompanied by such properly executed instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request;

(b)  give, execute, deliver, file, record, authorize, or obtain all such financing statements, notices, instructions, memoranda, acknowledgements, instruments, agreements, consents, or other documents as may be necessary or reasonably desirable in the reasonable judgment of the Secured Party to create, preserve, perfect, or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder or under the UCC or other applicable law with respect to such security interest, including (after the occurrence of an Acceleration Event) causing any or all of the Pledged Stock that constitutes Collateral to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that, if any such Pledged Stock is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to the Company copies of any notices and communications received by it with respect to such Pledged Stock); and

(c)  take such other action as the Secured Party shall reasonably deem necessary to acquire a prior, perfected lien on the Collateral under the UCC. The Company shall not permit any other liens on the Collateral.

4.02  Financing Statements.  The Company hereby authorizes the Secured Party to file one or more financing statements in respect of the Company as debtor in such filing offices in such jurisdictions with which such a filing is (a) required to perfect the security interest granted hereunder by the Company or (b) reasonably desirable (in the Secured Party’s discretion) to give notice of the security interest granted hereunder by the Company.

4.03  Other Financing Statements and Control.  Without the prior written consent of the Secured Party, the Company shall not (a) authorize the filing in any jurisdiction of any financing statement or like instrument in respect to the Collateral in which the Secured Party is not named as the sole secured party or (b) cause or permit any person other than the Company or the Secured Party to acquire “control” (as defined in section 8-106 of the UCC or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Collateral that is Investment Property.

4.04  Special Provisions Relating to Pledged Stock.

(a)  Without limiting or otherwise affecting the security interest granted under section 3, the Company will, at all times, cause such security interest to be a perfected first-priority security interest on 51% of the total number of membership interests of the Issuer then outstanding.

(b)  So long as no Acceleration Event shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Stock, and

PLAN EXHIBIT 7- 3

the Secured Party shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this section 4.04(b).

(c)  Unless and until an Acceleration Event has occurred and is continuing, the Company shall be entitled to receive and retain any and all dividends and distributions on the Pledged Stock.

(d)  If any Acceleration Event shall have occurred, then so long as such Acceleration Event shall continue, all dividends and other distributions on the Pledged Stock shall be paid or distributed directly to the Secured Party, and, if the Secured Party shall so request in writing, the Company agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end.

4.05  Acceleration Event, Etc.  During the period during which an Acceleration Event shall have occurred and be continuing:

(a)  the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual, and other powers of ownership pertaining to the Collateral as if the Secured Party was the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right); and

(b)  the Secured Party may, upon ten business days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Party, sell, assign or otherwise dispose of all or any part of such Collateral at such place or places as the Secured Party deems best and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

PLAN EXHIBIT 7- 4

4.06  Deficiency.    If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Company shall not be liable for any deficiency in respect of the Obligations.

4.07  Locations; Names.    Without at least 30 days’ prior notice to the Secured Party, the Company shall not change the location of its chief executive office, the jurisdiction or form of its organization, or its name from the same shown on Annex 1.

4.08  Application of Proceeds.    Upon the occurrence and during the continuance of an Acceleration Event, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

(a)  to payment of the expenses of such sale or other realization, including any taxes arising from such sale or other realization and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and then ratably to pay any other unreimbursed expenses for which the Secured Party or any holder is to be reimbursed pursuant to section 6.1 of the Note;

(b)  to the ratable payment of unpaid principal of the Obligations;

(c)  to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

(d)  to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Secured Party may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

4.09  Attorney-in-Fact.    Without limiting any rights or powers granted by this Agreement to the Secured Party while no Acceleration Event has occurred and is continuing, upon the occurrence and during the continuance of any Acceleration Event the Secured Party is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this section 4 and taking any action and executing any instruments that the Secured Party may deem necessary or reasonably advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this section 4 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.10  No Marshalling.    Upon the occurrence and continuance of an Acceleration Event, the Secured Party shall not be required to marshal the order of its enforcement of its security interest in any part of the Collateral for the benefit of any person.

PLAN EXHIBIT 7- 5

Section 5.    Miscellaneous.

5.01  Notices.    All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and shall be delivered by hand or overnight-courier service, mailed by certified or registered mail or sent by facsimile, as follows (or as otherwise directed in writing):

(a)	if to the Company:

Halliburton Energy Services Inc.
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: Jerry H. Blurton
Facsimile: 713.759.2628

with a copy to:

Halliburton Company
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: Jerry H. Blurton
Facsimile: 713.759.2628

(b)	if to the Secured Party:

Attention:
Facsimile:

5.02  No Waiver.    No failure on the part of the Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03  Amendments, Etc.    Neither this Agreement nor any provision hereof may be changed, waived, discharged or (except as provided in section 5.10) terminated except in writing signed by the Company and the Secured Party.

5.04  Successors and Assigns.    This Agreement is for the benefit of the Secured Party and its successors and permitted assigns pursuant to section 10.3 of the Note, and in the event of an assignment of the Note, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Company and its successors and assigns.

5.05  Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.06  Governing Law; Jurisdiction; Etc.

(a)  Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Submission to Jurisdiction.    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New

PLAN EXHIBIT 7- 6

York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either party may otherwise have to bring any action or proceeding relating to this Agreement against the other party hereto or its properties in the courts of any jurisdiction.

(c)  Waiver of Venue.    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in section 5.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.07  Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.08  Severability.    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.09  Termination.    This Agreement shall terminate upon the earlier to occur of (i) the assumption of the Note by the Guarantor (as such term is defined in the Note) pursuant to section 10.3 of the Note, (ii) payment in full of the Note, and (iii) any consolidation or merger or any transfer, sale or other disposition of all or substantially all of the assets of the Obligor pursuant to and in accordance with section 1.3 of the Note. Upon any such termination, the Secured Party will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of this Agreement.

5.10  Non-Recourse Liability.

(a)  The obligations of the Company hereunder shall not constitute a debt or obligation of the Company in any action to collect any amounts due under, or otherwise in respect of, the Note. The Company shall not be liable under any theory for any amount due under this Agreement or the Note, and no holder shall seek a deficiency or personal judgment against the Company (except in the event of fraudulent action by the Company), including, without limitation, for payment of the Obligations or other amounts evidenced by this Agreement or the Note. No property or assets of the Company, other than the Collateral pledged pursuant to this Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Company with respect to this Agreement.

(b)  Notwithstanding the foregoing, nothing herein shall be construed to (i) impair or limit the rights of any holder against the Company in the event of any fraudulent actions by the Company, or (ii) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Company.

[signature page follows]

PLAN EXHIBIT 7- 7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HALLIBURTON ENERGY SERVICES, INC.

By:
Name:
Title:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:
Name:
Title:

PLAN EXHIBIT 7- 8

Annex 1

Company Information; Locations

Name	Chief Executive Office	Jurisdiction of Formation	I.D. No.
Halliburton Energy Services, Inc.	Houston, Texas	Delaware	73-0271280

PLAN EXHIBIT 7, Annex 1

Annex 2

Pledged Stock

Issuer	Class	Percent Pledged
DII Industries, LLC	Membership Interests	51%

PLAN EXHIBIT 7, Annex 2

PLAN EXHIBIT 8

FORM OF ASBESTOS PI TRUST FUNDING AGREEMENT

PLAN EXHIBIT 8

ASBESTOS PI TRUST FUNDING AGREEMENT

This Asbestos PI Trust Funding Agreement (the “Agreement”) dated the date set forth on the signature page hereof and effective as of the Effective Date, is between the Reorganized Debtors and the individual trustees (the “Trustees”) of the Asbestos PI Trust identified on the signature page hereof and appointed at the Confirmation Hearing pursuant to the Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code, dated November     , 2003, as such Plan may be amended, modified or supplemented from time to time (the “Plan”). All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Uniform Glossary of Defined Terms for Plan Documents, attached as Exhibit A to the Disclosure Statement (the “Glossary”) and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Glossary, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules, and such definitions are incorporated herein by reference.

WHEREAS, at the time of the entry of the order for relief in the Reorganization Cases, the Debtors were named as defendants in personal injury and/or wrongful death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in the cases known as In re Mid-Valley, Inc., cases jointly administered under Case No. 03-                    , pending in the Bankruptcy Court.

WHEREAS the Plan, filed by the Debtors and supported by the Legal Representative and the Asbestos Committee has been confirmed by the Bankruptcy Court and affirmed by the District Court.

WHEREAS the Plan Documents provide, inter alia, for the creation of the Asbestos PI Trust.

WHEREAS, pursuant to the Plan, the Debtors are to contribute, either directly or indirectly, the Asbestos PI Trust Cash Contribution to the Asbestos PI Trust on behalf of the Debtor-Affiliated Protected Parties.

WHEREAS the Trustees of the Asbestos PI Trust and the Debtors enter into this Agreement with respect to the Asbestos PI Trust Cash Contribution and to establish the mechanics and procedures pursuant to which the Asbestos PI Trust is to address and pay Qualifying Settled Asbestos PI Trust Claims.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1

ASBESTOS PI TRUST CASH CONTRIBUTION

The Reorganized Debtors, on behalf of the Debtor-Affiliated Protected Parties, shall contribute, directly or indirectly, the amount of cash equal to the amount of the Qualifying Settled Asbestos PI Trust Claims to the Asbestos PI Trust for the benefit of, and delivery to, the holders of such claims. The Asbestos PI Trust acknowledges and agrees that such funds shall be used for no other purpose.

PLAN EXHIBIT 8- 1

ARTICLE 2

PROCEDURES FOR PAYMENT OF

QUALIFYING SETTLED ASBESTOS PI TRUST CLAIMS

2.1  On the Effective Date, the Trustees shall establish a segregated trust account styled                     , Managing Trustee, in trust for the benefit of the Qualifying Settled Asbestos PI Trust Claims (the “Qualifying Settled Asbestos PI Trust Claims Trust Account”) at                     .

2.2  On the Effective Date, and on the last day of each month thereafter until termination in accordance with article 2.7 below, the Reorganized Debtors shall submit to the Managing Trustee a schedule which provides (a) the names of all holders of Qualifying Settled Asbestos PI Trust Claims whose claims have become qualified and are ripe for payment, (b) the name of their respective attorney’s law firm, (c) the amount of each such claim as of the Effective Date, (d) the address where the payment is to be delivered, (e) the holder’s social security number, and (f), if available, wire transfer instructions (account and ABA number) (the “Qualifying Settled Asbestos PI Trust Claims Schedule”).

2.3  Upon receipt of the Qualifying Settled Asbestos PI Trust Claims Schedule, the Managing Trustee shall review and, not later than the tenth (10th) Business Day following receipt of such Qualifying Settled Asbestos PI Trust Claim Schedule, confirm to the Reorganized Debtors in writing or by email to the addresses listed in article 3.1 below that each claimant on such schedule (a) has not submitted an alternative address to the Asbestos PI Trust and (b) is not reflected in the records of the Asbestos PI Trust as having been paid. If a claim on a Qualifying Settled Asbestos PI Trust Claims Schedule cannot be confirmed, the Managing Trustee shall advise the Reorganized Debtors, who shall consult with the Managing Trustee to identify the source(s) of discrepancy. Once resolved to the satisfaction of the Reorganized Debtors, the Reorganized Debtors shall instruct the Managing Trustee in writing or by email to the address listed in article 3.1 below to include such claim as a confirmed claim on the next Qualifying Settled PI Trust Claims Schedule.

2.4  Simultaneously with the confirmation of the Qualifying Settled Asbestos PI Trust Claims Schedule, the Managing Trustee shall issue irrevocable payment instructions to the bank at which the Qualifying Settled Asbestos PI Trust Claims Trust Account has been established directing payment of each Qualifying Settled Asbestos PI Trust Claim that has been confirmed pursuant to article 2.3 above.

2.5  Upon receipt of a copy of the Managing Trustee’s irrevocable payment instructions, the Reorganized Debtors shall fund the Qualifying Settled Asbestos PI Trust Claims Trust Account in the amounts set forth on the Qualifying Settled Asbestos PI Trust Claims Schedule by wire transfer. In the event that a payment made to a holder of a Qualifying Settled Asbestos PI Trust Claim pursuant to this provision cannot be delivered or is returned to the Asbestos PI Trust, the Managing Trustee shall promptly advise the Reorganized Debtors who shall attempt to resolve the problem and issue updated delivery instructions. If a payment cannot be delivered or is not cashed by the designated recipients within two (2) years from the initial delivery attempt, all right and title to such funds shall become property of the Asbestos PI Trust in accordance with article 9.6 (a) of the Plan.

2.6  Not later than the fifth (5th) day after funding in accordance with article 2.5, the Reorganized Debtors shall pay the Asbestos PI Trust $             for each funded Qualifying Settled Asbestos PI Trust Claim to cover any incremental costs associated with the payments to the Qualifying Settled Asbestos PI Trust Claims. Such payments shall be delivered by wire transfer to the operating account designated in writing by the Managing Trustee of the Asbestos PI Trust.

2.7  This Agreement shall terminate upon written certification by the Reorganized Debtors (a) that all Settled Asbestos PI Trust Claims have been qualified or disqualified under the terms of applicable

PLAN EXHIBIT 8- 2

Asbestos/Silica PI Trust Claimant Settlement Agreements, (b) that at least one year has passed since notice of final disqualification was sent to each holder of a Settled Asbestos PI Trust Claim disqualified under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement, and (c) that there are no pending arbitration proceedings or motions before the Bankruptcy Court within the meaning of article 12.2 of the Plan brought by the holder of a Settled Asbestos PI Trust Claim challenging his or her disqualification.

ARTICLE 3

GENERAL PROVISIONS

3.1  Any notices or other communications required or permitted hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, by facsimile, or by email to:

If to the Asbestos PI Trust through the Trustees:

Facsimile:

Email:

If to the Legal Representative:

Eric D. Green

Resolutions, LLC

155 Federal Street

Boston, Massachusetts 02110

Facsimile: 617.556.9900

Email: ericdgreen@resolutionsllc.com

and

James L. Patton, Jr.

Young Conaway Stargatt & Taylor, LLP

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Facsimile: 302.571.1253

Email: jpatton@ycst.com

If to the Reorganized Debtors:

DII Industries, LLC

Attn: General Counsel

1401 McKinney, Suite 2400

Houston, Texas 77010

Facsimile: 713.759.2622

and

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: 212.536.3901

Email: jrich@kl.com

PLAN EXHIBIT 8- 3

and

Michael G. Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

Facsimile: 412.355.6501

Email: mzanic@kl.com

and

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Facsimile: 214.661.4727

Email: jack.kinzie@bakerbotts.com

3.2  The entire agreement of the parties relating to the subject matter of this Agreement is contained herein and in the Plan Documents, and this Agreement and such documents shall supersede any prior oral or written agreements concerning the subject matter hereof.

3.3  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

3.4  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement this          day of                      2004.

TRUSTEES

By:

Name:

By:

Name:

By:

Name:

By:

Name:

PLAN EXHIBIT 8- 4

DEBTORS

MID-VALLEY, INC., a Pennsylvania corporation

By:

Name:

Title:

DII INDUSTRIES, LLC,
a Delaware limited liability company

By:

Name:

Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:

Name:

Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:

Name:

Title:

PLAN EXHIBIT 8- 5

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:

Name:

Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:

Name:

Title:

PLAN EXHIBIT 8- 6

PLAN EXHIBIT 9

FORM OF ASBESTOS PI TRUST ADDITIONAL FUNDING AGREEMENT

PLAN EXHIBIT 9

ASBESTOS PI TRUST ADDITIONAL FUNDING AGREEMENT

This Asbestos PI Trust Additional Funding Agreement (the “Agreement”) is entered into on                  , 2004 among Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), BPM Minerals, LLC (collectively, the “Reorganized Debtors”), and Halliburton Company on behalf of itself and the Halliburton Current Affiliates, on the one hand, and the Trustees of the DII Industries, LLC Asbestos PI Trust, on the other hand.

I.  RECITALS

WHEREAS the Debtors were debtors in possession in the case styled In re Mid-Valley, Inc., Case No. 03-                     before the United States Bankruptcy Court for the Western District of Pennsylvania, Pittsburgh Division.

WHEREAS the Debtors have reorganized under the Plan confirmed in the Reorganization Cases and affirmed by the District Court.

WHEREAS the Plan provides for the creation of the Asbestos PI Trust to assume the obligations of the Halliburton Entities and the Harbison-Walker Entities for Asbestos Unsecured PI Trust Claims.

WHEREAS, in connection with the assumption of such liabilities, the Plan provides for the funding of the Asbestos PI Trust with certain assets, including the right to receive additional funds from the Reorganized Debtors upon the occurrence of certain specified events that are the subject of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Debtors, Halliburton, and the Trustees of the Asbestos PI Trust agree as follows:

II.  DEFINITIONS

Wherever used in this Agreement, capitalized terms or phrases shall have the meanings set forth herein or, if not defined herein, have the meaning set forth in the Uniform Glossary of Defined Terms for Plan Documents, which is appended as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code.

“Aggregate Insurance Recoveries” means recoveries received by the Debtors, Reorganized Debtors, Halliburton, and the Halliburton Current Affiliates after the Petition Date under Asbestos/Silica Insurance Policies on account of asbestos-related or silica-related liabilities, regardless of whether those proceeds are received through settlements, litigation, or payments in the ordinary course of business from their insurers.

“Additional Funding Threshold” means $2,300,000,000.00.

“Initial Additional Funding Amount” means the amount of recoveries actually received under Asbestos/Silica Insurance Policies by the Reorganized Debtors, Halliburton, and/or the Halliburton Current Affiliates on account of asbestos-related liabilities from the date that Aggregate Insurance Recoveries reach the Additional Funding Threshold through December 31 of the same calendar year.

PLAN EXHIBIT 9- 1

“Quarterly Proceeds” means the insurance recoveries actually received under Asbestos/Silica Insurance Policies in a given quarter by the Reorganized Debtors, Halliburton, and/or the Halliburton Current Affiliates on account of asbestos-related liabilities.

III.  ADDITIONAL PAYMENTS TO THE ASBESTOS PI TRUST

As soon as Aggregate Insurance Recoveries exceed the Additional Funding Threshold, the Reorganized Debtors shall be obligated to pay the Asbestos PI Trust an amount equal to any insurance recoveries in excess of the Additional Funding Threshold actually received under the Asbestos/Silica Insurance Policies on account of asbestos-related liabilities; provided, however, that the Reorganized Debtors’ obligations to make additional contributions, as set forth in this paragraph, to the Asbestos PI Trust shall cease once the Reorganized Debtors have paid an aggregate of $700,000,000.00 to the Asbestos PI Trust under the Agreement.

Calculation of Aggregate Insurance Recoveries shall be conducted on a calendar-year basis and shall be completed not later than January 31 of the following year. Not later than the thirtieth (30th) day after determination that the Aggregate Insurance Recoveries as of the end of a given calendar year was in excess of the Additional Funding Threshold, the Reorganized Debtors shall contribute to the Asbestos PI Trust an amount equal to the Initial Additional Funding Amount.

Thereafter, until the Asbestos PI Trust shall have received a total of $700,000,000 in contributions under this Agreement, the Reorganized Debtors shall make supplemental quarterly contributions to the Asbestos PI Trust not later than the last day of first month of each calendar quarter in an amount equal to Quarterly Proceeds, if any, for the preceding quarter.

IV.  CONTROL, PROSECUTION, AND DEFENSE OF ASBESTOS/SILICA INSURANCE ACTIONS

Notwithstanding anything in this Agreement to the contrary, the Reorganized Debtors shall retain and shall have the sole and exclusive rights to control, prosecute, defend, or compromise any and all Asbestos/Silica Insurance Actions related to the Asbestos/Silica Insurance Policies. The Reorganized Debtors’ sole and exclusive rights to control, prosecute, defend, or compromise any and all Asbestos/Silica Insurance Actions shall include, but not be limited to, the exclusive right to decide (a) whether to file Asbestos/Silica Insurance Actions, (b) the manner in which any Asbestos/Silica Insurance Action is to be conducted, (c) whether to settle or compromise an Asbestos/Silica Insurance Action (including the amount and other terms and conditions of such settlement or compromise), and (d) the selection of counsel.

The Reorganized Debtors, however, shall report quarterly to the Asbestos PI Trust regarding (a) the status of the Asbestos/Silica Insurance Actions, including the status of any settlements or settlement negotiations related thereto, (b) amounts paid on account of asbestos-related claims under each Asbestos/Silica Insurance Policy, and (c) any other events that may materially affect amounts payable to the Asbestos PI Trust under section III of this Agreement.

The Reorganized Debtors shall be solely responsible for the costs of prosecuting, defending, and settling any Asbestos/Silica Insurance Actions, except the Reorganized Debtors shall not be responsible or have any liability for the costs incurred by the Asbestos PI Trust in monitoring the Asbestos/Silica Insurance Actions.

V.  NO ASSIGNMENT OF RIGHTS UNDER ASBESTOS/SILICA INSURANCE POLICIES

Nothing in this Agreement is or shall be deemed to be an assignment of any rights by the Debtors, Reorganized Debtors, Halliburton, or Halliburton Current Affiliates to the Asbestos PI Trust of any rights or obligations under the Asbestos/Silica Insurance Policies. Further, nothing in this Agreement is or shall be deemed to be an assignment to the Asbestos PI Trust of any insurance proceeds received by the Reorganized Debtors, Halliburton, or Halliburton Current Affiliates under any Asbestos/Silica Insurance Policy.

PLAN EXHIBIT 9- 2

VI.  NO WARRANTY, REPRESENTATION, OR GUARANTY

This Agreement is not intended to be, and is not, a warranty, representation, or guarantee by the Debtors, Reorganized Debtors, Halliburton, or Halliburton Current Affiliates that the Reorganized Debtors, Halliburton, or Halliburton Current Affiliates will receive insurance proceeds in excess of $2,300,000,000 under the Asbestos/Silica Insurance Policies.

This Agreement is the product of informed negotiations. This Agreement does not reflect upon the Parties’ views as to the rights and obligations with respect to matters or persons outside the scope of this Agreement. The Parties specifically disavow any intention to create rights in third parties under or in relation to this Agreement.

The Parties agree that this Agreement and the negotiations surrounding the Agreement shall not be admissible in any suit, action, or other proceeding, except as shall be necessary to enforce the terms of this Agreement.

Nothing in this Agreement shall be deemed to alter, modify, or delete any of the terms or conditions of the Asbestos/Silica Insurance Policies. As the product of informed negotiations, this Agreement shall not be subjected to the doctrine of contra proferentum, the doctrine of ambiguities, or any similar doctrine.

VII.  NO MODIFICATION

No change or modification of this Agreement shall be valid unless it is contained in writing and signed by all of the Parties hereto.

VIII.  EXECUTION

This Agreement may be executed in multiple counterparts.

IX.  GOVERNING LAW

This Agreement shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of law principles.

X.  NOTICE

Unless another individual is designated in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following individuals:

If to the Debtors or the Reorganized Debtors:

DII Industries, LLC
Attn: General Counsel
1401 McKinney, Suite 2400
Houston, Texas 77010
Facsimile: 713.759.2622

and

Jeffrey N. Rich
Kirkpatrick & Lockhart LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: 212.536.3901
Email: jrich@kl.com

PLAN EXHIBIT 9- 3

Michael G. Zanic
Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
Fascimile: 412.355.6501
Email: mzanic@kl.com

If to Halliburton or Halliburton Current Affiliates:

Albert O. Cornelison, Jr.
Vice President and General Counsel
Halliburton Company
Halliburton Law Department
1401 McKinney, Suite 2405
Houston, Texas 77010-4035
Fascimile: 713.759.2622
Email: bert.cornelison@halliburton.com

and

Andrew M. Baker
Jack L. Kinzie
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Facsimile: 214.953.6503
Email: andrew.baker@bakerbotts.com jack.kinzie@bakerbotts.com

If to the Asbestos PI Trust:

With a copy to:

Eric D. Green
Resolutions, LLC
155 Federal Street
Boston, Massachusetts 02110
Facsimile: 617.556.9900
Email: ericdgreen@resolutionsllc.com

and

James L. Patton, Jr.
Young Conaway Stargatt & Taylor, LLP
1000 West Street, 17th Floor
Wilmington, Delaware 19801
Facsimile: 302.571.1253
Email: jpatton@ycst.com

PLAN EXHIBIT 9- 4

XI.  FORUM SELECTION

The Parties agree that the Bankruptcy Court shall have exclusive jurisdiction over all disputes arising between the Parties in relation to this Agreement, including, without limitation, proceedings to enforce the terms hereof and disputes relating in any way to the Parties’ obligations under this Agreement.

XII.  INTEGRATION

This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all other prior discussions, agreements, and understandings, both written and oral, between the Parties with respect thereto.

IN WITNESS WHEREOF, with the intention of binding their successors and assigns, the Parties have executed this Agreement as of the date set forth above, and the undersigned represent that they are authorized to execute and deliver this Agreement on behalf of the respective Parties, dated this          day of              2004.

MID-VALLEY, INC., a Pennsylvania corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:

Name:

Title:

DII INDUSTRIES, LLC, a Delaware limited liability company

By:

Name:

Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:

Name:

Title:

PLAN EXHIBIT 9- 5

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:

Name:

Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:

Name:

Title:

HALLIBURTON COMPANY, a Delaware corporation on behalf of itself and the Halliburton Current Affiliates

By:

Name:

Title:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Name:

Title:

PLAN EXHIBIT 9- 6

PLAN EXHIBIT 10

FORM OF SILICA PI TRUST AGREEMENT

PLAN EXHIBIT 10

DII INDUSTRIES, LLC SILICA PI TRUST AGREEMENT

PLAN EXHIBIT 10

DII INDUSTRIES, LLC SILICA PI TRUST AGREEMENT

ARTICLE 1 AGREEMENT OF TRUST		2
1.1	Creation and Name	2
1.2	Purpose	2
1.3	Transfer of Assets	2
1.4	Acceptance of Assets and Assumption of Liabilities	2
ARTICLE 2 POWERS AND SILICA TRUST ADMINISTRATION		3
2.1	Powers	3
2.2	General Administration	5
2.3	Claims Administration	7
ARTICLE 3 ACCOUNTS, INVESTMENTS, AND PAYMENTS		7
3.1	Accounts	7
3.2	Investments	7
3.3	Source of Payments	8
ARTICLE 4 TRUSTEES		8
4.1	Number	8
4.2	Term of Service	8
4.3	Appointment of Successor Trustee	9
4.4	Liability of Trustee, Officers, and Employees	9
4.5	Compensation and Expenses of Trustee	9
4.6	Indemnification of Trustee and Additional Indemnitees	10
4.7	Trustee’s Lien	11
4.8	Trustee’s Employment of Experts	11
4.9	Trustee’s Independence	11
4.10	Bond	11
ARTICLE 5 TRUST ADVISORY COMMITTEE		11
5.1	Members	11
5.2	Duties	11
5.3	Term of Office	11
5.4	Appointment of Successor	12
5.5	Silica TAC’s Employment of Professionals	12
5.6	Compensation and Expenses of Silica TAC	13
5.7	Procedures for Consultation with, and Obtaining the Consent of, the Silica TAC	13
ARTICLE 6 THE LEGAL REPRESENTATIVE		14
6.1	Duties	14
6.2	Term of Office	14
6.3	Appointment of Successor	14
6.4	Legal Representative’s Employment of Professionals	15
6.5	Compensation and Expenses of the Legal Representative	15
6.6	Procedure for Consulting with the Legal Representative	15
ARTICLE 7 GENERAL PROVISIONS		16
7.1	Irrevocability	16
7.2	Termination	16
7.3	Amendments	17
7.4	Meetings	17
7.5	Severability	17
7.6	Notices	18

PLAN EXHIBIT 10-i

7.7	Successors and Assigns	20
7.8	Limitation on Claim Interests for Securities Laws Purposes	20
7.9	Entire Agreement; No Waiver	20
7.10	Headings	20
7.11	Governing Law	20
7.12	Settlors and Settlor Cooperation	20
7.13	Dispute Resolution	20
7.14	Enforcement and Administration	21
7.15	Effectiveness	21
7.16	Counterpart Signatures	21

PLAN EXHIBIT 10-ii

DII INDUSTRIES, LLC SILICA PI TRUST AGREEMENT

This Silica PI Trust Agreement, dated as set forth on the signature page hereof and effective as of the Effective Date, is among Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC, each a debtor and debtor-in-possession in case number 03-                         before the Bankruptcy Court, as Settlors, the Legal Representative, the Trustee, and members of the Silica TAC identified on the signature pages hereto and appointed at the Confirmation Hearing pursuant to the Plan. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Uniform Glossary of Defined Terms for Plan Documents set forth as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated September 18, 2003. All capitalized terms not defined herein or defined in the Glossary, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules.

WHEREAS at the time of the entry of the order for relief in the Reorganization Cases, the Debtors had been named as defendants in personal-injury and wrongful-death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, silica or silica-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in a case known as In re Mid-Valley, Inc., et al., Case No. 03-                        , pending before the Bankruptcy Court.

WHEREAS the Plan, filed by the Debtors and supported by the Legal Representative, has been confirmed by the Bankruptcy Court.

WHEREAS the Plan Documents provide, among other things, for the creation of the Silica PI Trust.

WHEREAS pursuant to the Plan, the Silica PI Trust is to use its assets and income to pay Silica Unsecured PI Trust Claims against the Halliburton Entities and the Harbison-Walker Entities.

WHEREAS pursuant to the Plan, the Silica PI Trust is intended to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1, et seq., of the Treasury Regulations promulgated under section 468B of the IRC.

WHEREAS it is the intent of the Settlors, the Trustee, the Legal Representative, and the members of the Silica TAC that the Silica PI Trust be administered, maintained, and operated at all times as a qualified settlement fund through mechanisms that provide reasonable assurance that the Silica PI Trust will value, and be in a financial position to pay, all Silica Unsecured PI Trust Claims and Demands that involve similar claims in substantially the same manner in strict compliance with the terms of this Silica PI Trust Agreement.

WHEREAS the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Halliburton Entities and the Harbison-Walker Entities with respect to Silica Unsecured PI Trust Claims.

WHEREAS the Bankruptcy Court has determined that the Silica PI Trust and the Plan satisfy all the prerequisites for the issuance of the Permanent Channeling Injunction and Asbestos/Silica Insurance Company Injunction and such injunctions have been issued in connection with the Confirmation Order.

PLAN EXHIBIT 10- 1

WHEREAS the Confirmation Order has been entered or affirmed by the District Court and such Confirmation Order has become a Final Order.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1

AGREEMENT OF TRUST

1.1	Creation and Name.

The Settlors hereby create a trust known as the “DII Industries, LLC Silica PI Trust,” which is the Silica PI Trust provided for, and referred to, in the Plan. The Trustee of the Silica PI Trust may transact the business and affairs of the Silica PI Trust in the name “DII Industries, LLC Silica PI Trust.”

1.2	Purpose.

The purpose of the Silica PI Trust is to assume the liabilities of the Halliburton Entities and the Harbison-Walker Entities for all Silica Unsecured PI Trust Claims and to use the Silica PI Trust’s assets and income to pay holders of Silica Unsecured PI Trust Claims in accordance with the Silica PI Trust Agreement and in such a way that all holders of similar Silica Unsecured PI Trust Claims are treated in a substantially equivalent manner.

1.3	Transfer of Assets.

As provided in article 9.2(b) of the Plan, (a) the Settlors have delivered the Silica PI Trust Funding Agreement, (b) DII Industries and KBR have executed and delivered the Silica PI Trust Note, (c) DII Industries has executed and delivered the Mid-Valley Pledge Agreement, and (d) Halliburton has executed and delivered the Halliburton Silica PI Trust Guarantee.

1.4	Acceptance of Assets and Assumption of Liabilities.

(a)    In furtherance of the purposes of the Silica PI Trust, the Trustee, on behalf of the Silica PI Trust, hereby expressly accepts the transfer and assignment to the Silica PI Trust of the Silica PI Trust Assets.

(b)    In furtherance of the purposes of the Silica PI Trust, the Trustee, on behalf of the Silica PI Trust, expressly assumes all liability for all Silica Unsecured PI Trust Claims and all obligations owed by the Silica PI Trust under the Plan, and agrees to indemnify the Halliburton Entities and the Harbison-Walker Entities pursuant to the Silica PI Trust Indemnification Agreement attached as Annex 1 to this Silica PI Trust Agreement.

(c)    Except as otherwise provided in the Silica TDP, the Silica PI Trust shall have all defenses regarding Silica Unsecured PI Trust Claims that a Halliburton Entity or a Harbison-Walker Entity has or would have had under applicable law; provided, however, that nothing in the foregoing shall serve to assign any right, claim, or cause of action of a Halliburton Entity or a Harbison-Walker Entity against the holder of an Indirect Silica PI Trust Claim.

(d)    No provision herein or in the Silica TDP shall be construed to mandate distributions on any claims or other actions that would contravene the Silica PI Trust’s status as a qualified settlement trust within the meaning of Tres. Reg. 1-468B-1, et seq.

PLAN EXHIBIT 10- 2

(e)    Nothing in this Silica PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Injunctions issued in connection with the Plan or the Silica PI Trust’s assumption of all liability with respect to the Silica Unsecured PI Trust Claims.

(f)    In furtherance of the purposes of the Silica PI Trust, the Trustee, on behalf of the Silica PI Trust, shall make payments to holders of Qualifying Settled Silica PI Trust Claims in accordance with the Silica PI Trust Funding Agreement.

ARTICLE 2

POWERS AND SILICA PI TRUST ADMINISTRATION

2.1	Powers.

(a)    The Trustee is, and shall act as, a fiduciary to the Silica PI Trust in accordance with the provisions of this Silica PI Trust Agreement and the Plan. The Trustee shall, at all times, administer the Silica PI Trust and the Silica PI Trust Assets in accordance with article 1.2 of this Silica PI Trust Agreement.

(b)    Subject to the limitations set forth in this Silica PI Trust Agreement, the Trustee shall have the power to take any and all actions that, in the judgment of the Trustee, are necessary or proper to fulfill the purposes of the Silica PI Trust, including, without limitation, each power expressly granted in this article 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the Commonwealth of Pennsylvania.

(c)    Except as required by applicable law or otherwise specified herein, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

(d)    Without limiting the generality of article 2.1(a) above, and except as limited below, the Trustee shall have the power to:

(i)    receive and hold the Silica PI Trust Assets;

(ii)    invest the monies held from time to time by the Silica PI Trust;

(iii)    sell, transfer, or exchange any or all of the Silica PI Trust Assets at such prices and upon such terms as the Trustee may consider proper, consistent with the other terms of this Silica PI Trust Agreement;

(iv)    enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Silica PI Trust to operate;

(v)    pay liabilities and expenses of the Silica PI Trust, including, but not limited to, Silica PI Trust Expenses;

(vi)    establish such funds, reserves, and accounts within the estate of the Silica PI Trust, as deemed by the Trustee to be useful in carrying out the purposes of the Silica PI Trust;

(vii)    sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

PLAN EXHIBIT 10- 3

(viii)    amend the Silica PI Trust Bylaws in accordance with the terms thereof, a copy of which is attached hereto as Annex 2;

(ix)    establish, supervise, and administer the Silica PI Trust in accordance with the Silica TDP, a copy of which is attached hereto as Annex 3, and administer, amend, supplement, or modify the Silica TDP in accordance with the terms thereof;

(x)    appoint such officers, hire such employees, and engage such legal, financial, accounting, investment, auditing, forecasting, and other consultants, alternative dispute resolution panelists, or agents as the business of the Silica PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deems advisable or necessary in order to carry out the terms of this Silica PI Trust Agreement;

(xi)    pay employees, legal, financial, accounting, investment, auditing, forecasting, and other consultants, advisors, and agents reasonable compensation, including, without limitation, compensation at rates approved by the Trustee for services rendered prior to the execution hereof;

(xii)    compensate himself or herself, members of the Silica TAC, the Legal Representative, and their respective employees, legal, financial, accounting, investment, and other advisors, consultants, independent contractors, and agents, and reimburse them for all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including, without limitation, costs and expenses incurred prior to the execution hereof;

(xiii)    execute and deliver such instruments as the Trustee considers proper in administering the Silica PI Trust;

(xiv)    enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the Silica PI Trust, provided such arrangements do not conflict with any other provision of this Silica PI Trust Agreement;

(xv)    in accordance with article 4.6 of this Silica PI Trust Agreement, indemnify (and purchase insurance indemnifying) the Trustee, the Legal Representative, the members of the Silica TAC, and the members, officers, employees, agents, advisors, and representatives of the Silica PI Trust and the Legal Representative to the fullest extent that a corporation or trust organized under the law of the Silica PI Trust’s situs is entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors, and representatives;

(xvi)    delegate any or all of the authority herein conferred with respect to the investment of all, or any portion of, the Silica PI Trust Assets to any one or more reputable individuals, or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in article 4.4 of this Silica PI Trust Agreement;

(xvii)    consult with the Reorganized Debtors and Halliburton at such times and with respect to such issues relating to the conduct of the Silica PI Trust as the Trustee considers desirable; and

(xviii)    merge or contract with other claims resolution facilities that are not specifically created by this Silica PI Trust Agreement or the Silica TDP; provided, however, that such merger or contract shall not (A) subject any Debtor-Affiliated Protected Party to any risk of having any Silica Unsecured PI Trust Claim asserted against it, or (B) otherwise jeopardize the validity or enforceability of the Injunctions.

PLAN EXHIBIT 10- 4

(e)    The Trustee shall not have the power to guarantee any debt of other Persons.

(f)    The Trustee shall give the Silica TAC and the Legal Representative prompt notice of any act performed or taken pursuant to articles 2.1(d)(vii), (viii), (ix), or (xvi).

2.2	General Administration.

(a)    The Trustee shall act in accordance with the Silica PI Trust Bylaws. To the extent not inconsistent with the terms of this Silica PI Trust Agreement, the Silica PI Trust Bylaws shall govern the affairs of the Silica PI Trust. In the event of an inconsistency between the Silica PI Trust Bylaws and this Silica PI Trust Agreement, the Silica PI Trust Agreement shall govern. In the event of an inconsistency between the Silica PI Trust Bylaws or this Silica PI Trust Agreement and the Plan, the Plan shall govern.

(b)    The Trustee shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, including, without limitation, all requirements necessary to qualify and maintain qualification of the Silica PI Trust as a qualified settlement fund, and shall timely pay all taxes required to be paid.

(c)    The Trustee shall timely account to the Bankruptcy Court as follows:

(i)    The Trustee shall cause to be prepared and filed under seal with the Bankruptcy Court, as soon as available, and in any event within 120 days following the end of each fiscal year, an annual report containing financial statements of the Silica PI Trust (including, without limitation, a balance sheet of the Silica PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustee and accompanied by an opinion of such firm as to the fairness of the financial statements’ presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustee shall provide a copy of such report to the Silica TAC, the Legal Representative, the Reorganized Debtors, and Halliburton when such report is filed with the Bankruptcy Court.

(ii)    Simultaneously with delivery of each set of financial statements referred to in article 2.2(c)(i) above, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. When such report is filed, the Trustee shall provide a copy of such report to the Office of the United States Trustee for the Western District of Pennsylvania, Pittsburgh Division, the Silica TAC, the Legal Representative, the Reorganized Debtors, and Halliburton.

(iii)    If the Bankruptcy Court so orders, all materials required to be filed with the Bankruptcy Court by article 2.2(c)(i) shall be available for inspection by the public in accordance with procedures, if any, established by the Bankruptcy Court.

(d)    The Trustee shall cause to be prepared as soon as practicable, prior to the commencement of each fiscal year, budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustee shall provide a copy of the budget and cash flow projections to the Silica TAC, the Legal Representative, the Reorganized Debtors, and Halliburton.

(e)    The Trustee shall consult with the Silica TAC and the Legal Representative on (i) the implementation and administration of the Silica TDP, (ii) the implementation of the Silica PI Trust Agreement and the

PLAN EXHIBIT 10- 5

administration of the Silica PI Trust, and (iii) such other matters as may be required under the Silica PI Trust Agreement and/or the Silica TDP.

(f)    The Trustee shall be required to obtain the consent of the Silica TAC and the Legal Representative pursuant to the Consent Process set forth in articles 5.7(b) and 6.6(b) of this Silica PI Trust Agreement, in addition to any other instances elsewhere enumerated, in order to:

(i)    change the Scheduled Diseases, Disease Levels, and/or Medical/Exposure Criteria set forth in section 4.3(a)(3) of the Silica TDP, and/or the Maximum Values set forth in section 4.3(b)(3) and section 4.3(b)(4) of the Silica TDP;

(ii)    establish and/or change the Claims Materials to be provided to the holders of Silica Unsecured PI Trust Claims under section 5.1 of the Silica TDP;

(iii)    require that Silica PI Claimants provide additional kinds of medical evidence pursuant to section 6.1 of the Silica TDP;

(iv)    change the form of release to be provided pursuant to section 6.8 of the Silica TDP;

(v)    terminate the Silica PI Trust pursuant to article 7.2 of this Silica PI Trust Agreement;

(vi)    change the compensation and/or per diem of the members of the Silica TAC, the Legal Representative, or the Trustee, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court or as otherwise provided herein;

(vii)    take structural or other actions to minimize any tax on the Silica PI Trust Assets;

(viii)    merge any silica claims resolution organization formed by the Silica PI Trust with another silica claims resolution organization that is not specifically created by this Silica PI Trust Agreement or the Silica TDP, or to contract with another silica claims resolution organization or other entity that is not specifically created by this Silica PI Trust Agreement or the Silica TDP, or permit any other party to join in any silica claims resolution organization that is formed by the Silica PI Trust pursuant to the Silica PI Trust Agreement or the Silica TDP; provided, however, that such merger, contract, or joinder shall not (A) subject any of the Halliburton Entities or the Harbison-Walker Entities, or any successor or successors-in-interest thereto, to any risk of having any Silica Unsecured PI Trust Claim asserted against them, or (B) otherwise jeopardize the validity or enforceability of the Injunctions; and provided, further, that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with section 2.2 of the Silica TDP, which requires that such decisions be based on the provisions of the Silica TDP; or

(ix)    amend the Silica PI Trust Agreement or the Silica TDP, including instituting a payment percentage, claims payment ratio, or other measure designed to manage the trust assets and ensure payment of claims in a manner consistent with the purposes of the silica PI Trust.

(g)    The Trustee shall meet with the Silica TAC and the Legal Representative not less often than quarterly. The Trustee shall meet in the interim with the Silica TAC and the Legal Representative when so requested by either.

(h)    The Trustee, upon notice from either the Silica TAC or the Legal Representative, shall, within a reasonable period of time, consider issues submitted by the Silica TAC or the Legal Representative.

PLAN EXHIBIT 10- 6

(i)    Periodically, but not less often than once a year, the Trustee shall make available to the Silica PI Trust Claimants and other interested parties the number of Silica Unsecured PI Trust Claims, by Disease Level, that has been resolved, both by individual review and by arbitration, as well as by trial, indicating the amounts of the awards and the averages of the awards by jurisdiction.

(j)    The Trustee shall timely submit all reports and information required to be submitted to DII Industries, KBR, and Halliburton under the terms of the Silica PI Trust Note and permit the DII Industries, KBR, and/or Halliburton or their designated agents or professionals, upon reasonable notice, to audit such reports and review any other documents or information reasonably required to verify the accuracy of information contained in any such report.

2.3	Claims Administration.

The Trustee shall proceed promptly to implement the Silica TDP.

ARTICLE 3

ACCOUNTS, INVESTMENTS, AND PAYMENTS

3.1	Accounts.

The Trustee may create, from time to time, such accounts and reserves within the estate of the Silica PI Trust as the Trustee may deem necessary, prudent, or useful in order to provide for the payment of expenses and valid Silica Unsecured PI Trust Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

3.2	Investments.

Investment of monies held in the Silica PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

(a)    The Silica PI Trust shall not acquire or hold, directly or indirectly, equity in any Person (other than the Reorganized Debtors, or any successor to, or successor-in-interest of, the Reorganized Debtors) or business enterprise if, immediately following such acquisition, the Silica PI Trust would hold more than 5% of the equity in such Person or business enterprise.

(b)    The Silica PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are rated “Baa” or higher by Moody’s, or “BBB” or higher by S&P’s, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency or (ii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

(c)    The Silica PI Trust shall not acquire, or hold for longer than 90 days, any commercial paper unless such commercial paper is rated “Prime-1” or higher by Moody’s, or “A-1” or higher by S&P’s, or has been given an equivalent rating by another nationally recognized statistical rating agency.

(d)    Excluding any securities issued by the Reorganized Debtors, or their parents or affiliates, the Silica PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated “A” or higher by Moody’s, or “A” or higher by S&P’s, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

(e)    The Silica PI Trust shall not acquire or hold any securities or other instruments issued by any Person (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate

PLAN EXHIBIT 10- 7

market value of all securities and instruments issued by such Person held by the Silica PI Trust would exceed 2% of the aggregate value of the Silica PI Trust Estate.

(f)    The Silica PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in article 3.2(b) of this Silica PI Trust Agreement.

(g)    The Silica PI Trust may acquire and hold any securities or instruments issued by the Reorganized Debtors, or their subsidiaries, affiliates, or successors, without regard to the limitations set forth in subsections (a)–(f) above.

(h)    The Silica PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.

3.3	Source of Payments.

Except as provided in the Silica PI Trust Funding Agreement, all Silica PI Trust Expenses and payments, and all liabilities with respect to Silica Unsecured PI Trust Claims, shall be payable solely by the Silica PI Trust out of the Silica PI Trust Assets. Except as specifically provided herein, neither the Debtor-Affiliated Protected Parties nor the Trustee, nor any of their officers, agents, advisors, or employees, shall be liable for the payment of any Silica PI Trust Expense or any other liability of the Silica PI Trust, except as provided in article 5.1(e) of the Plan.

ARTICLE 4

TRUSTEE

4.1	Number.

There shall be one (1) Trustee. The initial Trustee shall be Martin J. Murphy.

4.2	Term of Service.

(a)    The initial Trustee named pursuant to article 4.1 of this Silica PI Trust Agreement shall serve a term of five (5) years. Thereafter, each term of service shall be five (5) years. The initial Trustee shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to article 4.2(c) of this Silica PI Trust Agreement, (iv) his or her removal pursuant to article 4.2(d) of this Silica PI Trust Agreement, or (v) the termination of the Silica PI Trust pursuant to article 7.2 of this Silica PI Trust Agreement.

(b)    The Trustee may resign at any time by written notice to the Silica TAC, and the Legal Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

(c)    The Trustee may be removed by unanimous vote of the Silica TAC and the Legal Representative in the event that the Trustee becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or for other good cause.

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(d)    Good cause shall be deemed to include, without limitation, any substantial failure to comply with article 2.2 of this Silica PI Trust Agreement, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustee hereunder, or repeated failure to attend scheduled meetings. Such removal shall require the approval of Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

4.3	Appointment of Successor Trustee.

(a)    In the event of a vacancy in the position of Trustee, the vacancy shall be filled by the unanimous vote of the members of the Silica TAC and the Legal Representative.

(b)    In the event the Silica TAC and the Legal Representative cannot agree on the appointment of a successor Trustee, the Bankruptcy Court shall make the appointment. The Trustee may serve successive terms.

(c)    Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers, and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

(d)    Each successor Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor to such Trustee has completed his or her term, (ii) the end of the remainder of the term of the predecessor Trustee whom he or she is replacing if such Trustee did not complete his or her term, (iii) his or her death, (iv) his or her resignation pursuant to article 4.2(b) of this Silica PI Trust Agreement, (v) his or her removal pursuant to article 4.2(c) of this Silica PI Trust Agreement, or (vi) termination of the Silica PI Trust pursuant to article 7.2(b) of this Silica PI Trust Agreement.

4.4	Liability of Trustee, Officers, and Employees.

No Trustee, officer, or employee of the Silica PI Trust, member of the Silica TAC, or person serving as Legal Representative shall be liable to the Silica PI Trust, to any person holding a Silica Unsecured PI Trust Claim, or to any other Person, except for such individual’s own breach of trust committed in bad faith or willful misappropriation.

Such protection may, in the discretion of the Trustee, be extended to the agents, advisors, or consultants of the Silica PI Trust, the Silica TAC, or the Legal Representative (to the extent so indemnified, each an “Additional Indemnitee” and, collectively, the “Additional Indemnitees”). No Trustee, officer, or employee of the Silica PI Trust, or person serving as Legal Representative shall be liable for any act or omission of any other officer, employee, agent, or consultant of the Silica PI Trust or the Legal Representative, unless the Trustee, officer, employee of the Silica PI Trust or the Legal Representative, or person serving as Legal Representative, respectively, acted with bad faith in the selection or retention of such officer, employee, agent, or consultant.

4.5	Compensation and Expenses of Trustee.

(a)    The Trustee shall receive compensation from the Silica PI Trust for his or her services as Trustee in the amount of $             per annum, plus a per diem allowance for meetings attended or other Silica PI Trust business performed in the amount of $            . The Trustee shall determine the scope and duration of activities that constitute a meeting and, if the Trustee elects to provide for payment for activities of less than a full day’s duration, may provide for partial payment of per diem amounts on a proportional basis for such activities. The per annum and per diem compensation payable to the Trustee shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustee shall be made subject to approval of the Bankruptcy Court.

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(b)    The Silica PI Trust will promptly reimburse the Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of his or her duties hereunder.

(c)    The Silica PI Trust will include a description of the amounts paid under this article 4.5 in the reports to be filed with the Bankruptcy Court and provided to the Silica TAC, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) of this Silica PI Trust Agreement.

4.6	Indemnification of Trustee and Additional Indemnitees.

(a)    The Silica PI Trust shall indemnify and defend the Trustee and the Silica PI Trust’s officers and employees to the fullest extent that a corporation or trust organized under the laws of the Silica PI Trust’s situs is entitled to indemnify and defend its directors, trustees, officers, and employees against any and all liabilities, expenses, claims, damages, or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustee shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which they are ultimately liable under article 4.4 of this Silica PI Trust Agreement.

Additionally, any of the Additional Indemnitees, who was or is a party, or is threatened to be made a party to any threatened or pending judicial, administrative, or arbitrative action, by reason of any act or omission of such Additional Indemnitees with respect to (i) the Reorganization Cases and any act or omission undertaken by them prior to the commencement thereof, (ii) the liquidation of any Silica Unsecured PI Trust Claims, (iii) the administration of the Silica PI Trust and the implementation of the Silica TDP, or (iv) any activities in connection with the Silica PI Trust Agreement, shall be indemnified and defended by the Silica PI Trust, to the fullest extent that a corporation or trust organized under the laws of the Silica PI Trust’s situs is from time to time entitled to indemnify and defend its officers, directors, trustees, and employees, against reasonable expenses, costs, and fees (including attorneys’ fees and costs), judgments, awards, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action, suit, or proceeding, if he or she acted in good faith and in a manner such Additional Indemnitee reasonably believed to be in, or not opposed to, the best interests of the holders of Silica Unsecured PI Trust Claims whom the Additional Indemnitees represent.

(b)    Reasonable expenses, costs, and fees (including attorneys’ fees and costs) incurred by or on behalf of the Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative, or arbitrative, from which they are indemnified by the Silica PI Trust pursuant to this article 4.6, shall be paid by the Silica PI Trust in advance of the final disposition thereof upon receipt of an undertaking by, or on behalf of such Trustee or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by Final Order that such Trustee or Additional Indemnitee is not entitled to be indemnified by the Silica PI Trust.

(c)    The Trustee shall have the power, generally or in specific cases, to cause the Silica PI Trust to indemnify the agents, advisors, or consultants of the Silica PI Trust to the same extent as provided in this article 4.6 with respect to the Trustee.

(d)    Any indemnification under article 4.6(c) of this Silica PI Trust Agreement shall be made by the Silica PI Trust upon a determination by the Trustee that indemnification of such Person is proper under the circumstances.

(e)    The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent, representative of the Silica PI Trust, or Additional Indemnitee against liability asserted against, or incurred by, such individual in that capacity or arising from his or her status as Trustee, a member of the Silica TAC, Legal Representative, or the Silica PI Trust’s officer, employee, agent, or other representative.

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4.7	Trustee’s Lien.

The Trustee and Additional Indemnitees shall have a first-priority lien upon the Silica PI Trust Assets to secure the payment of any amounts payable to them pursuant to article 4.5 or 4.6 of this Silica PI Trust Agreement.

4.8	Trustee’s Employment of Experts.

The Trustee may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, and forecasters, and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matters submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of any such party.

4.9	Trustee’s Independence.

No Trustee shall, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for, the Reorganized Debtors or any of their respective parents or affiliates.

No Trustee shall act as an attorney for any Person who holds a Silica Unsecured PI Trust Claim.

4.10 Bond.

The Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

ARTICLE 5

TRUST ADVISORY COMMITTEE

5.1	Members.

The initial members of the Silica TAC shall be those persons set forth in the Confirmation Order.

5.2	Duties.

The members of the Silica TAC shall serve in a fiduciary capacity representing all holders of present Silica Unsecured PI Trust Claims. The Trustee shall be required to consult with the Silica TAC on matters identified in article 2.2(e) of this Silica PI Trust Agreement and in other provisions herein, and shall be required to obtain the consent of the Silica TAC on matters identified in article 2.2(f) of this Silica PI Trust Agreement. Where provided in the Silica TDP, certain other actions by the Trustee are also subject to the consent of the Silica TAC.

5.3	Term of Office.

(a)    The initial members of the Silica TAC shall serve the staggered three (3), four (4), or five (5) year terms shown on the signature pages hereof. Thereafter, each term of service shall be five (5) years. A member of the Silica TAC shall serve until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to article 5.3(b) of this Silica PI Trust Agreement, (iv) his or her removal pursuant to article 5.3(c) of this Silica PI Trust Agreement, or (iv) the termination of the Silica PI Trust pursuant to article 7.2 of this Silica PI Trust Agreement.

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(b)    A member of the Silica TAC may resign at any time by written notice to the other members of the Silica TAC, the Trustee, and the Legal Representative. Such notice shall specify a date when such resignation shall take effect, which, where practicable, shall not be less than ninety (90) days after the date such notice is given.

(c)    A member of the Silica TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or other good cause, such as a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, or repeated nonattendance at scheduled meetings. Such removal shall be made at the recommendation of the remaining members of the Silica TAC and with the approval of the Bankruptcy Court.

5.4	Appointment of Successor.

In the event of a vacancy caused by the resignation or term expiration of a Silica TAC member, his or her successor shall be selected by the Silica TAC member who is resigning or whose term is expiring, unless the remaining members unanimously veto the selection, in which case, the successor shall be selected by unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the remaining members shall request that the Bankruptcy Court appoint the successor.

In the event of a vacancy caused by removal or death of a Silica TAC member, or in the event that a resigning or retiring member does not name his or her successor, the remaining members of the Silica TAC by unanimous vote shall name the successor. If the remaining members of the Silica TAC cannot reach unanimous agreement, the remaining members shall request that the Bankruptcy Court appoint the successor.

Each successor Silica TAC member shall serve until the earlier of (a) the end of a full term of five (5) years if his or her predecessor member completed his or her term, (b) the end of the remainder of the term of the member whom he or she is replacing if said predecessor member did not complete said term, (c) his or her death, (d) his or her resignation pursuant to article 5.3(b) of this Silica PI Trust Agreement, (e) his or her removal pursuant to article 5.3(c) of this Silica PI Trust Agreement, or (f) the termination of the Silica PI Trust pursuant to article 7.2 of this Silica PI Trust Agreement.

5.5	Silica TAC’s Employment of Professionals.

(a)    The Silica TAC may, but is not required to, retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, financial and investment advisors, and such other parties deemed by the Silica TAC to be qualified as experts on matters submitted to the Silica TAC (collectively, the “Silica TAC Professionals”). The Silica TAC and the Silica TAC Professionals shall at all times have complete access to the Silica PI Trust’s officers, employees, and agents, as well as to the Silica TAC Professionals retained by the Silica PI Trust, and shall also have complete access to all information generated by them or otherwise available to the Silica PI Trust or the Trustee. In the absence of gross negligence, the written opinion of, or information provided by, any Silica TAC Professional deemed by the Silica TAC to be qualified as an expert on the particular matter submitted to the Silica TAC shall be full and complete authorization and protection in support of any action taken or not taken by the Silica TAC in good faith and in accordance with the written opinion of, or information provided by, the Silica TAC Professional.

(b)    The Silica PI Trust shall promptly reimburse, or pay directly if so instructed, the Silica TAC for all reasonable fees and costs associated with the Silica TAC’s employment of legal counsel pursuant to the above provision in connection with the Silica TAC’s performance of its duties hereunder. The Silica PI Trust shall also promptly reimburse, or pay directly if so instructed, the Silica TAC for all reasonable fees and costs associated

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with the Silica TAC’s employment of any other Silica TAC Professional pursuant to the above provision in connection with the Silica TAC’s performance of its duties hereunder; provided, however, that (i) the Silica TAC has first submitted to the Silica PI Trust a written request for such reimbursement setting forth the reasons (A) why the Silica TAC desires to employ such Silica TAC Professional, and (B) why the Silica TAC cannot rely on professionals retained by the Silica PI Trust to meet the need of the Silica TAC for such expertise or advice, and (ii) the Silica PI Trust has approved the Silica TAC’s request for reimbursement in writing. If the Silica PI Trust agrees to pay for the Silica TAC Professional, such reimbursement shall be treated as a Silica PI Trust Expense. If the Silica PI Trust declines to pay for the Silica TAC Professional, it must set forth its reasons in writing. If the Silica TAC still desires to employ such Silica TAC Professional as a Silica PI Trust Expense, the Silica TAC and/or the Trustee shall resolve their dispute pursuant to article 7.13 of this Silica PI Trust Agreement.

5.6	Compensation and Expenses of Silica TAC.

Each member of the Silica TAC shall receive compensation from the Silica PI Trust for services as a member of the Silica TAC based on his or her reasonable, customary hourly rate. The members of the Silica TAC also shall be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a Silica PI Trust Expense.

The Silica PI Trust shall include a description of the amounts paid under this article 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustee, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) of this Silica PI Trust Agreement.

5.7	Procedures for Consultation with, and Obtaining the Consent of, the Silica TAC.

(a)    Consultation Process.

(i)    In the event the Trustee is required to consult with the Silica TAC pursuant to article 2.2(e) of this Silica PI Trust Agreement or on other matters as provided herein, the Trustee shall provide the Silica TAC with written advance notice of the matter under consideration and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee also shall provide the Silica TAC with such reasonable access to professionals and other experts retained by the Silica PI Trust and its staff (if any) as the Silica TAC may reasonably request during the time that the Trustee is considering such matter, and also shall provide the Silica TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.

(ii)    The Trustee shall take into consideration the time required for the Silica TAC to engage and consult, if its members so wish, with its own independent financial or investment advisors as to such matter.

(b)    Consent Process.

(i)    In the event the Trustee is required to obtain the consent of the Silica TAC pursuant to article 2.2(f) of this Silica PI Trust Agreement, the Trustee shall provide the Silica TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustee proposes to take, and explaining in detail the reasons why the Trustee desires to take such action. The Trustee shall provide the Silica TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee also shall provide the Silica TAC with such reasonable access to professionals and other experts retained by the Silica PI Trust and its staff (if any) as the Silica TAC may reasonably request during the time that the Trustee is

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considering such action, and also shall provide the Silica TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.

(ii)    The Silica TAC shall consider in good faith and in a timely fashion any request for its consent by the Trustee, and shall in any event advise the Trustee in writing of its consent or its objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustee. The Silica TAC may not withhold its consent unreasonably. If the Silica TAC decides to withhold its consent, it shall explain in detail its objections to the proposed action. If the Silica TAC does not advise the Trustee in writing of its consent or its objections to the action within thirty (30) days of receiving notice regarding such request, the Silica TAC’s consent to the proposed actions shall be deemed to have been affirmatively granted.

(iii)    If, after following the procedures specified in this article 5.7(b), the Silica TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustee and/or the Silica TAC shall resolve their dispute pursuant to article 7.13 of this Silica PI Trust Agreement. However, the burden of proof with respect to the validity of the Silica TAC’s objection and withholding of its consent shall be on the Silica TAC.

ARTICLE 6

THE LEGAL REPRESENTATIVE

6.1	Duties.

The Legal Representative shall serve in a fiduciary capacity, representing the interests of the future Silica PI Trust Claimants, for the purpose of protecting the rights of persons that might subsequently assert future and unknown Demands. The Trustee shall consult with the Legal Representative on matters identified in article 2.2(e) of this Silica PI Trust Agreement, shall obtain the consent of the Legal Representative on matters identified in article 2.2(f) of this Silica PI Trust Agreement, and may consult with the Legal Representative on any matter affecting the Silica PI Trust. Where provided in this Silica PI Trust Agreement or the Silica TDP, certain actions of the Trustee are subject to the consent of the Legal Representative.

6.2	Term of Office.

(a)    The Legal Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to article 5.2(b) of this Silica PI Trust Agreement, (iii) his or her removal pursuant to article 5.2(c) of this Silica PI Trust Agreement, or (iv) the termination of the Silica PI Trust pursuant to article 7.2 of this Silica PI Trust Agreement.

(b)    The Legal Representative may resign at any time by written notice to the Trustee. Such notice shall specify a date when such resignation shall take effect, which, where practicable, shall not be less than ninety (90) days after the date such notice is given.

(c)    The Legal Representative may be removed in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical or mental deterioration, or other good cause, such as a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, or repeated nonattendance at scheduled meetings. Such removal shall be made by the decision of the Trustee.

6.3	Appointment of Successor.

A vacancy caused by resignation shall be filled prior to the effective date of such resignation with an individual nominated by the resigning Legal Representative. A vacancy for any other reason, or in the absence of a nomination

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by the Legal Representative, shall be filled with an individual selected by majority vote of the Trustee and the Silica TAC. The successor Legal Representative shall, in either case, be subject to Bankruptcy Court approval.

6.4	Legal Representative’s Employment of Professionals.

Subject to the conditions in article 6.5(b) of this Silica PI Trust Agreement, the Legal Representative may retain and/or consult with counsel, accountants, appraisers, financial and investment advisors, auditors, forecasters, silica experts and other parties deemed by the Legal Representative to be qualified as experts (the “Legal Representative Professionals”) on matters submitted to them, and the opinion of any such parties on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the Legal Representative hereunder in good faith and in accordance with the written opinion of any such party and in the absence of gross negligence. The Legal Representative and his or her experts shall at all times have complete access to the Silica PI Trust’s officers, employees, and agents, and the accountants, appraisers, auditors, forecasters, and other experts retained by the Silica PI Trust as well as all information generated by them or otherwise available to the Silica PI Trust or Trustee.

6.5	Compensation and Expenses of the Legal Representative.

(a)    The Legal Representative shall receive compensation from the Silica PI Trust for his or her services as the Legal Representative at his or her reasonable, customary hourly rate. The Silica PI Trust will promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable out-of-pocket costs and expenses, including fees and costs associated with employment of legal counsel in connection with the performance of his or her duties.

(b)    The Silica PI Trust also shall promptly reimburse, or pay directly if so instructed, all reasonable fees and expenses of the Legal Representative Professionals associated with employment of those professionals; provided, however, that (i) the Legal Representative previously shall have submitted a written request to the Silica PI Trust setting forth the reasons (A) why the Legal Representative desires to employ such Legal Representative Professional and (B) why the Legal Representative cannot rely on professionals retained by the Silica PI Trust to meet the needs of the Legal Representative for such expertise or advice, and (ii) the Silica PI Trust has approved the Legal Representative’s request for reimbursement in writing. If the Silica PI Trust agrees to pay for a Legal Representative Professional, such expenses shall be treated as a Silica PI Trust Expense. If the Silica PI Trust declines to pay for a professional, it must set forth its reasons in writing. If the Legal Representative still desires to employ the Legal Representative Professional at the Silica PI Trust Expense, the Legal Representative and Trustee shall resolve their dispute pursuant to article 7.13 of this Silica PI Trust Agreement. Such reimbursement or direct payment shall be deemed a Silica PI Trust Expense. The Silica PI Trust shall include a description of the amounts paid under this section in the reports to be filed with the Bankruptcy Court and provided to the Silica TAC, the Legal Representative, the Reorganized Debtors, and Halliburton pursuant to article 2.2(c)(i) above.

6.6	Procedure for Consulting with the Legal Representative.

(a)    Consultation Process.

(i)    In the event the consent of the Legal Representative is required pursuant to the terms hereof or of the Silica TDP, the Trustee shall promptly provide the Legal Representative and his or her counsel with notice and with all information regarding the matter in question. The Trustee also shall provide the Legal Representative with such reasonable access to professionals and other experts retained by the Silica PI Trust and its agents as the Legal Representative may reasonably request during that time, and also shall provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of times, to discuss and comment on such matter with the Trustee.

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(ii)    The Trustee shall take into consideration the time required for the Legal Representative to engage and consult, if he or she wishes, with his or her own independent financial or investment advisors as to such matters.

(b)    Consent Process.

(i)    In the event the Trustee is required to consult with the Legal Representative pursuant to article 2.2(e) of this Silica PI Trust Agreement or on any other matters specified herein, the Trustee shall provide the Legal Representative with written advance notice of the matter under consideration and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee also shall provide the Legal Representative with such reasonable access to Professionals and other experts retained by the Silica PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustee is considering such matter, and shall provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.

(ii)    The Legal Representative shall consider in good faith and in a timely fashion any request by the Trustee and may not withhold his or her consent unreasonably. If the Legal Representative does not notify the Trustee of his or her objection to such request within thirty (30) days after receiving notice and information regarding such request, then the Legal Representative’s consent shall be deemed to have been affirmatively granted.

(iii)    If, after following the procedures set forth in this article 6.6(b), the Legal Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustee and the Legal Representative shall resolve their dispute pursuant to article 7.13 of this Silica PI Trust Agreement. However, the burden of proof with respect to the validity of the Legal Representative’s objection and withholding of his or her consent shall be on the Legal Representative.

ARTICLE 7

GENERAL PROVISIONS

7.1	Irrevocability.

The Silica PI Trust is irrevocable.

7.2	Termination.

(a)    The Silica PI Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events (the “Termination Date”):

(i)    the Trustee, in his or her discretion, decides to terminate the Silica PI Trust because (A) he or she deems it unlikely that new Silica Unsecured PI Trust Claims will be filed against the Silica PI Trust and (B) all Silica Unsecured PI Trust Claims duly filed with the Silica PI Trust have been liquidated and paid to the extent provided in this Silica PI Trust Agreement and the Silica TDP, or disallowed by a final, nonappealable order, to the extent possible based upon the funds available through the Plan, and twelve (12) consecutive months have elapsed during which no new Silica Unsecured PI Trust Claims have been filed with the Silica PI Trust;

(ii)    if the Trustee has in place irrevocable insurance policies and has established claims-handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected

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remaining obligations and expenses of the Silica PI Trust in a manner consistent with this Silica PI Trust Agreement and the Silica TDP, the date on which the Bankruptcy Court enters a Final Order approving such insurance and other arrangements; or

(iii)    to the extent that any rule against perpetuities shall be deemed applicable to the Silica PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr. of Massachusetts living on the date hereof.

(b)    On the Termination Date, after payment of all the Silica PI Trust’s liabilities have been provided for, all monies remaining in the Silica PI Trust estate shall be contributed (i) to the Asbestos PI Trust or (ii) if the Asbestos PI Trust no longer exists, to such charitable purposes as the Trustee, in his or her reasonable discretion, may determine, except that such charitable purposes, if practicable, shall be related to the treatment of, research regarding, or payment of, claims related to silica-caused disorders. Notwithstanding any other provision of the Plan Documents, this article 7.2(b) cannot be modified or amended.

7.3	Amendments.

The Trustee, with consent of the Silica TAC and the Legal Representative pursuant to article 2.2(f) of this Silica PI Trust Agreement, may modify or amend this Silica PI Trust Agreement or any document annexed to it, including, without limitation, the Silica PI Trust Bylaws or the Silica TDP; provided, however, that no modification or amendment may be made to article 1.4(g) of this Silica PI Trust Agreement. Notwithstanding anything contained in this Silica PI Trust Agreement to the contrary, this Silica PI Trust Agreement, the Silica PI Trust Bylaws, the Silica TDP, and any document annexed to any of the foregoing shall not be modified or amended in any way that could jeopardize, impair, or modify the efficacy or enforceability of the Injunctions, the Silica PI Trust’s qualified settlement fund status, or the rights of the Debtor-Affiliated Protected Parties under the Plan Documents. Any modification or amendment made pursuant to this article must be done in writing.

7.4	Meetings.

The Legal Representative, the Trustee, or a member of the Silica TAC shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Silica PI Trust matters with the Legal Representative, or the Trustee, as applicable. The Trustee shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of articles 4.5 and 5.5 of this Silica PI Trust Agreement.

7.5	Severability.

Should any provision in this Silica PI Trust Agreement be determined to be unenforceable by a court of competent jurisdiction, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Silica PI Trust Agreement.

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7.6	Notices.

Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person’s legal representative, in each case as provided on such person’s claim form submitted to the Silica PI Trust with respect to his, her, or its Silica Unsecured PI Trust Claim.

Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by email or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of the Notice Recipients, the Trustee, the Legal Representative, or the Reorganized Debtors, to the other Notice Recipients in compliance with the terms hereof.

To the Silica PI Trust through the Trustee:	Telephone: Facsimile: Email:
To the Legal Representative:	Eric D. Green
Resolutions, LLC
155 Federal Street
Boston, Massachusetts 02110
Telephone: (617) 556-0800
Facsimile: (617) 556-9900
Email: ericdgreen@resolutionsllc.com

With a copy to:

James L. Patton, Jr.
Young Conaway Stargatt & Taylor, LLP
1000 West Street, 17th Floor
Wilmington, Delaware 19801
Telephone: (302) 571-6684
Facsimile: (302) 571-1253
Email: jpatton@ycst.com

To the Silica TAC:	Telephone: Facsimile: Email:

Telephone: Facsimile: Email:

PLAN EXHIBIT 10- 18

Telephone: Facsimile: Email:

To the Reorganized Debtors or Halliburton:	Albert O. Cornelison, Jr.
c/o Halliburton Company
1401 McKinney Street
Houston, Texas 77010
Telephone: (713) 759-2620
Facsimile: (713) 759-2622
Email: bert.cornelison@halliburton.com

With a copy to:

Jeffrey N. Rich
Kirkpatrick & Lockhart LLP
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 536-4097
Facsimile: (212) 536-3901
Email: jrich@kl.com

and

Michael G. Zanic
Kirkpatrick & Lockhart LLP
Henry W. Oliver Bldg.,
535 Smithfield Street
Pittsburgh, Pennsylvania 15222
Telephone: (412) 355-6219
Facsimile: (412) 355-6501
Email: mzanic@kl.com

and

Jack L. Kinzie
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Telephone: (214) 953-6727
Facsimile: (214) 661-4727
Email: jack.kinzie@bakerbotts.com

All such notices and communications, if mailed, shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return electronic transmission.

PLAN EXHIBIT 10- 19

7.7	Successors and Assigns.

The provisions of this Silica PI Trust Agreement shall be binding upon, and inure to the benefit of, the Settlors, the Silica PI Trust, and the Trustee, and their respective successors and assigns, except that neither the Settlor, nor the Silica PI Trust, nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Silica PI Trust Agreement except, in the case of the Silica PI Trust and the Trustee, as contemplated by article 2.1 of this Silica PI Trust Agreement.

7.8	Limitation on Claim Interests for Securities Laws Purposes.

Silica Unsecured PI Trust Claims and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged, or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution, (b) shall not be evidenced by a certificate or other instrument, (c) shall not possess any voting rights, and (d) shall not be entitled to receive any dividends or interest; provided, however, that the foregoing shall not apply to the holder of an Indirect Silica PI Trust Claim that is subrogated to a Silica Unsecured PI Trust Claim as a result of its satisfaction of such Silica Unsecured PI Trust Claim.

7.9	Entire Agreement; No Waiver.

The entire agreement of the parties relating to the subject matter of this Silica PI Trust Agreement is contained herein and in the documents referred to herein, and this Silica PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any further exercise thereof or of any other right, power, or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

7.10	Headings.

The headings used in this Silica PI Trust Agreement are inserted for convenience only and neither constitute a portion of this Silica PI Trust Agreement nor in any manner affect the construction of the provisions of this Silica PI Trust Agreement.

7.11	Governing Law.

This Silica PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

7.12	Settlors and Settlor Cooperation.

The Reorganized Debtors are hereby irrevocably designated as Settlors and are hereby authorized to take any action required of the Settlors in connection with the Silica PI Trust. The Reorganized Debtors agree to cooperate in implementing the goals of this Silica PI Trust.

7.13	Dispute Resolution.

Any disputes that arise under this Silica PI Trust Agreement or under the annexes hereto shall be resolved by submission of the matter to an alternative dispute resolution (“ADR”) process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. In either case, if the dispute

PLAN EXHIBIT 10- 20

arose pursuant to the consent provision set forth in article 5.7(b) (in the case of the Silica TAC) or article 6.6(b) of this Silica PI Trust Agreement (in the case of the Legal Representative), the burden of proof shall be on the party or parties who withheld consent to show that the objection was valid. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this Silica PI Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

7.14	Enforcement and Administration.

The provisions of this Silica PI Trust Agreement and the annexes hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustee.

7.15	Effectiveness.

This Silica PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

7.16	Counterpart Signatures.

This Silica PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Silica PI Trust Agreement this              day of                          2004.

SETTLORS: MID-VALLEY, INC., a Pennsylvania corporation

By:
Name:
Title:

DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 10- 21

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:
Name:
Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Name:
Title:

TRUSTEE

Martin J. Murphy

SILICA TAC

Name: (3-year term)

PLAN EXHIBIT 10- 22

Name (4-year term)

Name (5-year term)

LEGAL REPRESENTATIVE

Eric D. Green

PLAN EXHIBIT 10- 23

Annex 1 to Silica PI Trust Agreement

Indemnification Agreement

PLAN EXHIBIT 10, Annex 1

INDEMNIFICATION AGREEMENT

by and among

Mid-Valley, Inc.,

DII Industries, LLC,

Kellogg Brown & Root, Inc.,

KBR Technical Services, Inc.,

Kellogg Brown & Root Engineering Corp.,

Kellogg Brown & Root International, Inc. (a Delaware corporation),

Kellogg Brown & Root International, Inc. (a Panamanian corporation),

BPM Minerals, LLC,

Halliburton Company,

and

the DII Industries, LLC Silica PI Trust

                         , 2004

PLAN EXHIBIT 10, Annex 1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of                           , 2004, by and among Mid-Valley, Inc., DII Industries LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), BPM Minerals LLC, each a debtor and debtor in possession in case number 03-             before the United States Bankruptcy Court for the Western District of Pennsylvania, Pittsburgh Division (collectively, the “Debtors”), Halliburton Company, a Delaware corporation, on behalf of itself and for the benefit of the Halliburton Current Affiliates and Harbison-Walker Entities, and the DII Industries, LLC Silica PI Trust (the “Silica PI Trust”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated as of September 18, 2003.

RECITALS

WHEREAS, at the time of the entry of the order for relief in the Reorganization Cases, the Debtors and the Harbison-Walker Entities had been named as defendants in personal-injury and wrongful-death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, silica or silica-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in a case known as In re Mid-Valley, Inc., et al., Case No 03-            , pending before the Bankruptcy Court.

WHEREAS the Plan provides, among other things, for the creation of the Silica PI Trust.

WHEREAS the Debtors, Halliburton Company, and the Trustee of the Silica PI Trust have entered into the Silica PI Trust Agreement.

WHEREAS, pursuant to the Plan and the Silica PI Trust Agreement, the Silica PI Trust is to use its assets and income to pay Silica Unsecured PI Trust Claims.

WHEREAS the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Halliburton Entities and the Harbison-Walker Entities with respect to Silica Unsecured PI Trust Claims.

WHEREAS the Silica PI Trust Agreement requires that the Silica PI Trust indemnify the Halliburton Entities and the Harbison-Walker Entities for Silica Unsecured PI Trust Claims.

WHEREAS, as provided in the Silica PI Trust Agreement, the Parties hereto desire to set forth certain agreements regarding indemnification matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and such other valuable consideration, the Parties hereto agree as follows:

PLAN EXHIBIT 10, Annex 1 - 1

ARTICLE I

DEFINITIONS

Section 1.1	Action.

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding, or investigation by or before any federal, state, local, foreign, or international governmental entity, or any arbitration or mediation tribunal.

Section 1.2	Entity.

“Entity” means an individual, a partner (general or limited), a member, a corporation, a limited liability company, a partnership (general or limited), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

Section 1.3	Indemnitee.

“Indemnitee” means a Halliburton Entity or a Harbison-Walker Entity.

Section 1.4	Liabilities.

“Liabilities” means any expenses, costs, and fees, including, without limitation, judgments, settlements, and other liabilities arising from, or incurred in connection with, any Action.

Section 1.5	Party.

“Party” means each of the signatories hereto.

ARTICLE II

INDEMNIFICATION

Section 2.1	Indemnification by the Silica PI Trust.

Except as otherwise provided in this Agreement, the Silica PI Trust shall indemnify, defend (and, where applicable, pay the defense costs for), and hold harmless the Indemnitees from and against any and all Liabilities associated with a Silica Unsecured PI Trust Claim that any third party seeks to impose upon the Indemnitees, or which are imposed upon the Indemnitees, including, but not limited to, Indirect Silica Unsecured PI Trust Claims.

In the event that the Silica PI Trust makes a payment to the Indemnitees hereunder, and any of the Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, the applicable Indemnitees will promptly repay the Silica PI Trust the amount by which the payment made by the Silica PI Trust exceeds the actual cost of the associated indemnified Liability.

PLAN EXHIBIT 10, Annex 1 - 2

Section 2.2	Procedures for Defense, Settlement, and Indemnification of Silica Unsecured PI Trust Claims Within Section 2.1.

(a)    Notice of Claims. If an Indemnitee shall receive notice or otherwise learn of the assertion or commencement by an Entity of any Silica Unsecured PI Trust Claim with respect to which the Silica PI Trust may be obligated to provide indemnification to such Indemnitee pursuant to section 2.1 of this Agreement, the Indemnitee shall give the Silica PI Trust written notice thereof within thirty (30) days after becoming aware of such Silica Unsecured PI Trust Claim. Any such notice shall describe the Silica Unsecured PI Trust Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee to give notice as provided in this section 2.2(a) shall not relieve the Silica PI Trust of its obligations under this article II, except to the extent that the Silica PI Trust is actually and substantially prejudiced by such delay or failure to give notice.

(b)    Defense by the Silica PI Trust. The Silica PI Trust shall have the sole right to manage the defense of any Silica Unsecured PI Trust Claim for which the Silica PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement; provided, however, that it may not settle or compromise any such claim except with consent of the Indemnitee. Within thirty (30) days after the receipt of notice from an Indemnitee in accordance with section 2.2(a) (or sooner, if the nature of such Silica Unsecured PI Trust Claim so requires), the Silica PI Trust shall notify the Indemnitee that the Silica PI Trust will assume responsibility for managing the defense of such Silica Unsecured PI Trust Claim, which notice shall specify any reservations or exceptions.

(c)    Defense by Indemnitee. If the Silica PI Trust fails to assume responsibility for managing the defense of an Silica Unsecured PI Trust Claim for which the Silica PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement, or fails to notify an Indemnitee that it will assume responsibility as provided in section 2.2(b), such Indemnitee may manage the defense of such Silica Unsecured PI Trust Claim; provided, however, that the Silica PI Trust shall reimburse all such costs and expenses in the event it is ultimately determined that the Silica PI Trust is obligated to indemnify the Indemnitee with respect to such Silica Unsecured PI Trust Claim.

(d)    No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding any provision of this section 2.2, no Party shall consent to entry of any judgment or enter into any settlement of a Silica Unsecured PI Trust Claim for which the Silica PI Trust may be obligated to provide indemnification to an Indemnitee pursuant to section 2.1 of this Agreement without the consent of the other Party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to permit any injunction, declaratory judgment, other order, or other nonmonetary relief to be entered, directly or indirectly, against the other Party.

(e)    Subrogation. In the event of payment by or on behalf of the Silica PI Trust to or on behalf of any Indemnitee in connection with any Silica Unsecured PI Trust Claim, the Silica PI Trust shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part, based upon whether the Silica PI Trust has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense, or claim relating to such Silica Unsecured PI Trust Claim against any claimant or plaintiff asserting such Silica Unsecured PI Trust Claim or against any other Entity. Such Indemnitee shall cooperate with the Silica PI Trust in a reasonable manner, and at the cost and expense of the Silica PI Trust, in prosecuting any subrogated right, defense, or claim.

PLAN EXHIBIT 10, Annex 1 - 3

ARTICLE III

MISCELLANEOUS

Section 3.1	Entire Agreement.

Except as provided otherwise in the Plan Documents, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof; provided, however, that, in the event of an inconsistency between this Agreement and the Plan, the Plan shall govern.

Section 3.2	Governing Law.

This Agreement shall be governed by, and construed in accordance with, and all Disputes hereunder shall be governed by, the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

Section 3.3	Descriptive Headings.

The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an article or a section, such reference shall be to an article or section of this Agreement unless otherwise indicated.

Section 3.4	Notices.

Notices, offers, requests, or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

if to the Silica PI Trust through the Trustee:

if to the Debtors or Halliburton Company:

Albert O. Cornelison, Jr.

c/o Halliburton Company

1401 McKinney Street

Houston, Texas 77010

Telephone: (713) 759-2620

Facsimile: (713) 759-2622

Email: bert.cornelison@halliburton.com

With copies to:

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 536-4097

Facsimile: (212) 536-3901

Email: jrich@kl.com

PLAN EXHIBIT 10, Annex 1 - 4

and

Michael G. Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

Telephone: (412) 355-6219

Facsimile: (412) 355-6501

Email: mzanic@kl.com

and

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Telephone: (214) 953-6727

Facsimile: (214) 661-4727

Email: jack.kinzie@bakerbotts.com

Notice provided pursuant to this section 3.4 also shall be given in writing to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving nonperformance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices also may be sent by email or facsimile, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 3.5	Third-Party Beneficiaries.

This Agreement shall inure to the benefit of the Parties and each of their respective heirs, successors, and assigns. Except for the Halliburton Entities or the Harbison-Walker Entities, nothing in this Agreement, express or implied, is intended to confer upon any other Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 3.6	Other Agreements Evidencing Indemnification Obligations.

The Silica PI Trust hereby agrees to execute, for the benefit of any Indemnitee, such documents as may be reasonably requested by such Indemnitee, evidencing the Silica PI Trust’s agreement that the indemnification obligations of the Silica PI Trust set forth in this Agreement inure to the benefit of, and are enforceable by, such Indemnitee.

Section 3.7	Counterparts.

This Agreement and the other documents referred to herein may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 3.8	Binding Effect; Assignment.

No Party may assign or transfer this Agreement, directly or indirectly, in whole or in part, whether by operation of law or otherwise, without the other Parties’ prior written consent, and any attempted assignment,

PLAN EXHIBIT 10, Annex 1 - 5

transfer, or delegation without such prior written consent shall be voidable at the sole option of such other Parties. Notwithstanding the foregoing, each Party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such Party. Without limiting the foregoing, this Agreement will be binding upon, and inure to the benefit of, the Parties and their permitted successors and assigns. This Agreement may be enforced separately by the Silica PI Trust and each Indemnitee.

Section 3.9	Severability.

If any term or other provision of this Agreement is determined by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.10	Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Section 3.11	Amendment.

No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties to this Agreement.

[Signature pages follow.]

PLAN EXHIBIT 10, Annex 1 - 6

IN WITNESS WHEREOF, each of the Parties has caused this Indemnification Agreement to be executed on its behalf by its duly authorized officers thereunto on the day and year first above written.

HALLIBURTON COMPANY,
a Delaware corporation

By:
Name:
Title:

DEBTORS:

MID-VALLEY, INC.,
a Pennsylvania corporation

By:
Name:
Title:

DII INDUSTRIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC.,
a Delaware corporation

By:
Name:
Title:

KBR TECHNICAL SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 10, Annex 1 - 7

KELLOGG BROWN & ROOT ENGINEERING CORP.,
a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC.,
a Panamanian corporation

By:
Name:
Title:

BPM MINERALS, LLC,
a New Jersey limited liability company

By:
Name:
Title:

TRUSTEE:

By: Name:

PLAN EXHIBIT 10, Annex 1 - 8

Annex 2 to Silica PI Trust Agreement

Silica PI Trust Bylaws

Plan Exhibit 10, ANNEX 2

DII INDUSTRIES, LLC SILICA PI TRUST BYLAWS

ARTICLE I

OFFICES

SECTION 1.  Principal Office.  The initial principal office of the DII Industries, LLC Silica PI Trust shall be in                      or at such other place as the Trustee shall from time to time select.

SECTION 2.  Other Offices.  The Silica PI Trust1 may have such other offices at such other places as the Trustee may from time to time determine to be necessary for the efficient and cost-effective administration of the Silica PI Trust.

ARTICLE II

TRUSTEE

SECTION 1.  Control of Property, Business, and Affairs.  The property, business, and affairs of the Silica PI Trust shall be managed by or under the direction of the Trustee, provided that certain decisions of the Trustee shall be subject to the consent of the Silica TAC and Legal Representative, as provided in the Silica PI Trust Agreement to which these Bylaws are attached.

SECTION 2.  Regular Meetings.  Regular meetings of the Trustee with the Silica TAC and the Legal Representative may be held at such time and place as shall from time to time be determined by the Trustee, provided that the Trustee shall meet at least once per calendar quarter on a schedule announced as soon as practicable after the Effective Date, and on the anniversary of the Effective Date thereafter. After there has been such determination, and a notice thereof has been once given to the Trustee, members of the Silica TAC, and the Legal Representative, regular meetings may be held without further notice being given.

SECTION 3.  Special Meeting Notice.  Special meetings of the Trustee, the Silica TAC, and the Legal Representative shall be held whenever called by the Trustee. Notice of each such meeting shall be delivered by overnight courier to members of the Silica TAC and the Legal Representative, addressed to them at the place designated by them for receipt of such notice, or, failing such designation, at their residence or usual place of business, at least three (3) days before the date on which the meeting is to be held, or shall be sent to them at such place by personal delivery, by telephone, or by facsimile not later than two (2) days before the day on which such meeting is to be held. Such notice shall state the place, date, and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the Trustee, members of the Silica TAC, and the Legal Representative, entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this section 3. No notice or waiver by the Trustee, members of the Silica TAC, or the Legal Representative, with respect to any special meeting, shall be required if such person shall be present at said meeting. Members of the Silica TAC and the Legal Representative shall be entitled to attend every special meeting organized by the Trustee.

SECTION 4.  Action Without a Meeting; Meeting by Conference Call.  Any action required or permitted to be taken at any meeting of the Trustee, the Silica TAC, and the Legal Representative may be taken without a meeting if the Trustee, after notice to the Silica TAC and Legal Representative, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Trustee.

[1]	Capitalized terms used herein shall have the meanings ascribed to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement. All capitalized terms not defined therein, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code or Bankruptcy Rules, and such definitions are incorporated herein by reference.

Plan Exhibit 10, ANNEX 2-1

The Trustee also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided, that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

SECTION 1.  Principal Officers.  The principal officer of the Silica PI Trust shall be the Trustee, as appointed pursuant to section 4.1 of the Silica PI Trust Agreement. The Silica PI Trust also may have such other officers as the Trustee may appoint after determining that such appointment will promote the efficient and cost-effective administration of the Silica PI Trust.

SECTION 2.  Subordinate Officers.  In addition to the principal officer enumerated in section 1 of this article III, the Silica PI Trust may have such other subordinate officers, agents, and employees as the Trustee may deem necessary for the efficient and cost-effective administration of the Silica PI Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Trustee has the power to appoint and to remove any such subordinate officers, agents, or employees.

SECTION 3.  Removal.  The Trustee may remove, with or without cause, at any time, any subordinate officer.

SECTION 4.  Resignations.  Any officer may resign at any time by giving written notice to the Trustee. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.  Powers and Duties.  The officers of the Silica PI Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustee.

ARTICLE IV

AMENDMENTS

SECTION l.  The Bylaws of the Silica PI Trust, other than article II, article III–section 4, and this article IV, may be amended by the Trustee at any meeting of the Trustee, the Silica TAC, and the Legal Representative, provided that notice of the proposed amendment is contained in the notice of such meeting. The remaining Bylaws may be amended by the Trustee only after receipt of the consent of the Silica TAC and the Legal Representative to the proposed amendment.

Plan Exhibit 10, ANNEX 2-2

Annex 3 to Silica PI Trust Agreement

Silica PI Trust Disposition Procedures for Silica Unsecured PI Trust Claims

(Silica TDP)

Plan Exhibit 10, ANNEX 3

DII INDUSTRIES, LLC SILICA PI TRUST

TRUST DISTRIBUTION PROCEDURES

Plan Exhibit 10, ANNEX 3

DII INDUSTRIES, LLC SILICA PI TRUST

TRUST DISTRIBUTION PROCEDURES

DII INDUSTRIES, LLC SILICA PI TRUST TRUST DISTRIBUTION PROCEDURES		1

SECTION 1 Introduction		1

1.1	Purpose	1
1.2	Interpretation	1

SECTION 2 Overview		1

2.1	Silica PI Trust Goals	1
2.2	Silica Unsecured PI Trust Claim Liquidation Procedures	2
2.3	Indirect Silica Unsecured PI Trust Claims	3

SECTION 3 TDP Administration		3

3.1	Silica TAC and Legal Representative	3
3.2	Consultation Procedures	3

SECTION 4 Resolution of Silica Unsecured PI Trust Claims		4

4.1	Ordering, Processing and Payment of Claims	4
	4.1(a) Ordering of Claims	4
	4.1(a)(1) Establishment of the FIFO Processing Queue	4
	4.1(a)(2) Effect of Statutes of Limitations and Repose	4
	4.1(b) Processing of Claims	5
	4.1(c) Payment of Claims	5
4.2	Resolution of Qualifying Settled Silica PI Trust Claims	5
4.3	Resolution of Unliquidated Silica Unsecured PI Trust Claims	5
	4.3(a) Expedited Review Process	6
	4.3(a)(1) In General	6
	4.3(a)(2) Claims Processing under Expedited Review	6
	4.3(a)(3) Disease Levels, Scheduled Values and Medical/Exposure Criteria	6
	4.3(b) Individual Review Process	9
	4.3(b)(1) In General	9
	4.3(b)(1)(A) Disease Level I	9
	4.3(b)(1)(B) Disease Levels II–IV	9
	4.3(b)(2) Valuation Factors to be Considered in Individual Review	10
	4.3(b)(3) Scheduled, Average, and Maximum Values (Non-Harbison-Walker Silica PI Trust Claims)	10
	4.3(b)(4) Scheduled, Average, and Maximum Values (Harbison- Walker Silica PI Trust Claims)	11
4.4	Categorizing Claims as Extraordinary and/or Exigent Hardship	11
	4.4(a)(1) Extraordinary Claims	11
	4.4(a)(2) Exigent Hardship Claims	11
4.5	Secondary Exposure Claims	12
4.6	Indirect Silica Unsecured PI Trust Claims	12

Plan Exhibit 10, ANNEX 3-i

	4.7	Evidentiary Requirements	13
		4.7(a) Medical Evidence	13
		4.7(a)(1) In General	13
		4.7(a)(1)(A) Disease Levels I–II	13
		4.7(a)(1)(B) Disease Levels III–IV	13
		4.7(a)(1)(C) Treatment of Certain Pre-Petition Claims	14
		4.7(a)(2) Credibility of Medical Evidence	14
		4.7(b) Exposure Evidence	14
		4.7(b)(1) In General	14
		4.7(b)(2) Significant Occupational Exposure	15
		4.7(c) Company Exposure	15
	4.8	Claims Audit Program	15
	4.9	Second Disease (Malignancy) Claims	16
	4.10	Arbitration	16
		4.10(a) Establishment of Alternative Dispute Resolution Procedures	16
		4.10(b) Claims Eligible for Arbitration	16
		4.10(c) Limitations on and Payment of Arbitration Awards	16
	4.11	Litigation	17

SECTION 5 Claims Materials			17

	5.1	Claims Materials	17
	5.2	Content of Claims Materials	17
	5.3	Withdrawal or Deferral of Claims	17
	5.4	Filing Requirements and Fees	18

SECTION 6 General Guidelines for Liquidating and Paying Claims			18

	6.1	Showing Required	18
	6.2	Costs Considered	18
	6.3	Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity	18
	6.4	Punitive Damages	19
	6.5	Interest	19
	6.6	Suits in the Tort System	19
6.7	Payment of Judgments for Money Damages		19
6.8	Releases		20
6.9	Third-Party Services		20
6.10	Silica PI Trust Disclosure of Information		20
6.11	Additional Payments to Level I Claimants		20

SECTION 7 Miscellaneous			21

7.1	Amendments		21
7.2	Severability		21
7.3	Governing Law		22

Plan Exhibit 10, ANNEX 3-ii

DII INDUSTRIES, LLC SILICA PI TRUST

TRUST DISTRIBUTION PROCEDURES

The DII Industries, LLC Silica PI Trust Trust Distribution Procedures (the “Silica TDP”) contained herein provide for resolving all Silica Unsecured PI Trust Claims for which a Halliburton Entity or a Harbison-Walker Entity has legal responsibility, as provided in and required by the Debtors’ Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code (“Plan”) and the DII Industries, LLC Silica PI Trust Agreement (the “Silica PI Trust Agreement”). The Plan and Silica PI Trust Agreement establish the DII Industries, LLC Silica PI Trust (the “Silica PI Trust”). The Trustee shall implement and administer this Silica TDP in accordance with the Silica PI Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

SECTION 1

Introduction

1.1    Purpose

This Silica TDP has been adopted pursuant to the Silica PI Trust Agreement. It is designed to provide fair, equitable, and substantially similar treatment for all Silica Unsecured PI Trust Claims that may presently exist or may arise in the future.

1.2    Interpretation

Nothing in this Silica TDP shall be deemed to create a substantive right for any claimant.

SECTION 2

Overview

2.1    Silica PI Trust Goals

The goal of the Silica PI Trust is to treat all claimants equitably. This Silica TDP furthers that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out (“FIFO”) basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.1 To this end, the Silica TDP establishes a single schedule of four silica-related diseases (“Disease Levels”), each of which have presumptive medical and exposure requirements (“Medical/Exposure Criteria”) and specific liquidated values (“Scheduled Values”), and three of which have both anticipated average values (“Average Values”) and caps on their liquidated values (“Maximum Values”). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values, and Maximum Values, set forth in sections 4.3 and 4.4 below, have been selected and derived with the intention of achieving a fair allocation of the Silica PI Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of the Halliburton Entities and the Harbison-Walker Entities and the rights claimants would have in the tort system absent the Reorganization Cases.

A claimant may assert separate Silica Unsecured PI Trust Claims against the Silica PI Trust based on separate exposures to respirable crystalline silica (a) as a result of the use of products manufactured or distributed by, or use of products in operations of, more than one of the Halliburton Entities or of the Harbison-Walker

1	As used in this Silica TDP, the phrase “in the tort system” shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to the Bankruptcy Code or any other applicable law.

Plan Exhibit 10, ANNEX 3-1

Entities or (b) in silica-containing products manufactured or distributed by more than one of the Halliburton Entities or the Harbison-Walker Entities (the “Multiple Exposure Claims”); provided, however, that all such Multiple Exposure Claims must be filed by the claimant at the same time. Provided that a claimant can satisfy the medical and exposure criteria for recovery for multiple exposures, such claimant will be entitled to recover for each exposure proven. Under no circumstances, however, shall any claimant receive more than the full liquidated value of his or her claim, except that a claimant who meets the Medical/Exposure Criteria for both a Harbison-Walker Silica PI Trust Claim and a non-Harbison-Walker Silica PI Trust Claim may recover on both claims such value as determined under this Silica TDP. All Multiple Exposure Claims asserted under Disease Level I will be carefully reviewed by the Silica PI Trust in order to ensure that the purposes and mandate of the Silica PI Trust are fulfilled.

Nothing in this Silica TDP shall prevent a claimant with a claim in Disease Level IV (Complex Silicosis) from asserting a claim against both the Asbestos PI Trust and the Silica PI Trust; provided, however, that the claimant satisfies the applicable medical and exposure criteria for recovery under each respective TDP, and provided further that claimants asserting claims for mixed-dust pneumoconiosis may not recover from the Silica PI Trust, but must submit their claims to the Asbestos PI Trust. Claimants asserting claims in Disease Level III (Lung Cancer) may elect to recover either from the Asbestos PI Trust or the Silica PI Trust, but not both. No payment may be made to a Disease Level I or II claimant who has previously submitted claims to the Asbestos PI Trust and been paid on account of such claims; provided, however, that such claimant may seek Individual Review of such claim if the claimant believes that recovery from both trusts is appropriate. In that event, the Trustee may determine on a case-by-case basis the appropriateness of permitting such claimant to submit a claim in Disease Level I or II (Silicosis or Severe Silicosis), provided that the claimant meets the relevant Medical/Exposure Criteria under this Silica TDP.

2.2    Silica Unsecured PI Trust Claim Liquidation Procedures

Silica Unsecured PI Trust Claims shall be processed based on their place in the FIFO Processing Queue to be established pursuant to section 4.1(a) below. The Silica PI Trust shall take all reasonable steps to resolve and to pay Liquidated Silica PI Trust Claims, other than Qualifying Settled Silica PI Trust Claims, as efficiently and expeditiously as possible at each stage of claims processing and arbitration.

The Silica PI Trust shall liquidate all Silica Unsecured PI Trust Claims, other than Qualifying Settled Silica PI Trust Claims and Silica Final Judgment Claims, that meet the presumptive Medical/Exposure Criteria of Disease Levels I–IV under the Expedited Review process described in section 4.3(a) herein. Claims involving Disease Levels I–IV that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Silica PI Trust’s Individual Review process described in section 4.3(b). In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Silica PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level, if the Silica PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

Silica Unsecured PI Trust Claims involving Disease Levels II–IV tend to raise more complex valuation issues than the Silica Unsecured PI Trust Claims in Disease Level I. Accordingly, claimants holding claims involving these Disease Levels may seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Silica PI Trust’s Individual Review process. These claimants may elect to participate in Expedited Review first or go directly to Individual Review. However, if a claimant chooses to participate in Expedited Review and receives the Scheduled Value for his or her claims, such claimant may not then participate in Individual Review. The liquidated value of a more serious Disease Level II–IV claim that undergoes the Individual Review process for valuation purposes may be determined to be less than its Scheduled Value, and in any event shall not exceed the Maximum Value for the relevant Disease Level set forth in sections

Plan Exhibit 10, ANNEX 3-2

4.3(b)(3) and 4.3(b)(4) below, unless the claim qualifies as an Extraordinary Claim as defined in section 4.4(a) below, in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims.

The Scheduled Values and Maximum Values set forth in sections 4.3(b)(3) and 4.3(b)(4) have been established based upon the Halliburton Entities’ and the Harbison-Walker Entities’ claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, for each of the three more serious Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review Process will result in the Average Values also set forth in that provision.

All unresolved disputes over a claimant’s medical condition, exposure history and/or the liquidated value of the claim shall be subject to binding or non-binding arbitration as set forth in section 4.10 below, at the election of the claimant, under the ADR Procedures that are provided in Attachment A hereto, provided, however, that disputes over whether a claim is a Qualifying Settled Silica PI Trust Claim will be resolved pursuant to article 12.2 of the Plan. Silica Unsecured PI Trust Claims that are the subject of a dispute with the Silica PI Trust that cannot be resolved by non-binding arbitration may enter the tort system as provided in sections 4.11 and 6.6. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable as provided in section 6.7.

2.3    Indirect Silica Unsecured PI Trust Claims

As set forth in section 4.5 below, Indirect Silica Unsecured PI Trust Claims, if any, shall be subject to the same categorization, evaluation, and payment provisions of this Silica TDP as all other Silica Unsecured PI Trust Claims.

SECTION 3

TDP Administration

3.1    Silica TAC and Legal Representative

Pursuant to the Plan and the Silica PI Trust Agreement, the Silica PI Trust and this Silica TDP shall be administered by the Trustee in consultation with the Silica TAC and the Legal Representative. The Trustee shall obtain the consent of the Silica TAC and the Legal Representative on any amendments to this Silica TDP pursuant to section 7.1 below, and on such other matters as are otherwise required below and in section 2.2(f) of the Silica PI Trust Agreement. The Trustee shall also consult with the Silica TAC and the Legal Representative on such matters as are provided below and in section 2.2(e) and (f) of the Silica PI Trust Agreement. The initial members of the Silica TAC and the initial Legal Representative are identified in the Silica PI Trust Agreement.

3.2    Consultation Procedures

In those circumstances in which their consultation or consent is required, the Trustee will provide written notice to the Silica TAC and the Legal Representative of the specific amendment or other action that is proposed. The Trustee will not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in sections 5.7(a) and 6.6(a), or the Consent Process described in sections 5.7(b) and 6.6(b) of the Silica PI Trust Agreement, respectively.

Plan Exhibit 10, ANNEX 3-3

SECTION 4

Resolution of Silica Unsecured PI Trust Claims

4.1    Ordering, Processing, and Payment of Claims

4.1(a)    Ordering of Claims

4.1(a)(1)    Establishment of the FIFO Processing Queue

Other than Qualifying Settled Silica PI Trust Claims, which are addressed in section 4.2, the Silica PI Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the “FIFO Processing Queue”). For all claims filed on or before the date six months after the DII Industries Effective Date (the “Initial Claims Filing Date”), a claimant’s position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to November     , 2003 (the “DII Industries Petition Date”) that the specific claim was either filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system or was actually submitted to one or more of the Halliburton Entities or the Harbison-Walker Entities pursuant to an administrative settlement agreement; (ii) the date before the DII Industries Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with one or more of the Halliburton Entities or the Harbison-Walker Entities; (iii) the date after the DII Industries Petition Date (if any) but before the effective date of the Plan (the “DII Industries Effective Date”) that the claim was filed against another defendant in the tort system; or (iv) the date after the DII Industries Effective Date but on or before the Initial Claims Filing Date that the claim was filed with the Silica PI Trust. Following the Initial Claims Filing Date, the claimant’s position in the FIFO Processing Queue shall be determined by the date the claim was filed with the Silica PI Trust. If any claims are filed on the same date, the claimant’s position in the FIFO Processing Queue shall be determined by the date of the diagnosis of the silica-related disease. If any claims are filed and diagnosed on the same date, the claimant’s position in the FIFO Processing Queue shall be determined by the claimant’s date of birth, with older claimants given priority over younger claimants.

4.1(a)(2)    Effect of Statutes of Limitations and Repose

To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i), for claims first filed in the tort system against one or more of the Halliburton Entities or the Harbison-Walker Entities prior to the DII Industries Petition Date, the applicable federal, state, and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii), for claims not filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date, the applicable statute of limitation that was in effect at the time of the filing with Silica PI Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against one or more of the Halliburton Entities or the Harbison-Walker Entities prior to the DII Industries Petition Date, whether in the tort system or by submission of the claim to one or more of the Halliburton Entities or the Harbison-Walker Entities pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the DII Industries Petition Date if the claim was tolled against one or more of the Halliburton Entities or the Harbison-Walker Entities at the time by an agreement or otherwise; (C) the filing of a claim after the DII Industries Petition Date but prior to the DII Industries Effective Date against another defendant in the tort system; (D) the filing of a proof of claim with the requisite supporting documentation with the Silica PI Trust after the DII Industries Effective Date.

If a Silica Unsecured PI Trust Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be

Plan Exhibit 10, ANNEX 3-4

treated as timely filed if it is actually filed with the Silica PI Trust within three (3) years after the DII Industries Effective Date. In addition, any claims that were first diagnosed after the DII Industries Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Silica PI Trust within three (3) years after the date of diagnosis or within three (3) years after the DII Industries Effective Date, whichever occurs later. However, the processing of any Silica Unsecured PI Trust Claim by the Silica PI Trust may be deferred at the election of the claimant pursuant to section 5.3.

4.1(b)    Processing of Claims

As a general practice, the Silica PI Trust will review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO Processing Queue in the near future.

4.1(c)    Payment of Claims

Silica Unsecured PI Trust Claims that are Silica Final Judgment Claims, or that have been liquidated by the Expedited Review process as provided in section 4.3(a) below, by the Individual Review process as provided in section 4.3(b) below, by arbitration as provided in section 4.10 below, or by litigation in the tort system provided in section 4.11 below, shall be paid in FIFO order based on the date their liquidation became final (the “FIFO Payment Queue”).

Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant’s representative, an offer made by the Silica PI Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the Silica PI Trust has been furnished with evidence that the settlement offer has been submitted to such court or in the probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant’s representative, the Silica PI Trust shall pay the claim in the amount so offered.

If any claims are liquidated on the same date, the claimant’s position in the FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant’s silica-related disease. If any claims are liquidated on the same date and the respective holders’ silica-related diseases were diagnosed on the same date, the position of those claims in the FIFO Payment Queue shall be determined by the Silica PI Trust based on the dates of the claimants’ birth, with older claimants given priority over younger claimants.

4.2    Resolution of Qualifying Settled Silica PI Trust Claims

Qualifying Settled Silica PI Trust Claims shall be paid by the Silica PI Trust pursuant to the terms of the Silica PI Trust Funding Agreement. Any dispute concerning whether a Settled Silica PI Trust Claim is a Qualifying Settled Silica PI Trust Claim shall be resolved between the Claimant and the Debtors or Reorganized Debtors in accordance with article 12.2 of the Plan. The Silica PI Trust shall not participate in such dispute and shall have no responsibility to pay a Settled Silica PI Trust Claim that has not been determined in accordance with the terms of the applicable Silica Claimant Settlement Agreement or the Plan to be a Qualifying Settled Silica PI Trust Claim.

4.3    Resolution of Unliquidated Silica Unsecured PI Trust Claims

Within six months after the establishment of the Silica PI Trust, the Trustee, with the consent of the Silica TAC and the Legal Representative, shall adopt procedures for reviewing and liquidating all unliquidated Silica Unsecured PI Trust Claims, which shall include deadlines for processing such claims. Such procedures shall also require that claimants seeking resolution of unliquidated Silica Unsecured PI Trust Claims first file a proof of

Plan Exhibit 10, ANNEX 3-5

claim form, together with the required supporting documentation, in accordance with the provisions of sections 5.1 and 5.2 below. It is anticipated that the Silica PI Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.

The proof of claim form shall require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.

Upon filing of a valid proof of claim form with the required supporting documentation, the claimant shall be placed in the FIFO Processing Queue in accordance with the ordering criteria described in section 4.1(a) above, and shall advise the Silica PI Trust whether the claim should be liquidated under the Expedited Review process described in section 4.3(a) below or, in certain circumstances, the Individual Review process described in section 4.3(b) below.

4.3(a)    Expedited Review Process

4.3(a)(1)    In General

The Silica PI Trust’s Expedited Review process (“Expedited Review”) is designed primarily to provide an expeditious, efficient, and inexpensive method for liquidating all claims, other than Multiple Exposure Claims, where the claim can easily be verified by the Silica PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Silica Unsecured PI Trust Claims than does the Individual Review process described in section 4.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment. Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value for such Disease Level set forth in section 4.3(a)(3) below. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Individual Review process set forth in section 4.3(b) below.

4.3(a)(2)    Claims Processing under Expedited Review

All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the Silica PI Trust’s proof of claim form provided in Attachment B hereto. As a proof of claim form is reached in the FIFO Processing Queue, the Silica PI Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the four Disease Levels eligible for Expedited Review, and shall advise the claimant of its determination. If a Disease Level is determined, the Silica PI Trust shall tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level, together with a form of release approved by the Silica PI Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Silica PI Trust shall disburse payment.

4.3(a)(3)    Disease Levels, Scheduled Values, and Medical/Exposure Criteria

The four Disease Levels covered by this Silica TDP, together with the Medical/Exposure Criteria for each and the separate Scheduled Values for the unliquidated Harbison-Walker Silica PI Trust Claims and for the unliquidated Silica Unsecured PI Trust Claims for which any of the Halliburton Entities or their predecessors other than Harbison-Walker (the “Non-Harbison-Walker Silica PI Trust Claims”) have legal responsibility for the four Disease Levels eligible for Expedited Review, are set forth below. For those claimants who (i) vote to

Plan Exhibit 10, ANNEX 3-6

accept or reject the plan and (ii) file their claims with the Silica PI Trust on or before the Initial Claims Filing Date provided in section 4.1 above, these Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all Silica Unsecured PI Trust Claims (except Qualifying Settled Silica PI Trust Claims) for which the claimant elects Expedited Review. Thereafter for purposes of administering Expedited Review and with the consent of the Silica TAC and the Legal Representative, the Trustee may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional silica personal-injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then-current Disease Levels.

Schedule I—Non-Harbison-Walker Silica PI Trust Claims and

Harbison-Walker Silica PI Trust Claims

Disease Level	Non-Harbison Walker Silica PI Trust Claims / Harbison- Walker Silica PI Trust Claims		Medical/Exposure Criteria

Complex Silicosis (Level IV)	$ $	3,500 / 16,900

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of underlying bilateral silicosis based upon physical exam, physical history (including that of smoking), and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) Diagnosis: (a) by a board-certified doctor of pulmonology of (i) tuberculosis, (ii) silico-proteinosis, or (iii) coalescence of silicotic opacities (PMF); or (b) by a board-certified doctor of rheumatology of (i) scleroderma or (ii) lupus or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(3) Medical documentation: (a) from a board-certified doctor of pulmonology stating that the tuberculosis, silico-proteinosis, or coalescence of silicotic opacities (PMF), as the case may be, was caused by exposure to silica or (b) from a board-certified rheumatologist stating that the scleroderma or lupus, as the case may be, was caused by exposure to silica, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(4) >10 years from first exposure to diagnosis

(5) Significant Occupational Exposure

(6) Company Exposure

Plan Exhibit 10, ANNEX 3-7

Disease Level	Non-Harbison Walker Silica PI Claims / Harbison- Walker Silica PI Trust Claims	Medical/Exposure Criteria

Lung Cancer (Level III)[2]	$3,500 / $16,900

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of underlying bilateral silicosis based upon physical exam, physical history (including that of smoking), and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) Diagnosis by a board-certified doctor of pulmonology or oncology of primary lung cancer, based on physical examination, physical history (including that of smoking), and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(3) Medical documentation stating that the claimant’s lung cancer was caused by exposure to silica, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(4) >10 years from first exposure to diagnosis

(5) Significant Occupational Exposure

(6) Company Exposure

Severe Silicosis (Level II)	$3,500 / $11,000

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of bilateral silicosis based on physical examination and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) >10 years from first exposure to diagnosis

(3) ILO of 2/1 or greater, and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes

(4) FVC ≤ 65%, or FEV1 ≤ 65% with DLCOsb ≤ 60%

(5) Significant Occupational Exposure

(6) Company Exposure

2	Assumes claimants are or were smokers; non-smokers may receive higher than the Scheduled Values through individual review process.

Plan Exhibit 10, ANNEX 3-8

Disease Level	Non-Harbison Walker Silica PI Claims / Harbison- Walker Silica PI Trust Claims	Medical/Exposure Criteria

Silicosis (Level I)	$250 / $500

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of bilateral silicosis based on physical examination and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) >10 years from first exposure to diagnosis

(3) ILO of 1/0 or greater, and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes

(4) FVC ≤ 80%, or FEV1 ≤ 75% with DLCOsb ≤ 70%

(5) Significant Occupational Exposure

(6) Company Exposure

4.3(b)    Individual Review Process

4.3(b)(1)    In General

4.3(b)(1)(A)    Disease Level I

The Silica PI Trust’s Individual Review process (“Individual Review”) provides a claimant with an opportunity for individual consideration and evaluation of a Silica Unsecured PI Trust Claim (i) if the claim fails to meet the presumptive Medical/Exposure Criteria for Disease Level I or (ii) if the claimant previously had submitted a claim to the Asbestos PI Trust and been paid on account of such claim. In either case, the Silica PI Trust shall either deny the claim, or, if the Silica PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Silica PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim as defined in section 4.4(a) below, in which case its liquidated value cannot exceed the Maximum Value for such a claim. The Trustee may, with consent of the Silica TAC and the Legal Representative, establish a filing fee requirement if necessary in light of the quality of Disease Level I claims submitted for Individual Review.

4.3(b)(1)(B)    Disease Levels II–IV

Claimants holding claims in the four more serious Disease Levels II–IV shall be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review process is intended to result in payments equal to the full liquidated value for each claim; however, the liquidated value of any Silica Unsecured PI Trust Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II–IV shall not exceed the Maximum Value for the relevant Disease Level set forth in section 4.3(b)(3) below, unless the claim meets the requirements of an Extraordinary Claim described in section 4.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review

Plan Exhibit 10, ANNEX 3-9

process will ordinarily be paid the liquidated value of their Silica Unsecured PI Trust Claims later than would have been the case had the claimant elected the Expedited Review process.

4.3(b)(2)    Valuation Factors to be Considered in Individual Review

The Silica PI Trust shall liquidate the value of each Silica Unsecured PI Trust Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Silica PI Trust will thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant’s age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant’s damages were (or were not) caused by silica exposure and not asbestos, including Company Exposure as defined in section 4.7(c) below prior to December 31, 1982, (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant’s and other law firms’ experience in the Claimant’s Jurisdiction for similarly situated claims.

For these purposes, the “Claimant’s Jurisdiction” is the jurisdiction in which the claim was filed (if at all) against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date. If the claim was not filed against one or more of the Halliburton Entities or the Harbison-Walker Entities in the tort system prior to the DII Industries Petition Date, the claimant may elect as the Claimant’s Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the Silica PI Trust; or (ii) a jurisdiction in which the claimant experienced exposure to a silica-containing product or to conduct for which any of the Halliburton Entities or the Harbison-Walker Entities has legal responsibility.

4.3(b)(3)    Scheduled, Average, and Maximum Values (Non-Harbison-Walker Silica PI Trust Claims)

The Scheduled, Average, and Maximum Values for all non-Harbison-Walker Silica PI Trust Claims other than non-Harbison-Walker Silica PI Trust Claims involving Silicosis (Disease Level I) are the following:

Scheduled Disease	Scheduled Value	Average Value[3]	Maximum Value
Complex Silicosis (Level IV)	$3,500	$4,500	$15,000
Lung Cancer (Level III)	$3,500	$4,500	$15,000
Severe Silicosis (Level II)	$3,500	$3,700	$15,000

The Silica PI Trust, after obtaining the consent of the Silica TAC and the Legal Representative pursuant to sections 5.7(b) and 6.6(b) of the Silica PI Trust Agreement, may change these valuation amounts for good cause, and consistent with other restrictions on the amendment power.

3	The Trustee, in evaluating these Silica PI Trust Claims, shall use his or her best efforts such that the amounts offered through Individual Review for each Disease Level shall annually arithmetically average the “Average Value” per claim set forth herein.

Plan Exhibit 10, ANNEX 3-10

4.3(b)(4)    Scheduled, Average, and Maximum Values (Harbison-Walker Silica PI Trust Claims)

The Scheduled, Average, and Maximum Values for all Harbison-Walker Silica PI Trust Claims other than those involving Silicosis (Disease Level I) are the following:

Scheduled Disease	Scheduled Value	Average Value[4]	Maximum Value
Complex Silicosis (Level IV)	$16,900	$21,700	$72,300
Lung Cancer (Level III)	$16,900	$21,700	$72,300
Severe Silicosis (Level II)	$11,000	$11,600	$47,000

The Trustee of the Silica PI Trust, with the consent of the Silica TAC and the Legal Representative pursuant to sections 5.7(b) and 6.6(b) of the Silica PI Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

4.4    Categorizing Claims as Extraordinary and/or Exigent Hardship

4.4(a)(1)    Extraordinary Claims

“Extraordinary Claim” means a Silica Unsecured PI Trust Claim that otherwise satisfies the Medical/Exposure Criteria for Disease Levels I–IV and that is held by a claimant whose exposure to silica (i) occurred primarily as a result of working in manufacturing facilities of one or more of the Halliburton Entities or the Harbison-Walker Entities or their predecessors during a period in which the Halliburton Entities or the Harbison-Walker Entities were manufacturing silica-containing products at the facility, provided that the claim is a tort claim that is not otherwise barred by a statutory workers’ compensation program, or (ii) was at least 75% the result of Company Exposure as defined in section 4.7(c) below, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to five (5) times the Scheduled Value for such claims.

Any dispute as to Extraordinary Claim status shall be submitted to a special Extraordinary Claims Panel established by the Silica PI Trust with the consent of the Silica TAC and the Legal Representative. All decisions of the Extraordinary Claims Panel shall be final and not subject to any further administrative or judicial review.

An Extraordinary Claim, following its liquidation, shall be placed in the FIFO Payment Queue ahead of all other Silica Unsecured PI Trust Claims except Exigent Hardship Claims, which shall be first in said queue based on its date of liquidation.

4.4(a)(2)    Exigent Hardship Claims

At any time the Silica PI Trust may liquidate and pay Silica Unsecured PI Trust Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this Silica TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated Silica Unsecured PI Trust Claims. A Silica Unsecured PI Trust Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Silicosis (Disease Level II) or Disease Levels III–IV, and the Silica PI Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant’s expenses and all sources of available income, and (b) that there is a causal connection between the claimant’s dire financial condition and the claimant’s silica-related disease (“Exigent Hardship Claims”).

4	The Trustee, in evaluating these Silica PI Trust Claims, shall use his or her best efforts such that the amounts offered through Individual Review for each Disease Level shall annually arithmetically average the “Average Value” per claim set forth herein.

Plan Exhibit 10, ANNEX 3-11

4.5    Secondary Exposure Claims

If a claimant alleges a silica-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim pursuant to section 4.3(b) above. The presumption, however, is that such an individual will not qualify for an award. In order to overcome that presumption, the individual must present evidence of exposure to respirable crystalline silica that is at least in an amount sufficient to cause the alleged disease. Further, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this Silica TDP that would have been applicable had that person filed a direct claim against the Silica PI Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the four Disease Levels described in section 4.3(b)(3) above or a silica-related disease otherwise compensable under this Silica TDP, and that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person experienced Company Exposure as defined in section 4.7(c) below, and that such secondary exposure to such occupationally exposed person was a cause of the claimed disease. The proof of claim form included in Attachment B hereto contains an additional section for secondary exposure claims. All other liquidation and payment rights and limitations under this Silica TDP shall be applicable to such claims. Secondary exposure claims are reviewable only under Individual Review.

4.6    Indirect Silica Unsecured PI Trust Claims

Indirect Silica Unsecured PI Trust Claims that are asserted against the Silica PI Trust based upon theories of contribution or indemnification under applicable law may not be processed or paid by the Silica PI Trust unless (a) such claim satisfied the requirements of the bar date, if any, established by the Bankruptcy Court for claims against the Halliburton Entities or Harbison-Walker Entities, if applicable, and is not otherwise discharged by section 502(e) of the Code, and (b) the holder of such claim (the “Indirect Silica PI Trust Claimant”) establishes to the satisfaction of the Trustees that (i) the Indirect Silica PI Trust Claimant has paid in full the liability and obligations of the Silica PI Trust to the individual to whom the Silica PI Trust would otherwise have had a liability or obligation under these Procedures (the “Direct Silica PI Trust Claimant”), (ii) the Direct Silica PI Trust Claimant and the Indirect Silica PI Trust Claimant have forever released the Silica PI Trust from all liability to the Direct Silica PI Trust Claimant, and (iii) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law. In no event shall any Indirect Silica PI Trust Claimant have any rights against the Silica PI Trust superior to the rights of the related Direct Silica PI Trust Claimant against the Silica PI Trust, including any rights with respect to the timing, amount or manner of payment; provided, however, that in addition, no Indirect Claim may be liquidated and paid in an amount that exceeds what the Indirect Silica PI Trust Claimant has actually paid the related Direct Silica PI Trust Claimant.

The Silica PI Trust shall not pay any Indirect Silica PI Trust Claimant unless and until the Indirect Silica PI Trust Claimant’s aggregate liability for the Direct Silica PI Trust Claimant’s claim has been fixed, liquidated and paid by the Indirect Silica PI Trust Claimant by settlement (with an appropriate full release in favor of the Silica PI Trust) or a Final Order provided that such claim is valid under the applicable state law. In any case where the Indirect Silica PI Trust Claimant has satisfied the claim of a Direct Silica PI Trust Claimant against the Silica PI Trust under applicable law by way of a settlement, the Indirect Silica PI Trust Claimant shall obtain for the benefit of the Silica PI Trust a release in form and substance satisfactory to the Trustee. The Trustee may develop and approve a separate proof of claim form for such Indirect Silica PI Trust Claims.

Indirect Silica Unsecured PI Trust Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Court shall be processed in accordance with procedures to be developed and implemented by the Trustee, which procedures (a) shall determine the validity, allowability, and enforceability of such claims; and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the Silica PI Trust would have afforded the holders of the underlying valid Silica Unsecured PI Trust Claims.

Plan Exhibit 10, ANNEX 3-12

4.7    Evidentiary Requirements

4.7(a)    Medical Evidence

4.7(a)(1)    In General

All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least ten (10) years have elapsed between the date of first exposure to silica or silica- containing products and the diagnosis, or (ii) a history of the claimant’s exposure sufficient to establish a ten-year latency period. A finding by a physician that a claimant’s disease is “consistent with” or “compatible with” silicosis will not alone be treated by the Silica PI Trust as a diagnosis.

4.7(a)(1)(A)    Disease Levels I–II

Except for claims filed against the Halliburton Entities and/or the Harbison-Walker Entities or another silica defendant in the tort system prior to the DII Industries Petition Date, all diagnoses of Silicosis and Severe Silicosis (Disease Levels I–II) shall be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by a board-certified doctor of pulmonology, internal medicine, or occupational medicine providing the diagnosis of bilateral silicosis and (B) an x-ray reading by a certified B-reader or a CT scan read by a board-certified doctor of pulmonology showing silicosis or severe silicosis, or (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) medical records documenting a physical examination of the claimant by the board-certified doctor of pulmonology providing the diagnosis of bilateral silicosis, (B) pathological evidence provided by board-certified pathologist of the silica-related disease, or (C) either an x-ray reading by a qualified B-reader or a CT scan read by a board-certified doctor of pulmonology showing bilateral silicosis or severe silicosis. For claims in Disease Level I, claimants must provide meaningful and credible evidence of: (a) an ILO of 1/0 or greater and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes; and (b) FVC ≤ 80%, or FEV1 ≤ 75% with DLCOsb ≤ 70%. For claims in Disease Level II, claimants must provide meaningful and credible evidence of: (a) ILO of 2/1 or greater and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes; and (b) FVC ≤ 65%, or FEV1 ≤ 65% with DLCOsb ≤ 60%.

4.7(a)(1)(B)    Disease Levels III–IV

Except for claims filed against the Halliburton Entities and/or the Harbison-Walker Entities or another silica defendant in the tort system prior to the DII Industries Petition Date, all diagnoses of Lung Cancer (Disease Level III) shall be based upon (i) a diagnosis of underlying bilateral silicosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine based upon a physical examination of the claimant, a physical history (including history of smoking), and an x-ray reading (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating that the claimant had underlying bilateral silicosis), (ii) diagnosis of primary lung cancer, by a board-certified doctor of pulmonology or oncology, based upon a physical examination of the claimant, a physical history (including history of smoking), and an x-ray (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating that the claimant had lung cancer, and (iii) medical documentation stating that the claimant’s lung cancer was caused by exposure to silica (or, if the claimant is deceased, a pathology report indicating the same). All diagnoses of Complex Silicosis (Disease Level IV) shall be based upon (i) a diagnosis of underlying bilateral silicosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine based upon a physical examination of the claimant, a physical history, and an x-ray reading (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating that the claimant had underlying bilateral silicosis), (ii) diagnosis of tuberculosis, coalescence of silicotic opacities (PMF), or silico-proteinosis by a board-certified doctor of pulmonology, based upon a physical examination of the claimant, a physical history, and an x-ray (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating that the claimant had tuberculosis, PMF, or silico-proteinosis), or diagnosis of scleroderma or lupus by a board-certified doctor of rheumatology, based upon a

Plan Exhibit 10, ANNEX 3-13

physical examination of the claimant, a physical history, and an x-ray (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating that the claimant had scleroderma or lupus), and (iii) medical documentation stating that the claimant’s complicating disease was caused by exposure to silica (or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same).

4.7(a)(1)(C)    Treatment of Certain Pre-Petition Claims

If the holder of a Silica Unsecured PI Trust Claim has available the medical evidence described in sections 4.7(a)(1)(A) and 4.7(a)(1)(B), or if the holder has filed such medical evidence with another silica-related personal injury settlement trust that requires such evidence, the holder shall provide such medical evidence to the Silica PI Trust notwithstanding the exceptions in sections 4.7(a)(1)(A) and 4.7(a)(1)(B).

4.7(a)(2)    Credibility of Medical Evidence

Before making any payment to a claimant, the Silica PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is competent medical evidence of a silica-related injury that and is consistent with recognized medical standards. The Silica PI Trust may require the submission of x-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable.

Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to the Halliburton Entities or the Harbison-Walker Entities to settle for payment similar disease cases prior to the Debtors’ Reorganization Cases, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the silica-related disease in question before a state or federal judge, is presumptively reliable, as long as such evidence satisfies the Medical/Exposure Criteria and other evidentiary requirements of this Silica TDP, although the Silica PI Trust may seek to rebut the presumption. In addition, claimants who otherwise meet the requirements of this TDP for payment of a Silica Unsecured PI Trust Claim shall be paid without regard to the results of any litigation at anytime between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Silica PI Trust in any Individual Review proceeding conducted pursuant to section 4.3(b) or any Extraordinary Claim proceeding conducted pursuant to section 4.4(a).

4.7(b)    Exposure Evidence

4.7(b)(1)    In General

As set forth in section 4.3(a)(3), to qualify for any Disease Level, the claimant must demonstrate by meaningful and credible evidence Significant Occupational Exposure and Company Exposure. Claims based on conspiracy theories that involve no exposure (a) to silica from the use of products manufactured or distributed by, or use of products in operations of, one or more than one of the Halliburton Entities or of the Harbison-Walker Entities or (b) to a silica-containing product supplied, specified, manufactured, installed, maintained, or repaired by one or more than one of the Halliburton Entities or Harbison-Walker Entities or one of their predecessors or predecessors in interest are not compensable under this Silica TDP. To meet the presumptive exposure requirements of Expedited Review set forth in section 4.3(a)(3) above, the claimant must show by credible evidence for all Disease Levels, Company Exposure as defined in section 4.7(c) below prior to December 31, 1982 and Significant Occupational Exposure as defined in section 4.7(b)(2) below, and a latency period of at least ten years. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim.

Plan Exhibit 10, ANNEX 3-14

4.7(b)(2)    Significant Occupational Exposure

“Significant Occupational Exposure” means employment for a cumulative period of at least five (5) years with a minimum of two (2) years prior to December 31, 1982, in an industry and an occupation in which the claimant (i) handled respirable crystalline silica on a regular basis or engaged on a regular basis in sandblasting or sandblasting operations as a sandblaster’s helper, pot tender, or laborer specifically cleaning up from the sandblasting process, in such a manner that it was likely to result in the inhalation of respirable crystalline silica; (ii) fabricated silica-containing products so that the claimant in the fabrication process was exposed on a regular basis to respirable crystalline silica in a manner likely to result in the inhalation of respirable crystalline silica; (iii) altered, repaired, or otherwise worked with a silica-containing product such that the claimant was exposed on a regular basis to respirable crystalline silica in a manner likely to result in the inhalation of respirable crystalline silica; or (iv) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (i), (ii), and/or (iii), above in a manner which caused the claimant to be exposed on a regular basis to respirable crystalline silica and in a manner likely to result in the inhalation of respirable crystalline silica.

4.7(c)    Company Exposure

Company Exposure means meaningful and credible exposure of at least one year, which occurred prior to December 31, 1982, which exposure occurred as a result of (i) exposure to silica or silica-containing products supplied, specified, used, installed, or manufactured by the Harbison-Walker Entities or their predecessors or predecessors in interest, or by one or more of the Halliburton Entities or their predecessors, (ii) use on a regular basis of a product supplied, installed, or manufactured by the Harbison-Walker Entities or their predecessors or predecessors in interest, or by one or more of the Halliburton Entities or their predecessors and, with respect to both (i) and (ii), such exposure occurred in a manner likely to result in exposure of a type described in section 4.7(b)(2)(i–iv) above. That meaningful and credible exposure evidence must be established by:

•	an affidavit, sworn deposition, or trial testimony that establishes by credible evidence that silica or silica-containing products supplied, specified, used, installed, or manufactured by a Halliburton Entity and/or a Harbison-Walker Entity or their predecessors or predecessors in interest, or products that were altered, repaired, or otherwise used in a manner likely to result in the inhalation of respirable crystalline silica, were present at the time of the alleged Significant Occupational Exposure; or

•	sales, construction, employment, or other contemporaneous records that establishes by credible evidence that silica or silica-containing products supplied, specified, used, installed or manufactured by a Halliburton Entity and/or a Harbison-Walker Entity or their predecessors or predecessors in interest, or products that were altered, repaired, or otherwise used in a manner likely to result in the inhalation of respirable crystalline silica were present at the time of the alleged Significant Occupational Exposure.

4.8    Claims Audit Program

The Silica PI Trust, with the consent of the Silica TAC and the Legal Representative, may develop methods for auditing the reliability of medical evidence, including additional reading of x-rays, CT scans, and verification of pulmonary function tests. In the event that the Silica PI Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Silica PI Trust, it may decline to accept additional evidence from such provider in the future. Further, in the event that an audit reveals that fraudulent information has been provided to the Silica PI Trust, the Silica PI Trust may penalize any claimant or claimant’s attorney by disallowing the Silica Unsecured PI Trust Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants’ Silica Unsecured PI

Plan Exhibit 10, ANNEX 3-15

Trust Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant’s attorney for presenting a fraudulent claim in violation of 18 U.S.C. § 152, and seeking sanctions from the Bankruptcy Court.

4.9    Second Disease (Malignancy) Claims

The holder of a Silica Unsecured PI Trust Claim involving Silicosis or Severe Silicosis (Disease Levels I–II) may file a new Silica Unsecured PI Trust Claim against the Silica PI Trust for Lung Cancer or Complex Silicosis (Disease Levels III–IV) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such malignant or complicating silica-related disease shall not be reduced by the amount paid for the non-malignant silica-related disease, provided that the malignant or complicating disease had not been diagnosed by the time the claimant was paid with respect to the original claim involving the non-malignant or non-complicating disease.

4.10    Arbitration

4.10(a)    Establishment of Alternative Dispute Resolution Procedures

The Trustee of the Silica PI Trust, with the consent of the Silica TAC and the Legal Representative, shall institute binding and non-binding arbitration procedures in accordance with the Arbitration Dispute Resolution (“ADR”) Procedures included in Attachment A hereto whether the Silica PI Trust’s outright rejection or denial of a claim was proper, or whether the claimant’s medical condition or exposure history meets the requirements of this Silica TDP for purposes of categorizing a claim involving Disease Levels I–IV. Disputes over whether a Silica Unsecured PI Trust Claim is a Qualifying Settled Silica PI Trust Claim will be resolved pursuant to the terms of the applicable Asbestos/Silica PI Trust Claimant Settlement Agreement and the Plan. Binding and non-binding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels II–IV. In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in section 4.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels II–IV, the arbitrator shall consider the same valuation factors that are set forth in section 4.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the Silica PI Trust, may elect either non-binding or binding arbitration. The ADR Procedures set forth in Attachment A hereto may be modified by the Silica PI Trust with the consent of the Silica TAC and the Legal Representative. Such amendments may also include adoption of mediation procedures as well as establishment of an Extraordinary Claims Panel to review such claims pursuant to section 4.4(a) above.

4.10(b)    Claims Eligible for Arbitration

In order to be eligible for arbitration, the claimant must first complete the Individual Review process with respect to the disputed issue as well as either the Pro Bono Evaluation or the Mediation processes set forth in the ADR Procedures. Individual Review will be treated as completed for these purposes when the claim has been individually reviewed by the Silica PI Trust, the Silica PI Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the Silica PI Trust of the rejection in writing. Individual Review will also be treated as completed if the Silica PI Trust has rejected the claim.

4.10(c)    Limitations on and Payment of Arbitration Awards

In the case of a non-Extraordinary Claims involving Disease Level I, the arbitrator shall not return an award in excess of the Scheduled Value for such claim. In the case of a non-Extraordinary Claim involving Disease Levels II–IV, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate

Plan Exhibit 10, ANNEX 3-16

Disease Level as set forth in section 4.3(a)(3) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the Maximum Extraordinary Value for such a claim as set forth in section 4.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who accepts the Silica PI Trust’s original valuation of the claim.

4.11    Litigation

Claimants who elect non-binding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the Silica PI Trust pursuant to section 5.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the Silica PI Trust’s available cash only as provided in section 5.7 below.

SECTION 5

Claims Materials

5.1    Claims Materials

The Silica PI Trust shall prepare suitable and efficient claims materials (“Claims Materials”), for all Silica Unsecured PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims), and shall provide such Claims Materials upon a written request for such materials to the Silica PI Trust. The proof of claim form to be submitted to the Silica PI Trust shall require the claimant to assert the highest Disease Level for which the claim qualifies at the time of filing and shall require the claimant to identify the Halliburton Entities or the Harbison-Walker Entities his or her claim alleges liability against. The proof of claim form also shall include a certification by the claimant or his or her attorney under penalty of perjury sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. A copy of the proof of claim form to be used by the Silica PI Trust for unliquidated Silica Unsecured PI Trust Claims is included in Attachment B hereto. The proof of claim form may be changed by the Silica PI Trust with the consent of the Silica TAC and the Legal Representative.

5.2    Content of Claims Materials

The Claims Materials shall include a copy of this Silica TDP, such instructions as the Trustees shall approve, and a detailed proof of claim form. Instead of collecting some or all of the claims information from a claimant or the claimant’s attorney, the Silica PI Trust also may obtain such information from electronic data bases maintained by any other silica claims resolution organization. However, the Silica PI Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the Silica PI Trust. If requested by the claimant, the Silica PI Trust shall accept information provided electronically. The claimant may, but will not be required to, provide the Silica PI Trust with evidence of recovery from other silica defendants and claims resolution organizations.

5.3    Withdrawal or Deferral of Claims

A claimant can withdraw a Silica Unsecured PI Trust Claim at any time upon written notice to the Silica PI Trust and file another claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based upon the date of such subsequent filing. A claimant also can request that the processing of his or her Silica Unsecured PI Trust Claim by the Silica PI Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his

Plan Exhibit 10, ANNEX 3-17

or her original place in the FIFO Processing Queue. Except for Silica Unsecured PI Trust Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the Silica PI Trust’s offer is required, or a Silica Unsecured PI Trust Claim for which deferral status has been granted, a claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the Silica PI Trust’s offer of payment or rejection of the claim. Upon written request and good cause, the Silica PI Trust may extend the withdrawal or deferral period for an additional six months.

5.4    Filing Requirements and Fees

The Trustee shall have the discretion to determine, with the consent of the Silica TAC and the Legal Representative, (a) whether a claimant must have previously filed a Silica Unsecured PI Trust Claim in the tort system to be eligible to file the claim with the Silica PI Trust and (b) whether a filing fee should be required for any Silica Unsecured PI Trust Claims.

SECTION 6

General Guidelines for Liquidating and Paying Claims

6.1    Showing Required

To establish a valid Silica Unsecured PI Trust Claim, a claimant must meet the requirements set forth in this Silica TDP. The Silica PI Trust may require the submission of x-rays, CT scans, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the claim, and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

6.2    Costs Considered

Notwithstanding any provisions of this Silica TDP to the contrary, the Trustee shall always give appropriate consideration to the cost of investigating and uncovering invalid Silica Unsecured PI Trust Claims so that the payment of valid Silica Unsecured PI Trust Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a Silica Unsecured PI Trust Claim. The Trustee also shall have the latitude to make judgments regarding the amount of transaction costs to be expended by the Silica PI Trust so that valid Silica Unsecured PI Trust Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustee, in appropriate circumstances, from contesting the validity of any claim against the Silica PI Trust whatever the costs, or to decline to accept medical evidence from sources that the Trustee has determined to be unreliable pursuant to the Claims Audit Program described in section 4.7 above.

6.3    Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity

Consistent with the provisions hereof and subject to the FIFO Processing and Payment Queues, the Trustee shall proceed as quickly as possible to liquidate valid Silica Unsecured PI Trust Claims, and shall make payments to holders of such claims in accordance with this Silica TDP promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner. Because the Silica PI Trust’s income and value over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Trustee shall use his or her best efforts to treat similar claims in substantially the same manner, consistent with his or her duties as

Plan Exhibit 10, ANNEX 3-18

Trustee, the purposes of the Silica PI Trust, and the practical limitations imposed by the inability to predict the future with precision. In the event that the Silica PI Trust faces temporary periods of limited liquidity, the Trustee may, with the consent of the Silica TAC and the Legal Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether.

6.4    Punitive Damages

In determining the value of any liquidated or unliquidated Silica Unsecured PI Trust Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

6.5    Interest

Interest shall be paid on all Liquidated Silica Unsecured PI Trust Claims with respect to which the claimant has had to wait three (3) years or more for payment after the later of the DII Industries Effective Date or the date the claim was placed in the FIFO Payment Queue, provided, however, that no claimant shall receive interest for a period in excess of seven (7) years. Interest shall be simple and accrue at the one-year Treasury Bond rate in effect on January 1 of the year in which interest begins to accrue on the claim, and rate to be adjusted each January 1 to correspond to the one-year Treasury Bond rate. The applicable interest shall be calculated based on the liquidated value of the claim. Notwithstanding the foregoing, the Silica PI Trust shall not be obligated to pay interest on Qualifying Settled Silica Unsecured PI Trust Claims.

6.6    Suits in the Tort System

If the holder of a disputed claim disagrees with the Silica PI Trust’s determination regarding the Disease Level of the claim, the claimant’s exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration as provided in section 4.10 above, the holder may file a lawsuit in the Claimant’s Jurisdiction as defined in section 4.3(b)(2) above. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the Silica PI Trust, all defenses which could have been asserted by a Halliburton Entity or Harbison-Walker Entity) shall be available to both sides at trial; provided, however, the Silica PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial prepetition complaint was filed or on the date the proof of claim was filed with the Silica PI Trust, the case will be treated as a personal injury case with all personal-injury damages to be considered even if the claimant has died during the pendency of the claim.

6.7    Payment of Judgments for Money Damages

Silica Final Judgment Claims and other Silica Unsecured PI Trust Claims liquidated after the DII Industries Effective Date through judgment in the tort system shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, a claimant whose claim was liquidated by final judgment after the DII Effective Date shall receive from the Silica PI Trust an initial payment of an amount equal to one-hundred percent (100%) of the greater of (i) the Silica PI Trust’s last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. Subject to the limitations set forth herein, the claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment. Holders of Silica Final Judgment Claims shall be paid from the Silica PI Trust an amount equal to the Liquidated Amount of such claim. In the case of non-Extraordinary Claims involving Disease Level I, the total amounts paid with respect to such claims shall not exceed the relevant Scheduled Value for such Disease Levels as set forth above. In the case of claims involving a non-malignant silica-related disease that does not attain classification under Disease Level I, the amount payable shall not exceed the Scheduled Value for such

Plan Exhibit 10, ANNEX 3-19

Disease Level. In the case of non-Extraordinary Claims involving Disease Levels II–IV, the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in sections 4.3(b)(3) and 4.3(b)(4). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the Maximum Value for such claims set forth in section 4.4(a) above. Under no circumstances shall interest be paid pursuant to section 6.5 or under any statute on any judgments obtained in the tort system.

6.8    Releases

The Trustee shall have the discretion to determine the form and substance of the releases to be provided to the Silica PI Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the Silica PI Trust. As a condition to making any payment to a claimant, the Silica PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. Such release shall include language evidencing the assignment to the applicable Reorganized Debtor of any Direct Action which may be assertable on account of such Silica Unsecured PI Trust Claims. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

6.9    Third-Party Services

Nothing in this Silica TDP shall preclude the Silica PI Trust from contracting with another silica claims resolution organization to provide services to the Silica PI Trust so long as decisions about the categorization and liquidated value of Silica Unsecured PI Trust Claims are based on the relevant provisions of this Silica TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.

6.10    Silica PI Trust Disclosure of Information

Periodically, but not less often than once a year, the Silica PI Trust shall make available to claimants and other interested parties, the number of claims by disease levels that have been resolved both by Individual Review and by arbitration as well as by litigation in the tort system indicating the amounts of the awards and the averages of the awards by jurisdiction.

6.11    Additional Payments to Level I Claimants

If the Trustee determines that it is consistent with the Trustee’s fiduciary duties and appropriate under applicable non-bankruptcy law to provide a remedy for persons asserting claims that satisfy all requirements for payment of a Disease Level I Claim except for the pulmonary function testing requirements (“Additional Level I Claimants”), the Trustee, with consent of the Silica TAC and Legal Representative, may make such payments (“Additional Level I Payments”) in accordance with the provisions of this section 6.11 of this TDP.

No Additional Level I Payments shall be made until at least the end of the second anniversary of the Effective Date. In the event that the Trustee exercises his or her discretion to allow Additional Level I Payments, the aggregate of any such payments made in any given year following an anniversary of the Effective Date shall be limited to the difference between (a) the amount paid under the Silica PI Trust Note in the year immediately preceding such anniversary and (b) the amounts paid to holders of Claims in Disease Levels I–IV during the year preceding such anniversary (excluding payments made to Additional Level I Claimants and holders of Qualifying Settled Silica PI Trust Claims).

Additional Level I Claimants are subject to the same restrictions as holders of claims in Disease Level I with respect to Individual Review (see section 4.3(b) of this Silica TDP), except that under no circumstances shall Additional Level I Claimants have their claims considered as Extraordinary Claims or Exigent Hardship Claims under sections 4.4(a)(1) or 4.4(a)(2) of this Silica TDP.

Plan Exhibit 10, ANNEX 3-20

To qualify for an Additional Level I Payment under this section 6.11 of this Silica TDP, Additional Level I Claimants must meet all of the Medical/Exposure Criteria of Disease Level I (see sections 4.3(a)(3) and 4.7(a)(1)(A)of this Silica TDP), except that Additional Level I Claimants do not need to provide evidence of pulmonary function testing.

Additional Level I Claimants who (a) satisfy the Medical/Exposure Criteria of this section 6.11 of this Silica TDP, (b) comply with all other applicable provisions of this Silica TDP, and (c) satisfy any other conditions for liquidation and payment of their claims established by the Trustee in the Trustee’s discretion may receive an Additional Level I Payment of up to $250. Such Additional Level I Payment is conditioned upon the Silica PI Trust having enough funds remaining at the end of the Calculation Period to make payments to Additional Level I Claimants.

An Additional Level I Claimant who submits a claim for Additional Level I Payment but is denied payment on the grounds that the claim does not qualify for payment under this provision may submit such claim to the Silica PI Trust for Individual Review. In such a case, the Silica PI Trust shall either deny the claim or, if the Silica PI Trust is satisfied that the Additional Level I Claimant has presented a claim that would be valid and cognizable in the tort system, the Silica PI Trust can offer the Additional Level I Claimant an amount up to $250. The Trustee may, in his or her sole discretion, with respect to Additional Level I Claimants, impose a filing fee on Additional Level I Claimants who seek Individual Review of their claims.

An Additional Level I Claimant who receives an Additional Level I Payment under the terms of this section 6.11 of this Silica TDP may file a new Silica Unsecured PI Trust Claim against the Silica PI Trust for Severe Silicosis (Disease Level II), Lung Cancer (Disease Level III), or Complex Silicosis (Disease Level IV) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such subsequently diagnosed disease shall not be reduced by the Additional Level I Payment amount, provided that the disease in Disease Level II, III, or IV had not been diagnosed by the time the Additional Level I Claimant had submitted his or her claim for an Additional Level I Payment.

In the event that the Trustee exercises his or her discretion to permit Additional Level I Payments, the Trustee, in consultation with the Silica TAC and the Legal Representative, shall implement appropriate measures to establish processing, ordering, and payment procedures that ensure the orderly, efficient, and equitable treatment of Additional Level I Claimants.

SECTION 7

Miscellaneous

7.1    Amendments

Except as otherwise provided herein, the Trustee may amend, modify, delete, or add to any provisions of this Silica TDP (including, without limitation, amendments to conform this Silica TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the Silica TAC and the Legal Representative pursuant to the Consent Process set forth in sections 5.7(b) and 6.6(b) of the Silica PI Trust Agreement.

7.2    Severability

Should any provision contained in this Silica TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Silica TDP. Should any provision contained in this Silica TDP be determined to be inconsistent with or contrary to any of the Harbison-Walker Entities’ or the Halliburton Entities’ obligations to any insurance company providing insurance coverage to any of the Harbison-Walker Entities or the Halliburton Entities in respect of claims for

Plan Exhibit 10, ANNEX 3-21

personal injury based on Company Exposure, the Silica PI Trust with the consent of the Silica TAC and the Legal Representative may amend this TDP and/or the Silica PI Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of any of the Halliburton Entities or the Harbison-Walker Entities to such insurance company.

7.3    Governing Law

Except for purposes of determining the Liquidated Amount of any Silica Unsecured PI Trust Claim, administration of this Silica TDP shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The law governing the liquidation of Silica Unsecured PI Trust Claims in the case of Individual Review, arbitration or litigation in the tort system shall be the law of the Claimant’s Jurisdiction as determined in accordance with section 4.3(b)(2) above.

Plan Exhibit 10, ANNEX 3-22

Attachment A to the Silica TDP

DII INDUSTRIES, LLC SILICA PI TRUST

ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A

DII INDUSTRIES, LLC SILICA PI TRUST

ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

Pursuant to section 4.10 of the DII Industries, LLC Silica PI Trust Trust Distribution Procedures (the “TDP”), the DII Industries, LLC Silica PI Trust (the “Silica PI Trust”) hereby establishes the following Alternative Dispute Resolution (“ADR”) Procedures to resolve all present and future Silica PI Trust Claims, other than Qualifying Settled Silica PI Trust Claims, as those terms are defined in the Debtors’ Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code. All capitalized terms herein shall be as defined and/or referenced within the TDP and in the Uniform Glossary of Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

I.    OVERVIEW

The Silica PI Trust shall appoint a Private Adjudication Coordinator, at the cost of the Silica PI Trust, to administer these ADR procedures. To initiate these procedures, the claimant must make a written request to the Silica PI Trust. Within twenty (20) days of a claimant’s request for ADR, the Silica PI Trust will send the claimant an ADR packet containing the documents necessary to pursue the ADR process. These ADR procedures shall not be construed as imparting to any claimant any substantive or procedural rights beyond those conferred by the TDP.

The ADR process available to the claimant includes both nonbinding and binding elements. In addition, there are mandatory as well as voluntary options to be utilized by the claimant and the Silica PI Trust in proceeding toward settlement. These ADR procedures must be pursued by claimants on an individual basis. As a general matter, claims of different claimants cannot be grouped together even if the claimants are represented by the same counsel, unless the Silica PI Trust, in its sole discretion, decides it would be expeditious to conduct ADR proceedings with respect to more than one claim involving differently exposed claimants with those claimants’ representative. In such a case, however, the arbitrator, mediator, or other neutral must individually value each such Silica Unsecured PI Trust Claim using the valuation factors set forth in section 4.3(b)(2) of the TDP, and the claimants’ positions in the Silica PI Trust’s FIFO Processing and Payment Queues must be separately maintained.

The requisite steps in the ADR process are as follows, in order:

Mandatory ADR Proceedings (Two Stages)

Stage One (Claimant Must Select One):

1.	Pro Bono Evaluation

2.	Mediation

Stage Two: Arbitration (Binding or Nonbinding)

Initiation of ADR

Within twenty (20) days of a claimant’s request for ADR, the Silica PI Trust will send the claimant an ADR packet containing a copy of these procedures and the following:

1.	A Summary Outline of the ADR procedures with the time limits identified;

2.	Form Affidavit of Completeness;

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 1

3.	Election Form for Pro Bono Evaluation;

4.	Request for Mediation Form;

5.	Election Form and Agreement to submit to Binding Arbitration; and

6.	Election Form and Agreement to submit to Nonbinding Arbitration.

A claimant who wishes to proceed through the ADR process must engage in one of the two ADR options (pro bono evaluation or mediation) before any form of arbitration. Only after either party rejects a nonbinding arbitration award may a claimant proceed to then commence a lawsuit in the tort system. It is the claimant’s responsibility to comply with the ADR time deadlines. Although the deadlines may be extended by agreement or for cause shown, failure to comply with a deadline without obtaining an extension may result in withdrawal of the Silica Unsecured PI Trust Claim. Promptly after a claimant fails to comply with a specified deadline without obtaining an extension, the Silica PI Trust shall send the claimant written notice of the failure to comply. If the claimant does not take any action on the Silica Unsecured PI Trust Claim, then thirty (30) days thereafter, the Silica Unsecured PI Trust Claim will be deemed withdrawn.

If the claimant requests arbitration, either binding or nonbinding, the Silica PI Trust shall execute the appropriate election form and agreement. If both parties agree to binding arbitration, then the claimant and the Silica PI Trust waive their respective rights to seek a jury trial as set forth in the TDP.

If either party rejects a nonbinding arbitration award, and the claimant has otherwise complied with the requirements of these ADR procedures and the Plan, then the claimant may commence a lawsuit against the Silica PI Trust in the Claimant’s Jurisdiction, as that term is defined in section 4.3(b)(2) of the TDP.

II.    ADR PROCEEDINGS SUMMARY

A.    Showing Required

As set forth in the TDP, in order to establish a valid Silica Unsecured PI Trust Claim, a claimant must make a demonstration of exposure to silica-containing products for which one or more of the Halliburton Entities and/or the Harbison-Walker Entities bears legal responsibility.

B.    Pro Bono Evaluation

This ADR alternative consists of an evaluation of the Silica Unsecured PI Trust Claim by an evaluator selected from a pro bono panel. The panel shall be comprised of Silica litigation attorneys as mutually agreed upon between the Silica TAC and the Trustees. The Silica TAC will be provided, on a quarterly basis, with a list of the pro bono panelists. Each evaluation will have a pro bono evaluator randomly selected by the Private Adjudication Coordinator from the list of pro bono panelists. Within fifteen (15) days of the claimant’s request for the pro bono evaluation, the individual pro bono evaluator shall be randomly chosen from the approved panel.

A pro bono evaluation will be done by document submission. The identity of the pro bono evaluator will not be disclosed to the claimant or the claimant’s attorney. The Silica PI Trust encourages identification of and not anonymity as to the alleged injured party so that medical records can be transmitted in their original form. The Private Adjudication Coordinator will communicate to the parties the pro bono evaluator’s written evaluation. The parties will communicate their respective rejection or acceptance of settlement upon the terms of the written evaluation. If either or both parties reject settlement upon those terms, then the claimant may submit an Election Form and Agreement for Binding or Nonbinding Arbitration.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 2

C.    Mediation

The claimant may request telephone mediation as an ADR alternative. This process will require the submission of detailed mediation statements to familiarize the mediator with the respective positions. The Silica PI Trust shall establish and maintain a list of qualified regional mediators compensated by the Silica PI Trust. The Private Adjudication Coordinator shall select a qualified mediator from the list based upon location of claimant within fifteen (15) days after receipt of the Request for Mediation Form signed by the claimant and the Silica PI Trust.

Silica Unsecured PI Trust Claims shall be handled by each mediator in the order received by him or her, to the extent practicable. Any party may be represented by legal counsel. The mediator shall review the Silica Unsecured PI Trust Claim and the positions of the parties, such information as the parties may wish to submit as to a fair and equitable settlement, and all documents and medical reports relevant to the Silica Unsecured PI Trust Claim as submitted by the parties. At least five (5) business days prior to the mediation conference, claimant and the Silica PI Trust shall each submit to the mediator a mediation statement consisting of a confidential statement outlining the claimant’s medical condition, Company Exposure (as defined in section 4.7(c) of the Silica TDP) and each party’s detailed position on overall Silica Unsecured PI Trust Claim value. The mediator shall confer with the parties and/or their legal representatives, individually and jointly. Such conference shall be conducted by telephone unless both parties agree otherwise. A representative of the Silica PI Trust with settlement authority must participate in the conference. The mediator may request, but not require, that the claimant personally participate in the conference. Such conference shall be in the nature of a settlement conference. The mediator shall work with both sides toward reaching an acceptable, reasonable settlement. The mediator does not have the authority to impose a settlement on the parties. Ten (10) days after the conclusion of the mediation, if the parties have not settled the matter, the claimant may submit to the Silica PI Trust an Election Form and Agreement for Binding or Nonbinding Arbitration.

D.    Binding and Nonbinding Arbitration Procedures

Upon completion of either pro bono evaluation or mediation, the claimant may request nonbinding and/or binding arbitration. Binding arbitration will be conducted in the “final offer” format also known as “baseball style” arbitration. If the Silica Unsecured PI Trust Claim is arbitrated in either the binding or nonbinding format, then the arbitrator shall return an award no greater than the Maximum Value for the relevant Disease Category set forth in section 4.3(b)(4) of the Silica TDP, unless the Silica Unsecured PI Trust Claim qualifies as an Extraordinary Claim pursuant to section 4.4(a) of the Silica TDP. In that case, the arbitrator shall return an award no greater than the Maximum Value for such Silica Unsecured PI Trust Claims as also set forth in section 4.4(a) of the Silica TDP.

If the claimant requests arbitration, either binding or nonbinding, then the Silica PI Trust shall execute the appropriate Election Form and Agreement. The Silica PI Trust may not decline the claimant’s election of either binding or nonbinding arbitration, but reserves all rights to reject any award in a nonbinding arbitration proceeding. If the parties agree to engage in binding arbitration, then the claimant and the Silica PI Trust waive their respective rights to seek a jury trial as set forth in the Silica TDP.

III.    RULES GOVERNING PRO BONO EVALUATION AND MEDIATION

Within ninety (90) days of a claimant’s receipt of the ADR packet from the Silica PI Trust, the claimant must elect one of the two ADR procedures and return the appropriate form to the Silica PI Trust along with an executed Affidavit of Completeness.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 3

A.    Rules Governing Pro Bono Evaluation

1.    Election and Time Limits

a.	If the claimant chooses pro bono evaluation, then within ninety (90) days of claimant’s receipt of the ADR packet, the claimant must send the Silica PI Trust the Election Form for Pro Bono Evaluation (see Attachment A-17). The claimant or his/her attorney shall personally sign the Election Form for Pro Bono Evaluation.

b.	The claimant must also sign an Affidavit of Completeness (see Attachment A-18) and return it to the Silica PI Trust with a copy to the Private Adjudication Coordinator within ninety (90) days of receipt of the ADR packet. The Silica Unsecured PI Trust Claim will not proceed until the Silica PI Trust has received a completed election form and Affidavit of Completeness from the claimant. The Affidavit of Completeness shall verify that all information to be considered in the ADR process has been provided to the Silica PI Trust while the Silica Unsecured PI Trust Claim was under review by the Silica PI Trust.

c.	After receiving the signed election form and Affidavit of Completeness, the Silica PI Trust shall review and sign the election form within five (5) business days of receipt.

d.	Within fifteen (15) days from the date the Silica PI Trust notifies the claimant’s counsel of the Silica PI Trust’s consent to the election form, the Silica PI Trust shall send a copy of the signed election form, the Affidavit of Completeness together with complete copies of all materials submitted to the Silica PI Trust by the claimant and factual information in the Silica PI Trust file, if any, gathered by the Silica PI Trust from other sources, and a completed Affidavit of Accuracy to the claimant’s counsel and the Private Adjudication Coordinator who will forward the materials to the selected pro bono evaluator at the time the evaluator is selected. The Silica PI Trust may not send the Private Adjudication Coordinator any materials in the Silica PI Trust file that have not previously been provided to the claimant.

2.    Selection of the Pro Bono Evaluator

Within fifteen (15) days of the date the Private Adjudication Coordinator received the claimant’s election agreement, the Private Adjudication Coordinator shall randomly select the pro bono evaluator from the list of pro bono panelists and notify the parties that the evaluator has been designated without disclosing the identity of the evaluator. The pro bono evaluator shall be selected from a panel of Silica litigation plaintiff attorneys who have volunteered to serve the Silica PI Trust at the request of the Silica TAC. Pro bono assignments will be made on a rotating basis.

The identity of the pro bono evaluator shall not be disclosed to the claimant and the claimant’s attorney. The identity of the claimant should be disclosed so that medical records can be transmitted in their original form.

3.    Submission of Written Arguments

Fifteen (15) days after the Silica PI Trust sends the complete file materials to the Private Adjudication Coordinator, the claimant and the Silica PI Trust shall simultaneously exchange and submit written arguments to the Private Adjudication Coordinator. The Private Adjudication

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 4

Coordinator will immediately forward the written arguments to the pro bono evaluator. The written arguments shall comply with the following rules:

a.	The argument shall not exceed ten (10) double-spaced typewritten pages. In order to preserve anonymity in a pro bono evaluation, the name of counsel should not be mentioned. The argument may not introduce factual matter not contained in the documents in the Silica PI Trust’s file. The evaluator shall disregard any argument that does not comply with this rule.

b.	When a party fails to submit the written argument within the fifteen (15) days, the party waives written argument and the pro bono evaluator shall disregard any argument received after that time.

4.    Evaluation of Documents

The pro bono evaluation is only a document review with complete anonymity preserved between claimant’s counsel and the pro bono evaluator. The documents that the pro bono evaluator may consider shall be limited to the following:

a.	the documents in Silica PI Trust’s file forwarded to the pro bono evaluator;

b.	the claimant’s Affidavit of Completeness and the Silica PI Trust’s Affidavit of Accuracy; and

c.	the written arguments of the claimant and the Silica PI Trust that comply with the rules for written arguments set forth above.

Before the Private Adjudication Coordinator forwards any documents to the pro bono evaluator, it will redact all references to claimant’s counsel.

5.    Written Evaluation and Procedure for Acceptance/Rejection

Within fifteen (15) days after the submission of written arguments, the pro bono evaluator shall submit a written evaluation of the claim to the Private Adjudication Coordinator who will promptly mail it to the parties.

Within fifteen (15) days after receipt of the pro bono evaluator’s written evaluation, the claimant and the Silica PI Trust will each communicate in writing to the Private Adjudication Coordinator whether they will accept the amount of the pro bono evaluator’s written evaluation to settle the Silica Unsecured PI Trust Claim. If both parties accept, then the Private Adjudication Coordinator will immediately inform both parties that they have achieved a settlement, and the Silica PI Trust shall pay the Silica Unsecured PI Trust Claim pursuant to the Silica TDP. If either or both parties reject the pro bono evaluator’s written evaluation, then within five (5) business days of receipt of both parties’ written communication, the Private Adjudication Coordinator shall send each party a notice of rejection of pro bono evaluator’s written evaluation that will not indicate whether the opposing party has accepted or rejected the pro bono evaluator’s written evaluation amount.

6.    Arbitration May Proceed After Rejection of Pro Bono Evaluator’s Written Evaluation

Within sixty (60) days after receipt of the notice of rejection of pro bono evaluator’s written evaluation, the claimant may request arbitration by returning to the Silica PI Trust a signed Election Form and Agreement for either Binding or Nonbinding Arbitration.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 5

B.    Rules Governing Mediation

1.    Election

If the claimant chooses mediation, then the claimant shall submit to the Silica PI Trust a signed Request for Mediation Form (see Attachment A-19) along with an executed Affidavit of Completeness within ninety (90) days of claimant’s receipt of the ADR packet. Within five (5) business days of the Silica PI Trust’s receipt of the signed Request for Mediation Form, the Silica PI Trust shall review and sign the form and forward a signed copy along with an executed Affidavit of Accuracy to the claimant and the Private Adjudication Coordinator.

2.    Selection of Mediator

Within fifteen (15) days of the signed Request for Mediation Form, the Private Adjudication Coordinator shall retain a mediator from the approved list of mediators. The Private Adjudication Coordinator shall select the mediator based upon the region in which the claimant is located. The mediator shall be compensated by the Silica PI Trust. The Private Adjudication Coordinator shall schedule a mediation conference within sixty (60) days after receipt of the signed request for mediation form. The mediation will be conducted by telephone conference unless the parties agree otherwise. Scheduling of the conference shall be coordinated with the mediator, and the conferences shall take place in the order received by the mediator, to the extent practicable.

3.    Submission of Materials to Mediator

At least five (5) business days prior to the mediation conference, the claimant and the Silica PI Trust shall each submit to the mediator mediation statements consisting of a confidential statement outlining the claimant’s medical condition, the alleged Company Exposure, and each party’s position on overall Silica Unsecured PI Trust Claim value. The parties may also submit to the mediator documents and medical reports that they believe are relevant to the Silica Unsecured PI Trust Claim. The mediator shall review the Silica Unsecured PI Trust Claim and the positions of the parties and the other information that the parties submit prior to the mediation conference. The mediation statements shall comply with the following rules:

a.	The statement should not exceed ten (10) double-spaced typewritten pages exclusive of attachments.

b.	The statement may not introduce factual matter not contained in the documents in the Silica PI Trust’s file as certified by the Affidavit of Completeness.

4.    Mediation Conference

Any party may be represented by legal counsel at the mediation conference. The mediator shall confer with the parties’ legal representatives and, if the claimant is present and consents, with the claimant. A representative of the Silica PI Trust with settlement authority must participate in the conference. The mediator may request, but not require, that the claimant personally participate in the conference.

5.    Negotiations at the Mediation Conference

The mediator may facilitate settlement in any manner the mediator believes is appropriate. The mediator will help the parties focus on their underlying interests, explore resolution alternatives, and develop settlement options. The mediator will decide when to hold joint conferences and when to confer separately with each party.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 6

The parties are expected to initiate and convey to the mediator proposals for settlement. Each party shall provide a rationale for any settlement terms proposed. Finally, if the parties fail to develop mutually acceptable settlement terms, before terminating the procedure, and only with the consent of the parties, (a) the mediator may submit to the parties a final settlement proposal, and (b) if the mediator believes he/she is qualified to do so, the mediator may give the parties an evaluation (which if all parties choose, and the mediator agrees, may be in writing) of the likely outcome of the case if it were tried to final judgment, subject to any limitations under the Plan, the TDP, and ethical codes.

6.    Confidentiality of Mediation

The entire mediation process is confidential. Unless agreed among all the parties or required to do so by law, the parties and the mediator shall not disclose to any person who is not associated with participants in the process, including any judicial officer, any information regarding the process (including pre-process exchanges and agreements), contents (including written and oral information), settlement terms, or outcome of the proceeding.

Under this procedure, the entire process is a compromise negotiation subject to Federal Rule of Evidence 408 and all state counterparts, together with any applicable statute protecting the confidentiality of mediation. All offers, promises, conduct, and statements, whether oral or written, made in the course of the proceeding by any of the parties, their agents, employees, experts, and attorneys and by the mediator are confidential. Such offers, promises, conduct and statements are privileged under any applicable mediation privilege and are inadmissible and not discoverable for any purpose, including impeachment, in litigation between the parties. However, any written or oral information or other materials submitted to the mediator by either the Silica PI Trust or the claimant may be submitted by either party to the arbitrator in an arbitration that takes place under these ADR procedures. In addition, evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or nondiscoverable solely as a result of its presentation or use during the mediation.

The exchange of any tangible material shall be without prejudice to any Silica Unsecured PI Trust Claim that such material is privileged or protected as work product within the meaning of Federal Rule of Civil Procedure 26 and all state and local counterparts.

The mediator and any documents and information in the mediator’s possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator or documents subpoenaed. The mediator will promptly advise the parties of any attempt to compel him/her to divulge information received in mediation.

7.    Submission of Written Offers After Mediation

At the conclusion of the mediation, the mediator shall require the parties to exchange written settlement offers that shall remain open for ten (10) days. If after the expiration of that ten (10) day period neither party accepts the other’s written offer or the parties do not otherwise settle the matter, then the claimant may request binding or nonbinding arbitration by sending to the Silica PI Trust the appropriate signed Election Form and Agreement for either Binding or Nonbinding Arbitration.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 7

IV.    RULES GOVERNING NON-BINDING AND BINDING ARBITRATION

A.    Election by the Silica PI Trust

The Silica PI Trust shall review the Election Form and Agreement for Binding or Nonbinding Arbitration (see Attachments A-20 and A-21), and within five (5) business days of receipt, the Silica PI Trust shall sign the Agreement and shall immediately send a fully signed Arbitration Agreement to the Private Adjudication Coordinator.

B.    Selection of the Arbitrator

1.	As soon as reasonably possible after the receipt of the signed Arbitration Agreement, but no more than fifteen (15) days after the receipt of the signed arbitration agreement, the Private Adjudication Coordinator shall select three (3) potential arbitrators from a rotating list kept by the Private Adjudication Coordinator. Arbitrator’s assignments will be made, on a rotating basis nationally, by the Private Adjudication Coordinator. The Private Adjudication Coordinator shall promptly notify the arbitrator and the parties of the potential arbitrators’ selection. If a potential arbitrator is unable or unwilling to serve, then a replacement selection will be made prior to notifying the Silica PI Trust and the claimant of the potential arbitrators selected.

2.	Within seven (7) days of receipt of the list of potential arbitrators, the Silica PI Trust may select, and identify to the Private Adjudication Coordinator, one potential arbitrator to be stricken from the list. The Private Adjudication Coordinator shall then promptly notify the claimant of the Silica PI Trust’s selection, whereupon, within seven (7) days of the receipt of such notification, the claimant may select, and identify to the Private Adjudication Coordinator, a second potential arbitrator to be stricken from the list. The Private Adjudication Coordinator shall then notify all parties which potential arbitrator remains and will conduct the arbitration. If either the Silica PI Trust or the claimant, or both, fails to exercise the right to strike an arbitrator from the list of potential arbitrators, the Private Adjudication Coordinator shall appoint from those potential arbitrators remaining the arbitrator next in rotation on the Silica PI Trust’s rotating list.

3.	Any appointed arbitrator shall disclose to the Private Adjudication Coordinator any circumstances likely to affect impartiality, including any bias or any financial or personal interest in the result of the arbitration or any past or present relationship with the parties or representatives. Upon receipt of such information from the arbitrator or another source, the Private Adjudication Coordinator shall communicate the information to the parties and, if the administrator deems necessary, to the arbitrator and others. Upon objection of a party to the continued service, the Private Adjudication Coordinator shall determine whether the arbitrator should be disqualified and shall inform the parties of the decision, which shall be final.

C.    Extraordinary Claims and Those Reviewed by the Extraordinary Claims Review Panel

In the event that the Extraordinary Claims Review Panel has deemed the Silica Unsecured PI Trust Claim worthy of extraordinary treatment, the Private Adjudication Coordinator shall forward to the arbitrator the written decision of the Extraordinary Claims Review Panel, and the parties may submit a final request that exceeds the values ascribed to the type of injury in the Silica TDP. In such circumstances, the arbitrator may issue an award in accordance with such a final offer/request.

In the event that the Extraordinary Claims Review Panel declined to give extraordinary treatment to the Silica Unsecured PI Trust Claim, the arbitrator shall not be informed of the Extraordinary Claims Review Panel’s decision, and the claimant must confine his/her award to the values ascribed to the

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 8

type of injury in the Silica TDP because the arbitrator may not award an amount in excess of the Maximum Value assigned to the appropriate category for the injury in the Silica TDP. The Silica PI Trust will not engage in nonbinding or binding arbitration and reserves the unilateral right to withdraw from a signed nonbinding or binding arbitration agreement at any time, where the claimant’s final offer and award demand exceeds the Maximum Value assigned to the type of injury in the Silica TDP and the Extraordinary Claims Review Panel has declined to give extraordinary treatment to the Silica Unsecured PI Trust Claim.

D.    Final Offer or “Baseball Style” Binding Arbitration

All binding arbitration shall be conducted in the “final offer” format also known as “baseball style” arbitration. In the course of submitting the arbitration materials, as explained in these rules, the parties shall submit their final offer of settlement, which shall also serve as the party’s demand for arbitration award. The arbitrator must choose from one of these two demands in determining the amount of the arbitration award.

E.    Submission of Prehearing Statements

Within twenty (20) days of the appointment of an arbitrator, each party shall submit to the opposing party and to the arbitrator a written statement (not to exceed ten (10) double-spaced pages) containing that party’s positions and arguments. Each party may then submit a supplement to its position paper (not to exceed five (5) double-spaced pages) following the initial prehearing conference to respond to the opposing party’s positions and arguments and addressing issues raised at the initial prehearing conference. Supplements must be sent to the opposing party and to the arbitrator within ten (10) days after the date of the prehearing conference.

The Private Adjudication Coordinator will provide the arbitrator with a complete schedule of categories of injuries and Scheduled and Maximum Values therefor in the Silica TDP.

F.	Initial Prehearing Conference, Scheduling Hearing Date, Optional Video Conference for Arbitration Hearing

1.	Within fifteen (15) calendar days of the receipt of both parties’ statements, the Private Adjudication Coordinator shall contact the claimant, the arbitrator, and the Silica PI Trust to schedule the initial prehearing conference. The prehearing conference shall be presided over by the arbitrator and held by telephone conference call.

2.	During the initial prehearing conference, the arbitrator shall schedule the date and select the location of the arbitration hearing either at the location of the arbitrator or a location mutually agreeable by the parties. The arbitration hearing should be scheduled not less than forty-five (45) days, and not more than sixty (60) days, from the date of the initial prehearing conference. The Private Adjudication Coordinator will mail a confirmation notice of this date to the claimant and the Silica PI Trust.

3.

At the election of the claimant, the arbitration hearing may be conducted by video conference. If the claimant so elects, then the claimant must state that election in writing prior to the initial prehearing conference. The Private Adjudication Coordinator will make appropriate arrangements for the Silica PI Trust and the arbitrator to participate by video conference. The

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 9

Silica PI Trust shall pay for its and the arbitrator’s cost for use of video conference equipment and facilities. The claimant shall only be responsible for his/her costs (including participation by claimant’s counsel).

4.	During the initial pretrial conference, the arbitrator shall seek to achieve agreement between the parties on:

a.	narrowing the issues (through methods including but not limited to stipulation of facts);

b.	whether the claimant will appear at the hearing (at the claimant’s sole discretion);

c.	any legal issues; and

d.	any other matters that will expedite the arbitration proceedings.

If appropriate or if the parties do not agree on these issues, then the arbitrator must issue orders governing the process.

G.    No Discovery With Limited Exceptions

There shall be no discovery except as specifically provided below. The purpose of the arbitration is to resolve differences between the Silica PI Trust and the claimant based only on the documents that have been previously submitted to the Silica PI Trust by the claimant and upon the documents relied upon by the Silica PI Trust to make a settlement offer to the claimant or to disallow the Silica Unsecured PI Trust Claim. Except, however, if the Silica PI Trust commissions an independent medical examination or a third-party medical review upon which the Silica PI Trust relies in evaluating the claimant’s Silica Unsecured PI Trust Claim, then the claimant may depose the medical professional conducting the review or examination after having a reasonable opportunity to study any report or written opinion generated by the medical professional.

H.    No Record of Proceedings Unless Requested by Arbitrator

There will be no record or transcript of the proceedings unless and except if the arbitrator requests a transcript to assist him/her in reviewing the evidence or otherwise to aid in the decision-making process. In the event an arbitrator requests a transcript prior to the arbitration, then the Silica PI Trust shall arrange for a court reporter and shall pay all expenses associated with the preparation of the transcript. In no event, however, will the transcript be made available to the parties, nor shall any time required for preparation of the transcript affect the time for the arbitrator to render a decision.

I.    Postponement of Hearing

The arbitrator for good cause may postpone any hearing upon the request of a party or upon the arbitrator’s own initiative and shall also grant such postponement when all of the parties agree.

J.    Duration of Hearings

The arbitrator shall complete the hearing in one day except for good cause shown. The arbitrator shall set time limits on the respective presentations and shall enforce those set limits. The parties shall request no more than three hours apiece for presentation of their cases.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 10

K.    Procedure at Arbitration Hearing

1.    Testimony Under Oath or Affirmation

If the claimant or any other witness testifies, such testimony shall be under oath or affirmation administered by the arbitrator.

2.    Conduct of Hearing

At the opening of the arbitration hearing, the arbitrator shall make a written record of the time, place, and date of the hearing and the presence of the parties and counsel.

3.    Evidence

a.	Rules of Evidence: The arbitrator is not required to apply the rules of evidence used in judicial proceedings; provided, however, that the arbitrator shall apply the attorney-client privilege and the work product privilege. The arbitrator shall determine the applicability of any privilege or immunity and the admissibility, relevance, materiality, weight of the evidence offered.

b.	Admission of Evidence: The evidence that the arbitrator may consider shall be limited to the following:

(i)	the documents supplied to the Silica PI Trust prior to the execution of the Affidavit of Completeness;

(ii)	nonbinding or binding arbitration election agreement;

(iii)	testimony of the claimant. The claimant may offer evidence regarding the nature and extent of compensable damages, including physical injuries, and/or the market share of products produced or distributed by one or more of the Halliburton Entities and/or the Harbison-Walker Entities, if there is a Silica Unsecured PI Trust Claim of greater than average market share. The Silica PI Trust may cross-examine on these issues. At the claimant’s option, a claimant’s deposition, including videotaped testimony, shall be admissible into evidence in lieu of live testimony;

(iv)	any additional deposition testimony taken by the Silica PI Trust or the claimant, and provided to both sides, prior to the initiation of ADR;

(v)	any evidence submitted in mediation; and

(vi)	arguments of the claimant and the Silica PI Trust. The arguments shall be limited to the evidence contained and the issues raised in the documents or testimony referred to above and shall be limited to one-half hour. The arbitrator shall disregard any effort to introduce further evidence or issues in argument.

L.    Arbitration in the Absence of a Party or Representative

The claimant may choose whether or not to attend the arbitration in person in his/her sole discretion. The arbitration may proceed in the absence of any party or representative who, after due notice, chooses not to be present, fails to be present, or fails to obtain a postponement if he/she desires to be present but cannot. An award shall not be made against a party solely for the failure to appear. The arbitrator shall require the party who is present to submit such evidence as the arbitrator may require for the making of an award.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 11

M.    Conclusion of Hearing and Submission of Post-Hearing Briefs

When the parties state that they have no further evidence or witnesses to offer, and after the parties have made their closing arguments, if any, the arbitrator shall declare the hearing closed. Posthearing statements will be permitted only upon order of the arbitrator and shall be served upon the arbitrator no later than ten (10) ten days after the hearing is closed. Such statements shall be no longer than five (5) double-spaced pages. The time limit within which the arbitrator is required to make the award shall commence to run upon the closing of the hearing or the submission of posthearing statements whichever is later.

N.    Option to Waive Oral Hearings

The parties may request a waiver of oral hearings. Oral hearings will be waived only if all parties consent.

O.    Arbitration Decision

1.	The arbitrator shall issue a decision no later than fifteen (15) calendar days after the date of the close of the hearing or submission of posthearing statements, whichever is later.

2.	The decision shall state only the amount of the award, if any. The decision shall not state reasons for the award. An arbitrator shall not be permitted to make punitive, exemplary, trebled, or other like damages or attorneys’ fees, prejudgment and postjudgment interest and costs shall not be sought or allowed. The award shall dispose of all monetary claims presented to the arbitrator and shall determine fully the only issue to be decided pursuant to the arbitration agreement: the amount, if any, at which the Silica Unsecured PI Trust Claim value should be fixed. To assist the arbitrator, the Private Adjudication Coordinator will provide the arbitrator with a schedule setting forth the Disease Levels and the Scheduled, Average and Maximum Values associated with each category. Unless the Extraordinary Claims Review Panel has determined that a Silica Unsecured PI Trust Claim is entitled to extraordinary treatment during the claims review process, the arbitrator’s award shall not exceed the Maximum Value amount for the appropriate Category in the Silica TDP.

P.    Payment of Award

Pursuant to the terms of the arbitration agreement, the Silica PI Trust will promptly send to the claimant the appropriate release. The Silica PI Trust will then pay the Silica Unsecured PI Trust Claim based upon the binding or, if accepted by both parties, the nonbinding award, in accordance with the Silica TDP provisions in effect at that time.

Q.    Rejection of Nonbinding Award

1.	A party in a nonbinding arbitration proceeding that wishes to reject the award must notify the other party within thirty (30) days from the date a nonbinding award is issued. If no rejection is received or sent by the Silica PI Trust, then the decision will stand and the award will be deemed accepted by both parties and the Silica PI Trust will promptly send to the claimant the appropriate release. The Silica PI Trust will then pay the Silica Unsecured PI Trust Claim in accordance with the Silica TDP in effect at that time.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 12

2.	Procedure for Rejected Award

a.    Rejection by Claimant

If claimant has sent the Silica PI Trust timely notification of rejection of a nonbinding award and wishes to pursue the Silica Unsecured PI Trust Claim, then the claimant must notify the Silica PI Trust through correspondence postmarked no later than sixty (60) days from the date of the nonbinding award. If notification is received within the sixty (60) day deadline and claimant wishes to pursue the Silica Unsecured PI Trust Claim, then the Silica PI Trust will within fifteen (15) days of receipt of this notification send the claimant an authorization to commence litigation.

b.    Rejection by Silica PI Trust

If the Silica PI Trust rejects the nonbinding award, then claimant may elect binding arbitration or request that the Silica PI Trust forward the authorization to commence litigation.

V.	GENERAL ADR PROCEDURES GOVERNING PRO BONO EVALUATION, MEDIATION, NON-BINDING ARBITRATION, AND BINDING ARBITRATION

A.    ADR Submissions

The claimant’s submissions (with the exception of the binding arbitration’s written argument) will be reviewed by the ADR administrator before they are submitted to the pro bono evaluator, mediator, or arbitrator. If they contain materials not previously submitted in support of the Silica Unsecured PI Trust Claim, then the Silica PI Trust Unsecured Claims department will review the additional information and determine the effect, if any, it would have on the Silica PI Trust’s evaluation of the Silica Unsecured PI Trust Claim. In appropriate situations, a new offer may be made to the claimant.

If an attorney or other agent represents the claimant, both the attorney and the claimant must also sign the Election and Agreement for Binding Arbitration. The attorney or agent may not sign in place of, or for, the claimant unless the claimant is incapacitated, incompetent, or deceased and the attorney or agent has been designated legally to act on the claimant’s behalf. Documentation of this legal designation will be required.

B.    No Grouping or Bundling of Silica Unsecured PI Trust Claims

As a general matter, there shall be no grouping or bundling of Silica Unsecured PI Trust Claims by separate claimants at any stage of the ADR or arbitrations even if the Silica Unsecured PI Trust Claims are related and/or the claimants have the same counsel. Each claimant must proceed individually through the ADR and arbitration processes with all Silica Unsecured PI Trust Claims that claimant may have or may represent. This provision is intended to separate Silica Unsecured PI Trust Claims of different exposed persons and has no effect upon multiple Silica Unsecured PI Trust Claims brought by a claimant’s representative, such as heirs of a deceased worker. However, the Silica PI Trust, in its sole discretion, may decide that it would be expeditious to allow the conduct of arbitration proceeding with respect to more than one Silica Unsecured PI Trust Claim of different exposed persons, provided that the arbitrator individually values each such Silica Unsecured PI Trust Claim in accordance with the valuation factors set forth in section 4.3(b)(2) of the Silica TDP, and provided that the respective claimants’ separate positions in the Silica PI Trust’s FIFO Processing and Payment Queues are maintained.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 13

C.    No Ex Parte Communication

There shall be no ex parte communication between the arbitrator or pro bono evaluator and any counsel or party in any matter. All correspondence between the arbitrator or pro bono evaluator and the parties will be facilitated by the Private Adjudication Coordinator.

D.    Silica Unsecured PI Trust Claims and Defenses

All available Silica Unsecured PI Trust Claims and defenses that exist under the law subject to the claimant’s election under the Silica TDP shall be available to both sides.

E.    Costs of ADR

1.    ADR expenses

The Silica PI Trust will pay the arbitrator’s fee for nonbinding or binding arbitration up to two thousand dollars ($2,000.00) per Silica Unsecured PI Trust Claim depending on the length of the hearing. The pro bono evaluator is a volunteer and thus no fee will be incurred. The Silica PI Trust will assume costs of meeting and hearing facilities for arbitration. Claimants will pay their costs and attorney fees including any expenses incurred should the claimant testify.

2.    No Filing Fee

No filing fee is required of the claimant for any ADR selection, unless the Silica PI Trust, with the consent of the Silica TAC and the Legal Representative, decide that it would be in the best interests of the Silica PI Trust and its beneficiaries to adopt such a fee.

F.    Waiver of Objection to Rules Infraction

Either party who continues with the pro bono evaluation, mediation, nonbinding arbitration, or binding arbitration proceeding after knowing that any provision or requirement of the applicable rules has not been complied with, and who fails to state a timely objection in writing to the arbitrator, mediator, or pro bono evaluator, shall be deemed to have waived the right to object. A timely objection by a claimant must be stated in writing and mailed to the Silica PI Trust with instructions to forward the objection to the Private Adjudication Coordinator and to the arbitrator, mediator, or pro bono evaluator. A timely objection by the Silica PI Trust will be mailed to the claimant and to the Private Adjudication Coordinator with instructions to forward to the arbitrator, mediator, or pro bono evaluator.

G.    Serving of Notices and Other Papers

Each party to the ADR and arbitration agreements shall be deemed to have consented that any papers, notices, or processes necessary or proper for the initiation or continuation of ADR and Arbitration proceedings under these rules may be served upon such party as follows:

1.	by regular U.S. mail or overnight courier addressed to such party or their attorneys at their last known address;

2.	by facsimile transmission, if a copy of the transmitted papers is mailed addressed to the party or their attorney at their last known address within twenty-four (24) hours of the facsimile transmission; or

3.	by personal service, within or without the state where the pro bono evaluation, mediation, or arbitration is to be held, whether the party is within or without the United States of America.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 14

H.    Time Limits Triggered Upon Receipt

1.	Documents sent by U.S. mail under these rules shall be deemed received three (3) business days after the date of postmark. Documents sent via overnight mail shall be deemed received on the next business day after mailing.

2.	Documents sent via facsimile transmission shall be deemed received on the business day that the transmission is received.

I.    Exclusion of Liability

Neither the Private Adjudication Coordinator, the mediator, the arbitrator, nor pro bono evaluator shall be liable to any party for any act or omission in connection with any evaluation conducted under these rules.

J.	Relationship of Rules to Election Form for Pro Bono Evaluation, Request for Mediation, Non-binding Arbitration Agreement, or Binding Arbitration Agreement

These Rules shall be deemed a part of, and incorporated by reference in, every duly executed ADR agreement or arbitration agreement and shall be binding on all parties.

K.    Arbitrator/Pro Bono Evaluator Immunity

Arbitrators or pro bono evaluators who serve pursuant to these rules shall have the same immunity as judges for their official acts.

L.    Jurisdiction

Any dispute under these rules shall be subject to the jurisdiction of the United States Bankruptcy Court for the Western District of Pennsylvania.

M.    Statement of Confidentiality

1.	All ADR and arbitration proceedings and information relating to the proceeding will be confidential. Neither party shall disclose the information obtained during the proceedings, or the valuation placed on the case by an arbitrator or pro bono evaluator to anyone or use such information or valuation in any further proceeding, except as necessary to maintain the Silica PI Trust’s obligation to report to the Bankruptcy Court and to provide ongoing evaluation by the Silica PI Trust and Silica TAC. Except for documents prepared by a nonparty that are introduced as evidence before an arbitrator or pro bono evaluator, any document prepared by another party, attorney, or other participant in anticipation of the ADR is privileged and shall not be disclosed to any court or arbitrator/pro bono evaluator or construed for any purpose as an admission against interest.

2.

All ADR and arbitration proceedings shall be deemed a settlement conference pursuant to Rule 408 of the Federal Rules of Evidence. Except by agreement of the parties, the parties will not introduce into evidence in any other proceedings the fact that there was an arbitration, the nature or amount of the award, and written submissions may be used for purposes of showing accord and satisfaction or res judicata. In binding arbitration, the decision of the arbitrator may be admissible in the event the claimant improperly seeks to litigate the Silica Unsecured PI Trust Claim. The binding arbitration award shall be admissible in support of a motion to enjoin such

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 15

litigation. No arbitrator or pro bono evaluator will ever be subpoenaed or otherwise required by any party or any third party to testify or produce records, notes, or work product in any future proceedings.

N.    Amendments

Except as otherwise ruled by the Bankruptcy Court, these rules, as they may from time to time be amended by the Trustee, with the consent of the Silica TAC and the Legal Representative, will be binding on all parties in the form in which they are in force on the date the claimant signs the election agreement.

O.    Time Limits

The time limits included in these procedures are to be strictly enforced. Any time limit set forth herein may be extended by agreement of the parties or for cause shown to the neutral party presiding over the particular ADR or arbitration proceeding. Any request for extension, however, shall first be made to the opposing party and then, if the parties cannot agree, shall be submitted to the Private Adjudication Coordinator who will request a ruling from the pro bono evaluator, mediator, or arbitrator as the case may be.

Although the deadlines may be extended by agreement or for cause shown, failure to comply with a deadline without obtaining an extension may result in withdrawal of the Silica Unsecured PI Trust Claim. Promptly after a claimant fails to comply with a specified deadline without obtaining an extension, the Silica PI Trust shall send the claimant written notice of the failure to comply. If the claimant does not take any action on the Silica Unsecured PI Trust Claim, then thirty (30) days thereafter the Silica Unsecured PI Trust Claim will be deemed withdrawn.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 16

DII INDUSTRIES, LLC SILICA PI TRUST

ELECTION FORM FOR PRO BONO EVALUATION

I,                                                               (“Claimant”), Silica Unsecured PI Trust Claim No.                     , hereby elect and agree to:

Nonbinding document evaluation of my Silica Unsecured PI Trust Claim by an individual selected from a Panel of Pro Bono Evaluators who volunteered to serve at the request of the Silica TAC.

Unless the box below is initialed, the undersigned waives anonymity of the claimant in the Pro Bono Evaluation of this Silica Unsecured PI Trust Claim. The Silica PI Trust encourages leaving this box blank and waiving anonymity so that medical records may be transmitted in their original form.

☐

Dated:                                              ,             .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC SILICA PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 17

STATE OF                                              )

    ) SS:

COUNTY OF                                          )

AFFIDAVIT OF COMPLETENESS

I,                                                               , as the person [or legal representative of the person] who has filed a Silica Unsecured PI Trust Claim against the DII Industries, LLC Silica PI Trust, being duly sworn, depose and say:

I have furnished all information that I wish to be considered in the valuation of Silica Unsecured PI Trust Claim number                                              .

I certify (or declare), under penalty of perjury, that the foregoing is true and correct.

By:
Claimant or Legal Representative of Claimant
Date

Sworn to before me this              day of                                                      .

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 18

DII INDUSTRIES, LLC SILICA PI TRUST

REQUEST FOR MEDIATION FORM

I,                                                               (“Claimant”), holder of Silica Unsecured PI Trust Claim No.                     , hereby elect and agree to attempt in good faith to resolve the dispute with the Silica PI Trust relating to my Silica Unsecured PI Trust Claim promptly by confidential Mediation under the terms set forth for Mediation procedure established by the Silica PI Trust. I have been provided with a copy of the rules relating to Mediation established by the Silica PI Trust. I understand and agree to those rules in the course of the Mediation.

Dated:                                              ,             .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC SILICA PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 19

DII INDUSTRIES, LLC SILICA PI TRUST

ELECTION FORM AND AGREEMENT FOR BINDING ARBITRATION

I,                                                               (“Claimant”), holder of Silica Unsecured PI Trust Claim No.                         , hereby elect and agree to submit all disputes with the Silica PI Trust relating to my Silica Unsecured PI Trust Claim to Binding Arbitration under the terms set forth for Binding Arbitration procedures established by the Silica PI Trust. I have been provided with a copy of the rules relating to Binding Arbitration established by the Silica PI Trust. I understand and agree to those rules in the course of the Binding Arbitration. I understand that as a result, of this agreement, if accepted by the Silica PI Trust, I will waive my rights to litigate my Silica Unsecured PI Trust Claim in Court, including the right to trial by jury, and I will be bound by the arbitration award.

Dated:                                              ,             .

Claimant

Claimant’s Attorney

Claimant must sign. The attorney may not sign for the Claimant.

Accepted and Consented to:

By accepting this agreement, the Silica PI Trust waives its rights to litigate the claimant’s Silica Unsecured PI Trust Claim in Court including the right to trial by jury and agrees to be bound by the arbitration award.

DII INDUSTRIES, LLC SILICA PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 20

DII INDUSTRIES, LLC SILICA PI TRUST

ELECTION FORM AND AGREEMENT FOR NONBINDING ARBITRATION

I,                                                               (“Claimant”), holder of Silica Unsecured PI Trust Claim No.                         , hereby elect and agree to submit all disputes with the Silica PI Trust relating to my Silica Unsecured PI Trust Claim to Nonbinding Arbitration under the terms set forth for Nonbinding Arbitration procedure established by the Silica PI Trust. I have been provided with a copy of the rules relating to Nonbinding Arbitration established by the Silica PI Trust. I understand and agree to those rules in the course of the Nonbinding Arbitration.

Dated:                                              ,             .

Claimant or Claimant’s Attorney

Accepted and Consented to:

DII INDUSTRIES, LLC SILICA PI TRUST

By:

Title:

Dated:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT A- 21

Attachment B to Silica TDP

SILICA PERSONAL INJURY SETTLEMENT TRUST

PROOF OF CLAIM FORMS (SAMPLES)

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B

DII INDUSTRIES, LLC SILICA PI TRUST

PROOF OF CLAIM FORM

UNLIQUIDATED SILICA PI TRUST CLAIMS

Submit completed claims

Instructions for the Claim Form

Complete this claim form as thoroughly and accurately as possible. Please type or print neatly. Should there be insufficient space to list all relevant information, please attach additional sheets. In addition to filing the forms that follow, please ensure the following are enclosed, if applicable:

-	Death Certificate (if applicable)
-	Certificate of Official Capacity (if personal representative is filing form)
-	Medical records as requested in instructions
-	Proof of Company Exposure as set out in the instructions
-	Copy of cover sheet of complaint (if applicable—see Part 8 below)
-	Copy of W-2 and first page of IRS Form 1040 (if applicable—see Part 9 below)

Representation

If counsel represents claimant, please print or type the following information:

Attorney Name:

Paralegal or Contact Name:

Name of Law Firm:

Firm Address:

Attorney Phone:                                                                      Facsimile:

Contact Phone:                                                                       Facsimile:

Attorney’s or Law Firm’s Tax ID Number:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 1

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 1: Choice of Claim Process

Please choose the applicable claim process (choose only one):

☐	1. Expedited Review

☐	2. Individual Review (only for Disease Levels II-IV)

☐	3. Extraordinary Claim (must undergo Individual Review)

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 2

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 2: Injured Party Information

Name:                                                                                   Social Security #:             -             -

Gender: Male              Female              Date of Birth:                 /            /

I.	Is injured party living? Yes No

II.	If injured party is living and not represented by counsel, please complete the following:

Mailing address:

Daytime Phone: (            )              -

III.	If injured party is deceased, please complete the following: (Death certificate must be enclosed)

Date of death:             /            /

Was death silica-related? Yes              No

IV.	If injured party has personal representative other than, or in addition to, his/her attorney, please indicate the following information for the representative (Certificate of Official Capacity must be enclosed)

Name:                                                                       Social Security#:             -            -

Mailing Address:

Daytime Phone: (            )             -

Relationship to injured party: I am party’s                                                                          .

                                                                     (spouse, child, other)

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 3

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 3: Diagnosed Silica-Related Injuries

Place an X next to the highest level (most serious) silica-related Disease Level that has been diagnosed for the injured party and for which medical documentation is attached to this claim form. See instructions for listing of the specific medical criteria and records that must be enclosed for each Disease Level. (Check only the most serious.)

☐ Level I.	Silicosis	Date of Diagnosis / /

☐ Level II.	Severe Silicosis	Date of Diagnosis / /

☐ Level III.	Lung Cancer	Date of Diagnosis / /

☐ Level IV.	Complex Silicosis	Date of Diagnosis / /

The claims must meet the relevant medical criteria and be supported by appropriate medical documentation as delineated in the Trust Distribution Procedures (TDP). The presumptive medical criteria for the four Disease Levels set forth above are attached to this Claim Form.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 4

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 4: Dependents and Beneficiaries

List any other persons represented by claimant’s counsel who may have rights associated with this claim. Be sure to include the injured party’s spouse and/or any dependents who derive (or who did derive at the time of the injured person’s death) at least one-half of their financial support from the injured party.

Also list beneficiaries represented by claimant’s counsel who are entitled to pursue an action for wrongful death under applicable state law.

If more than four, please photocopy this page, and insert after current page.

Name:		Date of Birth: / /

Relationship:	☐ Spouse	Financially Dependent?	Yes / No
	☐ Child		(Circle One)
☐ Other:

Name:		Date of Birth: / /

Relationship:	☐ Spouse	Financially Dependent?	Yes / No
	☐ Child		(Circle One)
☐ Other:

Name:		Date of Birth: / /

Relationship:	☐ Spouse	Financially Dependent?	Yes / No
	☐ Child		(Circle One)
☐ Other:

Name:		Date of Birth: / /

Relationship:	☐ Spouse	Financially Dependent?	Yes / No
	☐ Child		(Circle One)
☐ Other:

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 5

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 5: Company Exposure and Significant Occupational Exposure

Proof of Company Exposure must be enclosed as required by Silica TDP section 4.7(c). (See instructions)

Please photocopy this page and list separately each company site, industry, or occupation upon which claimant relies to establish:

A.    Company Exposure; and

B.    Significant Occupational Exposure.

A.    COMPANY EXPOSURE:

1.	Name of Company against which claim is asserted:

2.	Name of Plant/Site of Exposure:

City:                                 State:

3.	Month/Year Exposure Began: / Month/Year Exposure Ended: /

4.	Occupation at time of Exposure (e.g., Boilermaker, Laborer, etc.):

5.	Industry in which exposure occurred: (Industry codes listed below.) If code is 37 (other), specify the other industry:

Industry Codes

10.	Silica mining	24.	Petrochemical
11.	Aerospace/aviation	25.	Insulation
12.	Silica abatement	27.	Railroad
13.	Automobile/mechanical friction	30.	Shipyard-construction/repair
16.	Chemical	31.	Textile
17.	Construction trades	32.	Tire/rubber
18.	Iron/steel	33.	Utilities
19.	Longshore	34.	Silica products manufacturing
20.	Maritime	36.	Building occupant/bystander
21.	Military	37.	Other
23.	Non-Silica products manufacturing

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 6

6.	Nature of Exposure:

a.	Worked directly on:

b.	Worked in proximity of:

c.	Worked in proximity of the performance of services by

[Name of Company], including a                  [Name of Company] contracting unit:

d.	Other description of job duties:

B.    SIGNIFICANT OCCUPATIONAL EXPOSURE:

Does the exposure described above satisfy the Significant Occupational Exposure requirements contained in the Silica TDP section 4.7(b)?

Yes No

If Yes, there is no need to complete this section unless claimant wishes to submit such evidence for Individual Evaluation. If No, give the following information for each job site that claimant is relying upon in order to establish the Significant Occupational Exposure requirements in the Silica TDP (Please photocopy and use separate page for each job site):

1.	Job Site City/State Years of Exposure

2.	Occupation at time of exposure:

3.	Industry: (Industry Codes listed above). If code is 37 (other), specific the other industry:

4.	Indicate circumstances of exposure:

a.	Claimant handled respirable crystalline silica on a regular basis ; or

b.	Claimant fabricated silica-containing products such that the claimant, in the fabrication process, was exposed on a regular basis to respirable crystalline silica ; or

c.	Claimant altered, repaired, or otherwise worked with a silica-containing product such that the claimant was exposed on a regular basis to respirable crystalline silica ; or

d.	Claimant was employed in an industry or occupation such that the claimant worked on a regular basis in close proximity to workers who did one or more of the above three activities.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 7

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 6: Exposure to an Occupationally Exposed Person

Is the claimant alleging a silica-related disease resulting in whole or in part from another person’s occupational exposure, such as a family member (spouse, father, sister, etc.)?

Yes              No              If yes, Part 5 must also be completed for each occupationally exposed person.

Date Exposure to other person began:                             Month              Year

Date Exposure to other person Ended:                             Month              Year

Relationship to occupationally exposed individual:

I am his/her                                                                                                       .

                                         (brother, son, spouse, etc.)

Describe how injured party was exposed to the Company product:

Reminder: Part 5 must be completed for the occupationally exposed person.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 8

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 7: Smoking History

NOTE: This information is relevant only to claims involving Disease Level III, Lung Cancer, for which the claimant elects Individual Review. Thus, this section does not need to be completed if your claim is for Disease Levels I, II, or IV.

For each item, indicate whether injured party has smoked or used the given product. If cigarettes were smoked, indicate the dates they were used, and the amount per day. Indicate fractional packs as appropriate, e.g., three and one-half packs would be entered as 3.5.

  Has the injured party ever:

Smoked Cigarettes?	Yes No

From: /	To: /	Packs per day: .

From: /	To: /	Packs per day: .

From: /	To: /	Packs per day: .

From: /	To: /	Packs per day: .

  Has the injured party ever:

Smoked Cigars?	Yes No

From: /	To: /

From: /	To: /

From: /	To: /

From: /	To: /

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 9

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 8: Silica Litigation

Has a lawsuit ever been filed on behalf of the injured party?            Yes       No

Two-letter abbreviation of the state in which the suit was originally filed:  ☐  ☐

Name of court in which the suit was originally filed:

Date on which the suit was originally filed:

Has injured party received settlement money from a Halliburton Entity and/or a Harbison-Walker Entity or their predecessors, successors, and assigns? Yes        No

What is the current status of this suit?	☐ Pending	☐ Judgment
	☐ Dismissed	☐ Settled

Please attach a photocopy of the endorsed cover sheet of the filed complaint.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 10

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 9: Employment Information

Note: This section is optional and only needs to be completed if you wish this information to be considered in connection with a claim to be processed by Individual Review.

Current Employment Status:

☐    Full-time, outside the home

☐    Full-time, within the home

☐    Part-time, outside the home

☐    Part-time, within the home

☐    Retired

☐    Disabled

Amount of last annual wages: $                ,                .

Date of last wage received:                /

                                              (Month)    (Year)

(Enter current month and year if currently earning work-related compensation.)

A W-2 and first page of Form 1040 for last year of full employment must be enclosed if lost wages are being claimed.

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 11

DII INDUSTRIES, LLC SILICA PI TRUST

UNLIQUIDATED SILICA PI TRUST CLAIM FORM

Part 10: Signature Page

All claims must be signed by the claimant, or the person filing on his/her behalf (such as the personal representative or attorney).

I have reviewed the information submitted on this claim form and all documents submitted in support of this claim. To the best of my knowledge under penalty of perjury, the information submitted is accurate and complete.

Signature of claimant or representative

Please print the name and relationship to the claimant of the signatory above.

Please review your submission to ensure it is complete.

☐	Death Certificate (if applicable)

☐	Certificate of Official Capacity (if personal representative is filing form)

☐	Medical Records as required by the Silica TDP and as requested in the instructions.

☐	Proof of Company Exposure and Significant Occupational Exposure as required in the Silica TDP and requested in the instructions.

☐	Cover sheet of filed complaint (if Part 8 is applicable).

☐	W-2 and first page of IRS form 1040 (if Part 9 is applicable).

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 12

NON-HARBISON-WALKER SILICA PI TRUST CLAIMS AND

HARBISON-WALKER SILICA PI TRUST CLAIMS

PRESUMPTIVE MEDICAL/EXPOSURE CRITERIA

Disease Level	Non-Harbison- Walker Silica PI Trust Claims / Harbison- Walker Silica PI Trust Claims	Medical/Exposure Criteria

Complex Silicosis (Level IV)	$3,500 / $16,900

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of underlying bilateral silicosis based upon physical exam, physical history (including that of smoking), and x-ray, or pathology report by a board-certified pathologist indicating the same

(2) Diagnosis: (a) by a board-certified doctor of pulmonology of (i) tuberculosis, (ii) silico-proteinosis, or (iii) coalescence of silicotic opacities (PMF); or (b) by a board-certified doctor or rheumatology of (i) scleroderma or (ii) lupus or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(3) Medical documentation: (a) from a board-certified doctor of pulmonology stating that the tuberculosis, silico-proteinosis, or coalescence of silicotic opacities (PMF), as the case may be, was caused by exposure to silica or (b) from a board-certified rheumatologist stating that the scleroderma or lupus, as the case may be, was caused by exposure to silica, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(4) >10 years from first exposure to diagnosis

(5) Significant Occupational Exposure

(6) Company Exposure

Lung Cancer (Level III)	$3,500 / $16,900

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of underlying bilateral silicosis based upon physical exam, physical history (including that of smoking), and x-ray, or, if the claimant is deceased, pathology report by a board-certified pathologist indicating the same

(2) Diagnosis by a board-certified doctor of pulmonology or oncology of primary lung cancer, based upon physical examination, physical history (including that of smoking), and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(3) Medical documentation stating that the claimant’s lung cancer was caused by exposure to silica, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(4) >10 years from first exposure to diagnosis

(5) Significant Occupational Exposure

(6) Company Exposure

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 13

Disease Level	Non-Harbison- Walker Silica PI Trust Claims / Harbison- Walker Silica PI Trust Claims	Medical/Exposure Criteria

Severe Silicosis (Level II)	$3,500 / $11,000

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of bilateral silicosis based on physical examination and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) >10 years from first exposure to diagnosis

(3) ILO of 2/1 or greater, and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes

(4) FVC ≤ 65%, or FEV1 ≤ 65% with DLCOsb ≤ 60%

(5) Significant Occupational Exposure

(6) Company Exposure

Silicosis (Level I)	$250 / $500

(1) Diagnosis by a board-certified doctor of pulmonology, internal medicine, or occupational medicine of bilateral silicosis based on physical examination and x-ray, or, if the claimant is deceased, a pathology report by a board-certified pathologist indicating the same

(2) >10 years from first exposure to diagnosis

(3) ILO of 1/0 or greater, and round opacities of type p, q, or r involving, but not limited to, the upper lung lobes

(4) FVC ≤ 80%, or FEV1 ≤ 75% with DLCOsb ≤ 70%

(5) Significant Occupational Exposure

(6) Company Exposure

PLAN EXHIBIT 10, ANNEX 3, ATTACHMENT B- 14

PLAN EXHIBIT 11

FORM OF SILICA PI TRUST NOTE

PLAN EXHIBIT 11

DII INDUSTRIES, LLC AND KELLOGG BROWN & ROOT, INC.

SENIOR SECURED NOTE

$450,000,000.00	, 2004

FOR VALUE RECEIVED, the undersigned, DII Industries, LLC, a Delaware limited liability company (“DII Industries”), and Kellogg Brown & Root, Inc., a Delaware corporation (“KBR”), (together, the “Obligors”) hereby jointly and severally promise to pay to the DII Industries, LLC Silica PI Trust, or its successors or assigns (the “Holder”), the sum of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000.00) (the “Maximum Amount”), or, if less, the amount of payments required by section 1.1 below prior to termination, without interest thereon but subject to the terms and conditions hereof.

Capitalized terms used herein have the meanings specified in Schedule I hereto or, if not set forth in Schedule I, then in the Uniform Glossary of Defined Terms for Plan Documents set forth as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the United States Bankruptcy Code, dated as of September 18, 2003.

1.    PAYMENTS.

1.1    Payments.

Thirty (30) days following delivery of each Trustee’s Report, until the termination of this Note pursuant to section 1.2, the Obligors shall pay the Holder the lesser of (i) the then-existing Annual Funding Cap, (ii) the applicable Average Amount, and (iii) the Differential Amount; provided, however, that, if there has been an Extension Event, the Obligors and the Trustee of the Silica PI Trust may agree in writing to any other amounts to be paid, without duplication, in lieu of the above amounts.

1.2    Termination of Funding Obligation.

If there has been no Extension Event, this Note shall automatically terminate, and the obligation to make payments hereunder shall terminate, on the earlier of (i) the first (1st) day after payment is made, if required, pursuant to section 1.1 hereof after the Thirtieth Calculation Date and (ii) the first (1st) day after a three-year period in which no Valid Filed Claims are properly filed with the Silica PI Trust.

If there has been an Extension Event, this Note shall automatically terminate, and the obligation to make payments hereunder shall terminate, on the earlier of (i) the first (1st) day after payment is made, if required, pursuant to section 1.1 hereof after the Fiftieth Calculation Date and (ii) the first (1st) day after a three-year period in which no Valid Filed Claims are properly filed with the Silica PI Trust.

1.3    Merger, Consolidation, Etc.

No initial Obligor shall consolidate with or merge with any other Person or convey or transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)    prior thereto, the Guarantor shall have assumed this Note pursuant to section 10.3 hereof;

(b)    the Guarantor is the surviving entity or the Person that acquires such assets, as the case may be; or

(c)    the Holder shall give its prior written consent thereto.

Upon any consolidation or merger or any transfer, sale or other disposition of all or substantially all of the assets of an Obligor pursuant to and in accordance with this section 1.3, if such Obligor is not the surviving

PLAN EXHIBIT 11-1

entity, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of such Obligor under this Note with the same effect as if such Person (the “Successor”) had been named herein as the Obligor, and such Successor shall be an “Obligor” hereunder as such non-surviving entity shall cease to be an “Obligor” hereunder. When such a Successor assumes pursuant to, and in compliance with, this section 1.3 all of the obligations of such Obligor under this Note, such Obligor shall be released from its obligations hereunder. Upon any consolidation or merger or any transfer, sale, or other disposition of all or substantially all of the assets of DII Industries or KBR pursuant to and in accordance with this section 1.3, (i) the Pledge Agreement shall automatically terminate and be of no further force or effect, (ii) the Guarantee shall automatically terminate and cease to guarantee this Note, and (iii) the initial Obligors shall be released from their obligations hereunder.

1.4    Maturity, Surrender, Etc.

In the case of each payment pursuant to this section 1, the amount to be paid shall mature and become due and payable on the date fixed for such payment. This Note shall be deemed paid in full upon payment of amounts required by section 1.1 prior to its termination. If this Note is paid in full or it shall be terminated pursuant to section 1.2, it shall be surrendered to the Obligors and cancelled and shall not be reissued.

1.5    Method of Payment.

All payments made hereunder to the Holder hereof shall be made not later than 12:00 noon (Eastern Time) on the day when due by wire transfer of immediately available funds for credit to such account or accounts as such Holder shall have designated by 30-days prior-written notice to the Obligors. Anything in this Note to the contrary notwithstanding, any payment that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

2.    REPRESENTATIONS OF HOLDER.

Each Holder hereof, whether the initial Holder or any subsequent Holder, represents, and it is specifically understood and agreed, that the Holder is not acquiring the Note with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of the Holder’s property shall at all times be and remain within the Holder’s control. The Holder hereof understands that the Note has not been registered under the Securities Act, and may be transferred only in compliance with the Securities Act.

3.    REPRESENTATIONS OF THE OBLIGORS.

(a)    Each Obligor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver, and perform this Note.

(b)    The execution, delivery, and performance of this Note has been and remains duly authorized by all necessary organizational action on the part of the Obligors and does not result in a contravention by any Obligor of any provision of law or of such Obligor’s organizational documents or any material contractual restriction binding on such Obligor or its assets.

(c)    All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Note by the Obligors have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Obligors in connection with the execution, delivery, or performance of this Note by the Obligors.

(d)    This Note constitutes the legal, valid, and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

PLAN EXHIBIT 11-2

4.    EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Obligors default in any payment when the same becomes due and payable hereunder, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b)    the Obligors default in any material respect in the performance of or compliance with any term contained herein (other than those referred to in paragraph (a) of this section 4) or the Pledgor defaults in any material respect in the performance or compliance with any term contained in the Pledge Agreement or the Guarantor defaults in any material respect in the performance or compliance with any term contained in the Guarantee, and in each case such default is not remedied within 15 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Obligors receiving written notice of such default from a Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (b) of section 4);

(c)    any representation or warranty by the Guarantor, the Obligors, or the Pledgor in this Note, the Guarantee, or a Pledge Agreement proves to have been false or incorrect in any material respect on the date hereof;

(d)    after the Effective Date, the Guarantor, the Pledgor or any Obligor, (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes a general assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) authorizes any of the foregoing; or

(e)    a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Guarantor, the Pledgor or any Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Guarantor, the Pledgor or any Obligor, or any such petition shall be filed against the Guarantor, the Pledgor or any Obligor, in each case such order or petition remains unstayed and in effect for more than sixty (60) consecutive days.

5.    REMEDIES ON DEFAULT, ETC.

(a)    If any Event of Default has occurred and is continuing, the Holder hereof may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, including without limitation, exercising its rights under the Guarantee and the Pledge Agreement.

(b)    No course of dealing and no delay on the part of the Holder hereof in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

(c)    In no event shall the Obligors be liable hereunder for amounts in excess of the amounts required by sections 1.1 and 6.1 prior to this Note’s termination.

PLAN EXHIBIT 11-3

6.    EXPENSES, ETC.

6.1    Expenses.

The Obligors jointly and severally agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Holder hereof harmless against liability for the payment of (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Holder in connection with this Note, the Guarantee, or the Pledge Agreement, the execution, delivery, and performance hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Note, the Guarantee, or the Pledge Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys’ fees, incurred by the Holder in enforcing any rights under this Note, the Guarantee, or the Pledge Agreement (whether in the context of a civil action, adversarial proceedings, workout or otherwise) or in responding to any subpoena or other legal process issued in connection with the enforcement of this Note, the Guarantee, or the Pledge Agreement or by reason of the Holder’s having acquired this Note.

6.2    Survival.

The obligations of the Obligors under this section 6 will survive the payment or transfer of this Note, the enforcement, amendment, or waiver of any provision of this Note, and the termination of this Note.

7.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Note, the transfer by the Holder of this Note, and the payment of this Note, and may be relied upon by the Obligors, the Holder, and any subsequent Holder of this Note, regardless of any investigation made at any time by or on behalf of any such Person. This Note embodies the entire agreement and understanding between the Holder and the Obligors and supersedes all prior agreements and understandings relating to the subject matter hereof.

8.    AMENDMENT AND WAIVER.

This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Holder.

9.    NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to the Holder, at such address as such Holder shall have specified to the Obligors in writing, or

(ii)    if to the Obligors, at Five Houston Center, 1401 McKinney, Suite 2400, Houston, Texas 77010 to the attention of Bruce A. Stanski, or at such other address as the Obligors shall have specified to the Holder in writing; with a copy to Halliburton Company at Five Houston Center, 1401 McKinney, Suite 2400, Houston, Texas 77010 to the attention of Jerry H. Blurton or such other address as Halliburton Company shall have specified to the Holder in writing.

10.    MISCELLANEOUS.

10.1    Computation of Time Periods.

In this Note in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

PLAN EXHIBIT 11-4

10.2    Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

10.3    Successors and Assigns.

All covenants and other agreements contained in this Note by or on behalf of the Obligors and the Holder bind and inure to the benefit of their respective successors and assigns whether so expressed or not; provided, however, that (i) a Holder may only transfer its rights, interests, or obligations hereunder in a transaction that is exempt from registration under the Securities Act and (ii) such transfer may only be in whole, and not in part. In no event shall the Obligors or the Guarantor be required to register this Note under the Securities Act.

The Obligors may not assign its rights, interests, or obligations hereunder except (i) as contemplated by section 1.3 and (ii) the Obligors at their option may at any time assign all of their rights, interests, and obligations hereunder to the Guarantor, subject to the assumption by the Guarantor of all the obligations of the Obligors hereunder. Upon such assumption, the Guarantee shall automatically terminate and cease to guarantee this Note and the Pledge Agreement shall automatically terminate.

10.4    Severability.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

10.5    No Recourse Against Others.

No director, officer, employee, member, manager, or stockholder of any Obligor shall have any personal liability in respect of any obligations of the Obligor under this Note or any claim based on, with respect to or by reason of such obligations or their creation, by reason of his/her or its status as such. By accepting this Note, the Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Note by the Obligors.

10.6    Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

10.7    Acceptance by Holder.

By acceptance of this Note by the Holder, this Note shall become a binding agreement between the Obligors and the Holder hereof. Without limitation of the foregoing, the Holder will be deemed, by its acceptance hereof, (i) to have agreed to the provisions set forth in sections 7, 8, 9, and 10 and (ii) to have made the representations set forth in section 2.

10.8    Governing Law; Jurisdiction; Etc.

(a)    This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PLAN EXHIBIT 11-5

(b)    Each Obligor and the Holder hereof each hereby irrevocably and unconditionally submit, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each Obligor and such Holder each hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each Obligor and the Holder hereof each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that any Obligor or the Holder hereof may otherwise have to bring any action or proceeding relating to this Note against the other or its properties in the courts of any jurisdiction.

(c)    Each Obligor and the Holder hereof each hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in section 10.8(b). Each Obligor and the Holder hereof each hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each Obligor and the Holder hereof each irrevocably consent to service of process in the manner provided for notices in section 9. Nothing in this Note shall affect the right of the Obligors or the Holder to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Obligors have caused this Note to be signed manually or by facsimile by its respective duly authorized officer.

DII INDUSTRIES, LLC,

a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC.,

a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 11-6

SCHEDULE I

Definitions

“Additional Level I Payment” means any payment made by the Silica PI Trust pursuant to section 6.11 of the Silica TDP or to any person who does not meet at least the medical and exposure criteria set forth for Level I claimants in section 4.3(a)(3) of the initial Silica TDP.

“Annual Funding Cap” means the lesser of:

(a)    $15,000,000;

(b)    $10,000,000 if either

(i)    on any Calculation Date on or after the Fifth Calculation Date, both (A) the amount entitled to payment by the Silica PI Trust on Valid Filed Claims for four (4) out of five (5) of the immediately preceding years does not increase, and (B) the average annual amount of Silica PI Trust Disbursements for such five (5) year period does not exceed $5,000,000, or

(ii)    on any Calculation Date on or after the Tenth Calculation Date, the average annual amount of Silica PI Trust Disbursements for the immediately preceding two (2) consecutive years does not exceed $10,000,000;

and

(c)    $5,000,000 if, on any Calculation Date on or after the Tenth Calculation Date, the average annual amount of Silica PI Trust Disbursements for the immediately preceding five (5) consecutive years does not exceed $2,000,000.

“Average Amount” means, the average annual amount of Silica PI Trust Disbursements paid during the Calculation Period immediately preceding the applicable Calculation Date; provided, however, that, to the extent that the Silica PI Trust did not have funds to make payments in full on all Silica PI Trust Disbursements during any annual period, the Average Amount shall be calculated based on what the Silica PI Trust would have paid if it had the funds.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City are required or authorized to be closed.

“Calculation Date” means those dates set forth on Schedules II and III.

“Calculation Period” means (1) with respect to the First Calculation Date, the one-year period preceding such date, (2) with respect to the Second Calculation Date, the two-year period preceding such date, and (3) with respect to every other Calculation Date, the three-year period preceding such date.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Differential Amount” means, with respect to the applicable Calculation Date, the difference between (i) the applicable Annual Funding Cap and (ii) the balance of the Silica PI Trust corpus as of such date. If on such date, the balance of the Silica PI Trust corpus is greater than the applicable Annual Funding Cap, then the Differential Amount for such date shall be $0.

“Event of Default” is defined in section 4.

“Extension Event” means the occurrence of a day on which an Extension Order is a Final Order.

PLAN EXHIBIT 11, Schedule I - 1

“Extension Order” means an order of the Bankruptcy Court, or if there is no Bankruptcy Court then such other court of competent jurisdiction, (i) upon a motion by the Trustee of the Silica PI Trust filed within six (6) months prior to the Thirtieth Calculation Date and served with adequate notice upon each of the Obligors, and (ii) finding and concluding, upon clear and convincing evidence and based solely upon the facts that existed at the time of the Confirmation Hearing, that the Bankruptcy Court’s approval of the termination of this Note thirty (30) days after the Thirtieth Calculation Date was clearly erroneous.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Guarantee” means, during such time as the Guarantee is in effect, the Guarantee dated as of [                        ], 2004 executed and delivered by the Guarantor in favor of the Silica PI Trust, as the same may be amended from time to time.

“Guarantor” means, during such time as the Guarantee is in effect, Halliburton Company, a Delaware corporation.

“Note” means this Note, as amended from time to time, and any Note given in exchange, substitution or replacement hereof, in whole or in part.

“Obligors” means, together, DII Industries, LLC, a Delaware limited liability company, and Kellogg Brown & Root, Inc., a Delaware corporation.

“Pledge Agreement” means, during such time as the Pledge Agreement is in effect, the Pledge Agreement dated as of [                        ], 2004 executed and delivered by the Pledgor, as the same may be amended from time to time.

“Pledgor” means, during such time as the Pledge Agreement is in effect, Kellogg Brown & Root, a Delaware corporation.

“Responsible Officer” means each of the chairman and chief executive officer, the president, the chief financial officer, the treasurer, the secretary or any vice president (whether or not further described by other terms, such as, for example, senior vice president or vice president–operations) of an Obligor or, if any such office is vacant, any Person performing any of the functions of such office.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Silica PI Trust Disbursements” means, for any given year, the sum of the amounts paid by the Silica PI Trust on (i) Liquidated Silica PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and Additional Level I Payments) and (ii) Silica PI Trust Expenses, minus the sum of (a) Liquidated Silica PI Trust Claims and (b) Silica PI Trust Expenses included in the Silica PI Trust Disbursements for any other year.

“Silica TDP” means the Silica PI Trust Distribution Procedures in the form attached as Annex 3 to the DII Industries, LLC Trust Agreement.

“Successor” is defined in section 1.3.

“Trustee’s Report” means a report to be provided to the Obligors and Halliburton Company not later than sixty (60) days following each Calculation Date, containing:

(i)    a schedule setting forth, by claimant name, social security number, and amount, all disbursements made to holders of Silica Unsecured PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and Additional Level I Payments) during the year preceding each respective Calculation Date;

PLAN EXHIBIT 11, Schedule I - 2

(ii)    a schedule setting forth, by claimant name, social security number, and amount, all disbursements made to holders of Qualifying Settled Silica PI Trust Claims during the year preceding each respective Calculation Date;

(iii)    a schedule setting forth, by claimant name, social security number, and amount, all disbursements made to holders of Silica Unsecured PI Trust Claims receiving a Additional Level I Payment; and

(iv)    a schedule setting forth the assets of the Silica PI Trust in the same detail as required in reports filed with the Bankruptcy Court under seal pursuant to the Silica PI Trust Agreement.

“Valid Filed Claims” means Liquidated Silica PI Trust Claims (other than Qualifying Settled Silica PI Trust Claims and claims of persons receiving Additional Level I Payments).

PLAN EXHIBIT 11, Schedule I - 3

SCHEDULE II

Calculation Dates

First Calculation Date	[ ], 2005

Second Calculation Date	[ ], 2006

Third Calculation Date	[ ], 2007

Fourth Calculation Date	[ ], 2008

Fifth Calculation Date	[ ], 2009

Sixth Calculation Date	[ ], 2010

Seventh Calculation Date	[ ], 2011

Eighth Calculation Date	[ ], 2012

Ninth Calculation Date	[ ], 2013

Tenth Calculation Date	[ ], 2014

Eleventh Calculation Date	[ ], 2015

Twelfth Calculation Date	[ ], 2016

Thirteenth Calculation Date	[ ], 2017

Fourteenth Calculation Date	[ ], 2018

Fifteenth Calculation Date	[ ], 2019

Sixteenth Calculation Date	[ ], 2020

Seventeenth Calculation Date	[ ], 2021

Eighteenth Calculation Date	[ ], 2022

Nineteenth Calculation Date	[ ], 2023

Twentieth Calculation Date	[ ], 2024

Twenty-First Calculation Date	[ ], 2025

Twenty-Second Calculation Date	[ ], 2026

Twenty-Third Calculation Date	[ ], 2027

Twenty-Fourth Calculation Date	[ ], 2028

Twenty-Fifth Calculation Date	[ ], 2029

Twenty-Sixth Calculation Date	[ ], 2030

Twenty-Seventh Calculation Date	[ ], 2031

Twenty-Eighth Calculation Date	[ ], 2032

Twenty-Ninth Calculation Date	[ ], 2033

Thirtieth Calculation Date	[ ], 2034

PLAN EXHIBIT 11, Schedule II - 1

SCHEDULE III

Calculation Dates after an Extension Event

Thirty-First Calculation Date	[ ], 2035

Thirty-Second Calculation Date	[ ], 2036

Thirty-Third Calculation Date	[ ], 2037

Thirty-Fourth Calculation Date	[ ], 2038

Thirty-Fifth Calculation Date	[ ], 2039

Thirty-Sixth Calculation Date	[ ], 2040

Thirty-Seventh Calculation Date	[ ], 2041

Thirty-Eighth Calculation Date	[ ], 2042

Thirty-Ninth Calculation Date	[ ], 2043

Fortieth Calculation Date	[ ], 2044

Forty-First Calculation Date	[ ], 2045

Forty-Second Calculation Date	[ ], 2046

Forty-Third Calculation Date	[ ], 2047

Forty-Fourth Calculation Date	[ ], 2048

Forty-Fifth Calculation Date	[ ], 2049

Forty-Sixth Calculation Date	[ ], 2050

Forty-Seventh Calculation Date	[ ], 2051

Forty-Eigth Calculation Date	[ ], 2052

Forty-Ninth Calculation Date	[ ], 2053

Fiftieth Calculation Date	[ ], 2054

PLAN EXHIBIT 11, Schedule III - 1

PLAN EXHIBIT 12

FORM OF HALLIBURTON SILICA PI TRUST GUARANTEE

PLAN EXHIBIT 12

GUARANTEE

dated as of

                    , 2004

between

HALLIBURTON COMPANY

and

the DII INDUSTRIES, LLC SILICA PI TRUST

PLAN EXHIBIT 12

GUARANTEE

GUARANTEE, dated as of                     , 2004, by Halliburton Company, a Delaware corporation (the “Guarantor”), in favor of the DII Industries, LLC Silica PI Trust (together with the successors and registered assigns thereof, the “Beneficiary”).

1.  Guarantee.  Subject to the terms and conditions hereof, the Guarantor irrevocably and unconditionally guarantees to Beneficiary the prompt payment when due, subject to any applicable grace periods and notice and voting requirements set forth in the Note, of all present and future obligations and liabilities of all kinds of DII Industries, LLC (“DII Industries”) and Kellogg Brown & Root, Inc. (“KBR”) to Beneficiary under that certain Senior Secured Note dated as of                     , 2004 (the “Note”). DII Industries and KBR are herein collectively referred to as the “Obligors.” All obligations and liabilities of the Obligors under the Note are herein referred to as the “Obligations.”

2.  Nature of Guarantee.  The Guarantor’s obligations hereunder shall not be affected by the genuineness, validity, regularity, or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other event, occurrence, or circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Beneficiary makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral therefor. Beneficiary shall not be obligated to file any claim relating to the Obligations in the event that an Obligor becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Beneficiary so to file shall not affect the Guarantor’s obligations hereunder. This Guarantee constitutes a guarantee of payment when due and not of collection. In the event that any payment of an Obligor in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

3.  Consents, Waivers, and Renewals.  The Guarantor agrees that Beneficiary may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Obligors or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Beneficiary and the Obligors or any such other party or person, without in any way impairing or affecting this Guarantee; provided, however, notwithstanding anything herein to the contrary, the Guarantor shall not be liable hereunder for the amount of the Obligations in excess of the amounts required to be paid thereunder, as provided on the date hereof, less all payments thereon hereinafter made by the Obligors. The Guarantor agrees that Beneficiary may resort to the Guarantor for payment of any of the Obligations, whether or not Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

4.  Subrogation.  The Guarantor will not exercise any rights that it may acquire by way of subrogation until all the Obligations to Beneficiary shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of Beneficiary against the Obligors, and Beneficiary agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

5.  No Waiver; Cumulative Rights.  No failure on the part of Beneficiary to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Beneficiary of any right, remedy, or power hereunder preclude any other or future exercise of any

PLAN EXHIBIT 12-1

right, remedy, or power. Each and every right, remedy, and power hereby granted to Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary from time to time.

6.  Waiver of Notice.  The Guarantor waives notice of the acceptance of this Guarantee, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security, and all other notices whatsoever.

7.  Representations and Warranties.

(a)  The Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver, and perform this Guarantee.

(b)  The execution, delivery, and performance of this Guarantee by the Guarantor have been and remain duly authorized by all necessary corporate action on the part of the Guarantor and do not result in a contravention by the Guarantor of any provision of law or of the Guarantor’s constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(c)  All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Guarantee by the Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Guarantor in connection with the execution, delivery, or performance of this Guarantee by the Guarantor.

(d)  This Guarantee constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.  Assignment.  Neither the Guarantor nor the Beneficiary may assign its rights, interest, or obligations hereunder to any other person without the prior written consent of the Guarantor or the Beneficiary, as the case may be, except in connection with a transfer of the Note in compliance with section 10.3 of the Note.

9.  Acceptance.  By its acceptance hereof, the Beneficiary will be deemed to have agreed to the provisions hereof including, without limitation, section 11 of this Guarantee.

10.  Notices.  All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile, as follows (or such other address as shall have been specified in writing):

(a)	if to the Guarantor:

Halliburton Company
Five Houston Center
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: Jerry H. Blurton
Facsimile: 713.759.2686

PLAN EXHIBIT 12-2

(b)	if to Beneficiary:

Attention:
Facsimile:

11.  Governing Law; Jurisdiction; Etc.

(a)  This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

(b)  The Guarantor and the Beneficiary each hereby irrevocably and unconditionally submit, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and the Guarantor and the Beneficiary each hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such federal court. The Guarantor and the Beneficiary each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Guarantor or the Beneficiary may otherwise have to bring any action or proceeding relating to this Guarantee against the other or its properties in the courts of any jurisdiction.

(c)  The Guarantor and the Beneficiary each hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Guarantee in any court referred to in section 11(b). The Guarantor and the Beneficiary each hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  The Guarantor and the Beneficiary each irrevocably consent to service of process in the manner provided for notices in section 10. Nothing in this Guarantee will affect the right of the Guarantor or the Beneficiary to serve process in any other manner permitted by law.

12.  Termination.     This Guarantee shall cease to guarantee the Obligations upon the earlier to occur of: (a) the payment in full of the Note; (b) the termination of the Note pursuant to section 1.2 of the Note; (c) any consolidation or merger or any transfer, sale, or other disposition of all or substantially all of the assets of DII Industries or KBR pursuant to and in accordance with section 1.3 of the Note; or (d) the assumption of the Note by the Guarantor pursuant to section 10.3 of the Note.

13.   Amendment.    This Guarantee may only be amended with the prior written consent of the Guarantor and the Beneficiary.

[signature page follows]

PLAN EXHIBIT 12-3

IN WITNESS WHEREOF, the Guarantor has caused its duly authorized officer to execute and deliver this Guarantee as of the date first above written.

HALLIBURTON COMPANY, a Delaware corporation (“Guarantor”)

By:
Name:
Title:

ACCEPTED: DII INDUSTRIES, LLC SILICA PI TRUST

By:
Name:
Title:

PLAN EXHIBIT 12-4

PLAN EXHIBIT 13

FORM OF MID-VALLEY PLEDGE AGREEMENT

PLAN EXHIBIT 13

PLEDGE AND SECURITY AGREEMENT

dated as of

                    , 2004

between

KELLOGG BROWN & ROOT, INC.

and

the DII INDUSTRIES, LLC SILICA PI TRUST

PLAN EXHIBIT 13

PLEDGE AND SECURITY AGREEMENT dated as of                     , 2004 (this “Agreement”) between Kellogg Brown & Root, Inc., a Delaware corporation (the “Company”), and the DII Industries, LLC Silica PI Trust, (together with the successors and assigns thereof, the “Secured Party”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.    Definitions

(a)  As used in this Agreement, the terms defined in the preamble hereto shall have the meanings ascribed therein and the following terms have the meanings ascribed below:

“Collateral” has the meaning assigned to such term in section 3.

“Event of Default” shall have the meaning set forth in the Note.

“Issuer” means, with respect to any Pledged Stock, the Person that has issued such Pledged Stock, and includes the Person identified on Annex 2 under the caption “Issuer” with respect to such Pledged Stock.

“Note” means that certain Senior Secured Note executed and delivered by the Obligors, dated as of                     , 2004, as amended or modified from time to time, together with any Note executed and delivered in exchange, substitution or transfer thereof.

“Obligations” means any and all amounts now or hereafter from time to time owing by the Obligors to the Note holder pursuant to the Note.

“Obligors” means DII Industries, LLC, a Delaware limited liability company and Kellogg Brown & Root, Inc., a Delaware corporation, together with any successor or assignee.

“Pledged Stock” means all voting shares listed on Annex 2 together with all certificates evidencing the same.

“Proceeds” has the meaning assigned to such term in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(b)  In addition, for all purposes hereof, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms (i) in the Note and (ii) if not defined therein, in the UCC.

(c)  The foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments,

PLAN EXHIBIT 13- 1

restatements, supplements, or modifications set forth herein or therein), (ii) references to any law, constitution, statute, treaty, regulation, rule, or ordinance (each a “law”) shall refer to that law as amended from time to time and include any successor law, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to sections and Annexes shall be construed to refer to sections of, and Annexes to, this Agreement, and (vi) the disjunctive shall include the conjunctive and vice versa.

Section 2.    Representations and Warranties.  The Company represents and warrants to the Secured Party that:

(a)  Collateral.  The Company is the sole beneficial owner of the Collateral, and no lien exists upon such Collateral other than the liens created hereby.

(b)  Creation, Perfection, and Priority.  The security interest created hereby constitutes a valid and perfected security interest in the Collateral, and such perfected security interest in such Collateral is subject to no equal or higher priority lien.

(c)  Company Information; Locations.  Annex 1 sets forth, as of the date hereof, the exact name (corporate or otherwise), the location, including county or parish, of the chief executive office, the jurisdiction of organization, and the IRS tax identification number of the Company.

(d)  Changes in Circumstances.  The Company has not, within the period of five months prior to the date hereof, changed the location of its chief executive office, the jurisdiction or form of its organization, or its name.

(e)  Pledged Stock.

(i) The Pledged Stock identified in Annex 2 is, and all Pledged Stock acquired after the date hereof by the Company and in which a security interest is created hereunder will be, duly authorized, validly issued, fully paid, and non-assessable.

(ii) The Pledged Stock identified on Annex 2 constitutes 51% of the issued and outstanding equity interests in the Issuer on the date hereof (whether or not registered in the name of the Company), and Annex 2 correctly identifies, as of the date hereof, the Issuer of such Pledged Stock, whether such Pledged Stock is certificated or uncertificated, and the respective class of the shares constituting such Pledged Stock.

(f)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full organizational power to execute, deliver, and perform this Agreement.

(g)  The execution, delivery, and performance of this Agreement by the Company have been and remain duly authorized by all necessary organizational action on the part of the Company and do not result in a contravention by the Company of any provision of law or of the Company’s organizational documents or any material contractual restriction binding on the Company or its assets.

(h)  All consents, authorizations, and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement by the Company have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any government authority is required to be made or obtained by the Company in connection with the execution, delivery, or performance of this Agreement by the Company.

PLAN EXHIBIT 13- 2

(i)  This Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.    Collateral.    As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration, or otherwise) of the Obligations, whether now existing or hereafter from time to time arising, the Company hereby grants to the Secured Party a security interest in all of the Company’s right, title, and interest in and to the Pledged Stock, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence (such property described in this section 3 being collectively referred to herein as the “Collateral”). Notwithstanding anything herein to the contrary, in no event shall the Collateral exceed 51% of the issued and outstanding membership interests of the Issuer.

Section 4.    Further Assurances; Remedies.    In furtherance of the pledge and grant of security interest pursuant to section 3, the Company agrees with the Secured Party as follows:

4.01  Delivery and Other Perfection.    The Company shall:

(a)  deliver to the Secured Party all certificated Pledged Stock that constitutes Collateral, endorsed and/or accompanied by such properly executed instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request;

(b)  give, execute, deliver, file, record, authorize, or obtain all such financing statements, notices, instructions, memoranda, acknowledgements, instruments, agreements, consents, or other documents as may be necessary or reasonably desirable in the reasonable judgment of the Secured Party to create, preserve, perfect, or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder or under the UCC or other applicable law with respect to such security interest, including (after the occurrence of an Event of Default) causing any or all of the Pledged Stock that constitutes Collateral to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that, if any such Pledged Stock is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to the Company copies of any notices and communications received by it with respect to such Pledged Stock); and

(c)  take such other action as the Secured Party shall reasonably deem necessary to acquire a prior, perfected lien on the Collateral under the UCC. The Company shall not permit any other liens on the Collateral.

4.02  Financing Statements.    The Company hereby authorizes the Secured Party to file one or more financing statements in respect of the Company as debtor in such filing offices in such jurisdictions in which such a filing is (a) required to perfect the security interest granted hereunder by the Company or (b) reasonably desirable (in the Secured Party’s discretion) to give notice of the security interest granted hereunder by the Company.

4.03  Other Financing Statements and Control.    Without the prior written consent of the Secured Party, the Company shall not (a) authorize the filing in any jurisdiction of any financing statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party or (b) cause or permit any person other than the Company or the Secured Party to acquire “control” (as defined in section 8-106 of the UCC or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Collateral that is Investment Property.

PLAN EXHIBIT 13- 3

4.04  Special Provisions Relating to Pledged Stock.

(a)  Without limiting or otherwise affecting the security interest granted under section 3, the Company will, at all times, cause such security interest to be a perfected first-priority security interest on 51% of the total number of membership interests of the Issuer then outstanding.

(b)  So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Stock; and the Secured Party shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this section 4.04(b).

(c)  Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any and all dividends and distributions on the Pledged Stock.

(d)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, all dividends and other distributions on the Pledged Stock shall be paid or distributed directly to the Secured Party, and, if the Secured Party shall so request in writing, the Company agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end.

4.05  Event of Default, Etc.    During the period during which an Event of Default shall have occurred and be continuing:

(a)  the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual, and other powers of ownership pertaining to the Collateral as if the Secured Party was the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right); and

(b)  the Secured Party may, upon ten business days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody, or control of the Secured Party, sell, assign, or otherwise dispose of all or any part of such Collateral at such place or places as the Secured Party deems best and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, assignee, or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral

PLAN EXHIBIT 13- 4

for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

4.06  Deficiency.    If the proceeds of sale, collection, or other realization of or upon the Collateral pursuant to section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Company shall not be liable for any deficiency in respect of the Obligations.

4.07  Locations; Names.    Without at least 30 days’ prior notice to the Secured Party, the Company shall not change the location of its chief executive office, the jurisdiction or form of its organization, or its name from the same shown on Annex 1.

4.08  Application of Proceeds.    Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

(a)  to payment of the expenses of such sale or other realization, including any taxes arising from such sale or other realization, and all expenses, liabilities, and advances incurred or made by the Secured Party in connection therewith, and then ratably to pay any other unreimbursed expenses for which the Secured Party or any holder is to be reimbursed pursuant to section 6.1 of the Note;

(b)  to the ratable payment of the Obligations, until all Obligations shall have been paid in full; and

(c)  to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Secured Party may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

4.09  Attorney-in-Fact.    Without limiting any rights or powers granted by this Agreement to the Secured Party while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Secured Party is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this section 4 and taking any action and executing any instruments that the Secured Party may deem necessary or reasonably advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this section 4 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse, and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.10  No Marshalling.    Upon the occurrence and continuance of an Event of Default, the Secured Party shall not be required to marshal the order of its enforcement of its security interest in any part of the Collateral for the benefit of any person.

PLAN EXHIBIT 13- 5

Section 5.    Miscellaneous

5.01  Notices.    All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile, as follows (or as otherwise directed in writing):

(a)	if to the Company:

Kellogg Brown & Root, Inc.
Five Houston Center
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: James H. Lehmann
Facsimile: 713.753.2017

with a copy to:

Halliburton Company
Five Houston Center
1401 McKinney, Suite 2400
Houston, Texas 77010
Attention: Jerry H. Blurton
Facsimile: 713.259.2686

(b)	if to the Secured Party:

Attention:
Facsimile:

5.02  No Waiver.    No failure on the part of the Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03  Amendments, Etc.    Neither this Agreement nor any provision hereof may be changed, waived, discharged, or (except as provided in section 5.10) terminated except in writing signed by the Company and the Secured Party.

5.04  Successors and Assigns.    This Agreement is for the benefit of the Secured Party and its successors and permitted assigns pursuant to section 10.3 of the Note, and in the event of an assignment of the Note, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Company and its successors and assigns.

5.05  Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

PLAN EXHIBIT 13- 6

5.06  Governing Law; Jurisdiction; Etc.

(a)  Governing Law.    This Agreement shall be construed in accordance with, and governed by, the law of the State of New York.

(b)  Submission to Jurisdiction.    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its properties, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either party may otherwise have to bring any action or proceeding relating to this Agreement against the other party hereto or its properties in the courts of any jurisdiction.

(c)  Waiver of Venue.    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement in any court referred to in section 5.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.07  Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.08  Severability.    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.09  Termination.    This Agreement shall terminate upon the earlier to occur of (a) the assumption of the Note by the Guarantor (as such term is defined in the Note) pursuant to section 10.3 of the Note, (b) payment in full of the Note, (c) the termination of the Note pursuant to section 1.2 of the Note, (d) any consolidation or merger or any transfer, sale or other disposition of all or substantially all of the assets of DII Industries or KBR pursuant to and in accordance with section 1.3 of the Note, and (e) the first day after payment of the second-anniversary payment, if any, of the Note. Upon any such termination, the Secured Party will, at the expense of the Company, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of this Agreement.

5.10  Nonrecourse Liability.

(a)  The obligations of the Company hereunder shall not constitute a debt or obligation of the Company in any action to collect any amounts due under, or otherwise in respect of, the Note. The Company shall not be liable under any theory for any amount due under this Agreement or the Note, and no holder shall seek a deficiency or personal judgment against the Company (except in the event of fraudulent action by the Company),

PLAN EXHIBIT 13- 7

including, without limitation, for payment of the Obligations or other amounts evidenced by this Agreement or the Note. No property or assets of the Company, other than the Collateral pledged pursuant to this Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Company with respect to this Agreement.

(b)  Notwithstanding the foregoing, nothing herein shall be construed to (i) impair or limit the rights of any holder against the Company in the event of any fraudulent actions by the Company or (ii) prevent the commencement of any action, suit, or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

DII INDUSTRIES, LLC SILICA PI TRUST

By:
Name:
Title:

PLAN EXHIBIT 13- 8

Annex 1

Company Information; Locations

Name	Chief Executive Office	Jurisdiction of Formation	I.D. No.
Kellogg Brown & Root, Inc.	Houston, Texas	Delaware	76-0284788

PLAN EXHIBIT 13, ANNEX 1

Annex 2

Pledged Stock

Issuer	Class	Percentage Pledged
Mid-Valley, Inc.	Common stock	51%

PLAN EXHIBIT 13, ANNEX 2

PLAN EXHIBIT 14

FORM OF SILICA PI TRUST FUNDING AGREEMENT

PLAN EXHIBIT 14

SILICA PI TRUST FUNDING AGREEMENT

This Silica PI Trust Funding Agreement (the “Agreement”) dated the date set forth on the signature page hereof and effective as of the Effective Date, is between the Reorganized Debtors and the individual trustee (the “Trustee”) of the Silica PI Trust identified on the signature page hereof and appointed at the Confirmation Hearing pursuant to the Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code, dated November     , 2003, as such Plan may be amended, modified, or supplemented from time to time (the “Plan”). All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement (the “Glossary”) and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Glossary, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules, and such definitions are incorporated herein by reference.

WHEREAS, at the time of the entry of the order for relief in the Reorganization Cases, the Debtors were named as defendants in personal injury and/or wrongful death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, silica or silica-containing products.

WHEREAS the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in the cases known as In re Mid-Valley, Inc., cases jointly administered under Case No. 03-                         pending in the Bankruptcy Court.

WHEREAS the Plan, filed by the Debtors and supported by the Legal Representative has been confirmed by the Bankruptcy Court and affirmed by the District Court.

WHEREAS the Plan Documents provide, inter alia, for the creation of the Silica PI Trust.

WHEREAS, pursuant to the Plan, the Reorganized Debtors are to contribute, either directly or indirectly, the Silica PI Trust Cash Contribution to the Silica PI Trust on behalf of the Debtor-Affiliated Protected Parties.

WHEREAS the Trustee of the Silica PI Trust and the Reorganized Debtors enter into this Agreement with respect to the Silica Trust Cash Contribution and to establish the mechanics and procedures pursuant to which the Silica PI Trust is to address and pay Qualifying Settled Silica PI Trust Claims.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE 1

SILICA PI TRUST CASH CONTRIBUTION

The Reorganized Debtors, on behalf of the Debtor-Affiliated Protected Parties, shall contribute, directly or indirectly, the amount of cash equal to the amount of the Qualifying Settled Silica PI Trust Claims to the Silica PI Trust for the benefit of, and delivery to, the holders of such claims. The Silica PI Trust acknowledges and agrees that such funds shall be used for no other purpose.

PLAN EXHIBIT 14- 1

ARTICLE 2

PROCEDURES FOR PAYMENT OF

QUALIFYING SETTLED SILICA PI TRUST CLAIMS

2.1  On the Effective Date, the Trustee shall establish a segregated trust account styled                         , Trustee, in trust for the benefit of the Qualifying Settled Silica PI Trust Claims (the “Qualifying Settled Silica PI Trust Claims Trust Account”) at                         .

2.2  On the Effective Date, and on the last day of each month thereafter until termination in accordance with article 2.7 below, the Reorganized Debtors shall submit to the Trustee a schedule that provides (a) the names of all holders of Qualifying Settled Silica PI Trust Claims whose claims have become qualified and are ripe for payment, (b) the name of their respective attorney’s law firm, (c) the amount of each such claim as of the Effective Date, (d) the address where the payment is to be delivered, (e) the holder’s social security number, and (f), if available, wire transfer instructions (account and ABA number) (the “Qualifying Settled Silica PI Trust Claims Schedule”).

2.3  Upon receipt of the Qualifying Settled Silica PI Trust Claims Schedule, the Trustee shall review and, not later than the tenth (10th) Business Day following receipt of such Qualifying Settled Silica PI Trust Claim Schedule, confirm to the Reorganized Debtors in writing or by email to the addresses listed in article 3.1 below that each claimant on such schedule has not submitted an alternative address to the Silica PI Trust and is not reflected in the records of the Silica PI Trust as having been paid. If a claim on a Qualifying Settled Silica PI Trust Claims Schedule cannot be confirmed, the Trustee shall advise the Reorganized Debtors, who shall consult with the Trustee to identify the source(s) of discrepancy. Once resolved to the satisfaction of the Reorganized Debtors, the Reorganized Debtors shall instruct the Trustee in writing or by email to the address listed in article 3.1 below to include such claim as a confirmed claim on the next Qualifying Settled PI Trust Claims Schedule.

2.4  Simultaneously with the confirmation of the Qualifying Settled Silica PI Trust Claims Schedule, the Trustee shall issue irrevocable payment instructions to the bank at which the Qualifying Settled Silica PI Trust Claims Trust Account has been established directing payment of each Qualifying Settled Silica PI Trust Claim that has been confirmed pursuant to article 2.3 above.

2.5  Upon receipt of a copy of the Trustee’s irrevocable payment instructions, the Reorganized Debtors shall fund by wire transfer the Qualifying Settled Silica PI Trust Claims Trust Account in the amounts set forth on the Qualifying Settled Silica PI Trust Claims Schedule. In the event that a payment made to a holder of a Qualifying Settled Asbestos PI Trust Claim pursuant to this provision cannot be delivered or is returned to the Silica PI Trust, the Trustee shall promptly advise the Reorganized Debtors who shall attempt to resolve the problem and issue updated delivery instructions. If a payment cannot be delivered or is not cashed by the designated recipients within two (2) years from the initial delivery attempt, all right and title to such funds shall become property of the Silica PI Trust in accordance with article 9.6 of the Plan.

2.6  Not later than the fifth (5th) day after funding in accordance with article 2.5, the Reorganized Debtors shall pay the Silica PI Trust $                     for each funded Qualifying Settled Silica PI Trust Claim to cover any incremental costs associated with the payments to the Qualifying Settled Silica PI Trust Claims. Such payments shall be delivered by wire transfer to the operating account designated in writing by the Trustee of the Silica PI Trust.

2.7  This Agreement shall terminate upon written certification by the Reorganized Debtors (a) that all Settled Silica PI Trust Claims have been qualified or disqualified under the terms of applicable Asbestos/Silica PI Trust Claimant Settlement Agreements, (b) that at least one year has passed since notice of final disqualification was sent to each holder of a Settled Silica PI Trust Claim disqualified under an applicable Asbestos/Silica PI Trust Claimant Settlement Agreement, and (c) that there are no pending arbitration proceedings or motions before the Bankruptcy Court within the meaning of article 12.2 of the Plan brought by a Settled Silica PI Trust Claimant challenging his or her disqualification.

PLAN EXHIBIT 14- 2

ARTICLE 3

GENERAL PROVISIONS

3.1  Any notices or other communications required or permitted hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, facsimile, or email to:

If to the Silica PI Trust through the Trustee:

If to the Legal Representative:

Eric D. Green

Resolutions, LLC

155 Federal Street

Boston, Massachusetts 02110

Facsimile: 617.556.9900

Email: ericdgreen@resolutionsllc.com

and

James L. Patton, Jr.

Young Conaway Stargatt & Taylor, LLP

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Facsimile: 302.571.1253

Email: jpatton@ycst.com

If to the Reorganized Debtors:

DII Industries, LLC

Attn: General Counsel

1401 McKinney, Suite 2400

Houston, Texas 77010

Facsimile: 713.759.2622

and

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: 212.536.3901

Email: jrich@kl.com

PLAN EXHIBIT 14- 3

and

Michael G. Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, Pennsylvania 15222

Facsimile: 412.355.6501

Email: mzanic@kl.com

and

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Facsimile: 214.661.4727

Email: jack.kinzie@bakerbotts.com

3.2  The entire agreement of the parties relating to the subject matter of this Agreement is contained herein and in the Plan Documents, and this Agreement and such documents shall supersede any prior oral or written agreements concerning the subject matter hereof.

3.3  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

3.4  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement this      day of                          2004.

TRUSTEE

By:

Name:

DEBTORS

MID-VALLEY, INC., a Pennsylvania corporation

By:

Name:

Title:

PLAN EXHIBIT 14- 4

DII INDUSTRIES, LLC, a Delaware limited liability company

By:

Name:

Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:

Name:

Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT ENGINEERING, CORP., a New York corporation

By:

Name:

Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Delaware corporation

By:

Name:

Title:

PLAN EXHIBIT 14- 5

KELLOGG BROWN & ROOT INTERNATIONAL, INC., a Panamanian corporation

By:

Name:

Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:

Name:

Title:

PLAN EXHIBIT 14- 6

PLAN EXHIBIT 15

HALLIBURTON INTERCOMPANY SETTLEMENT AGREEMENT

PLAN EXHIBIT 15

HALLIBURTON INTERCOMPANY SETTLEMENT AGREEMENT

THIS AGREEMENT (the “Halliburton Intercompany Settlement Agreement”) is entered into as of the              day of November 2003 by and between Halliburton Company, Halliburton Energy Services, Inc., Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC. Words initially capitalized, and not otherwise defined herein, shall have the meaning ascribed to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement.

PRELIMINARY STATEMENT

In anticipation of the filing of the Debtors’ Reorganization Cases, the parties desire to set forth various agreements that would fully resolve and compromise any and all non-contractual claims against the Settlement Released Parties that arise from Halliburton’s or HESI’s past relationship with the Debtors, assuming the Debtors’ status as debtors in possession under the Bankruptcy Code.

NOW THEREFORE, in consideration of the mutual obligations and covenants of the parties set forth in this Halliburton Intercompany Settlement Agreement, they do hereby agree as follows:

ARTICLE I

SETTLEMENT AND COMPROMISE OF CERTAIN DEBTORS’ CLAIMS

AGAINST HALLIBURTON AND RELATED PARTIES

1.    In consideration of the promises and other undertakings by Halliburton described in article II of this Halliburton Intercompany Settlement Agreement, each of the Debtors release each of the Settlement Released Parties from any and all non-contractual claims and causes of action of any nature that such Debtors may now or in the future have against the Settlement Released Parties, including, without limitation, non-contractual claims, liabilities, or causes of action (a) related to any and all inter-company dealings between Halliburton, HESI, and their affiliated or subsidiary corporations, and the Debtors, including any and all claims of any nature arising out of or related to Asbestos PI Trust Claims or Asbestos PI Trust Claimants and any and all claims of any nature arising out of or related to Silica PI Trust Claims or Silica PI Trust Claimants, or (b) that may now or hereafter arise directly or as Derivative Claims, but excluding claims under the Plan Documents and other contracts, agreements, and instruments, including, without limitation, the HESI Notes and the support and stock agreements between HESI and DII Industries. The Debtors further agree that each of the Settlement Released Parties shall be a beneficiary of the Permanent Channeling Injunction to be issued in the Reorganization Cases and that the Plan shall contain a provision further evidencing this Agreement.

ARTICLE II

UNDERTAKINGS OF HALLIBURTON WITH RESPECT TO REORGANIZATION CASES

1.    In consideration for (a) the release given to the Settlement Released Parties in article I of this Halliburton Intercompany Settlement Agreement, and (b) inclusion of the Settlement Released Parties as beneficiaries of the Permanent Channeling Injunction, Halliburton, on behalf of itself and for the benefit of the Settlement Released Parties, agrees to:

A.    guarantee, on the Effective Date, the obligations of the Debtors under the Asbestos PI Trust Funding Agreement and the Silica PI Trust Funding Agreement to holders of Qualifying Settled Asbestos PI Trust Claims and Qualifying Settled Silica PI Trust Claims (subject to agreed upon limitations);

PLAN EXHIBIT 15- 1

B.    guarantee the obligations of the Debtors to certain asbestos claimants whose claims were settled by Harbison-Walker prior to commencement of its bankruptcy case;

C.    provide debtor-in-possession financing to enable the Debtors to meet postpetition obligations during the pendency of the Reorganization Cases;

D.    guarantee the notes to be issued to the Asbestos PI Trust and the Silica PI Trust;

E.    undertake and perform all other obligations required of it under the Plan.

ARTICLE III

EFFECTIVE DATE

Upon execution, this Halliburton Intercompany Settlement Agreement shall be a legally binding agreement between the parties signatory hereto.

ARTICLE IV

MISCELLANEOUS MATTERS

All notices required to be delivered hereunder shall be deemed to have been properly delivered if sent by return-receipt U.S. Mail, by facsimile, or by personal delivery. Such notice if to Halliburton, shall be sent to:

Albert O. Cornelison, Jr.

Halliburton Law Department

1401 McKinney Street, Suite 2400

Houston, Texas 77010

Facsimile: 713.759.2622

with a copy to:

Andrew M. Baker

Jack L. Kinzie

Baker Botts L.L.P.

2001 Ross Ave.

Dallas, Texas 75201

Facsimile: 214.953.6503

and, if to Debtors, shall be sent to:

DII Industries, LLC, et al.

Attn: President

1401 McKinney Street, Suite 2400

Houston, Texas 77010

Facsimile: 713.759.2622

PLAN EXHIBIT 15- 2

with a copy to:

Jeffrey N. Rich

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: 212.536.3901

Michael Zanic

Kirkpatrick & Lockhart LLP

Henry W. Oliver Bldg.

535 Smithfield Street

Pittsburgh, Pennsylvania 15222-2312

Facsimile: 412.355.6501

2.    This Halliburton Intercompany Settlement Agreement and the rights and obligations of the parties hereto shall be interpreted, governed by, and construed and enforced in accordance with, the laws of the state of Texas.

3.    In the event of a dispute under this Halliburton Intercompany Settlement Agreement that is not resolved by the parties within thirty (30) days of receipt of written notice thereof, either party shall be entitled to commence litigation to resolve the dispute in any cognizant court, including the Bankruptcy Court.

4.    This Halliburton Intercompany Settlement Agreement is the only agreement between the parties concerning the subject matter described herein and supersedes and replaces all prior agreements, whether written or oral.

5.    All parties have been represented by separate counsel in the negotiation of this Halliburton Intercompany Settlement Agreement. The parties confirm that their respective counsel have explained the consequences of the releases granted herein.

6.    The parties represent and warrant that their respective obligations under this Halliburton Intercompany Settlement Agreement have been approved by their respective boards of directors or managing member, and that no party knows of any circumstance or development that could preclude or impede such party from carrying out and discharging all of its obligation described herein. The execution and consummation of this Halliburton Intercompany Settlement Agreement will not cause any party to violate the terms of any other agreement or obligation to which it is a party.

7.    Except as expressly provided herein, there are no third-party beneficiaries to this Halliburton Intercompany Settlement Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Halliburton Intercompany Settlement Agreement to be executed as of the year and date first set forth above.

HALLIBURTON COMPANY,

a Delaware corporation

By:
Name:
Title:

HALLIBURTON ENERGY SERVICES, INC.,

a Delaware corporation

By:
Name:
Title:

PLAN EXHIBIT 15- 3

MID-VALLEY, INC.,

a Pennsylvania corporation

By:
Name:
Title:

DII INDUSTRIES, LLC,

a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC.,

a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT ENGINEERING CORP.,

a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC.,

a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC.,

a Panamanian corporation

By:
Name:
Title:

KBR TECHNICAL SERVICES, INC.,

a Delaware corporation

By:
Name:
Title:

BPM MINERALS, LLC,

a New Jersey limited liability company

By:
Name:
Title:

PLAN EXHIBIT 15- 4

PLAN EXHIBIT 16

LIST OF HALLIBURTON CURRENT AFFILIATES

(as of September 12, 2003)

This list may be amended by the Debtors. If the list is amended, the amended list will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. After the Reorganization Cases are filed, any amended lists also will be available on the Bankruptcy Court’s public website: www.pawb.uscourts.gov.

PLAN EXHIBIT 16

Aberdeen Cargo Handling Services Limited

ACN 005 585 795 Pty Ltd.

ACN 009 091 105 Pty Ltd.

ACN 052 291 264 Pty Ltd.

ADrail Services Pty Ltd.

ADute Pty Ltd.

Airtanker Holdings Limited

Al-Rushaid Taylor Diving Ltd.

American Thai Barite Limited

AOC Australia Pty Ltd.

AOC International Limited

AOC Hopkinsons Limited

AOC Nigeria Ltd.

AOC Technical Services Limited

AOC Turbine Services Limited

AOC/Wood Offshore Contractors Limited

AOCI New Limited

Arabian Dresser Tools Co. Ltd.

Arabian Minerals & Chemicals Ltd.

Arabian Rockbits and Drilling Tools Company, Ltd.

Arctic Pacific Contractors (UK) Limited

Arctic Pacific Contractors International, L.L.C.

AS-Built Solutions Limited

Asesoria Gerencial de Recursos Humanos, S. de R.L. de C.V.

Asia Energy Services Sdn. Bhd.

Asia Pacific Contracting Pty Ltd.

Asia Pacific Transport Consortium

Asia Pacific Transport Finance Pty Ltd.

Asia Pacific Transport Pty Ltd.

Asian Marine Contractors Limited

Atlantic Minerals and Products Corporation

AVA (U.K.) Limited

AVA S.A.R.L.

Avalon Financial Services, Ltd.

AWE PLC

Axelson Pump Company

B & R—G5 Industrial Services (Proprietary) Limited

B. Thornton, Limited

Bakhsh Kellogg Saudi Arabia Ltd.

Baroid (Saudi Arabia) Limited

Baroid Australia Pty Limited

Baroid International Trading, LLC

Baroid Trinidad Services Limited

Baroid (Far East) Pte. Ltd.

Baroid Algeria de Service aux Puits SpA

Baroid Australia Pty Limited

Baroid Caribbean Limited

Baroid Corporation

Baroid de Venezuela, S.A.

Baroid Drilling Chemical Products Limited

PLAN EXHIBIT 16- 1

Baroid Drilling Chemical Property

Baroid (Far East) Pte. Ltd.

Baroid GmbH

Baroid International Trading, LLC

Baroid International, Inc.

Baroid Limited

Baroid Malaysia SDN. BHD.

Baroid Nigeria, Inc.

Baroid of Nigeria Limited

Baroid Pigmina Industrial e Comercial Ltda.

Baroid Sales Export Corporation

Baroid Technology, Inc.

Baroid Trinidad Services Limited

Baroid/VIDCO, L.L.C.

Beheersmaatschappij van Aandelen in Textielverwerkende Ondernemingen “Betex” B.V.

BHPE-Kinhill (India) Private Ltd.

BITC (US) LLC

BITC Holdings (US) LLC

Bluefoil Limited

Bonny Project Management Company Limited

BRAMA Brown & Root and Marshall Aerospace Limited

Breakwater Marine Contracting B.V.

Bredero Price Coaters Limited

Bredero Price Company

Bres-Americas/Murphy Brothers 50/50 Joint Venture

Breswater Marine Contracting B.V.

BRG5 Maziya (Proprietary) Limited

British Pleuger Submersible Pumps Limited

British Underwater Engineering Limited

Brown & Root – Murphy, L.L.C.

Brown & Root (Asia Pacific) Pte. Ltd.

Brown & Root (Gulf) E.C.

Brown & Root (Malaysia) SDN. BHD.

Brown & Root (Overseas) Limited

Brown & Root AOC Limited

Brown & Root Bangladesh Limited

Brown & Root Cayman Holdings, Inc.

Brown & Root Civil Division of Hal Int’l/Abbsusa-A Joint Venture

Brown & Root Construction Pty Ltd.

Brown & Root Ealing Technical Services Limited

Brown & Root Energy Services (India) Private Limited

Brown & Root Engenharia e Construcao, Ltda.

Brown & Root Engineering Sdn. Bhd.

Brown & Root Gemsa, S.A.

Brown & Root Highlands Fabricators Limited

Brown & Root Industrial Services Philippines, Inc.

Brown & Root Ingenieros Petroleros de Venezuela, C.A.

Brown & Root International Eastern, Inc.

Brown & Root Investments (No. 1) Pty Ltd.

Brown & Root Investments Pty Ltd.

PLAN EXHIBIT 16- 2

Brown & Root Maintenance, Inc.

Brown & Root Management Ltd.

Brown & Root Mid East L.L.C.

Brown & Root N.A. Limited

Brown & Root Nigeria Limited

Brown & Root Operations (No. 1) Pty Ltd.

Brown & Root Operations Pty Ltd.

Brown & Root Projects (No. 1) Pty Ltd.

Brown & Root Projects Limited

Brown & Root Projects Pty Ltd.

Brown & Root Pty Limited

Brown & Root Saudi Limited Co.

Brown & Root Servicios Industriales, Inc.

Brown & Root Technology (No. 2) Limited

Brown & Root Technology Limited

Brown & Root Toll Road Investment Partners, Inc.

Brown & Root, Booz-Allen Limited

Brown & Root/Turner Collie & Braden Joint Venture

Brown & Root-Condor Spa

Buchan Fabrications Limited

BUE Ships Limited

CapRock Holdings, Inc.

Caribbean Nitrogen Company Limited

Caspian Transco Inc.

CCC Cayman, Ltd.

Cebar Sdn. Bhd.

CEBO Cyprus Ltd.

Cebo Envirotek Limited

CEBO Holland B.V.

CEBO International B.V.

CEBO Marine B.V.

CEBO Offshore Services Sdn. Bhd.

CEBO U.K. Ltd.

Chemtronics, Inc.

Closed Joint Stock Company “Halliburton-Sevmash”

CNOOC—Otis Well Completion Services Ltd.

Coflexip Rockwater Joint Venture

Combisa S. de R.L. de C.V. Joint Venture between COMMISA (Corporacion Mexicana de Mantenimiento Integral S. de R.L. de C.V.) and Bufete

Combisa, S. de R.L. de C.V.

Compania Transandina de Exportacion, Inc.

Compression Coat International Limited

Conkel, S. de R.L. de C.V.

Consorcio Contrina

Consorcio Contrina LLC

Consorcio Contrina LLC/Vehop Joint Venture

Consorcio Contrina SNC

Constructores de Venezuela, Brown & Root, Inc., C.A.

Corporacion Mexicana de Mantenimiento Integral S. de R.L. de C.V.

D. Holmes

PLAN EXHIBIT 16- 3

D-47 Construction Company B.V.

D-47 Holding Company B.V.

Damietta LNG Construction LLC

Damietta Project Management Company Limited

Davy Kinhill Fluor Daniel (PNG) Limited

DB Stratabit GmbH

DB Stratabit Limited

DB Stratabit Pte. Ltd.

DB Stratabit Sdn. Bhd.

DDPS Limited

Devonport Engineering Services Limited

Devonport Management Limited

Devonport Royal Dockyard Limited

Devonport Royal Dockyard Pension Trustees Limited

Diamant Boart Stratabit M.E.E.C.

DMD Russia, Inc.

Dorhold Limited

Dresser Australia Pty Ltd.

Dresser Congo S.A.R.L.

Dresser del Ecuador S.A.

Dresser Industria S.A.

Dresser Industries-RUS

Dresser Kellogg Energy Services (Nigeria) Limited

Dresser Kellogg Energy Services (S. Africa) (Proprietary) Limited

Dresser Kellogg Energy Services Inc.

Dresser Kellogg Energy Services Limited

Dresser Kellogg South Africa Limited

Dresser Oilfield Gabon S.A.R.L.

Dresser South Africa (Proprietary) Limited

Dresser, Ltd.

Dresser-Cullen Venture

Drilling Fluids Technology AS

Dunlavy Financial Services B.V.

Emirates Logging Company L.L.C.

Enventure Global Technology, L.L.C.

Esbjerg Production Services A/S

Fargo Engineering Company

Fastex Defence Services Limited

Fasttrax Holdings Limited

Fasttrax Limited

Forties Joint Venture

Freight Link Pty Ltd.

FTX Logistics Limited

G & H Management LLC

Gail Force Limited

GAZDMD Avtomatika

GB Subwork B.V.

Gearhart (United Kingdom) Limited

Gearhart Well Evaluation Limited

PLAN EXHIBIT 16- 4

Geo-Host Limited

Geophysical Service Europe Ltd.

Georgetown Finance Ltd.

Geosource EPIG Services Company Limited

Geosource International (Nederland) B.V.

Global Arabian Company for Engineering and Construction Projects Ltd.

Global Drilling Services, Inc.

Global Project Services Ltd.

GO Turkey S.A.

Grandbasin UK Limited

Granherne & Co. LLC

Granherne (Holdings) Limited

Granherne Information Systems Limited

Granherne International (Holdings) Ltd.

Granherne International Limited

Granherne Limited

Granherne Pty Ltd.

Granherne Sdn. Bhd.

Granherne, Inc.

Grove-TK Limited

GVA Consultants Aktiebolag

GVA International Limited

Halliburton (Proprietary) Limited

Halliburton Acquisitions Limited

Halliburton Affiliates, LLC

Halliburton Anstalt

Halliburton Argentina S.A.

Halliburton Arkhangelsk, Ltd.

Halliburton AS

Halliburton Australia Pty. Ltd.

Halliburton B.V.

Halliburton C.I.C.S. Inc.

Halliburton Canada Holdings, Inc.

Halliburton Cimentacao Ltda.

Halliburton Company Austria Gesellschaft m.b.H.

Halliburton Company Germany G.m.b.H.

Halliburton Consolidated Pty Ltd

Halliburton de Mexico, S. de R.L. de C.V.

Halliburton del Amazonas S.A.

Halliburton del Peru S.A.

Halliburton Denmark A/S

Halliburton Energy Development (Kazakhstan) Limited

Halliburton Energy Development (Kazakhstan), Inc.

Halliburton Energy Development (North Sea), Inc.

Halliburton Energy Development Ltd.

Halliburton Energy Services, Inc.

Halliburton Energy Services (Malaysia) Sdn. Bhd.

Halliburton Energy Services (Tianjin) Limited

Halliburton Energy Services Egypt Limited

Halliburton Energy Services Limited

PLAN EXHIBIT 16- 5

Halliburton Energy Services Nigeria Limited

Halliburton Energy Services Romania SRL

Halliburton Entreprise de Services au Puits

Halliburton EPC-22 Holdings, S. de R.L. de C.V.

Halliburton Equipment Company S.A.E.

Halliburton Espanola S.A.

Halliburton Eurasia Limited

Halliburton Far East Pte Ltd.

Halliburton Fiber-Flow, Inc.

Halliburton Foreign Sales Corporation Limited

Halliburton Foundation, Inc.

Halliburton Geodata (Overseas) Limited

Halliburton Geodata Limited

Halliburton Geophysical Services Nigeria Limited

Halliburton Global, Ltd.

Halliburton Group Canada (Partnership)

Halliburton Group Canada Inc.

Halliburton Group Holdings (1) Company

Halliburton Group Holdings (2) Company

Halliburton Holding Germany GmbH

Halliburton Holdings (No. 2) Limited

Halliburton Holdings (No. 3) Limited

Halliburton Holdings 2002 B.V.

Halliburton I Cayman, Ltd.

Halliburton II Cayman, Ltd.

Halliburton Imco (Cameroon) S.A.R.L.

Halliburton Imco (Gabon) S.A.R.L.

Halliburton Industries AG

Halliburton Interim, Inc.

Halliburton International Afrique S.A.

Halliburton International G.m.b.H.

Halliburton International, Inc.

Halliburton Ireland Finance Company

Halliburton Italiana S.p.A.

Halliburton Kazakhstan Oilfield Services, Ltd.

Halliburton Latin America S.A.

Halliburton Limited

Halliburton Logging Services (M) Sdn. Bhd.

Halliburton Luxembourg S.a.r.l.

Halliburton Management Limited

Halliburton Manufacturing (Singapore) Pte. Ltd.

Halliburton Manufacturing and Services France, S.A.

Halliburton Manufacturing and Services Limited

Halliburton Netherlands Operations B.V.

Halliburton New Zealand Limited

Halliburton Nigeria Limited

Halliburton Norway Holdings C.V.

Halliburton Offshore Services, Inc.

Halliburton Oil Services Vietnam Limited

PLAN EXHIBIT 16- 6

Halliburton Oilfield Services B.V.

Halliburton Oilfield Services India Limited

Halliburton Oilfield Services Limited

Halliburton Operations Nigeria Limited

Halliburton Overseas Limited

Halliburton Partners Canada, Inc.

Halliburton Products & Services Limited

Halliburton Produtos Ltda.

Halliburton Real Estate Services, Inc.

Halliburton S.A.S.

Halliburton S.C., Inc.

Halliburton Sakhalin Limited

Halliburton Saudi Logging LLC

Halliburton Services (Malaysia) Sdn. Bhd.

Halliburton Servicios (Chile) Ltda.

Halliburton Servicos de Energia do Brasil Ltda.

Halliburton Servicos Ltda.

Halliburton Singapore Pte. Ltd.

Halliburton Tesel Limited

Halliburton Trinidad Limited

Halliburton West Africa Ltd.

Halliburton Worldwide Limited

Halliburton Worldwide Services, Inc.

Halliburton-GERS Ltd.

Halson Financial Services, Limited

HBR (Thailand) Limited

HBR Asia Contractors Limited

HBR Energy, Inc.

HBR NL Holdings, LLC

HED (Indonesia), Inc.

HES Algeria, Inc.

HES Corporation

HES Far East, Inc.

HES Holding, Inc.

HES Indonesia Holdings, Inc.

HES International Sales Corporation

HES Mexico Holdings, LLC

HES Minerals International, Inc.

HES Oil Tools, Inc.

HES Oilfield Operations (Nigeria), Inc.

HES Trust Holding, LLC

HGS Enterprises Inc.

HGS Limited

Highland-North Sea Limited

HLS Asia Limited

HMB Subwork Limited

HML Trustees Limited

Hobbymarkt Capelle B.V.

Hobbymarkt Capelle de Mexico, S.A. de C.V.

Hobbymarkt Delft BV

PLAN EXHIBIT 16- 7

Holmes Blowers Limited

Housing & Construction (CZ), a.s.

Howard Humphreys & Partners Limited

Howard Humphreys (Kenya) Limited

Howard Humphreys (Tanzania) Limited

Howard Humphreys (Uganda) Limited

Howard Humphreys (Zimbabwe) Limited

Howard Humphreys and Sons

Howard Humphreys Group Limited

Howard Humphreys Limited

Howard Humphreys Project Management Limited

Huamei-Halliburton Petroleum Technical Service Co. Ltd.

Hunting-Brae Limited

Ilex Technologies Ltd.

Integrated Documatics Limited

Integrated Power Services Pty Ltd.

International Administrative Services, Ltd.

International Automotive Technologies, L.L.C.

IPEM Developments Limited

Jet Research Center, Inc.

Jet Research Corporation

K International Engineers Pty Ltd.

KBR Australia Pty Ltd.

KBR Caledonia Limited

KBR de Monterrey, S.A. de C.V.

KBR Engineering Limited

KBR Government Services S. de R.L.

KBR Group Holdings, LLC

KBR Holdings Pty Ltd.

KBR Indonesia Holdings, Inc.

KBR Marine Services Limited

KBR Maritime Limited

KBR Oil and Gas Services Limited

KBR Operations Pty Ltd.

KBR Overseas Investments Limited

KBR Overseas, Inc.

KBR Production Services Pty Ltd.

KBR Properties, LLC

KBR Services, S.A.R.L.

KBR Trust Holding, LLC

KBR Water Services Pty Ltd.

KBR/TECHNIP, L.L.C.

KBR-Ahtna, LLC

KBRD, LLC

KBR-Danos

KBRDC CNC (CAYMAN) LTD.

KBRDC NITROGEN 2000 (CAYMAN) LTD.

KBRDC Nitrogen 2000 (St. Lucia) Ltd.

KBR-MC Investments

KBRS D&Z Total Solution, LLC

PLAN EXHIBIT 16- 8

KDC Foreign Sales Corporation

Kellogg (Malaysia) Sdn. Bhd.

Kellogg Africa Growth Fund Inc.

Kellogg Brown & Root (Canada) Company

Kellogg Brown & Root (Canada) Company-Monenco-Agra Joint Venture

Kellogg Brown & Root (Employment) Limited

Kellogg Brown & Root (Houston), Inc.

Kellogg Brown & Root (Services) Limited

Kellogg Brown & Root (U.K.) Limited

Kellogg Brown & Root Algeria Inc.

Kellogg Brown & Root AS

Kellogg Brown & Root Bangladesh Limited

Kellogg Brown & Root Consultancy (Malaysia) Sdn. Bhd.

Kellogg Brown & Root DH Limited

Kellogg Brown & Root Energy Services Limited

Kellogg Brown & Root Engineers Pte Ltd.

Kellogg Brown & Root Far East Pte Ltd.

Kellogg Brown & Root Far East, Inc.

Kellogg Brown & Root GmbH

Kellogg Brown & Root Holdings (U.K.) Limited

Kellogg Brown & Root Holdings Limited

Kellogg Brown & Root Holdings Limited B.V.

Kellogg Brown & Root India Limited

Kellogg Brown & Root Limited

Kellogg Brown & Root Netherlands B.V.

Kellogg Brown & Root Offshore Contractors 2 B.V.

Kellogg Brown & Root Overseas Limited

Kellogg Brown & Root Overseas Operations Limited

Kellogg Brown & Root Projects Limited

Kellogg Brown & Root Projects Limited/The Sandown Joint Venture

Kellogg Brown & Root Pty Ltd.

Kellogg Brown & Root Sales Limited

Kellogg Brown & Root Services B.V.

Kellogg Brown & Root Services Limited

Kellogg Brown & Root Services, Inc.

Kellogg Brown & Root Trustees Limited

Kellogg Brown & Root, Inc./Disaster Recovery Managers Joint Venture

Kellogg Brown & Root, Inc./Vinnell Joint Venture

Kellogg Brown & Root, S. de R.L.

Kellogg Cardon, C.A.

Kellogg China, Inc.

Kellogg Construction Limited

Kellogg France, S.A.

Kellogg International Services Corporation

Kellogg International Services Limited

Kellogg Iran, Inc.

Kellogg ISL Limited

Kellogg Korea, Inc.

Kellogg Malaysia, Inc.

Kellogg Mexico, Inc.

PLAN EXHIBIT 16- 9

Kellogg Middle East Limited

Kellogg Offshore Limited

Kellogg Overseas Corporation

Kellogg Pan American C. A.

Kellogg Pan American Corporation

Kellogg Saudi Arabia Limited

Kellogg Services, Inc.

Kellogg-Chiyoda Services Ltd.

Kenglish Limited

Kinhill Holdings Pty Ltd.

Kinhill India Private Ltd.

Kinhill Investments Pty Ltd.

Kinhill Pacific Pty Ltd.

Kinhill PNG Limited

Kinhill Pte Ltd.

Kinhill SAGRIC Pty Ltd.

Kinhill Superannuation Nominees Pty Ltd.

KJT-Engenharia, Materials e Servicos para a Industria Engertica, Limitada

KPA de S.A. de C.V.

KRSA Limited

KRW Energy Systems Inc.

Landmark America Latina, S.A. (DE)

Landmark de Mexico, SA de CV

Landmark EAME Limited

Landmark Graphics (Malaysia) Sdn Bhd

Landmark Graphics (Nigeria) Limited

Landmark Graphics Argentina, S.A.

Landmark Graphics AS

Landmark Graphics Corporation

Landmark Graphics DM Limited

Landmark Graphics do Brasil Ltda.

Landmark Graphics Europe/Africa, LLC

Landmark Graphics International, Inc.

Laurel Financial Services B.V.

Laut AOC Sdn. Bhd.

LCL Knightsbridge Limited

Ledhand Limited

LMK Resources

LMK Resources Pakistan (Pvt.) Ltd.

LNG-Servicos E Gestao de Projectos Limitada

LSC Group Holdings Limited

LSC Group Limited

M.W. Kellogg Constructors Inc.

M.W. Kellogg Group Limited

M.W. Kellogg International Limited

M.W. Kellogg Limited

M.W. Kellogg Pensions Limited

Magic Earth, Inc.

Maintenance & Operations Management Joint Venture between Kellogg Brown & Root, Inc. and DYNCORP

Management Logistics, Inc.

PLAN EXHIBIT 16- 10

Mantenimiento Marino de Mexico, S. de R.L. de C.V.

Martec-Engenharia e Obras Ltda.

Martel Cogeneration Limited Partnership

Mashhor Well Services Sdn Bhd

Masoneilan International, LLC

Mediterranean Energy Services Limited

Middle East Technologies, Inc.

Millennium Link Limited

Monenco Offshore Limited

Moroccan Engineers & Constructors

Nederlandse Bedrijfskleding Service B.V.

Nemo Engineering A/S

Nibod Mines Ltd.

Nile Oilfield Engineering Limited

Nitrogen (2000) Unlimited

NK Engineering Services

NK International Supply Limited

NL do Brazil Ltda.

NL Overseas Service Company Limited

Norsk Modifikajon og Vedlikehold Service AS

North Sea Assets Limited

NUMALOG, Ltd.

Numar UK Limited

OGC International Limited

Oilfield Services Receivables Corporation

Oilfield Telecommunications, Inc.

Overseas Administration Services, Ltd.

Overseas Marine Leasing Company

Overseas Supply Services Limited

P.E.S. Petroquip Limited

P.E.S. Petroseal Limited

P.E.S. Petroserv Limited

P.E.S. Petrospec Limited

P.T. Baroid Indonesia

P.T. Brown & Root Indonesia

P.T. Halliburton Drilling Systems Indonesia

P.T. Halliburton Indonesia

P.T. Halliburton Logging Services Indonesia

P.T. Indokor Sperry-Sun

P.T. Jaya Kinhill Arkonin (Indonesia)

P.T. Kinhill Indonesia

P.T. Landmark Concurrent Solusi Indonesia

P.T. Numar Indonesia

P.T. Security Mulia Indonesia

P.T. Udemco Otis Indonesia

PAB Site Remediation Group, L.L.C.

Paloak Limited

Park Concessions Limited

Personal Para Soluciones Optimas, S de RL de CV

PES Trustees Limited

PLAN EXHIBIT 16- 11

PetroData AS

Petroleum Engineering Services (Italia) S.r.l.

Petroleum Engineering Services Asia Pty. Ltd.

Petroleum Engineering Services Ltd.

Petroleum Engineering Services Norge AS

Petroleum Information & Equipment Services Pte. Ltd.

Petroleum Manufacturing Services Limited

Petrologic Limited

Plantation Land Company, Inc.

Professional Resources Ltd.

Property and Casualty Insurance, Limited

Property and Casualty Insurance, Ltd.—U.S.

Pullman Kellogg Plant Services Algeria, Inc.

Rezayat Brown and Root Saudi Company Limited

RMG Construction (Peterborough) Joint Venture

RMG Construction A13 Joint Venture

Road Management Consolidated Plc

Road Management Group Limited

Road Management Limited

Road Management Service (Petersborough)

Road Management Services (A13) Holdings Limited

Road Management Services (A13) Plc

Road Management Services (Darrington) Holdings Limited

Road Management Services (Darrington) Limited

Road Management Services (Finance) PLC

Road Management Services (Gloucester) Limited

Road Management Services (Peterborough) Limited

Rockwater B.V.

Rockwater Holdings Limited

Rockwater Limited

Rockwater/Saipem Joint Venture

Rotary Kellogg Brown & Root Pte Ltd.

S.A.N.T. (MGT-HOLDING) Pty Ltd.

S.A.N.T. (MGT-OPCO) Pty Ltd.

S.A.N.T. (MGT-UJV) Pty Ltd.

S.A.N.T. (TERM-HOLDING) Pty Ltd.

S.A.N.T. (TERM-OPCO) Pty Ltd.

S.A.N.T. (TERM-UJV) Pty Ltd.

Sakhalin Gas Construction Limited

Saudi Halliburton Logging LLC

SBR Offshore Limited

Scientific & Technical Computing Centre Pty Ltd.

Seabase (Argentia) Limited

Seabase Ocean Systems Limited

Security DBS (MEM) E.C.

Security DBS B.V.

Security DBS N.V.

Security DBS S.A.

Sembrown Equipment Pte Ltd.

Semi Sub Services B.V.

PLAN EXHIBIT 16- 12

Service Employees International, Inc.

Servicios Halliburton De Venezuela, S.A.

Servicios Profesionales Petroleros, S. de R.L. de C.V.

Servicios Tecnicos Brown & Root, S.A.

Shapadu Rockwater Sdn. Bhd.

Siam Brown and Root Limited

Sigma 3 (North Sea) Limited

Sinokellogg Engineering Company

Sociedade Brasileira de Engenharia e Construcoes Ltda.

Societe de Developpement de Barytine

Southern California Bonding Service, Incorporated

Special Vessels Consub LLC

Sperry Sun Saudi Company Limited

Sperry-Sun (U.K.) Limited

Sperry-Sun de Ecuador S.A.

Stolt/Rockwater Joint Venture

Strata Bit Limited

Strategic Reserve Operators, LLC

Studebaker-Worthington (U.K.) Limited

Sub Sea Offshore (B) Berhad

Sub Sea Offshore (Holdings) Limited

Sub Sea Offshore Limited

SubSahara Services Inc

Subsea 7 (Cayman Vessel Company) Limited

Subsea 7 (Luxembourg) S.a.r.l.

Subsea 7 (Singapore) Pte Ltd.

Subsea 7 (UK Service Company) Limited

Subsea 7 (US) LLC

Subsea 7 (Vessel Company) BV

Subsea 7 (Vessel Company) Limited

Subsea 7 AS

Subsea 7 Australia Pty Ltd.

Subsea 7 B.V.

Subsea 7 do Brasil Servicos Ltda.

Subsea 7 Limited

Subsea 7, Inc.

SubSea HMB Limited

SubSea Offshore Pte. Ltd.

SubseaKat (Malaysia) Sdn. Bhd.

Symington Wayne Overseas, Ltd.

T.K. Valve Holdings

Taylor Diving (South East Asia) Pte. Ltd.

Taylor International Diving Company, Inc.

Tchad Cameroon Maintenance B.V.

Tesel Holdings Limited

The Arab Geophysical Exploration Services Company

The KBC Venture L.P.

The M.W. Kellogg Technology Company

Tres Gaviotas, S.A. de C.V.

Triconos Mineral S.A.

PLAN EXHIBIT 16- 13

Triconos Mineros S.A.

TSKJ—Servicos de Engenharia Limitada

TSKJ II Construcoes Internacionais Sociedade Unipessoal Limitada

TSKJ Italia S.r.l.

TSKJ Nigeria Limited

TSKJ-Servicos De Engenharia Limitada

TSKJ-US, LLC

UMC Engineering Sdn Bhd

United Water International Pty Ltd.

Universal Energy Services Aktiengesellschaft

Universal Energy Services S.r.l.

Vactor Industrial Pollution (U.K.) Limited

Walbridge Brown & Root International LLC (A Delaware Corporation)

Walbridge Brown & Root International LLC (Cayman Islands)

Wayne Pump Company South Africa (Proprietary) Limited

WellDynamics BV

WellDynamics Inc.

WellDynamics International Limited

Welldynamics Norge AS

Wellnite Services Joint Venture

Westchase Joint Venture between KBR Technical Services, Inc. and Wolverine Holdings

Wheatley Pump Incorporated

WLTD Flexible Pipe and Cable Limited

WLTD, Inc.

WLTD International, Inc.

WLTD Limited

WLTD North Sea Limited

Worthington Compressores e Turbinas Ltda.

Worthington Pump India Limited

Worthington Pumping Systems Limited

Worthington-Simpson Limited

Xinjiang DB Stratabit Bit and Tool Company Ltd.

Zen No. 33 Limited

PLAN EXHIBIT 16- 14

PLAN EXHIBIT 17

LIST OF DEBTOR-INDEMNIFIED PROTECTED PARTIES

PLAN EXHIBIT 17

Debtor-Indemnified Protected Parties

NL Industries, Inc., but solely as it relates to Asbestos PI Trust Claims and Silica PI Trust Claims arising out of Baroid-related products or operations and bentonite-mining-related products or operations.

Tremont Corporation, but solely as it relates to Asbestos PI Trust Claims and Silica PI Trust Claims arising out of Baroid-related products or operations and bentonite-mining-related products or operations.

Cooper Industries, Inc., but solely as it relates to Asbestos PI Trust Claims and Silica PI Trust Claims for which DII Industries or its Affiliates have liability arising under or out of the Turbodyne Agreement, the agreement between McGraw-Edison Company and Dresser Industries, Inc. dated November 2, 1984, the Worthington-Masoneilan Agreement, the agreement between McGraw-Edison Company and Dresser Industries, Inc. dated January 8, 1985, and the Settlement Agreement dated October 11, 1990 between Dresser Industries, Inc. and Cooper Industries, Inc.

WPC Corporation, Inc., but solely as it relates to Asbestos PI Trust Claims and Silica PI Trust Claims for which DII Industries or its Affiliates have liability arising under or out of the Turbodyne Agreement, the agreement between McGraw-Edison Company and Dresser Industries, Inc. dated November 2, 1984, the Worthington-Masoneilan Agreement, the agreement between McGraw-Edison Company and Dresser Industries, Inc. dated January 8, 1985, and the Settlement Agreement dated October 11, 1990 between Dresser Industries, Inc. and Cooper Industries, Inc.

PLAN EXHIBIT 17-1

PLAN EXHIBIT 18

FORM OF STOCKHOLDER AGREEMENT

PLAN EXHIBIT 18

STOCKHOLDER AGREEMENT

BETWEEN

HALLIBURTON COMPANY

AND

THE STOCKHOLDER,

AS DEFINED HEREIN

                 , 2004

PLAN EXHIBIT 18

SECTION 1 TERM		1

1.1	Term	1

1.2	Effect of Termination	1

SECTION 2 STANDSTILL		1

2.1	Standstill	1

SECTION 3 TRANSFERS		2

3.1	Transfers	2

3.2	Compliance Certificate	3

3.3	Invalid Transfers	3

3.4	Compliance with Securities Laws	3

3.5	Restrictive Legends	3

SECTION 4 REGISTRATION RIGHTS		4

4.1	Shelf Registration	4

4.2	Demand Registration Rights	7

4.3	Hedging Transactions	8

4.4	Piggyback Registration Rights	9

4.5	Additional Company Obligations	10

4.6	Additional Obligations of the Stockholder	13

4.7	Expenses of Registration	14

4.8	Indemnification	14

4.9	Rule 144	16

4.10	Assignment	16

4.11	Recapitalizations, Exchanges, etc.	16

SECTION 5 MISCELLANEOUS		16

5.1	Successors and Assigns	16

5.2	Benefits of Agreement Restricted to Parties	17

5.3	Notices	17

5.4	Severability	17

5.5	Construction	18

5.6	Entire Agreement	18

5.7	Counterparts	18

5.8	Governing Law	18

PLAN EXHIBIT 18-i

(continued)

5.9	Transaction Costs	18

5.10	Amendment	18

5.11	Specific Performance	18

5.12	Jurisdiction; Consent to Service of Process; Waiver	18

5.13	Waiver of Jury Trial	19

5.14	Further Assurances	19

5.15	Confidentiality	19

APPENDIX

Appendix A    Definitions

EXHIBITS

Exhibit A        Compliance Certificate

Exhibit B         Form of “Plan of Distribution”

PLAN EXHIBIT 18-ii

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of                  , 2004, is entered into by and between Halliburton Company, a Delaware corporation, and the Stockholder.

The definitions of capitalized terms used in this Agreement are set forth in Appendix A.

RECITALS

In consideration of the premises and the representations, warranties, covenants, and agreements contained in this Agreement, the Parties hereby agree as follows:

SECTION 1

TERM

1.1   Term.    This Agreement is effective as of the date hereof until the Termination Date. “Termination Date” means the date the Stockholder does not beneficially own or hold, directly or indirectly, any Subject Shares.

1.2  Effect of Termination.    From and after the Termination Date, this Agreement shall become null and void and of no further force or effect except for the provisions of sections 1.2, 3.4, 4.8 and 5. Nothing in this section 1.2 shall be deemed to release any Party from any liability for its breach of the terms, conditions, and restrictions of this Agreement before the Termination Date.

SECTION 2

STANDSTILL

2.1  Standstill.    The Stockholder agrees that prior to the Preliminary Termination Date, neither it nor any of its Affiliates, shall either alone or in concert with any Person (provided that no Person who is a counterparty to a Hedging Transaction entered into by the Stockholder or any of its Affiliates shall be deemed to be acting in concert with the Stockholder or any of its Affiliates):

(a)  in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, any Securities of the Company, whether such agreement or proposal is made with or to the Company or a third party;

(b)  make any unsolicited inquiry, proposal or offer to enter into, directly or indirectly, any sale of all or substantially all assets or property of the Company, merger or other similar business combination involving the Company;

(c)  make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities of the Company;

(d)  form, join, or in any way participate in a “group” (within the meaning of section 13(d)(3) of the Exchange Act), with respect to any Voting Securities of the Company for any purpose prohibited by this section 2.1;

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(e)  take any action that is reasonably likely to require the Company to make a public announcement regarding the possibility of a merger or other similar business combination of the Company;

(f)  initiate, solicit (or participate in a solicitation), or propose, directly or indirectly, the approval of one or more stockholder proposals with respect to the Company or any of its Subsidiaries;

(g)  request the Company to, or seek to cause the Company (or its Board of Directors) to, call any meeting of the stockholders of the Company or any of its Subsidiaries;

(h)  initiate any written consent of the stockholders of the Company unless requested to do so by the Board of Directors;

(i)  grant or agree to grant any proxy or other voting power to any Person other than the Company or other Persons designated by the Company to vote at any meeting of the stockholders of the Company, or deposit any Voting Securities of the Company in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities; or

(j)  disclose any intention, plan, or arrangement inconsistent with the foregoing.

SECTION 3

TRANSFERS

3.1  Transfers.

(a)  The Stockholder may Transfer the Subject Shares only as permitted by, and in accordance with, section 3.1(b); provided, however, that once a Subject Share has been Transferred in accordance with section 3.1(b), such Subject Share shall no longer be subject to the restrictions set forth in this section 3.1.

(b)  The Stockholder may Transfer, subject to applicable laws, the Subject Shares only as follows:

(i)  during the Preliminary Restriction Period, pursuant to a Shelf Registration in accordance with the terms and conditions of section 4, in which the number of Subject Shares the Stockholder will be permitted to Transfer pursuant to such Shelf Registration, combined with any Subject Shares Transferred pursuant to section 3.1(b)(iv), shall be limited to the applicable Agreed Volume Limitations, as may be increased pursuant to section 4.1(b)(iii);

(ii)  after the Preliminary Restriction Period and prior to the Demand Registration Rights Termination Date, pursuant to a Demand Registration in accordance with the terms and conditions of section 4;

(iii)  prior to the Piggyback Registration Rights Termination Date, pursuant to exercise of the Stockholder’s piggyback registration rights in accordance with the terms and conditions of section 4;

(iv)  pursuant to a privately negotiated transaction or series of related transactions that is exempt from the registration requirements of the Securities Act if the following conditions are satisfied:

(A)  the number of Subject Shares Transferred pursuant to this section 3.1(b)(iv) by the Stockholder, combined with any Subject Shares Transferred pursuant to section 3.1(b)(i), is limited to the applicable Agreed Volume Limitations, as may be increased pursuant to section 4.1(b)(iii);

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(B)  after giving effect to the transaction, the transferee and its Affiliates will not, after reasonable inquiry by the Stockholder, be required to file a Schedule 13D with the SEC; and

(C)  during the Preliminary Restriction Period, no suspension of the Shelf Registration has been invoked pursuant to section 4.1(b)(i) and is continuing; provided, however, that if the Shelf Registration is suspended pursuant to section 4.1(b)(i) during the 30 days beginning on the Funding Date, the Stockholder may Transfer a number of Subject Shares pursuant to this section 3.1(b)(iv) during such 30-day period equal to 2.5 million less any Subject Shares otherwise Transferred under this section 3.1(b)(iv) or under section 3.1(b)(i) during such 30-day period;

(v)  after the Preliminary Restriction Period, pursuant to Rule 144 of the Securities Act, including Rule 144(k), if applicable; or

(vi)  as a bona fide pledge of Subject Shares to secure a loan.

3.2  Compliance Certificate.    Within ten Business Days following the end of each Three-Month Period from the Funding Date until the second anniversary thereof, the Stockholder shall execute and deliver a certificate of compliance with section 3.1(b) in the form of Exhibit A attached hereto.

3.3  Invalid Transfers.    Any Transfer of Subject Shares contrary to the provisions of this section 3 shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of such Subject Shares Transferred for any purpose (including voting or dividend rights), unless and until the requirements of sections 3.1 and 3.4 have been satisfied. No Subject Share shall be Transferred on the books of the Company until sections 3.1 and 3.4 have been satisfied.

3.4  Compliance with Securities Laws.    The Stockholder shall not Transfer its interest in a Subject Share at any time if such action would constitute a violation of any federal- or state-securities or blue-sky laws, or a breach of the conditions to any exemption from registration of such Subject Shares under any such laws, or a breach of any undertaking or agreement of the Stockholder entered into pursuant to such laws, or in connection with obtaining an exemption thereunder. This section 3.4 shall survive termination of this Agreement for the maximum period permitted by applicable law.

3.5  Restrictive Legends.

(a)  A copy of this Agreement will be filed with the Secretary of the Company and kept with the records of the Company.

(b)  Until such time as a Subject Share held by the Stockholder has been registered pursuant to a registration statement under the Securities Act in accordance with the terms and provisions of section 4, the certificate representing such Subject Share (including all certificates issued upon Transfer or in exchange thereof or substitution therefor) shall bear the following legend noted conspicuously on such certificate:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PLAN EXHIBIT 18- 3

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDER AGREEMENT. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDER AGREEMENT. A COPY OF SUCH STOCKHOLDER AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY;

provided, however, that upon a Transfer of any Subject Share in accordance with the provisions of this section 3 to a Person other than any Affiliate of the Stockholder, the transferee of such Transfer shall have the right to require the Company to remove the second paragraph of the foregoing legend.

(c)  Until such time as a Subject Share held by the Stockholder has been registered pursuant to a registration statement under the Securities Act in accordance with the terms and provisions of section 4, the certificate representing such Subject Share (including all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

(d)  In the event the Stockholder and/or its Affiliates acquire beneficial ownership, directly or indirectly, of any other or additional Securities of the Company, the Stockholder shall, and shall cause its Affiliates, if applicable, to, submit all certificates representing such Securities to the Company so that the legend or legends required by this section 3.5 may be placed thereon.

(e)  The Company may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Subject Shares in order to implement the restrictions set forth in this section 3.

SECTION 4

REGISTRATION RIGHTS

4.1  Shelf Registration.

(a)  Shelf Registration Statement.    The Company shall prepare and file with the SEC at least 30 days prior to the Funding Date a “shelf” registration statement (the “Shelf Registration Statement” and any registration effected pursuant to a Shelf Registration Statement being referred to as a “Shelf Registration”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering the Subject Shares. The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Stockholder. The Company shall not permit any Securities other than the Registrable Securities to be included in the Shelf Registration Statement.

The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or as soon as possible after the Funding Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is one year from the Funding Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or

PLAN EXHIBIT 18- 4

cease to be outstanding or cease to be Registrable Securities (the “Effectiveness Period”); provided, however, that if (i) the Company exercises its right to suspend the Shelf Registration in accordance with section 4.1(b)(i) below or (ii) the Shelf Registration Statement is not declared effective under the Securities Act on the Funding Date, then (A) the Effectiveness Period in respect of the related Shelf Registration Statement shall be extended by the same number of days as the suspension period invoked by the Company or the number of days from the Funding Date until the Shelf Registration Statement is declared effective under the Securities Act, respectively, or both, if applicable, and (B) notwithstanding section 3.1, the Stockholder may Transfer the Subject Shares pursuant to the Shelf Registration Statement during such extension of the Effectiveness Period, subject to the Agreed Volume Limitations, as the Agreed Volume Limitations may be increased pursuant to section 4.1(b)(iii).

(b)  Limitations.

(i)  The Company shall have the right to suspend the effectiveness of the Shelf Registration at any time if (A) its Chief Executive Officer determines, in his good faith judgment, that the registration and distribution of Registrable Securities in a Shelf Registration would, materially impede, delay or interfere with any firm commitment underwritten offering of Securities by the Company (including an offering involving sales of Securities to initial purchasers who intend to resell the Securities under Rule 144A of the Securities Act, Regulation S or to accredited investors (as defined in the Securities Act)) or any material acquisition, corporate reorganization or other material transaction involving the Company, or (B) its Chief Executive Officer determines, in his good faith judgment based on advice of counsel, that the registration and distribution of Registrable Securities in a Shelf Registration would require disclosure of material nonpublic information, and that the disclosure of such information at that time would materially and adversely affect the Company. If either of subclauses (A) or (B) above apply, the Company will have the right to suspend the effectiveness of such Shelf Registration for a period of not more than 90 days; provided, however, that the Company may not use the right set forth in this clause (i): (x) more than once during the Effectiveness Period; (y) unless each director and executive officer of the Company is also prohibited by the Company’s insider trading policy or otherwise from making purchases and sales (other than those made pursuant to plans designed to comply with Rule 10b5-1(c)(1)(i) under the Exchange Act) for the same reason for which the Shelf Registration is being suspended; and (z) unless each other holder entitled to sell equity Securities pursuant to registration rights under a selling stockholder prospectus (other than a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt or equity Securities that are also being registered) is, or agrees to be, subject to deferral provisions substantially similar to, or more restrictive than, those contained in this clause (i).

(ii)  The Company shall give notice to the Stockholder at the beginning of any suspension period under this section 4.1(b). Following the end of any such suspension period, the Company shall give prompt notice to the Stockholder, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and take all such other commercially reasonable actions to permit registered sales of Registrable Securities as contemplated hereby. It is understood and agreed that this section 4.1(b) shall not prevent a Transfer permitted by section 3.1(b)(iii) or (vi).

(iii)  If (A) the Company invokes its right to suspend the effectiveness of the Shelf Registration pursuant to section 4.1(b)(i) or (B) the Shelf Registration Statement is not declared effective under the Securities Act on the Funding Date, then the Agreed Volume Limitations in the Three-Month Period subsequent to any Three-Month Period in which (x) such a suspension occurs or is continuing or (y) such Shelf Registration Statement is not declared effective under the Securities Act, as applicable, shall be increased by an amount of Subject Shares equal to the difference between (I) the product of (a) the maximum number of Subject Shares permitted to be Transferred pursuant to section 3.1(b)(i) and (iv) in the Three-Month Period in which the suspension occurred or is continuing or in which the Shelf Registration Statement is not declared effective under the Securities Act, assuming such suspension had not occurred or been continuing and such Shelf Registration Statement had been declared effective under the Securities Act on the Funding Date and (b) a fraction, the

PLAN EXHIBIT 18- 5

numerator of which is the aggregate number of days that the Shelf Registration was not effective and/or was suspended in the Three-Month Period and the denominator of which is 91, and (II) the number of Subject Shares actually Transferred pursuant to section 3.1(b)(i) and (iv) in such Three-Month Period.

(c)  Penalty Interest.    The Company and the Stockholder agree that the Stockholder will suffer damages if the Company fails to fulfill its obligations under this section 4.1 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, penalty interest on the Registrable Securities (“Penalty Interest”) under the circumstances and to the extent set forth below:

(i)  If the Shelf Registration Statement has not been declared effective by the SEC on or prior to the 91st day after the Funding Date then, commencing on the Funding Date, Penalty Interest shall accrue and be calculated daily at the Penalty Rate on an amount equal to the product of (A) the Share Amount and (B) the Trading Price; provided, however, that all Penalty Interest shall cease to accrue upon the earliest to occur of (x) the expiration of the first anniversary of the Funding Date, (y) the effectiveness of the Shelf Registration Statement, and (z) such time as there are no Registrable Securities outstanding.

(ii)  As used in this section 4.1(c) the term “Penalty Rate” means:

(A)  5% per annum during the first 91 days after the Funding Date;

(B)  10% per annum from day 92 through day 182 after the Funding Date;

(C)  20% per annum from day 183 through day 273 after the Funding Date; and

(D)  25% per annum from day 274 through day 365 after the Funding Date.

(iii)  As used in this section 4.1(c) the term “Share Amount” means:

(A)  for purposes of calculating the Penalty Interest accruing during the first 91 days after the Funding Date, five million Subject Shares;

(B)  for purposes of calculating the Penalty Interest accruing from day 92 through day 182 after the Funding Date, 15 million Subject Shares;

(C)  for purposes of calculating the Penalty Interest accruing from day 183 through day 273 after the Funding Date, the sum of (x) 15 million Subject Shares plus (y) the Penalty Average Weekly Trading Volume applicable to days 183 through 273 after the Funding Date, and

(D)  for purposes of calculating the Penalty Interest accruing from day 273 through day 365 after the Funding Date, the sum of (x) 15 million Subject Shares plus (y) the Penalty Average Weekly Trading Volume applicable to days 183 through 273 after the Funding Date plus (z) the Penalty Average Weekly Trading Volume applicable to days 274 through 365 after the Funding Date.

(iv)  Any amounts of Penalty Interest due pursuant to this section 4.1(c) will be payable in cash by wire transfer of immediately available funds to an account designated by the Stockholder within five Business Days of (A) the 91st day following the Funding Date, (B) the 182nd day following the Funding Date, (C) the 273rd day following the Funding Date, and (D) the 365th day following the Funding Date; provided, however that if the Shelf Registration Statement is declared effective during one of such periods, then the Penalty Interest payable shall be prorated for such period to the effective date of the Shelf Registration Statement.

PLAN EXHIBIT 18- 6

(v)  Notwithstanding the forgoing, any suspension of effectiveness of a Shelf Registration Statement or a Shelf Registration pursuant to section 4.1(b)(i) above shall not give rise to the obligation of the Company to pay Penalty Interest or result in the accrual of Penalty Interest.

4.2  Demand Registration Rights. After the Preliminary Restriction Period and prior to the Demand Registration Rights Termination Date, the Stockholder shall have demand registration rights as follows:

(a)  Exercise of Demand Registration Rights.    Subject to sections 4.2(b) and (c), if the Stockholder provides the Company with a written request that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities owned by the Stockholder (that request being referred to as a “Demand Request” and such registration being referred to as a “Demand Registration”), the Company shall within 30 days after receiving the Demand Request, file a registration statement under the Securities Act covering all Registrable Securities that the Stockholder requested to be registered and, after such filing, use commercially reasonable efforts to cause such registration statement to be declared effective. The Demand Request shall specify the number of shares of Registrable Securities proposed to be sold and the manner of distribution.

(b)  Underwriting Requirements.    If requested by the Stockholder, the offering to be made pursuant to any Demand Registration shall be an underwritten offering. The Stockholder shall have the right to select all underwriters for any Securities being offered pursuant to any Demand Request; provided, however, that, the underwriters selected by the Stockholder shall be reasonably acceptable to the Company. The Stockholder shall participate, and include those Registrable Securities, in the underwriting as provided in this Agreement. If the lead managing underwriter for an offering determines in its sole discretion that the total amount of Securities proposed to be included in such offering is of such an amount as would have a material adverse effect on the offering’s success, then the Company shall have the right to reduce the number of Securities included in the offering to a number that the lead managing underwriter determines in its sole discretion would not have a material adverse effect on the offering’s success. In the event a reduction occurs, the amount of Securities to be included in the offering shall be reduced as follows:

(i)  to the extent necessary to reduce the total number of Securities to be included in such offering to the amount that the lead managing underwriter determines in its sole discretion would not have a material adverse effect on the offering’s success, Securities offered for the account of any stockholder, other than the Stockholder, shall be excluded from the offering;

(ii)  to the extent further reduction is necessary, after application of clause (i) above, to reduce the total number of Securities to be included in such offering to the amount that the lead managing underwriter determines in its sole discretion would not have a material adverse effect on the offering’s success, Securities offered for the account of the Company, shall be excluded from the offering; and

(iii)  to the extent further reduction is necessary, after application of clauses (i) and (ii) above, to reduce the total number of Securities to be included in such offering to the amount that the lead managing underwriter determines in its sole discretion would not have a material adverse effect on the offering’s success, Registrable Securities offered for the account of the Stockholder shall be excluded.

(c)  Limitations.

(i)  The Company will not be obligated to initiate any Demand Registration at any time if (A) doing so would breach any provision of any Stockholder’s agreement entered into pursuant to section 4.6(d), (B) in the good faith judgment of its Chief Executive Officer, the registration and distribution of Registrable Securities in a Demand Registration would materially impede, delay or interfere with any firm commitment

PLAN EXHIBIT 18- 7

underwritten offering of Securities by the Company (including an offering involving sales of Securities to initial purchasers who intend to resell the Securities under Rule 144A of the Securities Act, Regulation S or to accredited investors (as defined in the Securities Act)) on which the Company has commenced work prior to receiving a Demand Request, (C) in the good faith judgment of the Chief Executive Officer of the Company, the registration and distribution of Registrable Securities in a Demand Registration would materially impede any material acquisition, corporate reorganization or other material transaction involving the Company, or (D) its Chief Executive Officer determines, in his good faith judgment based on advice of counsel, that the registration and distribution of Registrable Securities in a Demand Registration would require disclosure of material non-public information, and that the disclosure of such information at that time would materially and adversely affect the Company. If any of subclauses (A) through (D) above apply, the Company shall have the right to defer the filing or effectiveness of the registration statement relating to such Demand Registration for a period of not more than 120 days after receipt of the Demand Request; provided, however, that the Company may not use the right set forth in this clause (i): (x) more than once in any twelve month period, (y) unless each director and executive officer of the Company is also prohibited by the Company’s insider trading policy or otherwise from making purchases and sales (other than those made pursuant to plans designed to comply with Rule 10b5-1(c)(1)(i) under the Exchange Act) for the same reason for which the Demand Registration is being deferred, and (z) except for a deferral pursuant to clause (B), unless each other holder entitled to sell equity Securities pursuant to registration rights under a selling stockholder prospectus (other than a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt or equity Securities that are also being registered) is, or agrees to be, subject to deferral provisions substantially similar to or more restrictive than those contained in this clause (i).

(ii)  The Company will only be obligated to initiate a Demand Registration if the amount of Registrable Securities to be registered and sold pursuant to this section 4.2 in the aggregate (A) is greater than or equal to either (x) 5 million shares of Common Stock or (y) a Market Value of $100 million and (B) is less than or equal to 25 million shares of Common Stock (as adjusted for stock splits, stock distributions, reclassifications or other reorganizations of the Company’s capital stock).

(iii)  The Company will not be required to effect more than two Demand Registrations in any  12-month period and will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. A Demand Registration will not be deemed effected unless a registration statement with respect thereto has become effective; provided, however, that (A) a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Stockholder (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company, (B) if the Stockholder elects to terminate a registration following the Company’s exercise of any deferral right pursuant to sections 4.2(c)(i)(B) or 4.2(c)(iv), such registration shall not be deemed effected, (C) if the Company fails to comply with its obligations under this Agreement with respect to such Demand Registration and the Stockholder reasonably determines, and notifies the Company, that such failure has a material adverse effect on the Stockholder, such registration shall not be deemed effected, and (D) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the Stockholder, such registration shall not be deemed effected.

(iv)  The Company shall give notice to the Stockholder (A) at the beginning of any deferral period under this section 4.2(c) promptly following its receipt of the Demand Request and (B) promptly following the end of any such deferral period.

4.3  Hedging Transactions.

(a)  In connection with any Shelf Registration or Demand Registration, the Company agrees that if, in the reasonable judgment of counsel to the Stockholder, it is necessary or desirable to register under the Securities

PLAN EXHIBIT 18- 8

Act any proposed Hedging Transaction or any sales or transfers of Registrable Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to the Shelf Registration Statement or any registration statement filed in connection with any Demand Registration to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the counterparty to the Hedging Transaction, identification of the counterparty to the Hedging Transaction or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the “Plan of Distribution” in such registration statement) as may reasonably be required to register such Hedging Transactions or sales or transfer of Registrable Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities; provided, however, that section 4.1(c) shall not be applicable to any such post-effective amendment to the Shelf Registration Statement and any such Demand Registration shall be deemed effected under section 4.2(c)(iii) whether or not the post-effective amendment is declared effective.

(b)  The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent), in the Shelf Registration Statement or any registration statement filed in connection with any Demand Registration, and any related prospectus (to the extent such inclusion is permitted under the applicable SEC regulations and is consistent with comments received from the SEC during any SEC review of such registration statement), language substantially in the form of Exhibit B attached hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the Stockholder and the counterparty to the Hedging Transaction describing such Hedging Transaction.

4.4  Piggyback Registration Rights. Prior to the Piggyback Registration Rights Termination Date, the Stockholder shall have piggyback registration rights as follows:

(a)  Exercise of Piggyback Registration Rights.    If the Company proposes to register any shares of Common Stock under the Securities Act for its own account or for the account of any stockholder of the Company other than the Stockholder (other than a registration on Form S-4 or such other forms as are then prescribed under the Securities Act for the same purposes as such form, a registration relating solely to the sale of Securities to participants in a Company compensation, benefit or stock plan or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt or equity Securities that are also being registered), the Company shall, at that time, promptly give the Stockholder written notice of such registration. Upon the written request of the Stockholder (to the extent the Company receives such request within 10 Business Days after the Company delivered its notice of registration under this section 4.4(a)), the Company shall, subject to the provisions of section 4.4(b), (c) and (d), cause to be registered under the Securities Act all of the Registrable Securities that the Stockholder has requested to be registered.

(b)  Underwriting Requirements.    If the offering for which the Company gave notice pursuant to section 4.4(a) is an underwritten offering and the lead managing underwriter for such offering determines in its sole discretion that the total amount of Securities proposed to be included in such offering, including by the Company and the Stockholder, is of such an amount as would have a material adverse effect on the offering’s success, then the Company shall have the right to reduce the number of Securities, including Registrable Securities, included in the offering to a number that the lead managing underwriter determines in its sole discretion would not have a material adverse effect on the offering’s success. In the event that a reduction occurs, the amount of Registrable Securities to be included in the offering on behalf of the Stockholder shall be reduced as follows:

(i)  if the registration of Securities is pursuant to any demand registration rights of a stockholder (other than a Demand Registration initiated by the Stockholder pursuant to section 4.2 of this Agreement, in

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which case the reduction mechanism described in section 4.2(b) shall apply), the Securities offered by the Stockholder, the Company and any other stockholder that desires to exercise its piggyback registration rights, if any, shall be excluded from the offering on a pro rata basis to the extent necessary to reduce the total amount of Securities to be included in the offering to such an amount as would not have a material adverse effect on the offering’s success as determined by the lead managing underwriter in its sole discretion; or

(ii)  if the registration of Securities is initiated by the Company and is not initiated pursuant to any demand registration rights of any stockholder, the Securities offered by the Stockholder and any other stockholder that desires to exercise its piggyback registration rights, if any, shall be excluded from the offering on a pro rata basis to the extent necessary to reduce the total amount of Securities to be included in the offering to such an amount as would not have a material adverse effect on the offering’s success as determined by the lead managing underwriter in its sole discretion.

(c)  Stockholder Right to Withdraw.    The Stockholder has the right to withdraw all or any portion of its Registrable Securities from a registration under section 4.4(a) at any time before the effective date of the applicable registration statement.

(d)  Company Right to Withdraw.    The Company has the right to withdraw any registration statement and abandon any proposed offering, subject to section 4.4(a), without the consent of the Stockholder, notwithstanding the request of the Stockholder to participate therein in accordance with section 4.4(a), if the Company determines to do so in its sole discretion.

4.5  Additional Company Obligations.    Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is commercially reasonably possible (or within any more-specific time period this Agreement requires):

(a)  at least five Business Days before filing a registration statement, prospectus or any amendments or supplements thereto, furnish to the Stockholder, the underwriters, and a single counsel to the Stockholder (which counsel must be reasonably satisfactory to the Company), copies of the registration statement, prospectus or any amendments or supplements thereto proposed to be filed. These documents will be subject to the review of the Stockholder, underwriters and counsel, and the Company shall use commercially reasonable efforts to take into account, and, if appropriate, reflect such comments as the Stockholder, underwriters and counsel may reasonably propose. In addition, promptly after receipt of any and all transmittal letters and any other correspondence (including, without limitation, comment letters) from the SEC or any other governmental entity relating to any such registration statement or amendment or supplement thereto relating to the sections “Plan of Distribution” or “Selling Stockholders” (or any such similar provision) the Company shall furnish such transmittal letters or other correspondence to the Stockholder and the Stockholder shall have the right to request that the Company modify any such information contained in such registration statement or amendment or supplement thereto pertaining to such Stockholder in such sections, and the Company shall use its commercially best efforts to comply with such request;

(b)  prepare and file with the SEC a registration statement with respect to those Registrable Securities offered pursuant to piggyback registration rights or a Demand Registration and use its commercially reasonable efforts to cause such registration statement to become effective, and keep (i) any such piggyback registration or any such Demand Registration that is an underwritten offering effective (including, without limitation, by filing any amendments or supplements to such registration statement or prospectus) until the distribution contemplated in the registration statement is completed and (ii) any such Demand Registration that is not an underwritten offering effective (including, without limitation, by filing any amendments or supplements to such registration statement or prospectus) for a period of at least 60 days (or such shorter period during which the distribution contemplated in the registration statement is completed); provided, however, if the Company exercises its right to

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defer the Demand Registration in accordance with section 4.2(c)(i), such 60 day period shall be extended by the same number of days as the deferral period invoked by the Company;

(c)  prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the terms hereof with respect to the disposition of all Securities such registration statement covers and make generally available an earnings statement satisfying the provisions of section 11(a) of the Securities Act (except that the Company will be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act);

(d)  notify the Stockholder promptly and (if requested) confirm such notice in writing,

(i)  when any registration statement, prospectus, prospectus supplement or post-effective amendment relating to such registration has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective,

(ii)  of any SEC request for amendments or supplements to such registration statement or the related prospectus or for additional information regarding the Stockholder,

(iii)  of the SEC’s issuance of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose,

(iv)  of the Company’s receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose,

(v)  of any determination by the Company that any event has occurred that requires making any changes in such registration statement, prospectus, or documents incorporated (or deemed to be incorporated) by reference in any of such documents so that they will not contain any untrue statement of a material fact or omit to state any material fact that they are required to state or that is necessary to make the statements in such documents not misleading, and

(vi)  of any determination by the Company that any event has occurred that would cause such registration statement or the prospectus contained therein not to be usable for resale of the Registrable Securities;

(e)  use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(f)  furnish to the Stockholder, the designated counsel for the Stockholder, and each managing underwriter, if any, without charge, one conformed copy of such registration statement, as declared effective by the SEC, and of each post-effective amendment to such registration statement, in each case including financial statements and schedules, and deliver, without charge, the number of copies of the preliminary prospectus, any amended preliminary prospectus, each final prospectus and any post-effective amendment or supplement to any of such documents, as the Stockholder may reasonably request in order to facilitate its disposition of the Registrable Securities included in such registration statement in conformity with the Securities Act’s requirements;

(g)  use its reasonable best efforts to register and qualify the Securities such registration statement covers under all securities laws or blue sky laws of United States and Canadian jurisdictions that the Stockholder

PLAN EXHIBIT 18- 11

reasonably requests; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(h)  upon the occurrence of any event contemplated by section 4.5(d)(v) or 4.5(d)(vi), prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated (or deemed to be incorporated) by reference in such documents and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold under such documents, such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated in such documents or necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading;

(i)  use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, any applicable securities exchange and the requirements of the Securities Act;

(j)  on or before the registration statement’s effective date, provide the Company’s transfer agent for the Registrable Securities with printed certificates for the Registrable Securities that such registration statement covers in a form eligible for deposit with The Depository Trust Company;

(k)  cause all Registrable Securities registered under this Agreement to be listed on each securities exchange or automated quotation system that similar Securities are then listed on, and to thereafter comply with all applicable rules of such securities exchange or automated quotation system so as to permit the continued listing of such Registrable Securities on such exchange or automated quotation system;

(l)  make available for inspection by the Stockholder, any underwriter participating in any offering pursuant to such registration statement, the designated counsel for the Stockholder, any counsel to the underwriters, and any accountant or other agent retained by the Stockholder or underwriters (collectively, the “Inspectors”), financial and other records and information, pertinent corporate documents and properties of any of the Company and its Affiliates (collectively, the “Records”), as are reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company’s and its Subsidiaries officers, directors and employees, and the independent public accountants of the Company, at reasonably requested times to discuss the business and affairs of the Company and its Subsidiaries, to supply promptly all information reasonably requested by any such Inspector in connection with such registration statement and to otherwise reasonably cooperate in the due diligence process of the Inspectors; provided, however, that if the Company determines in good faith that certain Records are confidential and so notifies the Inspectors in writing, the Company need not disclose such confidential Records to any Inspector unless the Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which agreement shall permit the release of such confidential Records if disclosing such Records is necessary to avoid or correct a misstatement or omission in such registration statement or so ordered pursuant to a subpoena or other order from a court of competent jurisdiction; and

(m)  enter into any agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, including customary lock-up provisions) and take all other customary, appropriate and reasonable actions (including, without limitation, causing appropriate officers at reasonably requested times to attend and participate in roadshows and other informational meetings and otherwise assisting at reasonably requested times with the roadshow and other information meetings) that the managing underwriters or the Stockholder requests in connection with such agreements in order to expedite or facilitate the disposition of the Registrable Securities included in the offering, and in that connection,

(i)  use its commercially reasonable efforts to obtain opinions (in form, scope and substance reasonably satisfactory to the managing underwriters’ counsel) of the Company’s counsel and updates of such

PLAN EXHIBIT 18- 12

opinions, addressed to each of the underwriters, as to the matters customarily covered in opinions requested in underwritten offerings and any other matters those counsel and underwriters reasonably request,

(ii)  use its commercially reasonable efforts to obtain “cold-comfort” letters and updates of such letters from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any Company Affiliate or of any business the Company owns for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold-comfort” letters in connection with underwritten offerings, and

(iii)  if requested and upon entering into any underwriting agreement, provide indemnification provisions and procedures substantially to the effect included in section 4.8 with respect to all Persons to be indemnified pursuant to such section.

The Company shall perform its obligations under this section 4.5(m) at each closing under the applicable underwriting or similar agreement, or as and to the extent such agreements require.

4.6  Additional Obligations of the Stockholder.    The Company’s obligation to take any action pursuant to this Agreement with respect to the Registrable Securities of the Stockholder is conditioned on and the Stockholder agrees as follows:

(a)  General.    The Stockholder shall (i) furnish the Company information regarding itself, its Registrable Securities, and its intended method of disposing of those Registrable Securities as the Company reasonably requests in writing to allow the Company to effect the registration of the Stockholder’s Registrable Securities and (ii) take all such action as may be reasonably required in order not to delay the registration and offering of the Securities by the Company.

(b)  Participation in Underwritten Registrations.    In connection with any underwritten offering contemplated hereby, the Stockholder shall have the right to be a party to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Stockholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Stockholder. The Stockholder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s Registrable Securities and such Stockholder’s intended method of distribution.

(c)  Discontinuation of Sales Upon Certain Events.    Upon receipt of any notice from the Company pursuant to section 4.5(d)(v) or 4.5(d)(vi), the Stockholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Stockholder and the underwriters of copies of the supplemented or amended prospectus contemplated by section 4.5(h), or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, the Stockholder will, and will request the underwriters to, deliver to the Company all copies, other than permanent file copies, then in its or their possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(d)  Holdback.    Prior to the Piggyback Registration Rights Termination Date, the Stockholder agrees not to effect any sale (including a sale pursuant to Rule 144 of the Securities Act) of any Securities, before or after the effective date of a registration statement filed by the Company with the SEC for an underwritten

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offering of equity Securities (except for Registrable Securities that are included in such registration statement pursuant to this Agreement) but only if, and to the extent that, the managing underwriter for such offering requests. However, any limits on the Stockholder’s sales (i) shall not be greater in any way than the limits on the Company’s directors, executive officers and any other significant stockholders who have purchased Securities of the Company directly from the Company, (ii) shall expire within 90 days after the offering’s effective date and (iii) shall not restrict the Stockholder from exercising its piggy-back registration rights pursuant to section 4.4 hereof. The Stockholder shall execute and deliver to the managing underwriter any letter or agreement, which shall be in substantially the same form as to be delivered by the Company’s directors, executive officers and any applicable significant stockholders of the Company, that the underwriter may reasonably request to the foregoing effect. Promptly upon the Stockholder’s request, the Company shall request the underwriter to waive any such agreement executed by the Stockholder pursuant to this section 4.6(d). The Company shall cause its officers and directors to remain subject to any such agreement for so long as the Stockholder is subject to such agreement. Notwithstanding the foregoing, the Stockholder agrees not to effect any other sale (including a sale pursuant to Rule 144 of the Securities Act) of any Securities during the offering of Securities pursuant to a Demand Registration whether or not the managing underwriter for such offering so requests.

4.7  Expenses of Registration.    The Company shall bear all costs, fees and expenses (excluding underwriting discounts and commissions applicable to the Registrable Securities (which discounts and commissions shall be deducted from any proceeds distributable to the Stockholder) and fees and expenses of separate counsel for the Stockholder, fees and expenses of any other expert or advisor retained by or at the request of the Stockholder) incident to its performance of or compliance with this Agreement, including all registration, filing and qualification fees (including qualification with state blue sky laws, the New York Stock Exchange or any other exchange or automated quotation system the Company’s Securities are then listed on), printers’ fees and fees and expenses of the Company’s accountants (including the costs of any “cold-comfort” letters) and fees and expenses of the Company’s counsel.

4.8  Indemnification.    The rights and obligations of the Company and the Stockholder with respect to indemnification for matters set forth in this section 4 are as follows:

(a)  Company’s Indemnification.    To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Stockholder, each underwriter (as defined in the Securities Act) for the Stockholder, each Person, if any, who controls the Stockholder or each underwriter within the meaning of the Securities Act, and each of their respective constituent partners, members, employees, agents, contractors, officers and directors against any losses, claims, damages, fines, penalties, assessments by public agencies, settlement, costs and expenses (including costs of preparation and reasonable attorneys’ fees) and other liabilities (any of the foregoing being a “Loss”) that relate in any way to any Violation. The Company shall pay to each Person entitled to indemnification under this section 4.8(a) the amount of Losses they incur as they incur such Losses. However, the Company will not need to pay any indemnified Person the amount of (i) Losses that are settlement payments if such indemnified Person makes the settlement without the Company’s consent (so long as the Company did not unreasonably withhold its consent), or (ii) Losses to the extent such Losses arise out of a Violation that occurs because the Company relied on written information about the indemnified Person that the indemnified Person furnished to the Company expressly for the Company to use in connection with the applicable registration or (iii) Losses, in the case of any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, or any constituent partner, member, employee, agent, contractor, officer or director of any such underwriter, in any such case to the extent such Losses arise out of such underwriter’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

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(b)  Stockholder’s Indemnification.    In connection with any offering in which Registrable Securities of the Stockholder are included pursuant to section 4.1, 4.2 or 4.4 hereof, to the fullest extent permitted by law, the Stockholder shall indemnify and hold harmless the Company, each underwriter (as defined in the Securities Act), each Person, if any, who controls the Company or underwriter within the meaning of the Securities Act and each of their respective constituent partners, members, employees, agents, contractors, officers and directors against any Losses to the extent such Losses arise out of a Violation that occurs because the Company relied on written information about the Stockholder that the Stockholder furnished to the Company expressly for the Company to use in connection with the applicable registration; provided, however, that in no event shall the Stockholder be liable pursuant to this section 4.8(b) for any Losses which, together with all other Losses for which the Stockholder has provided indemnification pursuant to this section 4.8(b), are in excess of the net proceeds received by the Stockholder in the transaction giving rise to such Losses. The Stockholder shall pay each Person entitled to indemnification under this section 4.8(b) the amount of Losses they incur as they incur a Loss. However, the Stockholder will not need to pay any indemnified Person the amount of (i) Losses that are settlement payments if such indemnified Person makes the settlement without the Stockholder’s consent or (ii) Losses, in the case of any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, or any constituent partner, member, employee, agent, contractor, officer or director of any such underwriter, in any such case to the extent such Losses arise out of such underwriter’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

(c)  Additional Procedures.    Promptly after a Person entitled to indemnification under this section 4.8 receives notice that it might be subject to Losses, such indemnified Person shall notify the indemnifying Person in writing regarding such potential Losses. The indemnifying Person will have the right to participate in, and, jointly with any other indemnifying Person, to assume the defense against such Losses with one counsel selected by the indemnifying Person, subject to the consent of the indemnified Person (which shall not be unreasonably withheld). If a conflict of interest exists or develops that would prohibit one counsel from representing both the indemnifying Person and the indemnified Person, then the indemnified Person (together with all other indemnified Persons that one counsel can represent without a conflict of interest) will have the right to retain one separate counsel of their own choosing, with the indemnifying Person paying all the fees and expenses. Except in the event of a conflict of interest, if the indemnifying Person notifies the indemnified Person that it has elected, and then promptly begins, to defend the indemnified Person against Losses, the indemnifying Person will not be liable to such indemnified Person for any legal expenses such indemnified Person subsequently incurs in connection with such defense. If the indemnifying Person elects to assume the defense against any Losses, the indemnifying Person shall allow the indemnified Person to continue to participate in defending against such Losses (at the expense of the indemnified Person) if the indemnified Person so chooses. The indemnified Person’s failure to notify the indemnifying Person within a reasonable time regarding Losses will not relieve the indemnifying Person of any liability to the indemnified Person under this section 4.8 except to the extent such failure to notify materially prejudices the indemnifying Person’s ability to defend against such Losses. In defending against Losses, an indemnifying Person shall not consent to entry of any judgment regarding, or otherwise settle, any claim involving Losses unless (i) the indemnified Person has approved in writing the judgment or other settlement or (ii) the judgment or other settlement includes the claimant’s unconditional release of the indemnified Person from all liability related to the subject matter of that claim.

(d)  Unavailability.    If a court of competent jurisdiction holds that the indemnification under this section 4.8 is unavailable to an indemnified Person with respect to any Losses, then the indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount the indemnified Person must pay in connection with such Losses the appropriate proportion to reflect the indemnifying Person’s relative fault in connection with such Losses. The indemnifying and indemnified Persons shall determine the indemnifying

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Person’s and indemnified Person’s relative fault based on, among other things, which Person supplied information relating to the untrue or alleged untrue statement of a material fact or the omission to state a material fact and the Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  Conflict With Underwriting Agreement.    Notwithstanding anything to the contrary in section 4.8, to the extent (but only to the extent) that the underwriting agreement’s provisions on indemnification and contribution conflict with the provisions of this section 4.8, the underwriting agreement’s provisions will control.

(f)  Survival.    The Company’s and the Stockholder’s obligations under this section 4.8 will survive (i) the completion of any offering of Registrable Securities in a registration statement under this Agreement and (ii) this Agreement’s termination.

4.9  Rule 144.    The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Stockholder, make publicly available other non-confidential information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such other action as the Stockholder may reasonably request, all to the extent required from time to time to enable the Stockholder to sell or hedge Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement as to whether it has complied with such requirements.

4.10  Assignment.    The Stockholder may assign its rights under this Agreement only in connection with a Permitted Transfer pursuant to which the assignee executes a written agreement reasonably satisfactory to the Company whereby the assignee agrees to assume all of the obligations of such Stockholder hereunder and to be bound by all of the terms, conditions and restrictions set forth in this Agreement other than the terms and conditions of section 2 and section 3, other than section 3.4 and clauses (a) through (c) of section 3.5. The Stockholder’s assignment of any rights under this section 4.10 will pertain only to the Registrable Securities that the Stockholder Transfers so that the Stockholder will retain any rights it held prior to such Transfer under this Agreement with respect to any Registrable Securities that the Stockholder continues to own.

4.11  Recapitalizations, Exchanges, etc.    The provisions of section 4 of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, stock splits, reverse stock splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

SECTION 5

MISCELLANEOUS

5.1  Successors and Assigns.    Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties hereto. Except as provided in section 4.10, no Party may otherwise assign or delegate any of its rights or obligations under this Agreement by operation of law or otherwise (other than as a result of any merger or consolidation) without the prior written consent of the other Parties, which consent shall be in the sole and absolute discretion of such other Parties. Any purported assignment or delegation without such consent shall be void and ineffective.

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5.2    Benefits of Agreement Restricted to Parties.    This Agreement is made solely for the benefit of the Parties, their successors and their permitted assigns and no other Person (including each Party’s employees, stockholders or beneficiaries) shall have any right, claim or cause of action under or by virtue of this Agreement.

5.3  Notices.    All notices, requests and other communications (collectively, the “Notices”) made pursuant to this Agreement shall be in writing and signed and correctly dated by the Party sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving Party at the applicable address or facsimile set forth below:

If to the Company:

Halliburton Company

1401 McKinney, Suite 2400

Houston, Texas 77010-4035

Attention: Margaret Carriere, Vice President and Secretary

Facsimile: 713.759.2619

with a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Darrell W. Taylor

Facsimile: 713.229.2813

and

Halliburton Company

1401 McKinney, Suite 2400

Houston, Texas 77010-4035

Attention: Albert O. Cornelison, Jr., Executive Vice President and General Counsel

Facsimile: 713.759.2622

If to the Stockholder:

Attention:

Facsimile:

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day it is received by the addressee (or, if such Notice is not received during regular business hours of a Business Day, at the beginning of the next such Business Day). The address and facsimiles set forth above may be changed by a Party by giving Notice of such change of address or facsimile in the manner set forth in this section 5.3.

5.4  Severability.    In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If the economic and legal substance of the rights and obligations

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of the Parties are affected in any materially adverse manner as to any of the Parties and the Parties cannot agree on a lawful substitute provision, the adversely affected Party shall have the right to terminate this Agreement immediately upon notice to the other Parties.

5.5  Construction.    In construing this Agreement, the following principles shall be followed: (a) no consideration shall be given to the captions of the sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (b) no consideration shall be given to the fact or presumption that any of the Parties had a greater or lesser hand in drafting this Agreement; (c) the word “includes” and its syntactic variants mean “includes, but is not limited to” and corresponding syntactic variant expressions; (d) the plural shall be deemed to include the singular, and vice versa; (e) references in this Agreement to sections, Appendices and Exhibits shall be deemed to be references to sections of, and Appendices and Exhibits to, this Agreement unless the context shall otherwise require; (f) all Exhibits and Appendices attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; (g) the words “hereof”, “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (h) references to a Person are also to its permitted successors and permitted assigns; and (i) unless otherwise expressly provided, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

5.6  Entire Agreement.    This Agreement sets forth the entire agreement and understanding among the Parties as to the subject matter hereof and merges with and supercedes all prior discussions, agreements and understandings of every kind and nature among them.

5.7  Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

5.8  Governing Law.    The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

5.9  Transaction Costs.    Except as specifically provided otherwise herein, the Company shall be solely responsible for and bear all costs, fees and expenses incurred by the Parties in connection with preparation, execution and delivery of this Agreement and any amendment, modification or supplement hereto.

5.10  Amendment.    All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the Parties. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

5.11  Specific Performance.    Each Party agrees that the other Parties would be irreparably damaged if for any reason such Party fails to perform any of such Party’s obligations under this Agreement, and that the other Parties would not have an adequate remedy at law for money damages in such event. Accordingly, the other Parties shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such Party. This provision is without prejudice to any other rights that the Parties may have against any other Party for any failure to perform its obligations under this Agreement.

5.12  Jurisdiction; Consent to Service of Process; Waiver.    ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY OR ANY DISPUTE UNDER, ARISING OUT OF OR IN CONNECTION WITH

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THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES SHALL APPOINT THE CORPORATION TRUST COMPANY, THE COMPANY SERVICE CORPORATION OR A SIMILAR ENTITY (THE “AGENT”) AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES. EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NONCONVENIENS.

5.13    Waiver of Jury Trial.    EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.14  Further Assurances.    From time to time, at the request of any other Party, each Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

5.15  Confidentiality.    The Stockholder agrees that any notice given by the Company pursuant to section 4.1(b)(i) or section 4.2(c)(i) or any other provision of this Agreement shall be confidential, and the Stockholder will not, and will direct and cause its Affiliates not to, disclose to any Person that such a notice has been received or the information contained in such notice, except that the Stockholder may disclose to its or its Affiliates’ directors, officers, employees, representatives, advisors or agents who need to know that such a notice has been received or the information contained in any such notice for the purpose of assisting or advising the Stockholder (the Persons to whom disclosure is permitted being hereafter collectively called the “Representatives”). The Stockholder will cause each such Representative to be informed of the confidential nature of the notice and the information contained in such notice and will direct each such Representative to treat such information confidentially in accordance with the terms of this section 5.15. The Stockholder agrees to be responsible for any noncompliance with the provisions of this section 5.15 by its Representatives.

PLAN EXHIBIT 18- 19

IN WITNESS WHEREOF, this Stockholder Agreement has been executed on behalf of each of the Parties by their respective officers thereunto duly authorized, effective as of the date first written above.

HALLIBURTON COMPANY, a Delaware corporation

By:

Name:

Title:

DII INDUSTRIES, LLC ASBESTOS PI TRUST

By:

Name:

Title:

PLAN EXHIBIT 18- 20

STOCKHOLDER

Shares Beneficially Owned at Time of Execution
Stockholder	Original Common Stock
DII Industries, LLC Asbestos PI Trust	59,500,000

PLAN EXHIBIT 18- 21

APPENDIX A  TO  STOCKHOLDER AGREEMENT

DEFINITIONS

“Affiliate” shall mean any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term “control” shall have the meaning set forth in 17 CFR 230.405 as in effect on the date hereof.

“Agent” shall have the meaning set forth in section 5.12.

“Agreed Volume Limitations” shall mean:

(i)  with respect to the first six months after the Funding Date, the Stockholder may Transfer five million Subject Shares in the first Three-Month Period and the Stockholder may Transfer 10 million Subject Shares in the second Three-Month Period;

(ii)  with respect to the third, fourth, fifth, sixth, seventh and eighth Three-Month Periods, the Stockholder may Transfer so many Subject Shares as would be permitted pursuant to Rule 144(e) under the Securities Act (as currently in effect) without regard to the Subject Shares Transferred in accordance with clause (i) above, whether or not Rule 144(e) is applicable, and whether or not the other conditions set forth in Rule 144 are satisfied; and

(iii)  with respect to any period after the second anniversary of the Funding Date, the Stockholder may Transfer an unlimited amount of Subject Shares; provided, however, that with respect to any Transfer pursuant to a Hedging Transaction, only the amount (the “Hedging Sale Amount”) of Subject Shares equal to the product of (x) the Initial Delta multiplied by (y) the amount of Subject Shares Transferred in connection with such Hedging Transaction shall be subject to the Agreed Volume Limitations set forth in clauses (i) and (ii) of this definition. In the event that the Company shall at any time or from time to time, after the date hereof (A) make a dividend or distribution on the outstanding shares of Common Stock payable in Securities, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue any Securities in a reclassification of the Common Stock, then, and in each such case, the Agreed Volume Limitation set forth in clause (i) of this definition shall be adjusted accordingly.

“Agreement” shall have the meaning set forth in the preamble.

“Beneficially Own”: A Person shall be deemed to “beneficially own,” or to have “beneficial ownership” of, any securities of the Company (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rule l3d-3 under the Exchange Act.

“Board of Directors” shall mean the Board of Directors of the Company and any duly authorized committee thereof.

“Business Day” shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

PLAN EXHIBIT 18, APPENDIX A - 1

“Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of the board of directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

“Common Stock” shall mean the common stock, par value, $2.50 per share, of the Company.

“Company” shall mean Halliburton Company, a Delaware corporation, or any Surviving Entity.

“Continuing Directors” shall mean, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, or was elected or appointed by the affirmative vote of a majority of such Continuing Directors.

“Demand Registration” shall have the meaning set forth in section 4.2(a).

“Demand Registration Rights Termination Date” shall mean the date upon which the Stockholder and its Affiliates hold of record less than 5 million Subject Shares.

“Demand Request” shall have the meaning set forth in section 4.2(a).

“Effectiveness Period” shall have the meaning set forth in section 4.1(a).

“Exchange Act” shall mean the Securities and Exchange Act of 1934 as amended, and the SEC’s rules and regulations promulgated thereunder.

“Funding Date” shall mean the date that the Stockholder first becomes holder of record of the Subject Shares.

“Hedging Sale Amount” shall have the meaning set forth in the definition of Agreed Volume Restrictions.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Registrable Security or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction.

“Initial Delta” means the quotient of (i) the difference between (x) the fair market value of a Hedging Transaction assuming a 0.5% increase in the price per share of the Subject Shares from the Initial Prevailing Price and (y) the fair market value of a Hedging Transaction assuming a 0.5% decrease in the price per share of the Subject Shares from the Initial Prevailing Price, divided by (ii) the product of (A) the amount of the Subject Shares Transferred in connection with such Hedging Transaction multiplied by (B) 1% of the Initial Prevailing Price. The quotient set forth in the preceding sentence shall be calculated and reported by the market maker who executes the Hedging Transaction on the date the Hedging Transaction is entered into.

“Initial Prevailing Price” means the price per share of the Subject Shares on the date and time the Hedging Transaction is entered into, as reported by the market maker who executes the Hedging Transaction.

“Inspectors” shall have the meaning set forth in section 4.5(1).

PLAN EXHIBIT 18, APPENDIX A - 2

“Loss” shall have the meaning set forth in section 4.8(a).

“Market Value” shall be computed by multiplying the number of shares of Common Stock proposed to be offered in any Demand Registration for the account of the Stockholder by the average Trading Price of the Common Stock for the ten trading days prior to the day of the related Demand Request.

“Notices” has the meaning set forth in section 5.3.

“Party” shall mean the Company and the Stockholder.

“Penalty Average Weekly Trading Volume” shall mean the highest average weekly trading volume of the Common Stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act for any four-week period in the applicable period set forth in section 4.1(c)(iii)(C)-(D).

“Penalty Interest” shall have the meaning set forth in section 4.1(c).

“Penalty Rate” shall have the meaning set forth in section 4.1(c)(ii).

“Permitted Transfer” shall mean any Transfer of at least five million Registrable Securities in accordance with section 3.1.

“Person” shall mean any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

“Piggyback Registration Rights Termination Date” shall mean the date upon which the Stockholder and its Affiliates hold of record less than 1 million Subject Shares.

“Preliminary Restriction Period” shall mean the first 365 calendar days following the Funding Date.

“Preliminary Termination Date” shall mean the date upon which the Stockholder and its Affiliates hold of record less than 10 million Subject Shares.

“Records” shall have the meaning set forth in section 4.5(l).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the SEC’s declaration or ordering of effectiveness of that registration statement or document.

“Registrable Securities” shall mean the Subject Shares; provided, however, that the Subject Shares shall be treated as Registrable Securities only if and only for so long as they are held by the Stockholder pursuant to the terms hereof or have been Transferred in a Permitted Transfer, but not otherwise, and (i) they have not been disposed of pursuant to a registration statement declared effective by the Commission, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) the registration rights as to the Stockholder of such Registrable Securities have not expired pursuant to section 4.

“Representatives” shall have the meaning set forth in section 5.15.

PLAN EXHIBIT 18, APPENDIX A - 3

“Restructuring Transaction” shall mean any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any Subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall mean all of the Company’s capital stock and other authorized or outstanding options, offers, warrants, calls, subscriptions, rights, convertible notes or other securities (whether debt, equity, or a combination of debt and equity), as defined in the Securities Act, issued by the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share Amount” shall have the meaning set forth in section 4.1(c)(iii).

“Shelf Registration” shall have the meaning set forth in section 4.1(a).

“Shelf Registration Statement” shall have the meaning set forth in section 4.1(a).

“Stockholder” shall mean the DII Industries, LLC Asbestos PI Trust.

“Subject Shares” shall mean any shares of Common Stock acquired by the Stockholder on or after the Funding Date, together with any Securities issued as a dividend or other distribution with respect to, in exchange for, upon the conversion of or in replacement of such Common Stock, each until sold in accordance with the terms of this Agreement.

“Subsidiary” shall mean, with respect to any Party, any Person of which such Party, either directly or indirectly, owns 50% or more of the equity or voting interests.

“Surviving Entity” shall mean an ultimate parent corporation or other entity with a class of equity securities registered under section 12 of the Exchange Act and resulting from any Restructuring Transaction of the Company where (x) the stockholders of the Company immediately prior to such Restructuring Transaction beneficially own, immediately after such Restructuring Transaction, directly or indirectly, shares or other ownership interests representing in the aggregate more than 50% of (a) the then outstanding common stock or other equity interests of the such Surviving Entity and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity or (y) the Continuing Directors at the time of the initial approval of such Restructuring Transaction by the board of directors would immediately after such Restructuring Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity.

“Termination Date” has the meaning set forth in section 1.1.

“Three-Month Period” means any three-month period successively following the Funding Date.

“Trading Price” for any date shall mean the closing price of the Common Stock, as published in The Wall Street Journal on such date.

“Transfer” and its syntactic variants shall mean, with respect to any Subject Share, to directly or indirectly (whether or not through an underwriter), offer, sell, convey, distribute, transfer (by merger or otherwise), assign,

PLAN EXHIBIT 18, APPENDIX A - 4

devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Subject Share, or enter into any agreement, arrangement or understanding with respect to the foregoing.

“Violation” shall mean (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement that includes Registrable Securities, including any preliminary prospectus or final prospectus contained in that registration statement or any amendments or supplements to that registration statement or prospectus or (ii) the omission or alleged omission to state in that registration statement a material fact (A) required to be stated in it or (B) necessary to make the statements in that registration statement in light of the circumstances in which they were made not misleading.

“Voting Securities” shall mean all securities of a corporation or other entity having the right to vote in an election of the board of directors, or similar managing group, of such corporation or other entity, whether at all times or only so long as no senior class of securities of such corporation or other entity has such voting power by reason of any contingency.

PLAN EXHIBIT 18, APPENDIX A - 5

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

TO:	Halliburton Company
1401 McKinney, Suite 2400
Houston, Texas 77010-4035
Attention: Vice President and Secretary
Facsimile: 713-759-2619

FROM:	The Trustees of the DII Industries, LLC Asbestos PI Trust (the “Stockholder”)

DATE:	, 20

RE:	Transfer of Subject Shares pursuant to the Stockholder Agreement dated as of , 2004 between Halliburton Company, a Delaware corporation (the “Company”), and the Stockholder as defined therein (the “Stockholder Agreement”).

This compliance certificate (this “Certificate”) is delivered to the Company pursuant to section 3.2 of the Stockholder Agreement. Capitalized terms used herein but not defined herein have the meanings set forth in the Stockholder Agreement.

The undersigned Stockholder hereby represents and warrants that its Transfers of Subject Shares during the Three-Month Period ended on             , 20     (the “Quarter”) were in compliance with section 3.1(b) of the Stockholder Agreement.

1.    Number of Subject Shares Transferred Pursuant to the Shelf Registration or in Privately Negotiated Transactions: (if applicable)

                         Subject Shares were Transferred pursuant to the Shelf Registration during the Quarter, of which                          Subject Shares were Transferred in non-Hedging Transactions and                          Subject Shares constituted the Hedging Sale Amount with respect to Hedging Transactions entered into during the Quarter.

                         Subject Shares were Transferred pursuant to privately negotiated transactions or series of related transactions that were exempt from the registration requirements of the Securities Act during the Quarter, of which                          Subject Shares were Transferred in non-Hedging Transactions and                                  Subject Shares constituted the Hedging Sale Amount with respect to Hedging Transactions entered into during the Quarter.

PLAN EXHIBIT 18, EXHIBIT A- 1

2. Transferees in Privately Negotiated Transactions: (if applicable)

The name, address, amount of Subject Shares transferred and date of transfer to each transferee pursuant to a privately negotiated transaction or series of related transactions that was exempt from the registration requirements of the Securities Act during the Quarter is set forth below; provided, however, that with respect to any transfer in connection with a Hedging Transaction, set forth below is (a) the name and address of the market maker of such Hedging Transaction and (b) the Hedging Sale Amount:

(name)

(address and contact information)

Subject Shares were Transferred to such transferee during the Quarter (to be filled in for each non-Hedging Transaction).

Subject Shares constituted the Hedging Sale Amount with respect to the Hedging Transaction entered into with such market maker during the Quarter (to be filled in for each Hedging Transaction).
The date of such Transfer was , 20 .

(name)

(address and contact information)

Subject Shares were Transferred to such transferee during the Quarter (to be filled in for each non-Hedging Transaction).

Subject Shares constituted the Hedging Sale Amount with respect to the Hedging Transactions entered into with such market maker during the Quarter (to be filled in for each Hedging Transaction).
The date of such Transfer was , 20 .

Trustee on behalf of the DII Industries, LLC Asbestos PI Trust

PLAN EXHIBIT 18, EXHIBIT A- 2

EXHIBIT B

FORM OF “PLAN OF DISTRIBUTION”

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a)  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the common stock under this prospectus, in which case the other party may use shares of common stock received from the selling stockholder to close out any short positions;

(b)  itself sell short common stock under this prospectus and use shares of common stock held by it to close out any short positions;

(c)  enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that common stock under this prospectus; or

(d)  loan or pledge common stock to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.

PLAN EXHIBIT 18, EXHIBIT B- 1

DISCLOSURE STATEMENT EXHIBIT C

Debtors’ Projected Pro Forma Financial Information

DISCLOSURE STATEMENT EXHIBIT C

DII Industries, LLC

Projected Pro Forma Financial Information

Introduction

The projected pro forma financial information (the “Projections”) set forth below should be read in conjunction with the assumptions, qualifications, and footnotes set forth herein, the Disclosure Statement1, the Plan, and the historical financial information (including the notes and schedules thereto). The Projections were prepared using those accounting policies generally employed in the preparation of historical financial statements.

These Projections include the Debtor and nondebtor subsidiaries of the Debtors, and include the estimated balance sheets, statements of income, and statements of cash flows for the years ending December 31, 2003 through December 31, 2006, including the estimated effects of the prefiling corporate restructuring of DII Industries on the operations and capitalization of DII Industries as described in the Plan.

The Projections were not prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants (“AICPA”), the Financial Accounting Standards Board (“FASB”), or the rules and regulations of the SEC. Furthermore, the Projections have not been audited by the Debtors’ independent accountants. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions, which, although developed and considered reasonable by management, may not be realized and are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors’ management. Consequently, the Projections should not be regarded as a representation or warranty by the Debtors, or any other person, as to their accuracy or that the Projections will be realized. Actual results may vary materially from those represented in these Projections.

DII Industries currently has outstanding one issue of publicly held debt: $300 million of 7.6% debentures due 2096—the DII Industries Debentures. HESI agreed in 1999 to be responsible, as between it and DII Industries, for the payment of these securities. Before the Reorganization Cases are filed, Halliburton intends to commence an exchange offer and consent solicitation, pursuant to which Halliburton will offer to issue Halliburton debentures in exchange for the DII Industries Debentures. Any consents solicited from the holders of DII Industries Debentures would relate to the amendments of the related indenture that would effect, among other changes, changes in the default provisions of the indenture so that the filing of the Reorganization Cases would not constitute an event of default under the indenture. The accompanying Projections assume that the DII Industries Debentures have been exchanged pursuant to the contemplated Halliburton offer and therefore the DII Industries Debentures have not been included in the Projections.

The FASB issued FASB Interpretation 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”), in January 2003. FIN 46, which was adopted by Halliburton effective July 1, 2003, requires the consolidation of entities in which a company absorbs a majority of another entity’s expected losses, receives a majority of the other entity’s expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the other entity. Currently, entities are generally consolidated based upon a controlling financial interest through ownership of a majority voting interest in the entity. During 2001, a non

1	All capitalized terms not defined herein are defined in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code.

DISCLOSURE STATEMENT EXHIBIT C- 1

debtor subsidiary of DII Industries formed a joint venture under which it owns a 50% equity interest, with two other unrelated partners each owning a 25% equity interest. It has been determined that the joint venture is a variable interest entity, and that DII Industries, through its subsidiary, is the primary beneficiary. The joint venture entity has been treated as a consolidated entity in the enclosed Projections. As a result, total assets at December 31, 2003 increased by approximately $139 million, and long-term debt increased by approximately $143 million with decreases in equity of $2 million and minority interest payable of $2 million. Amounts included in the Projections were based on balances as of June 30, 2003. The joint venture was formed to construct, operate, and service certain assets for a third party and was initially funded with third-party debt. The construction of the assets is expected to be completed in 2004 and the operating and service contract related to the assets will extend for twenty years beginning in 2003. The proceeds from the initial debt financing are being used to construct the assets and will be paid down with cash flows generated during the operation and service phase of the contract with the third party. DII Industries’ aggregate exposure to loss is immaterial. As this joint venture was accounted for on the equity method of accounting prior to the application of FIN 46, there was no impact on net income as a result of its consolidation, and these amounts are included in the accompanying Projections.

The same nondebtor subsidiary of DII Industries also is involved in three joint ventures formed to design, build, operate, and maintain roadways for certain government agencies. DII Industries, through this nondebtor subsidiary, has a 25% ownership interest in these joint ventures and accounts for them under the equity method. These joint ventures are considered variable interest entities as they were initially formed with little equity contributed by the partners. The joint ventures have obtained financing through third parties which is not guaranteed by DII Industries or its subsidiaries. DII Industries and its subsidiary are not the primary beneficiary of these joint ventures because involvement is limited to the design work on these lump-sum contracts. These joint ventures had total assets of approximately $825 million and total liabilities of $921 million at June 30, 2003. DII Industries’ pro forma exposure to loss is limited to its equity investments in and loans to the joint ventures (totaling approximately $59 million at June 30, 2003) and its share of any future losses related to the construction, operation, and maintenance of these roadways. Because DII Industries and this subsidiary are not the primary beneficiaries of these joint ventures, the amounts have not been included in the accompanying Projections.

The Projections herein include:

•	Projected Pro Forma Balance Sheets of DII Industries at December 31, 2003 through December 31, 2006.

•	Projected Pro Forma Statements of Income of DII Industries for the years December 31, 2003 through December 31, 2006.

•	Projected Pro Forma Statements of Cash Flows of DII Industries for the years December 31, 2003 through December 31, 2006.

The Projections present management’s estimate of the expected balance sheets, statements of income, and statements of cash flows. Accordingly, the Projections reflect management’s judgment of expected future operating and business conditions, which are subject to change. The assumptions disclosed herein are those that management believes are significant to the Projections. There will be differences between projected and actual results because events and circumstances frequently do not occur as expected. Accordingly, there can be no assurance the projected results will be realized. Actual results may vary materially from those projected. If actual results are lower than those shown or if the assumptions used in formulating the Projections are not realized, DII Industries’ operating results and cash flows, and hence its ability to perform under a proposed Plan, may be materially and adversely affected.

Significant Assumptions

Business Activities

DII Industries will provide a wide range of specific products and services as well as integrated services and solutions relating to certain phases of design, procurement, construction, project management, and maintenance

DISCLOSURE STATEMENT EXHIBIT C- 2

of facilities primarily for energy and government customers worldwide. DII Industries’ business includes the following product lines:

•	Onshore engineering and construction activities, including engineering and construction of liquefied-natural-gas, ammonia, crude-oil refineries, and natural-gas plants, ;

•	Offshore deepwater engineering and marine technology and worldwide fabrication capabilities;

•	Government operations, construction, maintenance and logistics activities for government facilities and installations;

•	Plant operations, construction, maintenance and start-up services for both upstream and downstream oil, gas, and petrochemical facilities as well as operations, maintenance and logistics for the power, commercial, and industrial markets; and

•	Civil engineering, consulting, and project-management services.

Market Drivers

The nongovernment markets are driven by global and regional economic growth.

Population growth in developing countries may increase opportunities for new fertilizer, power, and chemical projects. However, investment capital remains scarce for developing countries.

Renewed emphasis on U.S. energy security may accelerate development of Arctic gas, deepwater Gulf of Mexico oil & gas, and Canadian heavy oil.

Aging infrastructure of the process and energy industries may require more maintenance of the existing facilities.

Continued political and social turmoil in many areas of the world and continued terrorist threats may drive the need for better security systems, including defense, logistics, peace-keeping, embassy, and industrial facilities protection.

Market Assumptions

During 2003, revenue recorded by DII Industries will be significantly influenced by increased work for the United States Army and the United Kingdom Ministry of Defense related to activities in Iraq. The level of such activities is anticipated to diminish substantially in 2004. The market for the remaining DII Industries products and services is expected to grow at a rate of approximately 3% to 9% during the forecast period versus 2002 levels. Except for the government and offshore operations product lines, DII Industries anticipates maintaining substantially similar market shares as it has historically maintained. The expected reduction in the offshore operations market share is due to the decision to exit the undifferentiated turnkey, fixed price engineering, procurement, installation, and construction (EPIC) market due to unacceptable risk-versus-reward economics on these projects. DII Industries may re-enter this market when these risk-versus-reward conditions change.

Margin Assumptions

Operating margins are expected to average approximately 3% during the periods 2004 through 2006. The expected improvement in offshore operations margins is due to the decision to exit the turnkey, fixed-price engineering, procurement, installation, and construction (EPIC) market due to unacceptable risk-versus-reward economics resulting in losses in 2002. DII Industries may re-enter this market when these conditions change in our favor; however, this change is not anticipated to occur during the forecast period.

DISCLOSURE STATEMENT EXHIBIT C- 3

Other Income Statement Assumptions

Interest income arises from cash and cash equivalents and from the HESI Notes. Interest is expected to accrue on cash and equivalents at a rate of 2%.

Interest expense arises from the Harbison-Walker asbestos claims, the Asbestos PI Trust Note, the Silica PI Trust Note, the intercompany note payable from DII Industries to HESI, and certain other obligations.

Tax provision is expected to accrue at an effective rate of approximately 39%.

Minority interest represents the minority shareholders’ ownership percentage of the net income or loss of subsidiaries which are consolidated.

EBITDA is defined as net income, plus minority interest, net interest expense, foreign currency gains (losses), provision for income taxes, and depreciation and amortization.

Cash Flow Assumptions

Working capital requirements are expected to be reduced in 2004 as anticipated levels of activity decrease for governmental customers. Requirements for the years 2005 and 2006 are expected to escalate slightly consistent with revenue trends during those periods. Certain offshore engineering, procurement, installation, and construction (EPIC) contracts, which have incurred losses, are expected to continue to generate negative cash flows in 2003 and 2004.

Capital expenditures are based on budgets and represent refurbishment of existing equipment and facilities.

The initial Asbestos PI Trust Cash Contribution and the Silica PI Trust Cash Contribution for the trusts is expected to be funded by prepayment of the HESI Notes and a loan from HESI to DII Industries. In addition, HESI will issue an option to DII Industries to acquire from HESI, at no additional cost to DII Industries, up to 59.5 million shares of Halliburton common stock. These shares were valued at $20 a share in the Projections. DII Industries will pay $2,775 million in cash, issue notes payable to the Asbestos PI Trust and the Silica PI Trust, as further discussed in the Disclosure Statement and the Plan, and contribute 59.5 million shares to the Asbestos PI Trust upon the Effective Date of the Plan. An additional payment of $15 million also will be made to the Silica PI Trust on the Effective Date.

The amount of insurance proceeds for asbestos-related and silica-related personal-injury litigation claims is assumed to be collected in the amount of $400 million annually in 2004, 2005, and 2006. Such proceeds are assumed to be used to pay interest and repay principal on the trusts notes and the intercompany loan.

Letters of credit and surety bond requirements to support the projected revenue levels are not expected to exceed $2.0 billion during the forecast period, inclusive of $700 million for completion of the offshore EPIC contracts.

Impact of Filing Assumptions

The projected financial information contemplates a prepackaged chapter 11 bankruptcy filing. However, certain risks, including, without limitation, the following, may exist:

•	loss of customer business;

•	failure to retain key employees;

•	loss of suppliers or C.O.D. terms;

•	customer draws on existing letters of credit;

•	bank requirements for collateral on existing letters of credit; and

•	loss of surety bonds and letters of credit capacity.

Restructuring costs, including professional fees and other expenses will be incurred as a result of the filing of the Reorganization Cases; however, their financial impact has not been included in the projected amounts. The costs are expected to be approximately $13.5 million.

DISCLOSURE STATEMENT EXHIBIT C- 4

DII Industries, LLC

Projected Pro Forma Balance Sheets

(In $ Millions)

	Post Confirmation December 31, 2003				As Reorganized— December 31,
	Pre-Reorganization Basis	Reorganization Adjustments		Reorganized Basis	2004	2005	2006
Assets
Current assets:
Cash and equivalents	$250	$—		$250	$250	$250	$250
Notes and accounts receivable, unbilled work on uncompleted contracts, net	1,832	—		1,832	1,369	1,431	1,548
Inventories	33	—		33	31	32	34
Other current assets	54	—		54	60	63	69

Total current assets	2,169	—		2,169	1,710	1,776	1,901
Net property, plant, and equipment	551	—		551	547	543	539
Equity in and advances to related companies	152	—		152	155	160	174
Intercompany with Parent	785	(2,775	) (a)	(1,990)	(1,647)	(1,102)	(651)
Goodwill, net	321	—		321	321	321	321
Noncurrent deferred income taxes	459	—		459	397	313	311
Insurance for asbestos-related and silica-related personal-injury claims	2,302	—		2,302	1,902	1,502	1,102
Rights to Halliburton shares	1,190	(1,190	) (b)	—	—	—	—
Other assets	390	—		390	371	311	312

Total assets	$8,319	$(3,965)		$4,354	$3,756	$3,824	$4,009

Liabilities and Shareholder’s equity
Current liabilities:
Short-term notes payable	$6	$—		$6	$—	$—	$—
Current maturities of long-term debt	15	100	(c)	115	71	57	43
Accounts payable	534	—		534	378	393	438
Accrued employee compensation and benefits	122	—		122	112	115	126
Accrued interest payable	6	—		6	—	—	—
Advanced billings on uncompleted contracts	568	—		568	271	285	330
Income taxes payable	5	—		5	5	5	5
Other current liabilities	249	—		249	175	182	203

Total current liabilities	1,505	100		1,605	1,012	1,037	1,145
Long-term debt	202	—		202	184	167	149
Employee compensation and benefits	230	—		230	210	216	236
Asbestos-related and silica-related personal-injury claims	4,065	(4,065	) (d)	—	—	—	—
Minority interest in consolidated subsidiaries	83			83	83	83	83
Other liabilities	102			102	102	102	103

Total liabilities	6,187	(3,965)		2,222	1,591	1,605	1,716

Total shareholder’s equity	2,132	—		2,132	2,165	2,219	2,293

Total liabilities and shareholder’s equity	$8,319	$(3,965)		$4,354	$3,756	$3,824	$4,009

The accompanying notes are an integral part of this projected pro forma financial statement.

THE PRO FORMA FINANCIAL PROJECTIONS ALSO REFLECT NUMEROUS ASSUMPTIONS MADE BY THE DEBTORS’ MANAGEMENT, INCLUDING ASSUMPTIONS WITH RESPECT TO THE MARKET FOR THEIR SERVICES AND PRODUCTS, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PRO FORMA FINANCIAL PROJECTIONS WILL PROVE ACCURATE. THE DEBTORS EXPECT THAT THERE WILL BE DIFFERENCES BETWEEN ACTUAL AND PROJECTED RESULTS, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PRO FORMA FINANCIAL PROJECTIONS. THE INCLUSION OF THE PRO FORMA FINANCIAL PROJECTIONS IN THIS DISCLOSURE STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT THE DEBTORS CONSIDER THE PRO FORMA FINANCIAL PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS.

DISCLOSURE STATEMENT EXHIBIT C- 5

DII Industries, LLC

Projected Pro Forma Statements of Income

(In $ Millions)

	As Reorganized—Projected for Year Ending December 31,
	2003	2004	2005	2006
Revenues	$7,282	$5,570	$5,739	$6,265
Operating costs and expenses	7,345	5,400	5,560	6,066

Operating income	(63)	170	179	199
Interest expense	(28)	(77)	(60)	(42)
Interest income	24	5	5	5
Foreign currency gains (losses)	35	—	—	—

Income before taxes and minority interest	(32)	98	124	162
Provision for income tax	(12)	(38)	(49)	(63)
Minority interest	(21)	(21)	(21)	(24)

Net income	$(65)	$39	$54	$75

EBITDA	$(21)	$214	$223	$243
Operating income margin	-0.87%	3.05%	3.12%	3.18%
EBITDA margin	-0.27%	3.84%	3.89%	3.88%

The accompanying notes are an integral part of this projected pro forma financial statement.

THE PRO FORMA FINANCIAL PROJECTIONS ALSO REFLECT NUMEROUS ASSUMPTIONS MADE BY THE DEBTORS’ MANAGEMENT, INCLUDING ASSUMPTIONS WITH RESPECT TO THE MARKET FOR THEIR SERVICES AND PRODUCTS, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PRO FORMA FINANCIAL PROJECTIONS WILL PROVE ACCURATE. THE DEBTORS EXPECT THAT THERE WILL BE DIFFERENCES BETWEEN ACTUAL AND PROJECTED RESULTS, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PRO FORMA FINANCIAL PROJECTIONS. THE INCLUSION OF THE PRO FORMA FINANCIAL PROJECTIONS IN THIS DISCLOSURE STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT THE DEBTORS CONSIDER THE PRO FORMA FINANCIAL PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS.

DISCLOSURE STATEMENT EXHIBIT C- 6

DII Industries, LLC

Projected Pro Forma Statements of Cash Flows

(In $ Millions)

	As Reorganized—Projected for Year Ending December 31,
	2003	2004	2005	2006
Cash flows from operating activities:
Net income	$(65)	$39	$54	$75
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	43	44	44	44
(Benefit) provision for deferred taxes	(181)	62	84	2
Advances to related companies, net of equity in (earnings) losses	35	(3)	(5)	(14)
Change in asbestos-related and silica-related personal-injury claims, net of insurance	(2,894)	400	400	400
Other non-cash items	9	—	—	—
Other changes, net of non-cash items:
Receivables and unbilled work on uncompleted contracts	(173)	463	(62)	(117)
Inventory	(2)	2	(1)	(2)
Accounts payable	(154)	(156)	15	45
Advance billings on uncompleted contracts	(72)	(297)	14	45
Other working capital, net	24	(91)	73	45
Other operating activities	(2)	(6)	—	—

Total cash flows provided (used by) operating activities	(3,432)	457	616	523

Cash flows from investing activities:
Capital expenditures	(120)	(40)	(40)	(40)
Sales of property, plant and equipment	7	—	—	—
Disposition of business	(10)	—	—	—
Other investing activity	(31)	—	—	—

Total cash flows used by investing activities	(154)	(40)	(40)	(40)

Cash flows from financing activities:
Proceeds (payments) on current maturities of long-term debt	101	(56)	(14)	(14)
Proceeds (payments) on long-term debt	1	(18)	(17)	(18)
Other financing activity	(26)	—	—	—

Total cash flows provided (used by) financing activities	76	(74)	(31)	(32)

Effect of exchange rates changes on cash	49	—	—	—
Other non-cash items	1,436	—	—	—
Intercompany financing activities	2,047	(343)	(545)	(451)

Increase in cash and equivalents	22	—	—	—
Cash and equivalents at beginning of year	228	250	250	250

Cash and equivalents at end of year	$250	$250	$250	$250

The accompanying notes are an integral part of this projected pro forma financial statement.

THE PRO FORMA FINANCIAL PROJECTIONS ALSO REFLECT NUMEROUS ASSUMPTIONS MADE BY THE DEBTORS’ MANAGEMENT, INCLUDING ASSUMPTIONS WITH RESPECT TO THE MARKET FOR THEIR SERVICES AND PRODUCTS, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PRO FORMA FINANCIAL PROJECTIONS WILL PROVE ACCURATE. THE DEBTORS EXPECT THAT THERE WILL BE DIFFERENCES BETWEEN ACTUAL AND PROJECTED RESULTS, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PRO FORMA FINANCIAL PROJECTIONS. THE INCLUSION OF THE PRO FORMA FINANCIAL PROJECTIONS IN THIS DISCLOSURE STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT THE DEBTORS CONSIDER THE PRO FORMA FINANCIAL PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS.

DISCLOSURE STATEMENT EXHIBIT C- 7

Notes to Projected Pro Forma Balance Sheets

(a)	Cash contribution by HESI to DII Industries to fund the Asbestos PI Trust in the amount of $2,625 million and the Silica PI Trust in the amount of $150 million.

(b)	An option to acquire from HESI, at no additional cost to DII Industries, 59.5 million shares of Halliburton common stock with an estimated value of $20 per share, which shares will be assigned by DII Industries to the Asbestos PI Trust.

(c)	The current estimate of reorganized DII Industries’ obligations to the Asbestos PI Trust and to the Silica PI Trust, as further discussed in the Disclosure Statement and the Plan.

(d)	Assumption by the Asbestos PI Trust and the Silica PI Trust of all liabilities arising from, or relating to, all Asbestos Unsecured PI Trust Claims and all Silica Unsecured PI Trust Claims, respectively.

DISCLOSURE STATEMENT EXHIBIT C- 8

DISCLOSURE STATEMENT EXHIBIT D

Debtors’ Projected Pro Forma Balance Sheets

DISCLOSURE STATEMENT EXHIBIT D

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying projected pro forma balance sheets (the “Balance Sheets”) are the estimated balance sheets of DII Industries and those subsidiaries of DII Industries intending to file for protection under chapter 11 of the Bankruptcy Code. The Balance Sheets have incorporated the prefiling transactions as contemplated in the Plan and Disclosure Statement1. The Balance Sheets have been prepared using those accounting policies generally employed in the preparation of the historical financial statements.

No provision for the effects of the confirmation of the Plan has been made in the accompanying Balance Sheets.

The Balance Sheets were not prepared with a view toward compliance with the guidelines established by the AICPA, the FASB, or the rules and regulations of the SEC. Furthermore, the Balance Sheets have not been audited by the Debtors’ independent accountants. While presented with numerical specificity, the Balance Sheets are based upon a variety of estimates and assumptions, which, although developed and considered reasonable by management, may not be realized and are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors’ management. Consequently, the Balance Sheets should not be regarded as a representation or warranty by the Debtors, or any other person, as to their accuracy or that the Balance Sheets will be realized. Actual results may vary materially from those represented in these Balance Sheets.

DII Industries currently has outstanding one issue of publicly held debt: $300 million of 7.6% debentures due 2096—DII Industries Debentures. HESI agreed in 1999 to be responsible, as between it and DII Industries, for the payment of these securities. Before the Reorganization Cases are filed, Halliburton intends to commence an exchange offer and consent solicitation, pursuant to which Halliburton will offer to issue Halliburton debentures in exchange for the DII Industries Debentures. Any consents solicited from the holders of DII Industries Debentures would relate to the amendments of the related indenture that would effect, among other changes, changes in the default provisions of the indenture so that the filing of the Reorganization Cases would not constitute an event of default under the indenture. The accompanying Balance Sheets assume that the DII Industries Debentures have been exchanged pursuant to the contemplated Halliburton offer and therefore the DII Industries Debentures have not been included in the Balance Sheets.

The FASB issued FASB Interpretation 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”), in January 2003. FIN 46, which was adopted by Halliburton effective July 1, 2003, requires the consolidation of entities in which a company absorbs a majority of another entity’s expected losses, receives a majority of the other entity’s expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the other entity. Currently, entities are generally consolidated based upon a controlling financial interest through ownership of a majority voting interest in the entity. During 2001, a nondebtor subsidiary of DII Industries formed a joint venture under which it owns a 50% equity interest, with two other unrelated partners each owning a 25% equity interest. It has been determined that the joint venture is a variable interest entity, and that DII Industries, through its subsidiary, is the primary beneficiary. The joint venture entity has been treated as a consolidated entity in the Balance Sheets. As a result, total assets at

[1]	All capitalized terms not defined herein are defined in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., Kellogg Brown & Root, Inc., DII Industries, LLC, KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code.

DISCLOSURE STATEMENT EXHIBIT D- 1

December 31, 2003 increased by approximately $139 million, and long-term debt increased by approximately $143 million with decreases in equity of $2 million and minority interest payable of $2 million. Amounts included in the Balance Sheets were based on balances as of June 30, 2003. The joint venture was formed to construct, operate, and service certain assets for a third party and was initially funded with third-party debt. The construction of the assets is expected to be completed in 2004, and the operating and service contract related to the assets will extend for 20 years beginning in 2003. The proceeds from the initial debt financing are being used to construct the assets and will be paid down with cash flows generated during the operation and service phase of the contract with the third party. DII Industries’ aggregate exposure to loss is immaterial.

The same nondebtor subsidiary of DII Industries is also involved in three joint ventures formed to design, build, operate and maintain roadways for certain government agencies. DII Industries, through this nondebtor subsidiary, has a 25% ownership interest in these joint ventures and accounts for them under the equity method. These joint ventures are considered variable interest entities as they were initially formed with little equity contributed by the partners. The joint ventures have obtained third-party financing, which is not guaranteed by DII Industries or its subsidiaries. DII Industries and its subsidiary are not the primary beneficiaries of these joint ventures because their involvement is limited to the design work on these lump-sum contracts. These joint ventures had total assets of approximately $825 million and total liabilities of $921 million at June 30, 2003. DII Industries’ exposure to loss is limited to its equity investments in and loans to the joint ventures (totaling approximately $59 million at June 30, 2003) and its share of any future losses related to the construction, operation, and maintenance of these roadways. Because DII Industries and this subsidiary are not the primary beneficiaries of these joint ventures, the amounts have not been included in the accompanying Balance Sheets.

The accompanying Balance Sheets are representative of the estimated balances as of the chapter 11 Bankruptcy Petition Date.

Principles of Consolidation

The accompanying Balance Sheets include:

•	the accounts of DII Industries and those subsidiaries of DII Industries intending to file for protection under chapter 11 of the Bankruptcy Code. These subsidiaries present, on the equity method of accounting, the investment in nondebtor subsidiaries; and

•	the accounts of DII Industries including its subsidiaries.

DISCLOSURE STATEMENT EXHIBIT D- 2

DII Industries, LLC

Projected Pro Forma Balance Sheets

September 30, 2003

(In $ Millions)

	Debtor Entities	DII Industries, LLC
Assets
Current assets:
Cash and equivalents	$144	$250
Notes and accounts receivable, unbilled work on uncompleted contracts, net	290	2,063
Inventories	22	33
Other current assets	46	84

Total current assets	502	2,430
Net property, plant and equipment	97	524
Equity in and advances to related companies	868	138
Intercompany with Parent	1,402	902
Goodwill, net	171	321
Noncurrent deferred income taxes	466	466
Insurance for asbestos-related and silica-related personal-injury claims	2,259	2,259
Right to Halliburton Shares	1,190	1,190
Other assets	170	369

Total assets	$7,125	$8,599

Liabilities and Shareholder’s Equity
Current liabilities:
Short-term notes payable	$1	$6
Current maturities of long-term debt	—	15
Accounts payable	170	635
Accrued employee compensation and benefits	21	123
Accrued interest payable	—	6
Advanced billings on uncompleted contracts	515	756
Other current liabilities	181	273

Total current liabilities	888	1,814
Long-term debt	—	206
Employee compensation and benefits	52	229
Asbestos-related and silica-related personal-injury claims	4,065	4,065
Minority interest in consolidated subsidiaries	—	81
Other liabilities	17	101

Total liabilities	5,022	6,496

Total shareholder’s equity	2,103	2,103

Total liabilities and shareholder’s equity	$7,125	$8,599

The accompanying summary of significant accounting policies is an integral part of these Balance Sheets.

WHILE THE DEBTORS BELIEVE THAT THE BALANCE SHEETS ARE REASONABLE IN LIGHT OF CURRENT FACTS AND CIRCUMSTANCES KNOWN TO THE DEBTORS' MANAGEMENT, THE BALANCE SHEETS ARE BASED ON ASSUMPTIONS AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES WHICH ARE BEYOND THE CONTROL OF THE REORGANIZED DEBTORS. THEREFORE, THERE CAN BE NO ASSURANCE THAT THESE PROJECTIONS WILL BE REALIZED AND ACTUAL OPERATING RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THE PROJECTIONS.

DISCLOSURE STATEMENT EXHIBIT D- 3

DISCLOSURE STATEMENT EXHIBIT E

Debtors’ Liquidation Analysis

Based On a Hypothetical December 31, 2003 Liquidation

DISCLOSURE STATEMENT EXHIBIT E

Liquidation Analysis

Overview

The accompanying projected pro forma liquidation analysis assumes a hypothetical chapter 7 bankruptcy case is initiated on December 31, 2003 and assumes that the prefiling transactions as contemplated under the Plan and Disclosure Statement1 are completed as of the date of the filing. The Debtors have presented the estimated recovery ranges of assets and liabilities.

The Bankruptcy Code requires that each holder of an impaired claim or equity interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

The first step in determining whether this test has been satisfied is to determine the dollar amount that would be generated from the hypothetical liquidation of the Debtors’ assets in the context of a chapter 7 liquidation case. The gross amount of cash that would be available for satisfaction of claims and equity interests would be the sum consisting of the proceeds resulting from the disposition of the assets of the Debtors and their available cash.

The next step is to reduce that gross amount by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and liquidation under chapter 7. Any remaining net cash would be allocated to creditors in strict accordance with sections 507 and 726 of the Bankruptcy Code. After distribution to creditors, any remaining proceeds would be available for distribution to the shareholders.

The Debtors’ costs of liquidation under chapter 7 would include the costs of winding down the Debtors’ businesses, as well as the revenues generated and costs of operation incurred during the winding-down period. Other expenses would include (i) the fees payable to a chapter 7 trustee in bankruptcy, (ii) the fees payable to attorneys, auctioneers, accountants, and other professionals that a trustee might engage, and (iii) the expenses incurred during the Reorganization Cases allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals for the Debtors and statutory committees of asbestos and/or unsecured creditors appointed in such Reorganization Cases, and costs and expenses of members of these committees of unsecured creditors, as well as other compensation and postpetition claims.

The foregoing types of claims, costs, expenses, fees, and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition priority and unsecured claims.

After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Reorganization Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an allowed claim with a liquidated amount that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7.

The Debtors also believe that the value of any distributions to claimants in a chapter 7 case would be less than the value of distributions under the Plan. The liquidation amounts on this Exhibit E and discussed in the

[1]	All capitalized terms not defined herein are defined in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for Mid-Valley, Inc., DII Industries, LLC, Kellogg Brown & Root, Inc., KBR Technical Services, Inc., Kellogg Brown & Root Engineering Corporation, Kellogg Brown & Root International, Inc. (a Delaware corporation), Kellogg Brown & Root International, Inc. (a Panamanian corporation), and BPM Minerals, LLC Under Chapter 11 of the United States Bankruptcy Code.

DISCLOSURE STATEMENT EXHIBIT E-1

accompanying pages are based upon a chapter 7 liquidation valuation standard, i.e., “forced” or “distressed” sale valuation, and are not based upon the higher standard of “fair value.” The asset disposition process would be conducted by a chapter 7 trustee and would take place on an accelerated basis. As such, the sale of the assets, including the sale of the nondebtor subsidiaries of the Debtors under the time pressure and adverse publicity attendant to a chapter 7 liquidation would create a difficult selling environment, and would be sold “as is” without any representations and warranties, resulting in substantial discounts to any going concern valuation. In this regard, there is a risk that distribution of the proceeds of the liquidation could be delayed for three or more years after the completion of such liquidation in order to resolve claims and prepare for distributions. Considering that the Plan represents a settlement of many complex issues regarding asbestos-related and silica-related personal-injury claims, the Debtors would expect significant litigation of such issues in the event of a liquidation leading to lengthy delays in distributions, and, accordingly, loss of value due to delays in distribution in the chapter 7 process.

Moreover, a liquidation of the Debtors would be unprecedented in scale and scope. The principal assets of the Debtors include those related to the execution of several hundred engineering and construction projects at various stages of completion. The Debtors employ hundreds of millions of dollars worth of equipment in the execution of these contracts ranging from massive items of construction equipment to the latest in computerized engineering support tools. The assets are located throughout the world and would be subject to the laws of the United States and multiple foreign jurisdictions. Given the complexity of such an undertaking, the Debtors believe significant execution risk exists if a liquidation were actually pursued. The Debtors are not aware of any successful liquidation of a company of a similar magnitude or complexity.

The liquidation analysis is based on a number of estimates and assumptions described below. Although developed and considered reasonable by the management of the Debtors, the estimates and assumptions are subject to significant economic, business, regulatory, and competitive uncertainties and contingencies beyond the control of the Debtors or their management. There can be no assurance that the values reflected in this liquidation analysis would be realized if the Debtors were, in fact, to undergo such a liquidation and the actual results could vary materially and adversely from those contained herein. Accordingly, while the analysis is necessarily presented with numerical specificity, the actual liquidation value of the Debtors and net proceeds available to creditors may vary from that considered herein and such variations may be material.

DISCLOSURE STATEMENT EXHIBIT E- 2

Debtor Entities

Liquidation Analysis

December 31, 2003

(In $ Millions)

	Note Reference	Projected Pro Forma Balance Sheet	Range of Value
			Liquidation % Recovery High	Liquidation $ High	Liquidation % Recovery Low	Liquidation $ Low
Current assets:
Cash and equivalents	1	$144	100%	$144	100%	$144
Notes and accounts receivable, unbilled work on uncompleted contracts, net	2	290	82%	238	63%	183
Inventories	3	22	36%	8	22%	5
Other current assets	4	46	13%	6	3%	1

Total current assets		502		396		333
Net property, plant, and equipment	5	97	100%	97	80%	78
Equity in and advances to related companies	6	855	92%	787	82%	701
Intercompany	7	1,402	100%	1,402	0%	—
Goodwill, net	8	171	0%	—	0%	—
Noncurrent deferred income taxes	9	466	0%	—	0%	—
Insurance for asbestos-related and silica-related personal-injury claims	10	2,302	100%	2,300	78%	1,800
Right to Halliburton shares	11	1,190	100%	1,190	75%	893
Other assets	12	170	81%	137	56%	95

Estimated liquidation value		$7,155		$6,309		$3,900

Less:
Chapter 7 administration expenses:	13
Trustee fees and expenses				$(189)		$(117)
Postpetition professional fees				(125)		(150)
Other postpetition administrative expenses, net	14			(26)		(77)

Subtotal				(340)		(344)
Estimated amount available for unsecured claims				5,969		3,556
Estimated unsecured claims:	15
Asbestos-related and silica-related personal-injury claims				(4,065)		(4,065)
Other unsecured claims				(884)		(884)
Contingent claims				(1,020)		(1,191)

				(5,969)		(6,140)

Estimated excess (shortfall)				$—		$(2,584)

Recovery to unsecured creditors				100.0%		57.9%

THE DOLLAR AMOUNTS SET FORTH ON THIS LIQUIDATION ANALYSIS AND DISCUSSED IN THE ACCOMPANYING PAGES ARE BASED UPON A LIQUIDATION VALUATION STANDARD, AND ARE NOT BASED UPON A FAIR VALUE STANDARD. THAT IS, THE ASSET DISPOSITION PROCESS WOULD BE CONDUCTED BY A CHAPTER 7 TRUSTEE ACTING UNDER A STRONG COMPULSION TO SELL AND WOULD TAKE PLACE ON AN ACCELERATED BASIS; THERE WOULD BE NO EXTENSIVE SOLICITATION OF OFFERS, THE ASSETS WOULD BE NONOPERATING, HAVE NO GOING-CONCERN CHARACTER, AND WOULD BE SOLD “AS IS” AND WITHOUT ANY REPRESENTATIONS AND WARRANTIES; AND ALL GOODWILL OF THE DEBTORS WOULD BE OF NO VALUE. (IN CONTRAST, AT A FAIR VALUE, AND AFTER GIVING EFFECT TO TRANSACTION CONSTITUTING THE REORGANIZATION, THE DEBTORS’ ASSETS ARE FULLY SUFFICIENT TO PAY OR PROVIDE A 100 PERCENT RECOVERY TO ALL OF THEIR UNSECURED CREDITORS.)

IN ADDITION TO THE FOREGOING, WHILE THE DEBTORS BELIEVE THAT THE ABOVE LIQUIDATION ANALYSIS IS REASONABLE IN LIGHT OF CURRENT FACTS AND CIRCUMSTANCES KNOWN TO THE DEBTORS’ MANAGEMENT, THE LIQUIDATION ANALYSIS IS BASED ON A NUMBER OF ASSUMPTIONS AND IS SUBJECT TO SIGNIFICANT UNCERTAINTIES WHICH ARE BEYOND THE CONTROL OF THE REORGANIZED DEBTORS. THEREFORE, THERE CAN BE NO ASSURANCE THAT THE LIQUIDATION ANALYSIS WILL BE REALIZED AND ACTUAL RESULTS MAY BE MATERIALLY HIGHER OR LOWER THAN THE PROJECTIONS.

DISCLOSURE STATEMENT EXHIBIT E- 3

Liquidation Analysis

The starting point for the liquidation is the estimated book value of the Debtors’ assets according to the projected pro forma balance sheet at December 2003. A range of potential recoveries is shown based on the assumptions set forth below.

Assumption Footnotes

1.	Cash is comprised of petty cash, cash on hand, and depository accounts held by financial institutions.

2.	Receivables are comprised of amounts billed to customers pursuant to the terms of related contracts. Also included are amounts attributable to work representing amounts earned that will not be billed to customers until the achievement of specific contractual milestones. Unbilled work also includes certain amounts associated with claims and unapproved change orders, which are currently being negotiated with customers. Amounts estimated as realizable are based on a review of the aging of billed receivables and the analysis of unbilled amounts by project.

3.	Inventories are comprised of raw materials, supplies, and spare parts.

4.	Other current assets are comprised of restricted cash, prepaid expenses, and other items from which benefit would be derived by an ongoing operation, but would not be fully recoverable in a chapter 7 liquidation.

5.	Net property, plant and equipment is comprised of land, buildings, leasehold improvements, machinery and equipment, transportation equipment, furniture and fixtures, computer equipment, and marine floating equipment. The following are details of the major assets in this category:

a.	The Debtors hold certain real property assets which estimated market values exceeds current net book values.

b.	Amounts recovered from the sale of construction and related equipment are based on recent disposition of similar items.

c.	For purposes of this analysis, management assumes minimal recoveries for furniture and fixtures and computer equipment.

6.	Equity in, and advances to, related companies is comprised of advances to joint ventures and related entities of the Debtors.

7.	Intercompany is comprised of the net intercompany receivables and payables between the Debtors and Reorganized Debtors and HESI.

8.	Goodwill is estimated to have no liquidation recovery value.

9.	Noncurrent deferred income taxes are expected to have no liquidation recovery value.

10.	Insurance for asbestos-related and silica-related personal-injury litigation claims is the estimated recoverable amount. A chapter 7 liquidation is estimated to have minimal effect on the realization of insurance proceeds due to asbestos litigation claims if such insurance proceeds are collected in the ordinary course. A chapter 7 liquidation may have a more substantial effect, and result in a lower liquidation value, if the insurance proceeds are sold by a chapter 7 trustee at a discount.

DISCLOSURE STATEMENT EXHIBIT E- 4

11.	Right to Halliburton shares represents DII Industries’ option to acquire from HESI, at no cost to the Debtors, 59.5 million shares of Halliburton common stock pursuant to a stock agreement. The value of these shares under a hypothetical liquidation gave consideration to the trading history of Halliburton’s stock price, including its 52-week high and low share price, as well as the operations of the nondebtor affiliates of Halliburton. The concluded range of value does not consider the downward pressure on Halliburton’s stock price due to restrictions on future sales of the shares, discounts for blockage, or the general distress that would be placed on Halliburton’s stock in the event that the Debtors were liquidated.

12.	Other assets account includes patents and pledged cash collateral, which are estimated to be realizable at book value. Licenses associated with certain proprietary technologies of the Debtors have been recorded at estimated sales values. The remaining assets have minimal recoverable value.

13.	Chapter 7 administrative expenses are comprised of the following:

a.	Trustee fees, which are estimated to be 3% of liquidated assets.

b.	Professional fees for legal, financial and other costs related to the bankruptcy proceedings.

c.	Other postpetition administrative expenses include estimated costs to wind down and complete projects and cease operations. This would include hiring of appraisers, asset liquidators, auctioneers, and other professionals to liquidate the assets.

14.	Other postpetition administrative expenses represents the estimated revenues and expenses anticipated to complete and wind down the existing projects and contracts. The analysis assumes all priority claims as of the anticipated chapter 11 filing date of November 30, 2003 have been paid in full in accordance with the first day orders.

15.	Unsecured claims are comprised of:

a.	Asbestos Unsecured PI Trust Claims and Silica Unsecured PI Trust Claims, which include asbestos-related and silica-related personal-injury claims and are valued on a basis consistent with the liability proposed under the global resolution pursuant to the Plan.

b.	General Unsecured Claims include short-term notes payable, accounts payable, advance billings, other liabilities, and minority interest in consolidated subsidiaries.

c.	Contingent claims include estimated exposure pursuant to letters of credit, surety bonds, and breach of contract damages.

DII Industries currently has outstanding one issue of publicly held debt: $300 million of 7.6% debentures due 2096—the DII Industries Debentures. HESI agreed in 1999 to be responsible, as between it and DII Industries, for the payment of these securities. If the Reorganization Cases are filed, Halliburton intends to commence an exchange offer and consent solicitation prior to the filing of the Reorganization Cases, pursuant to which Halliburton will offer to issue Halliburton debentures of the same or substantially similar tenor in exchange for the DII Industries Debentures. Any consents solicited from the holders of DII Industries Debentures would relate to the amendment of the related indenture that would effect, among other changes, changes in the default provisions of the indenture so that the filing of the Reorganization Cases would not constitute an event of default under the indenture. The accompanying pro forma financial statements assume that the DII Industries Debentures have been exchanged pursuant to the contemplated Halliburton offer, and therefore the DII Industries Debentures have not been included in the Projections.

DISCLOSURE STATEMENT EXHIBIT E- 5

DISCLOSURE STATEMENT EXHIBIT F

Estimated Administrative Expenses of the Asbestos PI Trust

DISCLOSURE STATEMENT EXHIBIT F

	Estimated Asbestos PI Trust Costs (2004-2050)*
	2004	2005	2006	2007	2008	First 5 Yrs	Total Thru 2050
Asbestos PI Trust Expenses
General and Administrative	$1,284,000	$685,680	$687,394	$357,305	$158,451	$3,172,830	$8,822,921
Professional Fees	$111,000	$85,600	$87,312	$89,058	$90,839	$463,810	$5,453,360
Legal Fees	$930,000	$500,000	$510,000	$520,200	$120,000	$2,580,200	$4,349,502
Other Service Fees	$960,000	$750,000	$750,000	$375,000	$150,000	$2,985,000	$3,451,050

Total Professional Fees	$3,285,000	$2,021,280	$2,034,706	$1,341,563	$519,291	$9,201,840	$22,076,833

Trustee Fees	$566,000	$530,000	$334,600	$341,292	$348,118	$2,120,010	$20,717,499
Legal Rep Fees and Expenses	$51,000	$51,000	$51,000	$—	$—	$153,000	$153,000
Asbestos TAC Fees and Expenses	$144,000	$10,000	$10,200	$10,404	$10,612	$185,216	$887,306

Total Supervisory Fees	$761,000	$591,000	$395,800	$351,696	$358,730	$2,458,226	$21,757,805
Total Asbestos PI Trust Expenses	$4,046,000	$2,612,280	$2,430,506	$1,693,259	$878,021	$11,660,066	$43,834,638

Processing Facility Expenses
Administration	$497,350	$610,886	$597,764	$580,030	$290,424	$2,576,453	$5,532,120
Rent-Building	$459,600	$460,822	$470,038	$479,439	$489,028	$2,358,928	$16,594,077
Payroll	$4,050,162	$6,172,861	$7,126,780	$6,154,902	$3,172,413	$26,677,117	$83,290,708
Taxes Payroll	$361,218	$515,568	$595,916	$508,040	$261,885	$2,242,627	$6,484,509
Benefits	$781,751	$1,105,283	$1,146,213	$980,328	$505,316	$4,518,891	$12,539,857
Business Insurance	$30,870	$78,141	$89,721	$78,572	$40,323	$317,626	$1,049,694
Software	$544,000	$376,183	$226,707	$129,241	$131,826	$1,407,956	$6,482,865
Hardware	$79,800	$81,396	$83,024	$84,684	$86,378	$415,282	$2,757,349
Furniture & Equipment	$163,906	$138,459	$142,907	$138,654	$70,021	$653,946	$1,956,692
Temporary Agency Payroll	$105,841	$127,631	$142,693	$138,446	$69,916	$584,527	$647,875
Travel	$99,843	$61,124	$68,337	$66,303	$33,483	$329,089	$805,235

Total Facility Expenses	$7,174,340	$9,728,353	$10,690,098	$9,338,638	$5,151,013	$42,082,443	$138,140,980

TOTAL ALL ASBESTOS PI TRUST COSTS	$11,220,340	$12,340,633	$13,120,604	$11,031,897	$6,029,034	$53,742,509	$181,975,618

* This report of estimated expenses was prepared by the Legal Representative’s professionals.

DISCLOSURE STATEMENT EXHIBIT F-1

DISCLOSURE STATEMENT EXHIBIT G

Former Names Used by Debtors and

Names of Entities Now Dissolved or Merged Into Debtors

This list may be amended by the Debtors. If the list is amended, the amended list will be posted on the Debtors’ restructuring-information website: www.dresser-kbr-prepack.com. After the Reorganization Cases are filed, any amended lists also will be available on the Bankruptcy Court’s public website: www.pawb.uscourts.gov.

DISCLOSURE STATEMENT EXHIBIT G

Debtor	Principal Former Names Used by Referenced Debtor and Certain of its Predecessors, Discontinued Operations, and Names of Entities Now Dissolved or Merged Into a Debtor[1]

Mid-Valley, Inc.	Brown & Root Industrial Services Halliburton NUS Environmental Corporation	Halliburton NUS Corporation Intercontinental Service Company, Inc. Mid-Valley Utility Constructors, Inc.	NUS Acquisition Corporation NUS Corporation

DII Industries, LLC

Allied Industries, Inc.

Ashcroft Manufacturing Division

Atlas Bradford Corporation

Axelson, Inc.

Baroid Corporation

Baroid Drilling Fluids, Inc.

Baroid Equipment Inc.

Baroid Industrial Minerals, Inc.

Baroid Management Company

Baroid Sales Company of California

Bay State Abrasives Division of Dresser

BCMA Holding Corporation

Bentonite Corporation

Bovaird and Seyfang Manufacturing Company

Bredero-Shaw Group

Bryant Heater Company

Cimbar Performance Minerals

Clark Brothers Machinery Company

Crane & Hoist Division of Dresser

Consolidated Safety Valve

Day & Night Manufacturing

DB Stratabit, Inc.

DB Stratabit (USA), Inc.

Delworth Properties, Inc.

Dresser Airetool Division

Dresser Clark Division

Dresser Construction Equipment Division

Dresser Felker Corp.

Dresser Equipment Company

Dresser Equipment Group, Inc.

Dresser Haulpak Division

Dresser Ideco Division

Dresser, Inc.

Dresser Industrial Valve Division

Dresser Industries, Inc.

Dresser Industries’ Roots—Connersville Blower Division

Dresser Instrument Division

Dresser Ltd.

Dresser Manufacturing Company

Dresser Minerals Division

Dresser Mining Services & Equipment Division

Dresser Operators, Inc.

Dresser Pump Division

Dresser-Stacey Company

Dresser Valve Division

Electric Machinery Company, Inc.

Electric Machinery Manufacturing Co.

Ervay Street Corporation

Foote-Jones Gear Division

Flo-Tronics, Inc.

General Abrasives Division of Dresser

Grove Valve and Regulator Company

Guiberson Corporation

Halliburton Delaware, Inc.

Halliburton N.C. Inc.

Harbison Handchrome, Inc.

Harbison-Walker Sales Company

Harbison-Walker Refractories Company

Henol Realty, Inc.

IMC Drilling Fluids, Inc.

Imco Services

International Derrick & Equipment Company

International Derrick & Equipment Company of California

Ideco, Inc.

Ideco (Business Unit)

International-Stacey Corporation

ION Beam Precipitator Company

Jeumont-Schneider Pump

Kaffie Lumber Company

Kongsberg Dresser Power, Inc.

Kongsberg North America, Inc.

Le Roi Division of Dresser

MA Bell Company

Magnet Cove Barium Corporation

Magcobar Division

Masoneilan Marketing International Company

Masoneilan Operation of Dresser Valve & Controls Division

Manning, Maxwell & Moore, Inc.

M-I Drilling Fluids Company

Monoflo, Inc.

Moore Steam Turbine

M&H Valve & Fittings Company

North American Turbine Corporation

P.A. Sturtevant Company

Pacific Pump Division

Pacific Pumps, Inc.

Payne Furnace Company

Pleuger Pump

Pump Investments, Inc.

Roots-Connersville Blower Corporation

Shaffer, Inc.

Sier-Bath Pump

S-K Wayne Tool Company

Sperry-Sun Drilling Services, Inc.

Sperry-Sun, Inc.

S.R. Dresser Manufacturing Company

S.R. Dresser & Company

Sub Sea International, Inc.

Superbar Company Division of Dresser

Swaco, Inc.

Swaco Division

Symington-Wayne Corporation

The Airetool Manufacturing Company

The International Derrick & Equipment Company of Texas

Thermal Refractories Company

Tri-Holding Corporation

Turbodyne Corporation

Waugh Equipment Company

Waukesha Engine

Waukesha Motor Company

Wayne Division

Worthington Corporation

Worthington Pump Inc.

Worthington Pump and Machinery Corporation

Worthington Simpson Pump

[1]	Some companies acquired by the Debtors may have used additional names prior to the time they were acquired by the Debtors. Some of the Debtors or their predecessors also may have used additional names in the course of their operations.

DISCLOSURE STATEMENT EXHIBIT G- 1

Kellogg Brown & Root, Inc.

AECI Converted Company

Alamo Explosives

Alaska Constructors, Inc.

Artic Constructors, Inc.

Automation Technology International

Automation Technology International, Inc.

Azteca Transportation Services, Inc.

BRSP

B&R Washington, Inc.

Brown & Root

Brown & Root I, Inc.

Brown & Root Alaska, Inc.

Brown & Root Automation, Inc.

Brown & Root Braun

Brown & Root Building Company

Brown & Root Corporate Services, Inc.

Brown & Root (Delaware Valley), Inc.

Brown & Root Development, Inc.

Brown & Root Energy Development, Inc.

Brown & Root Energy Service

Brown & Root Engineering & Construction Corporation

Brown & Root Environmental

Brown & Root—Genesis Engineering Company

Brown & Root Holdings, Inc.

Brown & Root, Inc.

Brown & Root Industrial Services

Brown & Root (Iran), Inc.

Brown & Root Middle East, Inc.

Brown & Root Overseas, Inc.

Brown & Root Petroleum and Chemicals

Brown & Root Services Corporation

Brown & Root Trading, Inc.

Brown & Root USA

Brown & Root U.S.A. Delaware, Inc.

Brown & Root U.S.A., Inc. (Delaware)

Brown & Root U.S.A., Inc. (Texas)

Brown & Root U.S.A., Inc.

Brown & Root Vickers, Inc.

Brown & Root Western, Inc.

C & A Transportation Company

Concourse Property Corporation

Ebasco Services, Inc.

Enterprise Building Corporation

EOEX Corporation

GLM Mechanical Associates, Inc.

Greens Bayou Terminal, Inc.

Greens Bayou Transportation Company, Inc.

Greystone Communities, Inc.

Halliburton Environmental Technologies, Inc.

Halliburton Industrial Services, Inc.

Halliburton KBR

Horn Construction Co., Inc.

Hornco General Contractors, Inc.

Hurricane Recovery Managers

Industrial Information Systems, Inc.

Instrument Technology International

Intercontinental Service Company, Inc.

Joe D. Hughes

Joe D. Hughes, Inc.

Joe D. Hughes Trucking

KCI Constructors, Inc.

Kellogg China Consultants, Inc.

Kellogg Indonesia, Inc.

Kellogg International Corporation

Kellogg Overseas Construction Corporation

Kellogg Plant Services, Inc.

Kellogg Rust Services, Inc.

Kellogg Rust Synfuels, Inc.

La-Tex Marine Services, Inc.

Louisiana Bayou, Inc.

M.W. Kellogg

M.W. Kellogg-Delaware, Inc.

M.W. Kellogg Holdings, Inc.

Middle East Technologies, Inc.

Mid-Valley Marine, Inc.

Mid-Valley Utility Constructors

Missouri Resource Services, Inc.

NUS Data Corporation

NUS Division

NUS International Corporation

NUS of Maryland, Inc.

NUS of Michigan, Inc.

NUS Operating Services Corporation

NUS Training Corporation

Ocean Optics, Inc.

P & H Tube Corporation

Pacific Fabricators, Inc.

Parco Brown & Root, Inc.

Pearl River Sand & Gravel Company

Penn Environmental Consultants, Inc.

Petrochemicals Procurement, Inc.

Prestressed Concrete Products Company, Inc.

Pullman Incorporated Capital Corporation

Raintree Energy Corporation

Raintree Resource Recovery, Inc.

Rockwater

Rockwater, Inc.

Salt Lake Constructors

SCC Equipment Company

SCC Materials Company

SCC Realty Company

Southwestern Contracting Company

Southwestern Pipe, Inc.

Southwestern Pipe of Colorado, Inc.

SPI Converted Company

Synfuel Technology, Inc.

Taylor Diving, Inc.

Texas Fastrac, Inc.

The M.W. Kellogg Company

Tidelands Marine Services, Inc.

KBR Technical Services, Inc.	Automation Technology International BRSP Braun Constructors, Inc. Brown & Root Braun International Ltd.	Brown & Root Corporate Services, Inc. Brown & Root Technical Services, Inc. CF Braun Inc.	CF Braun International Ltd. Halliburton Technical Services, Inc. Santa Fe Braun International Ltd.

Kellogg Brown & Root Engineering Corp.	Adams Engineering Company, Inc.	CF Braun Engineering Corporation

Kellogg Brown & Root International, Inc. (Del.)	Brown & Root International, Inc.	Overseas Administration Services, Ltd.

Kellogg Brown & Root International, Inc. (Panama)	Brown & Root International, Inc.	Brown & Root S.A.	Latin American Engineering Services S.A.

BPM Minerals, LLC	Bentonite Performance Minerals

DISCLOSURE STATEMENT EXHIBIT G- 2

DISCLOSURE STATEMENT EXHIBIT H

Directors and Executive Officers of KBR Subsidiaries and BPM

(as of September 12, 2003)

DISCLOSURE STATEMENT EXHIBIT H

BPM Minerals, LLC

BPM’s current directors are:

Name

Robert R. Harl
James H. Lehmann
Bruce A. Stanski

BPM’s current executive officers are:

Name	Title

Robert R. Harl	President
James H. Lehmann	Vice President and Secretary
Bruce A. Stanski	Vice President and Treasurer

KBR Technical Services, Inc.

KBR Technical’s current directors are:

Name

Robert R. Harl
James H. Lehmann
Bruce A. Stanski

KBR Technical’s current executive officers are:

Name	Title

Robert R. Harl	President
M. Steven Bender	Vice President and Treasurer
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President
Bruce A. Stanski	Vice President and Chief Financial Officer
J Robert Taylor	Vice President and Secretary

DISCLOSURE STATEMENT EXHIBIT H- 1

Kellogg Brown & Root Engineering Corporation

KBR Engineering’s current directors are:

Name

Jim H. Gosnell
Robert R. Harl
Martin G. Schweers

KBR Engineering’s current executive officers are:

Name	Title

Martin G. Schweers	President and Chief Executive Officer
M. Steven Bender	Vice President and Treasurer
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President
Bruce A. Stanski	Vice President and Chief Financial Officer
J Robert Taylor	Vice President and Secretary

Kellogg Brown & Root International, Inc. (a Delaware Corporation)

KBR International (Delaware)’s current directors are:

Name

Robert R. Harl
James H. Lehmann
Bruce A. Stanski

KBR International (Delaware)’s current executive officers are:

Name	Title

Robert R. Harl	President
M. Steven Bender	Vice President and Treasurer
Dennis L. Calton	Vice President
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President
Bruce A. Stanski	Vice President and Chief Financial Officer
J Robert Taylor	Vice President and Secretary

DISCLOSURE STATEMENT EXHIBIT H- 2

Kellogg Brown & Root International, Inc. (a Panamanian Corporation)

KBR International (Panama)’s current directors are:

Name

Robert R. Harl
James H. Lehmann
Bruce A. Stanski

KBR International (Panama)’s current executive officers are:

Name	Title

Robert R. Harl	President
M. Steven Bender	Vice President and Treasurer
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President
Bruce A. Stanski	Vice President and Chief Financial Officer
J Robert Taylor	Vice President and Secretary

Mid-Valley, Inc.

Mid-Valley’s current directors are:

Name

Robert R. Harl
James H. Lehmann
Bruce A. Stanski

Mid-Valley’s current executive officers are:

Name	Title

Robert R. Harl	President
M. Steven Bender	Vice President and Treasurer
Daniel R. Gaubert	Vice President, Controller, and Chief Accounting Officer
James H. Lehmann	Vice President
Bruce A. Stanski	Vice President and Chief Financial Officer
J Robert Taylor	Vice President and Secretary

DISCLOSURE STATEMENT EXHIBIT H- 3

DISCLOSURE STATEMENT EXHIBIT I

Biographical Data on Proposed Directors and Executive Officers of the Reorganized Debtors

(as of September 12, 2003)

DISCLOSURE STATEMENT EXHIBIT I

Ken Allen was named Senior Vice President, Global Sales and Marketing for KBR in 2000. Mr. Allen has been employed with KBR for more than 36 years, joining the company in 1966 as a technical services engineer. Prior to his most recent appointment, he held the position of Vice President, International Sales.

M. Steven Bender serves as Treasurer of KBR since 2002. Prior to his appointment, he served as the Assistant Treasurer from 1996 to 2002 and the International Treasury Manager from 1990 to 1996. Mr. Bender was employed with Texas Eastern Corporation from 1978 to 1989, serving as Assistant Treasurer, Assistant Secretary, and Manager, Finance.

James F. Bullock began his career at Halliburton in 2002 as Senior Vice President – Litigation, a position he continues to hold at this time. Immediately prior to joining Halliburton, he was a shareholder at the Dallas, Texas litigation firm of Godwin Gruber, P.C. While engaged in private practice in Dallas, he served as Adjunct Professor of Law at Texas Wesleyan University School of Law from 1994 through 1997, teaching Federal Courts and Advanced Trial Advocacy. He also served as Assistant General Counsel of Bank One, Texas, N.A. from January 1990 until January 1993.

Dennis L. Calton has been with KBR for 28 years, five of which included resident overseas assignments in the Middle East and the Asia-Pacific region. Mr. Calton began his career in KBR’s Offshore Product Line where he spent 16 years. Starting as a Mechanical Engineer, he held assignments in several areas such as Project Engineering, Construction Management, Materials Management, and Project Management.

Albert O. Cornelison, Jr. holds positions as Executive Vice President and Associate General Counsel with responsibility for advising Halliburton’s Chief Executive Officer and board on legal matters. Mr. Cornelison also is General Counsel of DII Industries. Before joining Halliburton, Mr. Cornelison was Staff Vice President and Associate General Counsel of Dresser Industries.

William S. Dunnett began his career with KBR in June 1999 as Director Global, Production Services for Brown & Root Energy Services. In December 2000, he was appointed to his current position, Senior Vice President, Global Operations, and Maintenance. Prior to joining KBR, Mr. Dunnett served as a Contract Project Manager for Shell Expro.

Daniel Gaubert was named Controller for KBR in April 2003. In the position of Controller, Mr. Gaubert is responsible for supervising KBR’s financial affairs, including both Corporate and Product Line accounting activities. Mr. Gaubert has over 30 years of experience in operational and corporate accounting, tax, finance, and audit functions, including 12 years of international assignments and 10 years of experience in matters related to SEC reporting and compliance.

Jim Gosnell serves as Director, Technology Management for KBR’s fertilizer and syngas chemicals. Mr. Gosnell has more than 30 years of experience in engineering design and management, and he has spent most of those years with KBR.

Robert R. Harl was named President and Chief Executive Officer of KBR in March 2001. Mr. Harl has served as President of Allied Industries, Brown & Root Power, Brown & Root Industrial Services, Brown & Root Services, and Brown & Root Energy Services. In October 2000, he became President and Chief Operating Officer of KBR, a position he held until his most recent appointment.

James H. Lehmann has served as Vice President-Legal of KBR since October 1998. Mr. Lehmann began his career at KBR in 1979 as a Senior Attorney. In 1986, Mr. Lehmann went to serve as Vice President and General Counsel for Land Rover North America, Inc. He returned to KBR in February 1998 to become the Vice President and General Counsel for M.W. Kellogg Company.

DISCLOSURE STATEMENT EXHIBIT I-1

Admiral T. Joseph Lopez (USN. Ret.) has served as Senior Vice President of KBR since January 2001. Admiral Lopez joined KBR in April 1999, and he first directed the U.S. Department of State’s worldwide embassy security upgrade project. In April 2000, he became the Chief Operating Officer for North and South America and worldwide U.S. government projects. Prior to joining the organization, Admiral Lopez pursued an extensive career with the United States Navy.

Louis J. Pucher was named Senior Vice President, Onshore Operations for KBR in October 2002. Prior to his appointment, Mr. Pucher served as KBR’s Vice President and Director of Project Management at M.W. Kellogg Ltd. in London.

Martin G. Schweers is Director of KBR’s Mobile Operations. In this position, Mr. Schweers is responsible for overseeing all operations for the $100-multimillion business. Mr. Schweers has more than 29 years of management and engineering experience in the petrochemical and pulp and paper industries. He first joined KBR in 1974 after receiving his Master of Science degree in Electrical Engineering at Rice University in Houston, Texas.

Albert J. Stanley is currently the Chairman of KBR, having previously been the company’s President and Chief Executive Officer for two years. Prior to holding these positions, Mr. Stanley served as President and Chief Executive Officer of M.W. Kellogg for four years and as Group President of the Dresser Industries E & C Companies for two years.

Bruce A. Stanski was named Senior Vice President and Chief Financial Officer of KBR in March 2002. Prior to his current appointment, Mr. Stanski held various positions within KBR, including Vice President of Strategic Planning, Vice President of Shared Services, and Senior Manager of Government Compliance. Mr. Stanski served as a professor in the Master’s Dresser Equipment Groupree Program at The Johns Hopkins University from 1988-1995.

J Robert Taylor presently serves as Senior Counsel and Corporate Secretary for KBR, among other positions. Mr. Taylor began his career with KBR in 1971 as an attorney for M.W. Kellogg, a division of Pullman, Inc.

DISCLOSURE STATEMENT EXHIBIT I-2

DISCLOSURE STATEMENT EXHIBIT J

Biographical Data on Proposed Initial Trustees of the Asbestos PI Trust

DISCLOSURE STATEMENT EXHIBIT J

Mark A. Gleason, founder and Managing Director of Gleason & Associates, has over twenty-five years of experience in accounting, finance, business planning, and financial reorganizations. Mr. Gleason has provided expert testimony in various federal and state courts and in arbitration proceedings throughout the United States, and has been retained as a financial advisor and consultant for companies that are being restructured, both in and outside of bankruptcy. He also has served as a court appointed expert and as a trustee in bankruptcy related matters.

Alan R. Kahn presently serves as a trustee of the NGC Bodily Injury Trust and director of Asbestos Claims Management Corporation (formerly National Gypsum Co.) and Trust Services, Inc. He also served as director of a number of corporations, both public and private, has been an independent consultant and expert on a variety of financial matters, and has practiced as a certified public accountant. Mr. Kahn is member of the Big Sky Region of Montana Community Foundation, as well as other philanthropic organizations, and is former member of proprietary and nonprofit hospital boards. He earned his bachelor degree from Stanford University and his M.B.A. from Columbia University.

The Honorable Robert M. Parker formed the law firm of Parker & Clayton upon his retirement from the federal judiciary in 2002. Judge Parker was appointed by President Carter to serve as a judge of the United States District Court for the Eastern District of Texas in 1979, and served as Chief Judge from 1990 through 1994. In 1994, Judge Parker was appointed by President William J. Clinton to the United States Court of Appeals for the Fifth Circuit, were he served until his retirement in 2002. He received his L.L.B. from the University of Texas School of Law. Before attending law school, Judge Parker received his bachelor in business administration from the University of Texas at Austin.

DISCLOSURE STATEMENT EXHIBIT J-1

DISCLOSURE STATEMENT EXHIBIT K

Biographical Data on Proposed Initial Trustee of the Silica PI Trust

DISCLOSURE STATEMENT EXHIBIT K

Martin J. Murphy is Counsel Emeritus at Davis & Young, a law firm he joined in 1971. He has practiced law for 37 years in the areas of product liability, professional insurance, and personal injury litigation. For the past decade, his practice has focused on defense of asbestos-product cases, and he currently serves as Legal Representative for Future Asbestos Claimants in the bankruptcy case of Kaiser Aluminum Corporation. Mr. Murphy is a fellow in the American College of Trial Lawyers, the International Academy of Trial Lawyers, and the international Barristers. He is a Life Delegate of the Eighth District Judicial Conference, and a member of the Cleveland Bar Association (past chair), the Ohio State, Cuyahoga County and American Bar Associations. Mr. Murphy received his B.S.S. from John Carroll University, and his L.L.B. from Western Reserve University School of Law.

DISCLOSURE STATEMENT EXHIBIT K-1

DISCLOSURE STATEMENT EXHIBIT L

Curriculum Vitae of Professor Eric D. Green,

Legal Representative

DISCLOSURE STATEMENT EXHIBIT L

ERIC D. GREEN

PROFESSOR

BOSTON UNIVERSITY SCHOOL OF LAW

R E S O L U T I O N S, LLC

Personal:	Born August 26, 1946, Sewickley, Pennsylvania

Address:	Boston University School of Law

765 Commonwealth Avenue

Boston, Massachusetts 02215

(617) 353-2807

R E S O L U T I O N S, LLC

155 Federal Street, 16th Fl.

Boston, Massachusetts 02110

(617) 556-0800

Education:	Brown University,

Class of 1968, A.B. with Honors

Harvard Law School, Cambridge, Massachusetts

Class of 1972, J.D. Magna Cum Laude; Knox Memorial Traveling Fellowship Award 1972-73, Harvard Law Review Editor and Executive Editor, Vols. 84-85; Harvard Civil Rights Civil Liberties Law Review, co-author, Summer Research Project Note, Vol. 6

Cambridge University, Cambridge, England

Research Student in Criminology

Knox Fellow, 1972-1973

Professional Membership & Activities:

State Bar of California; State Bar of Massachusetts; U. S. District Courts for N.D. Cal., C.D. Cal., D. Mass.; Special Master, Northern District of Ohio, Ohio Asbestos Litigation; D. Mass., Massachusetts Asbestos Litigation; Guardian Ad Litem, Ahearn Class Action Settlement, E.D. Texas; Mediator, Suffolk County Superior Court Mediation Program; Governors Working Group on Alternative Dispute Resolution (Gov. Dukakis); American Bar Association, Section on Litigation (Conference Coordinator, 1982 ABA/Harvard/NIDR Conference on The Lawyer’s Changing Role in Resolving Disputes); Individual Rights, Legal Education, and Criminal Justice Center for Public Resources (CPR) Legal Program on Reducing The Cost of Business Disputes Advisor; CPR Judicial Panel Member; National Panel of Commercial Arbitrators; American Arbitration Association; Boston Bar Association; Long Range Planning Committee and Board of Editors; Boston Bar Journal Association of American Law Schools, Chairman, Section on Alternative Dispute Resolution.

Employment Experience:

1997 - Present:	Founder

R E S O L U T I O N S, LLC

155 Federal Street, 16th Fl.

Boston, Massachusetts 02110

DISCLOSURE STATEMENT EXHIBIT L- 1

1982 - 1997:	Founder, Director, Chief Mediator J Inc.

J•A•M•S/ENDISPUTE, Inc.

73 Tremont Street

Boston, Massachusetts 02108

1977 - Present:	Professor

Boston University School of Law

765 Commonwealth Avenue

Boston, Massachusetts 02215

Fall 1979:	Visiting Professor

Harvard Law School

Cambridge, Massachusetts 02138

June - August 1978:	Attorney Advisor to the Regional Director

Los Angeles Regional Office

Federal Trade Commission

11000 Wilshire Boulevard

Los Angeles, California 90024

1974 - 1977:	Partner—General Civil Litigation

Munger, Tolles & Olson

612 South Flower Street

Los Angeles, California 90014

1973 - 1974:	Law Clerk

Chambers of Justice Benjamin Kaplan

Massachusetts Supreme Judicial Court

Boston, Massachusetts 02210

1961 - 1981:	Surveyor/Draftsman/General Counsel/Board of Directors

Green International, Inc.

504 Beaver Street

Sewickley, Pennsylvania 15143

Teaching Experience:

Professor, Boston University School of Law—currently teaching courses in Evidence and Alternative Dispute Resolution. Formerly taught Constitutional Law, The Legal Method, and Free Press Issues.

Visiting Professor, Harvard Law School, Fall 1979—taught course in Evidence.

Awards:

Recipient of 2001 Lifetime Achievement Award, American College of Civil Trial Mediators

Major Publications:

Settling Large Case Litigation: An Alternate Approach (with Marks & Olson), 11 Loyola of Los Angeles Law Review 493 (1978).

DISCLOSURE STATEMENT EXHIBIT L- 2

Avoiding the Legal Logjam—Private Justice, California Style, Dispute Management (1981).

An Ounce of Prevention: Dispute Resolution by Contract (with Jacobs), Dispute Management (1981).

The Mini-Trial Approach to Complex Litigation, Dispute Management (1981).

Proceedings of the Intercorporate Disputes Task Force: Expanded Use of the Mini-Trial, Private Judging, Neutral-Expert Fact Finding, Patent Arbitration, and Industry Self-Regulation, Dispute Management (1981).

The CPR Legal Program Mini-Trial Handbook, in Corporate Management, New York: Matthew Bender & Co., Inc., 1982.

Problems, Cases and Materials on Evidence (with Nesson), Little, Brown & Co. 1983, with Teaching Manual and 1984 Supplement.

“A Comprehensive Approach to the Theory and Practice of Dispute Resolution,” 34 Journal of Legal Education 245 (June 1984).

Dispute Resolution (with Goldberg & Sander), Little Brown & Co., Fall 1985.

“A Heretical View of the Mediation Privilege,” 2 Ohio State Journal on Dispute Resolution 1 (1986).

“Corporate Alternative Dispute Resolution,” 1 Ohio State Journal on Dispute Resolution 285 (1986).

Probability and Inference in the Law of Evidence (with Tillers), Kluwer Academic Publishers, 1988.

Federal Rules of Evidence: with Selected Legislative History and New Cases and Problems (with Nesson), Little, Brown and Company (1988).

Rhode Island Rules of Evidence with Advisory Committee Notes &Case Law Developments, Salem, N.H., Butterworth Legal Publishers (1990).

Problems, Cases and Materials on Evidence, 2nd Edition (with Nesson), Little, Brown & Co. 1994, with Teaching Manual and 1994 Supplement.

Rhode Island Rules of Evidence (Issue 4), Butterworth Legal Publishers, October 1994.

What Will We Do When Adjudication Ends? We’ll Settle in Bunches—Bringing Rule 23 Into the Twenty-first Century, 44 UCLA L. Rev. 1773 (1997).

Other Articles, Addresses, Studies, and Testimony:

“Preventive Detention: An Empirical Analysis,” 6 Harvard Civil Rights-Civil Liberties Law Review (1971). An original field study sponsored by the American Bar Foundation into the incidence and prediction of recidivism during pre-trial release-extensively reprinted and distributed by the American Bar Foundation Law Review Research Series.

Author, primarily responsible for “The Supreme Court, 1970 Term, Coolidge v. New Hampshire,” 85 Harvard Law Review 327, 1971.

DISCLOSURE STATEMENT EXHIBIT L- 3

Editor, Fletcher, “Fairness and Utility in Tort Theory,” 85 Harvard Law Review 537 (1972); Cox, “Labor Law Pre-emption Revisited,” 85 Harvard Law Review 1337 (1972): “Recent Case, J.E. Bernard & Co. v. United States,” 85 Harvard Law Review 1478 (1972).

Alternative Dispute Resolution in Complex Civil Cases (MCLE-NELI 1981) (Editor).

“Resolution of Business Disputes Outside the Courts” 4 Corporate Counsel Review, June, 1981.

“Mini-Trials Now Used in Government Contract Dispute,” Dispute Resolution; Summer 1982.

“Growth of the Mini-Trial,” 9 Litigation 12, Fall 1982.

“James H. Chadbourn (in Memoriam),” 96 Harvard Law Review 1982.

“Ohio Asbestos Litigation: Case Management Plan and Case Evaluation and Apportionment Process,” presented to Hon. Thomas D. Lambros, U.S. District Court, Northern District of Ohio, by Special Masters Green and McGovern, December 1, 1983.

“Getting Out of Court—Private Resolution of Civil Disputes,” 28 Boston Bar Journal 11, May/Time 1984.

“Reading the Landscape of ADR—The State-of-the-Art of Extra-Judicial Forms of Dispute Resolution,” First Annual Judicial Conference of the United States Court of Appeals for the Federal Circuit, 1984.

“Asbestos Litigation: Addressing the Problem—One Court’s Strategy,” 8 State Court Journal 19 (with Lambros, J. and McGovern), Winter 1984.

“The Life of the Mediator: To be or Not to Be... Accountable?”, 1 Negotiation Journal: On the Process of Dispute Settlements (with Goldberg and Sanders), July 1985.

“Use of the Mini-Trial in Ocean Related Disputes, in, Coastal Zone and Continental Shelf Conflict Resolution: Improving Ocean Use and Resource Dispute Management,” MIT Sea Grant Report Series, 1985.

“Private Judging: A New Variation of Alternative Dispute Resolution,” 21 Trial 36, 1985.

“Saying You’re Sorry,” Negotiation Journal (with Goldberg & Sander), July 1987.

“Litigation, Arbitration or Mediation: A Dialogue,” 75 American Bar Association Journal 70 (with Goldberg & Sander), 1989.

“Voluntary ADR: Part of the Solution,” 29 Trial Magazine 35, April 1993.

“The General Counsel’s Guide to ADR in the 1990’s: A Negotiation-Based Approach,” Business Lawyer North Carolina Bar Association: Corporate Counsel Section, 1995.

“The Role of the Broker in Residential Real Estate Transactions,” A Report to the Federal Trade Commission (with B. Brown).

Chairman, Keynote Speaker and Editor, “Getting Out of Court: Alternative Dispute Resolution in Complex Civil Cases,” Massachusetts Continuing Legal Education Program, May 1981.

Testimony before the Committee on Rules of Practice and Procedure of the Judicial Conference of the United States, re proposed amendments to the Federal Rules of Civil Procedure, October 1981.

DISCLOSURE STATEMENT EXHIBIT L- 4

Coordinator and Speaker: First Annual Corporate Dispute Resolution Institute, Northwestern Law School, November 1982.

“Teaching Alternative Dispute Resolution in Law Schools,” AALS Workshop October 1982, Harvard Law School.

“Reducing and Mitigating Institutional Disputes: The Causes and Effects of Corporate and Private Institutional Disputes With Government, Employees, Consumers and Each Other,” in The Lawyer’s Changing Role in Resolving Disputes (forthcoming). (This paper was presented at the “National Conference on the Lawyer’s Changing Role in Resolving Disputes,” October 1982, at Harvard Law School, published in The Lawyer’s Changing Role in Resolving Disputes, (ed. with Marks and Sander), and was the major publication of the National Conference held at Harvard in October 1982). Law & Business Department of Harcourt, Brace, Javonovitch.

Minnesota Continuing Legal Education Program 1982.

Speaker, American Arbitration Association Workshop on Alternative Dispute Resolution; March, 1983.

“Alternatives to Litigation,” Eighth Annual Judicial Conference of the District of Columbia, June, 1983.

“Private Resolution of Corporate Disputes,” ABA Committee on Corporate Counsel, Annual Meeting, 1984.

“Resolution of Corporate Disputes,” Southeastern Corporate Law Institute, 1984.

“Alternative Dispute Resolution,” The American Lawyer Conference on “Coming of Age in the ‘80s—How Corporate Counsel Can Cope with Success,” 1984.

Speaker and Program Chairman, “Cost-Effective Dispute Resolution and Management,” Center for Public Resources Dispute Management Education Program, to more than a dozen corporate legal staffs, 1982-1983.

“Alternative Dispute Resolution of Patent and Antitrust Cases,” PLI Patent and Antitrust Conference, 1984.

“International Commercial Dispute Resolution: Courts, Arbitration, and Mediation—Introduction,” 15 BU International L.J. 175 (1997).

“Advancing Individual Rights Through Group Justice,” and “A Post—Georgine Note,” 30 U.C. Davis L. Rev. 791 (1997).

Law School Administrative and Committee Activities

Committees

Faculty Council Rep. (1993-94)

Placement and Clerkship (Chairman, 1978-79)

Clinical (Chairman, 1982) (Primarily responsible for Rhode Island Correctional Clinical Program Proposal)

Appointments (Co-Chairman, Minority Recruitment Subcommittee, 1980-82) Combined Dresser Equipment Grouprees Programs

J.D. Program (primarily responsible for Upper-Class Writing Requirement Program Proposal) Advisor, Environmental Law Society

Judge, Albers & Stone Moot Court Competitions

DISCLOSURE STATEMENT EXHIBIT L- 5

Other Professional and Community Membership Activities:

Reporter to the Advisory Committee on Proposed Rules of Evidence for Rhode Island.

Special Master, United States District Court, Northern District of Ohio, Ohio Asbestos Litigation.

Conference Coordinator, Harvard Law School/ABA, National Conference on the Lawyer’s Role in Resolving Disputes (October 14-16, 1982).

Executive Committee and Chairman, AALS Section on Alternative Dispute Resolution.

Member, AALS Sections on Evidence and Alternative Dispute Resolution.

Consultant and Member, Center for Public Resources, Inc. (“CPR”), Legal Project on Reducing the Costs of Business Disputes; also former Chairman, CPI Task Force on Inter-corporate Disputes and former Co-Chairman, CPR Dispute Management Education Program.

Chairman, New England Sierra Club Legal Committee (1980).

Consultant, FTC Real Estate Brokerage Investigation (1979).

Editor, Organizer, MOLE-NELI 1981 Seminar on Alternative Dispute Resolution in Complex Civil Cases.

Founder and Chairman, Open Arms, Inc. (nonprofit refugee resettlement group).

DISCLOSURE STATEMENT EXHIBIT L- 6

DISCLOSURE STATEMENT EXHIBIT M

Halliburton Guarantee (Qualifying Settled Asbestos PI Trust Claims)

DISCLOSURE STATEMENT EXHIBIT M

GUARANTEE AGREEMENT

Regarding Asbestos Claimant Settlement Agreements

by and among

HALLIBURTON COMPANY

HALLIBURTON ENERGY SERVICES, INC.,

as Guarantors,

and

DII INDUSTRIES, LLC,

KELLOGG BROWN & ROOT, INC.,

and others,

as Debtors,

and

Plaintiffs’ Counsel on behalf of Claimants referenced herein

Dated as of                     , 2004

DISCLOSURE STATEMENT EXHIBIT M

GUARANTEE AGREEMENT

Regarding Asbestos Claimant Settlement Agreements

THIS GUARANTEE AGREEMENT Regarding Asbestos Claimant Settlement Agreements dated as of     , 2004 (this “Agreement”) is by and among the Debtors, Halliburton, HESI (together the “Guarantors”), and the Plaintiffs’ Counsel (as defined below) on behalf of the settling claimants under the Asbestos Claimant Settlement Agreements (the “Settlement Agreements”) and their respective permitted assignees under the Settlement Agreements (the “Settling Claimants” or “Beneficiaries”). Words initially capitalized, and not otherwise defined herein, shall have the meaning ascribed to them in the Asbestos Claimant Settlement Agreements or the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the Bankruptcy Code dated September 18, 2003 (the “Glossary”) or, if not in the Glossary, then the meaning ascribed to them in the applicable Settlement Agreement to which this Agreement is attached.

RECITALS

1.	The Settlement Agreements identified on Schedule I attached hereto have been entered into by and between, on the one hand, the Debtors, and, on the other hand, the respective law firms (the “Plaintiffs’ Counsel”) and, by and through their respective Plaintiffs’ Counsel, all Settling Claimants identified on Exhibit A to the Settlement Agreements, to which this Agreement is an exhibit.

2.	Pursuant to the Settlement Agreements, the parties to this Agreement agreed that payment of the Obligations (as defined herein) will be guaranteed by Halliburton and HESI as provided in this Agreement (the “Guarantee”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties to this Agreement set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1

GUARANTEE

Section 1.1  Guarantee.  Subject to the terms hereof and the applicable Settlement Agreements, the Guarantors, jointly and severally, and irrevocably guarantee to each Settling Claimant that if (i) such Settling Claimant has, after satisfying all conditions precedent thereto in accordance with the applicable Settlement Agreement, made a claim for a Settlement Amount against the Asbestos PI Trust in accordance with the applicable Settlement Agreement, (ii) such Settlement Amount (less any portion thereof actually paid by the Asbestos PI Trust to such Settling Claimant) is then due and owing by the Asbestos PI Trust to such Settling Claimant pursuant to such Settlement Agreement, and (iii) in response to such claim the Asbestos PI Trust has failed to pay the full Settlement Amount then due and owing by the Asbestos PI Trust to such Settling Claimant in accordance with the applicable Settlement Agreement (the portion so owing but unpaid, the “Unpaid Settlement Amount”), then upon written notice from such Settling Claimant the Guarantors shall pay such Settling Claimant within seventy-two (72) hours of said notice an amount equal to the Unpaid Settlement Amount then due and owing to such Settling Claimant under the applicable Settlement Agreement (such amount herein referred to as an “Obligation,” and collectively as to all Settling Claimants, the “Obligations”); provided, however, that any payment hereunder is subject to the condition that (i) in no event shall the aggregate total liability of the Guarantors hereunder to all Beneficiaries exceed $2.775 billion less the amount of the Total Cash Payment (also known, in some Settlement Agreements, as the Aggregate Cash Payment) paid into the Asbestos

DISCLOSURE STATEMENT EXHIBIT M- 1

PI Trust and the Silica PI Trust by the Guarantors, the Debtors, and other Halliburton Current Affiliates, (ii) the Asbestos PI Trust Documents shall be in form and substance acceptable to Halliburton, and (iii) all other conditions precedent set forth in the Settlement Agreements and the Term Sheet dated December 18, 2002 shall be satisfied.

Section 1.2  Nature of Guarantee.  The Guarantors’ obligations hereunder shall not be affected by the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceeding with respect to, the Debtors. Except as set forth in the preceding sentence, the obligations of the Guarantors under this Agreement shall be subject to any defenses available to the Debtors and the Asbestos PI Trust under applicable law (provided that this section 1.2 shall not control, override, modify, or amend any waivers of such defense agreed to in writing by any Debtor and/or the Asbestos PI Trust). This Agreement constitutes a guarantee of payment when due and not of collection.

Section 1.3  Consents, Waivers and Renewals.  The Beneficiaries may not at any time, without consent of the Guarantors, extend the time of payment of any of the Obligations, or make any agreement with the Debtors or with any other party to or person liable on any of, the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of the Asbestos PI Trust Documents or the Settlement Agreements; provided, however, that subject to section 1.1, any extension, renewal, payment, compromise, discharge, or release relating to the Obligations, or modification of the terms thereof or of the Asbestos PI Trust Documents or the Settlement Agreements that is ordered by a court of competent jurisdiction over the Debtors and the Asbestos PI Trust shall not constitute a breach hereof. In the event any extension, compromise, discharge, or release of the Obligations is granted to any Debtor with the Guarantors’ consent or, subject to section 1.1, ordered by a court of competent jurisdiction over the Debtors and the Asbestos PI Trust, the obligations of the Guarantors hereunder as to such Debtor shall be deemed extended, compromised, discharged, or released to the same extent. The Guarantors agree that Beneficiaries may resort to the Guarantors for payment of any of the Obligations, whether or not Beneficiaries shall have resorted to any collateral security or, except as set forth in section 1.1 hereof, shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

Section 1.4  Subrogation.  The Guarantors will not exercise any rights that they may acquire by way of subrogation until all the Obligations shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantors shall be subrogated to the rights of Beneficiaries against the Debtors, and Beneficiaries agree to take at the Guarantors’ expense such steps as the Guarantors may reasonably request to implement such subrogation.

Section 1.5  No Waiver; Cumulative Rights.  No failure on the part of the Beneficiaries to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiaries of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power; provided, however, that any notice to be delivered pursuant to section 1.1 hereof must be delivered within ten (10) days after the Asbestos PI Trust has failed to pay the applicable Settlement Amount. Each and every right, remedy and power hereby granted to the Beneficiaries or allowed them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiaries from time to time.

Section 1.6  Waiver of Notice.  Except for the notice provided in section 1.1 hereof, the Guarantors waive notice of the acceptance of this Guarantee, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security, and all other notices whatsoever.

DISCLOSURE STATEMENT EXHIBIT M- 2

ARTICLE 2

TERMINATION

Section 2.1  Termination.  This Agreement shall terminate and have no further force or effect upon the earlier of (i) the deposit of $2.775 billion into the Asbestos PI Trust and Silica PI Trust by the Guarantors, the Debtors, and/or any other Halliburton Current Affiliates and (ii) the indefeasible payment in full of the Obligations.

ARTICLE 3

MISCELLANEOUS

Section 3.1  Construction.  In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any party to this Agreement had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word “includes” and its syntactic variants means “includes, but is not limited to” and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) references in this Agreement to sections, appendices, schedules, and exhibits shall be deemed to be references to sections of, and appendices, schedules and exhibits to, this Agreement unless the context shall otherwise require; (vii) all appendices, schedules, and exhibits attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; (viii) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) references to a person are also to its permitted successors and permitted assigns; and (x) unless otherwise expressly provided, any agreement, instrument, or statute defined or referred to herein means such agreement, instrument, or statute as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 3.2  Successors and Assigns.  Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of each of the parties to this Agreement. No party to this Agreement may otherwise assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, which consent shall be in the sole and absolute discretion of such other parties to this Agreement; provided, however, that any permitted assignment by a Claimant pursuant to a Settlement Agreement shall constitute a similar assignment by such Claimant hereunder without further written consent. Any purported assignment or delegation without the consent required under this section shall be void and ineffective.

Section 3.3  Benefits of Agreement Restricted to Parties to this Agreement.  This Agreement is made solely for the benefit of the parties to this Agreement and no other person or entity (including employees) shall have any right, claim, or cause of action under or by virtue of this Agreement.

Section 3.4  Notices.  All notices, requests, and other communications (collectively, the “Notices”) made pursuant to this Agreement shall be in writing and signed and correctly dated by the party to this Agreement sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving party to this Agreement at the applicable address or facsimile set forth below:

DISCLOSURE STATEMENT EXHIBIT M- 3

If to a Debtor or the Guarantors:

Halliburton Company

Five Houston Center

1401 McKinney

Suite 2400

Houston, Texas 77010

Attention: Jerry H. Blurton, Vice President and Treasurer

Facsimile: 713.759.2686

with a copy to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attention: Andrew M. Baker

Facsimile: 214.661.4735

If to the Claimants, as set forth in Schedule I hereto.

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day the intended recipient confirms delivery thereof. The address and facsimiles set forth above may be changed by a party to this Agreement hereto by giving Notice of such change of address or facsimile in the manner set forth in this section 3.4.

Section 3.5  Severability.  If any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions thereof shall not in any way be affected or impaired.

Section 3.6  Confidential Information.  Each party to this Agreement agrees that it will not disclose, advertise, or publish any of the terms of this Agreement, except as required by legal, accounting, or regulatory requirements.

Section 3.7  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

Section 3.8  Governing Law.  The laws of the state of New York shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

Section 3.9  Amendment.  All waivers, modifications, amendments, or alterations of this Agreement shall require the written approval of each of the parties to this Agreement hereto. The waiver by any party to this Agreement hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 3.10  Entire Agreement.  This Agreement, together with the Settlement Agreements, contains all of the terms and conditions agreed to by the parties to this Agreement hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, understandings, and communications of the parties to this Agreement, whether oral or written, respecting that subject matter.

DISCLOSURE STATEMENT EXHIBIT M- 4

Section 3.11  Jurisdiction; Consent to Service of Process; Waiver; Exception for Underlying Injury Litigation.  ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE “AGENT”) AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF NEW YORK, AND EACH OF THE PARTIES TO THIS AGREEMENT SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT HERETO. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL APPLY TO ANY CLAIMANT’S UNDERLYING PERSONAL INJURY LITIGATION, INCLUDING, BUT NOT LIMITED TO THE UNDERLYING TORT CLAIMS AND CLAIMS THAT OTHER PERSONS MAY BE RESPONSIBLE FOR PAYMENT OF DAMAGES FOR THE INJURIES UNDER ANY THEORY OF LAW, INCLUDING BUT NOT LIMITED TO THOSE IN THE NATURE OF IGNORING CORPORATE FORMALITIES, VEIL-PIERCING, DE FACTO MERGER, SUCCESSOR LIABILITY, AND THE LIKE.

Section 3.12  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

DISCLOSURE STATEMENT EXHIBIT M- 5

IN WITNESS WHEREOF, each of the parties to this Agreement has duly executed and delivered this Agreement or has caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

GUARANTORS: HALLIBURTON COMPANY, a Delaware corporation

By:
Name:
Title:

HALLIBURTON ENERGY SERVICES, INC., a Delaware corporation

By:
Name:
Title:

DEBTORS: DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Name:
Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Name:
Title:

DISCLOSURE STATEMENT EXHIBIT M- 6

KELLOGG BROWN & ROOT ENGINEERING CORP., a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC. a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC. a Panamanian corporation

By:
Name:
Title:

MID-VALLEY, INC., a Pennsylvania corporation

By:
Name:
Title:

ACCEPTED:

[Asbestos Claimants’ Law Firm]

on Behalf of Each and Every Claimant

party to Settlement Agreement No. 1 on

Schedule I hereto

By:
Its:

DISCLOSURE STATEMENT EXHIBIT M- 7

DISCLOSURE STATEMENT EXHIBIT N

Halliburton Guarantee (Qualifying Settled Silica PI Trust Claims)

DISCLOSURE STATEMENT EXHIBIT N

GUARANTEE AGREEMENT

Regarding Silica Claimant Settlement Agreements

by and among

HALLIBURTON COMPANY

HALLIBURTON ENERGY SERVICES, INC.,

as Guarantors,

and

DII INDUSTRIES, LLC,

KELLOGG BROWN & ROOT, INC.,

and others,

as Debtors,

and

Plaintiffs’ Counsel on behalf of Claimants referenced herein

Dated as of                     , 2004

DISCLOSURE STATEMENT EXHIBIT N

GUARANTEE AGREEMENT

Regarding Silica Claimant Settlement Agreements

THIS GUARANTEE AGREEMENT Regarding Silica Claimant Settlement Agreements dated as of             , 2004 (this “Agreement”) is by and among the Debtors, Halliburton, and HESI (together the “Guarantors”) on the one hand, and certain law firms representing settling claimants under certain Silica Claimant Settlement Agreements (the “Settlement Agreements”) referred to below (the “Settling Claimants” or “Beneficiaries”), on the other hand. Words initially capitalized, and not otherwise defined herein, shall have the meaning ascribed to them in the Uniform Glossary of Defined Terms for Plan Documents attached as Exhibit A to the Disclosure Statement for the Proposed Joint Prepackaged Plan of Reorganization for the Debtors Under Chapter 11 of the Bankruptcy Code dated September 18, 2003 (the “Glossary”).

RECITALS

1.	The Settlement Agreements identified on Schedule I attached hereto have been entered into by and between the Debtors, on the one hand, and, on the other hand, the respective law firms (the “Plaintiffs’ Counsel”) and, by and through their respective Plaintiffs’ Counsel, all settling claimants identified on Exhibit A to the Settlement Agreements, to which this Agreement is an exhibit.

2.	Pursuant to the Settlement Agreements, the parties to this Agreement agreed that payment of the Obligations (as defined herein) will be guaranteed by Halliburton and HESI as provided in this Agreement (the “Guarantee”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties to this Agreement set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1

GUARANTEE

Section 1.1  Guarantee.  Subject to the terms hereof and the applicable Settlement Agreements, the Guarantors, jointly and severally, and irrevocably guarantee to each holder of a Qualifying Settled Silica PI Trust Claim (“Qualifying Settled Claimant”) that if, after satisfying all conditions precedent in applicable Settlement Agreements, such Qualifying Settled Claimant is not paid in full by the Silica PI Trust pursuant to the Silica PI Trust Funding Agreement and the Plan, then, upon written notice from such Qualifying Settled Claimant, the Guarantors, within three (3) Business Days of the Guarantors confirming the Silica PI Trust’s failure to pay the Qualifying Settled Claimant the full Settlement Amount then due and owing, shall pay such Qualifying Settled Claimant the difference between the Settlement Amount and the amount paid (such amount herein referred to as an “Obligation”, and collectively as to all Qualifying Settled Claimants, the “Obligations”); provided, however, that any payment hereunder is subject to the condition that (i) in no event shall the aggregate total liability of the Guarantors hereunder to all Qualifying Settled Claimants exceed the difference between (a) $2.775 billion and (b) the combined total amount paid into the Asbestos PI Trust and the Silica PI Trust by the Guarantors, the Debtors, and the Halliburton Current Affiliates, (ii) the Silica PI Trust Documents shall be in form and substance acceptable to Halliburton, and (iii) all other conditions precedent set forth in the Settlement Agreements shall be satisfied.

DISCLOSURE STATEMENT EXHIBIT N- 1

Section 1.2  Nature of Guarantee.  The Guarantors’ Obligations hereunder shall not be affected by the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceeding with respect to, the Debtors. Except as set forth in the preceding sentence, the Obligations of the Guarantors under this Agreement shall be subject to any defenses available to the Debtors and the Silica PI Trust under applicable law (provided that this section 1.2 shall not control, override, modify, or amend any waivers of such defense agreed to in writing by any Debtor and/or the Silica PI Trust). This Agreement constitutes a guarantee of payment when due, and not of collection.

Section 1.3  Consents, Waivers, and Renewals.  The Beneficiaries may not at any time, without consent of the Guarantors, extend the time of payment of any of the Obligations, or make any agreement with the Debtors or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of the Silica PI Trust Documents or the Settlement Agreements; provided, however, that subject to section 1.1, any extension, renewal, payment, compromise, discharge, or release relating to the Obligations, or modification of the terms thereof or of the Silica PI Trust Documents or the Settlement Agreements that is ordered by a court of competent jurisdiction over the Debtors and the Silica PI Trust shall not constitute a breach hereof. In the event that any extension, compromise, discharge, or release of the Obligations is granted to any Debtor with the Guarantors’ consent or, subject to section 1.1, ordered by a court of competent jurisdiction over the Debtors and the Silica PI Trust, the Obligations of the Guarantors hereunder as to such Debtor shall be deemed extended, compromised, discharged, or released to the same extent. The Guarantors agree that Beneficiaries may resort to the Guarantors for payment of any of the Obligations, whether or not Beneficiaries shall have resorted to any collateral security or, except as set forth in section 1.1 hereof, shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Obligations.

Section 1.4  Subrogation.  The Guarantors will not exercise any rights which they may acquire by way of subrogation until all the Obligations shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantors shall be subrogated to the rights of Beneficiaries against the Debtors, and Beneficiaries agree to take at the Guarantors’ expense such steps as the Guarantors may reasonably request to implement such subrogation.

Section 1.5  No Waiver; Cumulative Rights.  No failure on the part of the Beneficiaries to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiaries of any right, remedy, or power hereunder preclude any other or future exercise of any right, remedy, or power; provided, however, that any notice to be delivered pursuant to section 1.1 hereof must be delivered within ten (10) days after the Silica PI Trust has failed to pay the applicable Settlement Amount. Each and every right, remedy, and power hereby granted to the Beneficiaries or allowed them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiaries from time to time.

Section 1.6  Waiver of Notice.  Except for the notice provided in section 1.1 hereof, the Guarantors waive notice of the acceptance of this Guarantee, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security, and all other notices whatsoever.

DISCLOSURE STATEMENT EXHIBIT N- 2

ARTICLE 2

TERMINATION

Section 2.1  Termination.  This Agreement shall terminate and have no further force or effect upon the earlier of (i) the deposit of $2.775 billion combined into the Asbestos PI Trust and the Silica PI Trust by the Guarantors, the Debtors, and/or any other Halliburton Current Affiliates and (ii) the indefeasible payment in full of the Obligations.

ARTICLE 3

MISCELLANEOUS

Section 3.1  Construction.  In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any party to this Agreement had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word “includes” and its syntactic variants means “includes, but is not limited to” and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) references in this Agreement to sections, appendices, schedules, and exhibits shall be deemed to be references to sections of, and appendices, schedules, and exhibits to, this Agreement unless the context shall otherwise require; (vii) all appendices, schedules, and exhibits attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; (viii) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) references to a person are also to its permitted successors and permitted assigns; and (x) unless otherwise expressly provided, any agreement, instrument, or statute defined or referred to herein means such agreement, instrument, or statute as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 3.2  Successors and Assigns.  Except as may be expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the successors of each of the parties to this Agreement. No party to this Agreement may otherwise assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, which consent shall be in the sole and absolute discretion of such other parties to this Agreement; provided, however, that any permitted assignment by a settling claimant pursuant to a Settlement Agreement shall constitute a similar assignment by such settling claimant hereunder without further written consent. Any purported assignment or delegation without the consent required under this section shall be void and ineffective.

Section 3.3  Benefits of Agreement Restricted to Parties to this Agreement.  This Agreement is made solely for the benefit of the parties to this Agreement and no other person or entity (including employees) shall have any right, claim, or cause of action under or by virtue of this Agreement.

Section 3.4  Notices.  All notices, requests, and other communications (collectively, the “Notices”) made pursuant to this Agreement shall be in writing and signed and correctly dated by the party to this Agreement sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving party to this Agreement at the applicable address or facsimile set forth below:

DISCLOSURE STATEMENT EXHIBIT N- 3

If to a Debtor or the Guarantors:

Halliburton Company

Five Houston Center

1401 McKinney

Suite 2400

Houston, Texas 77010

Attention: Jerry H. Blurton, Vice President and Treasurer

Facsimile: 713.759.2686

with a copy to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attention: Andrew M. Baker

Facsimile: 214.661.4735

If to the Beneficiaries, as set forth in Schedule I hereto.

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day the intended recipient confirms delivery thereof. The address and facsimiles set forth above may be changed by a party to this Agreement hereto by giving Notice of such change of address or facsimile in the manner set forth in this section 3.4.

Section 3.5  Severability.  If any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions thereof shall not in any way be affected or impaired.

Section 3.6  Confidential Information.  Each party to this Agreement agrees that it will not disclose, advertise, or publish any of the terms of this Agreement, except as required by legal, accounting, or regulatory requirements.

Section 3.7  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

Section 3.8  Governing Law.  The laws of the state of New York shall govern the construction, interpretation, and effect of this Agreement without giving effect to any conflicts of law principles.

Section 3.9  Amendment.  All waivers, modifications, amendments, or alterations of this Agreement shall require the written approval of each of the parties to this Agreement hereto. The waiver by any party to this Agreement hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 3.10  Entire Agreement.  This Agreement, together with the Settlement Agreements, contains all of the terms and conditions agreed to by the parties to this Agreement hereto relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, negotiations, correspondence, understandings, and communications of the parties to this Agreement, whether oral or written, respecting that subject matter.

DISCLOSURE STATEMENT EXHIBIT N- 4

Section 3.11  Jurisdiction; Consent to Service of Process; Waiver; Exception for Underlying Injury Litigation.  ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY PARTY TO THIS AGREEMENT OR ANY DISPUTE UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES TO THIS AGREEMENT ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE “AGENT”) AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF NEW YORK, AND EACH OF THE PARTIES TO THIS AGREEMENT SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE HEREOF UNTIL THE TERMINATION OF THIS AGREEMENT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF NEW YORK FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT HERETO. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL APPLY TO ANY CLAIMANT’S UNDERLYING PERSONAL INJURY LITIGATION, INCLUDING, BUT NOT LIMITED TO THE UNDERLYING TORT CLAIMS AND CLAIMS THAT OTHER PERSONS MAY BE RESPONSIBLE FOR PAYMENT OF DAMAGES FOR THE INJURIES UNDER ANY THEORY OF LAW, INCLUDING BUT NOT LIMITED TO THOSE IN THE NATURE OF IGNORING CORPORATE FORMALITIES, VEIL-PIERCING, DE FACTO MERGER, SUCCESSOR LIABILITY, AND THE LIKE.

Section 3.12  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

DISCLOSURE STATEMENT EXHIBIT N- 5

IN WITNESS WHEREOF, each of the parties to this Agreement has duly executed and delivered this Agreement or has caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

GUARANTORS: HALLIBURTON COMPANY, a Delaware corporation

By:
Name:
Title:

HALLIBURTON ENERGY SERVICES, INC., a Delaware corporation

By:
Name:
Title:

DEBTORS: DII INDUSTRIES, LLC, a Delaware limited liability company

By:
Name:
Title:

KELLOGG BROWN & ROOT, INC., a Delaware corporation

By:
Name:
Title:

BPM MINERALS, LLC, a New Jersey limited liability company

By:
Name:
Title:

KBR TECHNICAL SERVICES, INC., a Delaware corporation

By:
Name:
Title:

DISCLOSURE STATEMENT EXHIBIT N- 6

KELLOGG BROWN & ROOT ENGINEERING CORPORATION a New York corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC. a Delaware corporation

By:
Name:
Title:

KELLOGG BROWN & ROOT INTERNATIONAL, INC. a Panamanian corporation

By:
Name:
Title:

MID-VALLEY, INC., a Pennsylvania corporation

By:
Name:
Title:

ACCEPTED:

[Silica PI Trust Claimants’ Law Firm]

on Behalf of Each and Every Claimant

party to Settlement Agreement No. 1 on

Schedule I hereto

By:
Its:

DISCLOSURE STATEMENT EXHIBIT N- 7

DISCLOSURE STATEMENT EXHIBIT O

Harbison-Walker Settlement Agreement

DISCLOSURE STATEMENT EXHIBIT O

Execution Copy

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Agreement is made and entered into by and between DII Industries, LLC and Halliburton Company, on the one hand, and Global Industrial Technologies, Inc. and each of the other GIT Debtors, on the other hand.

RECITALS

WHEREAS Dresser Industries, Inc. merged with Old H-W in 1967, and operated the refractories business of Old H-W as an unincorporated division of Dresser Industries, Inc. until July 31, 1992.

WHEREAS, in July 1992, Dresser Industries, Inc. contributed its Harbison-Walker refractories division and certain other assets to Indresco, Inc., and, on July 31, 1992, distributed the stock of Indresco, Inc. to the shareholders of Dresser Industries, Inc.

WHEREAS, in connection with its spinoff from Dresser Industries, Inc., Indresco, Inc. agreed in the Indresco Distribution Agreement to assume Dresser Industries, Inc.’s liability related to, inter alia, asbestos and silica claims filed on or after July 31, 1992.

WHEREAS, in October 1995, Indresco, Inc. changed its name to Harbison-Walker Refractories Company.

WHEREAS H-W and various of the GIT Debtors have been named in suits asserting damages for personal injury allegedly arising from exposure to asbestos or silica related to products, acts, or omissions of H-W or its predecessors.

WHEREAS H-W is an insured under the H-W Shared Insurance Policies, which provide DII Industries and H-W with coverage for claims seeking damages because of personal injury and/or death in connection with alleged exposure to asbestos and/or silica contained in products of H-W or its predecessors.

WHEREAS various of the H-W Shared Insurance Policies are the subject of Coverage-in-Place Agreements negotiated with insurers.

WHEREAS H-W is insured under the Cleco Shared Insurance Policies, which provide DII Industries and  H-W with coverage for claims seeking damages because of personal injury or death in connection with, inter alia, the Intool Claims.

WHEREAS H-W filed a petition for relief under chapter 11 of the Bankruptcy Code on February 14, 2002, and is one of the debtors in the GIT Cases.

WHEREAS DII Industries entered into an agreement with GIT, H-W, and APG to provide up to $35 million in debtor-in-possession financing to GIT, H-W, and APG pursuant to the DIP Facility and, as of July 31, 2003, the DIP Facility had been fully drawn.

WHEREAS the Bankruptcy Court entered the H-W Stay in the GIT Cases temporarily staying pursuit of asbestos and silica claims related to H-W or the H-W Shared Insurance Policies against, among others, DII Industries.

WHEREAS H-W filed the H-W Insurance Adversary against DII Industries and certain insurers seeking a declaration of its rights vis-à-vis DII Industries and the H-W Insurance Companies.

DISCLOSURE STATEMENT EXHIBIT O- 1

WHEREAS, on February 26, 2003, DII Industries filed the DII Industries Proof of Claim in H-W’s bankruptcy case.

WHEREAS the Parties have entered into agreements to resolve disputes between them as set forth herein.

NOW, THEREFORE, for and in consideration of mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

SECTION 1

Definitions

1.1  “Affiliate” means, with respect to a particular Entity, an Entity (a) who directly or indirectly owns, controls, or holds more than 20% of the voting securities of the first Entity (other than an Entity who (i) holds such securities in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such Entity has not in fact exercised such power to vote), (b) 20% of whose voting securities are owned, controlled, or held by the first Entity or by an Entity described in subclause (a), or (c) who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the first Entity. For purposes of this definition, an Entity shall be deemed to control an Entity if such Entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Entity, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this definition, Affiliate includes any Affiliate existing as of the date of this Agreement or any future Affiliate of such an Affiliate; provided, however, that Affiliate does not include (x) RHI Refractories Holding Company, (y) any direct or indirect parent of RHI Refractories Holding Company, including, but not limited to, RHI AG, or (z) any successors or successors-in-interest to (x) or (y).

1.2  “Agreement” means this settlement agreement and mutual release between DII Industries, Halliburton, and each of the GIT Debtors.

1.3  “APG” means A.P. Green Industries, Inc.

1.4  “Approval Order” means an order of the Bankruptcy Court in the GIT Cases approving the terms of this Agreement pursuant to Fed. R. Bankr. P. 9019, including the sale of the H-W Insurance Receivable free and clear of all liens, claims, and encumbrances pursuant to section 363 of the Bankruptcy Code.

1.5  “Asbestos Property Damage Claim” means (a) any claim or demand asserted against an H-W Entity and (b) any debt, obligation, or liability, whenever and wherever arising or asserted (including, without limitation, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether under common law or by statute) against an H-W Entity; in either case (a) or (b) for, relating to, or arising by reason of, directly or indirectly, property damage relating to asbestos, whether or not arising before the DII Industries Effective Date or the close of the DII Industries Cases.

1.6  “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code.

1.7  “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Pennsylvania, Pittsburgh Division, or, as the circumstances or context requires, the District Court.

DISCLOSURE STATEMENT EXHIBIT O- 2

1.8  “Business Day” means any day other than a Saturday, Sunday, or “legal holiday,” as such term is defined in Fed. R. Bankr. P. 9006(a).

1.9  “Cleco Insurance Companies” means those insurance companies that issued, or are liable for the satisfaction of claims against, the Cleco Shared Insurance Policies.

1.10  “Cleco Insurance Documentation” means any books, bills, and records, whether in hard-copy or electronic format, relating to a Cleco Shared Insurance Policy, together with any customary or reasonable documentation evidencing satisfaction of the terms of this provision as may be requested in writing by DII Industries.

1.11  “Cleco Shared Insurance Policies” means those insurance policies set forth in Exhibit C to this Agreement.

1.12  “Cooper” means Cooper Power Tools, Inc., a Delaware corporation, and its successors and assigns.

1.13  “Cooper Agreement” means the March 3, 1998, Purchase and Sale Agreement Among Cooper, GPX Corp., Cooper Industries, Inc., and GIT.

1.14  “Coverage-in-Place Agreements” means those coverage-in-place agreements relating to the H-W Shared Insurance Policies.

1.15  “Current GIT Plan” means that plan of reorganization proposed by the GIT Debtors in the GIT Cases dated July 31, 2003.

1.16  “Derivative Claims” means any claim of a Party which was or could have been asserted as a direct claim, a derivative, or an alter ego claim in either the GIT Cases or the DII Industries Cases against any other Party, their officers, directors, agents and representatives including, but not limited to, claims under sections 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

1.17  “DII Industries” means DII Industries, LLC, a Delaware limited liability company, formerly known as Dresser Industries, Inc., a Delaware corporation.

1.18  “DII Industries Asbestos Trust” means the trust established pursuant to sections 105 and 524(g) of the Bankruptcy Code under the DII Industries Plan which would assume responsibility for liquidation and payment of, among other things, H-W Asbestos PI Trust Claims.

1.19  “DII Industries Cases” means the chapter 11 bankruptcy cases expected to be commenced by DII Industries and certain of its Affiliates if the DII Industries Filing Conditions are satisfied.

1.20  “DII Industries Channeling Injunction” means an injunction issued by the Bankruptcy Court pursuant to sections 105 and 524(g) of the Bankruptcy Code in connection with the DII Industries Plan that enjoins filing, pursuing, or prosecuting, inter alia, H-W Asbestos PI Trust Claims and H-W Silica PI Trust Claims against the H-W Protected Parties.

1.21  “DII Industries Effective Date” means the first Business Day after (a) the order of the District Court confirming or affirming the DII Industries Plan becomes a Final Order and (b) all other conditions to effectiveness of the DII Industries Plan have been satisfied or waived pursuant to its terms.

1.22  “DII Industries Filing Conditions” means the following preconditions to filing of the DII Industries Cases (unless waived in writing by DII Industries and Halliburton):

DISCLOSURE STATEMENT EXHIBIT O- 3

(a)  acceptance of the DII Industries Plan within the meaning of section 1126(c) of the Bankruptcy Code by creditors in each impaired class under the DII Industries Plan;

(b)  acceptance of the DII Industries Plan by at least seventy-five percent (75%) of the voting creditors whose claims are to be channeled to the DII Industries Asbestos Trust, including, but not limited to, holders of  H-W Asbestos PI Trust Claims;

(c)  completion of the corporate transactions related to the filing of the DII Industries Cases;

(d)  completion of definitive documentation of the DII Industries Plan and related plan documents;

(e)  the sum of settled asbestos claims and settled silica claims shall not be in excess of $2,775,000,000;

(f)  availability of financing, in amounts deemed sufficient by DII Industries and Halliburton in their sole discretion, to enable DII Industries and its filing affiliates to meet obligations under the DII Industries Plan; and

(g)  approval of the filing by the board of directors of Halliburton and by the boards or managing members of each of the proposed debtors in the DII Industries Cases.

1.23  “DII Industries Indemnification Claim” means any past, present, or future claim, demand, lawsuit, debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured) by DII Industries, Halliburton, or any successor or Affiliate thereof, against the H-W Entities, which arises out of the Indresco Distribution Agreement and survives the Settlement Agreement Effective Date.

1.24  “DII Industries Plan” means a plan of reorganization for DII Industries in the DII Industries Cases that is consistent with the terms of this Agreement.

1.25  “DII Industries Proof of Claim” means the proof of claim filed by DII Industries in the GIT Cases on February 26, 2003, and any amendments thereto.

1.26  “DII Industries Released Parties” means DII Industries, Halliburton, and each of their respective parent corporations, subsidiaries, and Affiliates, including, for each of the foregoing, all predecessors, successors, and assigns, along with current and former officers, directors, shareholders, employees, agents, attorneys, and representatives.

1.27  “DII Industries Silica Trust” means the trust established under the DII Industries Plan pursuant to section 105 of the Bankruptcy Code to assume responsibility for liquidation and payment of, among other things, H-W Silica PI Trust Claims.

1.28  “DIP Facility” means a $35 million debtor-in-possession credit facility provided by DII Industries to GIT, H-W, and APG secured by, among other things, a lien on all assets of GIT, H-W, and APG as of the date on which GIT, H-W, and APG filed petitions for relief under the Bankruptcy Code.

1.29  “DIP Forgiveness Date” means the earlier of (a) the DII Industries Effective Date or (b) the GIT Effective Date.

1.30  “DIP Guarantors” means A.P. Green Services, Inc., A.P. Green Refractories, Inc., GPX Corp., Global Industrial Technologies Services Company, and GPX Forge, Inc.

DISCLOSURE STATEMENT EXHIBIT O- 4

1.31  “District Court” means that United States District Court assigned to preside over the GIT Cases or DII Industries Cases, as the case may be.

1.32  “Entity” means an individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, the United States Trustee, or other person or entity.

1.33  “Environmental Laws” means any and all laws, statutes, ordinances, regulations, binding policies, guidelines, and common law relating to protection of human health or the environment, including, but not limited, to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, and the Occupational Safety and Health Act.

1.34  “Final Order” means an order of a court: (i) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for reargument, rehearing or reconsideration has expired and as to which no appeal, petition for writ of certiorari, or other appellate review, or proceedings for reargument, rehearing or reconsideration shall then be pending; (ii) or as to which any right to appeal, petition for writ of certiorari, or move for reargument or rehearing shall have been waived in writing in form and substance satisfactory, in the DII Industries Cases, by DII Industries and H-W; or (iii) in the event that an appeal, writ of certiorari, or other appellate review or reargument, rehearing or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed from which writ of certiorari or other appellate review or reargument, rehearing or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari, to otherwise seek appellate review, and to move for reargument, rehearing or reconsideration shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or under section 1144 of the Bankruptcy Code, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.35  “GIT” means Global Industrial Technologies, Inc.

1.36  “GIT Affiliate” means an Affiliate of a GIT Debtor or a Reorganized GIT Debtor.

1.37  “GIT Cases” means the cases of the GIT Debtors commenced by the filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code and jointly administered by the Bankruptcy Court under Case No. 02-21626.

1.38  “GIT Debtors” means ANH Refractories Company, A.P. Green Industries, Inc., A.P. Green International, Inc., A.P. Green Refractories, Inc., A.P. Green Services, Inc., APG Development Corp., APG Refractories Corp., Chiam Technologies, Inc., Detrick Refractory Fibers, Inc., Global Industrial Technologies, Inc., Global Industrial Technologies Services Company, Global Processing Systems, Inc., GPX Forge Acquisition, Inc., GPX Corp., GIX Foreign Sales Corp., GPX Forge, Inc., GPX Forge-U, Inc., Harbison-Walker International Refractories, Inc., Harbison-Walker Refractories Company, Harbison-Walker Refractories Europe, Ltd., Indresco International Ltd., Intogreen Co., Lanxide Thermocomposites, Inc., RHI American Receivables Corporation, RHI Refractories America, Inc., and TMPSC, Inc.

1.39  “GIT Effective Date” means the first Business Day after (a) the order of the District Court confirming or affirming the GIT Plan becomes a Final Order and (b) the date on which all other conditions precedent to the effectiveness of the GIT Plan have been satisfied or waived pursuant to its terms.

DISCLOSURE STATEMENT EXHIBIT O- 5

1.40  “GIT Plan” means a plan of reorganization proposed in the GIT Cases.

1.41  “Halliburton” means Halliburton Company, a Delaware corporation.

1.42  “Halliburton Guaranty” means the subordinated guaranty, in substantially the form attached as Exhibit B hereto, to be executed by Halliburton and delivered to the GIT Debtors to guarantee payment, when due, of the obligations of DII Industries under section 2.3(a) of this Agreement.

1.43  “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, contaminants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any Environmental Laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, and radioactive materials.

1.44  “H-W” means Harbison-Walker Refractories Company, a Delaware corporation.

1.45  “H-W Asbestos PI Trust Claim” means (a) any claim or demand, whether now existing or hereafter arising or asserted against an H-W Entity, whether under a direct or indirect theory of liability and/or (b) any debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, whether under a direct or indirect theory of liability, of an H-W Entity (including, without limitation, all debts, obligations, and liabilities in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whether under common law or by statute); in either case (a) or (b): for, resulting from attributable to, or arising by reason of, directly or indirectly, physical, emotional, bodily, or other personal injury or damages (including, without limitation, any claim or demand for compensatory damages, loss of consortium, medical monitoring, survivorship, wrongful death, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution, or subrogation) whether or not diagnosable or manifested before the Confirmation of the DII Industries Plan or the close of the DII Industries Cases, (x) caused or allegedly caused, in whole or in part, directly or indirectly (i) by asbestos or asbestos-containing products sold, installed, handled, used, specified, made, distributed, or removed by an H-W Entity, or other Entity for which an H-W Entity is or may be liable or (ii) by services, actions, or operations provided, completed, performed, or taken with asbestos or asbestos-containing products by or at the direction of an H-W Entity, or other Entity for which an H-W Entity is or may be liable, or (y) caused or allegedly caused by asbestos or asbestos-containing products for which an H-W Entity, or other Entity for which such H-W Entity is or may be liable, is liable under any applicable law or by contract, whether or not arising, or allegedly arising, directly or indirectly from acts or omissions of such H-W Entity, or other Entity for or with an H-W Entity is or may be liable. For purposes of this definition, H-W Asbestos PI Trust Claim does not include (i) liability for an Asbestos Property Damage Claim, (ii) any claim by any present or former employee of an H-W Entity for benefits under a policy of workers’ compensation insurance or for benefits under any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer, or (iii) any claim that is secured by a lien on property of an H-W Entity, but only to the extent of the value of the property securing the lien.

1.46  “H-W DIP Guaranty” means that guaranty executed by the DIP Guarantors to guarantee the obligations of GIT, H-W, and APG under the H-W DIP Note.

1.47  “H-W DIP Note” means that note executed by GIT, H-W, and APG to evidence their obligations under the H-W DIP Facility.

1.48  “H-W Entity” means each of (i) Harbison-Walker, (ii) Harbison-Walker Refractories Europe, Ltd., (iii) Indresco International Ltd., (iv) Indresco Jeffrey Industria e Commercio Ltda., and (v) each of the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.

DISCLOSURE STATEMENT EXHIBIT O- 6

1.49  “H-W Insurance Adversary” means the adversary proceeding styled Harbison-Walker Refractories Co. v. DII Industries, LLC, et al., Adversary Proceeding No. 02-2151, pending before the Bankruptcy Court in the GIT Cases.

1.50  “H-W Insurance Companies” means those insurance companies that issued or are liable for the satisfaction of claims made against the H-W Shared Insurance Policies.

1.51  “H-W Insurance Documentation” means any books, bills, and records, whether in hard-copy or electronic format, relating to any H-W Shared Insurance Policies or Coverage-in-Place Agreements, together with any customary or reasonable documentation evidencing satisfaction of the terms of this provision as may be requested in writing by DII Industries.

1.52  “H-W Insurance Receivable” means the insurance receivable of H-W which will be purchased by DII Industries pursuant to section 2.3 of this Agreement.

1.53  “H-W Protected Party” means each of the (a) GIT Debtors, (b) Reorganized GIT Debtors, (c) GIT Affiliates, (d) Lender Protected Parties, (e) Successor Protected Parties, (f) Transferee Protected Parties, and (g), with respect to (a), (b), and (c), the present and former directors, officers, agents, attorneys, accountants, consultants, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such, but, with respect to each H-W Protected Party, only to the extent that such is alleged to be liable for an H-W Asbestos PI Trust Claim or an H-W Silica PI Trust Claim; provided, however, that H-W Protected Party does not include (x) RHI Refractories Holding Company, (y) any direct or indirect parent of RHI Refractories Holding Company, including, but not limited to, RHI AG, or (z) any successors or successors-in-interest to (x) or (y).

1.54  “H-W Receivable Information” means any books, bills, records, and other documents, whether in hard-copy or electronic format, evidencing or relating to the H-W Insurance Receivable or proceeds thereof.

1.55  “H-W Released Parties” means the GIT Debtors and the Reorganized GIT Debtors, together with their current and former officers, directors, employees, agents, attorneys, shareholders, accountants, advisors, financial advisors, investment bankers, successors and assigns, and representatives in their respective capacities; provided, however, that H-W Released Parties does not include (a) RHI Refractories Holding Company, (b) any direct or indirect parent of RHI Refractories Holding Company, including, but not limited to, RHI AG, or (c) any successors or successors-in-interest to (a) or (b).

1.56  “H-W Shared Insurance Policies” means those insurance policies set forth in Exhibit A to this Agreement.

1.57  “H-W Silica PI Trust Claim” means (a) any claim or demand, whether now existing or hereafter arising or asserted against an H-W Entity, and/or (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), whenever and wherever arising or asserted, whether under a direct or indirect theory of liability, of an H-W Entity (including, without limitation, all debts, obligations, and liabilities in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whether under common law or by statute); in either case (a) or (b): for, resulting from, attributable to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury or damages (including, without limitation, any claim or demand for compensatory damages, loss of consortium, medical monitoring, survivorship, wrongful death, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the DII Industries Effective Date or the close of the DII Industries Cases, (x) caused or allegedly caused, in whole or in

DISCLOSURE STATEMENT EXHIBIT O- 7

part, directly or indirectly (i) by silica or silica-containing products sold, installed, handled, used, specified, made, distributed, or removed by an H-W Entity, or other Entity for which an H-W Entity is or may be liable or (ii) by services, actions, or operations provided, completed, performed, or taken with silica or silica-containing products by or at the direction of an H-W Entity, or other Entity for which an H-W Entity is or may be liable, or (y) caused or allegedly caused by silica or silica-containing products for which an H-W Entity, or other Entity for which an H-W Entity is or may be liable, are liable under any applicable law or by contract, whether or not arising, or allegedly arising, directly or indirectly from acts or omissions of such an H-W Entity, or other Entity for which an H-W Entity is or may be liable. For purposes of this definition, H-W Silica PI Trust Claim does not include (i) any claim by any present or former employee of an H-W Entity for benefits under a policy of workers’ compensation insurance or for benefits of any state or federal workers’ compensation statute or other statute providing compensation to an employee from an employer, (ii) any H-W Silica PI Trust Claim that is also assertable as an H-W Asbestos PI Trust Claim, or (iii) any claim that is secured by a lien on property of an H-W Entity, but only to the extent of the value of the property securing the lien.

1.58  “H-W Stay” means that injunction entered by the Bankruptcy Court in the adversary proceeding styled Harbison-Walker Refractories Company v. Parties Listed on Exhibit A, Adversary Proceeding No. 02-2080, enjoining, inter alia, pursuit of H-W Asbestos PI Trust Claims against DII Industries, as extended from time to time thereafter.

1.59  “Indresco Distribution Agreement” means that certain distribution agreement dated as of July 17, 1992, between Dresser Industries, Inc. and Indresco, Inc.

1.60  “Insurance Receivable Purchase Date” means the earlier of (a) the DII Industries Effective Date, (b) the GIT Effective Date, or (c) December 31, 2003.

1.61  “Intool Claims” means any past, present or future claim, demand, lawsuit, debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), including but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whenever and wherever arising or asserted, for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily, or other personal injury, sickness, disease or death, or property damage, whether or not diagnosable or manifested, including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special, exemplary, or punitive damages, reimbursement, indemnity, warranty, contribution, or subrogation, arising out of, based on, or attributable to, in whole or in part, directly or indirectly, the design, manufacturing, sale, or performance, of any product or material by the Intool Companies or any of their predecessors, including as a division or divisions of DII Industries, prior to July 17, 1992. Intool Claims do not include Post-Spinoff Intool Claims.

1.62  “Intool Companies” means Intool, Incorporated, a Delaware corporation, Intool International GmbH, Intool International B.V., Intool de Mexico, S.A. de C.V., Global-GTX Canada, Inc., and Airetool & Yost Superior Realty, Inc., an Ohio corporation.

1.63  “Lender Protected Party” means any Entity that makes a loan to (a) a GIT Debtor, (b) a Reorganized GIT Debtor, or (c) a GIT Affiliate or makes a loan to a successor of, successor-in-interest to, or direct or indirect transferee of any of the foregoing, but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent that any pledge of assets made in connection with such a loan is sought to be upset or impaired.

1.64  “Old H-W” means the company known as Harbison-Walker Refractories Company, a Pennsylvania corporation, prior to its merger with Dresser Industries, Inc. in 1967.

DISCLOSURE STATEMENT EXHIBIT O- 8

1.65  “Other Indresco-Related Claims” means any past, present or future claim, demand, lawsuit, debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), including but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whenever and wherever arising or asserted, other than H-W Asbestos PI Trust Claims, H-W Silica PI Trust Claims, or Intool Claims, for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily, or other personal injury, sickness, disease or death, or property damage, whether or not diagnosable or manifested, including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special, exemplary, or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation, arising out of, based on, or attributable to, in whole or in part, directly or indirectly, any act or omission of, or products that were designed, manufactured, distributed, sold, handled, installed, stored, or removed by DII Industries, including any predecessor or affiliate of DII Industries, or any division thereof, prior to July 17, 1992. Other Indresco Related Claims do not include Post-Spinoff Other Indresco Related Claims.

1.66  “Parties” means DII Industries, Halliburton, and each of the GIT Debtors.

1.67  “Post-Spinoff Intool Claims” means any present or future claim, demand, lawsuit, debt, obligation, or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), including but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whenever and wherever arising or asserted, for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury, sickness, disease, death, or property damage, whether or not diagnosable or manifested, including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special, exemplary or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation, arising out of, based on, or attributable to, directly or indirectly, the design, manufacturing, sale, or performance, of any product or material by the Intool Companies or any of their predecessors, including as a division or divisions of H-W, but only where none of the design, manufacturing, sale, and performance of such product or material took place prior to July 17, 1992.

1.68  “Post-Spinoff Other Indresco Related Claims” means any past, present or future claim, demand, lawsuit, debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, bonded, secured, or unsecured), including but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty, whenever and wherever arising or asserted, other than H-W Asbestos PI Trust Claims, H-W Silica PI Trust Claims, or Post-Spinoff Intool Claims, for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury, sickness, disease or death, or property damage, whether or not diagnosable or manifested, including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special, exemplary or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation, arising out of, based on, or attributable to, directly or indirectly, any product designed, manufactured, distributed, sold, handled, installed, stored, or removed by H-W, but only where none of the design, manufacturing, distribution, sale, handling, installation, storage or removal of such product or material took place prior to July 17, 1992.

1.69  “Receivable Purchase Price” means that amount, not to exceed $50.1 million, (i) that the GIT Debtors have paid in claims under the H-W Shared Insurance Policies and for which the GIT Debtors have, as of thirty (30) calendar days from the Settlement Agreement Effective Date, submitted, in good faith, invoices to the H-W Insurance Companies, less (ii) any payment from the H-W Insurance Companies to the GIT Debtors on account of the submitted invoices.

1.70  “Reorganized GIT Debtors” means each of the GIT Debtors on or after the GIT Effective Date.

DISCLOSURE STATEMENT EXHIBIT O- 9

1.71  “RHI Letter Agreement” means that letter agreement dated February 14, 2002, between Dresser Industries, Inc. and RHI Refractories Holding Company.

1.72  “Settlement Agreement Effective Date” means the first Business Day after the day on which all of the conditions precedent listed in section 5 of this Agreement are satisfied or waived in writing by the Parties.

1.73  “Shared Insurance Release Requirements” means the following:

(a)  issuance of the DII Industries Channeling Injunction;

(b)  indemnification of any H-W Entity by the DII Asbestos Trust for any H-W Asbestos PI Trust Claim; and

(c)  indemnification of any H-W Entity by the DII Industries Silica Trust for any H-W Silica PI Trust Claim;

1.74  “Successor Protected Party” means any Entity that becomes a successor, successor-in-interest, or assign (by merger, assignment of assets, consolidation, operation of law, or otherwise) of (a) a GIT Debtor, (b) a Reorganized GIT Debtor, or (c) a GIT Affiliate, but only to the extent that liability is asserted to exist by reason of such Entity becoming such successor, successor-in-interest, or assign.

1.75  “Termination Event” means any occurrence or existence of any of the following conditions:

(a)  any representation or warranty made herein by a non-terminating party is false when made in any material respect, and such representation or warranty is not cured within ten (10) Business Days after written notice;

(b)  any non-terminating party is in breach of any covenant found in this Agreement in any material respect, and such breach is not cured within ten (10) Business Days after written notice;

(c)  the Approval Order, acceptable in form and substance to DII Industries, Halliburton, and the GIT Debtors in their sole discretion, is not entered by the Bankruptcy Court on or before October 30, 2003; or

(d)  the H-W Stay is terminated or modified without consent of DII Industries prior to September 30, 2003.

1.76  “Transferee Protected Party” means any Entity that becomes a direct or indirect transferee of, or successor to, any assets of (a) a GIT Debtor, (b) a Reorganized GIT Debtor, or (c) a GIT Affiliate, but only to the extent that liability is asserted to exist by reason of such Entity becoming such a transferee or successor.

SECTION 2

Restructuring Agreements

Subject to satisfaction of the conditions precedent in section 5 of this Agreement, or waiver by DII Industries of such conditions in accordance with the terms hereof, the Parties agree as follows:

2.1  Forgiveness of Obligations under the DIP Facility.    Upon the occurrence of the DIP Forgiveness Date:

(a)  DII Industries and Halliburton shall be deemed, without need for further action, to have forgiven and cancelled all debts and obligations of the GIT Debtors, the DIP Guarantors, and the GIT Affiliates under the DIP Facility, including fees, accrued interest, and attorneys fees;

DISCLOSURE STATEMENT EXHIBIT O- 10

(b)  DII Industries shall file a notice of record in the GIT Cases to evidence occurrence of the forgiveness and cancellation in subparagraph (a); and

(c)  DII Industries shall mark the H-W DIP Note and H-W DIP Guaranty as cancelled and shall return the H-W DIP Note to GIT and the H-W DIP Guaranty to the DIP Guarantors.

2.2  Delivery of the H-W Receivable Information.    Upon the occurrence of the Settlement Agreement Effective Date, the GIT Debtors shall deliver the H-W Receivable Information to DII Industries.

2.3  Purchase of H-W Insurance Receivable by DII Industries.    Upon the occurrence of the Insurance Receivable Purchase Date:

(a)  DII Industries shall deliver the Receivable Purchase Price to H-W, by wire transfer, to an account designated in writing by H-W;

(b)  H-W shall deliver to DII Industries such customary or reasonable documentation evidencing the purchase and assignment of the Insurance Receivable as may be requested in writing by DII Industries; and

(c)  the GIT Debtors shall cooperate with DII Industries in accordance with section 4.1(i) of this Agreement.

2.4  Guaranty of Receivable Purchase Price by Halliburton.    Halliburton shall deliver the original Halliburton Guaranty to H-W on the Settlement Agreement Effective Date. Upon delivery of the Receivable Purchase Price by DII Industries to H-W, H-W shall mark the Halliburton Guaranty as cancelled and shall return the Halliburton Guaranty to Halliburton.

2.5  Release by GIT Debtors of any Interest in H-W Shared Insurance Policies.    Provided that (i) the DII Industries Cases are filed and (ii) the Shared Insurance Release Requirements are satisfied, then, upon occurrence of the DII Industries Effective Date:

(a)  the GIT Debtors shall be deemed, without need for further action, to have assigned to DII Industries all claim, title, or interest they may have in or under (i) the H-W Shared Insurance Policies, (ii) the Coverage-in-Place Agreements, and (iii) the Cleco Shared Insurance Policies;

(b)  the GIT Debtors shall deliver to DII Industries the H-W Insurance Documentation to evidence such assignment;

(c)  if requested by DII Industries, the GIT Debtors shall file a notice with the Bankruptcy Court dismissing the H-W Insurance Adversary without prejudice to refiling of such litigation by DII Industries; and

(d)  upon the satisfaction of the Shared Insurance Release Requirements, DII Industries shall file a notice in the GIT Cases withdrawing with prejudice the DII Industries Proof of Claim in its entirety except for the claims reserved pursuant to subsection 2.6(d).

2.6  Other Claims.    Provided that (i) the DII Industries Cases are filed and (ii) the Shared Insurance Release Requirements are satisfied, then, upon occurrence of the DII Industries Effective Date:

2.6(a)  The H-W Entities shall assign to DII Industries, and DII Industries shall assume all responsibilities, obligations, duties, and liabilities for, and shall indemnify, defend, and hold the H-W Entities harmless from, all Other Indresco Related Claims arising under Environmental Laws, arising out of, based on, or related to (1) the presence of any Hazardous Substances on, in, above or under any property owned, occupied, controlled, operated or used by DII Industries or any predecessor or affiliate thereof either during or prior to such

DISCLOSURE STATEMENT EXHIBIT O- 11

ownership, occupation, control, operation or use, or (2) the Release or threatened Release (as those terms are defined in Environmental Laws) of any such Hazardous Substances referenced in subsection 2.6(a)(1) of this Agreement on, in, under, above, or from any such property at any time.

2.6(b)  DII Industries shall indemnify, reimburse, and hold the H-W Entities harmless for (1) all Other Indresco Related Claims asserted against any of them, other than those Other Indresco Related Claims described in subsection 2.6(a) of this Agreement and (2) any Intool Claims asserted against the H-W Entities, except for those which are in the nature of a DII Industries Indemnification Claim; provided, however, that as to each claim for which DII Industries indemnifies, reimburses, or holds the H-W Entities harmless, DII Industries shall be entitled to a setoff to the extent of any amount recovered by the H-W Entities as a result of such claim either through insurance issued to the H-W Entities at or prior to the date of this Agreement, or, with respect to Intool Claims described in this subsection, from Cooper pursuant to §§ 9.2, 9.3 and 9.4 of the Cooper Agreement.

2.6(c)  H-W shall indemnify and hold DII Industries harmless with respect to any DII Industries Indemnification Claim; provided, however, that DII Industries shall accept as payment in full of any such claim (i) that amount which is recovered from insurance issued to the H-W Entities at or prior to the date of this Agreement, or (ii) with respect to a DII Industries Indemnification Claim arising out of an Intool Claim, that amount which the H-W Entities recover from Cooper after DII Industries has tendered such claim to the H-W Entities and as a result of the submission of such claim by the H-W Entities to Cooper pursuant to §§ 9.2, 9.3 and 9.4 of the Cooper Agreement. Where no amount is recovered with respect to such claim from insurance or, in the case of a DII Industries Indemnification Claim arising out of an Intool Claim, from Cooper, DII Industries shall treat the claim as satisfied without receipt of any payment from the H-W Entities.

2.6(d)  DII Industries shall release and forever waive any DII Industries Indemnification Claim which had not been asserted as of the commencement of the GIT Cases or with respect to which DII Industries has not made a claim in the GIT Cases except that DII Industries shall not release or waive those DII Industries Indemnification Claims to be asserted for purposes of the H-W Entities seeking either the recovery of insurance proceeds or an indemnification from Cooper, as set forth in subsection 2.6(c) of this Agreement.

2.6(e)  DII Industries shall indemnify, reimburse, and make whole the H-W Entities for any and all amounts incurred or expended by the H-W Entities, including but not limited to attorney’s fees and costs, necessary: (i) to effectuate or enforce the obligations of DII Industries under this section 2.6 of the Agreement; (ii) to enforce the H-W Entities’ rights to indemnification under the Cooper Agreement; (iii) to pursue recovery of insurance proceeds to the extent described in subsections 2.6(b) and (c) of this Agreement; and (iv) to the extent that the H-W Entities are required to defend against any Intool Claim or Other Indresco Related Claim. Where it is necessary for any H-W Entity to participate in litigation set forth in subsections 2.6(e)(ii), (iii) or (iv) of this Agreement, DII Industries shall have the right to control such litigation, including, but not limited to, choice of counsel (with the relevant H-W Entity waiving any conflicts), choice of litigation strategy, and the right to settle the litigation; provided, however, that DII Industries shall at all times, in good faith, conduct such litigation so as not to prejudice, impair, or compromise any interest or right of the H-W Entities. DII Industries shall have no obligation to indemnify, reimburse, or make whole the H-W Entities for any amounts incurred or expended by the H-W Entities (x) to enforce the H-W Entities’ rights to indemnification under the Cooper Agreement with respect to any Post-Spinoff Intool Claim, or (y) to pursue recovery of insurance proceeds with respect to any Post-Spinoff Other Indresco Related Claim. DII Industries shall have no responsibility or obligation to pay any legal fees or expenses incurred by any H-W Entity with respect to (A) an Other Indresco Related Claim or Intool Claim, after DII Industries has accepted the tender of such claim pursuant to either subsection 2.6(a) or (b) of this Agreement, and (B) a DII Industries Indemnification Claim after DII Industries has released and waived such claim against any H-W Entity pursuant to subsection 2.6(d) of this Agreement.

2.6(f)  The H-W Entities will, in good faith, seek recovery of insurance proceeds with respect to any DII Industries Indemnification Claim, except for those DII Industries Indemnification Claims arising out of

DISCLOSURE STATEMENT EXHIBIT O- 12

an Intool Claim, from any insurance policy issued to the H-W Entities at or prior to the date of this Agreement which may provide coverage for such claims; provided, however, that (i) the H-W Entities shall not be obligated to seek recovery of insurance proceeds for any DII Industries Indemnification Claim which the H-W Entities, in good faith and in their sole discretion, conclude are not covered under any such insurance policy and (ii) insurance claims arising out of DII Industries Indemnification Claims shall be submitted on a first-come, first-serve basis with other insurance claims of the H-W Entities in the normal course of business until the available insurance has been exhausted, after which time the H-W Entities will have no further obligation to seek recovery of insurance proceeds with respect to any DII Industries Indemnification claim.

2.6(g)  The H-W Entities will, in good faith, seek to enforce their rights to indemnification under the Cooper Agreement with respect to any DII Industries Indemnification Claim arising out of an Intool Claim; provided, however, that the H-W Entities shall not be obligated to seek enforcement of indemnification rights under the Cooper Agreement for any DII Industries Indemnification Claim which the H-W Entities, in good faith and in their sole discretion, conclude are not subject to indemnification under the Cooper Agreement.

2.6(h)  The H-W Entities represent and warrant that, upon reasonable investigation and due diligence, the matters identified in this subsection and subsections 2.6(i) and (j) of this Agreement are the only past or present Intool Claims or Other Indresco Related Claims which have been asserted against the H-W Entities and are subject to the terms of this section 2.6 of this Agreement; provided, however, that this subsection shall not in any manner eliminate, impair or otherwise limit DII Industries’ obligations and responsibilities under this section 2.6 of this Agreement with respect to (i) any currently pending Intool Claims or Other Indresco Related Claims of which the H-W Entities have no knowledge and could not have become aware of through reasonable investigation and due diligence as of the date of this Agreement, and (ii) any Intool Claims or Other Indresco Related Claims asserted or brought on or subsequent to the date of this Agreement, even if arising out of events, conduct or occurrences which took place prior to the date of this Agreement.

(1)  Curragh v. Marion (Colorado)

(2)  Patterson v. Komatsu-Dresser (Alabama)

(3)  Stacey v. Dresser (Illinois)

(4)  Onipenco v. Komatsu (New Jersey)

(5)  Heinsness v. Global Industrial Technologies (Texas)

(6)  Fletcher v. Komatsu-America International (Pennsylvania)

(7)  Vecher v. Intracoastal Tubular (Louisiana)

(8)  Albright v. Badger Equipment (West Virginia)

(9)  Workers compensation claims (pre-1993) which are asserted in the DII Industries Proof of Claim

(10)  Any Other Indresco Related Claims addressed in 2.6(a) of this Agreement which arise out of land owned by The Marion Power Shovel Company

(11)  Any Other Indresco Related Claims addressed in 2.6(a) of this Agreement which arise out of land owned by GPS-Forge U

DISCLOSURE STATEMENT EXHIBIT O- 13

(12)  Claims identified in the attachment to the October 28, 1999, facsimile transmission from V. Donette Caisey of Marsh Global Broking (Bermuda) Ltd. to Marjorie Robbins of ACE Insurance Co. Ltd. (a copy of which has been provided to DII Industries); provided, however, that if (i) DII Industries is not, and cannot be made, a proper party to litigation resulting from any such claim or (ii) liability may not be imposed on DII Industries as a result of any such claim, then such claim shall be deemed to have been listed under subsection 2.6(j) hereof and DII Industries shall have no obligation to indemnify any of the H-W Entities for any claim, debt, or liability in connection therewith.

2.6(i)  DII Industries shall release and waive any right to indemnification or contribution from the H-W Entities with respect to the following claims:

(1)  Anderson v. Indresco (Texas)

(2)  Albright v. Indresco (Texas)

(3)  Maynard v. AroCorp (West Virginia)

(4)  Patton v. Ingersoll Rand (Mississippi)

2.6(j)  Notwithstanding the provisions of subsections 2.6(a) and (b) of this Agreement, DII Industries shall not assume, nor shall it have any obligation to indemnify any of the H-W Entities for any claim, debt, or liability arising out of the following matters, except that, as to the Fording Coal matter, should the appeal of the claimant therein be successful as to DII Industries and any of the claims against DII Industries reinstated, then the Fording Coal matter shall not be included as part of this subsection 2.6(j):

(1)  Ash Trucking v. Global Industrial Technologies (Kentucky)

(2)  Fording Coal v. Dresser (Canada)

(3)  In re Tremont Landfill (EPA Region 5)

2.6(k)  To the extent that DII Industries or Halliburton enters into a settlement agreement with any claimant in any of the matters identified in subsections 2.6(h), (i) or (j) of this Agreement, and such claimant has asserted a proof of claim against any of the GIT Debtors arising out of such matter, DII Industries and/or Halliburton shall secure the release by such claimant of the GIT Debtors as part of any such settlement.

2.6(l)  To the extent that DII Industries has accepted the tender of any claim pursuant to section 2.6 of this Agreement which is later determined to be a Post-Spinoff Intool Claim or Post-Spinoff Other Indresco Related Claim, the H-W Entities shall immediately upon such determination accept responsibility for the defense of such claim and DII Industries shall have no further obligations with respect to such claim; provided, however, that DII Industries shall take all necessary steps to transfer to the H-W Entities responsibility for such claim without prejudicing any rights or defenses of any H-W Entity. DII Industries shall not have any rights to seek reimbursement of its costs incurred prior to the return to the H-W Entities of any claim that is determined to be a Post-Spinoff Intool Claim or a Post-Spinoff Other Indresco Related Claim, provided the original tender to DII Industries was made in good faith. Similarly, if the H-W Entities have not tendered a claim which later is determined to be an Intool Claim or an Other Indresco Related Claim, DII Industries shall immediately assume all obligations for such claim pursuant to subsections 2.6(a) and (c); provided, however, that the H-W Entities shall take all necessary steps to transfer to DII Industries responsibility for such claim without prejudicing any rights or defenses of DII Industries, and DII Industries shall not be responsible for any legal fees or expenses incurred by any H-W Entity in defense of such claim prior to the tender of such claim to DII Industries.

DISCLOSURE STATEMENT EXHIBIT O- 14

2.6(m)  Notwithstanding any other provision of this Agreement, DII Industries shall not be responsible for any costs incurred prior to the DII Industries Effective Date by any of the H-W Entities in relation to any of the claims set forth in subsections 2.6(h), (i) or (j) of this Agreement. Further, DII Industries shall not be responsible for any legal fees or expenses incurred by any of the H-W Entities in relation to any Intool Claim or Other Indresco-Related Claim prior to the tender of such claim to DII Industries.

2.6(n)  To the extent that H-W has rights to indemnification from any third party for an Other Indresco-Related Claim, the rights and obligations of DII Industries and H-W with respect thereto shall be identical to the rights and obligations of DII Industries and H-W set forth under subsections 2.5, 2.6, and 2.11 of this Agreement with respect to the Intool Claims and Cooper.

2.7  Indemnification of DII Industries Asbestos Trust.    H-W shall indemnify the DII Industries Asbestos Trust for any material breach of its representation made in section 4.1(e) of this Agreement.

2.8  Impact of Federal Asbestos Legislation.    Notwithstanding anything in this Agreement to the contrary, enactment of federal legislation addressing asbestos liabilities shall in no way modify, limit, cancel, or abridge the obligations of the Parties with respect to this Agreement.

2.9  No Obligation to File DII Industries Cases or Propose DII Industries Plan.    Notwithstanding any of the foregoing, nothing in this Agreement shall be construed as creating an obligation on the part of DII Industries to file the DII Industries Cases or to propose a plan of reorganization satisfying the Shared Insurance Release Requirements.

2.10  No Assumption of Liabilities.    Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as an assumption of H-W Asbestos PI Trust Claims or H-W Silica PI Trust Claims by DII Industries, Halliburton, or any of their Affiliates.

2.11  Indresco Distribution Agreement Termination.    Provided that (a) the DII Industries Cases are filed and (b) the Shared Insurance Release Requirements are satisfied, then, upon occurrence of the DII Industries Effective Date, the Indresco Distribution Agreement shall be terminated, and the Parties hereby mutually release each other from all obligations arising under such Indresco Distribution Agreement; provided, however, that nothing in this section 2.11 shall act to terminate the Indresco Distribution Agreement, nor shall the foregoing releases be effective, with respect to indemnification obligations arising out of (i) Other Indresco Related Claims, except those asserted after the Settlement Agreement Effective Date for which no insurance is available under a policy issued to the H-W Entities at or prior to the date of this Agreement or (ii) those Intool Claims made after March 12, 1998.

2.12  No Consent by DII Industries or Halliburton.    Nothing in this Agreement shall be construed as acceptance of, or consent to, by either DII Industries or Halliburton, the Current GIT Plan, and the Parties acknowledge that the Current GIT Plan does not provide for a channeling injunction pursuant to sections 524(g) and/or 105 of the Bankruptcy Code to DII Industries that enjoins any future litigation against DII Industries or its Affiliates (or any insurer thereof) with respect to the H-W Actions and the Dresser Actions, as those terms are used in the letter agreement dated February 14, 2002, between RHI Refractories Holding Company and Dresser Industries, Inc.

SECTION 3

Mutual Releases

3.1  Release of the DII Industries Released Parties by the GIT Debtors.    Except as otherwise provided herein, upon satisfaction of sections 2.1 and 2.3 of this Agreement and provided that (a) the DII Industries Cases

DISCLOSURE STATEMENT EXHIBIT O- 15

are filed and (b) the Shared Insurance Release Requirements are satisfied, then, upon occurrence of the DII Industries Effective Date, the GIT Debtors, on behalf of themselves, their predecessors, successors, and assigns, now and forever release, discharge, and acquit the DII Industries Released Parties, from any and all claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs, and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, including, but not limited to, any claims based on indemnification agreements or any Derivative Claims, that the GIT Debtors may have or claim to have as the of date hereof; provided, however, that nothing herein shall release the DII Industries Released Parties from the obligations arising under this Agreement.

The GIT Debtors acknowledge and understand that this Agreement may be pleaded by any of the DII Industries Released Parties as a full and complete defense to any action, suit, or other proceeding based on claims released in this Agreement.

3.2  Release of the H-W Released Parties by DII Industries and Halliburton.    Except as otherwise provided herein, upon satisfaction of section 2.5 of this Agreement and provided that (a) the DII Industries Cases are filed and (b) the Shared Insurance Release Requirements are satisfied, then, upon occurrence of the DII Industries Effective Date, DII Industries and Halliburton, on behalf of their predecessors, successors, and assigns, now and forever release, discharge, and acquit the H-W Released Parties from any and all claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs, and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, known or unknown, fixed or contingent, including, but not limited to, any claims based on indemnification agreements or any Derivative Claims, that DII Industries or Halliburton may have or claim to have as the of date hereof; provided, however, that nothing herein shall release the GIT Debtors from the obligations arising under this Agreement.

DII Industries and Halliburton acknowledge and understand that this Agreement may be pleaded by any of the H-W Released Parties as a full and complete defense to any action, suit, or other proceeding based on claims released in this Agreement.

SECTION 4

Representations, Warranties, and Covenants

4.1  The GIT Debtors.

(a)  Organization and Qualification.    Each of the GIT Debtors represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its state of incorporation.

(b)  Authority to Execute and Perform Agreements.    Subject to the requirement that this Agreement be approved by the Bankruptcy Court in the GIT Cases, the GIT Debtors represent and warrant that:

(i)  each person whose signature is affixed below has the authority to sign this Agreement on behalf of the Party or Parties for whom they are signing;

(ii)  each of the GIT Debtors has the requisite corporate authority and has been duly authorized by all necessary corporate action (A) to enter into this Agreement and (B) to execute and deliver all documents required by this Agreement;

(iii)  the execution, delivery, and performance of the Agreement (A) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or any other person, (B) will not violate any applicable law or regulation or the charter, by-laws, partnership or other organizational

DISCLOSURE STATEMENT EXHIBIT O- 16

documents of a Party or any order of any governmental authority, and (C) will not violate or result in a default under any indenture, agreement, or other instrument binding upon such Party or its assets; and

(iv)  this Agreement is a legal, valid, and binding obligation enforceable in accordance with its terms.

(c)  Amount of H-W Insurance Receivable.    The GIT Debtors represent and warrant that, as of the date of this Agreement, the GIT Debtors have:

(i)  paid at least $50.1 million in claims under the H-W Shared Insurance Policies;

(ii)  submitted, in good faith, or have submittable, invoices for at least $50.1 million to the H-W Insurance Companies; and

(iii)  not received any payment from the H-W Insurance Companies on account of those claims paid under subsection (i) above.

Provided, however, notwithstanding any of the foregoing, the GIT Debtors are not warranting to the collectibility of the H-W Insurance Receivable or to the applicability and/or viability of any defenses which the H-W Insurance Companies may assert against the GIT Debtors related to such H-W Insurance Receivable.

(d)  Submission of Invoices to H-W Insurance Companies.    The GIT Debtors covenant that, within thirty (30) calendar days from the Settlement Agreement Effective Date, the GIT Debtors will submit to the H-W Insurance Companies all invoices that relate to claims paid under the H-W Shared Insurance Policies that can be submitted in good faith.

(e)  No Post–1992 Asbestos Liability.    The GIT Debtors represent and warrant that the GIT Debtors have a good-faith belief, after reasonable inquiry, that (i) no H-W Entity has, since July 31, 1992, manufactured, distributed, or sold asbestos or asbestos-containing products and (ii) no H-W Entity has acquired or merged with any Entity, other than AP Green Industries Inc. and North American Refractories Company, that has asbestos or asbestos-related liability.

(f)  No Future Asbestos Exposure.    The GIT Debtors covenant that, through the DII Industries Effective Date, they will not permit any H-W Entity to take any action that would subject such H-W Entity to additional asbestos or asbestos-related liability. If an H-W Entity is subjected to, or threatened with, additional asbestos or asbestos-related liability, then H-W will timely notify DII Industries and Halliburton, in writing, of such liability and the circumstances surrounding the liability.

(g)  No Assignment of Interests.    The GIT Debtors represent and warrant that, other than the unperfected pledge and assignment of the H-W Insurance Receivable to RHI Finance APS and the pledge of the H-W Insurance Receivable in connection with the DIP Facility, there has been, and covenant that there shall be, no assignment, sale, pledge, hypothecation, or other transfer or disposition of any interest of (i) any portion of the H-W Insurance Receivable, (ii) any claim that is covered by the release in section 3.1 of this Agreement, (iii) any rights under the Cleco Shared Insurance Policies or the H-W Shared Insurance Policies.

(h)  Accounting Related to H-W Insurance Receivable.    The GIT Debtors covenant to (i) provide DII Industries and Halliburton, upon written request, a full accounting of all proceeds received on account of the H-W Insurance Receivable after the date of this Agreement and (ii) allow an authorized representative of DII Industries, upon written request, to review all books and records related to the H-W Insurance Receivable.

DISCLOSURE STATEMENT EXHIBIT O- 17

(i)  Full Cooperation.    The GIT Debtors covenant that they will refrain from taking any action, including, without limitation, settling any claims related to the H-W Shared Insurance Policies, amending any Coverage-In-Place Agreements, or settling any claims related to the Cleco Shared Insurance Policies, that may impair or otherwise prejudice the ability of DII Industries or Halliburton, or any of their assigns, to collect on either (i) the H-W Insurance Receivable or (ii) the H-W Shared Insurance Policies or (iii) the Cleco Shared Insurance Policies upon satisfaction of the Shared Insurance Release Requirements. The GIT Debtors further covenant that they will cooperate fully upon request with DII Industries in the collection of the H-W Insurance Receivable and exercise of rights under rights under the H-W Shared Insurance Policies or the Cleco Shared Insurance Policies. All costs of cooperation incurred by the GIT Debtors will be borne by the GIT Debtors.

(j)  GIT Plan Consistent With This Agreement.    The GIT Debtors covenant that, provided that the DII Industries Plan is filed by December 31, 2003, the GIT Debtors shall not propose or support any GIT Plan that is not consistent with the terms of this Agreement, and shall not, with respect to any existing GIT Plan, propose or support any modification or revision that is not consistent with the terms of this Agreement.

4.2  DII Industries.

(a)  Organization and Qualification.    DII Industries represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)  Authority to Execute and Perform Agreements.    DII Industries represents and warrants that:

(i)  the person whose signature is affixed below on behalf of DII Industries has the authority to sign this Agreement on behalf of DII Industries;

(ii)  DII Industries has the requisite corporate authority and has been duly authorized by all necessary corporate action (A) to enter into this Agreement and (B) to execute and deliver all documents required by this Agreement;

(iii)  the execution, delivery, and performance of the Agreement (A) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or any other person, (B) will not violate any applicable law or regulation or the charter, by-laws, partnership or other organizational documents of DII Industries or any order of any governmental authority, and (C) will not violate or result in a default under any indenture, agreement, or other instrument binding upon DII Industries or its assets; and

(iv)  this Agreement is a legal, valid, and binding obligation enforceable in accordance with its terms.

(c)  No Assignment of Interests.    DII Industries represents and warrants that there has been, and covenants that there shall be, no assignment, sale, pledge, hypothecation, or other transfer or disposition of any interest of (i) the DII Industries Proof of Claim or (ii) of any of the claims that are covered by the release in section 3.2 of this Agreement.

(d)  Rejection of Agreement in DII Industries Cases.    DII Industries covenants that it will not reject this Agreement in the DII Industries Cases except in accordance of the terms of this Agreement.

4.3  Halliburton.

(a)  Organization and Qualification.    Halliburton represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

DISCLOSURE STATEMENT EXHIBIT O- 18

(b)  Authority to Execute and Perform Agreements.    Halliburton represents and warrants that:

(i)  the person whose signature is affixed below on behalf of Halliburton has the authority to sign this Agreement on behalf of Halliburton;

(ii)  Halliburton has the requisite corporate authority and has been duly authorized by all necessary corporate action (A) to enter into this Agreement and (B) to execute and deliver all documents required by this Agreement, including the Halliburton Guaranty;

(iii)  the execution, delivery, and performance of the Agreement (A) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or any other person, (B) will not violate any applicable law or regulation or the charter, by-laws, partnership or other organizational documents of Halliburton or any order of any governmental authority, and (C) will not violate or result in a default under any indenture, agreement, or other instrument binding upon Halliburton or its assets; and

(iv)  this Agreement is a legal, valid, and binding obligation enforceable in accordance with its terms.

(c)  No Assignment of Interests.    Halliburton represents and warrants that there has been, and covenants that there shall be, no assignment, sale, pledge, hypothecation, or other transfer or disposition of any interest of any of the claims that are covered by the release in section 3.2 of this Agreement.

(d)  Rejection of Agreement in DII Industries Cases.    In the event that DII Industries breaches its obligation under section 2.1 of this Agreement, Halliburton agrees to, and shall, (i) assume all obligations of the GIT Debtors, the DIP Guarantors, and the GIT Affiliates arising under the DIP Facility and (ii) indemnify and hold harmless the GIT Debtors, the DIP Guarantors, and the GIT Affiliates for all obligations to DII Industries arising under the DIP Facility.

4.4  Reliance.    The Parties have relied upon the express representations, warranties, and covenants made in section 4 of this Agreement in entering into this Agreement.

SECTION 5

Conditions Precedent

Initial effectiveness of this Agreement is expressly conditioned upon the occurrence of the following, and this Agreement will be of no force or effect unless each of the conditions precedent listed below are satisfied or waived in writing.

5.1  Approval Order.    The Approval Order, acceptable in form and substance to DII Industries Halliburton, and the GIT Debtors in their sole discretion, shall have been entered by the Bankruptcy Court and become a Final Order.

5.2  H-W Stay.    The Bankruptcy Court shall have entered an order, acceptable in form and substance to DII Industries and Halliburton in their sole discretion, providing for continuation of the H-W Stay through September 30, 2003, and such stay shall be in full force and effect and shall not have been modified through September 30, 2003.

5.3  Covenants.    The GIT Debtors shall not be in breach of any of the covenants set forth in section 4 of this Agreement.

DISCLOSURE STATEMENT EXHIBIT O- 19

SECTION 6

Termination

6.1  Right to Terminate.    Any Party may terminate this Agreement on the occurrence of a Termination Event not of its own causing by:

(a)  providing written notice to all Parties that it intends to terminate this agreement; and

(b)  not less than fifteen (15) Business Days after service of the written notice required by subparagraph (a) above, providing written notice to all Parties that the Agreement is terminated.

6.2  Effect of Termination.    In the event that this Agreement is terminated in accordance with the terms and procedures established by section 6.1 above, this Agreement shall become null and void; provided, however, that such termination shall not affect any provisions of this Agreement that had been satisfied in full prior to the date of such termination.

SECTION 7

General Provisions

7.1  Venue.    The Parties agree that the exclusive venue for any dispute between the Parties arising from or under this Agreement shall be the Bankruptcy Court; provided, however, that the foregoing shall not prevent the Parties from bringing a dispute to any court of competent jurisdiction in the event that the Bankruptcy Court declines to exercise jurisdiction.

7.2  Entire Agreement.    This Agreement supersedes all prior agreements among the parties with respect to its subject matter, and constitutes (unless otherwise specifically provided in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter, and there are no representations, understandings, or agreements relative hereto that are not fully expressed herein.

7.3  Further Assurances.    The Parties shall cooperate fully, to the extent reasonably requested by the other party, with respect to effecting the requirements of this Agreement, and the Parties shall use reasonable commercial efforts to execute and deliver, at the request of the other party, such additional documents and instruments as may be reasonably required to carry out the intent of this Agreement and the transactions contemplated hereby.

7.4  Fees and Expenses.    Except as set forth in section 2.6 of this Agreement, the Parties agree that each is responsible for its own attorney fees, costs, and expenses.

7.5  No Reliance.    Except as expressly stated herein, the Parties represent and warrant to each other that, in entering into this Agreement, they are not relying upon any statements of fact, oral or written, express or implied, opinion, or law as an inducement or grounds for entering into this Agreement.

7.6  Advice of Counsel.    The Parties acknowledge that they have read and considered this Agreement carefully, that it was negotiated by their attorneys with their express approval, that they have discussed it in detail with their attorneys, that they have been given a reasonable period of time (as long as they deemed necessary) to consider this Agreement before signing, that they fully understand the extent and impact of its provisions and that they have executed it knowingly and voluntarily and without any coercion, undue influence, threat, or intimidation of any kind whatsoever.

DISCLOSURE STATEMENT EXHIBIT O- 20

7.7  Amendments.    This Agreement and all other agreements, documents, and instruments to be executed, filed, and delivered in connection with this Agreement shall not be modified or amended except through a writing signed by all Parties.

7.8  No Oral Modifications.    This Agreement may not be modified, altered, or amended in whole or in part except by a written instrument signed by the party against whom enforcement of any such modification, alteration, or amendment is sought.

7.9  Waivers.    No failure or delay by a Party in exercising any right, remedy, power, or privilege under this Agreement or any other agreement, document, or instrument to be executed, filed, or delivered in connection with this Agreement shall operate as a waiver thereof; nor shall any waiver by a Party of any provision or breach under this Agreement or any other agreement, document, or instrument to be executed, filed, or delivered in connection with this Agreement constitute a continuing waiver or waiver of any subsequent breach of the same provision.

7.10  Choice of Law.    This Agreement shall, in all respects, be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts of law provision which would require application of the law of any other jurisdiction.

7.11  No Presumption Against Drafter.    This Agreement has been drafted through a cooperative effort of the Parties, and neither party shall be considered the drafter of this Agreement so as to give rise to any presumption or convention regarding construction of this document.

7.12  Successors and Assigns.    The Parties’ respective rights and obligations under this Agreement shall inure to the benefit of, and be binding upon, their successors and assigns, including any bankruptcy trustees appointed in the DII Industries Cases or the GIT Cases under the Bankruptcy Code.

7.13  No Assignment.    Nothing in this Agreement shall be subject to assignment without the written consent of all Parties, which consent may not be unreasonably withheld; provided, however, that the foregoing shall not apply to assignments by DII Industries of any rights or benefits under this Agreement to Halliburton or its Affiliates or assignments by H-W of any rights or benefits under this Agreement to any GIT Debtor or any GIT Affiliate; provided, further, that DII Industries and H-W shall remain bound by the terms of this Agreement following any such assignment. Except as to assignments permitted by this section 7.14, assignments made without the written consent of all Parties are void.

7.14  No Third-Party Beneficiaries.    Except as to the DII Industries Asbestos Trust and as set forth in section 3 of this Agreement, nothing in this Agreement is intended, or shall be construed, to give any person, other than a Party hereto, any right, remedy, or claim under this Agreement or the Halliburton Guaranty. Nothing in this Agreement is intended or shall be construed to provide (a) RHI Refractories Holding Company, (b) any direct or indirect parent of RHI Refractories Holding Company, including, but not limited to, RHI AG, or (c) any successors or successors-in-interest to (a) or (b), any rights, remedies, or claims whatsoever. Approval and consummation of this Agreement shall not be deemed to constitute consent by DII Industries or Halliburton to the Current GIT Plan or any plan of reorganization that may be proposed in the GIT Cases.

7.15  No Admissions.    Nothing in this Agreement shall be deemed to be or construed as an admission by any Party of any liability or failure of it obligations to another party.

7.16  Notices.    Any notices required or permitted to be provided under this Agreement, in order to be effective, shall be in writing and shall be deemed to have been properly delivered if sent by return-receipt United States mail, facsimile, or by personal delivery to the following addresses:

DISCLOSURE STATEMENT EXHIBIT O- 21

To DII Industries:	DII INDUSTRIES, LLC
Attn: General Counsel
1401 McKinney, Suite 2400
Houston, Texas 77010
Facsimile: 713.759.2622

And

Jeffrey N. Rich
KIRKPATRICK & LOCKHART LLP
599 Lexington Avenue
New York NY 10020
Facsimile: 212.536.3901

And

Michael G. Zanic KIRKPATRICK & LOCKHART LLP Henry W. Oliver Building 535 Smithfield Street Pittsburgh PA 15222 Facsimile: 412.355.6501

To Halliburton:	HALLIBURTON COMPANY Attn: Albert O. Cornelison, Jr. Executive Vice President and General Counsel Halliburton Law Department 1401 McKinney, Suite 2400 Houston TX 77010 Facsimile: 713.759.2622

And

Jack L. Kinzie BAKER BOTTS L.L.P. 2001 Ross Avenue Dallas TX 75201 Facsimile: 214.953.6503

DISCLOSURE STATEMENT EXHIBIT O- 22

To the GIT Debtors:	GLOBAL INDUSTRIAL TECHNOLOGIES, INC. Attn: Guenter Karhut Gabriel Faimann Jon A. Allegretti Cherrington Corporate Center 400 Fairway Drive Moon Township PA 15108 Facsimile: 412.375.6975

And

Paul M. Singer David Ziegler Ronald W. Frank REED SMITH LLP 435 Sixth Avenue Pittsburgh PA 15219-1886 Facsimile: 412.288.3063

7.17  Counterparts and Signatures.    This Agreement may be executed in one or more counterparts for the convenience of the Parties hereto, all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes.

[Remainder of page is intentionally left blank; signature page follows]

DISCLOSURE STATEMENT EXHIBIT O- 23

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of this 28th day of August 2003.

DII INDUSTRIES, LLC		GLOBAL INDUSTRIAL TECHNOLOGIES, INC., on behalf of itself and each of the GIT Debtors

By:		By:	/s/ Jon A. Allegretti
/s/ Albert O. Cornelison, Jr.
	Albert O. Cornelison, Jr.		Jon A. Allegretti

HALLIBURTON COMPANY, with respect only to those obligations of Halliburton stated herein

By:	/s/ Albert O. Cornelison, Jr.

Albert O. Cornelison, Jr.

DISCLOSURE STATEMENT EXHIBIT O- 24

Execution Copy

Exhibit A

List of H-W Shared Insurance Policies

DISCLOSURE STATEMENT EXHIBIT O- 25

Exhibit A

H—W Shared Insurance Policies

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Aetna Casualty and Surety Company (as predecessor-in-interest to Travelers Casualty and Surety Company)	18XN38WCA	11/01/78-03/01/79

AIU Insurance Company	75-100374	11/01/78-11/01/79
	75-100944	11/01/79-11/01/80
	75-100945	11/01/80-11/01/81
	75-100946	11/01/81-11/01/82
	75-100345	11/01/82-11/01/83
	75-100346	11/01/82-11/01/83
	75-100965	11/01/83-11/01/84

American Excess Insurance Company (n/k/a Executive Risk Indemnity Inc.)	EUL 5002631	11/01/78-11/01/79

American Re-Insurance Company	RLJ 1922	07/05/76-11/01/76
	M1427764	11/01/76-11/01/77
	M1667536	11/01/77-01/01/78

Appalachian Insurance Company of Providence (n/k/a Appalachian Insurance Company)	XL 70652	05/11/71-11/01/72

Appalachian Insurance Company	XL 71377	11/01/72-11/01/73
	XL 71378	11/01/72-11/01/73
	XL 71549	11/01/73-11/01/74
	XL 71777	11/01/74-11/01/75
	XL 72154	11/01/75-11/01/78

California Union Insurance Company (n/k/a Century Indemnity Company)	ZCX 007409	11/01/84-11/01/85

Colonial Penn Insurance Company	RU 010104	11/01/84-11/01/85

The Continental Insurance Company	L 6507799	11/01/73-11/01/74
	L 6519750	11/01/74-11/01/75
	L 3357799	11/01/75-11/01/76
	SRX 2152511	11/01/79-11/01/80
	SRX 2153528	11/01/80-11/01/83

Employers Mutual Casualty Company	MMO70463	11/01/78-11/01/79

Employers Reinsurance Corporation	U-3545	03/31/64-05/19/66

Employers Surplus Lines Insurance Company	S-10817	03/31/61-03/31/64

Federal Insurance Company	7922-35-15	11/01/80-11/01/81
	79223515	11/01/81-11/01/82

DISCLOSURE STATEMENT EXHIBIT O- 26

INSURER NAME	POLICY NUMBER	POLICY PERIOD
The Fidelity & Casualty Company of New York	633 12 27	05/11/71-11/01/72
	LX 2618640	11/01/72-11/01/75
	SRL 1515403	11/01/78-11/01/79
	SRL 3633891	11/01/79-11/01/80
	SRL 3634211	11/01/80-11/01/83
	SRL 3634559	11/01/83-03/01/86

Fireman’s Fund Insurance Company	XLX 1204427	11/01/72-11/01/75
	XLX 1300674	11/01/77-11/01/78
	XLX 1365897	11/01/78-11/01/79
	XLX 1484462	11/01/82-11/01/83

First State Insurance Company	901575	11/01/72-11/01/75
	911995	11/01/75-11/01/78
	923721	11/01/78-11/01/79

Gibraltar Casualty Company (n/k/a Mt. McKinley Insurance Company)	GMX-00315	11/01/79-11/01/80
	GMX 00314	11/01/79-11/01/80
	GMX-00781	11/01/80-11/01/81
	GMX 01392	11/01/81-11/01/82
	GMX-01918	11/01/82-11/01/83

Granite State Insurance Company	SCLD 80-94102	11/01/76-11/01/77
	80-94116	11/01/77-11/01/78

Harbor Insurance Company (as predecessor-in-interest The Continental Insurance Company)	HI-165117	11/01/82-11/01/83
	HI 176883	11/01/83-11/01/84
	HI 209873	11/01/84-11/01/85

Hartford Casualty Insurance Company	46 XS 103025	11/01/83-11/01/84
	46 XS 103108	11/01/84-11/01/85

Highlands Insurance Company	SR 10287	11/01/72-11/01/75
	RLJ 1867	11/01/75-11/01/76
	RLJ 2002	11/01/76-11/01/77
	SRNO 51200	11/01/84-11/01/85

Integrity Insurance Company	XL 209729	11/01/84-11/01/85

Insurance Company of North America (as predecessor-in-interest to Century Indemnity Company)	LB 36181	01/01/63-01/01/66
	LB 43151	01/01/66-10/26/67
	XBC 40615	05/19/66-01/01/68
	SRL 2000	11/01/68-11/01/71
	SRL 5050	11/01/71-11/01/72
	SRL 5051	11/01/72-11/01/73

DISCLOSURE STATEMENT EXHIBIT O- 27

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Insurance Company of North America (Continued) (as predecessor-in-interest to Century Indemnity Company)	XPL-43633	11/01/79-11/01/80
	XCP-143993	11/01/80-11/01/81
	XCP-144080	11/01/81-11/01/82
	XCP-144080	11/01/82-11/01/83
	XCP-144957	11/01/82-11/01/83
	XCP 145357	11/01/83-11/01/84
	XCP 144222	11/01/84-11/01/85
	XCP 144224	11/01/84-11/01/85

International Surplus Lines Insurance Company (n/k/a International Insurance Company	XSI-5897	11/01/79-11/01/80

International Insurance Company	522028635 3	11/01/83-11/01/85
	5220404973	11/01/84-11/01/85

Landmark Insurance Company	FE4002121	11/01/84-11/01/85

Lexington Insurance Company	GC 403143	11/01/71-11/01/72
	GC 403438	11/01/72-11/01/75
	RLJ 2001	11/01/76-11/01/77
	GC 5505740	11/01/77-11/01/78
	5513423	11/01/78-11/01/79
	IS 5513981	11/01/79-11/01/80
	5514046	11/01/80-11/01/81
	5520193	11/01/81-11/01/82
	55241513	11/01/82-11/01/83

Liberty Mutual Insurance Company	LC1-691-004239-106	11/01/66-11/01/67
	LC1-691-004239-107	11/01/67-11/01/68

Mission National Insurance Company	MN027863	11/01/83-11/01/84
	MN046878	11/01/84-11/01/85
	MN035867	11/01/84-11/01/85

National Surety Corporation	XLX 148 43 54	11/01/83-11/01/84
	XLX 1617699	11/01/84-11/01/85

National Union Fire Insurance of Pittsburgh, PA	RLJ 2000	11/01/76-11/01/77
	1226649	11/01/77-11/01/78
	1226717	11/01/78-11/01/79
	1226968	11/01/79-11/01/80

Northbrook Insurance Company/Northbrook Excess & Surplus Lines Insurance Company	RLJ 63200273	11/01/74-11/01/75
	Unknown	11/01/75-11/01/76
	RLJ 1866	11/01/75-11/01/76
	RLJ 1995	11/01/76-11/01/77

DISCLOSURE STATEMENT EXHIBIT O- 28

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Northbrook Insurance Company/Northbrook Excess & Surplus Lines Insurance Company (Continued)	RLJ 63200434	11/01/75-11/01/78
	630003736	11/01/77-11/01/78
	RLJ 63200755	11/01/78-11/01/79

Nutmeg Insurance Company	BXS 100760	11/01/84-11/01/85

Puritan Insurance Company (as predecessor-in-interest to Westport Insurance Corporation)	ML650936	11/01/78-11/01/79

Royal Indemnity Company	REC 103340	11/01/84-11/01/85

Stonewall Insurance Company	32000034	11/01/73-11/01/75

Transcontinental Insurance Company	RDX 0408090680	05/11/71-11/01/72

Transit Insurance Company	FXS 960026	03/01/79-11/01/79

Twin City Insurance Company	BXS 102956	11/01/83-11/01/84

Underwriters at Lloyd’s, London and Certain London Market Companies	532121	11/01/65-11/01/68
	532122/3	11/01/65-11/01/68
	CX 0619	11/01/68-11/01/71
	CX 4923	11/01/71-11/01/72
	K 25818	11/01/72-11/01/75
	K25820/1	11/01/72-11/01/75
	881/UGL 1292	11/01/75-11/01/78
	509/79DD193C	11/01/78-11/01/79
	RLJ 2198	11/01/78-11/01/79
	RLJ 2199	11/01/78-11/01/79
	881/WLG371	11/01/79-11/01/80
	881/WLH151	11/01/79-11/01/80
	881/WL2281	11/01/79-11/01/80
	881/ULL 1229	11/01/79-11/01/80
	WL 2291	11/01/79-11/01/80
	881/ULL1230	11/01/79-11/01/80
	WM-22014	11/01/80-11/01/81
	WM-23010	11/01/80-11/01/81
	WM 23011	11/01/80-11/01/81
	551/WMBB-500	11/01/80-11/01/81
	551/UMA0532	11/01/80-11/01/81
	WN-30081	11/01/81-11/01/82
	WN-31034	11/01/81-11/01/82
	UNA-0420	11/01/81-11/01/82
	551/WNBB 500	11/01/81-11/01/82
	551/WP-30053/4	11/01/82-11/01/83
	551/WP-31019	11/01/82-11/01/83
	WPBB-500	11/01/82-11/01/83

DISCLOSURE STATEMENT EXHIBIT O- 29

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Underwriters at Lloyd’s, London and Certain London Market Companies (Continued)	UPA 0373	11/01/82-11/01/83
	551/WQCJ 100	11/01/83-11/01/84
	WQCJ 200	11/01/83-11/01/84
	551/UQA 0265	11/01/83-11/01/84
	551/WQCG 900	11/01/83-11/01/84
	834/EC 8425001	11/01/84-03/01/86
	834/EC 8427001	11/01/84-03/01/86
	834/EC 8430001	11/01/84-03/01/86
	834/EC 8400420	11/01/84-03/01/86
	834/EC 8400422	11/01/84-03/01/86

DISCLOSURE STATEMENT EXHIBIT O- 30

Execution Copy

Exhibit B

Form of Halliburton Guaranty

DISCLOSURE STATEMENT EXHIBIT O- 31

GUARANTEE AGREEMENT

Regarding Harbison-Walker Insurance Receivable Purchase Price

by and among

HALLIBURTON COMPANY

and

EACH GIT Debtor party hereto

Dated as of [                ], 2003

DISCLOSURE STATEMENT EXHIBIT O- 32

GUARANTEE AGREEMENT

Regarding Harbison-Walker Insurance Receivable Purchase Price

THIS GUARANTEE AGREEMENT Regarding Harbison-Walker Insurance Receivable Purchase Price dated as of                         , 2003 (this “Agreement”), is made among HALLIBURTON COMPANY, a Delaware corporation (the “Guarantor”), and EACH GIT DEBTOR PARTY HERETO.

RECITALS

1.  The Guarantor, DII Industries, LLC, a Delaware limited liability company (“DII Industries”), Global Industrial Technologies, Inc., a Delaware corporation, and the GIT Debtors (as hereinafter defined) have executed a Settlement Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with section 2.3 of this Agreement, the “Settlement Agreement”).

2.  DII Industries is a wholly-owned subsidiary of the Guarantor.

3.  Pursuant to section 2.4 of the Settlement Agreement, Halliburton is required to guarantee the payment, when due, of the obligations of DII Industries under section 2.3(a) of the Settlement Agreement (the “Obligations”).

4.  The Guarantor has determined that the Guarantor will derive substantial benefit from the execution and delivery of the Settlement Agreement and of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties to this Agreement set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

ARTICLE 1

DEFINITIONS; CONSTRUCTION

Section 1.1  Definitions.    Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Settlement Agreement. In addition, the following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to any Person, another Person controlling, controlled by or under common control with such Person.

“DII Industries” is defined in recital 1 of this Agreement.

“GIT Debtors” means Harbison-Walker Refractories Company, Harbison-Walker International Refractories, Inc., Harbison-Walker Refractories Europe, Ltd., Indresco International Ltd., GPX Corp., Global Processing Systems, Inc., GPX Forge, Inc., GPX Acquisition, Inc., GPX Forge-U, Inc., TMPSC, Inc., Global Industrial Technologies Services, Inc., GIX Foreign Sales Corp., A.P. Green Industries, A.P. Green Services, Inc., APG Development Corp., Detrick Refractory Fibers, Inc., APG Refractories Corp., Intogreen Co., A.P. Green International, Inc., A.P. Green Refractories, Inc., Lanxide Thermocomposites, Inc., Chiam Technologies, Inc., ANH Refractories Company, RHI American Receivables Corporation, and RHI Refractories America, Inc.

DISCLOSURE STATEMENT EXHIBIT O- 33

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements or reimbursement obligations in respect thereof) or banker’s acceptances or representing capital lease obligations or the deferred and unpaid purchase price of any property or services or representing net hedging obligations, except any such balance that constitutes an accrued expense or a trade payable, as well as all indebtedness of any other Person secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of the types described above of any other Person.

“Obligations” is defined in recital 2 of this Agreement.

“Person” means any corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust or other organization or entity, including any public or governmental body, agency or instrumentality, as well as any natural person.

“Senior Indebtedness” means all Indebtedness of the Guarantor or any of its Affiliates unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Indebtedness of such Person, including, all principal, interest (including interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation whether or not an allowed claim), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable in connection with any such Indebtedness and any obligation to redeem or defease any of the foregoing in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes, (ii) any Indebtedness of such Person to any of its subsidiaries or other Affiliates, (iii) any trade payables, or (iv) any debt securities and guarantees issued to any trust, partnership or other Person that is a financing vehicle in connection with the issuance of preferred securities by such financing vehicle.

“Settlement Agreement” is defined in recital 1 of this Agreement.

“Subordinated Obligations” means the obligations of the Guarantor under this Agreement, including without limitation, all principal, interest (including interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable in connection with this Agreement and any obligation to redeem or defease any of the foregoing, in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred.

Section 1.2  Construction.    In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any party to this Agreement had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word “includes” and its syntactic variants mean “includes, but is not limited to” and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) references in this Agreement to sections and Exhibits shall be deemed to be references to sections of, and Exhibits to, this Agreement unless the context shall otherwise require; (vii) all Exhibits attached to this Agreement shall be deemed incorporated herein as if set forth in full herein; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) references to a Person are also to its permitted successors and permitted

DISCLOSURE STATEMENT EXHIBIT O- 34

assigns; and (x) unless otherwise expressly provided, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE 2

GUARANTEE

Section 2.1  Guarantee.    Subject to the terms hereof, the Guarantor irrevocably and unconditionally, guarantees to the GIT Debtors, the prompt payment of the Obligations when due on the date provided by the Settlement Agreement.

Section 2.2  Nature of Guarantee.    The Guarantor’s obligations hereunder shall not be affected by the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment of, or other similar proceeding with respect to DII Industries, or any action taken by any trustee or receiver or by any court in any such proceeding. Except as set forth in the preceding sentence, the obligations of the Guarantor under this Agreement shall be subject to any defenses available to DII Industries under applicable law (provided that this section 2.2 shall not control, override, modify or amend any waivers of such defense agreed to in writing by DII Industries). This Agreement constitutes a guarantee of payment when due and not of collection. In the event that any payment by DII Industries in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

Section 2.3  Consents, Waivers and Renewals.    The Guarantor agrees that the GIT Debtors may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with DII Industries for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the GIT Debtors and DII Industries, without in any way impairing or affecting this Agreement; provided, however, that the GIT Debtors and DII Industries shall not affect, and the Guarantor shall not be liable for, any increase in the amount of the Obligations.

Section 2.4  Subrogation.    Upon payment by the Guarantor under section 2.1 of this Agreement, the Guarantor shall be subrogated to the rights of the GIT Debtors against DII Industries, and the GIT Debtors agree to take, at the Guarantor’s sole cost and expense, such steps as the Guarantor may reasonably request to implement or evidence such subrogation rights.

Section 2.5  No Waiver; Cumulative Rights.    No failure on the part of any GIT Debtor to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any GIT Debtor of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the GIT Debtors or allowed them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the GIT Debtors at any time and from time to time.

Section 2.6  Waiver of Notice.    The Guarantor waives notice of the acceptance of this Agreement, presentment, demand, notice of dishonor, protest and all other notices whatsoever.

DISCLOSURE STATEMENT EXHIBIT O- 35

ARTICLE 3

SUBORDINATION

Section 3.1  Agreement to Subordinate.    The Guarantor and each GIT Debtor agree that the Subordinated Obligations shall be subordinate in right of payment, to the extent and in the manner provided in this Article 3, to the prior payment in full of all Senior Indebtedness, and that the subordination of the Subordinated Obligations pursuant to this Article 3 is for the benefit of all holders of all Senior Indebtedness whether outstanding on the date hereof or incurred hereafter. Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired such Senior Indebtedness in reliance upon the provisions contained in this Agreement.

Section 3.2  Liquidation; Dissolution; Distribution to Creditors in Bankruptcy.    Upon any distribution to creditors of the Guarantor in (i) a liquidation or dissolution of the Guarantor, or (ii) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its respective property, or (iii) an assignment for the benefit of creditors, or (iv) any marshalling of the assets and liabilities of the Guarantor, then: the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before any GIT Debtor will be entitled to receive any payment with respect to any of the Subordinated Obligations, and until all obligations with respect to Senior Indebtedness are paid in full in cash or cash equivalents, any distribution to which any GIT Debtor would be entitled shall be made to the holders of Senior Indebtedness.

Section 3.3  Default on Senior Indebtedness.    The Guarantor shall not make, and no GIT Debtor shall accept, any payment upon or in respect of any of the Subordinated Obligations if (i) a default in the payment of Senior Indebtedness, including without limitation the principal of, or premium, if any, or interest on, or commitment fees relating to, any Senior Indebtedness, has occurred or will occur as a result of such payment or (ii) any other default (other than a default based solely on commencement of the DII Industries Cases) has occurred and is continuing with respect to any Senior Indebtedness or will occur as a result of such payment that permits (or would permit, with the giving of notice, the passage of time, or both), holders of the Senior Indebtedness as to which such default relates to accelerate its maturity. Payments on the Subordinated Obligations may and shall be resumed on the date on which all defaults referenced in the immediately preceding sentence are cured or waived.

To the extent any payment of Senior Indebtedness (whether by or on behalf of the Guarantor or any Affiliate of the Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred, and to the extent that any portion of the Subordinated Obligations are included in such recovery and payment-over, and deemed to be reinstated and outstanding, this Agreement shall also deemed to be reinstated and outstanding to the same extent.

Section 3.4  When Distributions Must Be Paid Over.    If any GIT Debtor shall receive from any source any payment on any of the Subordinated Obligations at a time when such payment is prohibited by this Article 3, such GIT Debtor shall hold such payment in trust for the benefit of, and shall pay over and deliver such payment to, the holders of Senior Indebtedness or their representative, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness until all such debt has been paid in full, after giving effect to all other payments or distributions to, or provisions made for, the holders of such debt.

DISCLOSURE STATEMENT EXHIBIT O- 36

Section 3.5  Relative Rights.    This Article 3 defines the relative rights between the GIT Debtors and the holders of the Senior Indebtedness. Nothing in this Article 3 shall: (i) impair, as between the Guarantor and the GIT Debtors, the obligations of the Guarantor under this Agreement or the Settlement Agreement or, as between DII Industries and the GIT Debtors, the obligations of DII Industries under the Settlement Agreement; or (ii) affect the relative rights of the GIT Debtors and the creditors of the Guarantor and DII Industries other than the GIT Debtors rights in relation to holders of the Senior Indebtedness.

Section 3.6  Guarantor and the GIT Debtors May Not Impair Subordination.

(a)  No right of any holder of Senior Indebtedness to enforce the subordination as provided in this Article 3 shall at any time or in any way be prejudiced or impaired by any act or failure to act by such holder or by the Guarantor or any GIT Debtor or by any noncompliance by the Guarantor or any GIT Debtor with the terms, provisions and covenants of this Agreement or any other agreement, including any agreement in respect of Senior Indebtedness, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The effectiveness of Article 3 shall be unaffected by (i) any change, restructuring or termination of the corporate structure of the Guarantor or any of its Affiliates and (ii) any lack of validity or enforceability of any agreement or instrument relating to Senior Indebtedness or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any of its Affiliates or a subordinated creditor.

(b)  Without in any way limiting section 3.6(a), the holders of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any GIT Debtor, without incurring any liabilities to any GIT Debtor and without impairing or releasing the subordination and other benefits provided in this Agreement or the GIT Debtors’ obligations to the holders of such Senior Indebtedness, even if any Claimant’s right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (A) the terms of such Senior Indebtedness, (B) any security for, or any guarantee of, such Senior Indebtedness, (C) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including payment of any of the Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness; provided, that no provisions of this section are to be interpreted to, nor operate to relieve the Guarantor of the requirements of section 2.1 hereof, or to relieve any party from its obligations under the Settlement Agreement.

DISCLOSURE STATEMENT EXHIBIT O- 37

ARTICLE 4

TERMINATION; EFFECTIVENESS

Section 4.1  Termination.    This Agreement shall terminate upon the earlier of (i) the termination of the Settlement Agreement pursuant to section 5.1 thereof, and (ii) payment in full of the Obligations; provided, that the provisions of Article 3 hereof, including section 3.3, shall survive the termination of this Agreement.

Section 4.2  Effectiveness.    The subordinations, agreements and priorities set forth herein shall remain in full force and effect regardless of whether any party to this Agreement hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with the Guarantor or with respect to any of the Subordinated Obligations.

ARTICLE 5

MISCELLANEOUS

Section 5.1  Entire Agreement.    This Agreement, together with the Settlement Agreement and the agreements and instruments contemplated thereby, constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof, and there are no representations, understandings, or agreements relative hereto that are not fully expressed herein or therein.

Section 5.2  No Oral Modifications.    This Agreement may not be modified, altered, or amended in whole or in part except by a written agreement signed by the party against whom enforcement of any such modification, alteration, or amendment is sought.

Section 5.3  Choice of Law.    This Agreement shall, in all respects, be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts of law provisions which would require application of the law of any other jurisdiction.

Section 5.4  Successors and Assigns.    The parties’ respective rights and obligations under this Agreement shall inure to the benefit of, and be binding upon, their successors and assigns.

Section 5.5  No Third-Party Beneficiaries.    Nothing in this Agreement is intended or shall be construed to give any Person (other than a party hereto and, with respect to Article III hereof, any holder of any Senior Indebtedness) any right, remedy, or claim under this Agreement.

Section 5.6  Notices.    Any notices required or permitted to be provided under this Agreement, in order to be effective, shall be in writing and shall be deemed to have been properly delivered if sent by return-receipt United States mail, facsimile, or by personal delivery to the following addresses:

To the Guarantor:	HALLIBURTON COMPANY Attn: Albert O. Cornelison, Jr. Executive Vice President and General Counsel Halliburton Law Department 1401 McKinney, Suite 2400 Houston TX 77010 Facsimile: 713.759.2622

DISCLOSURE STATEMENT EXHIBIT O- 38

with copy to:

Jack Kinzie BAKER BOTTS L.L.P. 2001 Ross Avenue Dallas TX 75201 Facsimile: 214.953.6503

To the GIT Debtors:	c/o GLOBAL INDUSTRIAL TECHNOLOGIES, INC. Attn: Guenter Karhut Gabriel Faimann Jon A. Allegretti Cherrington Corporate Center 400 Fairway Drive Moon Township PA 15108 Facsimile: 412.375.6975

with copy to:

Paul M. Singer David Ziegler Ronald W. Frank REED SMITH LLP 435 Sixth Avenue Pittsburgh PA 15219-1886 Facsimile: 412.288.3063

Section 5.7  Counterparts and Signatures.    This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes.

[Remainder of page is intentionally left blank; signature page follows]

DISCLOSURE STATEMENT EXHIBIT O- 39

IN WITNESS WHEREOF, this Agreement has been executed and delivered by duly authorized officers of the undersigned, in each case, as of the day and year first above written.

HALLIBURTON COMPANY

By:
Name:
Date:

ACCEPTED AND AGREED:

GLOBAL INDUSTRIAL TECHNOLOGIES, INC., on behalf of itself and each of the GIT Debtors

By:
Name:
Title:

DISCLOSURE STATEMENT EXHIBIT O- 40

Execution Copy

Exhibit C

Cleco Shared Insurance Policies

DISCLOSURE STATEMENT EXHIBIT O- 41

Exhibit C

Cleco Shared Insurance Policies

INSURER NAME	POLICY NUMBER	POLICY PERIOD
Aetna Casualty and Surety Company (as predecessor-in-interest to Travelers Casualty and Surety Company)	18XN38WCA	11/01/78-03/01/79

AIU Insurance Company	75-100374	11/01/78-11/01/79
	75-100944	11/01/79-11/01/80
	75-100945	11/01/80-11/01/81
	75-100946	11/01/81-11/01/82
	75-100345	11/01/82-11/01/83
	75-100346	11/01/82-11/01/83
	75-100965	11/01/83-11/01/84
American Excess Insurance Company (n/k/a Executive Risk Indemnity Inc.)	EUL 5002631	11/01/78-11/01/79

American Re-Insurance Company	RLJ 1922	07/05/76-11/01/76
	M1427764	11/01/76-11/01/77
	M1667536	11/01/77-01/01/78

Appalachian Insurance Company of Providence (n/k/a Appalachian Insurance Company)	XL 70652	05/11/71-11/01/72

Appalachian Insurance Company	XL 71377	11/01/72-11/01/73
	XL 71378	11/01/72-11/01/73
	XL 71549	11/01/73-11/01/74
	XL 71777	11/01/74-11/01/75
	XL 72154	11/01/75-11/01/78

California Union Insurance Company (n/k/a Century Indemnity Company)	ZCX 007409	11/01/84-11/01/85

Colonial Penn Insurance Company	RU 010104	11/01/84-11/01/85

The Continental Insurance Company	L 6507799	11/01/73-11/01/74
	L 6519750	11/01/74-11/01/75
	L 3357799	11/01/75-11/01/76
	SRX 2152511	11/01/79-11/01/80
	SRX 2153528	11/01/80-11/01/83

Employers Mutual Casualty Company	MMO70463	11/01/78-11/01/79

Federal Insurance Company	7922-35-15	11/01/80-11/01/81
	79223515	11/01/81-11/01/82

The Fidelity & Casualty Company of New York	633 12 27	05/11/71-11/01/72
	LX 2618640	11/01/72-11/01/75
	SRL 1515403	11/01/78-11/01/79

DISCLOSURE STATEMENT EXHIBIT O- 42

INSURER NAME	POLICY NUMBER	POLICY PERIOD
The Fidelity & Casualty Company of New York (Continued)	SRL 3633891	11/01/79-11/01/80
	SRL 3634211	11/01/80-11/01/83
	SRL 3634559	11/01/83-03/01/86

Fireman’s Fund Insurance Company	XLX 1204427	11/01/72-11/01/75
	XLX 1300674	11/01/77-11/01/78
	XLX 1365897	11/01/78-11/01/79
	XLX 1484462	11/01/82-11/01/83

First State Insurance Company	901575	11/01/72-11/01/75
	911995	11/01/75-11/01/78
	923721	11/01/78-11/01/79

Gibraltar Casualty Company (n/k/a Mt. McKinley Insurance Company)	GMX-00315	11/01/79-11/01/80
	GMX 00314	11/01/79-11/01/80
	GMX-00781	11/01/80-11/01/81
	GMX 01392	11/01/81-11/01/82
	GMX-01918	11/01/82-11/01/83

Granite State Insurance Company	SCLD 80-94102	11/01/76-11/01/77
	80-94116	11/01/77-11/01/78

Harbor Insurance Company (as predecessor-in-interest The Continental Insurance Company)	HI-165117	11/01/82-11/01/83
	HI 176883	11/01/83-11/01/84
	HI 209873	11/01/84-11/01/85

Hartford Casualty Insurance Company	46 XS 103025	11/01/83-11/01/84
	46 XS 103108	11/01/84-11/01/85

Highlands Insurance Company	SR 10287	11/01/72-11/01/75
	RLJ 1867	11/01/75-11/01/76
	RLJ 2002	11/01/76-11/01/77
	SRNO 51200	11/01/84-11/01/85

Integrity Insurance Company	XL 209729	11/01/84-11/01/85

Insurance Company of North America (as predecessor-in-interest to Century Indemnity Company)	SRL 2000	11/01/68-11/01/71
	SRL 5050	11/01/71-11/01/72
	SRL 5051	11/01/72-11/01/73
	XPL-43633	11/01/79-11/01/80
	XCP-143993	11/01/80-11/01/81
	XCP-144080	11/01/81-11/01/82
	XCP-144080	11/01/82-11/01/83
	XCP-144957	11/01/82-11/01/83
	XCP 145357	11/01/83-11/01/84
	XCP 144222	11/01/84-11/01/85
	XCP 144224	11/01/84-11/01/85

DISCLOSURE STATEMENT EXHIBIT O- 43

INSURER NAME	POLICY NUMBER	POLICY PERIOD
International Surplus Lines Insurance Company (n/k/a International Insurance Company)	XSI-5897	11/01/79-11/01/80

International Insurance Company	522028635 3	11/01/83-11/01/85
	5220404973	11/01/84-11/01/85

Landmark Insurance Company	FE4002121	11/01/84-11/01/85

Lexington Insurance Company	GC 403143	11/01/71-11/01/72
	GC 403438	11/01/72-11/01/75
	RLJ 2001	11/01/76-11/01/77
	GC 5505740	11/01/77-11/01/78
	5513423	11/01/78-11/01/79
	IS 5513981	11/01/79-11/01/80
	5514046	11/01/80-11/01/81
	5520193	11/01/81-11/01/82
	55241513	11/01/82-11/01/83

Mission National Insurance Company	MN027863	11/01/83-11/01/84
	MN046878	11/01/84-11/01/85
	MN035867	11/01/84-11/01/85

National Surety Corporation	XLX 148 43 54	11/01/83-11/01/84
	XLX 1617699	11/01/84-11/01/85

National Union Fire Insurance of Pittsburgh, PA	RLJ 2000	11/01/76-11/01/77
	1226649	11/01/77-11/01/78
	1226717	11/01/78-11/01/79
	1226968	11/01/79-11/01/80
Northbrook Insurance Company/Northbrook Excess & Surplus Lines Insurance Company	RLJ 63200273	11/01/74-11/01/75
	Unknown	11/01/75-11/01/76
	RLJ 1866	11/01/75-11/01/76
	RLJ 1995	11/01/76-11/01/77
	RLJ 63200434	11/01/75-11/01/78
	630003736	11/01/77-11/01/78
	RLJ 63200755	11/01/78-11/01/79

Nutmeg Insurance Company	BXS 100760	11/01/84-11/01/85

Puritan Insurance Company (as predecessor-in-interest to Westport Insurance Corporation)	ML650936	11/01/78-11/01/79

Royal Indemnity Company	REC 103340	11/01/84-11/01/85

Stonewall Insurance Company	32000034	11/01/73-11/01/75

Transcontinental Insurance Company	RDX 0408090680	05/11/71-11/01/72

Transit Insurance Company	FXS 960026	03/01/79-11/01/79

DISCLOSURE STATEMENT EXHIBIT O- 44

INSURER NAME	POLICY NUMBER	POLICY PERIOD

Travelers Insurance Company	RSL 818912	07/01/59-07/01/60
	Unknown	07/01/60-07/01/63

Twin City Insurance Company	BXS 102956	11/01/83-11/01/84

Underwriters at Lloyd’s, London and Certain London Market Companies	564/51278 or 512078	03/15/60-03/15/61
	564/512080	03/15/60-03/15/61
	564/512079	03/15/60-03/15/61
	564/516967	03/15/61-07/01/63
	521391	07/01/63-07/01/66
	564/532015	01/14/66-07/01/66
	CX 0619	11/01/68-11/01/71
	CX 4923	11/01/71-11/01/72
	K 25818	11/01/72-11/01/75
	K25820/1	11/01/72-11/01/75
	881/UGL 1292	11/01/75-11/01/78
	509/79DD193C	11/01/78-11/01/79
	RLJ 2198	11/01/78-11/01/79
	RLJ 2199	11/01/78-11/01/79
	881/WLG371	11/01/79-11/01/80
	881/WLH151	11/01/79-11/01/80
	881/WL2281	11/01/79-11/01/80
	881/ULL 1229	11/01/79-11/01/80
	WL 2291	11/01/79-11/01/80
	881/ULL1230	11/01/79-11/01/80
	WM-22014	11/01/80-11/01/81
	WM-23010	11/01/80-11/01/81
	WM 23011	11/01/80-11/01/81
	551/WMBB-500	11/01/80-11/01/81
	551/UMA0532	11/01/80-11/01/81
	WN-30081	11/01/81-11/01/82
	WN-31034	11/01/81-11/01/82
	UNA-0420	11/01/81-11/01/82
	551/WNBB 500	11/01/81-11/01/82
	551/WP-30053/4	11/01/82-11/01/83
	551/WP-31019	11/01/82-11/01/83
	WPBB-500	11/01/82-11/01/83
	UPA 0373	11/01/82-11/01/83
	551/WQCJ 100	11/01/83-11/01/84
	WQCJ 200	11/01/83-11/01/84
	551/UQA 0265	11/01/83-11/01/84
	551/WQCG 900	11/01/83-11/01/84
	834/EC 8425001	11/01/84-03/01/86
	834/EC 8427001	11/01/84-03/01/86
	834/EC 8430001	11/01/84-03/01/86
	834/EC 8400420	11/01/84-03/01/86
	834/EC 8400422	11/01/84-03/01/86

Unknown	Unknown	07/01/63-07/01/66

DISCLOSURE STATEMENT EXHIBIT O- 45

DISCLOSURE STATEMENT EXHIBIT P

Sample Ballots and Overview of Voting Instructions

DISCLOSURE STATEMENT EXHIBIT P

BALLOT INSTRUCTIONS

A step-by-step guide for completing the Class 4 and Class 6 ballots is provided on the following pages. Your ballot will contain additional instructions. Please review both sets of instructions carefully before completing your ballot.

If you have any questions about your ballot or need an additional ballot, please contact The Trumbull Group at 877-495-1982 or by email at dresser-kbr-prepack@trumbullbankruptcy.net.

DISCLOSURE STATEMENT EXHIBIT P-1

Class 4 Individual Ballot:    Use this ballot only if you (1) have an Asbestos Unsecured PI Trust Claim and (2) your attorney is not voting for you.

1.	Voting Instructions for Individuals with Asbestos Unsecured PI Trust Claims (who are not voting through their attorneys)

DISCLOSURE STATEMENT EXHIBIT P-2

Class 4 Master Ballot:    Use this ballot only if you are an attorney authorized to cast votes on behalf of your clients who have an Asbestos Unsecured PI Trust Claim.

2.	Voting Instructions for Attorneys Casting a Class 4 Master Ballot

Step 1: Include with your ballot an electronic database in Excel™ format, on either a 3.5" floppy disk or a CD-ROM, setting forth for each voting Claimant:

- the name of the Claimant;
- the social security number of the Claimant;
- the Claimant's asbestos-related disease category (if unsettled), the settlement category and settlement amount (if settled), or the amount of any judgment (if applicable);
- whether the Claim is against a Harbison-Walker Entity; and
- the Claimant's vote.

Step 2: If you are voting for Settled Asbestos PI Trust Claimants, complete the summary chart in Item 2.

Step 3: If you are voting for unsettled Claimants, complete the summary chart in Item 3.

Step 4: Please make certain that the number of Claimants included in the summaries in Items 2 and 3 match the number of Claimants identified in the Claimant list provided pursuant to Item 1. If there is a discrepancy, then only the votes of those Claimants identified in the claimant list will be counted.

Step 5: Sign and date your ballot, and return it to The Trumbull Group in the self-addressed, postage-prepaid envelope provided.

DISCLOSURE STATEMENT EXHIBIT P-3

Class 4 Indirect Ballot: Use this ballot only if you have an Indirect Asbestos PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity.

3.	Voting Instructions for Class 4 Ballot for Holders of an Indirect Asbestos PI Trust Claim

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA
PITTSBURGH DIVISION
MID-VALLEY, INC., et al.
Debtors.
Chapter 11
MAC Corporation
Settled Claimant
Ballot for Persons Voting Class 4 Indirect Asbestos PI Trust Claims
ACCEPT the Plan.
REJECT the Plan.

Step 1: Indicate in <u>Item 1</u>, by checking the appropriate box, whether you are voting to accept or reject the Plan.

Step 2: If your Indirect Asbestos PI Trust Claim is final and non contingent, then write the amount of the Claim in the space provided in <u>Item 2</u>.

Step 3: If your Claim is based, at least in part, on exposure to products for which a Harbison-Walker Entity is alleged to have legal responsibility, please check the Harbison-Walker box in <u>Item 3</u>.

Claimant Name:
Representative:
Tax I.D. Number:
Title:
Address:
Signature:
Date Completed:

Step 4: Sign and date your ballot, and return it to The Trumbull Group in the self-addressed, postage-prepaid envelope provided.

DISCLOSURE STATEMENT EXHIBIT P-4

Class 6 Individual Ballot:    Use this ballot only if you have a Silica Unsecured PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity and your attorney is not voting for you.

4.	Voting Instructions for Individuals with Silica Unsecured PI Trust Claims (who are not voting through their attorneys)

DISCLOSURE STATEMENT EXHIBIT P-5

Class 6 Master Ballot:    Use this ballot only if you are an attorney authorized to cast votes on behalf of clients with Silica Unsecured PI Trust Claims.

5.	Voting Instructions for Attorneys Casting a Class 6 Master Ballot

In re: MID-VALLEY, INC., et al. Debtors.[1] — Chapter 11

Master Ballot for Attorneys Voting Class 6 Unsecured Silica PI Trust Claims

Item 1. [illegible]

(a) the name of the Claimant;

(b) the social security number of the Claimant;

(c) the Claimant's silica-related disease category (if unsettled), the settlement category and settlement amount (if settled), or the amount of any judgment (if applicable);

(d) whether the Claim is against a Harbison-Walker Entity; and

(e) the Claimant's vote.

Item 2. [illegible]

Settlement Disease Description	Settlement Amount per Claimant	Claimants Accepting the Plan	Claimants Rejecting the Plan
Complex Silicosis			
Lung Cancer			
Simple Silicosis			

Step 1: Include with your ballot an electronic database in Excel™ format, on either a 3.5" floppy disk or a CD-ROM, setting forth for each voting claimant:

- the name of the Claimant;
- the social security number of the Claimant;
- the Claimant's Silica-related disease category (if unsettled), the settlement category and settlement amount (if settled), <u>or</u> the amount of any judgment (if applicable);
- whether the Claim is against a Harbison-Walker Entity; and
- the Claimant's vote.

Step 2: If you are voting for Settled Silica PI Trust Claimants, complete the summary chart in <u>Item 2</u>.

Item 3. [illegible]

TDP Disease Description	Applicable TDP Matrix	Number of Claimants Accepting the Plan	Number of Claimants Rejecting the Plan
Silicosis	Harbison-Walker		
	Non-Harbison-Walker		
Severe Silicosis	Harbison-Walker		
	Non-Harbison-Walker		
Lung Cancer	Harbison-Walker		
	Non-Harbison-Walker		
Complex Silicosis	Harbison-Walker		
	Non-Harbison-Walker		

Item 4. [illegible]

Overnight or Hand Deliveries | Mail | Facsimile

Attorney: ____ (Print or Type) Address: ____

On Behalf of: ____ (Name of Law Firm) ____ (City, State, and Zip Code)

Signature: ____ Date Completed: ____

State Bar No.: ____

Step 3: If you are voting for unsettled claimants, complete the summary chart in <u>Item 3</u>.

Step 4: Please make certain that the number of Claimants included in the summaries in Items 2 and 3 match the number of Claimants identified in the Claimant list provided pursuant to <u>Item 1</u>. If there is a discrepancy, then only the votes of those Claimants identified in the Claimant list will be counted.

Step 5: Sign and date your ballot, and return it to The Trumbull Group in the self-addressed, postage-prepaid envelope provided.

DISCLOSURE STATEMENT EXHIBIT P-6

Class 6 Indirect Ballot:    Use this ballot only if you have an Indirect Silica PI Trust Claim against a Halliburton Entity or a Harbison-Walker Entity.

6.	Voting Instructions for Class 6 Ballot for Holders of an Indirect Silica PI Trust Claim

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF PENNSYLVANIA
PITTSBURGH DIVISION
MID-VALLEY, INC., et al.
Chapter 11
MAC Corporation
ACCEPT the Plan.
REJECT the Plan.

Step 1: Indicate in Item 1, by checking the appropriate box, whether you are voting to accept or reject the Plan.

Step 2: If your Indirect Asbestos PI Trust Claim is final and non contingent, then write the amount of the Claim in the space provided in Item 2.

Step 3: If your Claim is based, at least in part, on exposure to products for which a Harbison-Walker Entity is alleged to have legal responsibility, please check the Harbison-Walker box in Item 3.

Claimant Name:
Tax I.D. Number:
Address:
Title:
Signature:
Date Completed:
Mail
Facsimile
Trumbull Bankruptcy Services

Step 4: Sign and date your ballot, and return it to The Trumbull Group in the self-addressed, postage-prepaid envelope provided.

DISCLOSURE STATEMENT EXHIBIT P-7